    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1995

                                                    REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                        THE CHASE MANHATTAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     6711                    13-2633613
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
       JURISDICTION               INDUSTRIAL             IDENTIFICATION NO.)
   OF INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

              One Chase Manhattan Plaza, New York, New York 10081
                                 (212) 552-2222
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

      DEBORAH L. DUNCAN            LESTER J. STEPHENS, JR.            ARJUN K. MATHRANI
   Executive Vice President         Senior Vice President        Executive Vice President and
        and Treasurer                   and Controller             Chief Financial Officer

                                RONALD C. MAYER
                                   Secretary
                        The Chase Manhattan Corporation
              One Chase Manhattan Plaza, New York, New York 10081
                                 (212) 552-2222
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

             ROBERT B. ADAMS, ESQ.                     MAUREEN SCANNELL BATEMAN, ESQ.
             Senior Vice President                             General Counsel
          and Deputy General Counsel                       U.S. Trust Corporation
        The Chase Manhattan Corporation                     114 West 47th Street
           One Chase Manhattan Plaza                      New York, New York 10035
           New York, New York 10081

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Upon the effective date of the merger described in this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                               ------------------

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------
                                                                               PROPOSED
                                                               PROPOSED        MAXIMUM
                                                AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
     TITLE OF EACH CLASS OF                     TO BE       OFFERING PRICE     OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED                REGISTERED      PER SHARE        PRICE(1)         FEE(2)
- -----------------------------------------------------------------------------------------------------------
COMMON STOCK, par value $2.00 per share and
  Junior Participating Preferred Stock                           Not
  Purchase Rights..........................    11,725,806     Applicable     $363,500,000     $19,026.62
- -----------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee pursuant to Section 6(b) of the Securities Act of 1933 and Rule 457 thereunder on the basis of the maximum aggregate consideration payable to stockholders of U.S. Trust Corporation pursuant to the Merger Agreement.

(2) In accordance with Rule 457(b) under the Securities Act of 1933, the filing fee paid pursuant to Section 14(g) of the Securities Exchange Act of 1934 and Rule 0-11 thereunder at the time of the filing of the Proxy Statement/ Prospectus contained in this Registration Statement as preliminary proxy materials of U.S. Trust Corporation has been credited to partially offset the registration fee that would otherwise be payable.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        THE CHASE MANHATTAN CORPORATION

        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                                                    CAPTION IN PROXY
                       ITEM OF FORM S-4                           STATEMENT/PROSPECTUS
      --------------------------------------------------  -------------------------------------
  1.  Forepart of Registration Statement and Outside
        Front Cover Page of Prospectus..................  Facing Page of the Registration
                                                            Statement; Cross-Reference Sheet;
                                                            Outside Front Cover of Proxy
                                                            Statement/Prospectus
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus......................................  Available Information; Incorporation
                                                          of Certain Information by Reference;
                                                            Table of Contents
  3.  Risk Factors, Ratio of Earnings to Fixed Charges,
        and Other Information...........................  Summary
  4.  Terms of the Transaction..........................  Summary; The Transactions; The
                                                          Merger; Description of Capital Stock
                                                            of Chase; Certain Federal Income
                                                            Tax Consequences; Comparison of
                                                            Certain Rights of Holders of Chase
                                                            Common Stock and UST Common Stock
  5.  Pro Forma Financial Information...................  Not Applicable
  6.  Material Contracts with the Company Being
        Acquired........................................  Summary; Relationship with Chase
  7.  Additional Information Required for Reoffering by
        Persons and Parties Deemed to be Underwriters...  Not Applicable
  8.  Interests of Named Experts and Counsel............  Validity of Chase Shares
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.....................................  Not Applicable
 10.  Information with Respect to S-3 Registrants.......  Summary; Available Information;
                                                            Incorporation of Certain
                                                            Information by Reference
 11.  Incorporation of Certain Information by
        Reference.......................................  Available Information; Incorporation
                                                          of Certain Information by Reference
 12.  Information with Respect to S-2 or S-3
        Registrants.....................................  Not Applicable
 13.  Incorporation of Certain Information by
        Reference.......................................  Not Applicable
 14.  Information with Respect to Registrants Other Than
        S-3 or S-2 Registrants..........................  Not Applicable
 15.  Information with Respect to S-3 Companies.........  Summary; Available Information;
                                                            Incorporation of Certain
                                                            Information by Reference
 16.  Information with Respect to S-2 or S-3
        Companies.......................................  Not Applicable
 17.  Information with Respect to Companies Other Than
        S-3 or S-2 Companies............................  Not Applicable
 18.  Information if Proxies, Consents or Authorizations
        are to be Solicited.............................  Outside Front Cover of Proxy
                                                            Statement/Prospectus; Available
                                                            Information; Incorporation of
                                                            Certain Information by Reference;
                                                            Summary; The Special Meeting;
                                                            Beneficial Ownership; Certain
                                                            Relationships and Related
                                                            Transactions
 19.  Information if Proxies, Consents or Authorizations
        are Not to be Solicited, or in an Exchange
        Offer...........................................  Not Applicable

                                [LETTERHEAD OF]
                             U.S. TRUST CORPORATION

                                                                February 9, 1995

To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of U.S. Trust Corporation ("UST"), which will be held at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York, on March 22, 1995, at 10:00 A.M., local time. Enclosed are a Notice of Special Meeting of Stockholders, a Proxy Statement-Prospectus and a Proxy relating to the Special Meeting.

     As we have previously announced, UST has agreed, subject to approval by UST's stockholders, to sell UST's securities processing businesses and related back office operations, including the assets and certain of the liabilities related thereto (collectively, the "Chase Acquired Business") to The Chase Manhattan Corporation ("Chase") in exchange for shares of Chase common stock, par value $2.00 per share ("Chase Common Stock"), to be distributed directly to UST stockholders in a tax-free transaction. Because the transaction is structured as a tax-free merger (the "Merger") between UST and Chase, all of the businesses, assets and liabilities of UST other than the Chase Acquired Business (collectively, the "Core Businesses"), which include UST's asset management, private banking, special fiduciary, corporate trust and other non-processing businesses, will be transferred to a newly organized holding company, New USTC Holdings Corporation ("Spinco"), and the stock of Spinco will be distributed to UST stockholders on a share-for-share basis prior to the Merger. Accordingly, UST stockholders will retain their equity interests in the Core Businesses in the form of stock in Spinco, which will assume the name "U.S. Trust Corporation" at the time of the transaction.

     At the Special Meeting you will be asked to consider and vote upon two proposals relating to the foregoing transactions which are described in the Proxy Statement-Prospectus: (i) to approve the distribution described in the Agreement and Plan of Distribution (the "Distribution Agreement") to be entered into among UST, Spinco, United States Trust Company of New York and New U.S. Trust Company of New York, whereby UST will spin off to its stockholders on a share-for-share basis in a non-taxable distribution (the "Distribution") all the shares of Spinco, which will own the Core Businesses at the time of the Distribution; and (ii) to authorize and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 18, 1994, between UST and Chase, whereby UST (which will then hold only the Chase Acquired Business) will be merged with and into Chase. In the Merger, holders of common stock of UST will receive for each share owned by them the number of shares of Chase Common Stock determined as provided in the Merger Agreement.

     The proposed Distribution and Merger are described in the accompanying Proxy Statement-Prospectus, the forepart of which contains a summary of the terms of the Merger and the Distribution and other information relating to the transaction. Appendix H to the Proxy Statement-Prospectus contains a description of the Core Businesses which will be spun off to UST stockholders in the Distribution and other information relating to Spinco.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF UST AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE DISTRIBUTION AND THE MERGER AGREEMENT AND RECOMMENDS THE APPROVAL OF THE DISTRIBUTION AND THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT BY UST STOCKHOLDERS.

     CS First Boston Corporation, UST's financial advisor in connection with the Merger, has rendered an opinion to the Board of Directors that, as of the date of this letter, the consideration to be received by UST stockholders in connection with the Merger is fair to such stockholders from a financial point of view.

     All stockholders are invited to attend the Special Meeting in person. Approval of the Distribution and authorization and adoption of the Merger Agreement require, in each case, the affirmative vote of two-thirds (or 66 2/3%) of the total number of shares entitled to be voted at the Special Meeting. Because of the significance of the proposed transaction to UST, your participation in the meeting, in person or by proxy, is especially important.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                          Sincerely,

                                          H. MARSHALL SCHWARZ
                                          Chairman and Chief Executive Officer

                             U.S. TRUST CORPORATION
                              114 WEST 47TH STREET
                               NEW YORK, NY 10036

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 22, 1995

     NOTICE HEREBY IS GIVEN that a Special Meeting of Stockholders of U.S. Trust Corporation, a New York corporation ("UST"), has been called by the Board of Directors of UST and will be held at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York, in the Auditorium on the first floor, at 10:00 A.M., local time on March 22, 1995, for the following purposes:

          1. To consider and vote upon a proposal (the "Distribution Proposal") to approve the distribution described in the Agreement and Plan of Distribution, to be entered into immediately prior to the Merger (as defined below), among UST, New USTC Holdings Corporation ("Spinco"), United States Trust Company of New York and New U.S. Trust Company of New York, pursuant to which, among other things, immediately prior to the Merger, UST will spin off to its stockholders on a share-for-share basis in a non-taxable distribution (the "Distribution") all the shares of Spinco, which will own at the time of the Distribution all the businesses, assets and liabilities of UST (collectively, the "Core Businesses") other than its securities processing business and related back office operations, including the assets and certain liabilities related thereto (collectively, the "Chase Acquired Business"), which will be acquired by The Chase Manhattan Corporation, a Delaware corporation ("Chase"), in the Merger, all as more fully described in the accompanying Proxy Statement-Prospectus, including the Appendices thereto.

          2. To consider and vote upon a proposal (the "Merger Proposal") to authorize and adopt the Agreement and Plan of Merger, dated as of November 18, 1994 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), between UST and Chase, pursuant to which, among other things, contingent upon and immediately following the Distribution, UST will be merged with and into Chase upon the terms and conditions contained in the Merger Agreement (the "Merger"), all as more fully described in the accompanying Proxy Statement-Prospectus, including the Appendices thereto.

          At the time the Merger becomes effective (the "Effective Time"), (i) UST (which will then hold only the Chase Acquired Business) will be merged with and into Chase, with Chase surviving the Merger, (ii) each share of UST common stock, par value $1.00 per share ("UST Common Stock"), outstanding immediately prior to the Effective Time (other than any shares of UST Common Stock owned by Chase or any wholly owned subsidiary of Chase or UST (other than in a fiduciary, custodial or similar capacity) and any shares held by UST stockholders who perfect, under New York law, their right to dissent to the Merger) will be converted into the right to receive the number of shares of Chase common stock, par value $2.00 per share, determined as provided in the Merger Agreement, and (iii) each share of UST Common Stock issued and outstanding immediately prior to the Effective Time and owned by UST as treasury stock and any shares of UST Common Stock owned by Chase or any wholly owned subsidiary of Chase or UST (other than in a fiduciary, custodial or similar capacity) will cease to be outstanding, will be canceled and retired without payment of any consideration therefor, and will cease to exist.

          3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Holders of shares of UST Common Stock will be entitled to dissenters' rights in connection with the Merger as provided in the Merger Agreement and as more fully described in the accompanying Proxy Statement-Prospectus.

     It is a condition to consummation of the Distribution that the Merger Agreement have been authorized and adopted by the UST stockholders, and it is a condition to consummation of the Merger that the Distribution have been approved by the UST stockholders.

     The Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement and the Distribution Agreement attached as Appendix A and Appendix B thereto, respectively) form a part of this Notice.

     Only holders of record of UST Common Stock at the close of business on February 1, 1995, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Distribution Proposal and authorization and adoption of the Merger Proposal each requires the affirmative vote of two-thirds (or 66 2/3%) of the total number of shares entitled to be voted at the Special Meeting.

                                          By Order of the Board of Directors,

                                          H. MARSHALL SCHWARZ
                                          Chairman and Chief Executive Officer
New York, New York
February 9, 1995

                               IMPORTANT NOTICES

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE.

     THE BOARD OF DIRECTORS OF U.S. TRUST CORPORATION RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE DISTRIBUTION AND TO AUTHORIZE AND ADOPT THE MERGER AGREEMENT.

     PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

                             U.S. TRUST CORPORATION
                                PROXY STATEMENT
             ------------------------------------------------------

                        THE CHASE MANHATTAN CORPORATION
                                   PROSPECTUS

     This Proxy Statement-Prospectus is being furnished to the stockholders of U.S. Trust Corporation, a New York corporation ("UST"), in connection with the solicitation of proxies by UST's Board of Directors (the "UST Board") from holders of outstanding shares of UST common stock, par value $1.00 per share ("UST Common Stock"), for use at the Special Meeting of Stockholders of UST to be held on March 22, 1995, and at any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, UST stockholders will be asked to consider and vote upon (i) a proposal (the "Distribution Proposal") to approve the distribution described in the Agreement and Plan of Distribution to be entered into immediately prior to the Merger (as defined below), among UST, New USTC Holdings Corporation, a New York corporation and a wholly owned subsidiary of UST ("Spinco"), United States Trust Company of New York and New U.S. Trust Company of New York, the form of which is attached as Appendix B to this Proxy Statement-Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Distribution Agreement"), whereby UST will spin off to its stockholders on a share-for-share basis, in a non-taxable distribution (the "Distribution"), all the then-outstanding shares of Spinco, which will own at the time of the Distribution all the businesses, assets and liabilities of UST other than its securities processing business and related back office operations (including the assets and certain liabilities related thereto); and (ii) a proposal (the "Merger Proposal") to authorize and adopt the Agreement and Plan of Merger, dated as of November 18, 1994, between UST and The Chase Manhattan Corporation, a Delaware corporation ("Chase"), which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"). The Merger Agreement provides, subject to the satisfaction or waiver of certain conditions, that (i) UST will effect the Distribution pursuant to the Distribution Agreement and (ii) UST will immediately thereafter be merged with and into Chase (the "Merger"), with Chase surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). At the time the Merger becomes effective (the "Effective Time"), each share of UST Common Stock outstanding immediately prior to the Effective Time (other than any shares of UST Common Stock owned by Chase or any wholly owned subsidiary of Chase or UST (other than in a fiduciary, custodial or similar capacity) and any shares held by UST stockholders who perfect, under New York law, their right to dissent to the Merger) will be converted into the right to receive the number of shares of Chase common stock, par value $2.00 per share ("Chase Common Stock"), equal to
(a) $363,500,000 divided by (b) the product of (i) the greater of (A) the amount representing the 10-day average of the daily average of the high and low sale prices for Chase Common Stock on each of the 10 trading days immediately preceding the last business day before the date on which the Effective Time occurs (the "Closing Date") and (B) $31.00, multiplied by (ii) the number of shares of UST Common Stock outstanding immediately prior to the Effective Time. The maximum number of shares of Chase Common Stock which may be issued to UST Stockholders in the Merger is 11,725,806 shares. If the market value of Chase Common Stock on the Closing Date is less than the greater of the Average Value of Chase Common Stock (as defined below) and $31.00, then the value on the Closing Date of the aggregate consideration received by UST stockholders in the Merger will be less than $363,500,000.

     UST has agreed to pay Chase a termination payment in the event the Merger Agreement is terminated for certain specified reasons, including the failure of UST stockholders to approve the Distribution or to authorize and adopt the Merger Agreement. See "Summary -- The Transactions -- The Merger".

     This Proxy Statement-Prospectus is first being mailed to UST stockholders on or about February 13, 1995.

     This Proxy Statement-Prospectus also constitutes the Prospectus of Chase under the Securities Act of 1933, as amended, for the public offering of up to 11,725,806 shares of Chase Common Stock to be received by UST stockholders in the Merger. This Prospectus does not cover resales of such stock, and no person is authorized to use this Prospectus in connection with any such resale.
                            ------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS HAVE
 NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO
     THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
        The date of this Proxy Statement-Prospectus is February 9, 1995

                             AVAILABLE INFORMATION

     UST and Chase are (and, prior to the Distribution, Spinco will be) subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file (and, in the case of Spinco, will file) reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by UST and Chase (and when filed, by Spinco) with the Commission can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048; and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Chase may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and reports, proxy statements and other information concerning UST (and when filed, Spinco) may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

     Chase has filed a Registration Statement on Form S-4 (including exhibits and amendments thereto, the "Chase Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering shares of Chase Common Stock issuable in the Merger. This Proxy Statement-Prospectus constitutes both the Proxy Statement of UST relating to the solicitation of proxies for use at the Special Meeting and the Prospectus of Chase filed as part of the Chase Registration Statement.

     This Proxy Statement-Prospectus does not contain all of the information set forth in the Chase Registration Statement covering the securities offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to Chase and the securities offered hereby. Statements contained herein concerning any documents which are filed as exhibits to the Chase Registration Statement are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as such exhibits. Each such statement is qualified in its entirety by such reference. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form 10 (the "Form 10") filed by Spinco with the Commission in connection with the Distribution. Certain important information relating to the Distribution is set forth in the Information Statement filed as a part of the Form 10, which Information Statement is a part of this Proxy Statement-Prospectus and is attached as Appendix H hereto (the "Information Statement"). See "Additional Information" in the Information Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATED TO CHASE, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE CHASE MANHATTAN CORPORATION, 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK 10081, ATTENTION: OFFICE OF THE SECRETARY. TELEPHONE REQUESTS MAY BE DIRECTED TO THE OFFICE OF THE SECRETARY AT (212) 552-6511. DOCUMENTS RELATING TO UST, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO U.S. TRUST CORPORATION, OFFICE OF THE SECRETARY, 114 WEST 47TH STREET, NEW YORK, NEW YORK 10036. TELEPHONE REQUESTS MAY BE DIRECTED TO CAROL STRICKLAND, SECRETARY OF UST, AT (212) 852-1330. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN MARCH 3, 1995.

     The following documents filed with the Commission by UST (File No. 0-8709) are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended on Form 10-K/A dated August 19, 1994, including the portions of the U.S. Trust Corporation 1993 Annual Report incorporated therein ("UST's 1993 Annual Report on Form 10-K"); (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 ("UST's

Quarterly Reports on Form 10-Q") and (c) Current Reports on Form 8-K dated November 17, 1994, November 18, 1994 and December 23, 1994.

     The following documents filed with the Commission by Chase (File No. 1-5945) are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1993, including the portions of The Chase Manhattan Corporation 1993 Annual Report incorporated therein; (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; (c) Current Reports on Form 8-K dated January 18, 1994, January 20, 1994, April 18, 1994, April 29, 1994, May 18, 1994, July 18, 1994,
August 3, 1994, August 3, 1994, August 11, 1994, October 18, 1994, November 18, 1994, December 7, 1994, December 14, 1994, January 17, 1995, January 17, 1995
and January 26, 1995; (d) pages 1 through 4 and 7 through 19 (excluding the sections entitled "Compensation Committee Report on Executive Compensation", "Performance Graph", "Approval of Auditors" and "1994 Long-Term Incentive Plan") of the Proxy Statement dated March 11, 1994; (e) the description of Chase Common Stock contained in Chase's registration statement on Form 10 filed April 11, 1969, as amended by amendments thereto on Form 8 filed on June 20, 1969, April 8, 1988, May 17, 1990 and April 19, 1993, including any amendment or report filed for the purpose of updating such description prior to the Special Meeting (the "Chase Form 10"); and (f) the description of the Chase Junior Participating Preferred Stock Purchase Rights contained in Chase's Form 8-A filed on February 17, 1989, including any amendment or reports filed for the purpose of updating such description prior to the Special Meeting (the "Chase Form 8-A").

     All documents filed by UST or Chase pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS RELATING TO UST OR SPINCO HAS BEEN SUPPLIED BY UST, AND ALL INFORMATION RELATING TO CHASE HAS BEEN SUPPLIED BY CHASE.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF UST OR CHASE CONCERNING THE MATTERS BEING CONSIDERED AT THE SPECIAL MEETING IF NOT CONTAINED IN OR APPENDED TO THIS PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UST OR CHASE SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.............................     2
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.......................................     2
SUMMARY...........................................     5
  The Companies...................................     5
  The Transactions................................     6
  Certain Regulatory Approvals....................    10
  Interests of Certain Persons in the
    Transactions..................................    10
  The Special Meeting.............................    10
  Certain Federal Income Tax Consequences.........    11
  Comparison of Certain Rights of Holders of Chase
    Common Stock and UST Common Stock.............    11
  Relationship with Chase.........................    11
  Special Factors.................................    11
  Comparative Per Share Market Information........    12
  Comparative Per Share Data......................    13
  Selected Historical Financial Information.......    14
  Recent Developments.............................    16
THE SPECIAL MEETING...............................    23
  General.........................................    23
  Record Date.....................................    23
  Vote Required...................................    23
  Voting and Revocation of Proxies................    24
  Solicitation of Proxies.........................    24
  Dissenters' Rights..............................    24
THE TRANSACTIONS..................................    24
THE COMPANIES.....................................    28
  UST.............................................    28
  Chase...........................................    28
THE MERGER........................................    29
  Background of the Merger........................    29
  UST's Reasons for the Merger; Recommendation of
    the UST Board.................................    31
  Opinion of the Financial Advisor to the UST
    Board.........................................    32
  Chase's Reasons for the Merger..................    35
  Terms of the Merger.............................    35
  Effective Time; Closing.........................    37
  Exchange of Certificates in the Merger..........    37
  Representations and Warranties..................    37
  Conduct of Business Prior to the Effective Time;
    Certain Covenants.............................    38
  Certain Regulatory Approvals....................    42
  Stock Exchange Listing..........................    42
  Conditions......................................    43
  Termination; Amendment and Waiver...............    46
  Expenses........................................    47
  Accounting Treatment............................    47
  Interests of Certain Persons in the
    Transactions..................................    47
  Resales of Chase Common Stock Issued in the
    Merger; Affiliates............................    50
  Dissenters' Rights..............................    50
THE DISTRIBUTION..................................    52
  Background of and Reasons for the
    Distribution..................................    52
  Terms of the Contribution Agreement.............    53
  Terms of the Distribution Agreement.............    56
  Terms of Post Closing Covenants Agreement.......    58
  Terms of the Tax Allocation Agreement...........    61
EFFECT OF TRANSACTIONS ON UST EMPLOYEES AND UST
  BENEFIT PLANS...................................    61
  Transfer of Employment..........................    61
  Transfer of Plans...............................    62
  Retained Plans..................................    62
  Severance Arrangements..........................    63
  Transition Bonus Program........................    64
RELATIONSHIP WITH CHASE...........................    65
  Post Closing Covenants Agreement; Tax Allocation
    Agreement.....................................    65
  Services Agreement..............................    65
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........    66
  Consequences of the Distribution................    66
  Consequences of the Merger......................    67
DESCRIPTION OF CAPITAL STOCK OF CHASE.............    68
  Chase Common Stock..............................    68
  Chase Preferred Stock...........................    69
  Description of Chase Rights Plan................    69
COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CHASE
  COMMON STOCK AND UST COMMON STOCK...............    70
  Size and Classification of the Board of
    Directors.....................................    71
  Stockholder Nominations.........................    71
  Duties of Directors.............................    71
  Removal of Directors............................    71
  Newly Created Directorships and Vacancies.......    72
  Limitation on Directors' Liability..............    72
  Indemnification of Directors and Officers.......    73
  Issuance of Rights or Options to Purchase Shares
    to Directors, Officers and Employees..........    74
  Loans to Directors..............................    74
  Dividends.......................................    74
  Action by Stockholders Through Written
    Consent.......................................    74
  Special Meetings................................    75
  Cumulative Voting...............................    75
  Necessary Vote to Effect Merger (Not Involving
    Interested Stockholder).......................    75
  Business Combinations Involving Interested
    Stockholders..................................    75
  Appraisal Rights; Dissenters' Rights............    76
  Redeemable Shares...............................    77
  Selective Repurchase of Company Stock...........    77
  Warrants or Options.............................    77
  Preemptive Rights...............................    78
  Amendment of Certificate of Incorporation.......    78
  Amendment of Bylaws.............................    79
EXPERTS...........................................    79
VALIDITY OF CHASE SHARES..........................    79
BENEFICIAL OWNERSHIP..............................    80
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....    82
OTHER BUSINESS....................................    82
STOCKHOLDER PROPOSALS.............................    82
INDEX OF DEFINED TERMS............................    83
Appendix A  Agreement and Plan of Merger
Appendix B  Agreement and Plan of Distribution
Appendix C  Contribution and Assumption Agreement
Appendix D  Post Closing Covenants Agreement
Appendix E  Tax Allocation Agreement
Appendix F  Opinion of Financial Advisor to the
            UST Board
Appendix G  Sections 910 and 623 of the New York
            Business Corporation Law
Appendix H  Information Statement Relating to New
            USTC Holdings Corporation and the
            Distribution

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by the more detailed information included elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

     All information concerning UST and Spinco included in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference has been furnished by UST, and all information concerning Chase included in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference has been furnished by Chase. AN INDEX OF DEFINED TERMS USED HEREIN IS INCLUDED AT PAGE 83 OF THIS PROXY STATEMENT-PROSPECTUS.

THE COMPANIES

     UST

     UST was incorporated in New York in 1977 and became a bank holding company in 1978. United States Trust Company of New York, a New York bank and trust company ("USTNY"), UST's principal subsidiary, was created as a trust company by Special Act of the New York Legislature in 1853. UST, through USTNY and its other subsidiaries, provides financial services to individuals and institutions. UST conducts five principal businesses: asset management, private banking, special fiduciary, corporate trust and securities processing. The assets and certain liabilities relating to UST's securities processing business and related back office operations, including certain subsidiaries conducting such business and operations (collectively, the "Chase Acquired Business"), will constitute all the businesses, assets and liabilities of UST at the Effective Time. See "The Distribution". Immediately prior to the time the Distribution is effected (the "Time of Distribution"), all of UST's other businesses, assets and liabilities (collectively, the "Core Businesses"), which include UST's asset management, private banking, special fiduciary, corporate trust and other non-processing businesses, will be transferred to Spinco. At September 30, 1994, UST and its consolidated subsidiaries had total assets of approximately $4.0 billion, total deposits of approximately $2.4 billion and shareholders' equity of approximately $239.6 million. For the nine months ended September 30, 1994, the Chase Acquired Business accounted for approximately $113.9 million, or 37%, of UST's consolidated revenues.

     UST's principal executive office is located at 114 West 47th Street, New York, New York 10036 and its telephone number at such office is (212) 852-1000.

     Chase

     Chase is a bank holding company that was incorporated in Delaware in 1969 and whose principal subsidiary is The Chase Manhattan Bank (National Association), a national banking association ("CMB"). In addition to CMB, Chase holds investments in other subsidiaries that provide a variety of financial services, including commercial and consumer financing, investment banking, securities trading and investment advisory services. Chase's primary strategy is that of a global bank with a diversified domestic base serving three interrelated franchises: global financial services, domestic consumer products and regional banking in the northeastern United States. Over the last few years, Chase has focused its business and marketing efforts on two types of customers -- retail (individuals and small and medium-sized businesses) and wholesale (primarily large corporations and institutions). At September 30, 1994, Chase and its consolidated subsidiaries had total assets of approximately $117.1 billion, total deposits of approximately $68.9 billion and shareholders' equity of approximately $8.4 billion.

     Chase's principal executive office is located at 1 Chase Manhattan Plaza, New York, New York 10081 and its telephone number at such office is (212) 552-2222.

     Additional Information

     To obtain additional information regarding the businesses of UST and Chase, see "Available Information", "Incorporation of Certain Information by Reference" and "The Companies". For information regarding Spinco, see the Information Statement attached as Appendix H hereto.

THE TRANSACTIONS

     Pursuant to the transactions described in this Proxy Statement-Prospectus, Chase will acquire the Chase Acquired Business. The Chase Acquired Business consists of UST's securities processing business and related back office operations, including the assets and certain of the liabilities related thereto. UST's securities processing business (the "Processing Business") consists of the businesses, assets and certain liabilities related to (i) the unit investment trust business of USTNY and its affiliates, which includes, among other things, acting as trustee for "unit investment trusts" (as such term is defined in the Investment Company Act of 1940, as amended), maintaining custody of securities and investments for unit trusts and providing other processing support to unit trusts, (ii) the mutual funds services business of UST and its subsidiaries, which includes, among other things, providing domestic and global custody, transfer agency and other administrative services to registered investment companies and (iii) the institutional asset services business of USTNY and its affiliates, which includes, among other things, master trust and custody services, securities lending services, rabbi trust services and certain money management services. UST's related back office operations (the "Related Back Office") consists of the businesses, assets and certain liabilities related to USTNY's Computer Services Division and Securities Services and Trust Operations Division.

     The proposals to be submitted to UST stockholders at the Special Meeting relate to the sale by UST to Chase of the Processing Business and the Related Back Office (which together constitute the Chase Acquired Business). Such sale will be effected pursuant to the Merger, whereby UST will be merged with and into Chase, and UST stockholders will receive shares of Chase Common Stock in exchange for their shares of UST Common Stock. Immediately prior to the Merger, the Core Businesses will be transferred to Spinco and subsidiaries of Spinco, and all the then outstanding shares of Spinco will be distributed to the then current UST stockholders in the Distribution on the basis of one share of Spinco common stock, par value $1.00 per share ("Spinco Common Stock"), for each share of UST Common Stock. See "The Distribution". At the Time of Distribution, Spinco will assume the name "U.S. Trust Corporation" and its principal subsidiary, New U.S. Trust Company of New York, a recently organized entity that at the Time of Distribution will be a New York bank and trust company ("New Trustco"), will assume the name "United States Trust Company of New York". Accordingly, UST stockholders immediately prior to the Merger will retain their equity interests in the Core Businesses in the form of stock in Spinco, which will acquire the Core Businesses prior to the Distribution.

     The Merger

     General. If the Merger Agreement is authorized and adopted by the UST stockholders and the other conditions to the Merger are satisfied or waived, at the Effective Time UST (which will then hold only the Chase Acquired Business) will be merged with and into Chase, with Chase as the Surviving Corporation, and the separate corporate existence of UST will cease.

     Pursuant to the Merger Agreement, at the Effective Time each issued and outstanding share of UST Common Stock (other than any shares of UST Common Stock owned by Chase or any wholly owned subsidiary of Chase or UST (other than in a fiduciary, custodial or similar capacity) and any shares of UST Common Stock owned by Dissenting Holders (as defined under "The Merger -- Dissenters' Rights" below)) will be converted into the right to receive the number (rounded to the nearest one-thousandth) (the "Conversion Number") of fully paid and nonassessable shares of Chase Common Stock equal to (a) $363,500,000, divided by
(b) the product of (i) the greater of (A) the Average Value of Chase Common Stock or (B) $31.00, multiplied by (ii) the number of shares of UST Common Stock outstanding immediately prior to the Effective Time. The term "Average Value of Chase Common Stock" means the amount representing the 10-day average of the daily average of the high and low sale prices for Chase Common Stock reported on the New York Stock Exchange Composite Transaction Tape (the "NYSE Tape"), as reprinted in The Wall Street Journal, Eastern Edition, on each of the 10 trading days immediately preceding the last business day before the Closing Date. If the Average Value of Chase Common Stock is $31.00 or less per share, then an aggregate of 11,725,806 shares of Chase Common Stock will be issued in the Merger. Moreover, if the market value of Chase Common Stock on the Closing Date is less than the greater of the Average Value of Chase Common Stock and $31.00, as applicable, then the value on the Closing Date of the aggregate consideration received by UST stockholders in the Merger will be less than $363,500,000. The number of shares of Chase Common Stock to be issued in the Merger will be determined as of the Closing Date, which date will be after the date of the Special Meeting.

     For example, if the Average Value of Chase Common Stock were $34.375, the Conversion Number (assuming 9,622,000 shares of UST Common Stock were outstanding immediately prior to the Effective Time) would be 1.099 shares of Chase Common Stock per share of UST Common Stock. If the Average Value of Chase Common Stock were $31.00 or less, the Conversion Number (assuming 9,622,000 shares of UST Common Stock were outstanding immediately prior to the Effective
Time) would be 1.219 shares of Chase Common Stock per share of UST Common Stock.

     So long as the Average Value of Chase Common Stock is equal to or greater than $31.00, if the market value of Chase Common Stock on the Closing Date is equal to such Average Value of Chase Common Stock, the value received by UST stockholders in the Merger will be $37.78 per share of UST Common Stock (assuming 9,622,000 shares of UST Common Stock are outstanding immediately prior to the Effective Time). If the Average Value of Chase Common Stock is less than $31.00, UST stockholders will receive 1.219 shares of Chase Common Stock per share of UST Common Stock. The actual value on the Closing Date of the Chase Common Stock received by UST stockholders will be equal to (i) the number of shares of Chase Common Stock issued in the Merger multiplied by (ii) the market value of Chase Common Stock on the Closing Date.

     Under the terms of the Merger Agreement, UST does not have the right to decline to consummate the Merger solely because the Average Value of Chase Common Stock or the market value of Chase Common Stock immediately prior to the Effective Time is substantially less than $31.00. Therefore, if the Merger is authorized and all other conditions to the Merger are satisfied or waived on or prior to the Effective Time, UST stockholders will assume the risk of a decline in Chase Common Stock below $31.00 per share from and after the date of the Special Meeting. See "The Merger -- Conditions -- Conditions of Obligations of UST".

     As of the Record Date (as defined below), 9,489,309 shares of UST Common Stock were outstanding. The number of shares of UST Common Stock outstanding at the Effective Time is subject to change as a result of the exercise of stock options and the issuance of shares of UST Common Stock, if any, in connection with any acquisition completed by UST prior to the Closing Date. UST has no present plan to make any acquisitions in which UST Common Stock would be issued. See "The Merger -- Conduct of Business Prior to the Effective Time". Neither UST nor Chase intends to acquire any shares of UST Common Stock prior to the Effective Time.

     Fractional Shares. No fractional shares of Chase Common Stock will be issued in the Merger. The Merger Agreement provides that each UST stockholder who otherwise would have been entitled to receive a fractional share of Chase Common Stock will be entitled to receive, in lieu thereof, an amount in cash equal to such fraction multiplied by the average of the high and low sale prices for Chase Common Stock on the business day immediately preceding the Closing Date, as reported on the NYSE Tape.

     Effective Time. The Merger will become effective and the Effective Time will occur upon the filing of a certificate of merger by the Department of State of New York and with the Secretary of State of Delaware, or at such time thereafter as is provided in such certificate of merger. See "The
Merger -- Effective Time; Closing".

     Distribution of Merger Consideration; Exchange of Share Certificates. At or immediately after the Closing Date, Chase will send each UST stockholder a letter (a "Letter of Instruction") notifying them of the consummation of the Merger and setting forth instructions for the surrender of certificates that before the Effective Time represented UST Common Stock. Promptly after receipt by Chase's exchange agent of certificates surrendered in accordance with the instructions set forth in the Letter of Instruction, the exchange agent will distribute to the UST stockholder entitled thereto the certificates representing shares of Chase Common Stock and a check in lieu of fractional shares into which the UST Common Stock represented by the surrendered certificate were converted in the Merger. UST STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES REPRESENTING OUTSTANDING SHARES OF UST COMMON STOCK FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF INSTRUCTION FROM CHASE. See "The
Merger -- Exchange of Certificates in the Merger".

     Stock Exchange Listing. Chase has agreed in the Merger Agreement to use its best efforts to cause the shares of Chase Common Stock issued in the Merger to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Effective Time. Such approval for listing is a condition to each of UST's and Chase's obligation to consummate the Merger. See "The Merger -- Stock Exchange Listing" and
"-- Conditions -- Conditions to Each Party's Obligation to Effect the Merger".

     Conditions. The Merger Agreement provides that the respective obligations of the parties to effect the Merger are subject to certain conditions, including the approval of each of the Merger and the Distribution by UST stockholders, consummation of the Distribution, receipt of certain regulatory approvals and receipt of a private letter ruling (the "Private Letter Ruling") from the Internal Revenue Service (the "Service") with respect to the tax-free nature of the transactions involved in the Distribution. The Merger Agreement provides that the obligation of each of Chase and UST to effect the Merger is conditioned upon the absence, since September 30, 1994, of certain material adverse changes. In the case of Chase, such obligation is conditioned upon the absence of any material adverse change to the business, properties, assets, results of operation or financial condition of MF Service Company or the Chase Acquired Business, each taken as a whole, and in the case of UST, such obligation is conditioned upon the absence of any such change in Chase and its subsidiaries taken as a whole. Adverse changes resulting from general economic or market conditions do not constitute a material adverse change. Therefore, a general decline in financial markets resulting in a substantial decline in the market value of Chase Common Stock would not, in and of itself, constitute a material adverse change. The determination of whether a material adverse change has occurred, or is the result of general economic or market conditions or otherwise, is dependent upon specific facts and circumstances. The Merger Agreement does not provide that UST can decline to consummate the Merger solely because the Average Value of Chase Common Stock or the market value of Chase Common Stock immediately prior to the Effective Time is substantially less than $31.00. See "The Merger -- Conditions".

     Termination; Termination Payment. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after authorization of the Merger and the Merger Agreement by UST stockholders: (a) by mutual written consent of Chase and UST or (b) by either Chase or UST (i) if, upon a vote at a duly held UST stockholders' meeting or any adjournment thereof, any required approval of UST stockholders is not obtained, (ii) if the Merger has not been consummated on or before November 18, 1995, unless the failure to consummate the Merger is the result of a wilful and material breach of such agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof (but in no event for more than an additional 90 days) during which any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the UST stockholders' meeting, or (iii) if any governmental entity has issued an order, decree or filing or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable. See "The
Merger -- Termination; Amendment and Waiver".

     The Merger Agreement provides that after the date of this Proxy Statement-Prospectus, upon termination of the Merger Agreement for any reason other than by reason of the failure to satisfy certain conditions set forth therein or due to a permanent injunction issued at the instance of the United States Department of Justice, or otherwise due to any default on the part of Chase or the failure of Chase to obtain all requisite approvals, UST will pay to Chase, as liquidated damages, and not a penalty, the sum of $7.5 million. Such $7.5 million termination payment will be payable in the event the UST stockholders fail to approve the Distribution or to authorize and adopt the Merger Agreement.

     Recommendation of the UST Board. The UST Board has determined the Merger to be fair to and in the best interests of UST and its stockholders. THE UST BOARD HAS APPROVED THE DISTRIBUTION AND THE MERGER AGREEMENT AND RECOMMENDS THE APPROVAL OF THE DISTRIBUTION AND THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT BY UST STOCKHOLDERS.

     The conclusion of the UST Board with respect to the Merger is based upon a number of factors. See "The Merger -- Background of the Merger", "-- UST's Reasons for the Merger; Recommendation of the UST Board" and "-- Opinion of the Financial Advisor to the UST Board".

     Opinion of the Financial Advisor to the UST Board. CS First Boston Corporation ("CS First Boston"), UST's financial advisor, has delivered to the UST Board its written opinions that, as of November 17, 1994, and as of the date of this Proxy Statement-Prospectus, the consideration to be received by UST stockholders in connection with the Merger is fair to such stockholders from a financial point of view. The full text of the CS First Boston opinion dated the date hereof, which is substantially identical to the opinion delivered to the UST Board on November 17, 1994, and sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix F to this Proxy Statement-Prospectus. UST stockholders are urged to read the CS First Boston opinion in its entirety. UST has agreed to pay CS First Boston a fee in connection with its services, the amount of which is contingent upon the consummation of the Merger. See "The Merger -- Opinion of the Financial Advisor to the UST Board".

     Dissenters' Rights. Each holder of UST Common Stock who files a written objection to the Merger with UST prior to the stockholder vote on the Merger Proposal, and who does not vote in favor of the Merger, is entitled to the rights and remedies of dissenting stockholders upon complying with the procedures set forth in Sections 910 and 623 of the New York Business Corporation Law (the "NYBCL"), a copy of each of which is attached as Appendix G hereto. Returning a signed proxy without indicating any voting instructions will result in such proxy being voted for the Distribution Proposal and the Merger Proposal and, as a result, cause such UST stockholder to lose his or her right to dissent. See "The Merger -- Dissenters' Rights" and Appendix G to this Proxy Statement-Prospectus. The receipt of cash by a dissenting stockholder will be a taxable event for Federal income tax purposes.

     Chase will not be obligated to proceed with the Merger if, as of the date on which the Effective Time would otherwise occur, more than 5% of the outstanding shares of UST are held by UST stockholders who have perfected, under New York law, their right to dissent to the Merger. Chase stockholders in their capacity as such are not entitled to dissenter's rights in connection with the Merger.

     Accounting Treatment. The Merger will be accounted for by Chase as a "purchase" for financial accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair values of assets acquired and liabilities assumed. Such allocations will be made based upon valuations and other studies that have not been finalized. The excess of the purchase price over the amounts so allocated will be allocated to goodwill. See "The Merger -- Accounting Treatment".

     The Distribution

     The Contribution and Assumption Agreement to be entered into between USTNY and New Trustco prior to the Time of Distribution, the form of which is attached as Appendix C to this Proxy Statement-Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Contribution Agreement"), together with the Distribution Agreement, provides for a series of asset and stock transfers and liability assumptions between and among UST, Spinco and certain of UST's subsidiaries prior to the Distribution (the "Internal Reorganization"). The purpose and effect of the Internal Reorganization is to separate the Core Businesses, which are not being acquired by Chase in the Merger, from the Chase Acquired Business and to transfer the Core Businesses to Spinco prior to the Time of Distribution. Accordingly, the Chase Acquired Business will constitute all the businesses, assets and liabilities of UST at the Effective Time. See "The Distribution". UST's stockholders are being asked to vote on the Distribution and the Merger only, and are not being asked to vote on the Internal Reorganization. In the event the UST stockholders do not approve the Distribution and authorize the Merger, or the Merger Agreement is otherwise terminated, UST nonetheless intends, subject to regulatory and other approvals, to effect the Internal Reorganization. See "The Distribution -- Background of the Distribution".

     The Distribution Agreement provides that prior to the Time of Distribution, UST will cause Spinco to amend its certificate of incorporation to, among other things, authorize 40,000,000 shares of Spinco Common Stock. See "The Distribution".

     The Distribution will be effected by the distribution to each holder of record of UST Common Stock, as of the close of the stock transfer books on the record date for the Distribution (the "Distribution Record Date"), of certificates representing one share of Spinco Common Stock with respect to each share of UST Common Stock held by such holder. See "The Distribution -- Terms of the Distribution Agreement".

CERTAIN REGULATORY APPROVALS

     The regulatory approvals and consents necessary to consummate the Merger, the Distribution and certain related transactions include the approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision and the New York State Banking Board. Each of Chase, UST and Spinco expect to file applications with the applicable regulatory authorities during February 1995. There can be no assurance that the requisite regulatory approvals will be obtained at all or in a timely manner to permit consummation of the Merger. The Merger Agreement may be terminated by UST or Chase if all requisite regulatory approvals have not been obtained, and all applicable waiting periods have not expired, by November 18, 1995. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that other regulatory bodies will not challenge the Merger or, if such a challenge is made, as to the result thereof. See "The Merger -- Certain Regulatory Approvals" and "-- Conditions".

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering the recommendation of the UST Board, UST stockholders should be aware that certain members of UST's management and the UST Board have certain interests in the Merger and the Distribution that are in addition to the interests of UST stockholders generally. These interests include certain payments to be received in respect of UST stock options granted prior to the date of the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Transactions" and "Effect of Transactions on UST Employees and UST Benefit Plans". See also "Management -- Treatment of UST Options" in the Information Statement attached as Appendix H hereto.

THE SPECIAL MEETING

     Time, Place and Date

     The Special Meeting will be held at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York, in the Auditorium on the first floor, on March 22, 1995, at 10:00 A.M., local time.

     Purpose of Special Meeting

     At the Special Meeting, holders of shares of UST Common Stock at the close of business on the Record Date (as defined below) will be asked (i) to consider and vote upon the Distribution Proposal, (ii) to consider and vote upon the Merger Proposal and (iii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Record Date; Stockholders Entitled to Vote; Vote Required

     The UST Board has fixed the close of business on February 1, 1995, as the record date (the "Record Date") for the determination of the holders of UST Common Stock entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

     As of the Record Date, directors and executive officers of UST owned beneficially an aggregate of 792,431 shares of UST Common Stock (including shares issuable upon the exercise of stock options which are currently exercisable or which become exercisable within 60 days), or approximately 7.93% of the shares of UST Common Stock outstanding on such date. See "The Special Meeting -- Vote Required".

     As of the Record Date, 9,489,309 shares of UST Common Stock were outstanding. Each share of UST Common Stock outstanding on the Record Date will be entitled to one vote upon each matter properly submitted at the Special Meeting. Approval of the Distribution and the authorization and adoption of the Merger Agreement require, in each case, the affirmative vote of two-thirds (or 66 2/3%) of the total number of shares entitled to be voted at the Special Meeting.

     It is a condition to consummation of the Distribution that the Merger Agreement have been authorized and adopted by the UST stockholders, and it is a condition to consummation of the Merger that the Distribution have been approved by the UST stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     UST has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Distribution will qualify as a tax-free spin-off to UST and its stockholders under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that certain asset transfers involved in the Internal Reorganization will not be taxable transactions. Receipt of the Private Letter Ruling with respect to the matters described above is a condition to the respective obligations of UST and Chase to consummate the Merger. It is expected that the Merger will qualify as a tax-free transaction to UST and its stockholders. Receipt of opinions of counsel to that effect is a condition to the respective obligations of UST and Chase to consummate the Merger. See "The Merger -- Conditions" and "Certain Federal Income Tax Consequences".

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CHASE COMMON STOCK AND UST COMMON
STOCK

     See "Comparison of Certain Rights of Holders of Chase Common Stock and UST Common Stock" for a summary of certain significant differences between the rights of holders of Chase Common Stock and UST Common Stock.

RELATIONSHIP WITH CHASE

     In connection with the Distribution, Chase, UST, USTNY, Spinco and New Trustco will enter into the Post Closing Covenants Agreement, the form of which is attached as Appendix C to this Proxy Statement-Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the "Post Closing Covenants Agreement"). In the Post Closing Covenants Agreement, Chase, UST and USTNY, on the one hand, and Spinco and New Trustco, on the other hand, will agree to certain indemnification provisions arising primarily from the conduct of the Chase Acquired Business. Spinco also will agree to abide by certain noncompetition provisions relating to competing with Chase in the securities processing business. In addition, at the Time of Distribution, New Trustco will enter into a services agreement (the "Services Agreement") pursuant to which, after the Distribution, CMB will furnish necessary securities processing, custodial and other services to New Trustco and its affiliates. See "The Merger -- Terms of the Post Closing Covenants Agreement" and "Relationship with Chase".

SPECIAL FACTORS

     After the Merger, holders of UST Common Stock immediately prior to the Effective Time will hold all of the outstanding capital stock of Spinco and up to 11,725,806 shares of Chase Common Stock, which will have been acquired in respect of their former shares of UST Common Stock. Through their holdings of Spinco Common Stock, the former stockholders of UST will retain their equity interests in the Core Businesses.

     As described above, Chase is a diversified global bank holding company with global exposure to a wide variety of business including, in addition to traditional domestic private banking, asset management and corporate trust services of the kinds provided by UST, commercial and consumer finance, investment banking, trading and securities processing services. The business of Chase is substantially different than the business of UST.

     In considering whether to approve the Distribution and whether to authorize and adopt the Merger Agreement, UST stockholders should carefully evaluate certain factors relating to Spinco. For a discussion of certain factors relating to Spinco, see "Special Factors" in the Information Statement attached as Appendix H hereto. UST stockholders are urged to read the Information Statement in its entirety.

                    COMPARATIVE PER SHARE MARKET INFORMATION

     UST Common Stock is quoted on the NASDAQ National Market System under the symbol "USTC". The table below sets forth, for the fiscal periods indicated, the high and low sales prices per share of UST Common Stock on the NASDAQ National Market System as reported in published financial sources and the dividends per share declared on UST Common Stock. Chase Common Stock is listed and principally traded on the NYSE under the symbol "CMB". The table below sets forth, for the fiscal periods indicated, the high and low sale prices per share of Chase Common Stock in NYSE Composite Transactions as reported in published financial sources and the dividends per share declared on Chase Common Stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                             UST                                    CHASE
                              ---------------------------------       ---------------------------------
                               HIGH         LOW       DIVIDENDS        HIGH         LOW       DIVIDENDS
                              -------     -------     ---------       -------     -------     ---------
Fiscal 1992
  First Quarter.............  $45.750     $42.250       $ .43         $25.250     $17.250       $ .30
  Second Quarter............   50.000      42.750         .43          30.375      20.375         .30
  Third Quarter.............   50.875      46.000         .43          29.625      21.625         .30
  Fourth Quarter............   49.750      45.500         .43          30.000      20.750         .30
Fiscal 1993
  First Quarter.............  $59.000     $49.250       $ .47         $35.625     $27.375       $ .30
  Second Quarter............   59.750      50.250         .47          38.000      28.375         .30
  Third Quarter.............   55.500      51.250         .47          37.875      31.375         .30
  Fourth Quarter............   55.000      52.000         .47          38.000      31.125         .30
Fiscal 1994
  First Quarter.............  $53.250     $49.500       $ .50         $36.625     $30.375       $ .33
  Second Quarter............   53.250      49.750         .50          40.000      31.250         .33
  Third Quarter.............   53.000      50.500         .50          38.875      34.625         .40
  Fourth Quarter............   66.000      52.000         .50          37.000      33.500         .40
Fiscal 1995
  First Quarter (through
     February 8, 1995)......  $67.125     $63.500       $ .50         $35.000     $32.875       $ .40

     The closing price for UST Common Stock on October 21, 1994, the last full trading day prior to UST's announcement that it was in negotiations to sell its securities processing business, was $52.375. The closing price for UST Common Stock and Chase Common Stock on November 17, 1994, the last full trading day prior to announcement of the execution of the Merger Agreement, was $65.125 and $36.000, respectively. The closing price for UST Common Stock and Chase Common Stock on February 8, 1995, the most recent trading date available prior to printing this Proxy Statement-Prospectus, was $66.500 and $34.875, respectively. For current price information, UST stockholders are urged to consult publicly available sources.

     Holders of Chase Common Stock are entitled to receive dividends when, as and if declared by Chase's Board of Directors (the "Chase Board") out of funds legally available therefor. The timing and amount of any future dividends will depend on circumstances existing at the time, including earnings, cash requirements, applicable federal and state laws and regulations and policies and other factors deemed relevant by the Chase Board, including the amount of dividends payable to Chase by its subsidiary banks. The payment of dividends to Chase by its subsidiary banks is subject to various state and federal limitations. See "The Companies -- Chase".

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for Chase Common Stock and UST Common Stock certain per share historical financial information, for UST certain per share equivalent pro forma financial information and for Spinco certain per share pro forma financial information as of and for the nine months ended September 30, 1994 and for the year ended December 31, 1993. Chase and UST pro forma combined comparative per share data giving effect to the Merger is not considered to be material to the consolidated financial statements of Chase and, accordingly, has not been included below. The UST per share equivalent pro forma financial information is derived from the summary historical financial information of Chase and is based upon a Conversion Number of 1.083 shares of Chase Common Stock for each share of UST Common Stock. The Conversion Number is based on the maximum value of the Chase Common Stock payable in consideration of the Chase Acquired Business under the terms of the Merger Agreement ($363,500,000) and the assumption that (i) the number of shares of UST Common Stock outstanding on the Effective Date will be equal to the number of such shares outstanding at September 30, 1994 after giving effect to the exercise of options to purchase approximately 236,000 shares of UST Common Stock (9,622,000) and (ii) the Average Value of Chase Common Stock on the Effective Date will be equal to the market value of Chase Common Stock on February 8, 1995 ($34.875).

     The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of UST and Chase included in the documents described under "Incorporation of Certain Information by Reference" and the pro forma condensed financial information and accompanying notes of Spinco set forth under "Pro Forma Condensed Financial Statements" herein and included in the Information Statement attached as Appendix H hereto.

                                                                                   EQUIVALENT
                                                           CHASE         UST       PRO FORMA    SPINCO
                                                         HISTORICAL   HISTORICAL   UST SHARE   PRO FORMA
                                                         ----------   ----------   ---------   ---------
Per Common Share Data
YEAR ENDED DECEMBER 31, 1993
  Earnings before cumulative effect of change
     in accounting principle(a)........................    $ 1.89          N/A       $2.05         N/A
  Earnings.............................................      4.79         4.25        5.19        2.22
  Dividends............................................      1.20         1.88        1.30          (c)
NINE MONTHS ENDED SEPTEMBER 30, 1994
  Net Income...........................................      4.76         3.68        5.16        2.15
  Dividends............................................      1.06         1.50        1.15          (c)
AS OF SEPTEMBER 30, 1994
  Book value...........................................     38.83        25.53(b)    42.05       17.16(b)

- ---------------

(a) Relates to the adoption of Statement of Financial Accounting Standard No. 109 ("SFAS 109"). Chase adopted SFAS 109 as of January 1, 1993; UST adopted SFAS 109 as of January 1, 1992 and, accordingly, the adoption had no impact on UST financial results for the year ended December 31, 1993.

(b) Book value per share for UST Historical is based upon 9,386,000 shares of UST Common Stock outstanding. Book value per share for Spinco Pro Forma is based upon 9,622,000 shares of Spinco Common Stock outstanding.

(c) Spinco, as a newly formed corporation, has no history of paying dividends. It is anticipated that Spinco will initially pay dividends at an annual rate of approximately $1.00 per share. See "Special Factors -- Dividends and Dividend Policy" in the Information Statement attached as Appendix H hereto.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

UST

     The selected historical consolidated financial data of UST set forth in the table below has been derived from the audited financial statements of UST for each of the five fiscal years through the period ended December 31, 1993 and the unaudited financial statements of UST for the nine-month periods ended September 30, 1994 and 1993. The selected historical consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements and the notes thereto contained in UST's 1993 Annual Report on Form 10-K, and UST's Quarterly Report on Form 10-Q for the nine months ended September 30, 1994, which are incorporated by reference herein. The results of operations for the nine-month period ended September 30, 1994 are not necessarily indicative of the results to be expected for the full year 1994. See "Incorporation of Certain Information by Reference", "Available Information" and "-- Recent Developments". For pro forma financial statements for UST giving effect to the Distribution, see "Pro Forma Condensed Financial Statements" in the Information Statement attached as Appendix H hereto. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement attached as Appendix H hereto.

                                                   (UNAUDITED)
                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                               --------------------    --------------------------------------------------------
                                                 1994        1993        1993        1992        1991        1990        1989
                                               --------    --------    --------    --------    --------    --------    --------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED CONDENSED STATEMENT OF INCOME:
Fiduciary and Other Fees.....................  $  220.0    $  193.7    $  264.1    $  235.8    $  204.9    $  184.2    $  177.8
Net Interest Income..........................      82.4        88.6       116.2       108.9        96.1        89.4        83.3
Provision for Credit Losses..................      (1.5)       (3.5)       (4.0)       (6.0)       (6.0)       (8.4)       (1.6)
Other Income.................................       9.7         6.5        11.9         9.7         8.7        13.0        16.6
                                               --------    --------    --------    --------    --------    --------    --------
Total Operating Income Net of Interest
  Expense and Provision for Credit Losses....     310.6       285.3       388.2       348.4       303.7       278.2       276.1
Total Operating Expenses.....................     247.6       227.8       315.5       289.5       254.9       259.7       232.9
                                               --------    --------    --------    --------    --------    --------    --------
Income from Operations Before Income Tax
  Expense and Cumulative Effect of Accounting
  Changes....................................      63.0        57.5        72.7        58.9        48.8        18.5        43.2
Income Tax Expense...........................      26.5        24.4        30.4        22.4        17.4         6.8        12.5
                                               --------    --------    --------    --------    --------    --------    --------
Income from Operations Before Cumulative
  Effect of Accounting Changes...............      36.5        33.1        42.3        36.5        31.4        11.7        30.7
Cumulative Effect of Changes in Accounting
  for Postretirement Benefits and Income
  Taxes......................................        --          --          --        (7.8)         --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
Net Income...................................  $   36.5    $   33.1    $   42.3    $   28.8    $   31.4    $   11.7    $   30.7
                                               --------    --------    --------    --------    --------    --------    --------
PER COMMON SHARE:
Primary:
  Income From Operations Before Cumulative
    Effect of Accounting Changes.............  $   3.69    $   3.35    $   4.26    $   3.76    $   3.32    $   1.24    $   3.08
  Cumulative Effect of Changes in Accounting
    for Postretirement Benefits and Income
    Taxes....................................        --          --          --        (.80)         --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
  Net Income.................................  $   3.69    $   3.35    $   4.26    $   2.96    $   3.32    $   1.24    $   3.08
                                               --------    --------    --------    --------    --------    --------    --------
Fully Diluted:
  Income From Operations Before Cumulative
    Effect of Accounting Changes.............  $   3.68    $   3.34    $   4.25    $   3.74    $   3.27    $   1.23    $   3.07
  Cumulative Effect of Changes in Accounting
    for Postretirement Benefits and Income
    Taxes....................................        --          --          --        (.80)         --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
  Net Income.................................  $   3.68    $   3.34    $   4.25    $   2.94    $   3.27    $   1.23    $   3.07
                                               --------    --------    --------    --------    --------    --------    --------
Cash Dividends Declared Per Share............  $   1.50    $   1.41    $   1.88    $   1.72    $   1.60    $   1.60    $   1.52
CONSOLIDATED CONDENSED SELECTED STATEMENT OF
  CONDITION BALANCES AT PERIOD-END:
  Total Assets...............................  $  4,019    $  3,690    $  3,186    $  2,951    $  2,917    $  2,778    $  2,526
  Total Deposits.............................     2,383       2,554       2,487       2,355       2,108       2,040       1,987
  Long-Term Debt.............................        63          67          65          65          69          71          75
  Stockholders' Equity.......................       240         217         229         197         182         166         177
EARNINGS RATIOS (UNAUDITED):
  Return on Average Total Assets.............      1.21%       1.16%       1.11%       0.83%       1.09%       0.46%       1.26%
  Return on Average Stockholders' Equity.....     21.48%      21.67%      20.47%      15.28%      18.05%       6.75%      17.29%
CAPITAL RATIOS (UNAUDITED):
As a Percentage of Risk-Adjusted Period End
  Total Assets:
  Tier 1 Capital.............................     14.19%      13.23%      14.08%      13.71%      10.81%       9.90%       9.99%
  Total Capital..............................     15.51%      14.71%      15.47%      15.16%      12.03%      11.22%      11.26%
Tier 1 Leverage..............................      5.70%       5.11%       5.60%       5.78%       6.68%       6.72%       7.60%

- ---------------

*Columns may not total due to roundings.

CHASE

     The selected historical consolidated financial data of Chase set forth in the table below has been derived from the audited financial statements of Chase for each of the five fiscal years through the period ended December 31, 1993 and the unaudited financial statements of Chase for the nine-month periods ended September 30, 1994 and 1993. The selected historical consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements and the notes thereto contained in Chase's Annual Report on Form 10-K for the year ended December 31, 1993 and Chase's Quarterly Report on Form 10-Q for the nine months ended September 30, 1994, which are incorporated by reference herein. Certain amounts in prior periods have been reclassified to conform to current presentation. In Chase's opinion, all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the financial position and results of operations for such nine-month periods have been made. The results of operations for the nine-month period ended September 30, 1994 are not necessarily indicative of the results to be expected for the full year 1994. See "Incorporation of Certain Information by Reference", "Available Information" and "-- Recent Developments". Pro forma financial statements for Chase giving effect to the Merger are not included in this Proxy Statement-Prospectus because the Merger will not have a material effect on Chase.

                                                (UNAUDITED)
                                                NINE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                            --------------------    --------------------------------------------------------
                                              1994        1993        1993        1992        1991        1990        1989
                                            --------    --------    --------    --------    --------    --------    --------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED CONDENSED STATEMENT OF
 INCOME:
  Interest Revenue.......................   $  6,187    $  6,314    $  8,468    $  8,705    $  9,638    $ 11,572    $ 11,959
  Interest Expense.......................      3,402       3,453       4,605       5,141       6,293       8,384       8,934
                                            --------    --------    --------    --------    --------    --------    --------
  Net Interest Revenue...................      2,785       2,861       3,863       3,564       3,345       3,188       3,025
  Provision for Possible Credit Losses...        410         800         995       1,220       1,085       1,300       1,737
  Provision for Loans Held for
   Accelerated Disposition...............         --         566         566          --          --          --          --
                                            --------    --------    --------    --------    --------    --------    --------
  Net Interest Revenue After Provisions
   for Possible Credit Losses and Loans
   Held for Accelerated Disposition......      2,375       1,495       2,302       2,344       2,260       1,888       1,288
  Other Operating Revenue................      2,381       2,072       2,949       2,349       2,167       2,075       1,931
  Other Operating Expenses...............      3,197       3,321       4,520       3,868       3,783       4,094       3,688
                                            --------    --------    --------    --------    --------    --------    --------
  Income Before Taxes and Cumulative
   Effect of Change in Accounting
   Principle.............................      1,559         246         731         825         644        (131)       (469)
  Net Income.............................        976         653         966         639         520        (334)       (665)
PER COMMON SHARE:
  Primary Earnings (Loss)................   $   4.76    $   3.23    $   4.79    $   3.46    $   3.12    $  (3.31)   $  (7.94)
  Cash Dividends Declared................       1.06        0.90        1.20        1.20        1.20        2.16        2.36
CONSOLIDATED CONDENSED STATEMENT OF
 CONDITION BALANCES AT PERIOD-END:
  Total Assets...........................   $117,065    $100,595    $102,103    $ 95,862    $ 98,197    $ 98,064    $107,369
  Total Deposits.........................     68,922      70,229      71,509      67,224      71,517      70,713      69,073
  Intermediate and Long-Term Debt........      5,031       6,230       5,641       6,913       6,612       6,527       5,718
  Redeemable Preferred Stock.............         --          --          --          53          53          53          54
  Nonredeemable Preferred Stock..........      1,400       1,399       1,399       1,477       1,042         842         842
  Common Stockholders' Equity............      7,040       6,220       6,723       5,034       4,282       3,890       4,102
  Total Stockholders' Equity.............      8,440       7,619       8,122       6,511       5,324       4,732       4,944
EARNINGS RATIOS (UNAUDITED):
  Return on Average Total Assets.........       1.11%       0.86%       0.94%       0.64%       0.52%      (0.31%)     (0.65%)
  Return on Average Common Stockholders'
   Equity................................      17.34%      13.31%      14.59%      11.14%      10.49%     (10.03%)    (18.11%)
CAPITAL RATIOS (UNAUDITED):
  As a Percentage of Risk-Adjusted Period
   End Total Assets:
    Tier 1 Capital.......................       8.51%       7.94%       8.44%       6.76%       5.32%       4.32%       4.44%
    Total Capital........................      13.22%      12.63%      13.22%      11.12%       9.74%       8.33%       8.87%
  Tier 1 Leverage........................       7.31%       7.48%       7.81%       6.66%       5.28%       4.40%       4.40%

                              RECENT DEVELOPMENTS

UST

     The summary financial data set forth below is derived from the audited financial statements of UST for the fiscal year ended December 31, 1993, and the unaudited financial statements of UST for the three-month periods ended December 31, 1994 and 1993, and for the twelve-month period ended December 31, 1994. Actual results for the year ended December 31, 1994, are subject to the completion by UST of its financial statements and accompanying footnotes and the audit of such financial information by its independent accountants. See "Selected Financial Data", as well as "Pro Forma Condensed Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement attached as Appendix H hereto.

                                                              THREE MONTHS ENDED        YEAR ENDED DECEMBER
                                                                 DECEMBER 31,                   31,
                                                              -------------------       -------------------
                                                               1994         1993         1994         1993
                                                              ------       ------       ------       ------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                                 AMOUNTS)
CONSOLIDATED CONDENSED STATEMENT OF INCOME:
  Net Interest Income.......................................  $   26       $   28       $  108       $  116
  Provision for Credit Losses...............................       1            1            2            4
                                                              ------       ------       ------       ------
  Net Interest Income After Provision for Credit Losses.....      25           27          106          112
  Other Operating Income....................................      41           76          270          276
  Other Operating Expenses..................................      95           88          342          315
                                                              ------       ------       ------       ------
  Income (Loss) Before Taxes................................     (29)          15           34           73
                                                              ------       ------       ------       ------
  Net Income (Loss).........................................  $  (16)      $    9       $   21       $   42
                                                              ======       ======       ======       ======
PER COMMON SHARE:
  Fully diluted.............................................  $(1.65)      $ 0.92       $ 2.09       $ 4.25
                                                              ======       ======       ======       ======
  Cash Dividends Declared...................................  $ 0.50       $ 0.47       $ 2.00       $ 1.88
CONSOLIDATED CONDENSED STATEMENT OF CONDITION:
  Total Assets..............................................                            $3,223       $3,186
  Total Deposits............................................                             2,440        2,487
  Long-Term Debt............................................                                61           65
  Total Stockholders' Equity................................                               223          229
EARNINGS RATIOS (UNAUDITED):
  Return on Average Total Assets............................   (1.60)%       0.96%        0.53%        1.11%
  Return on Average Total Stockholders' Equity..............   (27.3)%       17.1%         9.2%        20.5%
CAPITAL RATIOS (UNAUDITED):
  As a Percentage of Risk-Adjusted Period End Total Assets:
    Tier 1 Capital..........................................                             13.52%       14.08%
    Total Capital...........................................                             14.79%       15.47%
  Tier 1 Leverage...........................................                              5.68%        5.60%

     Results of Operations

     On January 19, 1995, UST reported a net loss of $15.5 million for the fourth quarter of 1994, compared to net income of $9.1 million for the fourth quarter of 1993. On a fully diluted per share basis, the net loss for the fourth quarter of 1994 was $1.65, compared to net income of $0.92 for the fourth quarter of 1993. The results of the fourth quarter of 1994 include $50.2 million ($27.9 million after taxes) of charges associated with the pending Merger. Excluding the aforementioned charges, net income for the fourth quarter of 1994 would have been $12.4 million, or $1.22 on a fully diluted per share basis.

     For the year 1994, net income was $21.0 million, a decrease of 50.4% from $42.3 million of net income for the year 1993. Fully diluted net income per share for 1994 was $2.09, compared with $4.25 for 1993, a decrease of 50.8%. Excluding the charges associated with the Merger, net income for 1994 would have been $48.9 million, or $4.83 on a fully diluted per share basis.

     Fiduciary and Other Fees

     Fiduciary and other fees increased 7.5% to $75.6 million in the fourth quarter of 1994 from $70.3 million in the fourth quarter of 1993. Fiduciary and other fees related to the Processing Business increased 7.2% to $25.8 million in the fourth quarter of 1994 from $24.0 million in the fourth quarter of 1993. Fiduciary and other fees related to the Core Businesses increased 7.6% to $49.8 million in the fourth quarter of 1994 from $46.3 million in the fourth quarter of 1993.

     For the year 1994, fiduciary and other fees were $295.6 million, an increase of 11.9% over fiduciary and other fees of $264.1 million in 1993. Fiduciary and other fees related to the Processing Business increased 10.5% to $102.7 million in 1994 from $93.0 million in 1993. Fiduciary and other fees related to the Core Businesses increased 12.7% to $192.9 million in 1994 from $171.1 million in 1993. Excluding fiduciary and other fees attributable to U.S. Trust Company of the Pacific Northwest (formerly Capital Trust Company), acquired on July 7, 1993, fiduciary and other fees related to the Core Businesses would have increased 10.5% for the year 1994.

     Assets Under Management

     Total assets under management increased 2.4% to $33.0 billion at December 31, 1994, from $32.2 billion at December 31, 1993. Such assets include $1.9 billion of funds under management for clients of the Processing Business. Assets held in custody for personal clients increased 4.7% to $8.2 billion at December 31, 1994, from $7.9 billion at December 31, 1993. Corporate trust assets under trusteeship and agency relationships, including assets administered by UST's bond immobilization business, increased 4.8% to $159.6 billion at December 31, 1994, from $152.2 billion at December 31, 1993. Total assets under administration for the Processing Business increased 11.2% to $223.4 billion at December 31, 1994, from $200.9 billion at December 31, 1993.

     Securities Gains (Losses) and Net Interest Income

     Under the Merger Agreement, the assets of the Chase Acquired Business (which includes the Processing Business) will include readily available funds approximately equal to the liabilities (including deposit liabilities), net of fixed assets, associated with the Chase Acquired Business. The Chase Acquired Business deposits provided a long-term source of funds to UST which financed a portion of UST's long- and medium-term interest earning assets. In anticipation of consummating the Merger and to substantially effect a rebalancing of UST's overall asset and liability structure, in the fourth quarter of 1994, UST sold approximately $800 million of U.S. Government Treasury and Agency securities. The proceeds from such sales were invested in short-term investment securities and used to reduce short-term borrowings. Net losses from the sale of securities in the fourth quarter of 1994 totaled $44.2 million ($23.3 million after taxes), compared to a net gain of $3.0 million from the sale of securities in the fourth quarter of 1993. For the year 1994, net losses from the sale of securities totalled $42.1 million, compared to a net gain from the sale of securities of $3.0 million for the year 1993.

     Net interest income, on a taxable equivalent basis, was $26.8 million in the fourth quarter of 1994, a decrease of 7.7% from $29.1 million in the fourth quarter of 1993. Net interest income in 1994, on a taxable equivalent basis, was $112.8 million, a decrease of 7.6% from $122.1 million in 1993. The principal reason for the decline in net interest income during the fourth quarter of 1994 and the year 1994 was the reduction ($283 million for the fourth quarter and $187 million for the year) in the average volume of net non-interest bearing deposit balances.

     The average net non-interest bearing deposit balances of the Processing Business declined 28.8% to $602 million in the fourth quarter of 1994, compared to $845 million in the fourth quarter of 1993. The average volume of net non-interest bearing deposit balances of the Processing Business in 1994 were $776 million, a 21.1% reduction from $983 million in 1993. Replacing such net non-interest bearing deposit balances with short-term borrowings caused UST's net interest income to decline by $3.2 million ($1.7 million after taxes or $0.18 per fully diluted share) in the fourth quarter of 1994 and $9.0 million ($4.8 million after taxes or $0.47 per fully diluted share) in 1994.

     The net yield on interest-earning assets was 3.43% in the fourth quarter of 1994 and 3.49% in the year 1994, compared to 3.86% and 3.95% in the corresponding 1993 periods. The decline in the net yield reflects the lower level of net non-interest bearing deposit balances and the impact of the reduction in the investment securities portfolio's maturity structure.

     Other Income

     Other income was $9.1 million for the fourth quarter of 1994, compared to $2.4 million for the fourth quarter of 1993, an increase of 282.3%. Other income was $16.7 million in 1994, compared to $8.9 million in 1993, an increase of 89.0%. This increase was attributable primarily to the sale by UST of its partnership interest in Financial Technologies International L.P.; a pre-tax gain of $6.4 million was recorded in the fourth quarter of 1994 ($3.4 million after taxes or $0.36 per fully diluted share for the fourth quarter and $0.33 per fully diluted share for the year 1994) in connection with this transaction.

     Total Revenues

     Total revenues (defined as fiduciary and other fees and net interest income after provision for credit losses, adjusted for securities losses incurred in anticipation of the Merger) were $109.9 million for the fourth quarter of 1994, compared with $102.9 million for the fourth quarter of 1993. Total revenues were $420.5 million for the year 1994, compared with $388.2 million for the year 1993. Core Businesses total revenues were $73.5 million for the fourth quarter of 1994, an increase of 7.6% over $68.3 million of total revenues in the fourth quarter of 1993. Core Businesses total revenues for the year 1994 were $270.2 million, an increase of 14.1% over 1993 Core Businesses total revenues of $236.8 million. Total revenues attributable to the Processing Business were $36.4 million for the fourth quarter of 1994, compared with $34.6 million for the fourth quarter of 1993. Total revenues attributable to the Processing Business in 1994 were $150.3 million, compared with $151.4 million in 1993.

     Operating Expenses

     Non-interest operating expenses were $94.3 million in the fourth quarter of 1994, an increase of 7.5% from $87.7 million in the fourth quarter of 1993. Non-interest operating expenses were $341.9 million in the year 1994, an increase of 8.4% from $315.5 million in the year 1993. UST incurred $6.0 million ($4.6 million after taxes) in professional fees and other related expenses in the fourth quarter of 1994 in connection with the proposed Merger. Salaries and employee benefit expenses, including sales incentives and commissions, increased $4.3 million, or 8.6%, in the fourth quarter of 1994, and $18.3 million, or 9.7%, in the year 1994, reflecting increases in the size of the asset management and mutual funds services businesses' professional staffs and related employee benefit expense. In addition, the expense accrued for UST's stock-based incentive award plans increased by approximately $500,000 after taxes or $0.05 per share, in the fourth quarter of 1994 as a result of the higher price of UST Common Stock in the fourth quarter of 1994 following UST's announcement of the Merger Agreement. For the fourth quarter of 1994, the ratio of total operating expenses to taxable equivalent total revenues, as deferred ("efficiency ratio") was 79.6%, compared to 84.1% for the fourth quarter of 1993. For the year 1994, the comparable efficiency ratio was 79.0%, versus 80.1% for the year 1993. The calculation of the 1994 efficiency ratios excludes the impact of the pending Merger on operating income and operating expenses.

     Core Businesses operating expenses were $51.7 million during the fourth quarter of 1994, compared with $49.8 million during the comparable fourth quarter of 1993. The operating expenses attributable to the Processing Business were $27.8 million for the fourth quarter of 1994, compared with $32.3 million for the fourth quarter of 1993. Corporate overhead and other unallocated expenses were $14.9 million and $5.6 million for the fourth quarters of 1994 and 1993, respectively.

     Core Businesses operating expenses were $194.1 million during 1994, compared with $173.4 million during 1993. The operating expenses attributable to the Processing Business were $113.6 million for 1994, compared with $110.1 million during 1993. Corporate overhead and other unallocated expenses were $34.2 million and $32.0 million for 1994 and 1993, respectively.

     Income Tax Expense

     As a result of the pre-tax loss of $28.6 million in the fourth quarter of 1994, UST recorded a tax benefit of $13.0 million (at a 45.6% effective tax rate), compared to a tax provision of $6.0 million (at a 39.8% effective tax rate) for the fourth quarter of 1993. The effective tax rate was 39.0% for the year 1994, compared to 41.8% for the year 1993. The decline in the effective tax rate from 1993 to 1994 was due to lower state and local income taxes.

     Asset Quality and Provision For Credit Losses

     Average loans increased $223 million, or 18.9%, to $1.4 billion in the fourth quarter of 1994, from $1.2 billion in the fourth quarter of 1993. Residential real estate mortgages accounted for more than 70% of the increase in the loan portfolio. Average loans increased $212.2 million, or 19.4%, to $1.3 billion in 1994, from $1.1 billion in 1993.

     The provision for credit losses was $500,000 in the fourth quarters of both 1994 and 1993. For the year 1994, the provision for credit losses was $2.0 million, compared to $4.0 million for the year 1993.

     In the fourth quarter of 1994, net loan charge-offs were $228,000, compared to net loan charge-offs of $1.4 million in the fourth quarter of 1993. As a percentage of total average loans for the quarter, net loan charge-offs on an annualized basis were six basis points in the fourth quarter of 1994, compared to 46 basis points in the fourth quarter of 1993. For the year 1994, net loan charge-offs were $694,000, compared to $2.3 million for the year 1993. As a percentage of total average loans for the year, net loan charge-offs were five basis points for 1994, compared to 21 basis points for 1993.

     The allowance for credit losses at December 31, 1994, was $14.7 million, or 1.12% of total average loans outstanding for 1994, compared with an allowance for credit losses at December 31, 1993, of $13.4 million, or 1.22% of total average loans outstanding for 1993. The allowance for credit losses as a percentage of nonperforming loans amounted to 230.72% at December 31, 1994, compared to 223.03% at December 31, 1993.

     Nonperforming assets were $18.7 million for the year 1994, compared to $17.5 million for the year 1993. As a percentage of period-end total assets, total nonperforming assets amounted to 58 basis points for the year 1994, compared to 55 basis points for the year 1993.

     Capital

     The Company's Tier 1 capital ratio was 13.52% at December 31, 1994, compared to 14.08% at December 31, 1993. The total capital ratio was 14.79% at December 31, 1994, compared to 15.47% at December 31, 1993. The Tier 1 leverage ratio was 5.68% at December 31, 1994, compared to 5.60% at December 31, 1993.

CHASE

     On January 17, 1995, Chase announced its results for the fourth quarter and full year of 1994. The following is a summary of such results. Chase's announcement is fully set forth as an exhibit to Chase's Current Report on Form 8-K dated January 17, 1995, which is incorporated herein by reference. Such Current Report will be superseded by Chase's Annual Report on Form 10-K for the year ended December 31, 1994. As used in this "Recent Developments" discussion, the term Chase means The Chase Manhattan Corporation and its consolidated subsidiaries.

     Fourth Quarter and Full Year 1994 Earnings

     Chase reported net income of $229 million for the fourth quarter of 1994, or $1.10 per common share, down 27% from the $313 million, or $1.53 per common share, reported for the fourth quarter of 1993.

     Chase reported a 25% increase in consolidated net income for the full year of 1994 to $1,205 million, or $5.87 per common share, compared to net income of $966 million, or $4.79 per common share, for the full year of 1993.

     Net Interest Revenue -- Taxable Equivalent Basis. Net interest revenue, on a taxable equivalent basis, was $911 million for the fourth quarter of 1994, down $97 million from $1,008 million for the fourth quarter of 1993 which included $21 million from the sale of Argentine past-due interest ("PDI") bonds. The net interest margin was 3.68% for the fourth quarter of 1994, compared to 4.33% for the fourth quarter of 1993. Average interest-earning assets for the fourth quarter of 1994 were $98.1 billion, compared to $92.4 billion for the fourth quarter of 1993. Average loans were $61.2 billion for the fourth quarter of 1994, compared to $62.4 billion for the fourth quarter of 1993.

     Net interest revenue, on a taxable equivalent basis, was $3,714 million for the full year of 1994, compared to $3,892 million for 1993, which included $163 million of interest revenue from Brazilian and Argentine PDI bonds. The net interest margin was 3.89% for the full year of 1994, compared to 4.33% (4.15% excluding PDI bonds) for 1993. The net interest margin decline primarily reflected the combined effects of a rising interest rate environment as well as increased competition on loan pricing in certain businesses and a change in the composition of average interest earning assets. Average interest earning assets increased approximately $5.6 billion, from $89.9 billion in 1993 to $95.5 billion in 1994, due primarily to growth in securities and other liquid assets to support trading businesses. Management expects such factors to continue to impact the net interest margin in 1995.

     Other Operating Revenue. Total other operating revenue for the fourth quarter of 1994 was $672 million, compared to $878 million for the fourth quarter of 1993. Total other operating revenue for the full year of 1994 was $3,053 million, compared to $2,949 million for the full year of 1993.

     Total fees and commissions for the fourth quarter of 1994 were $492 million, compared to $401 million for the fourth quarter of 1993. Total consumer banking fees for the fourth quarter of 1994 increased to $167 million, from $110 million for the fourth quarter of 1993. The increase reflected increased servicing fees from a higher volume of mortgage servicing assets and the absence of accelerated write-downs of such assets in 1994. Trust and fiduciary fees for the fourth quarter of 1994 were $145 million, compared to $124 million for the fourth quarter of 1993. The increase primarily reflected increased customer transaction volumes in the Global Securities Services business. Investment banking fee revenue for the fourth quarter of 1994 was $72 million, compared to $53 million for the fourth quarter of 1993, reflecting improved transaction volumes.

     Total fees and commissions for the full year of 1994 were $1,876 million, up 20% compared to $1,562 million for the full year of 1993, reflecting increases in all major categories of fee revenue. Total consumer banking fees, including credit card and mortgage banking fees, were $638 million, compared to $457 million for the full year of 1993. Trust and fiduciary fees for the full year of 1994 were $567 million, compared to $465 million for the full year of 1993. Investment banking fee revenue for the full year of 1994 was $233 million, compared to $194 million for the full year of 1993.

     Total trading revenue for the fourth quarter of 1994 was $32 million, down significantly from the $168 million for the fourth quarter of 1993. Total trading revenue for the full year 1994 was $551 million compared with $716 million for 1993. The decline in 1994 trading revenue is attributable to several factors, the most significant of which was the overall weakness in the global securities and derivatives markets throughout most of the year. In addition, the devaluation of the Mexican peso in December 1994, and the subsequent deterioration of the emerging markets, adversely affected trading revenue in the fourth quarter, as did the failure by a few counterparties to perform fully their obligations under derivatives contracts.

     The difficult market conditions have continued into early 1995. Although Chase has reduced its exposure to the emerging markets, management believes that trading revenue in 1995, particularly in the first quarter, is likely to be adversely affected by these conditions.

     Other revenue for the fourth quarter of 1994 was $148 million, compared to $309 million for the fourth quarter of 1993. The decrease was due principally to the absence of significant gains in 1994 from the portfolio of real estate assets designated for accelerated disposition. Other revenue for the fourth quarter of 1994 included a gain of $31 million from the sale of mortgage servicing rights and a gain of approximately $30 million from the sale of the retail deposit-taking business of Chase Manhattan Bank of Florida, N.A. Other revenue for the fourth quarter of 1993 included $31 million in losses related to reducing Chase's cross-border exposure, which was partially offset in interest revenue by an increase of $21 million.

     Other revenue for the full year of 1994 was $626 million, compared to $671 million reported for 1993. Other revenue for 1994 included $104 million of net gains from sales and repayment of assets held for accelerated disposition, compared to $291 million for 1993. Corporate finance-related investment gains were

$215 million for the full year of 1994, compared to $259 million for the full year of 1993. Gains from investment securities were $105 million for the full year of 1994 and $47 million for 1993.

     Other Operating Expenses. Total operating expenses were $1,275 million for the fourth quarter of 1994, compared to $1,199 million for the fourth quarter of 1993. Operating expenses for fourth quarter 1994 included $105 million related to a voluntary retirement program offered during the fourth quarter, which was accepted by approximately 1,200 employees. Also included in fourth quarter 1994 operating expenses were $52 million for productivity initiatives, such as exiting from certain consumer activities overseas, regionalizing foreign operations and streamlining domestic infrastructure. For fourth quarter 1993, operating expenses included $45 million for business-related investments, including the costs associated with expanding dealer trading activities and enhanced information systems.

     Compared to the same period of 1993, operating expenses for fourth quarter 1994 reflected higher performance related compensation expenses as well as increased costs of marketing programs in support of Chase's businesses, particularly credit card, regional banking and global capital markets. In addition, operating expenses for fourth quarter 1994 included approximately $30 million from the acquisition by Chase of American Residential Holding Corporation, a mortgage lending company. Operating expenses for the fourth quarter of 1994 were favorably impacted by $28 million in net revenue from real estate properties acquired in satisfaction of loans, including loans classified as in-substance foreclosures ("ORE"), compared to $107 million of net ORE expenses for the same period in 1993.

     Other operating expenses for the full year of 1994 totaled $4,472 million, compared to $4,202 million for the full year of 1993. 1993 expenses include the first quarter 1993 provision of $318 million for ORE held for accelerated disposition. The growth in expenses in 1994 resulted from the funding of business growth opportunities, particularly in Chase's global securities services, national consumer products and global markets activities, as well as from the fourth quarter 1994 voluntary retirement program and productivity initiatives. Chase's expense to revenue ratio for 1994 was 66%. Although management has undertaken the fourth quarter 1994 initiatives as well as other efforts to control expenses, it is unlikely that the expense to revenue ratio will decline significantly in 1995.

     Income Taxes. Chase recorded a net tax benefit of $18 million, compared to a $173 million expense for the fourth quarter of 1993. The fourth quarter benefit in 1994 reflected a $70 million reduction of the deferred federal income tax valuation allowance.

     The provision for income taxes for the full year of 1994 was $565 million, compared to $265 million for 1993. Excluding the tax benefits applicable to the special provision for the accelerated disposition portfolio, Chase's tax provision for 1993 would have been approximately $575 million. In addition, Chase adopted SFAS 109 in the first quarter of 1993 resulting in a $500 million net benefit recorded as a cumulative effect of a change in accounting principles.

     Provision for Possible Credit Losses and Net Loan Charge-Offs. The provision for possible credit losses for the fourth quarter of 1994 was $90 million, compared to $195 million for the fourth quarter of 1993. The provision for possible credit losses for the full year of 1994 was $500 million, compared to $995 million (excluding the accelerated disposition portfolio) for the full year of 1993.

     Total net loan charge-offs (excluding the accelerated disposition portfolio) for the fourth quarter of 1994 were $95 million, compared to $679 million for the fourth quarter of 1993. No international net loan charge-offs were recorded for the fourth quarter of 1994, while $490 million of such charge-offs were recorded for the fourth quarter of 1993.

     Total net loan charge-offs (excluding the accelerated disposition portfolio) for the full year of 1994 were $517 million, down $820 million from the $1,337 million charged off for the full year of 1993. Domestic consumer net loan charge-offs for the full year of 1994 were $370 million, down $24 million compared to the full year of 1993. Domestic commercial real estate net loan charge-offs (excluding the accelerated disposition portfolio) for the full year of 1994 were $125 million, compared to $277 million for the full year of 1993. International net loan charge-offs for the full year of 1994 were $3 million, compared to $500 million for the full year of 1993.

     Reserve for Possible Credit Losses. At December 31, 1994, the reserve for possible credit losses was $1,414 million, or 2.24% of total loans and 214% of nonaccrual loans, compared to $1,425 million, or 2.36% of total loans and 135% of nonaccrual loans (excluding the accelerated disposition portfolio), at December 31, 1993.

     Nonaccrual Outstandings and ORE. Total nonaccrual outstandings were $660 million at December 31, 1994, compared to $1,054 million (excluding the accelerated disposition portfolio) at December 31, 1993. Domestic commercial real estate nonaccrual outstandings were $266 million at December 31, 1994, compared to $475 million (excluding the accelerated disposition portfolio) at December 31, 1993. Other domestic nonaccrual loans outstandings were $244 million at December 31, 1994, compared to $407 million at December 31, 1993. Total ORE was $257 million at December 31, 1994, compared to $905 million (excluding the accelerated disposition portfolio) at December 31, 1993.

     Domestic Commercial Real Estate Assets. At December 31, 1994, total domestic commercial real estate assets were $2,306 million, compared to $3,994 million at December 31, 1993. At December 31, 1994, there were no assets remaining in the accelerated disposition portfolio. At December 31, 1993, $222 million of assets remained in the portfolio.

  Chase Summary Financial Data

                                                                (UNAUDITED)
                                                            THREE MONTHS ENDED
                                                               DECEMBER 31,                   YEAR ENDED DECEMBER 31,
                                                          -----------------------           ---------------------------
                                                           1994             1993              1994               1993
                                                          ------           ------           --------           --------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
CONSOLIDATED CONDENSED STATEMENT OF INCOME:
  Interest Revenue......................................  $1,947           $2,155           $  8,134           $  8,468
  Interest Expense......................................   1,043            1,153              4,445              4,605
                                                          ------           ------           --------           --------
  Net Interest Revenue..................................     904            1,002              3,689              3,863
  Provision for Possible Credit Losses..................      90              195                500                995
  Provision for Loans Held for Accelerated
    Disposition.........................................      --               --                 --                566
                                                          ------           ------           --------           --------
  Net Interest Revenue After Provisions for Possible
    Credit Losses and Loans Held for Accelerated
    Disposition.........................................     814              807              3,189              2,302
  Other Operating Revenue...............................     672              878              3,053              2,949
  Other Operating Expenses..............................   1,275            1,199              4,472              4,520
                                                          ------           ------           --------           --------
  Income Before Taxes and Cumulative Effect of Change in
    Accounting Principle................................     211              486              1,770                731
  Net Income............................................     229              313              1,205                966

PER COMMON SHARE:
  Primary Earnings......................................  $ 1.10           $ 1.53           $   5.87           $   4.79
  Cash Dividends Declared...............................    0.40             0.30               1.46               1.20

CONSOLIDATED CONDENSED STATEMENT OF CONDITION:
  Total Assets..........................................                                    $114,038           $102,103
  Total Deposits........................................                                      69,956             71,509
  Intermediate- and Long-Term Debt......................                                       5,070              5,641
  Nonredeemable Preferred Stock.........................                                       1,400              1,399
  Common Stockholders' Equity...........................                                       6,959              6,723
  Total Stockholders' Equity............................                                       8,359              8,122

EARNINGS RATIOS (UNAUDITED):
  Return on Average Total Assets*.......................    0.75%            1.18%              1.01%              0.94%
  Return on Average Common Stockholders' Equity.........    11.3%            17.9%              15.8%              14.6%

CAPITAL RATIOS (UNAUDITED):
  As a Percentage of Risk Adjusted Period End Total
    Assets:
    Tier 1 Capital......................................                                        8.30%              8.44%
    Total Capital.......................................                                       12.78%             13.22%
  Tier 1 Leverage.......................................                                        7.37%              7.81%

- ---------------
* On January 1, 1994, Chase adopted FASB Interpretation No. 39. As a result of such adoption, Chase's Trading Account Assets and Liabilities increased approximately $8 billion at December 31, 1994. This had the effect of decreasing the return on average total assets ratio and the Tier 1 Leverage ratio.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement-Prospectus is being furnished to holders of UST Common Stock in connection with the solicitation of proxies by the UST Board for use at the Special Meeting, to be held at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York, in the Auditorium on the first floor, on March 22, 1995, at 10:00 A.M., local time, and any adjournments or postponements thereof, (i) to consider and vote upon the Distribution Proposal, (ii) to consider and vote upon the Merger Proposal and (iii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Each copy of this Proxy Statement-Prospectus mailed to holders of UST Common Stock is accompanied by a form of proxy for use at the Special Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO UST IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     This Proxy Statement-Prospectus is also furnished to UST stockholders as the prospectus of Chase relating to the issuance by Chase of shares of Chase Common Stock in connection with the Merger.

RECORD DATE

     The UST Board has fixed the close of business on February 1, 1995, as the Record Date for the determination of the holders of UST Common Stock entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

VOTE REQUIRED

     As of the Record Date, 9,489,309 shares of UST Common Stock were outstanding and held by approximately 2,070 holders of record. Each share of UST Common Stock outstanding on the Record Date will be entitled to one vote upon each matter to come before the Special Meeting. Approval of the Distribution and authorization and adoption of the Merger Agreement require, in each case, the affirmative vote of two-thirds (or 66 2/3%) of the total number of shares entitled to be voted at the Special Meeting.

     The presence in person or by proxy at the Special Meeting of a majority of the number of shares entitled to be voted is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining whether a quorum is present. With respect to the proposals to approve the Distribution and to authorize and adopt the Merger Agreement, abstentions will have the same effect as a vote against each such proposal. Under the rules of the NASD, brokers who hold shares in street name for customers will not have the authority to vote such shares on the Distribution Proposal or the Merger Proposal unless such brokers receive specific instructions from the beneficial owners of such shares. While shares as to which there is a non-vote by a broker will be counted as present for purposes of a quorum, such non-vote will have the same effect as a vote against approval of the Distribution and against authorization and adoption of the Merger Agreement.

     It is a condition to the consummation of the Distribution that the Merger Agreement have been authorized and adopted by the stockholders of UST, and it is a condition to consummation of the Merger that the Distribution have been approved by the stockholders of UST.

     As of the Record Date, directors and executive officers of UST owned beneficially an aggregate of 792,431 shares of UST Common Stock (including shares issuable upon the exercise of employee stock options which are currently exercisable or which become exercisable within 60 days), or approximately 7.93% of the shares of UST Common Stock outstanding on such date. See "The
Merger -- Interests of Certain Persons in The Transactions", "Effect of Transactions on UST Employees and UST Benefit Plans" and "Beneficial Ownership".

     As of the Record Date, directors and executive officers of Chase did not beneficially own any shares of UST Common Stock.

VOTING AND REVOCATION OF PROXIES

     Shares of UST Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF UST COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR BOTH THE DISTRIBUTION PROPOSAL AND THE MERGER PROPOSAL. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with the Secretary of UST prior to or at the Special Meeting, or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to U.S. Trust Corporation, 114 West 47th Street, New York, New York 10036. Attention:
Office of the Secretary. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

     The UST Board is not currently aware of any matters to come before the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Proxies voted against the Distribution Proposal or the Merger Proposal, however, will not be used to vote in favor of an adjournment to the Special Meeting for the purpose of soliciting additional votes.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of UST, who will not be specifically compensated for such services, may solicit proxies from UST stockholders personally or by telephone, telecopy or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, UST has retained Morrow & Co. to assist in the solicitation of proxies from its stockholders. The fees to be paid to such firm for such services by UST are not expected to exceed $7,500, plus reasonable out-of-pocket costs and expenses. UST will bear the expenses in connection with the solicitation of proxies for the Special Meeting.

DISSENTERS' RIGHTS

     Holders of UST Common Stock will be entitled to dissenters' rights in connection with the Merger. See "The Merger -- Dissenters' Rights".

                                THE TRANSACTIONS

     Pursuant to the transactions described in this Proxy Statement-Prospectus, Chase will acquire the Chase Acquired Business, which is comprised of the Processing Business and the Related Back Office. The Processing Business consists of (i) the unit investment trust business of USTNY and its affiliates, which includes, among other things, acting as trustee for "unit investment trusts" (as such term is defined in the Investment Company Act of 1940, as amended), maintaining custody of securities and investments for unit trusts and providing other processing support to unit trusts, (ii) the mutual funds services business of UST and its subsidiaries, which includes, among other things, providing domestic and global custody, transfer agency and other administrative services to registered investment companies and (iii) the institutional asset services business of USTNY and its affiliates, which includes, among other things, master trust and custody services, securities lending services, rabbi trust services and certain money management services. The Related Back Office consists of USTNY's Computer Services Division and Securities Services and Trust Operations Division, including, but not limited to, computer equipment, furniture, fixtures, inventory and supplies and other property (but not including any property related to certain bank processing services, such as loan processing services, deposit and check processing services and the like).

     The sale of the Chase Acquired Business will be effected through a series of sequential transactions, including the Distribution and the Merger, all as set forth in the Merger Agreement. The purpose of this complex structure is to permit the sale of the Chase Acquired Business to Chase on a tax-free basis to UST and its stockholders in a transaction in which UST stockholders will receive Chase Common Stock and will also retain their proportionate equity interests in the Core Businesses in the form of Spinco Common Stock to be received in the Distribution. In order to ensure the tax-free nature of the sale, UST (which will then hold only the Chase Acquired Business) will merge with and into Chase. Accordingly, a "reverse spinoff" structure was adopted pursuant to which the Core Businesses will be transferred to Spinco and its subsidiaries and the common stock of Spinco will, prior to the Merger, be distributed to UST stockholders in the Distribution. After the Distribution and at the Effective Time, UST and its remaining subsidiaries, USTNY, Mutual Funds Service Company, a Delaware corporation ("MF Service Company"), and U.S. Trust Company of Wyoming, a Wyoming corporation ("UST-WY"), will hold the Chase Acquired Business. Chase will effectively acquire the Chase Acquired Business in the Merger and the subsequent merger of USTNY with and into CMB (the "Bank Merger"), pursuant to which UST and USTNY will be merged with and into Chase and CMB, respectively, and MF Service Company and UST-WY will become subsidiaries of Chase or CMB.

     The current corporate structure of UST and its subsidiaries is as follows:



                                   [CHART]

     A chart of the corporate structure of UST shows an oval marked "UST Stockholders". Underneath the UST Stockholders oval is a box marked "UST", which is connected to the UST Stockholders oval by a vertical line. The UST box has a vertical line extending below it to connect it with five separate boxes indicating wholly owned subsidiaries of UST. The five boxes are marked, "SPINCO", "UST-WY", "Other Subsidiaries", "MF Service Company", "USTNY (Core Businesses and Chase Acquired Businesses)"; the last box marked "USTNY (Core Businesses and Chase Acquired Businesses)" has a box below it marked "NEW TRUSTCO" which box is connected to the USTNY box by a vertical line indicating it to be a wholly owned subsidiary of USTNY. A line with arrow points at each end extends from the box marked "UST" to a separate box marked "Chase"; the line with the two arrow points is marked with the term "Merger Agreement."

     The significant sequential transactions that will be effected in order to accomplish the Distribution and the Merger, all of which will take place at or shortly before the Effective Time, are briefly described below:

          First, pursuant to the Contribution Agreement, USTNY will assign and transfer the Core Businesses to New Trustco, which will have been organized as a wholly owned bank subsidiary of USTNY;

          Second, pursuant to the Distribution Agreement, USTNY will dividend all the stock of New Trustco to UST;

          Third, pursuant to the Distribution Agreement, UST will contribute to Spinco all the stock of New Trustco, the capital stock of all UST's subsidiaries (other than USTNY, MF Service Company and UST-WY) and certain miscellaneous assets of UST, including cash or securities then held by UST;

          Following the Internal Reorganization described above, the corporate structure of UST and its subsidiaries will be as follows:



                                   [CHART]

          A chart of corporate structure of UST shows the UST Stockholders oval connected to the UST box as in the prior chart. Beneath the UST box are four boxes connected by a vertical line to the UST box indicating each is a wholly owned subsidiary of UST; the four boxes are marked "SPINCO", "UST-WY", "MF Service Company" and "USTNY (Chase Acquired Business)". Set forth below the Spinco box are two boxes denoting wholly owned subsidiaries of Spinco -- one marked "Other Subsidiaries" and the other marked "New Trustco (Core Businesses)". A line with arrow points at each end extends from the box marked UST to a separate box marked Chase; the line with the two arrow points is marked with the term "Merger Agreement".

          Fourth, pursuant to the Distribution Agreement, Spinco will effect a recapitalization pursuant to which its authorized common stock will be increased to 40,000,000 shares and the shares then outstanding, all of which will be held by UST, will be equal to the number of shares of UST Common Stock outstanding immediately prior to the Distribution;

          Fifth, pursuant to the Distribution Agreement, UST will distribute to each of its stockholders in the Distribution one share of Spinco Common Stock in respect of each share of UST Common Stock held by such stockholder on the Distribution Record Date;

          Sixth, shortly after the Distribution, the Merger will be consummated pursuant to the Merger Agreement; and

          Seventh, immediately after the Merger, the Bank Merger will be completed, and USTNY will merge into CMB.

          Following the Distribution, the Merger and the Bank Merger, the corporate structure of UST and its subsidiaries and Chase and its subsidiaries (as affected by the Merger and the Bank Merger) will be as follows:



                                   [CHART]

          A chart of corporate structure of Spinco and Chase is set forth. The UST Stockholders oval has two vertical lines running beneath it; one connects to a box marked "Spinco" and the second connects to a box marked "Chase". The vertical line between the UST Stockholders oval and the Spinco box has "100%" adjacent to it; the vertical line between the UST Stockholders oval and the Chase box has the words "Stock received in the Merger" adjacent to it with an asterisk. (The asterisk indicates a footnote which states "Expected to be less than 7% of the outstanding shares of Chase Common Stock.") A vertical line extends below the Spinco box and is connected to two separate boxes marked "Other Subsidiaries" and "New Trustco (Core Businesses)", indicating wholly owned subsidiaries of Spinco. Above the Chase box is an oval marked "Other Stockholders of Chase" which is connected to the Chase box by a vertical line. Beneath the Chase box is a vertical line connected to a single box marked "CMB (including Chase Acquired Business through merger of USTNY into CMB)"; beneath the CMB box are two boxes connected by a vertical line to the CMB box; one such box is marked "UST-WY" and the other box is marked "MF Service Company", indicating that each is a wholly owned subsidiary of CMB.

                                 THE COMPANIES

UST

     UST was incorporated in New York in 1977 and became a bank holding company in 1978. USTNY, UST's principal subsidiary, was created as a trust company by Special Act of the New York Legislature in 1853. UST, through USTNY and its other subsidiaries, provides financial services to individuals and institutions. UST conducts five principal businesses: asset management, private banking, special fiduciary, corporate trust and securities processing. The Chase Acquired Business will constitute all the assets and liabilities of UST at the Effective Time. See "The Distribution". Immediately prior to the Time of Distribution, the Core Businesses will be transferred to Spinco. At the Time of Distribution, the Core Businesses, which will be held directly or indirectly by Spinco, will include the assets and liabilities of, and certain of the subsidiaries conducting, UST's asset management, private banking, special fiduciary and corporate trust businesses. At September 30, 1994, UST and its consolidated subsidiaries had total assets of approximately $4.0 billion, total deposits of approximately $2.4 billion and shareholders' equity of approximately $239.6 million. For the nine months ended September 30, 1994, the Chase Acquired Business accounted for approximately $113.9 million, or 37%, of UST's consolidated revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement attached as Appendix H hereto.

     The Chase Acquired Business is currently conducted by USTNY utilizing certain of its assets and by MF Service Company and UST-WY, each of which is engaged solely in the Processing Business. The Core Businesses, which includes all subsidiaries of UST not engaged primarily in the Processing Business (other than USTNY), will be transferred to Spinco (or subsidiaries of Spinco) prior to the Distribution, and, accordingly, will not be acquired by Chase as a consequence of the Merger.

     UST's principal executive office is located at 114 West 47th Street, New York, New York 10036 and its telephone number at such office is (212) 852-1000.

CHASE

     Chase is a bank holding company that was incorporated in Delaware in 1969 and whose principal subsidiary is CMB. In addition to CMB, Chase holds investments in other subsidiaries that provide a variety of financial services, including commercial and consumer financing, investment banking, securities trading and investment advisory services. Chase's primary strategy is that of a global bank with a diversified domestic base serving three interrelated franchises: global financial services, domestic consumer products and regional banking in the northeastern United States. Over the last few years, Chase has focused its business and marketing efforts on two types of customers -- retail (individuals and small and medium-sized businesses) and wholesale (primarily large corporations and institutions). Chase's business groups serving retail customers are National Consumer Product Companies, Regional Banking and Global Private Banking; those serving wholesale customers are Global Corporate Finance, Global Markets and Transaction and Information Services. In addition to these core business groups, the Real Estate Finance Sector manages Chase's loan portfolio related to the domestic commercial real estate business and the LDC Portfolio Management group oversees Chase's portfolio of cross-border extensions of credit to refinancing countries. At September 30, 1994, Chase and its consolidated subsidiaries had total assets of approximately $117.1 billion, total deposits of approximately $68.9 billion and shareholders' equity of approximately $8.4 billion.

     Chase's ability to pay dividends on its preferred and common stock is derived from several sources, including, among other sources, dividends from its banking and nonbanking subsidiaries. The ability of Chase's banking subsidiaries to pay dividends is subject to certain restrictions.

     National banks are subject to various legal limitations which prohibit the payment of dividends in certain circumstances and restrict the amount that may be paid without the prior approval of the OCC. Under the provisions of 12 U.S.C. 56, a national bank may not pay a dividend in an amount greater than its undivided profits. In addition, under the provisions of 12 U.S.C. 60, the approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds such bank's net income for that year, combined with its retained net income for the preceding two calendar years, less any required transfers to surplus.

     At September 30, 1994, under the more restrictive of these limitations, CMB could declare dividends during the remainder of 1994 of approximately $1.3 billion, combined with an additional amount equal to its net income from September 30, 1994 up to the date of any dividend declaration. Under applicable state and Federal laws, The Chase Manhattan Bank (USA) ("Chase USA") and Chase Bank of Maryland ("Chase Maryland") could declare dividends during the remainder of 1994 of approximately $1 billion and $6 million, respectively, combined with an additional amount equal to their respective retained net profits from September 30, 1994 up to the date of any dividend declaration. The payment of dividends by bank holding companies and their banking subsidiaries may also be limited by other factors, including applicable regulatory capital guidelines and leverage limitations.

     Chase is a legal entity separate and distinct from CMB and Chase's other subsidiaries. There are various legal limitations on the extent to which banks, such as CMB, Chase USA and Chase Maryland, that are insured by the FDIC, may finance or otherwise supply funds to certain of their affiliates. In particular, each bank that is a subsidiary of Chase is subject to certain restrictions on any extensions of credit to, or other covered transactions, such as certain purchases of assets, with Chase or such affiliates. Such restrictions prevent banking subsidiaries of Chase from lending to Chase and their affiliates unless such extensions of credit are secured by collateral in specified amounts and are made on terms and conditions that are substantially the same as those prevailing for comparable transactions with non-affiliated companies. Further, such covered transactions by any such bank are limited in amount as to Chase or any such affiliate to 10 percent of such bank's capital and surplus and as to Chase and all such affiliates in the aggregate to 20 percent of such bank's capital and surplus.

     Chase's principal executive office is located at 1 Chase Manhattan Plaza, New York, New York 10081 and its telephone number at such office is (212) 552-2222.

     To obtain additional information concerning the respective businesses of UST and Chase, including audited and unaudited financial information, see "Available Information" and "Incorporation of Certain Information by Reference". For a more detailed description of the businesses to be transferred to Spinco, including audited and unaudited financial information, see the Information Statement attached as Appendix H hereto.

                                   THE MERGER

     This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. As used in this Proxy Statement-Prospectus, the "Chase Acquired Company To Be Merged" means UST, together with its subsidiaries, USTNY, MF Service Company and UST-WY (and any subsidiaries of MF Service Company or UST-WY), which collectively will own and conduct the Chase Acquired Business at the Effective Time. ALL UST STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF THE MERGER

     UST's management has regularly reviewed possible strategies and transactions to enhance UST's competitiveness and to position its assets and businesses in a manner that would increase the value of those assets and of UST's business and operations, thereby increasing stockholder value. These strategies included a possible acquisition and joint ventures, internal restructurings, outsourcing of operational services and the divestiture of one of its businesses. In December 1993, UST's management determined that UST should examine the possibility of a divestiture of the Processing Business in its entirety. The principal reasons for UST's determination to actively pursue this strategic course of action was the conclusion that the securities processing business would require significant allocations of capital and financial resources on an ongoing basis to remain competitive, while UST anticipated needs for additional capital and financial resources to expand its more profitable growth opportunities in the asset management, private banking, and corporate trust businesses over the coming years. In addition, UST's management believed that, in light of the size of its capital, the inherent operating risks in securities processing businesses generally could, over time, threaten UST's reputation and franchise in the Core Businesses.

     Accordingly, beginning in early 1994, UST explored with counsel and CS First Boston possible structures for various transactions involving the sale or other disposition of the Processing Business. During the early summer of 1994, members of UST's management had informal discussions with a large financial institution regarding a possible asset swap involving the assets of the Processing Business, but were unable to agree with such financial institution on how to proceed with such a transaction. In August 1994, the UST Board determined to continue to explore various strategic alternatives regarding the Processing Business, and authorized CS First Boston to prepare materials and contact companies on a preliminary basis to determine whether a sale of the Processing Business or its assets to one of such companies was possible at an appropriate price.

     CS First Boston contacted 10 companies, including Chase, on a confidential basis. On August 17, 1994, after executing confidentiality agreements, certain nonpublic information concerning the Processing Business and the Related Back Office was provided to, and initial indications of interest solicited from, all 10 of those companies. On September 6, 1994, UST received indications of interest from six companies regarding the purchase of the Processing Business (and, in some cases, the Related Back Office) on both a taxable and non-taxable basis. Based on the indications of interest, UST invited five of the six companies to perform a due diligence review of the Processing Business and the Related Back Office. On October 18, 1994, following completion of due diligence reviews by all five companies, UST received formal bids for the purchase of the Processing Business and the Related Back Office from three companies, including Chase, each of which involved a tax-free transaction structure. On October 21, 1994, following discussions with each of the three bidders regarding certain aspects of their respective bids, UST received revised bids from Chase and one other bidder. UST, in consultation with its legal and financial advisors, considered all aspects of the revised bids, including the consideration offered, the proposed transaction structure, the proposed treatment of UST employees (including severance arrangements) and the proposed arrangements for providing back office services to Spinco.

     Based primarily on the consideration offered by Chase, as well as the other aspects of its bid, UST agreed to enter into exclusive negotiations with Chase on October 21, 1994, and began immediately thereafter negotiating the terms of a transaction.

     UST continued negotiations with Chase from October 21, 1994 through November 17, 1994. These negotiations were conducted principally at a number of meetings attended by representatives of UST and Chase and their respective legal and/or financial advisors. Negotiations were also conducted telephonically from time to time during such period. The negotiations focused principally on the terms of the various documents relating to the Distribution and the Merger, as well as the terms of a services agreement to be entered into by Spinco and a subsidiary of Chase at the Effective Time pursuant to which such subsidiary would provide Spinco with custody and other back office services following the Merger.

     On October 24, 1994, in response to unusually high trading volume in its stock, UST issued a press release announcing that it was engaged in negotiations with a third party for the sale of its securities processing business. On November 16, 1994, in response to an article in the American Banker that incorrectly described the proposed transaction, UST issued a press release reiterating its October 24 press release.

     On November 17, 1994, the parties reached substantial agreement on the terms of the transaction. The UST Board considered the terms of the Merger Agreement and the related documents at a meeting on the evening of November 17, 1994. At the November 17 meeting, CS First Boston made a presentation to the UST Board regarding the transactions and delivered its fairness opinion. See
"-- Opinion of the Financial Advisor to the UST Board". Following unanimous approval by the members of the UST Board present at the meeting to consider the Distribution and the Merger, the Merger Agreement was entered into early on the morning of November 18, 1994, and the proposed transaction was publicly announced shortly thereafter.

UST'S REASONS FOR THE MERGER; RECOMMENDATION OF THE UST BOARD

     The UST Board has unanimously determined the Merger to be in the best interests of and fair to UST and its stockholders. THE UST BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS AUTHORIZATION AND ADOPTION BY UST STOCKHOLDERS.

     In reaching this determination and recommendation, the UST Board considered the following factors:

          (a) the terms and conditions of the Merger Agreement, including (i) the amount and form of the consideration, (ii) the terms for determining the amount of Chase Common Stock to be received in connection with the Merger by UST stockholders and (iii) the degree of flexibility provided to UST to conduct the businesses to be transferred to Spinco prior to the Effective Time;

          (b) the existing conditions in, and future prospects of, the Processing Business and in particular the ongoing capital and financial requirements of UST's securities processing business and the existing position of UST as an independent competitor in that industry;

          (c) the scale required to maintain or improve margins in securities processing businesses generally, the growth prospects of UST with and without the Processing Business, UST's lack of an in-house global custody capability and other related revenue producing services that could improve the profitability of the Processing Business, and the potential for damaging the reputation of UST and its overall franchise business resulting from the relative difficulty faced by smaller institutions in managing the inherent operating risks in securities processing businesses generally;

          (d) the fact that the Distribution will allow UST stockholders to retain a continuing interest in UST's asset management, private banking, special fiduciary and corporate trust businesses through their ownership interest in Spinco following the Merger;

          (e) historical data relating to market prices and trading volumes of and dividends on UST Common Stock, historical data relating to market prices and trading volumes of and dividends on Chase Common Stock, market prices of Chase Common Stock compared to those of certain other publicly traded companies and Chase's credit ratings;

          (f) the regulatory approvals and private letter ruling required for the Merger, as well as the risks, uncertainties and possible delays associated with such regulatory approvals and private letter ruling, and the estimated length of time required to consummate the Merger;

          (g) the fact that CS First Boston had solicited 10 companies for the sale of UST's securities processing business, and that Chase's proposal, which resulted in the execution of the Merger Agreement, was, in the view of the UST Board, the most favorable proposal received by UST;

          (h) the structure of the Merger and the Distribution, which would permit UST stockholders to exchange their UST Common Stock for Chase Common Stock and to receive shares of Spinco Common Stock, in each case on a tax-free basis;

          (i) Chase's willingness to hire approximately 1,120 UST employees, thereby limiting the number of UST employees whose employment will be terminated as a result of the transaction;

          (j) the terms of the Post Closing Covenants Agreement, including the indemnification provisions, the minimum capital requirement and the noncompetition provisions relating to Spinco (see "The Distribution -- Terms of the Post Closing Covenants Agreement");

          (k) the terms of the Tax Allocation Agreement to be entered into prior to the Distribution between Chase, UST and Spinco (the "Tax Allocation Agreement") (see "The Distribution -- Terms of the Tax Allocation Agreement");

          (l) Chase's ability to provide quality back office services for Spinco and its subsidiaries following the Merger;

          (m) the terms of the Services Agreement, including the annual base fee and the renewal option; and

          (n) the presentation of CS First Boston delivered to the UST Board at its meeting on November 17, 1994, including its written opinion dated November 17, 1994, as updated on the date of this Proxy Statement-Prospectus, that, as of each such date, the consideration to be received by UST stockholders in connection with the Merger, which was determined by arm's-length negotiations between UST and Chase, is fair to such stockholders from a financial point of view.

     The UST Board believes that the factors in paragraphs (b), (c), (d), (f),
(i), (l) and (m) support its determination that the Merger is in the best interests of UST and its stockholders. In particular, the UST Board believes that the factors described in paragraphs (b), (c) and (d) support this determination because the Merger (together with the Distribution) allows UST stockholders to sell the Processing Business to Chase while maintaining their equity interests in the Core Businesses. The UST Board also believes that the factors described in paragraphs (l) and (m) support this determination because the UST Board believes Chase will provide quality back office services for Spinco at a cost substantially below the cost that would be required for Spinco to provide such services to itself.

     The UST Board considered the factors in paragraphs (a), (e), (g), (h), (j),
(k) and (n) above in reaching its determination that the consideration to be received in the Merger by UST stockholders is fair. In particular, the UST Board believes the terms of the transactions and the amount and form of consideration to be received in the Merger, taking into account the historical data described in paragraph (e), allow UST stockholders to receive a fair price for the Processing Business, and that such belief is supported by CS First Boston's solicitation process described in paragraph (g) and CS First Boston's fairness opinion described in paragraph (n).

     Based on all of these considerations, and such other matters as the members of the UST Board deemed relevant, the members of the UST Board present at the meeting at which the Merger was considered unanimously approved the Merger Agreement and the transactions contemplated thereby.

     The foregoing discussion of the information and factors considered and given weight by the UST Board is not intended to be exhaustive but is believed to include all material factors considered by the UST Board. In addition, in reaching the determination to approve, and to recommend approval and authorization of, the Distribution and the Merger, the UST Board did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given different weights to different factors. The members of the UST Board present at the meeting at which the Distribution and the Merger were considered were, however, unanimous in their recommendation to the holders of UST Common Stock that the Distribution be approved and that the Merger Agreement be authorized and adopted.

     THE UST BOARD RECOMMENDS THAT UST STOCKHOLDERS VOTE FOR APPROVAL OF THE DISTRIBUTION AND AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF THE FINANCIAL ADVISOR TO THE UST BOARD

     UST retained CS First Boston to act as financial advisor in connection with the Merger and related matters based upon its qualifications, expertise, and reputation, as well as CS First Boston's prior investment banking relationship and familiarity with UST. CS First Boston is an internationally recognized investment banking firm regularly engaged in the valuation of businesses (including banks and financial institutions) and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

     On November 17, 1994, at the meeting at which the UST Board approved the Merger Agreement, and as of the date of this Proxy Statement-Prospectus, CS First Boston delivered opinions to the UST Board to the effect that, as of such dates, the consideration to be received by UST stockholders pursuant to the Merger, which was determined by arm's-length negotiations between UST and Chase, was fair to such stockholders from a financial point of view.

     THE FULL TEXT OF THE OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX F AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT-PROSPECTUS. THE SUMMARY OF THE OPINIONS OF CS FIRST BOSTON SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION ATTACHED HERETO AS APPENDIX F. THE NOVEMBER 17, 1994 OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO.

     In rendering its opinions, CS First Boston (a) reviewed certain publicly available financial information relating to UST and Chase, (b) reviewed certain other information, including financial forecasts, provided to it by management of UST, and met with the management of UST to discuss the Chase Acquired Business, (c) considered the financial terms of certain transactions in the processing industry, (d) reviewed publicly available financial and stock market data for companies providing data processing services and (e) considered such other information, financial studies, analyses, and investigations, and financial, economic, and market criteria that it deemed relevant.

     CS First Boston, in conducting its analyses and in arriving at its opinions, did not assume any responsibility for independent verification of any of the information considered and relied on the completeness and accuracy of such information in all material respects. With respect to the financial forecasts, UST management advised CS First Boston, and CS First Boston assumed without independent verification, that such financial forecasts were reasonably prepared, reflecting the best currently available estimates and judgments of UST management as to the future financial performance of the Chase Acquired Business (and the assumptions and bases therefor). CS First Boston did not assume any responsibility for conducting, nor did it conduct, a physical inspection, evaluation or appraisal of any of the properties or assets of UST and did not make or obtain any such inspection, evaluation or appraisal. The opinions of CS First Boston are necessarily based on economic, market, and other conditions as in effect on, and the information made available to CS First Boston as of, the dates of its analyses. CS First Boston did not express and is not expressing any opinion as to what the value of the Chase Common Stock or Spinco Common Stock will be when issued to the UST stockholders in connection with the Merger or the Distribution, or the prices at which such stock will trade subsequent to such issuance. CS First Boston assumed, with the consent of UST, that the Merger and the Distribution will be treated as tax-free transactions.

     The following is a brief summary of the analyses performed by CS First Boston in connection with rendering its opinion dated November 17, 1994:

          Discounted Cash Flow Analysis. CS First Boston performed a discounted cash flow analysis using financial forecasts furnished by UST management, and based on a number of assumptions including, among other things, discount rates ranging from 12.0% to 14.0%, and terminal value to earnings multiples ranging from 8x to 10x applied to 1999 forecasted earnings, with implied perpetual dividend growth ranging from 0.0% to 4.0%, all of which were selected by CS First Boston based on its experience in performing such analysis. This analysis showed values ranging from $235 million to $290 million, compared to an assumed value for the Merger of $363.5 million. The analysis did not reflect any potential cost savings, including the elimination of overhead allocated by UST to the Chase Acquired Business. This analysis did not purport to be indicative of actual or expected values of the Chase Acquired Business before or after the Merger.

          Comparable Transaction Analysis. CS First Boston analyzed certain financial aspects of certain transactions for which data was available since 1990. These transactions involved companies engaged in the financial services data processing business. Data processing services comprise only a limited component of the Chase Acquired Business. CS First Boston compared the enterprise value of the businesses sold as a multiple of last-twelve-month ("LTM") revenues and earnings before income tax

     ("EBIT") and the equity value of the businesses sold as a multiple of LTM net income. For the Merger, CS First Boston assumed an enterprise value and an equity value of $363.5 million, and used estimated 1994 revenues, EBIT and net income (each as provided by UST management) for the Chase Acquired Business. Averages excluded certain outlying multiples. The multiples of enterprise value to LTM revenues ranged from 0.8x to 1.9x and averaged 1.4x (compared to a multiple of 2.3x for the Merger). The multiples of enterprise value to LTM EBIT ranged from 10.2x to 17.7x and averaged 14.1x (compared to a multiple of 9.3x for the Merger). The multiples of equity value to LTM net income ranged from 16.6x to 24.3x and averaged 21.5x (compared to 16.3x for the Merger). In its presentation to the UST Board, CS First Boston indicated that while this analysis is a customary valuation methodology, because of dissimilarities between the companies involved and the Chase Acquired Business, CS First Boston gave less weight to this methodology in arriving at its opinions.

          Comparable Company Analysis. In performing comparable company analysis, CS First Boston analyzed financial information and ratios of the following processing companies: First Financial Management Corp, First Data Corp., SPS Transaction Services, National Data Corp., Equifax, Inc., Fiser Inc. and Total Systems Services, Inc. (using data as of June 30, 1994, except for per-share amounts). Among the financial information compared was information relating to operating margins, net margins, return on average common equity, return on average total capital and market value as a multiple of LTM earnings per share, of book value and of earnings per share estimates. Earnings per share estimates were based on First Call estimates and longer-term growth estimates were based on Institutional Brokers Estimate System ("IBES") estimates. First Call and IBES are third-party data services that monitor and publish estimates produced by selected research analysts regarding companies of interest to investors. CS First Boston concluded that the comparison of the Chase Acquired Business to these companies was not meaningful because of variances in projected revenue and earnings growth rates and dissimilarity between the businesses conducted, based on, among other things, differences between each of the companies' asset and business mix, financial position, operations and markets.

     In arriving at its opinions, CS First Boston performed certain financial analyses, the material portions of which are summarized above. CS First Boston believes that these analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying its opinions. Moreover, the summary set forth above does not purport to be a complete description of the analyses performed by CS First Boston. CS First Boston's opinions are addressed solely to the UST Board and should not be viewed as a recommendation as how any UST stockholders should vote. The analyses performed by CS First Boston are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect actual market valuations or trading ranges, which may vary significantly from amounts set forth above. Actual trading values will depend on several factors, including events affecting the sectors of the processing industry in which UST competes, general economic, market and interest rate conditions, and other factors that generally influence the price of securities. With respect to the comparable company analysis and comparable transaction analysis summarized above, no company utilized as a comparison is identical to UST or the Chase Acquired Business and such analyses necessarily involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or trading values of the companies analyzed. In performing its analyses, CS First Boston made numerous assumptions regarding industry performance, general business, and economic conditions, and other matters, many of which are beyond the control of UST. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses. CS First Boston's opinion was only one of many factors taken into consideration by the UST Board.

     In connection with its opinion dated as of the date of this Proxy Statement-Prospectus, CS First Boston confirmed the appropriateness of its reliance on the analyses used to render its November 17, 1994, opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     UST and CS First Boston have entered into an agreement relating to the services to be provided by CS First Boston in connection with the Merger. UST has agreed to pay CS First Boston fees as follows: (a) a fee of one percent of the aggregate consideration paid for the Chase Acquired Business plus (b) an additional advisory fee of $250,000 for future services. In the event the Merger is not completed as proposed but UST consummates a restructuring or spin-off, a fee of $500,000 will be payable, in lieu of the fee described in clause (a) above. UST has also agreed to reimburse CS First Boston for its reasonable out-of-pocket expenses and to indemnify CS First Boston and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under the federal securities laws.

     In addition to the financial advisory services referred to above, CS First Boston acted as financial advisor to UST in connection with various acquisition and divestiture assignments and in connection with the placement of debt securities, for all of which CS First Boston has received customary compensation. CS First Boston has also provided certain investment banking services to Chase for which CS First Boston has received customary compensation.

CHASE'S REASONS FOR THE MERGER

     Chase seeks to acquire the Chase Acquired Business to strengthen and expand its existing transaction and information services business. Chase currently provides domestic and global custody, cash management, payments, trade services, trust, and other fiduciary services to corporate and institutional clients throughout the United States and around the world through its Chase InfoServ International ("InfoServ") unit. InfoServ's Global Securities Services ("GSS") unit is a leading provider of domestic and global custody services, with estimated assets under custody of approximately $1.3 trillion as of the third quarter of 1994. GSS serves the requirements of global institutional investors, including pension funds, public retirement funds, endowments and foundations for custodial, trust, settlement, safekeeping, portfolio reporting, performance evaluation and investment fund services.

     While Chase is already a significant provider of securities processing services, having particular strength in global custody, the acquisition of the Chase Acquired Business will allow GSS to expand its presence in certain areas, including mutual fund accounting, administration, and mutual fund transfer agency services. Chase expects that by increasing GSS's volume, expanding its product range and reducing average costs, the Merger will enhance the ability of GSS and other Chase units to provide custody and other securities processing services to clients throughout the world.

TERMS OF THE MERGER

     The Merger

     At the Effective Time, UST and Chase will consummate the Merger in which UST will be merged with and into Chase. Chase will be the Surviving Corporation in the Merger, and the separate existence of UST will cease.

     Certificate of Incorporation and Bylaws

     The Merger Agreement provides that the restated certificate of incorporation of Chase (the "Chase Certificate of Incorporation") at the Effective Time will be the restated certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with applicable law. The bylaws of Chase (the "Chase Bylaws") in effect at the Effective Time will be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with applicable law.

     Directors and Officers

     The directors of Chase at the Effective Time will be the directors of the Surviving Corporation, each to hold office until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified. The officers of Chase at the Effective Time will be the officers of the Surviving Corporation, each to hold office until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified. The current executive officers of UST will not be employed by the Surviving Corporation following the Merger.

     Conversion of UST Common Stock in the Merger

     Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of UST Common Stock (other than any shares of UST Common Stock owned by Chase or any wholly owned subsidiary of Chase or UST (other than in a fiduciary, custodial or similar capacity) and any shares of UST Common Stock owned by Dissenting Holders) will be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Chase Common Stock. The Conversion Number will be equal to the fraction of (a) $363,500,000, divided by (b) the product of (i) the greater of (A) the Average Value of Chase Common Stock and (B) $31.00, multiplied by (ii) the number of shares of UST Common Stock outstanding immediately prior to the Effective Time. The term "Average Value of Chase Common Stock" means the 10-day average of the daily average of the high and low sale prices for Chase Common Stock reported on the NYSE Tape. If the Average Value of Chase Common Stock is $31.00 or less per share, then the aggregate number of shares of Chase Common Stock to be issued in the Merger will be fixed at 11,725,806. Moreover, if the market value of Chase Common Stock on the Closing Date is less than the greater of the Average Value of Chase Common Stock and $31.00, then the value on the Closing Date of the aggregate consideration received by UST stockholders in the Merger will be less than $363,500,000. The number of shares of Chase Common Stock to be issued in the Merger will be determined as of the Closing Date, which date will be after the date of the Special Meeting.

     For example, if the Average Value of Chase Common Stock were $34.875, the Conversion Number (assuming 9,622,000 shares of UST Common Stock were outstanding immediately prior to the Effective Time) would be 1.083 shares of Chase Common Stock per share of UST Common Stock. If the Average Value of Chase Common Stock were $31.00 or less, the Conversion Number (assuming 9,622,000 shares of UST Common Stock were outstanding immediately prior to the Effective
Time) would be 1.219 shares of Chase Common Stock per share of UST Common Stock.

     So long as the Average Value of Chase Common Stock is equal to or greater than $31.00, if the market value of Chase Common Stock on the Closing Date is equal to such Average Value of Chase Common Stock, the value received by UST stockholders in the Merger will be $37.78 per share of UST Common Stock (assuming 9,622,000 shares of UST Common Stock are outstanding immediately prior to the Effective Time). If the Average Value of Chase Common Stock is less than $31.00, UST stockholders will receive 1.219 shares of Chase Common Stock per share of UST Common Stock. The actual value on the Closing Date of the Chase Common Stock received by UST stockholders will be equal to (i) the number of shares of Chase Common Stock issued in the Merger multiplied by (ii) the market value of Chase Common Stock on the Closing Date.

     Under the terms of the Merger Agreement, UST does not have the right to decline to consummate the Merger solely because the Average Value of Chase Common Stock or the market value of Chase Common Stock immediately prior to the Effective Time is substantially less than $31.00. Therefore, if the Merger is authorized and all other conditions to the Merger are satisfied or waived on or prior to the Effective Time, UST stockholders will assume the risk of a decline in Chase Common Stock below $31.00 per share from and after the date of the Special Meeting. See "The Merger -- Conditions -- Conditions of Obligations of UST".

     As of the Record Date, 9,489,309 shares of UST Common Stock were outstanding. The number of shares of UST Common Stock outstanding at the Effective Time is subject to change as a result of the exercise of stock options and the issuance of shares of UST Common Stock, if any, in connection with any acquisitions completed by UST prior to the Closing Date. UST has no present plan to make any acquisitions in which UST Common Stock would be issued. See "The Merger -- Conduct of Business Prior to the Effective Time". Neither UST nor Chase intends to acquire any shares of UST Common Stock prior to the Effective Time.

     Cash in Lieu of Fractional Shares

     No fractional shares of Chase Common Stock will be issued in the Merger. The Merger Agreement provides that each UST stockholder who otherwise would have been entitled to receive a fractional share of Chase Common Stock will be entitled to receive, in lieu thereof, an amount in cash equal to such fraction multiplied by the average of the high and low sale prices for Chase Common Stock on the business day immediately preceding the Closing Date, as reported on the NYSE Tape.

EFFECTIVE TIME; CLOSING

     The Merger will become effective and the Effective Time will occur immediately following the Distribution, upon the filing of a certificate of merger (the "Certificate of Merger") by the Department of State of New York and with the Secretary of State of Delaware or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement provides that the closing of the Merger (the "Closing") will take place on the first business day after the end of the first month ending (i) after April 15, 1995, and (ii) more than two business days after satisfaction of the conditions to the Merger Agreement, unless another date is agreed to in writing by UST and Chase. See "-- Conditions".

EXCHANGE OF CERTIFICATES IN THE MERGER

     As soon as practicable after the Effective Time, Chase will cause the Exchange Agent (as defined in the Merger Agreement) to mail to each holder of record of a certificate or certificates before the Effective Time representing outstanding shares of UST Common Stock (the "Certificates") (i) a Letter of Instruction for use in effecting the surrender of Certificates in exchange for certificates representing shares of Chase Common Stock and (ii) a form of letter of transmittal to accompany Certificates transmitted to the Exchange Agent. UST STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF INSTRUCTION IS RECEIVED. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive a certificate representing that number of whole shares of Chase Common Stock into which the shares of UST Common Stock formerly represented by such Certificate were converted in the Merger and a cash payment in lieu of any fractional shares of Chase Common Stock. The holders of Certificates will not be entitled to receive dividends or other distributions declared or made after the Effective Time with respect to Chase Common Stock until such Certificates are surrendered and no cash payment with respect to fractional shares will be paid to any such holder until such surrender. There will be paid to the record holder of the Chase Common Stock issued in exchange for each Certificate, without interest, (i) at the time of such surrender, the amount of cash payable in lieu of any fractional shares of Chase Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore previously paid with respect to such whole shares of Chase Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of Chase Common Stock with a record date after the Effective Time but prior to such surrender.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by UST as to: the corporate organization of UST and its subsidiaries and the Chase Acquired Company To Be Merged; the capitalization of UST; the authorization of the Merger Agreement, the Distribution Agreement, the Contribution Agreement, the Post Closing Covenants Agreement and the Tax Allocation Agreement (the Distribution Agreement, the Contribution Agreement, the Post Closing Covenants Agreement and the Tax Allocation Agreement are referred to herein collectively as, the "Distribution Documents"); required consents and approvals; the noncontravention of any agreement, law or charter or bylaw provision by the Merger Agreement, the Distribution Agreement, the other Distribution Documents and the consummation by UST of the transactions contemplated thereby; the absence of the need, except as specified in the Merger Agreement, for governmental consents to the Merger to be obtained by UST or any of its subsidiaries; the accuracy of UST's reports and financial statements filed with the Commission and the accuracy of information supplied by UST for use in this Proxy Statement-Prospectus and the Information Statement attached as Appendix H hereto; the absence of certain changes or events having a material adverse effect on the Chase Acquired Business; pending or threatened litigation against UST; absence of certain agreements with bank regulators; compliance by the Chase Acquired Business with applicable laws; obligations to brokers and finders; the assets, liabilities and customer agreements of the Chase Acquired Business; the absence of undisclosed liabilities of, and of material adverse changes or events relating to, the Chase Acquired Business; the absence of certain changes to, and the terms, existence, operations, liabilities and compliance with applicable laws of, UST's employee benefit plans; the lack of labor controversies relating to UST; the non-applicability of Section 912 of the NYBCL to the Merger Agreement, the Distribution Agreement, and the other Distribution Documents and the transactions contemplated thereby; the fact that the Merger Agreement and the Distribution Agreement and the transactions contemplated thereby will not result in Chase becoming an "Acquiring Person" or in a "Triggering Event" or "Distribution Date" occurring under the UST Rights Plan (as defined in "Conduct of the Business prior to the Effective Time; Certain Covenants -- UST Rights Plan"); the rights of the Chase Acquired Company To Be Merged in certain intellectual property; certain tax matters; the preparation and accuracy of the Chase Acquired Business balance sheets; the books of account of the Chase Acquired Business; the filing by UST and its subsidiaries of all necessary government reports; the condition, title and adequacy of certain properties held by the Chase Acquired Business; the condition of accounts of UST's investment company customers and the compliance by UST with governmental filing requirements applicable to investment company customers; certain information relating to customers of the Chase Acquired Business; certain matters relating to unit investment trusts; and certain internal control standards maintained by the Chase Acquired Company To Be Merged.

     The Merger Agreement also includes representations and warranties by Chase as to: the corporate organization of Chase; the capitalization of Chase; the authorization of the Merger Agreement; required consents and approvals; the noncontravention of any agreement, law or charter or bylaw provision by the Merger Agreement and the consummation by Chase of the transactions contemplated thereby; the absence of the need, except as specified in the Merger Agreement, for governmental consents to the Merger to be obtained by Chase; the accuracy of Chase's reports and financial statements filed with the Commission; the accuracy of information supplied by Chase for use in this Proxy Statement-Prospectus and the Information Statement attached as Appendix H hereto; the absence of certain changes or events having a material adverse effect on Chase; pending or threatened litigation against Chase; absence of certain agreements with bank regulators; compliance by Chase with applicable laws; the absence of receipt of any governmental notification preventing consummation of the Merger; the absence of a requirement for approval of the Merger by Chase stockholders; and obligations to brokers and finders.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME; CERTAIN COVENANTS

     Covenants of UST

     Pursuant to the Merger Agreement UST has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except for the Distribution and the other transactions expressly provided for in the Distribution Agreement and the Contribution Agreement, and except as expressly contemplated or permitted by the Merger Agreement or consented to by Chase in writing:

          (a) UST and its subsidiaries will each carry on the Chase Acquired Business in the usual, regular and ordinary course consistent with past practice and use its reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of prospective employees of the Chase Acquired Business following the Merger and preserve the relationships with customers, suppliers and others having business dealings with the Chase Acquired Business.

          (b) Subject to certain specified exceptions, UST will not, nor will it permit any subsidiaries of the Chase Acquired Company To Be Merged to, nor will UST propose to, (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than phantom share units required to be issued under any of UST's benefit plans) or (ii) other than in connection with the exercise of stock options outstanding as of the date of the Merger Agreement under any of UST's benefit plans, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of UST or any of its subsidiaries.

          (c) Subject to certain specified exceptions, the Chase Acquired Company To Be Merged will not issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale by any of its subsidiaries of, any shares of its capital stock of any class or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares equity interests or convertible securities.

          (d) UST will not, nor will it permit any subsidiaries of the Chase Acquired Company To Be Merged to, amend or propose to amend its Certificate of Incorporation or Bylaws.

          (e) The Chase Acquired Company To Be Merged will not (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation or other business organization that would be directly or indirectly acquired by Chase in the Merger, (ii) consummate any acquisition within three business days before or one business day after the Closing Date, or (iii) make any other investment in any person that would be directly or indirectly acquired by Chase in the Merger except for investments by the Chase Acquired Company To Be Merged in its existing wholly owned subsidiaries and investments made in the ordinary course of business consistent with past practices in an aggregate amount not exceeding $250,000.

          (f) The Chase Acquired Company To Be Merged will not sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the assets of the Chase Acquired Business other than in the ordinary course of business consistent with past practice and the sale or other disposition of obsolete equipment.

          (g) Subject to certain specified exceptions (including indebtedness to be assumed by Spinco) the Chase Acquired Company To Be Merged will not incur (which will not be deemed to include (i) certain refinancing transactions or (ii) deposits accepted in the ordinary course of business) any indebtedness for borrowed money or any obligation evidenced by a promissory note or other instrument or guarantee any such indebtedness or obligation or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Chase Acquired Company To Be Merged or any of its subsidiaries or guarantee any obligations of others.

          (h) Except as otherwise provided in or contemplated by the Merger Agreement, the Distribution Agreement or the Contribution Agreement, and subject to certain specified exceptions, UST will not, nor will it permit any of its subsidiaries to (i) adopt any benefit plan or amend any benefit plan other than a Retained Plan (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans" below) to the extent such adoption or amendment (x) would create or increase any liability or obligation on the part of UST or any of its subsidiaries that will not either (A) be fully performed or satisfied prior to the Effective Time or (B) be assumed by Spinco or New Trustco pursuant to the Contribution Agreement or the Distribution Agreement, or (y) would increase the number of shares of UST Common Stock (if any) to be issued under such benefit plan or (ii) amend any Retained Plan in any manner that would increase the liabilities or obligations of UST or any of its subsidiaries under such Retained Plan or would increase the number of shares of UST Common Stock to be issued under such Retained Plan; or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase the base salary of any prospective employee of the Chase Acquired Business.

          (i) Notwithstanding the fact that such action might otherwise be permitted under the Merger Agreement, the Chase Acquired Company To Be Merged will not take any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied or would materially impair the ability of UST to consummate the Distribution or the Merger or USTNY to consummate the transactions contemplated by the Contribution Agreement in accordance with the respective terms thereof or materially delay such consummation.

          (j) UST will promptly advise Chase orally and in writing of any change or development or combination of changes or developments that would cause its representation regarding agreements with bank regulators to be untrue. UST will, subject to certain exceptions, promptly provide Chase (or its counsel) copies of all filings made by UST or any of its subsidiaries with any Federal, state or foreign governmental entity in connection with the Merger Agreement, the Distribution Agreement, the Contribution Agreement and the transactions contemplated thereby.

          (k) The Chase Acquired Company To Be Merged will not change any of its accounting principles, policies or procedures, except such changes as may be required by generally accepted accounting principles.

          (l) UST will (i) furnish all information required in connection with approvals of or filings with bank regulators and other governmental entities in order to organize Spinco as a bank holding company and New Trustco as a bank and trust company, (ii) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between the Chase Acquired Company To Be Merged, on the one hand, and Spinco and its subsidiaries, on the other hand, except as contemplated by the Merger Agreement, the Distribution Agreement, the Contribution Agreement and the agreements referred to therein, and (iii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement, the Contribution Agreement or any of the agreements referred to therein.

          (m) UST will not, and will not permit any of its subsidiaries to, create certain liens relating to the Processing Business.

          (n) The Chase Acquired Company To Be Merged will not (i) enter into other than in the ordinary course of business, any material contract relating to the Acquired Contribution Assets or Assumed Contribution Liabilities (each as defined under "-- Terms of the Contribution Agreement" below) that cannot be assigned, free of liability to the Chase Acquired Company To Be Merged, to Spinco or one of its subsidiaries in connection with the transactions contemplated in the Distribution Agreement and Contribution Agreement; or (ii) enter into, terminate, or modify in any material respect certain material contracts or certain customer agreements other than in the ordinary course of business consistent with past practice and, in the case of such customer agreements, without consultation with Chase. In addition, UST will notify Chase in writing at least 30 days before making, or in any way becoming committed to make, any capital expenditure, or series of related capital expenditures relating to the Chase Acquired Business in excess of $50,000.

     UST has also agreed that, during the period from the date of the Merger Agreement and continuing to the Effective Time, as to itself and its subsidiaries, except as Chase shall otherwise agree in writing or as provided in the Merger Agreement and the Distribution Documents:

          (a) UST will not and will not permit its subsidiaries to make certain changes in the lines of business engaged in by (i) the Chase Acquired Company To be Merged or any of its subsidiaries as of the date of the Merger Agreement or (ii) UST and any of its subsidiaries as of the date of the Merger Agreement.

          (b) UST will not, and will not permit any of its subsidiaries to, take any action, including, without limitation, with respect to the terms of the Certificate of Incorporation or Bylaws of Spinco, that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied or that would materially impair the ability of UST to consummate the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms of the Merger Agreement or would materially delay such consummation or that would disqualify the Distribution as a tax-free spin-off within the meaning of
     Section 355 of the Code.

          (c) UST will, or will cause its subsidiaries to, redeem or effect an in substance defeasance of the 8 1/2% Capital Notes due 2001 (the "Capital Notes") of USTNY and the 8% Notes due 1996 of UST.

          (d) UST will furnish to Chase certain periodic financial information budgets, accountants' reports, benefit plan information and ERISA information.

          (e) UST will cause Spinco and New Trustco to execute and deliver the Post Closing Covenants Agreement and the Services Agreement on the Closing Date.

     Covenants of Chase

     Pursuant to the Merger Agreement, Chase has agreed that, during the period from the date of the Merger Agreement until the Effective Time:

          (a) Chase will not take any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied or that would materially impair the ability of Chase to consummate the Merger in accordance with the terms of the Merger Agreement or materially delay such consummation and Chase will, subject to certain exceptions, promptly provide UST (or its counsel) copies of all filings made by Chase with any Federal, state or foreign governmental entity in connection with the Merger Agreement and the transactions contemplated thereby.

          (b) Chase will not split, combine or reclassify any of the Chase Common Stock or authorize the (i) making of any in-kind distribution or extraordinary cash dividend with respect to the Chase Common Stock, or (ii) issuance of any other securities in respect of or in exchange for shares of the Chase Common Stock, provided the foregoing will not prohibit the issuance of securities of Chase securities convertible into Chase Common Stock.

          (c) Chase will not, and will not permit any of its subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free spin-off within the meaning of Section 355 of the Code.

          (d) Notwithstanding the fact that such action might otherwise be permitted by the Merger Agreement, Chase will not, nor will it permit any of its subsidiaries to, take any action that would or could reasonably be expected to result in the failure to satisfy any of the conditions to the Merger, would materially impair the ability of Chase to consummate the Merger in accordance with the terms of the Merger Agreement or materially delay such consummation.

          (e) Chase will execute and deliver the Post Closing Covenants Agreement and will cause CMB to execute and deliver the Services Agreement on the Closing Date.

     Covenants of UST and Chase

     The Merger Agreement provides that, during the period from the date of the Merger Agreement and continuing until the Effective Time:

          (a) UST and Chase will not, and will not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in the Merger Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) the failure to satisfy any of the conditions to the Merger.

          (b) UST and Chase will promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party and its subsidiaries taken as a whole.

          (c) For purposes of certain tax opinions to be delivered pursuant to the Merger Agreement, each of Chase and UST will deliver to O'Melveny & Myers, counsel to Chase, and to Cravath, Swaine & Moore, counsel to UST, representation letters substantially in the form of the respective letters provided for by the Merger Agreement, dated as of the Closing Date.

          (d) Chase and UST will negotiate and within 60 days after the date of the Merger Agreement agree on a definitive form of the Services Agreement substantially in accordance with the terms of the Services

     Agreement Term Sheet entered into by UST and Chase in connection with the execution of the Merger Agreement (the "Services Agreement Term Sheet"). UST and Chase agreed on January 18, 1995, to extend the date for agreement on a definitive form of Services Agreement to February 28, 1995.

          (e) Chase and UST will each use reasonable efforts to negotiate and to agree upon, and to cause CMB and USTNY to agree upon, and to execute and deliver, an agreement providing for the Bank Merger under 12 U.S.C. 215a and applicable law (the "CMB Bank Merger Agreement"), provided, however, that the CMB Bank Merger Agreement will provide that consummation of the Bank Merger is conditioned on occurrence of the Merger and that USTNY and its affiliates will incur no additional liability or expense in connection therewith.

     UST Rights Plan

     In connection with and prior to the execution of the Merger Agreement, UST amended its Rights Agreement, dated as of January 26, 1988, as amended (the "UST Rights Agreement"), between UST and First Chicago Trust Company of New York, as Rights Agent, to provide, among other things, that neither Chase nor any of its affiliates or associates will be deemed to be an "Acquiring Person" (as defined in the UST Rights Agreement) and no "Distribution Date" or "Triggering Event" (each as defined in the UST Rights Agreement) will occur as a result of the Merger or the transactions contemplated thereby.

CERTAIN REGULATORY APPROVALS

     The regulatory approvals and consents necessary to consummate the Merger, the Distribution and certain related transactions include the approval of the Board of Governors of the Federal Reserve System, the FDIC, the OCC, the Office of Thrift Supervision and the New York State Banking Board. Each of Chase, UST and Spinco expect to file applications with the applicable regulatory authorities during February 1995. There can be no assurance that such regulatory approvals will be obtained at all or in a timely manner to permit consummation of the Merger. The Merger Agreement may be terminated by UST or Chase if all requisite regulatory approvals have not been obtained, and all applicable waiting periods have not expired, by November 18, 1995. In considering the applications, the regulatory authorities are required to assess whether the Merger would have significant adverse effects on competition, the financial and managerial resources and future prospects of Chase and Spinco, and whether the proposed transactions would further the convenience and needs of the communities to be served by the resulting institutions. In connection with the assessment of whether the Merger will serve community convenience and needs, the Community Reinvestment Act ("CRA") provides that the federal banking agencies shall consider the record of depository institution subsidiaries of a holding company in meeting the credit needs of their communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation. UST, Chase and their respective bank subsidiaries have been determined by their respective federal banking regulators to have attained satisfactory or better records of performance under the CRA. In connection with applications filed recently by Chase with respect to certain internal reorganizations of Chase, Inner City Press/Community on the Move, a community group located in the Bronx, New York, has filed a protest alleging that CMB and Chase failed to meet their obligations under the CRA. Chase has filed responses with the appropriate agencies. It is possible that this group or another will submit a protest under the CRA in connection with the applications filed for approval of the transactions. Such a protest might delay approval of the transactions by the regulatory authorities. There can also be no assurance that any regulatory approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that other regulatory bodies will not challenge the Merger or, if such a challenge is made, as to the result thereof.

STOCK EXCHANGE LISTING

     Chase has agreed in the Merger Agreement to use its best efforts to cause the shares of Chase Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Such approval for listing on the NYSE is a condition to each of UST's and Chase's obligation to consummate the Merger. See
"-- Conditions -- Conditions to Each Party's Obligation to Effect the Merger" below.

CONDITIONS

     Conditions of Obligation of UST and Chase

     The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) The Merger Agreement shall have been approved and adopted by the affirmative vote of two-thirds (or 66 2/3%) of the total number of votes entitled to be cast at the Special Meeting; (b) the shares of Chase Common Stock issuable to UST stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; (c) each of Chase and UST shall have obtained all requisite approvals of, or satisfying all requisite filing requirements with, bank regulators and other governmental entities, including all requisite approvals under, and the expiration of all waiting periods in respect of, the Bank Holding Company Act of 1956, provided, no such approvals shall impose any condition or restriction upon Chase or Spinco, or any of their respective subsidiaries, including, without limitation, any requirement to raise additional capital or to dispose of assets, which would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement and the Distribution Agreement as to render inadvisable the consummation of the Merger or the Distribution; (d)
     (i) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect and (ii) no action, suit or other proceeding shall be pending or, to the knowledge of UST and Chase, threatened by any governmental entity that, if successful, would restrict or prohibit the consummation of the transactions contemplated by the Merger Agreement or the Distribution Documents; (e) New Trustco, USTNY and Chase shall have entered into the Services Agreement; (f) the Chase Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and (g) the Distribution shall have become effective in accordance with the terms of the Distribution Agreement, the Contribution Agreement and each of the agreements contemplated thereby.

     Conditions of Obligation of Chase

     The obligation of Chase to effect the Merger is further subject to the following conditions, unless waived by Chase:

          (a) The representations and warranties of UST set forth in the Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of UST set forth in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement, except to the extent that any representation or warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date. UST shall have delivered to Chase a certificate (the "UST Bring Down Certificate"), dated as of the Closing Date and reasonably satisfactory in form to Chase, setting forth each event that has occurred and each condition that exists that (i) had not occurred or was not in existence as of the date of the Merger Agreement and (ii) if it had occurred or was in existence as of the date of the Merger Agreement would be required to be disclosed pursuant to certain representations and warranties of UST contained in the Merger Agreement. In determining the materiality of the failure of any representation or warranty made by UST to be true when made, the parties will consider whether the failure can be remedied by a financial indemnity, whether Spinco or New Trustco is obligated under the Post Closing Covenants Agreement to indemnify against the failure, and the financial ability of Spinco or New Trustco, as appropriate, to satisfy any indemnification obligation.

          (b) UST shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement and the Distribution Agreement at or prior to the Closing Date.

          (c) The Service shall have issued and not revoked the Private Letter Ruling, reasonably satisfactory in form and substance to Chase substantially to the effect that, on the basis of the facts, representations, and assumptions existing at the Effective Time:

             (i) the contribution by USTNY to New Trustco of certain assets and the assumption of certain liabilities of USTNY by New Trustco, as contemplated in the Contribution Agreement, qualifies for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or as tax-free under Section 351 of the Code;

             (ii) the distribution of all the capital stock of New Trustco to UST by USTNY, as contemplated by the Distribution Agreement, is tax-free for Federal income tax purposes to USTNY under Section 361(a) of the Code and to UST under Section 355(a) of the Code;

             (iii) the contribution by UST to Spinco of certain assets (including, without limitation, all of the capital stock of New Trustco) and the assumption of certain liabilities of UST by Spinco, as contemplated by the Distribution Agreement, qualifies for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or as tax-free under Section 351 of the Code; and

             (iv) the distribution of the stock of Spinco on a pro rata basis to the holders of UST Common Stock is tax-free for Federal income tax purposes to UST under Section 361(a) of the Code and to UST's stockholders under Section 355(a) of the Code.

          (d) Chase shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to UST, and/or in-house counsel of UST, satisfactory to counsel to Chase, with respect to, among other things, the valid existence and good standing of UST and USTNY, the authority of UST and USTNY to execute the Merger Agreement and the Distribution Documents, the execution and enforceability of such agreements and the satisfaction by UST and USTNY of certain Federal and New York law requirements.

          (e) Whether or not any event or change is reflected in the UST Bring Down Certificate, since September 30, 1994, there shall have been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, to the business, properties, assets, results of operations, or financial condition of MF Service Company or the Chase Acquired Company To Be Merged, each taken as a whole. For these purposes, "material adverse change" does not include (i) any adverse change resulting from economic or market conditions generally affecting businesses engaged in the same or substantially similar activities as the Chase Acquired Company To Be Merged or (ii) any adverse change resulting directly from any action taken by Chase or any subsidiary of Chase except an action specifically permitted or contemplated by the Merger Agreement (including the Bank Merger). The Merger Agreement does not include a definition of "material adverse change". The determination of whether a material adverse change has occurred, or is the result of general economic or market conditions or otherwise, is dependent upon specific facts and circumstances.

          (f) Shares owned by Dissenting Holders (as defined under "Dissenters' Rights" below) will not constitute more than 5% of the aggregate number of outstanding shares of UST Common Stock.

          (g) Each of the Distribution Documents shall have been executed substantially in the forms attached as Exhibits to the Merger Agreement or to the Contribution Agreement or, if not included as Exhibits, in the form mutually agreed to by the parties thereto and Chase.

          (h) Chase shall have received an opinion, based on the representation letters to be delivered by UST and Chase pursuant to the Merger Agreement, of O'Melveny & Myers, counsel to Chase, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Chase and UST will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (i) Since the effective date of the Chase Registration Statement, no event with respect to UST, any subsidiary of UST or any security holder of UST shall have occurred which should have been set forth in an amendment to the Chase Registration Statement or a supplement to this Proxy Statement-Prospectus that has not been set forth in such an amendment or supplement.

          (j) UST shall have delivered letters regarding Rule 145 under the Securities Act, executed by each affiliate of UST who will acquire shares of Chase Common Stock in connection with the Merger.

          (k) UST's core trust and custody software system utilized by USTNY in the Processing Business and in its other businesses (the "Asset Management System") shall comply with material regulatory requirements and certain other software modifications shall have been completed in all material respects.

     Conditions of Obligation of UST

     The Merger Agreement provides that the obligation of UST to effect the Merger is further subject to the following conditions, unless waived by UST:

          (a) The representations and warranties of Chase set forth in the Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Chase set forth in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement. Chase shall have delivered to UST a certificate (the "Chase Bring Down Certificate"), dated as of the Closing Date and reasonably satisfactory in form to UST, setting forth each event that has occurred and each condition that exists that (i) had not occurred or was not in existence as of the date of the Merger Agreement and (ii) if it had occurred or was in existence as of the date of the Merger Agreement would be required to be disclosed pursuant certain representations and warranties of Chase contained in the Merger Agreement.

          (b) Chase shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

          (c) The Service shall have issued and not revoked the Private Letter Ruling reasonably satisfactory in form and substance to UST.

          (d) UST shall have received an opinion dated the Closing Date of O'Melveny & Myers, counsel to Chase, and/or in-house counsel of Chase, satisfactory to counsel to UST, with respect to, among other things, the valid existence and good standing of Chase, the authority of Chase to execute the Merger Agreement and the transactions contemplated thereby, the execution and enforceability of the Merger Agreement and the transactions contemplated thereby and the satisfaction by Chase of certain Federal and New York law requirements.

          (e) Whether or not any event or change is reflected in the Chase Bring Down Certificate, since September 30, 1994, there shall have been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, to the business, properties, assets, results of operations or financial condition of Chase and its subsidiaries taken as a whole; provided, that "material adverse change" for this purpose does not include (i) any adverse change resulting from economic or market conditions generally affecting businesses engaged in the same or substantially similar activities as Chase and its subsidiaries or (ii) any adverse change resulting directly from any action taken by UST or any subsidiary of UST except an action specifically permitted or contemplated by the Merger Agreement (including the Bank Merger). The Merger Agreement does not include a definition of "material adverse change". The determination of whether a material adverse change has occurred, or is the result of general economic or market conditions or otherwise, is dependent upon specific facts and circumstances. In addition, the Merger Agreement does not provide that UST can decline to consummate the Merger solely because the Average Value of Chase Common Stock or the market value of Chase Common Stock immediately prior to the Effective Time is substantially less than $31.00.

          (f) UST shall have received an opinion, based on the representation letters to be delivered by UST and Chase pursuant to the Merger Agreement, of Cravath, Swaine & Moore, counsel to UST, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Chase and UST will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (g) Since the effective date of the Chase Registration Statement, no event with respect to Chase, any subsidiary of Chase or any security holder of Chase shall have occurred which should have been set forth in an amendment to the Chase Registration Statement or a supplement to this Proxy Statement-Prospectus that has not been set forth in such an amendment or supplement.

          (h) Each of the Distribution Documents shall have been executed substantially in the forms attached as Exhibits to the Merger Agreement or to the Contribution Agreement or, if not included as Exhibits, in the form mutually agreed to by the parties thereto and Chase.

TERMINATION; AMENDMENT AND WAIVER

     Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and the Merger Agreement by the stockholders of UST: (a) by mutual written consent of Chase and UST or (b) by either Chase or UST (i) if, upon a vote at a duly held stockholders' meeting or any adjournment thereof, any required approval of the stockholders of UST is not obtained, (ii) if the Merger has not been consummated on or before the date one year following the date of the Merger Agreement, unless the failure to consummate the Merger is the result of a wilful and material breach of such agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof (but in no event for more than an additional 90 days) during which any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the UST stockholders' meeting or (iii) if any governmental entity has issued an order, decree or filing or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     Effect of Termination; Termination Payment by UST

     In the event of a termination of the Merger Agreement, the Merger Agreement will forthwith become void and, except for certain obligations provided for by the Merger Agreement, there will be no liability or obligation on the part of UST or Chase; provided, that any such termination will not relieve any party from liability for wilful breach of the Merger Agreement, the Distribution Agreement, the Contribution Agreement or any of the transactions contemplated thereby. If the Merger Agreement is terminated for any reason other than by reason of the failure to satisfy certain conditions set forth therein or due to a permanent injunction issued at the instance of the United States Department of Justice or otherwise due to any default on the part of Chase or failure of Chase to obtain all requisite approvals, UST will pay to Chase, as liquidated damages, and not a penalty, the sum of (a) $5,000,000, if such termination occurs on or before the date that proxy statements relating to the Merger are first mailed to UST's stockholders, and (b) $7,500,000, if the termination occurs after the date of such mailing. Such $7,500,000 termination payment will be payable in the event the UST stockholders fail to approve the Distribution or to authorize and adopt the Merger Agreement.

     Amendment

     The Merger Agreement may be amended by the parties thereto at any time before or after approval and authorization of the matters presented in connection with the Merger by UST stockholders, but, after any such approval or authorization, no amendment will be made which by law requires further approval or authorization by UST stockholders without such further approval or authorization. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     Extension; Waiver

     At any time prior to the Effective Time, the parties to the Merger Agreement may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions contained therein. Each of UST and Chase has indicated that it will not waive the condition to the Merger requiring receipt of the Private Letter Ruling from the Service with respect to the tax-free nature of the Distribution and the Internal Reorganization. See "Certain Federal Income Tax Consequences -- Consequences of the Merger".

EXPENSES

     The Merger Agreement provides that, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, the Distribution, the Merger Agreement, the Distribution Agreement and each of the transactions contemplated thereby will be paid by the party incurring such fees and expenses, except that expenses incurred in connection with printing and mailing this Proxy Statement-Prospectus (including the Appendices hereto) will be shared equally by UST and Chase.

ACCOUNTING TREATMENT

     The Merger will be accounted for by Chase as a "purchase" for financial accounting purposes in accordance with generally accepted accounting principles. The purchase price (i.e., the Merger consideration) will be allocated based on the fair values of assets acquired and liabilities assumed. Such allocations will be made based upon valuations and other studies that have not been finalized. The excess of the purchase price over the amounts so allocated will be allocated to goodwill.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering the recommendations of the UST Board, UST stockholders should be aware that UST's executive officers and members of the UST Board will have certain interests in the Distribution and the Merger that are in addition to the interests of UST stockholders generally.

     The Merger will constitute a "change in control" of UST with respect to all options then outstanding under the UST Option Plans (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans -- Retained Plans" below) other than any incentive stock options granted under such plans before October 27, 1987. Accordingly, the authorization and adoption of the Merger Agreement by UST stockholders will, if the Merger is consummated, have the following consequences with respect to such options:

          (a) all such options that had not previously become vested will become fully vested upon the consummation of the Merger;

          (b) the holders of such options will become entitled, at the Effective Time, to receive a cash payment (the "Cash Payment") with respect to each of the holders' unexercised options, in an amount equal to the excess of the "Determined Value" (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans -- Retained Plans" below) over the exercise price under such options; and

          (c) under the definition of "Determined Value," the amount of the Cash Payment to be paid to the holders of such options could be greater than the amount payable to them on the basis of the "Transaction Value" (as defined under "Effect of Transactions on UST Employees and UST Benefit
     Plans -- Retained Plans") for the shares of UST Common Stock subject to such options (i.e., the amount that would be payable to such holders based on the average trading prices for shares of Chase Common Stock and Spinco Common Stock during the 10-day trading period preceding the Closing Date) if the highest bid price for shares of UST Common Stock at any time during the twelve-month period ending on the day preceding the Closing Date were to exceed the Transaction Value (as defined below) for the shares of UST Common Stock subject to such options.

     As of December 31, 1994, options to purchase a total of 1,253,359 shares of UST Common Stock, at prices ranging from $27.75 to $53.88 per share, were held by 341 UST employees, who may become entitled to receive a Cash Payment with respect to such options upon the consummation of the Merger. Of the options so held, options to purchase a total of 441,054 shares, at prices ranging from $30.75 to $53.88 per share, held by 341 employees, were unvested at December 31, 1994, and may become vested as a result of the Merger. Set forth below is a table showing, for each of UST's executive officers, the total number of shares subject to options (vested and unvested) held by the officer as of December 31, 1994, for which the officer may become entitled to receive a Cash Payment upon the Merger, the range of exercise prices under such options, and the number of such option shares that will not have become vested prior to, but may become vested as a result of, the Merger.

                                                                    RANGE OF         NO. OF OPTION
                                               TOTAL NO. OF      EXERCISE PRICE      SHARES TO VEST
                      NAME                     OPTION SHARES        PER SHARE          ON MERGER
    -----------------------------------------  -------------     ---------------     --------------
    H. Marshall Schwarz......................      93,500        $27.75 - $53.88         21,250
    Jeffrey S. Maurer........................      70,700        $27.75 - $53.88         17,250
    Frederick B. Taylor......................      56,450        $27.75 - $53.88         15,250
    Donald M. Roberts........................      41,000        $27.75 - $53.88          9,250
    Frederick S. Wonham......................      35,500        $30.75 - $53.88          9,250
                                                  -------                                ------
    Total....................................     297,150        $27.75 - $53.88         72,250
                                                  =======                                ======

     As of December 31, 1994, the members of the UST Board (excluding the persons named in the table above), as a group, held options to purchase a total of 66,650 shares of UST Common Stock, at prices ranging from $29.58 to $51.60 per share, with respect to which the holders may become entitled to receive a Cash Payment upon consummation of the Merger. Of the options so held, options to purchase a total of 13,300 shares, at prices ranging from $46.95 to $51.60 per share, held by four members of the UST Board, will not have vested before, but may become vested as a result of, the Merger.

     UST currently estimates that the aggregate amount of the Cash Payments to be made with respect to unexercised stock options will be $39.1 million. See note (1) to "Pro Forma Condensed Financial Statements -- Notes to Pro Forma Condensed Financial Statements" in the Information Statement attached as Appendix H hereto. That amount is based upon various assumptions, including the Determined Value of the UST Common Stock, the estimated number of stock options that will be exercised prior to the Closing Date and the exercise price of the stock options that will remain outstanding as of the Closing Date. As a result, the actual amount of the Cash Payment will not be known until the Closing Date and, accordingly, there can be no assurance that the assumptions used to estimate the cash payment will prove to be correct.

     The Merger also will be deemed by the UST Board to constitute a "change in control" as defined in, and for purposes of, the Annual Incentive Plan of U.S. Trust Corporation (the "AIP"). Accordingly, the authorization and adoption of the Merger Agreement will, if the Merger is consummated, result in participants' previously accrued benefits under the AIP becoming immediately payable at the Effective Time; and each participant in the AIP will be entitled to receive an immediate cash payment in an amount equal to his or her account balance under the plan.

     As of December 31, 1994, 53 UST employees had account balances under the AIP, in the aggregate amount of $7,215,596.40, that will become immediately payable upon consummation of the Merger. The amounts of the account balances, as of such date, that will become so payable in the case of UST's executive officers named below (other than Mr. Schwarz who has no account balance under the AIP) are as follows:

            Jeffrey S. Maurer.....................................  $  146,734.88
            Frederick B. Taylor...................................     109,038.24
            Donald M. Roberts.....................................   1,168,285.29
            Frederick S. Wonham...................................     211,424.24
                                                                    -------------
                      Total.......................................  $1,635,482.65
                                                                    =============

     The aggregate amount of the payments to be made with respect to the account balances of all participants in the AIP has been accrued, and no additional cost with respect to such payments is required to be reflected in the "Pro Forma Condensed Financial Statements" in the Information Statement attached as Appendix H hereto.

     UST's 1989 Stock Compensation Plan provides for the award of long-term incentive compensation to UST's senior officers in the form of performance share units. The performance share units are earned over a three-year "Performance Cycle" to the extent that pre-established performance goals for UST are met. The performance goals for the cycles ending on December 31, 1995 and 1996 (the "1995 and 1996 Performance Cycles") were comprised of a formula based on compound growth in UST's earnings per share and return on equity. Because of the special circumstances occurring during the 1995 and 1996 Performance Cycles as a result of the Distribution and Merger, the UST Board and its Compensation and Benefits Committee which administers the 1989 Stock Compensation Plan have approved a recommendation by UST's management that if the Merger is consummated, the performance goals established for the 1995 and 1996 Performance Cycles will be deemed to have been met in full, and that all performance share units awarded to each UST officer for each of the 1995 and 1996 Performance Cycles will be deemed to be fully earned and payable to the officer if he or she remains in employment with Spinco, New Trustco or their affiliates until the end of such Performance Cycle or if he or she leaves such employment before the end of such Performance Cycle as a result of retirement or termination due to staff reductions associated with the Distribution and the Merger. Set out below is a table showing, for each of UST's executive officers, the number of performance share units awarded for the 1995 and 1996 Performance Cycles (adjusted to reflect additional performance share units credited to the officers for dividends paid on UST Common Stock since the date of the award) that will be deemed to be fully earned and payable to the executive officer if UST stockholders authorize and adopt the Merger Agreement and if the Merger is consummated.

                                                          PERFORMANCE     PERFORMANCE
                                                             SHARE           SHARE
                                                           UNITS FOR       UNITS FOR
                              OFFICER                     1995 CYCLE      1996 CYCLE
            --------------------------------------------  -----------     -----------
            H. Marshall Schwarz.........................     6,592           6,274
            Jeffrey S. Maurer...........................     4,472           4,232
            Frederick B. Taylor.........................     3,736           3,551
            Donald M. Roberts...........................     3,538           3,275
            Frederick S. Wonham.........................     3,538           3,275

     UST currently estimates that the amount to be accrued with respect to that part of the cost relating to these awards that is attributable to the portions of the 1995 and 1996 Performance Cycles subsequent to the Closing Date, will be $5.1 million for all UST senior officers as a group, and, approximately $1.0 million in the aggregate for the Executive Officers listed above. See note (1) to "Pro Forma Condensed Financial Statements -- Notes to Pro Forma Condensed Financial Statements" in the Information Statement attached as Appendix H hereto.

     For further information concerning the award of performance share units, see "Management -- Executive Compensation" in the Information Statement attached as Appendix H hereto.

     Two of UST's present executive officers, Donald M. Roberts and Frederick S. Wonham, will be retiring effective as of the Closing Date. Upon such termination of their employment, Messrs. Roberts and Wonham will each be entitled to receive the following separation benefits: (a) an immediate lump-sum cash severance payment, in an amount equal to $547,200 in the case of Mr. Roberts, and $560,800 in the case of Mr. Wonham, and (b) payment of a supplemental pension, in addition to the pension payable to them under USTNY's Employees' Retirement Plan (the "Retirement Plan") and UST's Benefit Equalization Plan. The cash severance payment to be made to Messrs. Roberts and Wonham represents, for each of them, the sum of one year's base salary ($342,000), plus an amount ($205,200 in the case of Mr. Roberts, and $218,900 in the case of Mr. Wonham) equal to 4% of their present annual base salary for each of their years of service (15 years in the case of Mr. Roberts, and 16 years in the case of Mr. Wonham) with UST. The supplemental pension payable to Messrs. Roberts and Wonham, in each case, will be an amount equal to the excess of

(x) the additional pension that would be payable to them under the Retirement Plan's benefit formula if they had completed 25 years of service, over (y) the additional pension that would be payable to them if they were entitled to receive an additional pension under the Retirement Plan in an amount that is actuarially equivalent to the service-based component ($205,200 in the case of Mr. Roberts, and $218,900 in the case of Mr. Wonham) of the cash severance payment to be made to them, after adjustment for taxes payable thereon. The actuarial present value of the supplemental pensions payable to Messrs. Roberts and Wonham are, respectively, $910,000 and $540,000.

RESALES OF CHASE COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

     The Chase Common Stock to be issued to UST stockholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "affiliate" of UST within the meaning of Rule 145 under the Securities Act. In the Merger Agreement, UST has agreed to use its best efforts to cause each of those persons who may be deemed affiliates of UST to deliver to Chase on or prior to the Closing Date a written agreement providing that such persons will not make any sale, transfer or other disposition of the Chase Common Stock received in connection with the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. If any affiliate refuses to provide such an agreement, Chase will be entitled to place appropriate legends on the Chase shares to be received by such affiliates, and to issue stop transfer instructions to Chase's transfer agent in regard to such shares. This Proxy Statement-Prospectus does not cover any resales of Chase Common Stock received by affiliates of UST, including certain family members and related interests.

DISSENTERS' RIGHTS

     The following summary of the rights of Dissenting Holders is qualified in its entirety by reference to Sections 910 and 623 of the NYBCL, copies of each of which are attached as Appendix G hereto and which should be reviewed by any UST stockholder wishing to exercise dissenters' rights.

     Pursuant to Sections 910 and 623 of the NYBCL, a UST stockholder who objects to the Merger is entitled to dissent from the Merger and, if the Merger is consummated, receive payment of the fair value of his or her shares of UST Common Stock in cash (rather than accept shares of Chase Common Stock), by complying with the provisions of Section 623 of the NYBCL (a "Dissenting Holder"). The following summary of the statutory procedures required to be followed by a UST stockholder in order to perfect his or her rights under
Section 623 of the NYBCL is qualified in its entirety by reference to Section 623 of the NYBCL, the text of which is attached as Appendix G hereto. To preserve their right to object and receive in cash the fair value of their shares, UST stockholders must comply with the following procedures. A negative vote or return of a negative proxy alone is not sufficient. A summary of the procedure is as follows:

          (a) Prior to the Special Meeting, or at the meeting but before the Merger is submitted to a vote, the Dissenting Holder must file with UST a written objection to the Merger which includes: (i) a notice of the Dissenting Holder's election of dissent, (ii) the Dissenting Holder's name and residence address, (iii) the number and classes of shares as to which the Dissenting Holder dissents and (iv) a demand for payment of the fair value of such shares if the Merger is consummated. Prior to the Special Meeting written objections should be sent to U.S. Trust Corporation,
     Attention: Office of the Secretary, 114 West 47th Street, New York, New York 10036. Stockholders dissenting at the Special Meeting must submit written objections with the aforementioned information to the Secretary at the Special Meeting before the Merger is submitted to a vote. A UST stockholder may not dissent as to less than all the shares as to which he or she has the right to dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of such owner held of record by such nominee or fiduciary.

          (b) The Dissenting Holder must either abstain from voting or vote against the Merger. A vote for the Merger will cause the UST stockholder to lose his or her right to dissent. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF UST COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR BOTH THE DISTRIBUTION PROPOSAL AND THE MERGER PROPOSAL. THEREFORE, RETURNING

     A SIGNED PROXY WITHOUT VOTING INSTRUCTIONS WILL CAUSE SUCH UST STOCKHOLDER TO LOSE HIS OR HER RIGHT TO DISSENT.

          (c) Within ten days after UST stockholder approval of the Merger, UST must give written notice thereof by registered mail to each Dissenting Holder who filed a written objection to the Merger and did not vote in favor of the Merger.

          (d) At the time of the written objection referred to in paragraph (a) above, or within one month thereafter, a Dissenting Holder must submit all certificates representing the Dissenting Holder's shares of UST Common Stock to UST for the purpose of affixing a notation indicating that a notice of election to dissent has been filed. After making such a notation, UST will return such certificates to the Dissenting Holder. If such certificates are not submitted, the holder thereof shall, at the option of UST exercised by written notice to the stockholder within 45 days of the filing of the notice of election to dissent, lose the right to dissent unless a court for good cause otherwise directs.

          (e) Within 15 days after the expiration of the period within which UST stockholders may submit a notice of election to dissent, or within 15 days after the Effective Time, whichever is later, but in no event later than 90 days after UST stockholder authorization of the Merger, UST shall make a written offer, by registered mail, to each UST stockholder who filed notice of election to dissent, to pay for the Dissenting Holder's shares at a specified price that UST considers to be the fair value of the shares. The offer shall be made at the same price per share to all Dissenting Holders and will be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the Merger has become effective, the offer must be accompanied by an advance payment of 80% of the offered amount, in the case of each Dissenting Holder who has submitted certificates for his shares, or a statement that such an advance payment will be made promptly upon submission of the certificates for his or her shares in the case of any other Dissenting Holder. Acceptance of such advance payment by a Dissenting Holder will not constitute a waiver of his or her right to dissent. If within 30 days after making the offer any Dissenting Holder and UST agree upon the price to be paid for the shares, payment of the offered amount or the balance of the offered amount, as the case may be, must be made by UST within 60 days after the making of the offer or the Effective Time, whichever is later, upon the surrender of the certificates representing the Dissenting Holder's shares.

          (f) If UST fails to make the offer described in paragraph (e) above or if the Dissenting Holder and UST fail to agree within 30 days after the making of such offer on the price to be paid, UST within 20 days after the expiration of the appropriate time period set forth above, will institute a special proceeding in the supreme court in the judicial district in which UST is located to determine the rights of Dissenting Holders and to fix the fair value of their shares.

          (g) If UST fails to institute the special proceeding described in paragraph (e) above, any Dissenting Holder may do so within 30 days after the expiration of the 20-day period. If the proceeding is not instituted within such 30-day period, the Dissenting Holder will lose the right to dissent unless the court for good cause otherwise directs. All Dissenting Holders, other than those who agreed with UST as to the price to be paid for their shares, must be made parties to such proceeding. The court will determine those Dissenting Holders who have complied with the provisions of
     Section 623 of the NYBCL and who are entitled to dissent, and will then determine the fair value of their shares as of the close of business on the date prior to the date the Merger was authorized by the UST stockholders. In fixing the fair value of the shares, the court will consider the nature of the transaction giving rise to the Dissenting Holder's right to receive payment for his or her shares and its effect on UST and its stockholders, the concepts and methods then customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances, and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee.

          (h) Within 60 days after the final determination of the special proceeding UST must pay the Dissenting Holder the amount found to be due, with interest thereon from the date the Merger was consummated, at such rate as the court finds to be equitable, upon surrender by the Dissenting Holder of all stock certificates representing his or her shares. If the court finds that the refusal of any Dissenting Holder to accept UST's offer of payment for shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him or her.

     The parties to the court proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and of any experts employed by them, except that the court, in its discretion and under certain conditions, may assess all or any part of the costs, expenses and fees incurred by Dissenting Holders against UST, or may assess all or any part of the costs, expenses and fees incurred by UST against any Dissenting Holders, including any Dissenting Holders who have withdrawn their notices of election, if the court finds that their refusal to accept UST's offer was arbitrary, vexatious or otherwise not in good faith.

     A Dissenting Holder continues to retain all rights of a stockholder until the Effective Time. Upon the consummation of the Merger, each Dissenting Holder ceases to have any of the rights of a stockholder with respect to his UST Common Stock other than the right to be paid the fair value of his shares and any other rights under Section 623 of the NYBCL. Any notice of election to dissent may be withdrawn by a Dissenting Holder at any time prior to his written acceptance of UST's offer, but in no case later than 60 days after consummation of the Merger (or, if UST fails to make a timely offer to pay the Dissenting Holder the fair value of his shares as provided above, at any time within 60 days after the date an offer is made), or thereafter with the written consent of UST. Any Dissenting Holder who withdraws his or her notice of election to dissent or otherwise loses his or her right to dissent shall thereupon have the right to receive shares of Chase Common Stock as provided in the Merger Agreement.

     A UST stockholder is not required to exercise his or her right to dissent merely because he or she did not vote in favor of the Merger. A UST stockholder who has not voted in favor of the Merger may, at his or her election, not pursue his or her right to dissent, in which case he or she will be bound by the terms of the Merger Agreement and will receive shares of Chase Common Stock as therein provided.

     After consummation of the Merger, actions to be taken by UST will be taken by Chase as successor to UST. Under the terms of the Merger Agreement, the obligation of Chase to consummate the Merger is conditioned on holders of no more than 5% of the aggregate outstanding shares of UST Common Stock exercising dissenters' rights.

     Under New York law, the dissenters' rights procedure is an exclusive remedy and a Dissenting Holder who does not perfect his or her right to dissent through compliance with Section 623 of the NYBCL will be bound by the terms of the Merger, unless the Merger is unlawful or fraudulent as to him. In view of the complexity of these provisions of New York law, stockholders who are considering dissenting from the Merger should consult their legal advisors.

                                THE DISTRIBUTION

     This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Documents, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Documents which are attached as Appendix B through E to this Proxy Statement-Prospectus and are incorporated herein by reference. ALL UST STOCKHOLDERS ARE URGED TO READ EACH OF THE DISTRIBUTION DOCUMENTS IN ITS ENTIRETY.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

     Because the Processing Business and the Related Back Office were the only businesses, assets and liabilities of UST that UST and its subsidiaries proposed to sell, UST determined to effect the Distribution, which will be tax free to UST stockholders for Federal income tax purposes. UST believes the Distribution will enable UST stockholders to continue to participate in the values and prospects of the assets and businesses of Spinco.

     Although the Distribution will not be effected unless the Merger is authorized and about to occur, the Distribution is separate from the Merger and Spinco Common Stock to be received by holders of UST Common Stock in the Distribution does not constitute a part of the Merger consideration. Consummation of the Distribution is a condition to the Merger. Accordingly, if the Distribution is not approved by the stockholders of UST at the Special Meeting, the Merger Agreement could be terminated by Chase or UST and the Merger would not occur, even if the UST stockholders authorize the Merger.

     UST stockholders are being asked to vote on the Distribution and the Merger only, and are not being asked to vote on the transfer of the Core Businesses to Spinco. In the event the UST stockholders do not approve the Distribution and do not authorize and adopt the Merger, or if the Merger is not consummated for any other reason, UST's management nonetheless intends to transfer the Core Businesses to Spinco and New Trustco. These transfers would be subject to regulatory approvals, and the Company would either amend its applications to such regulatory authorities in connection with the Merger, or file new applications, to seek such approvals. In addition, UST would amend its application for a private letter ruling made to the Service to request a ruling confirming that the distribution to UST of the stock of New Trustco could be effected as a tax-free internal reorganization without triggering a deferred gain to UST.

TERMS OF THE CONTRIBUTION AGREEMENT

     In connection with the Distribution, USTNY and New Trustco will enter into the Contribution Agreement. The Contribution Agreement provides for, among other things, a series of asset and stock transfers between USTNY and New Trustco, and the assignment to and assumption by New Trustco of liabilities of USTNY relating to the assets and stock transferred (the "Contribution Asset Transfers"). The Contribution Asset Transfers are designed to transfer all the businesses, assets and liabilities of USTNY to New Trustco, other than the businesses, assets and liabilities included in the Chase Acquired Business.

     Contribution Assets and Contribution Liabilities

     Pursuant to the terms of the Contribution Agreement, immediately prior to the Distribution Asset Transfers (as defined under "-- Terms of the Distribution Agreement -- The Distribution Asset Transfers" below), USTNY will assign, transfer, convey and contribute to New Trustco, effective as of the Closing, all the business, properties, assets, goodwill and rights of USTNY, other than the Chase Assets (as defined below), owned by USTNY on the Closing Date (the "Contribution Assets"), including: (i) all assets used or held for use primarily in the Core Businesses; (ii) all agreements entered into by USTNY with customers or clients of the Core Businesses relating to such businesses; (iii) all mortgages, loans, overdrafts, lines of credit, rights in respect of letters of credit and similar assets of the Core Businesses and all rights in respect of collateral or security (except rights in collateral to the extent that such rights secure any Chase Assets) for any of the foregoing; (iv) all accrued fees, accrued interest and accounts receivable, other than those of the Chase Acquired Business; (v) all real property owned by USTNY and all rights in certain leases;
(vi) all cash on hand, funds available for investment, investments and securities of USTNY, other than certain investments or funds reflected on the balance sheet of the Chase Acquired Business at the Time of Distribution; (vii) USTNY's interest in all lease and licensing agreements, and related support agreements, with third parties for the use of systems and applications software (excluding, however, certain data processing licenses and computer leases);
(viii) USTNY's interest in the Asset Management System; (ix) all rights relating to the Contribution Liabilities (as defined below); (x) all rights relating to certain abandoned property; (xi) all policies of insurance or similar agreements; (xii) all collateral posted to secure clearing and other contingent obligations; and (xiv) all fees or accounts receivable of the Chase Acquired Business which have been paid on or before the close of business on the day immediately prior to the Closing Date.

     The Contribution Agreement also provides that, subject to certain limited exceptions, the Contribution Assets will not include any assets of USTNY that are primarily used, or that are held for use in, or are reasonably necessary for the conduct by USTNY of, the Chase Acquired Business on the Closing Date (the "Chase Assets"), including: (i) all customer agreements relating to the Processing Business; (ii) all accounts receivable and accrued and unpaid fees under customer agreements owed to USTNY on the Closing Date and arising out of the Processing Business; (iii) certain agreements by which USTNY is bound that relate to the

Chase Acquired Business; (iv) USTNY's lease relating to space in the building located at 770 Broadway, New York, New York (the "Broadway Lease"); (v) certain USTNY proprietary systems and application software; and (vi) all rights relating to Chase Liabilities (as defined below).

     In addition, pursuant to the terms of the Contribution Agreement, New Trustco will assume, subject to certain exceptions, effective as of the Closing, and will pay, perform and discharge when due and indemnify USTNY and hold USTNY harmless from and against all liabilities (the "Contribution Liabilities") of USTNY existing on the Closing Date (other than Chase Liabilities), including:
(i) all liabilities of USTNY relating to or arising out of the Core Businesses;
(ii) all liabilities arising out of any event, occurrence, action or omission taken or occurring prior to the Closing Date by or with respect to USTNY, its officers, directors, Board of Trustees, employees, agents or representatives;
(iii) all obligations in respect of the Capital Notes; (iv) any liability which is attributable to any of the Contribution Assets; (v) all liabilities under each UST benefit plan that is transferred to New Trustco; (vi) all fees and expenses of USTNY and its subsidiaries incurred on or before the Contribution Asset Transfers in connection with the Merger; and (vii) all obligations under agreements relating to the Chase Acquired Business that are to be performed or discharged prior to the Closing Date.

     The Contribution Agreement also provides that at all times at and after the Closing, USTNY will, subject to certain exceptions, retain and be solely responsible for, and USTNY will pay, perform and discharge when due, and indemnify New Trustco and hold New Trustco harmless from and against the following liabilities (the "Chase Liabilities"), including: (i) all deposits arising from the Processing Business; (ii) all liabilities to trade creditors and accounts payable of the Chase Acquired Business reflected on the balance sheet of the Chase Acquired Business at the Time of Distribution; (iii) all liabilities under agreements relating to the Processing Business, subject to limited exceptions; (iv) (A) all liabilities for amounts required to be paid as of or after the Effective Time under the terms of UST's 1986 Stock Option Plan and employer payroll taxes due with respect to such amounts, subject to certain limits, and (B) all liabilities for amounts payable under the Transition Bonus Program (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans" below) maintained by USTNY; (v) all obligations and duties as lessee under the Broadway Lease arising after the Closing Date; and (vi) certain obligations relating to certain abandoned property.

     Delayed Assets and Delayed Liabilities

     The Contribution Agreement provides that to the extent that any consent with respect to a contract, agreement, lease or other instrument included in the Contribution Assets that is legally required to effect the transfer thereof to New Trustco (a "Required Consent"), and that has not been obtained on or prior to the Closing Date (such contract, agreement, lease or instrument a "Delayed Asset") will not be transferred as a Contribution Asset, and any related liability (a "Delayed Liability") will not be assumed by New Trustco as a Contribution Liability, unless and until such Required Consent has been obtained. Pursuant to the Contribution Agreement, USTNY will agree that if such a Required Consent to transfer is not obtained, USTNY will reasonably cooperate with New Trustco to attempt to provide to New Trustco the benefits under or of any such Delayed Asset; provided that New Trustco will assume, pay and perform (and indemnify and hold USTNY harmless from and against) all obligations and liabilities relating to such Delayed Asset or Delayed Liability and will promptly reimburse USTNY for all of its actual costs and expenses (including attorneys' fees and employee salaries and allocable benefits, but not overhead) in connection with any such arrangement.

     USTNY and New Trustco will agree that, on each occasion after the Closing Date that a Required Consent is obtained with respect to a Delayed Asset, such Delayed Asset will be transferred and assigned to New Trustco, and all related Delayed Liabilities will be simultaneously assumed by New Trustco.

     Use of Names

     The Contribution Agreement provides that after the Closing Date, USTNY will promptly change the name "USTNY" on all documents, stationery and facilities relating to the Chase Acquired Business to a name that is not in any way similar to USTNY's name (or any name or initial confusingly similar to that of any existing affiliates of New Trustco). Under the Contribution Agreement, USTNY will transfer to New Trustco all right, title and interest in and to, and all rights to use, USTNY's name (or any name or initial similar thereto or of any existing affiliates of USTNY).

     Chase Acquired Business Balance Sheet

     Because all the consideration for the sale of the Chase Acquired Business is being paid directly to UST stockholders in the form of Chase Common Stock, the Contribution Agreement generally contemplates that the balance sheet assets of the Chase Acquired Business immediately after the Distribution will be equal to the balance sheet liabilities of the Chase Acquired Business. In order to effectuate this, the Contribution Agreement provides, subject to certain exceptions, that USTNY will retain, and not contribute to New Trustco, an amount of cash and short-term U.S. Treasury securities (valued at the amount that could be realized on their disposition) expected to exceed by $5.5 million the amount by which the balance sheet liabilities of the Chase Acquired Business exceed the balance sheet assets of the Chase Acquired Business. (Such a mechanism is necessary because the deposit and other liabilities of the Processing Business will significantly exceed the assets -- which are comprised principally of leasehold improvements, furniture, equipment and accounts receivable -- of the Processing Business, and since no investment assets or funds of USTNY are specifically allocated to, or considered to be assets of, the Processing Business for purposes of the Contribution Agreement or Distribution Agreement). The amount of funds and U.S. Treasury securities to be retained by USTNY is subject to additional adjustments to compensate for amounts otherwise payable by one party to the other in connection with the transaction or to compensate for liabilities assumed by Chase that do not directly relate to the Chase Acquired Business. Similarly, the amount of funds to be retained by USTNY will be increased to reflect payment obligations to be retained by USTNY in respect of certain employee plans, the after-tax cost to Chase of terminating out-of-market computer equipment leases being acquired in the Merger and certain payments relating to the leasehold space at 770 Broadway also being acquired by Chase as a consequence of the Merger.

     In order to permit the calculation of the amount of funds and U.S. Treasury securities to be retained by New Trustco, USTNY will prepare Closing Date balance sheets for USTNY, MF Service Company and UST-WY. The amounts reflected therein, to the extent based on estimates or otherwise erroneous, will be finalized and corrected after the Closing Date, and New Trustco or USTNY will make any compensating payment to the other party required in connection therewith.

     Conditions of Obligations of New Trustco and USTNY

     The Contribution Agreement provides that the respective obligation of each party to effect the Contribution Asset Transfers is subject to satisfaction or waiver (which waiver, in the case of USTNY, requires the consent of Chase) prior to the Closing of the following conditions: (a) all necessary consents or expirations of waiting periods imposed by any governmental authority shall have been obtained or shall have occurred; (b) there shall be no suit, action, or other proceeding pending which has been initiated by any governmental authority seeking to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by the Contribution Agreement and no temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Contribution Agreement shall be in effect; and (c) all conditions to the consummation of the transactions contemplated by the Merger Agreement (other than the Asset Transfers (as defined below) and the Distribution) shall have been satisfied.

     Conditions of Obligation of New Trustco

     The obligation of New Trustco to accept the Contribution Assets and assume the Contribution Liabilities is further subject to the following conditions, unless waived by New Trustco: (a) the representations and warranties of USTNY set forth in the Contribution Agreement shall be true and correct in all material respects as of the date of such agreement and as of the Closing as though made on and as of the Closing (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date); (b) USTNY shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under the Contribution Agreement at or prior to the Closing; (c) USTNY shall have delivered to New Trustco an appropriate bill of sale conveying the Contribution Assets; (d) the Merger Agreement and each of the Distribution Documents shall have been executed and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and the Contribution Agreement, be effective and in force; and (e) USTNY shall have amended its organization certificate to change its name.

     Conditions of Obligations of USTNY

     The obligations of USTNY to assign the Contribution Assets and transfer the Contribution Liabilities is subject to the following conditions, unless waived by USTNY (with the consent of Chase): (a) the representations and warranties of New Trustco set forth in the Contribution Agreement shall be true and correct in all material respects as of its date and as of the Closing Date as though made on and as of the Closing Date (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date);
(b) New Trustco shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Contribution Agreement at or prior to the Closing; (c) New Trustco shall have executed and delivered to USTNY an Assumption Agreement relating to the Contribution Liabilities; and (d) the Merger Agreement and each of the Distribution Documents shall have been executed and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and the Contribution Agreement, be effective and in force.

TERMS OF THE DISTRIBUTION AGREEMENT

     The Distribution Agreement provides for, among other things, (i) the dividend by USTNY of all the capital stock of New Trustco to UST, and the subsequent contribution by UST of such capital stock to Spinco and (ii) the Distribution.

     In addition, the Distribution Agreement provides for a series of asset and stock transfers between and among UST, certain of UST's subsidiaries and Spinco, and the assignment to and assumption by Spinco of certain liabilities of UST and certain of its subsidiaries relating to the assets and stock transferred (the "Distribution Asset Transfers" and, together with the Contribution Asset Transfers, the "Asset Transfers"). The Distribution Asset Transfers are designed to transfer the Core Businesses to Spinco.

     Recapitalization of Spinco

     The Distribution Agreement provides that immediately prior to the Time of Distribution, UST will appropriately cause Spinco to amend its certificate of incorporation to, among other things, increase the currently authorized number of shares of common stock of Spinco and to exchange the 100 shares of such common stock currently outstanding for a total number of shares of Spinco Common Stock equal to the total number of shares of UST Common Stock outstanding immediately prior to the Distribution Record Date.

     Method of Effecting the Distribution

     The Distribution Agreement provides that the Distribution will be effected by the distribution to each holder of record of UST Common Stock, as of the close of the stock transfer books on the Distribution Record Date, of certificates representing one share of Spinco Common Stock multiplied by the number of shares of UST Common Stock held by such holder.

     Distribution Assets and Distribution Liabilities

     Pursuant to the terms of the Distribution Agreement, immediately prior to the Time of Distribution and immediately following the Contribution Asset Transfers and the dividend by USTNY of all the stock of New Trustco to UST, UST will assign, transfer, convey and contribute, or cause the assignment, transfer, conveyance and contribution of, the Core Businesses, including the following (collectively, the "Distribution Assets" and, together with the Contribution Assets, the "Spinco Assets"), to Spinco:

          (a) all of the issued and outstanding capital stock of the following subsidiaries: (i) New Trustco; (ii) U.S. Trust Company of Florida Savings Bank, a Florida banking corporation; (iii) U.S.T.L.P.O. Corp., a Delaware corporation; (iv) Campbell, Cowperthwait & Company, a Delaware corporation;
     (v) U.S. Trust Company of California, N.A., a national banking association;
     (vi) U.S. Trust Company of New Jersey, a New Jersey banking corporation;
     (vii) U.S. Trust Company of Connecticut, a Connecticut banking corporation;
     (viii) UST Financial Services Corp., a New York corporation; (ix) CTMC Holding Company, an Oregon corporation; (x) U.S. Trust Company Limited, a New York trust company; (xi) Technologies Holding Corporation, a Delaware corporation; and (xii) UST Risk Management Services Inc., a New York corporation.

          (b) (i) subject to the Retention Amount (as defined under "-- Retention Amount" below), all cash on hand, investments (subject to certain exceptions) and securities (subject to certain exceptions) owned by, or held for the account of, UST; (ii) all patents, trademarks, service marks and the like, and all rights to the name "U.S. Trust Corporation" or any other name used or employed by UST or any of its affiliates (other than MF Service Company); (iii) all equity or debt investments of UST in any corporation or other business association (other than UST's equity investments in MF Service Company, USTNY and UST-WY); and (iv) all rights relating to the Distribution Liabilities (as defined below).

          (c) (i) all cash on hand, investments and securities owned by, or held for the account of, MF Service Company; and (ii) all equity or debt investments of MF Service Company (other than MF Service Company's equity interest in Mutual Funds Service Company (Canada) Ltd.) in any corporation or other business association.

          (d) (i) all cash on hand, investments and securities owned by, or held for the account of UST-WY; (ii) all patents, trademarks, service marks and the like and all rights with respect to the name "U.S. Trust Company of Wyoming" or any similar name used or employed by UST-WY or any of its affiliates; and (iii) all equity or debt investments of UST-WY in any corporation or other business association.

     The Distribution Agreement provides that, notwithstanding any other provision therein to the contrary, the businesses and assets which are part of the Core Businesses will not include the Chase Acquired Business on the Closing Date (other than any names that are Distribution Assets, or any similar names).

     The Distribution Agreement also provides that if, after the Time of Distribution, either party holds assets which by the terms of the Distribution Agreement, the Contribution Agreement or the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party will promptly assign and transfer or cause to be assigned and transferred such assets to the other party. The Distribution Agreement further provides that, except as otherwise provided therein or in the Merger Agreement, the Contribution Agreement, the Post Closing Covenants Agreement or the Tax Allocation Agreement, at or prior to the Time of Distribution, Spinco will assume, or agree to be responsible for, all liabilities (the "Distribution Liabilities" and, together with the Contribution Liabilities, the "Spinco Liabilities") of UST, MF Service Company and UST-WY other than (i) the certain specified liabilities of MF Service Company (the "MF Service Company Retained Liabilities") arising before the Time of Distribution; (ii) the certain specified liabilities of UST-WY (the "UST-WY Retained Liabilities") arising prior to the Time of Distribution and
(iii) the liabilities and obligations relating to the Retention Amount.

     Retention Amount

     Pursuant to the terms of the Distribution Agreement, and notwithstanding the Distribution Asset Transfers, UST will retain, and not distribute or contribute to Spinco pursuant to the Distribution Asset Transfers, cash funds equal to the Retention Amount. The Distribution Agreement defines the "Retention Amount" as the sum of (w) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments required to be made with respect to all stock options granted under the 1989 Stock Compensation Plan of U.S. Trust Corporation and the U.S. Trust

Corporation Stock Option Plan for Non-Employee Directors that have not expired or that have not been exercised or canceled prior to the Effective Time, determined in accordance with the relevant provisions of each such plan on the basis of a "change in control" having occurred thereunder with respect to such stock options as a result of the Merger; plus (x) the product of (i) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments required to be made with respect to all outstanding account balances under the AIP, determined in accordance with the relevant provisions of such plan (including any amendment thereof made in accordance with the terms of the Merger Agreement) on the basis of a "change in control" having occurred thereunder as a result of the Merger, multiplied by
(ii) 0.68875; plus (y) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, required to pay any employer payroll taxes, including for employer's share of FICA and FUTA, due on amounts payable under the plans referred to in clauses (w) and (x) above; minus
(z) the sum of (i) $5.5 million plus (ii) an amount equal to the amount of MF Service Company's net worth as reflected on its Closing Date balance sheet plus
(iii) an amount equal to the amount of UST-WY's net worth as reflected on its Closing Date balance sheet.

     Under the Distribution Agreement, UST will retain and be solely responsible for, and will agree to pay, perform and discharge when due, and indemnify Spinco and hold Spinco harmless from and against, all liabilities and obligations, subject to certain limitations, for amounts payable under each of the plans referred to in clauses (w) and (x)(i) of the foregoing paragraph, and all liabilities and obligations to pay all employer payroll taxes referred to in clause (y) of the foregoing paragraph.

     Conditions to the Distribution

     The obligations of UST and Spinco to consummate the Distribution are subject to the fulfillment of each of the following conditions: (i) the recapitalization of Spinco shall have been completed substantially as described in the Distribution Agreement; (ii) each of the Contribution Agreement, the Post Closing Covenants Agreement and the Tax Allocation Agreement shall have been executed and delivered by each of the parties thereto, and the Contribution Asset Transfers shall have been consummated; (iv) all of the Distribution Asset Transfers shall have been successfully consummated; (v) each condition to the Closing of the Merger Agreement, other than the condition requiring the satisfaction of conditions contained in the Distribution Agreement, shall have been fulfilled; (vi) the Distribution shall have been approved by the affirmative vote of the holders of UST Common Stock entitled to cast at least two-thirds (or 66-2/3%) of the total number of votes entitled to be cast; (vii) any registration statement filed by Spinco with the Commission in connection with the issuance of Spinco Common Stock in the Distribution shall have become effective, and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; (viii) the shares of Spinco Common Stock to be issued in the Distribution shall have designated as a national market system security on the interdealer quotation system by the NASD; (ix) all necessary consents or expirations of waiting periods imposed by any governmental authority shall have been obtained or shall have occurred; and (x) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect.

     Amendment

     The Distribution Agreement provides that UST and the Company may modify or amend the Distribution Agreement by written agreement, subject to the consent of Chase.

TERMS OF THE POST CLOSING COVENANTS AGREEMENT

     Indemnification by Spinco

     Pursuant to the Post Closing Covenants Agreement, Spinco will agree that, from and after the Effective Time, it will indemnify and hold harmless Chase, UST and USTNY (collectively, the "Chase Parties") and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all losses, as incurred, for or on account of or arising from:
(a) any breach of or any inaccuracy in any representation or warranty of any of Spinco, New Trustco (collectively, the "New UST Parties"), UST, USTNY and their subsidiaries contained in the Merger Agreement or any of the Distribution Documents; (b) any breach or nonperformance of any covenant of (i) the New UST Parties or any of their subsidiaries contained in the Merger Agreement or the Distribution Documents whether to be performed before or after the Effective Time or (ii) UST or USTNY or any of their subsidiaries contained in the Distribution Documents to be performed prior to the Effective Time; (c) any Spinco Asset or Spinco Liability; (d) any Delayed Asset or Delayed Liability; (e) any regulatory or compliance violation that arises out of events, actions or omissions to act of UST or USTNY occurring prior to the Effective Time and adversely affects a customer account or any entity that has an interest in such customer account; (f) except for the Chase Liabilities and the MF Service Company Retained Liabilities, and actions relating to the Processing Business, claims of any shareholders, directors, officers, employees or agents of UST and its subsidiaries arising from the execution by UST or USTNY of the Merger Agreement or the Distribution Documents and the consummation after the Effective Time of transactions in accordance with the terms of such documents; (g) any untrue statement or alleged untrue statement of any material fact contained in this Proxy Statement-Prospectus or any amendment or supplement hereto, or any omission or alleged omission to state herein a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading; but only in each case to the extent based upon information with respect to the New UST Parties, furnished in writing by or on behalf of the New UST Parties, or at any time prior to the Effective Time, UST or USTNY, expressly for use in this Proxy Statement-Prospectus or any amendment or supplement hereto; and (h) any liability arising (i) from a claim to enforce, or to recover tort liability arising out of, any Federal, state or local law, rule or regulation relating to the protection of the environment with respect to any facility, site, location or business (whether past or present and whether active or inactive) owned, operated or leased by UST or USTNY or any of their subsidiaries prior to the Effective Time and (ii) as a result of conditions existing during or prior to the period of time such facility, site, location or business was owned, operated or leased by UST or USTNY or any of their subsidiaries.

     Indemnification by New Trustco

     Pursuant to the Post Closing Covenants Agreement, New Trustco will agree that, from and after the Effective Time, it will indemnify and hold harmless the Chase Parties and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all losses, as incurred, for or on account of or arising from: (a) any breach of or any inaccuracy in any representation or warranty of New Trustco or USTNY and their subsidiaries contained in the Merger Agreement or any of the Distribution Documents; (b) any breach or nonperformance of any covenant of (i) New Trustco contained in the Merger Agreement or the Distribution Documents whether to be performed before or after the Effective Time or (ii) USTNY contained in the Merger Agreement or the Distribution Documents to be performed prior to the Effective Time; (c) any Contribution Asset or Contribution Liability; (d) any Delayed Asset or Delayed Liability; (e) any regulatory or compliance violation that arises out of events, actions or omissions to act of USTNY occurring prior to the Effective Time and adversely affects a customer account or any entity with an interest in such customer account; and (f) any liability arising (i) from a claim to enforce, or to recover tort liability arising out of, any Federal, state or local law, rule or regulation relating to the protection of the environment with respect to any facility, site, location or business (whether past or present and whether active or inactive) owned, operated or leased by USTNY prior to the Effective Time and
(ii) as a result of conditions existing during or prior to the period of time such facility, site, location or business was owned, operated or leased by USTNY.

     Indemnification by Chase

     Pursuant to the Post Closing Covenants Agreement, Chase will agree that, from and after the Effective Time, it will indemnify and hold harmless the New UST Parties and their respective directors, officers, employees, affiliates, agents, and assigns, as applicable, from any and all losses, as incurred, for or on account of or arising from: (a) any breach of or inaccuracy in any representation or warranty of Chase contained in the Merger Agreement or any of the Distribution Documents; (b) any breach or nonperformance of any covenant of
(i) Chase contained in the Merger Agreement or the Distribution Documents whether to be performed before or after the Effective Time or (ii) UST or USTNY or any of their subsidiaries contained in the Documents to be performed after the Effective Time; (c) except for losses as to which any of the Chase Parties are entitled to indemnification, any Chase Asset, any Chase Liability or any MF Service Company Retained Liability; and (d) any untrue statement or alleged untrue statement of any material fact contained in this Proxy Statement-Prospectus or any amendment or supplement hereto, or any omission or alleged omission to state herein a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading; but only in each case to the extent based upon information with respect to the Chase Parties furnished in writing by or on behalf of Chase or, at any time after the Effective Time, UST or USTNY, expressly for use in this Proxy Statement-Prospectus or any amendment or supplement hereto.

     Indemnification by USTNY

     Pursuant to the Post Closing Covenants Agreement, USTNY will agree that, from and after the Effective Time, it will indemnify and hold harmless the New UST Parties and their respective directors, officers, employees, affiliates, agents, and assigns, as applicable, from any and all losses, as incurred, for or on account of or arising from: (a) any breach or nonperformance of any covenant of USTNY contained in the Merger Agreement or the Distribution Documents to be performed after the Effective Time; and (b) except for losses as to which any of the Chase Parties are entitled to indemnification, any Chase Asset or any Chase Liability.

     Termination and Limitation on Indemnification

     The Post Closing Covenants Agreement provides that each party's obligation to indemnify and hold harmless any other party will terminate, subject to certain limited exceptions, (a) in the case of indemnification with respect to the breach of any representation and warranty by any party, two years from the Closing Date and (b) in the case of indemnification with respect to regulatory compliance, one year from the Closing Date. The other indemnification provisions do not terminate.

     The Post Closing Covenants Agreement also provides that, notwithstanding any of its other provisions, neither the New UST Parties nor Chase or USTNY will be obligated to indemnify any party unless the aggregate amount of all losses relating to such liability exceeds on a cumulative basis an amount equal to $500,000 (the "Deductible Amount"), and then only to the extent of any such excess; provided, that any loss arising from a single indemnification claim in an amount greater than $50,000 will not be subject to such limitation and will be excluded from the determination of the Deductible Amount. In addition, amounts to be indemnified pursuant to certain provisions of the Contribution Agreement and certain provisions of the Distribution Agreement are not subject to such limitation.

     Minimum Net Worth

     Pursuant to the Post Closing Covenants Agreement, Spinco will agree that, until the later of (a) three years from the date thereof or (b) the date when the applicable statutes of limitations with respect to all Federal income tax liabilities of UST for periods ending prior to or on the Closing Date have run, it will (i) as of any date of determination, maintain consolidated shareholders' equity of not less than the lesser of (x) $150 million and (y) the greater of
(1) 95% of the consolidated shareholders equity of Spinco at January 1, 1996, and (2) the sum of (A) $135 million plus, (B) on and after January 1, 1997, the product of (I) $7.5 million multiplied by (II) the number of the most recent preceding anniversary of December 31, 1995, and (ii) be a "well capitalized" bank holding company within the meaning of the regulations of the Board of Governors of the Federal Reserve System (as in effect on the date of the Post Closing Covenants Agreement); except that, so long as Spinco's Tier 1 capital leverage ratio is 4.5% or above, Spinco will not be deemed to be less than "well capitalized" solely because its Tier 1 capital leverage ratio is less than 5%; provided, however, that on or before September 30, 1995, the denominator used in determining Spinco's Tier 1 capital leverage ratio will be the book value of the average total consolidated assets (net of the allowance for loan losses) of Spinco following the Distribution.

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

     Spinco's Noncompetition Agreement

     Pursuant to the Post Closing Covenants Agreement, Spinco will agree that, subject to certain exceptions relating to acquisitions and the conduct of the asset management, private banking, special fiduciary and corporate trust businesses by Spinco, until the fourth anniversary of the Effective Time, neither Spinco nor any subsidiary or affiliate of Spinco will engage in the Processing Business in the United States or Canada, or own, manage, operate, control or have an interest greater than 5% of the voting stock or 25% of the total equity in any enterprise which engages, directly or indirectly, in the Processing Business in the United States or Canada.

     Spinco will also agree that until the third anniversary of the Effective Time, it will not solicit for employment certain specified employees to be retained by the Chase Parties or disclose or make use of certain confidential information related to the Chase Acquired Business.

     The noncompetition terms provide that in the event that upon the acquisition of Spinco or New Trustco by certain unaffiliated parties, Spinco and New Trustco will cease to be bound by the noncompetition provisions of the Post Closing Covenants Agreement, and upon six months notice by Chase, Chase may treat such acquisition as a termination of the Services Agreement by New Trustco and cease providing services under the Services Agreement on or after six months thereafter.

     For further discussion of the noncompetition terms of the Post Closing Covenants Agreement, see "The Distribution -- Terms of the Post Closing Covenants Agreement -- The Company's Noncompetition Agreement" in the Information Statement attached as Appendix H hereto. Stockholders are urged to read the Information Statement in its entirety.

TERMS OF THE TAX ALLOCATION AGREEMENT

     Prior to the Time of Distribution, Chase, UST and Spinco will enter into a Tax Allocation Agreement which sets forth each party's rights and obligations with respect to payments and refunds, if any, of Federal, state, local or foreign taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of the claims made by the Service and other taxing authorities.

     In general, under the Tax Allocation Agreement, Spinco will be responsible for taxes imposed on UST or any of its subsidiaries with respect to a tax period ending on or before the Effective Time.

                    EFFECT OF TRANSACTIONS ON UST EMPLOYEES
                             AND UST BENEFIT PLANS

TRANSFER OF EMPLOYMENT

     Pursuant to the Contribution Agreement, each person who is an employee of USTNY or any of its affiliates immediately before the Closing will become an employee of New Trustco, or any affiliate of New Trustco designated by it, effective as of the Closing, except for any such person employed in the Chase Acquired Business who, in accordance with the provisions of the Merger Agreement, has received an offer from Chase to be retained in employment with the Chase Acquired Business after the Merger and who has accepted such offer.

     Chase has offered such continuing employment to approximately 1,120 persons presently employed by USTNY or its affiliates in the Chase Acquired Business. Any person who accepts such offer of continuing employment is hereinafter referred to as a "Retained Employee".

     Each present executive officer of UST will become an executive officer of Spinco at the Time of Distribution except for Donald M. Roberts, a Vice Chairman and Treasurer of UST, and Frederick S. Wonham, a Vice Chairman of UST, each of whom will be retiring effective as of the Closing Date. See "The
Merger -- Interests of Certain Persons in the Transactions".

TRANSFER OF PLANS

     The Merger Agreement provides that before the Effective Time, in connection with the Asset Transfers, UST and USTNY will transfer to Spinco and to New Trustco, respectively, each employee benefit and executive compensation plan maintained by it other than any Retained Plan (as defined under "-- Retained Plans" below) and, in the case of USTNY, the Transition Bonus Program (as defined under "-- Transition Bonus Program" below). The Merger Agreement also provides that Spinco and New Trustco will assume and become solely responsible for all liabilities and obligations of UST and USTNY, respectively, under each of the plans so transferred to it. The plans to be so transferred (the "Transferred Plans") include those described below, which will be maintained by either Spinco or New Trustco.

     Plans maintained by UST that will be transferred to Spinco include the following plans: 1989 Stock Compensation Plan of U.S. Trust Corporation, other than the provisions thereof relating to stock options; 1988 Long-Term Performance Plan of U.S. Trust Corporation; Long-Term Performance Plan of U.S. Trust Corporation; Benefit Equalization Plan of U.S. Trust Corporation; Supplemental Pension Agreements between U.S. Trust Corporation and Messrs. Schwarz, Maurer, Roberts, Taylor, Wonham and Abramowitz; Board Members' Deferred Compensation Plan of U.S. Trust Corporation; Board Members' Retirement Plan of U.S. Trust Corporation; U.S. Trust Corporation Stock Plan for Non-Officer Directors; Executive Deferred Compensation Plan of U.S. Trust Corporation; U.S. Trust Corporation Benefits Protection Trust I; and U.S. Trust Corporation Benefits Protection Trust II.

     Plans maintained by USTNY that will be transferred to New Trustco include the following plans: 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies; Employee's Retirement Plan of United States Trust Company of New York and Affiliated Companies; United States Trust Company of New York and Affiliated Companies 1981 Stock Option Plan; Incentive Award Plan of United States Trust Company of New York and Affiliated Companies; 1990 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies; United States Trust Company of New York and Affiliated Companies Executives' Benefits Protection Trust; 1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York and Affiliated Companies; 1990 Change in Control and Severance Policy for Officers and Employees of United States Trust Company of New York and Affiliated Companies; Employee's Health Benefits Plan of The United States Trust Company of New York and Affiliated Companies; Employees' Dental Insurance Plan of The United States Trust Company of New York and Affiliated Companies; Employee's Flexible Spending Plan of The United States Trust Company of New York and Affiliated Companies; Employee's Short-Term Disability Plan of The United States Trust Company of New York and Affiliated Companies; and Employee's Long-Term Disability Plan of The United States Trust Company of New York and Affiliated Companies.

     For a discussion of changes that will be made in certain of the Transferred Plans effective after the Distribution and the Merger, see "Executive Compensation Plans in Effect after the Distribution" in the Information Statement attached as Appendix H hereto.

RETAINED PLANS

     The plans maintained by UST and USTNY that will not be transferred to Spinco or New Trustco (the "Retained Plans") are the following: all provisions of the 1989 Stock Compensation Plan of U.S. Trust Corporation relating to stock options (the "1989 Option Plan"), the U.S. Trust Corporation Stock Option Plan for Non-Employee Directors (the "Directors Option Plan"), the United States Trust Company of New York and Affiliated Companies 1986 Stock Option Plan (the "1986 Option Plan"), the United States Trust Company of New York and Affiliated Companies 1981 Incentive Stock Option Plan (the "1981 Option Plan"), and the AIP. The 1989 Option Plan, the Directors Option Plan, the 1986 Option Plan, and the 1981 Option Plan are hereinafter collectively referred to as the "UST Option Plans".

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

     With respect to all options granted under the UST Option Plans other than any incentive stock options granted before October 27, 1987 under the 1986 Option Plan and the 1981 Option Plan (the "Pre-1987 ISO's"), the Merger will be treated as the occurrence of a "change in control" of UST, as defined in the UST Option Plans, with the following consequences:

          (a) any option granted under the 1989 Option Plan that had not previously become vested will become vested, and the holder thereof will be entitled to exercise such option immediately before the Effective Time with respect to any or all of the shares of UST Common Stock then subject to the option;

          (b) each option granted under each of the UST Stock Option Plans, to the extent it has not expired or has not been exercised or cancelled prior to the Effective Time, will be cancelled as of the Effective Time; and

          (c) with respect to each option so cancelled other than any Pre-1987 ISO's, the holder thereof will be entitled to receive a lump-sum cash payment in an amount equal to the excess of (i) the Determined Value (as defined below) of the shares of UST Common Stock subject to the option, over (ii) the aggregate exercise price for such shares. The amount so payable with respect to each such option, less the amount of taxes required to be withheld on such amount, will be paid to the holder of such option at the Effective Time, or as soon thereafter as practicable. UST currently estimates that the aggregate amount of such payments will be $39.1 million. See note (1) to "Notes to Pro Forma Condensed Financial Statements" in the Information Statement attached as Appendix H hereto.

     As provided in the UST Option Plans, the "Determined Value" of the shares of UST Common Stock subject to any option means the product of (i) the greater of (A) the highest bid price per share of UST Common Stock during the 12-month period ending on the day immediately preceding the Closing Date, or (B) the Transaction Value per share of UST Common Stock, multiplied by (ii) the number of shares of UST Common Stock subject to such option. For purposes of the foregoing, the "Transaction Value" per share of UST Common Stock shall mean the sum of (x) the product of the Conversion Number of shares of Chase Common Stock, multiplied by the Average Value of Chase Common Stock, and (y) the amount representing the 10-day average of the daily average of the high bid and low asked prices for a share of Spinco Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated on a "when-issued" basis on each of the 10 trading days immediately preceding the Closing Date.

     The 1981 Option Plan will be terminated as of the Effective Time. Each of the other UST Option Plans will be terminated as soon as all payments required to be made with respect to outstanding options thereunder have been made to the holders of such options.

     The Merger also will be treated as a "change in control" of UST (as defined in the AIP) for purposes of the AIP. Accordingly, as provided in the AIP, the entire unpaid balance of each participant's account under the AIP will become payable in full at the Effective Time. The amount so payable, less the amount of any taxes required to be withheld on such amount, will be paid to the participant at the Effective Time or as soon thereafter as practicable. The AIP will be terminated as soon as such payments have been made to all participants.

     See "The Merger -- Interests of Certain Persons in the Transactions" for a discussion of the effect of these provisions of the Retained Plans on UST's executive officers and members of the UST Board.

SEVERANCE ARRANGEMENTS

     UST anticipates that as a result of the reduced need for personnel in back office, operational support, and corporate staff areas following the disposition of the Chase Acquired Business, approximately 150 staff positions in these areas will be eliminated. New Trustco will provide special severance benefits to each full-time employee whose employment with New Trustco and its affiliates is involuntarily terminated within one year following the Closing Date.

     Each employee so terminated will receive (a) a lump-sum cash payment in an amount equal to the sum of (i) 4% of annual base salary for each year of service with UST and New Trustco, plus (ii) an amount equal

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

to two weeks' to one year's base salary depending on the position held by the employee with New Trustco at the time of termination and, in the case of non-officer employees, the employee's length of service with UST and New Trustco (the "Severance Benefit Payment"), (b) professional outplacement counselling services; (c) continuation of coverage under the medical, dental, life insurance and disability plans that will be transferred by USTNY to and maintained by New Trustco, for a period of 3 months to one year following termination, depending on the position held by the employee with New Trustco at the time of termination; (d) in the case of each employee so terminated whose age and years of service total 70 or more, an enhanced pension benefit under the Retirement Plan, which will be transferred by USTNY to and maintained by New Trustco, in an amount equal to the excess of (i) the additional pension that would be payable to the employee under the Retirement Plan if 5 years were added to the employee's age and years of service, over (ii) the additional pension that would be payable to the employee under the Retirement Plan if he or she were entitled thereunder to receive an additional pension in an amount that is actuarially equivalent to the amount of the portion of the Severance Benefit Payment payable to the employee that is described in (a)(i) above, after adjustment for taxes payable on such amount (the "Enhanced Pension Benefit"); and (e) if the employee's age and years of service total 70 or more and he or she has had at least 10 years of service, post-retirement medical coverage under the medical plan that will be transferred by USTNY to, and maintained by, New Trustco.

     Pursuant to the Merger Agreement, Chase has agreed to provide special severance benefits to any Retained Employee whose employment with Chase and its affiliates is "involuntarily terminated", as defined in the Merger Agreement, within 2 years following the Closing Date. The benefits so provided will include
(a) a severance payment in an amount determined in the same manner as the Severance Benefit Payment described above based on the Retained Employee's base salary and position with UST immediately prior to the Closing, and on the Retained Employee's years of service with UST; (b) professional outplacement counselling service; and (c) continuation of coverage under the medical, dental, life insurance and disability plans maintained by Chase and its affiliates for their employees, for a period of 3 months to one year following termination, depending on the position held by the Retained Employee with UST.

     In addition, in the case of any Retained Employee so terminated whose age and years of service with UST immediately prior to the Closing Date total 70 or more, New Trustco will provide such Retained Employee, under the Retirement Plan, with the Enhanced Pension Benefit described above, determined on the basis of the Retained Employee's salary, age and years of service with UST at the Closing Date. New Trustco will also provide any Retained Employee so terminated whose age and years of service with UST immediately prior to the Closing Date total 70 or more and who has had at least 10 years of service with UST, post-retirement medical coverage under the medical plan that will be transferred by USTNY to, and maintained by, New Trustco.

     The Retirement Plan will be amended to provide that, in the case of each Retained Employee who has attained age 45 and has had at least 15 years of service with UST prior to the Closing Date, and who remains employed with Chase or any of its affiliates for more than 2 years following the Closing Date, such Retained Employee's period of service with Chase and its affiliates will be treated as an additional period of service with UST for purposes of determining whether the Retained Employee has met the Retirement Plan's "Rule of 80" requirement for eligibility to receive early retirement benefits.

     See "Interests of Certain Persons in the Transactions" above for a description of the separation benefits arrangements with Messrs. Roberts and Wonham in connection with their retirement from UST effective as of the Closing Date.

TRANSITION BONUS PROGRAM

     As provided in the Merger Agreement, USTNY and its affiliates have adopted a program (the "Transition Bonus Program") under which certain designated employees in positions associated with the conduct of the Chase Acquired Business will be paid bonuses, in amounts ranging from 3 months' to one year's base salary, if they become Retained Employees and complete specified periods of service, ranging from 30 to 90 days, with Chase or its affiliates following the Merger.

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

     A total of 635 UST employees were designated as eligible for participation in the Transition Bonus Program. Of this total, 10 employees have not been offered continuing employment with Chase as of January 1, 1995, and therefore will not become Retained Employees. Nevertheless, such employees will be entitled to receive their bonus under the Program if they complete an agreed-upon period of service with New Trustco following the Merger.

     Pursuant to the Merger Agreement, Chase has agreed to bear a portion of the cost of the bonuses paid to Retained Employees under the Transition Bonus Program.

     UST presently estimates that its costs for severance and related benefits and for Transition Bonus Program payments will be approximately $12.7 million and $8.4 million, respectively, or approximately $21.1 million in the aggregate. However, the ultimate level of these costs will not be precisely determinable until the Closing Date. The aggregate amount of these costs may range from approximately $21.1 million to approximately $24 million. See notes (e) and (l) to "Notes to Pro Forma Condensed Financial Statements" in the Information Statement attached as Appendix H hereto.

                            RELATIONSHIP WITH CHASE

     Following the Merger, Spinco will continue to have certain relationships with Chase and its subsidiaries.

POST CLOSING COVENANTS AGREEMENT; TAX ALLOCATION AGREEMENT

     In the Post Closing Covenants Agreement and the Tax Allocation Agreement, Chase, UST and USTNY, on the one hand, and Spinco and New Trustco, on the other hand, will agree to indemnify each other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from the conduct of the Chase Acquired Business, as well as certain tax liabilities. See "The Distribution -- Terms of the Post Closing Covenants Agreement" and
"-- Terms of the Tax Allocation Agreement". In addition, Spinco has agreed, pursuant to the Post Closing Covenants Agreement not to engage in, or compete with Chase with respect to, the Chase Acquired Business, subject to certain limited exceptions, for a period of four years after the Effective Time . See "The Distribution -- Terms of the Post Closing Covenants Agreement -- Spinco's Noncompetition Agreement".

SERVICES AGREEMENT

     In the Merger, Chase will acquire the Related Back Office, which includes software and hardware necessary to conduct the Chase Acquired Business. Certain core software, principally software to operate the Asset Management System, will be transferred to New Trustco and licensed by New Trustco to USTNY on a perpetual nonexclusive basis. Although the Related Back Office primarily serves the Processing Business, it also provides necessary services to the Core Businesses, all of which will be transferred to New Trustco and its affiliates pursuant to the Contribution Agreement. Accordingly, prior to the Time of Distribution, New Trustco and USTNY will enter into the Services Agreement.

     Pursuant to the Services Agreement, USTNY will agree to furnish necessary securities processing, custodial, data processing and other services (the "Back Office Services"), at agreed upon service levels, to New Trustco and its affiliates. The Services Agreement will be in a form, and on terms, agreed to by UST and Chase on or before February 28, 1995, substantially in accordance with the terms of the Services Agreement Term Sheet entered into on November 18, 1994, between UST and Chase. In the Bank Merger, CMB will acquire the rights, and assume the obligations, of USTNY under the Services Agreement.

     The parties intend that the Back Office Services furnished to New Trustco and its affiliates under the Services Agreement will include all of the functions that are currently performed by the Related Back Office, as well as certain bank processing services, such as loan processing services, deposit and check processing services (the "Bank Processing Services"). The Back Office Services may be modified to reflect reasonable evolution or change in the business of New Trustco and its affiliates. The Back Office Services will not include any broker dealer services, securities industry banking services or back-up servicing.

     Under the Services Agreement, CMB will provide the Back Office Services to New Trustco for an initial term of five years beginning on the Closing Date. With CMB's consent (which CMB may withhold in its sole discretion), New Trustco may extend the initial term of the Services Agreement for an additional five years. If CMB withholds such consent, New Trustco may in any case extend the term of the Services Agreement for an additional two years.

     In consideration of the Back Office Services provided to it under the Services Agreement, during the initial term, New Trustco will pay to CMB an annual base fee of $10 million, which is significantly less than New Trustco's estimate of the annual cost of providing such services itself. The annual base fee for any additional term after the initial term will be an amount equal to 110% of the total fees paid by New Trustco in the fifth year of the initial term.

     The annual base fee will cover all Back Office Services required by normal growth of New Trustco and its affiliates, and will include, as well, certain base levels of systems development and maintenance resources. CMB will charge New Trustco at rates discounted from CMB's prevailing rates for similar institutional business for any incremental Back Office Services attributable to additional growth, evolution in the business of New Trustco and its affiliates, and certain other new business.

     CMB may assign the Bank Processing Services or other data center services provided under the Services Agreement to a third party, without New Trustco's consent, provided the third party will also be providing such services to CMB. CMB may not assign the remaining services to a third party, although it may sell or transfer responsibility for the Back Office Services together with the sale or transfer of the Chase business unit providing such Back Office Services. New Trustco will not have the right to assign the Services Agreement without CMB's consent.

     Either party may terminate the Services Agreement upon a material breach by the other which has not been cured within 30 days after the expiration of a 15-day informal dispute resolution process initiated by the nonbreaching party. Either party may terminate in the event that the other party becomes insolvent or bankrupt or undergoes a change in control.

     New Trustco may terminate the Services Agreement for any reason effective after the end of the first year by giving six months' advance notice. In the event of such a termination, New Trustco will pay CMB a termination fee of $2.5 million dollars, which fee will be reduced incrementally over the term of the Services Agreement.

     In the event of any termination or expiration of the Services Agreement (including termination due to any material breach by New Trustco), the Services Agreement will obligate CMB to provide for up to one year (six months in the case of a change in control) after the termination or expiration, in consideration of fees in amounts to be negotiated, reasonably requested termination assistance to facilitate a smooth transition of the responsibility for the performance of the Back Office Services to New Trustco or its designee.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

CONSEQUENCES OF THE DISTRIBUTION

     UST has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Distribution will qualify as tax-free to UST and its stockholders under Section 355 of the Code and that the Asset Transfers involved in the Internal Reorganization will not be taxable transactions. Receipt of the Private Letter Ruling reasonably satisfactory to each of UST and Chase is a condition to the respective obligations of UST and Chase to consummate the Merger. See "The Merger -- Conditions." Assuming that the Private Letter Ruling is received, the following is a summary of the material Federal income tax consequences of the Distribution:

          1. A UST stockholder will not recognize any income, gain or loss as a result of the Distribution.

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

          2. A UST stockholder will apportion the tax basis of his or her UST Common Stock between such UST Common Stock and Spinco Common Stock received in the distribution in proportion to the relative fair market values of such UST Common Stock and Spinco Common Stock on the Distribution Date.

          3. A UST stockholder's holding period for the Spinco Common Stock received in the Distribution will include the period during which such stockholder held the UST Common Stock with respect to which the Distribution was made, provided that such UST Common Stock is held as a capital asset by such stockholder as of the Time of Distribution.

          4. No gain or loss will be recognized to UST as a result of the Distribution.

     Current Treasury regulations require each UST stockholder who receives Spinco Common Stock pursuant to the Distribution to attach to his or her federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution. UST (or Spinco on its behalf) will convey the appropriate information to each UST stockholder of record as of the Distribution Record Date.

CONSEQUENCES OF THE MERGER

     UST has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Merger will qualify as a tax-free transaction to UST and its stockholders under Section 368(a) of the Code. Receipt of opinions of counsel to that effect is a condition to the respective obligations of UST and Chase to consummate the Merger, whether or not the Service grants the Private Letter Ruling. See "The Merger -- Conditions". The following is a summary of the material Federal income tax consequences of the
Merger:

          1. The Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          2. No gain or loss will be recognized by UST as a result of the Merger.

          3. No gain or loss will be recognized by UST stockholders upon the receipt of Chase Common Stock in exchange for UST Common Stock pursuant to the Merger, except that holders of UST Common Stock who receive cash upon exercise of any available dissenters' rights or cash in lieu of fractional shares will recognize gain or loss equal to the difference between such cash and the tax basis in their shares subject to dissenters' rights or the tax basis allocated to their fractional shares of UST Common Stock, and such gain or loss will constitute capital gain or loss if such UST Common Stock is held as a capital asset.

          4. The tax basis of the Chase Common Stock received by UST stockholders who exchange their UST Common Stock for Chase Common Stock in the Merger will be the same as the tax basis of UST Common Stock surrendered in exchange therefor.

          5. The holding period for the shares of Chase Common Stock received in the Merger will include the period during which the shares of UST Common Stock surrendered in exchange therefor were held, provided that such shares of UST Common Stock were held as capital assets at the Effective Time.

     It is possible that, as a result of the Merger, certain New York state and local real property transfer and real estate transfer gains taxes (the "Transfer Taxes") will be imposed on UST stockholders. UST (or Spinco on UST's behalf) will pay all such Transfer Taxes, if any, directly to state and local taxing authorities on behalf of all UST stockholders. Any such payments by UST made on behalf of UST stockholders would result in dividend income to each UST stockholder, to the extent of UST's current and accumulated earnings and profits, as determined for Federal income tax purposes. The amount of such dividend income attributable to each share of UST Common Stock cannot be calculated at this time but is not expected to be material. UST will be required to report any such dividend income to the Service if the aggregate amount of all dividends received by a UST stockholder in the relevant year (including dividends attributable to UST's payment of the Transfer Taxes) is $10 or more. UST will notify each stockholder of the amount of all dividends attributable to such stockholder on a Form 1099-DIV which will be mailed to such stockholder at a later date.

     It is a condition to the consummation of both the Distribution and the Merger that the Private Letter Ruling, in form reasonably satisfactory to each of UST and Chase, be obtained from the Service which affirms that the Distribution and the Asset Transfers will be tax-free. Each of UST and Chase has indicated that it will not waive the condition to the Merger requiring receipt of the Private Letter Ruling. Consequently, UST will not proceed with either the Distribution or the Merger if the Private Letter Ruling is not obtained.

     The foregoing summary sets forth the material Federal income tax consequences of the Distribution and the Merger and is included herein for general information only. To the extent the foregoing summary sets forth conclusions of law, such conclusions represent the opinion of Cravath, Swaine & Moore, counsel to UST. Such opinion is based in part on representations provided by UST and Chase. The summary does not address the Federal income tax consequences to all categories of UST stockholders, including those who acquired shares of UST Common Stock pursuant to the exercise of stock options or otherwise as compensation. EACH UST STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                     DESCRIPTION OF CAPITAL STOCK OF CHASE

     The following description of certain terms of the capital stock of Chase does not purport to be complete and is qualified in its entirety by reference to the Chase Form 10. See "Available Information".

CHASE COMMON STOCK

     Under the Chase Certificate of Incorporation, Chase is authorized to issue 500,000,000 shares of Chase Common Stock. At September 30, 1994, 181,289,886 shares of Chase Common Stock were outstanding, 19,011,983 shares of Chase Common Stock were reserved for issuance pursuant to the Chase Lincoln First Bank, N.A. 1982 Incentive Stock Plan, The Chase Manhattan 1982 Long-Term Incentive Plan, The Chase Manhattan 1987 Long-Term Incentive Plan and The Chase Manhattan 1994 Long-Term Incentive Plan, 3,310,875 shares of Chase Common Stock were reserved for issuance pursuant to warrants issued in settlement of a legal action, 14,000,000 shares of Chase Common Stock were reserved for issuance pursuant to The Chase Manhattan Stock Option Program for Employees, and 9,596,151 shares of Chase Common Stock were reserved for issuance pursuant to the Chase's Dividend Reinvestment and Stock Purchase Plan.

     Holders of shares of Chase Common Stock are entitled to one vote per share and, subject to the rights, if any, of holders of shares of the outstanding series of Chase Preferred Stock (as defined below), have equal rights to participate in dividends when declared and, in the event of liquidation, in the net assets of Chase available for distribution to stockholders. See "Description of Capital Stock of Chase -- Chase Preferred Stock". Chase may not declare any dividends on, or make any payment on account of the purchase, redemption or other retirement of, Chase Common Stock unless full cumulative dividends, where applicable, have been paid or declared and set apart for payment upon all outstanding shares of Chase Preferred Stock and Chase is not in default or in arrears with respect to any sinking or other analogous fund or any call for tender obligations, or any other agreement for the purchase, redemption or other retirement of any shares of Chase Preferred Stock. Holders of shares of Chase Common Stock do not have redemption or sinking fund rights, and, none of the holders of shares of Chase Common Stock is entitled to preemptive rights or preferential rights to subscribe for shares of Chase Common Stock or any other securities of Chase, except for certain Junior Participating Preferred Stock Purchase Rights that are attached to each share of Chase Common Stock, which are exercisable or transferable separately from shares of Chase Common Stock only upon the occurrence of certain events including the acquisition by a person or group of affiliated or associated persons of 20% or more of the outstanding shares of Chase Common Stock. See "Description of Capital Stock of Chase -- Description of Chase Rights Plan". Shares of Chase Common Stock are fully paid and nonassessable; however, Federal law (12 U.S.C. 55) provides for the enforcement of any pro rata assessment of stockholders of a national bank to cover impairment of capital by sale, to the extent necessary, of the stock of any assessed stockholder failing to pay his assessment, and Chase, as the stockholder of CMB and other national banking subsidiaries, is subject to such assessment and sale. The shares of Chase Common Stock are listed on the NYSE. The transfer agent and registrar for the Chase Common Stock is Mellon Securities Trust Company.

     The Chase Certificate of Incorporation includes a "fair price provision" that would require a 75% stockholder vote for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalization and liquidations, involving Chase or its subsidiaries and certain acquiring persons (namely, a person, entity or specified group which beneficially owns more than 10% of the voting stock of Chase), unless the "fair price" and other procedural requirements of the provision are met, or unless approved by a majority of directors who are not affiliated with the acquiring party. This provision includes a requirement of a 75% stockholder vote to amend or repeal it. The Chase Certificate of Incorporation also provides for classification of the Chase Board into three classes and includes related provisions requiring (i) advance notice of stockholder nominations of directors,
(ii) limitations on filling newly created directorships and vacancies, (iii) removal of directors only for cause and by vote of the holders of at least 75% of the shares entitled to vote, (iv) a limitation on action by written consent of holders of Chase Common Stock other than at a meeting of stockholders and,
(v) a requirement of a 75% stockholder vote to amend or repeal such provisions.

CHASE PREFERRED STOCK

     Under the Chase Certificate of Incorporation, Chase is authorized to issue up to 100,000,000 shares of preferred stock, without par value ("Chase Preferred Stock"), in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other voting rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Chase Board providing for the issue thereof.

     At September 30, 1994, there were 56,000,000 shares of Chase Preferred Stock outstanding and having an aggregate stated value of approximately $1,400,000,000. The currently outstanding series of Chase Preferred Stock that have been designated as Chase Preferred Stock are: Preferred Stock, 10 1/2% Series G, with a stated value of $25 per share, Preferred Stock, 9.76% Series H, with a stated value of $25 per share, Preferred Stock, 10.84% Series I, with a stated value of $25 per share, Preferred Stock, 9.08% Series J, with a stated value of $25 per share, Preferred Stock, 8 1/2% Series K, with a stated value of $25 per share, Preferred Stock, 8.32% Series L, with a stated value of $25 per share, Preferred Stock, 8.40% Series M, with a stated value of $25 per share, and Preferred Stock, Adjustable Rate Series N, with a stated value of $25 per share. Chase Preferred Stock ranks senior to Chase's authorized but unissued Junior Participating Preferred Stock.

     Holders of shares of Chase Preferred Stock generally have only contingent voting rights with respect to the election of directors. In the event of liquidation, before any distribution to the holders of Chase Common Stock, the holders of the shares of each outstanding series of Chase Preferred Stock generally are entitled to receive an amount equal to the stated value of such shares, plus accrued and unpaid dividends. At September 30, 1994, such preferential amounts were approximately $1.4 billion in the aggregate, exclusive of any dividend accruals.

DESCRIPTION OF CHASE RIGHTS PLAN

     The following description of certain terms of the "Chase Rights Plan" does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which was filed as an Exhibit to Chase's Annual Report on Form 10-K for the year ended December 31, 1988, and is incorporated herein by reference.

     Pursuant to the Rights Agreement dated as of February 15, 1989, there is attached to each share of Chase Common Stock one Junior Participating Preferred Stock Purchase Right (a "Right"). Each Right entitles the holder to buy from Chase one one-hundredth of a share of Junior Participating Preferred Stock at an exercise price of $125, subject to adjustment.

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

     The Rights will expire on February 27, 1999, unless redeemed earlier and will not be exercisable or transferable separately from the shares of Chase Common Stock to which they are attached until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Chase Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following a public announcement of the commencement of a tender offer or exchange offer that would result in the offeror beneficially owning 25% or more of the outstanding shares of Chase Common Stock.

     The Rights are redeemable, for cash or other consideration deemed appropriate by the Chase Board, at $0.01 per Right, subject to adjustment, at any time prior to 10 days after the Stock Acquisition Date, which redemption period may be extended under certain conditions.

     In the event that any person becomes an Acquiring Person other than pursuant to an offer for all shares of Chase Common Stock which independent directors of Chase determine to be fair to and in the best interests of Chase and its stockholders (a "Flip-In Event"), each holder of a Right, other than Rights beneficially owned by an Acquiring Person and certain transferees (which Rights will be void), will thereafter have the right to acquire, upon exercise, shares of Chase Common Stock (or, in certain circumstances, property) having a value equal to two times the exercise price of the Right. However, Rights will not be exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by Chase. At any time after the occurrence of a Flip-In Event, the Chase Board may exchange the Rights (other than Rights which have become void as described above), in whole or in part, at an exchange ratio of one share of Chase Common Stock per Right, subject to adjustment.

     In the event that, at any time following the Stock Acquisition Date, (i) Chase is acquired in a merger or other business combination transaction in which Chase is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph) or (ii) more than 50% of Chase's assets or earning power is sold or transferred, each holder of a Right (except Rights which have become void as set forth above) will thereafter have the right to acquire, upon exercise, shares of common stock of the acquiring company having a value equal to two times the exercise price of the Right. Until a Right is exercised, the holder thereof will have no rights as a stockholder of Chase.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Chase in a manner which causes the Rights to become discount Rights unless the offer is conditional on a substantial number of Rights being acquired.

                   COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
                    CHASE COMMON STOCK AND UST COMMON STOCK

     The rights of the holders of Chase Common Stock are governed by the Chase Certificate of Incorporation and the Chase Bylaws and by the Delaware General Corporation Law (the "DGCL"), while the rights of the holders of UST Common Stock are governed by UST's certificate of incorporation (the "UST Certificate of Incorporation") and UST's bylaws (the "UST Bylaws") and by the NYBCL. Upon consummation of the Merger, the stockholders of UST, a New York corporation, will become stockholders of Chase, a Delaware corporation. The Chase Certificate of Incorporation and the Chase Bylaws will remain in effect after the Merger. Below is a summary of certain differences between the rights of holders of Chase Common Stock, on the one hand, and UST Common Stock, on the other, resulting from differences in governing law and the respective Chase and UST certificates of incorporation and bylaws.

     The following summary does not purport to be a complete statement of the rights of Chase stockholders under the Chase Certificate of Incorporation and the Chase Bylaws and the DGCL compared with the rights of holders of UST Common Stock under the UST Certificate of Incorporation and the UST Bylaws and the NYBCL. This summary is qualified in its entirety by reference to the certificates of incorporation and bylaws of each of Chase and UST, the DGCL and the NYBCL.

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

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Chase Certificate of Incorporation divides the Chase Board into three classes of directors, each having staggered three-year terms. However, any director elected by holders of a class of stock having dividend or liquidation preferences over the Chase Common Stock is not subject to this provision. The Chase Bylaws require a minimum of three directors, but the exact number is set by resolution of the Chase Board. The Chase Board is currently comprised of eighteen directors.

     UST also divides the UST Board into three classes of directors, each having staggered three-year terms. The UST Board fixes the number of directors above the minimum number of nine fixed by the UST Bylaws. The UST Board is currently comprised of twenty-two directors.

STOCKHOLDER NOMINATIONS

     The Chase Bylaws, pursuant to authority granted in the Chase Certificate of Incorporation, permit any stockholder entitled to vote for a director to nominate director candidates if written notice conforms to the timing and content requirements established in the Chase Bylaws. The UST Certificate of Incorporation and UST Bylaws contain no provision permitting nominations of directors by stockholders.

DUTIES OF DIRECTORS

     Section 717(b) of the NYBCL permits a board of directors to consider, in transacting its business, but without abrogating any duty owed by the board, the long-term and short-term effects of an action on the corporation; its stockholders; the potential growth, development, productivity and profitability of the corporation; current employees; retired employees and other beneficiaries of the corporation entitled to receive benefits from the corporation; customers and creditors of the corporation; and the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and other contributions to the communities in which it does business. The DGCL does not contain a similar provision. Delaware courts have permitted directors to consider various constituencies provided there exists some rationally related benefit to the stockholders. The Chase and UST Certificates of Incorporation and Bylaws do not require specific considerations that must underlie decisions made by their respective boards of directors.

REMOVAL OF DIRECTORS

     Generally, under Section 141(k) of the DGCL, holders of a majority of voting shares may remove any director or the entire board of directors with or without cause. Corporations with a classified board, like Chase, may limit removal to circumstances in which there is cause. If the holders of a class of shares may elect one or more directors, their vote, rather than the vote of all outstanding shares, may remove the director without cause.

     The Chase Certificate of Incorporation and the Chase Bylaws provide for the removal of any director for cause upon a vote of 75% of the outstanding voting stock or a majority of the directors. This provision is subject to the rights of holders of certain shares having dividend or liquidation preferences over Chase Common Stock.

     Section 706 of the NYBCL permits stockholders to remove any or all directors for cause, and, if the certificate of incorporation or bylaws permits, without cause. In addition, if allowed by the certificate of incorporation or by a stockholder-approved bylaw, the board of directors may remove any director for cause. When a class or series of stock is entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of that class or series. The state attorney general or holders of 10% of all outstanding shares may bring legal action to remove a director for cause.

     Any UST director may be removed for cause by vote of the stockholders or by a majority of all the directors.

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

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Under Section 223 of the DGCL, unless the governing documents of a corporation provide otherwise, a majority vote of the directors then in office may fill vacancies and newly created directorships, even if the number of current directors is less than a quorum or only one director remains. If the directors filling an open slot on the board constitute less than a majority of the whole board (as measured before an increase in the size of the board), the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the outstanding voting shares, summarily order an election to fill the open slots or replace directors chosen by the directors then in office. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

     The Chase Certificate of Incorporation and the Chase Bylaws permit the majority of directors in office to fill vacancies and newly created directorships subject to the rights of holders of shares having certain preferences over the Chase Common Stock. Directors appointed to these vacant positions remain in office until the term of their class expires.

     Under Section 705 of the NYBCL, the board of directors, even if less than a quorum, may elect persons to newly created directorships and vacancies occurring for any reason other than removal without cause, unless the corporation's governing documents require the stockholders to fill such vacancies. Unless the certificate of incorporation or a stockholder-approved bylaw provides otherwise, vacancies due to removal without cause must be filled by a vote of stockholders. A director elected to fill a vacancy, unless elected by the stockholders, holds office until the next meeting of stockholders at which the election of directors is in the regular course of business.

     The UST Bylaws provide that newly created directorships resulting from an increase in the number of directors and by vacancies occurring in the UST Board for any reason may be filled either by a vote of the stockholders or by a vote of the majority of the directors then in office, even if such directors do not constitute a quorum. A director elected to fill a vacancy by a majority vote of the UST Board shall only hold office until the election of his or her successor at the stockholder meeting at which the election of directors is in the regular business.

LIMITATION ON DIRECTORS' LIABILITY

     Section 102(b)(7) of the DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty. However, this provision excludes any limitation on liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for wilful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit.

     The Chase Certificate of Incorporation eliminates a director's liability for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Any amendment by the stockholders limiting this provision is effective only as to acts or omissions by a director occurring after the time of the amendment.

     Under Section 402(b) of the NYBCL, a corporation, through its certificate of incorporation, may limit or eliminate the personal liability of directors to the corporation or its stockholders for damages for breach of duty. This limitation on liability is not available if a judgment or final adjudication against a director establishes that his or her acts or omissions (i) were in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) involved financial profit or other advantage to which the director was not legally entitled, or (iv) violated the laws regarding the declaration of dividends, the purchase or redemption of shares, certain payments to stockholders after dissolution and loans to directors.

     The UST Certificate of Incorporation eliminates directors' liability to the extent permitted by law. Any modification of this provision of the UST Certificate of Incorporation will not affect any right or protection of a director with respect to an act or omission occurring before or at the time of the modification.

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

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. The corporation can make this finding through (i) a majority vote of directors not parties to the action notwithstanding that such directors do not constitute a quorum, (ii) in certain circumstances, the board acting upon written opinion of independent legal counsel, or (iii) in certain circumstances, the stockholders. The indemnification rights granted in or pursuant to Section 145 are not exclusive of other indemnification rights.

     The Chase Certificate of Incorporation requires the indemnification of officers, directors, employees and agents to the extent authorized by Delaware law. Under this provision, Chase will indemnify the heirs, executors and administrators of persons qualifying for indemnification. The Chase Certificate of Incorporation also states that this provision and the Delaware statutory provision are not exclusive of any other rights such person has to indemnification.

     The Chase Bylaws further amplify the rights of directors and officers to indemnification. The Chase Bylaws make it clear that if the right is altered or repealed, it continues to exist with respect to acts or omissions occurring before or concurrently with such modification or repeal of such right. The Chase Bylaws limit the rights of any director or officer seeking indemnification with respect to a proceeding initiated by such officer or director to instances in which the Chase Board authorized the proceeding. The Chase Bylaws provide for the payment of all reasonable expenses including reasonable attorney's fees incurred by a director with respect to a pending, threatened or completed proceeding in advance of its final disposition provided an undertaking as required by Delaware law is executed by the officer or director seeking indemnification. The Chase Bylaws also detail the procedures for seeking indemnification and expressly authorize proceedings to enforce claims to indemnification. The Chase Bylaws authorize the corporation to enter agreements extending indemnification rights to the fullest extent of the law and provide that the indemnification rights outlined in the Chase Bylaws are not exclusive of any other indemnification rights.

     Section 722 of the NYBCL authorizes the indemnification of officers and directors if such person (i) acted in good faith; (ii) in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and (iii) in a criminal proceeding, without reasonable cause to believe his or her conduct was unlawful. Under Section 723 of the NYBCL an officer or director who successfully defends a proceeding is entitled to indemnification. In certain other circumstances, the corporation must find that the director or officer met the appropriate standard of conduct. The corporation may make this finding through (i) the board, acting as a quorum of directors not parties to the action; (ii) in certain circumstances, the board acting upon the written opinion of independent legal counsel; or (iii) in certain circumstances, the stockholders. In some situations, a court, pursuant to Section 724 of the NYBCL, may award indemnification. Section 725 of the NYBCL sets out the conditions for advancing the payment of expenses and the circumstances in which the corporation must notify stockholders when it makes indemnification payments.
Section 721 provides that the indemnification rights granted in the NYBCL are not exclusive of other indemnification rights as long as those other rights do not attach when a judgment or other final adjudication establishes that a director or officer (i) acted in bad faith or with active and deliberate dishonesty and that such acts were material to the cause of action adjudicated or (ii) gained a personal financial or other advantage to which the director or officer was not legally entitled.

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

     The UST Bylaws provide that UST will indemnify any current or past director or officer who is party to an actual or threatened action by virtue of such status. Under the UST Bylaws, UST (i) may not indemnify any director or officer when a final judgment establishes that such director or officer (A) acted in bad faith or with active and deliberate dishonesty and that such acts were material to the cause of action adjudicated or (B) gained a personal financial or other advantage to which the director or officer was not legally entitled and (ii) is not required to indemnify any director or officer when (A) the actual or threatened action was settled without final adjudication or without the consent of UST or (B) such officer or director is entitled to indemnification pursuant to an insurance policy without regard to the provision of the UST Bylaws. Any amendment which prohibits or otherwise limits indemnification rights will not affect any party until 60 days following his or her notice of such amendment and will not apply to any act or omission occurring before such 60th day. The UST Bylaws also permit UST to enter into indemnification agreements with directors, officers and employees. The UST Bylaws further state that the indemnification rights provided thereunder are not exclusive of other indemnification rights protecting a party entitled to indemnification under the UST Bylaws.

ISSUANCE OF RIGHTS OR OPTIONS TO PURCHASE SHARES TO DIRECTORS, OFFICERS AND EMPLOYEES

     The DGCL and the Chase Certificate of Incorporation and Chase Bylaws do not expressly address the procedure for issuing rights and options to purchase stock to directors, officers, and employees. Under Section 505(d) of the NYBCL, a corporation cannot issue rights or options to purchase stock to directors, officers, or employees without the approval of a majority of all outstanding voting shares. The UST Certificate of Incorporation and UST Bylaws do not address this issue.

LOANS TO DIRECTORS

     Section 143 of the DGCL allows a Delaware corporation to lend money to or guarantee an obligation of an officer or employee, including one who acts as a director, if the assistance is reasonably expected to benefit the corporation. Such assistance may be provided without stockholder approval. Section 714 of the NYBCL requires stockholder approval of any loan made by the corporation to a director. A director seeking a loan is prohibited from voting his or her shares in such vote of stockholders. The certificate of incorporation and bylaws of each of Chase and UST do not specifically address loans to directors.

DIVIDENDS

     Subject to additional restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL allows a Delaware corporation to pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. Under Section 510 of the NYBCL, a New York corporation may pay dividends only out of surplus. Both New York and Delaware corporations generally may revalue assets in connection with the determination of the amount of surplus available for the declaration and payment of dividends. Neither Chase nor UST has limited its ability to issue dividends beyond the applicable legal standards governing dividends. See "The Companies -- Chase".

ACTION BY STOCKHOLDERS THROUGH WRITTEN CONSENT

     Under Section 228(a) of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the stockholders may be taken in the absence of a meeting, without prior notice and without a vote. Such action may be taken by the written consent of stockholders in lieu of meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The Chase Certificate of Incorporation and Chase Bylaws only permit stockholders of Chase Common Stock to act by written consent in lieu of annual or special meetings.

     Section 615(a) of the NYBCL allows stockholders to act only by unanimous written consent in lieu of a meeting, unless action by less than unanimous written consent is authorized in the certificate of incorporation or bylaws. The UST Bylaws provide that stockholder action may be taken by the written consent of

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

stockholders in lieu of a meeting setting forth the action so taken and signed by the holders of all outstanding shares entitled to vote thereon.

SPECIAL MEETINGS

     Under Section 211(d) of the DGCL and Section 602(c) of the NYBCL, special meetings of stockholders may be called by the board of directors and by such other person or persons as may be authorized to do so by the corporation's certificate of incorporation or bylaws. Under the Chase Bylaws, the Chase Board, the Chairman of the Board or the President may call a special meeting and the Secretary or Assistant Secretary must call a special meeting upon the written request, stating the purpose of the meeting, of holders of at least 25% of the outstanding stock entitled to vote at such meeting. Under the UST Bylaws, only the UST Board, the Chairman, the President or a Vice Chairman of the UST Board may call a special meeting of the stockholders. Only business pertaining to the purpose of the special meeting, as specified in the call of the meeting, may be transacted at such meeting.

CUMULATIVE VOTING

     Though Section 214 of the DGCL and Section 618 of the NYBCL permit a certificate of incorporation to provide for cumulative voting for the election of directors, Chase and UST have not adopted such provisions.

NECESSARY VOTE TO EFFECT MERGER (NOT INVOLVING INTERESTED STOCKHOLDER)

     The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation") (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the stockholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation, (ii) each share of that corporation's stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger, and (iii), in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities do not exceed 20% of the shares outstanding immediately before the effective date of the merger. As long as a majority of the disinterested directors approve the merger, the Chase Certificate of Incorporation does not impose more stringent requirements for the affirmance of a merger.

     Section 903(a)(2) of the NYBCL provides for a merger between two or more New York corporations upon the approval of the holders of two-thirds (or
66 2/3%) of all outstanding shares entitled to vote on the merger and, in certain circumstances, of a majority of the holders of all outstanding shares of each class or series. Pursuant to Section 907(b), where the merger is between one or more New York corporations and one or more foreign corporations, the foregoing two-thirds (or 66 2/3%) vote (and the majority vote if applicable) is required only for the domestic corporation. The foreign corporation must comply with the applicable provisions of the jurisdiction where it is incorporated. The UST Certificate of Incorporation and the UST Bylaws do not alter the rules for approval of a merger unless the transaction involves an interested stockholder (as discussed below).

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     Section 203(a) of the DGCL prohibits a corporation from engaging in any business combination with an interested stockholder (defined in Section 203(c)(5) as a 15% stockholder) for a period of three years after the date that stockholder became an interested stockholder unless (i) before that date, the board of directors of the corporation approved the business combination or the transaction transforming the stockholder into an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the outstanding voting stock (excluding shares owned by directors, officers and certain employee stock plans) or (iii) on or after the date the stockholder became "interested," the business combination gained the approval of both the corporation's

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

directors and two-thirds (or 66 2/3%) of the outstanding voting shares not owned by the interested stockholder voted at a meeting and not by written consent.
Section 203(b)(3) of the DGCL permits a Delaware corporation to negate this provision through an amendment to the certificate of incorporation or bylaws adopted by a majority of the outstanding voting shares, in addition to any other required vote. The amendment is not effective for 12 months following its adoption and does not apply to business combinations with any person who became an interested stockholder on or before the amendment's adoption. Chase has not adopted any such amendment.

     The Chase Certificate of Incorporation provides for stricter requirements for business combinations with interested stockholders (as defined therein) or their affiliates. The Chase Certificate of Incorporation defines an interested stockholder as a direct or indirect owner of at least 10% of the outstanding voting shares. Approval of the business combination requires 75% of the outstanding voting shares. This high threshold is inapplicable if a majority of the disinterested directors approve the combination or if certain price and procedural requirements have been satisfied. See "Description of Capital
Stock -- Chase Common Stock".

     Section 912 of the NYBCL differs from Delaware law. Under Section 912 an "interested stockholder" is one that owns at least 20% of the outstanding voting shares of a corporation. A New York corporation cannot engage in a business combination with an interested stockholder for five years following the acquisition date of an interested stockholder's shares unless the directors approve the business combination or stock acquisition before the stockholder's stock acquisition date. Following the five year period, a corporation cannot enter a business combination with an interested stockholder unless (i) the directors approve the business combination or the stockholder's stock acquisition before the stockholder's stock acquisition date; (ii) at a meeting called for such purpose, the holders of a majority of the outstanding shares not beneficially owned by an interested stockholder or an associate or affiliate of an interested stockholder approve the business combination; or (iii) the business combination satisfies certain price and procedural requirements. Pursuant to Section 912(d), such restrictions do not apply to a corporation that has exempted itself by amendment to its bylaws approved by a vote of the majority of holders of outstanding voting stock, excluding the voting stock of an interested stockholder or an associate or affiliate of an interested stockholder. Such an amendment will not become effective for 18 months following its adoption and will not apply to a business combination with an interested stockholder whose stock acquisition date is on or before the effective date of the amendment. UST has not adopted any such amendment.

     The UST Certificate of Incorporation provides that, to effect a business combination between UST and an interested stockholder (a holder of 10% of the outstanding voting shares), 80% of the outstanding voting shares and a majority of outstanding voting shares held by disinterested stockholders approve the transaction. The special voting requirement is excused if the business combination is approved by a majority of the continuing directors. The term "continuing directors" means those directors not associated with the interested stockholder who (i) were first elected a director before the time the interested stockholder became an interested stockholder or (ii) were designated a continuing director by existing continuing directors. The special vote is also excused if the business combination satisfies certain procedural and financial requirements. These procedural requirements also apply in the case of a merger or consolidation between the corporation and a subsidiary if the resulting entity would not be subject to the aforementioned requirements after the merger or consolidation.

APPRAISAL RIGHTS; DISSENTERS' RIGHTS

     Shareholders dissenting in specified circumstances from certain major corporate transactions may be entitled to appraisal rights (the right to receive the fair value of their shares). Sections 262(a) and (b) of the DGCL provides for appraisal rights only in the case of a statutory merger or consolidation in which the petitioning stockholder does not consent to the transaction. Stockholders of a surviving corporation whose vote was not required under DGCL Sections 251 and 252 are not entitled to appraisal rights. Unless otherwise provided for in the certificate of incorporation, stockholders have no appraisal rights in mergers or consolidations in which they receive shares in the surviving corporation or shares of another corporation that are publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares of such stock, or any combination thereof. A corporation may provide in its certificate of incorporation for appraisal rights in

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

the event of a sale of all or substantially all of its assets. Chase has not extended appraisal rights beyond the statutory requirements.

     Pursuant to Section 910 of the NYBCL, a stockholder of a New York corporation who complies with the applicable statutory procedures provided by
Section 623 of the NYBCL is entitled to receive the fair value of his or her shares provided the dissenting stockholder does not consent to certain transactions, including a merger or consolidation; a disposition of all or substantially all of the assets of a corporation; or a share exchange. No dissenters' rights exist for stockholders of a parent corporation merging with a 90% owned subsidiary (except under certain circumstances) or stockholders of the surviving corporation in mergers in which certain substantial rights of stockholders remain unaffected. Dissenters' rights also do not attach where the disposition of assets is wholly for cash and conditioned upon the dissolution of the corporation and the distribution of substantially all of its assets to stockholders. Under Section 806(b)(6) of the NYBCL, stockholders have dissenters' rights in the case of certain types of amendments of the certificate of incorporation. UST has not extended dissenters' rights beyond the statutory requirements. See "The Merger -- Dissenters' Rights" and Sections 910 and 623 of the NYBCL, copies of which are attached as Appendix G hereto.

REDEEMABLE SHARES

     Pursuant to Section 151(b) of the DGCL, any class of stock may be made subject to redemption at the option of the corporation or the stockholders, or upon the happening of a specified event, as long as at the time of redemption one class of voting stock is not subject to redemption. Section 512(a) of the NYBCL permits a corporation to issue preferred stock redeemable at the option of the corporation or the stockholder. Under Sections 512(a), (b) and (c) of the NYBCL, a corporation may not redeem common stock unless it has outstanding nonredeemable common stock (except for certain investment and securities companies and certain government licensees or franchisees), and, unless it is an investment company, a corporation's common stock may only be redeemed at the option of the corporation and not at the option of the stockholder. The Chase and UST Certificates of Incorporation do not address the redemption of common stock, but each of the Chase Board and the UST Board has broad authority under its respective certificate of incorporation and bylaws to designate the characteristics of classes of preferred stock, including redemption characteristics.

SELECTIVE REPURCHASE OF COMPANY STOCK

     The DGCL does not prohibit the selective repurchase by a corporation of its stock at a premium over market price. Delaware courts have permitted the repurchase of shares at a premium in certain cases. Section 513(e) of the NYBCL prohibits a New York corporation, subject to the provisions regarding merger with an interested stockholder (Section 912), from making certain offers to purchase stock unless such offer is extended to all stockholders. The corporation may not purchase more than 10% of its stock from a stockholder who has beneficially owned the shares for less than two years at a price higher than the market price unless it is approved by the board of directors and a majority of all outstanding voting shares. Neither Chase's nor UST's Certificate of Incorporation or Bylaws refer to selective repurchases of common stock.

WARRANTS OR OPTIONS

     Under Section 157 of the DGCL, rights or options to purchase shares of any class of stock may be authorized by a corporation's board of directors subject to the provisions of the certificate of incorporation. However, various other legal requirements would generally make stockholder approval of stock option plans or warrants either necessary or desirable. The Chase Certificate of Incorporation and Chase Bylaws do not address the issuance of rights or options.

     Section 505 of the NYBCL allows, subject to provisions in the certificate of incorporation, a corporation to issue rights and options pursuant to conditions and terms established by the board. Pursuant to the UST Certificate of Incorporation, only the UST Board can determine the terms and conditions of rights, options and warrants for shares.

PREEMPTIVE RIGHTS

     Under Section 102(b)(3) of the DGCL, except in certain circumstances not applicable to Chase, absent an express provision in a corporation's certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. The Chase Certificate of Incorporation does not grant preemptive rights, except to the extent that the Chase Certificate of Incorporation authorizes the issuance of preferred stock with any rights (other than voting rights in excess of one vote per share) as may be expressed in a resolution adopted by the Chase Board with respect to the issue of preferred stock by Chase.

     Under Section 622 of the NYBCL, unless a certificate of incorporation provides otherwise, stockholders possess certain preemptive rights by operation of law. In general, these rights allow stockholders whose unlimited dividend rights or voting rights would be adversely affected by the issuance of additional shares of stock to purchase, on terms and conditions set by the board of directors, that proportion of such new issue of stock necessary to preserve the relative dividend or voting rights of such stockholders. Unless otherwise provided in the certificate of incorporation, certain types of stock are not subject to preemptive rights. The UST Certificate of Incorporation provides that no holder of UST shares of any class has preemptive rights unless the UST Board specifically grants such rights.

AMENDMENT OF CERTIFICATE OF INCORPORATION

     Section 242 of the DGCL permits a Delaware corporation to amend its certificate of incorporation in any respect provided the amendment contains only provisions that would be lawful in an original certificate of incorporation filed at the time of amendment. To amend a certificate of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote, as well as a majority of shares by class of each class entitled to vote, must approve the amendment to make it effective. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. The right to vote as a class may be limited in certain circumstances. Any provision in the certificate of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote. In its resolution proposing an amendment, the board may insert a provision allowing the board to abandon the amendment, without concurrence by stockholders, after the amendment has received stockholder approval but before its filing with the Secretary of State.

     With some exceptions, Chase may amend the Chase Certificate of Incorporation as provided by the Delaware statute. Such exceptions require the approval of 75% of the outstanding voting stock for certain actions, including amendments to the provisions governing business combinations with interested stockholders, the election of directors, and special meetings and actions of stockholders. See "Description of Capital Stock of Chase -- Chase Common Stock".

     Section 801 of the NYBCL provides that a New York corporation may amend its certificate of incorporation in any respect provided the amendment contains only provisions that would be lawful if the certificate were an original certificate filed at the time of the amendment. To enact an amendment, the board of the corporation must authorize the amendment followed by the authorization of a majority of the outstanding shares entitled to vote. The board acting alone can amend the corporation's address or registered agent for service of process. When an amendment of the certificate would affect the substantial rights of the holders of a class of stock, Section 804(a) of the NYBCL provides that the enactment of the amendment requires the approval of a majority of the outstanding shares of the affected class in addition to a majority of all outstanding voting shares. If only certain series within any class of shares are adversely affected by a proposed amendment, then each adversely affected series may vote on the amendment, but any series within classes of shares which are unaffected may not vote on the amendment.

     The UST Certificate of Incorporation does not vary from the statutory provisions except with respect to any amendments to the provisions governing transactions with interested stockholders. An amendment of such provisions requires the approval of 80% of all outstanding voting shares as well as a majority of outstanding voting shares held by disinterested stockholders. This special voting requirement does not apply if a majority of continuing directors recommends the amendment. In this circumstance, continuing directors consist of (i) directors not associated with an interested stockholder who (a) were first elected a director before the time the interested stockholder became an interested stockholder or (b) were designated a continuing director by existing continuing directors or (ii) if no business combination with an interested stockholder is pending, any director who sat on the board when the original provision regarding interested stockholders was approved by the stockholders.

AMENDMENT OF BYLAWS

     Section 109(a) of the DGCL provides that the stockholders entitled to vote have the power to adopt, amend, or repeal bylaws and that, in addition, a corporation may, in its certificate of incorporation, confer such powers on its board of directors. In accordance with the Chase Certificate of Incorporation and the Chase Bylaws, the Chase Board also has authority to make, alter, amend, or repeal the Chase Bylaws.

     Section 601(a) of the NYBCL grants stockholders entitled to elect directors the power to adopt, amend or repeal bylaws. The board of directors may also exercise this power if permitted in the certificate of incorporation or by a stockholder-approved bylaw. Stockholders retain the right to amend or repeal any bylaw adopted by the board. The UST Bylaws may be amended or repealed by holders of shares entitled to vote in the election of directors. The UST Board also has the power to amend the UST Bylaws with the exception of stockholder-approved Bylaws specifically forbidding amendment or repeal by the UST Board.

                                    EXPERTS

     The consolidated statements of condition of UST as of December 31, 1993 and 1992 and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993, incorporated by reference in this Proxy Statement-Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding the adoption of new accounting standards for postretirement benefits other than pensions and income taxes, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Chase and its subsidiaries incorporated in this Proxy Statement-Prospectus and the Chase Registration Statement by reference to the Chase Annual Report on Form 10-K for the year ended December 31, 1993, have been incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            VALIDITY OF CHASE SHARES

     The validity of the Chase Common Stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for Chase by Robert B. Adams, Senior Vice President and Deputy General Counsel of Chase and CMB. As of September 30, 1994, Mr. Adams was the beneficial owner of or had options to acquire less than 0.1% of the outstanding Chase Common Stock.

                              BENEFICIAL OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of UST Common Stock as of December 31, 1994, by (i) each person known by UST to own more than five percent of either class of the outstanding UST Common Stock, (ii) each director of UST, (iii) each of the named executive officers of UST and (iv) all directors and executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of UST Common Stock shown as beneficially owned by them.

                                 AMOUNT AND NATURE OF      PERCENT
      BENEFICIAL OWNER           BENEFICIAL OWNERSHIP      OF CLASS
- ----------------------------    -----------------------    --------
401(k) Plan and ESOP of         1,335,133 shares (in a       14.13
United States Trust Company     fiduciary capacity)(1)
of New York and Affiliated
Companies
114 West 47th Street
New York, New York 10036

GeoCapital Corporation          618,750 shares                6.55
767 Fifth Avenue                (with sole dispositive
New York, New York, 10158       power)(2)

United States Trust Company     354,139 shares (in            3.75
of New York and Affiliated      fiduciary and agency
Companies                       capacities)(3)
114 West 47th Street
New York, New York 10036

Eleanor Baum                      300(4)(5)
Samuel C. Butler                7,730(4)(5)(6)
Peter O. Crisp                    700(4)(5)
Daniel P. Davison              48,095(7)
Philippe de Montebello            800(4)
Paul W. Douglas                 1,837(4)(5)
Edwin D. Etherington            8,150
Antonia M. Grumbach             1,300(4)
Frederic C. Hamilton           30,825(4)
Peter L. Malkin                 1,200(4)
Jeffrey S. Maurer              19,436(7)(8)(9)
Orson D. Munn                   9,500(4)(10)
Donald M. Roberts              35,377(7)(8)(9)
H. Marshall Schwarz            33,625(8)(9)
Philip L. Smith                 5,800
John Hoyt Stookey               5,800(4)
Frederick B. Taylor            26,748(7)(8)(9)(11)
Richard F. Tucker               3,325(4)(5)
Carroll L. Wainwright, Jr.      3,600(4)(7)
Robert N. Wilson                  950(4)
Frederick S. Wonham            30,404(7)(8)(9)
Ruth A. Wooden                    200(4)(5)

All directors and executive
officers as a group
(numbering 22 as a group)     275,702                      2.92%

- ---------------
 (1) These shares consist of 1,058,834 shares allocated or attributable to the individual accounts of participants in the 401(k) Plan and ESOP, who have voting and dispositive power over such shares, and 276,299 shares which have not been allocated to participant accounts, as to which shares USTNY, as Trustee of the Plan, may be deemed to have voting and dispositive power. An independent fiduciary will be appointed to exercise responsibilities that otherwise would be exercisable by USTNY, as Trustee of the Plan, with respect to the voting of shares held in the Plan in connection with the Distribution Proposal and the Merger Proposal. In February 1995, contributions in the aggregate amount of

     $4,275,480 were made to the Plan which, under the terms of the Plan, will be used to purchase additional shares of UST Common Stock for participants' accounts under the 401(k) portion of the Plan. These shares will be acquired through purchases in the market. Assuming that the shares are purchased at an average price of $66 per share, the Plan will hold an additional 64,780 shares of UST Common Stock as a result of these contributions. The number of shares set forth in the table above does not include these 64,780 shares.

 (2) Information herein with respect to GeoCapital Corporation ("GCC") has been obtained from GCC and from GCC's filings with the Commission pursuant to
     Section 13(g) of the Exchange Act by GCC, a registered investment advisor, and Barry K. Fingerhut and Irwin Lieber, by reason of their ownership interest in GCC. Such filing further discloses that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of UST and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

 (3) UST, USTNY and their affiliates have sole voting power as to 16,171 of such shares, shared voting power as to 42,452 of such shares, sole dispositive power as to 197,237 of such shares and shared dispositive power as to 156,902 of such shares. Such shares do not include any shares held in the 401(k) Plan and ESOP. As a matter of policy, USTNY and its affiliates vote shares held in an agency capacity only as directed by customers, and where shares are held as a co-fiduciary, vote such shares as directed by the other co-fiduciaries. Shares held by UST, USTNY and their affiliates as sole fiduciary are not voted unless specific voting instructions are given by a donor or beneficiary pursuant to the governing trust instrument.

 (4) Does not include shares subject to non-employee director stock options exercisable within 60 days of December 31, 1994 as follows: Dr. Baum and Ms. Wooden each 1,650 shares, Messrs. Crisp and Malkin each 3,350 shares, Mr. Munn 2,000 shares, Mr. Wilson 4,650 shares and 5,000 shares by each of the other non-employee directors (as defined in the Plan) other than Messrs. Etherington and Smith.

 (5) Does not include shares attributable to deferred awards under the Board Members' Deferred Compensation Plan as follows: Dr. Baum 232 shares, Mr. Butler 8,670 shares, Mr. Crisp 1,232 shares, Mr. Douglas 5,709 shares, Mr. Tucker 309 shares and Ms. Wooden 179 shares.

 (6) Includes 1,250 shares held in a trust of which Mr. Butler is trustee and 4,914 shares held in a trust in which he has a beneficial interest.

 (7) Includes 10,254 shares owned by Mr. Davison's wife, 2,500 shares owned by Mr. Maurer's wife, 638 shares held in trust by Mr. Maurer's wife for their children, 3,215 shares owned by Mr. Roberts' daughter, 3,989 shares owned by Mr. Taylor's wife, 300 shares owned by Mr. Wainwright's wife and 2,250 shares owned by Mr. Wonham's children, with respect to which the director in each case disclaims beneficial ownership.

 (8) Does not include shares subject to employee stock options exercisable within 60 days of December 31, 1994 as follows: Mr. Schwarz 72,250 shares, Mr. Maurer 53,450 shares, Mr. Taylor 41,200 shares, Mr. Roberts 31,750 shares and Mr. Wonham 26,250 shares.

 (9) Does not include shares attributable to deferred awards under the 1989 Stock Compensation Plan and Predecessor Performance Plans as follows: Mr. Schwarz 78,086 shares, Mr. Maurer 29,008 shares, Mr. Taylor 10,864 shares, Mr. Roberts 55,186 shares and Mr. Wonham 44,064 shares.

(10) Includes 1,700 shares held in a trust of which Mr. Munn is trustee.

(11) Includes 270 shares held in a trust of which Mr. Taylor is sole trustee and in which he has a beneficial interest.

     Other than as set forth above, UST management is aware of no person who, on the Record Date, was the beneficial owner of more than 5% of outstanding UST Common Stock. The total number of shares of UST Common Stock owned by all directors and executive officers of UST as a group accounted for 790,791 shares (approximately 7.93% of outstanding shares of UST Common Stock) as of December 31, 1994.*

- ---------------

* Includes shares subject to stock options exercisable within 60 days of December 31, 1994, and shares attributable to deferred awards under the 1989 Stock Compensation Plan and Predecessor Performance Plans and Board Members' Deferred Compensation Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Samuel C. Butler, a director of UST, is a partner in the law firm of Cravath, Swaine & Moore, which is counsel to UST in connection with the Distribution and the Merger and which performed services for UST in fiscal year 1994. The aggregate amount of fees paid by UST to Cravath, Swaine & Moore was less than 5% of the law firm's gross revenues for the last fiscal year.

     Peter L. Malkin, a director of UST, is a partner in the law firm of Wien, Malkin & Bettex, which performed services for UST in fiscal year 1994. The aggregate amount of fees paid by UST to Wien, Malkin & Bettex was less than 5% of the law firm's gross revenues for the last fiscal year.

     Antonia M. Grumbach, a director of UST, is a partner in the law firm of Patterson, Belknap, Webb & Tyler, which performed services for UST in fiscal year 1994. The aggregate amount of fees paid by UST to Patterson, Belknap, Webb & Tyler was less than 5% of the law firm's gross revenues for the last fiscal year.

     Carroll L. Wainwright, Jr., a director of UST, is a consulting partner in the law firm of Milbank, Tweed, Hadley & McCloy, which performed services for UST in fiscal year 1994. The aggregate amount of fees paid by UST to Milbank, Tweed, Hadley & McCloy was less than 5% of the law firm's gross revenues for the last fiscal year.

                                 OTHER BUSINESS

     The UST Board does not intend to present to the Special Meeting any business other than as described in this Proxy Statement-Prospectus and, at the time this Proxy Statement-Prospectus was printed, was not aware of any other matters that properly might be presented to the Special Meeting. If any other business not described herein properly should come before the Special Meeting, the persons named in the enclosed proxy card(s) or their substitutes will vote the shares represented by them in accordance with their best judgment. Discretionary authority for them to do so is contained in the proxy card(s).

                             STOCKHOLDER PROPOSALS

     UST will hold a 1995 annual meeting of stockholders only if the Merger is not consummated before the time for such meeting. In the event that such a meeting is held, as was indicated in the proxy statement for the 1994 annual meeting of stockholders, stockholder proposals intended to be presented at UST's 1995 annual meeting must have been received by UST at its principal executive offices by November 11, 1994 in order to be considered for inclusion in UST's proxy statement and proxy cards for the 1995 annual meeting.

                             INDEX OF DEFINED TERMS

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
Acquiring Person......................................................................   70
AIP...................................................................................   48
Asset Management System...............................................................   45
Asset Transfers.......................................................................   56
Average Value of Chase Common Stock...................................................    6
Back Office Services..................................................................   65
Bank Merger...........................................................................   25
Bank Processing Services..............................................................   65
Broadway Lease........................................................................   54
Capital Notes.........................................................................   40
Cash Payment..........................................................................   47
Certificate of Merger.................................................................   37
Certificates..........................................................................   37
Chase.................................................................................    1
Chase Acquired Business...............................................................    5
Chase Acquired Company To Be Merged...................................................   29
Chase Assets..........................................................................   53
Chase Board...........................................................................   12
Chase Bring Down Certificate..........................................................   45
Chase Bylaws..........................................................................   35
Chase Certificate of Incorporation....................................................   35
Chase Common Stock....................................................................    1
Chase Form 8-A........................................................................    3
Chase Form 10.........................................................................    3
Chase Liabilities.....................................................................   54
Chase Maryland........................................................................   29
Chase Parties.........................................................................   58
Chase Preferred Stock.................................................................   69
Chase Registration Statement..........................................................    2
Chase Rights Plan.....................................................................   69
Chase USA.............................................................................   29
Closing...............................................................................   37
Closing Date..........................................................................    1
CMB...................................................................................    5
CMB Bank Merger Agreement.............................................................   42
Code..................................................................................   11
Commission............................................................................    2
Continuing Directors..................................................................   76
Contribution Agreement................................................................    9
Contribution Asset Transfers..........................................................   53
Contribution Assets...................................................................   53
Contribution Liabilities..............................................................   54
Conversion Number.....................................................................    6
Core Businesses.......................................................................    5
CRA...................................................................................   42
CS First Boston.......................................................................    9

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
Deductible Amount.....................................................................   60
Delayed Asset.........................................................................   54
Delayed Liability.....................................................................   54
Determined Value......................................................................   63
DGCL..................................................................................   70
Directors Option Plan.................................................................   62
Dissenting Holder.....................................................................   50
Distribution..........................................................................    1
Distribution Agreement................................................................    1
Distribution Asset Transfers..........................................................   56
Distribution Assets...................................................................   57
Distribution Documents................................................................   37
Distribution Liabilities..............................................................   57
Distribution Proposal.................................................................    1
Distribution Record Date..............................................................   10
EBIT..................................................................................   34
Effective Time........................................................................    1
efficiency ratio......................................................................   18
Enhanced Pension Benefit..............................................................   64
Exchange Act..........................................................................    2
FDIC..................................................................................   10
Flip-In Event.........................................................................   70
foreign corporation...................................................................   75
Form 10...............................................................................    2
GCC...................................................................................   81
GSS...................................................................................   35
IBES..................................................................................   34
Information Statement.................................................................    2
InfoServ..............................................................................   35
interested stockholder................................................................   76
Internal Reorganization...............................................................    9
Letter of Instruction.................................................................    7
LTM...................................................................................   33
Merger................................................................................    1
Merger Agreement......................................................................    1
Merger Proposal.......................................................................    1
MF Service Company....................................................................   25
MF Service Company Retained Liabilities...............................................   57
NASD..................................................................................    2
New Trustco...........................................................................    6
New UST Parties.......................................................................   59
NYBCL.................................................................................    9
NYSE..................................................................................    8
NYSE Tape.............................................................................    6
1981 Option Plan......................................................................   62
1986 Option Plan......................................................................   62
1989 Option Plan......................................................................   62
1995 and 1996 Performance Cycles......................................................   49

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
OCC...................................................................................   10
ORE...................................................................................   21
PDI...................................................................................   19
Post Closing Covenants Agreement......................................................   11
Pre-1987 ISO's........................................................................   63
Private Letter Ruling.................................................................    8
Processing Business...................................................................    6
Record Date...........................................................................   10
Related Back Office...................................................................    6
Required Consent......................................................................   54
Retained Employee.....................................................................   61
Retained Plans........................................................................   62
Retention Amount......................................................................   57
Retirement Plan.......................................................................   49
Right.................................................................................   69
Securities Act........................................................................    2
Service...............................................................................    8
Services Agreement....................................................................   11
Services Agreement Term Sheet.........................................................   42
Severance Benefit Payment.............................................................   64
Special Meeting.......................................................................    1
SFAS 109..............................................................................   13
Spinco................................................................................    1
Spinco Assets.........................................................................   57
Spinco Common Stock...................................................................    6
Spinco Liabilities....................................................................   57
Stock Acquisition Date................................................................   70
Surviving Corporation.................................................................    1
Tax Allocation Agreement..............................................................   31
Time of Distribution..................................................................    5
Transaction Value.....................................................................   63
Transfer Taxes........................................................................   67
Transferred Plans.....................................................................   62
Transition Bonus Program..............................................................   64
UST...................................................................................    1
UST Board.............................................................................    1
UST Bring Down Certificate............................................................   43
UST Bylaws............................................................................   70
UST Certificate of Incorporation......................................................   70
UST Common Stock......................................................................    1
UST Option Plans......................................................................   62
UST Rights Agreement..................................................................   42
UST-WY................................................................................   25
UST-WY Retained Liabilities...........................................................   57
USTNY.................................................................................    5
UST's 1993 Annual Report on Form 10-K.................................................    2
UST's Quarterly Reports on Form 10-Q..................................................    2

                                                                      APPENDIX A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF NOVEMBER 18, 1994

                                    BETWEEN

                        THE CHASE MANHATTAN CORPORATION

                                      AND

                             U.S. TRUST CORPORATION

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
Parties and Recitals.................................................................   A-1

                                       ARTICLE I

                                      THE MERGER

SECTION 1.1.    The Merger...........................................................   A-1
SECTION 1.2.    Closing..............................................................   A-2
SECTION 1.3.    Effective Time.......................................................   A-2
SECTION 1.4.    Effects of the Merger................................................   A-2
SECTION 1.5.    Certificate of Incorporation and By-laws.............................   A-2
SECTION 1.6.    Directors............................................................   A-2
SECTION 1.7.    Officers.............................................................   A-2

                                       ARTICLE II

                     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                    CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1.    Effect on Capital Stock..............................................   A-2
SECTION 2.2.    Exchange of Certificates.............................................   A-3

                                       ARTICLE III

                                REPRESENTATIONS AND WARRANTIES

SECTION 3.1.    Representations and Warranties of the Company........................   A-5
SECTION 3.2.    Representations and Warranties of CMC................................  A-19

                                       ARTICLE IV

                                       COVENANTS

SECTION 4.1.    Covenants of the Company with Respect to the Retained Business.......  A-23
SECTION 4.2.    Covenants of the Company.............................................  A-26
SECTION 4.3.    Covenants of CMC.....................................................  A-27
SECTION 4.4.    Mutual Covenants.....................................................  A-28

                                       ARTICLE V

                                  ADDITIONAL AGREEMENTS

SECTION 5.1.    Preparation of Form S-4, Form S-1, Form 10 and the Proxy Statement;
                  Stockholders Meeting...............................................  A-28
SECTION 5.2.    Letter of the Company's Accountants..................................  A-29
SECTION 5.3.    Letter of CMC's Accountants..........................................  A-29
SECTION 5.4.    Access to Information; Confidentiality...............................  A-29
SECTION 5.5.    Legal Conditions to Distribution and Merger; Legal Compliance........  A-29
SECTION 5.6.    Rights Agreement.....................................................  A-30
SECTION 5.7.    Benefit Plans........................................................  A-31

                                                                                       PAGE
                                                                                       ----
SECTION 5.8.    Employment Matters...................................................  A-31
SECTION 5.9.    Employment Agreements................................................  A-33
SECTION 5.10.   Fees and Expenses....................................................  A-33
SECTION 5.11.   Distribution.........................................................  A-33
SECTION 5.12.   Public Announcements.................................................  A-33
SECTION 5.13.   Private Letter Ruling................................................  A-34
SECTION 5.14.   Use of Name..........................................................  A-34
SECTION 5.15.   UST-CA...............................................................  A-34
SECTION 5.16.   Affiliates...........................................................  A-34
SECTION 5.17.   Stock Exchange Listing...............................................  A-34
SECTION 5.18.   Capital Adequacy.....................................................  A-34

                                      ARTICLE VI

                                  CONDITIONS PRECEDENT

SECTION 6.1.    Conditions to Each Party's Obligation To Effect the Merger...........  A-34
SECTION 6.2.    Conditions to Obligations of CMC.....................................  A-35
SECTION 6.3.    Conditions to Obligation of the Company..............................  A-38

                                      ARTICLE VII

                            TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1.    Termination..........................................................  A-39
SECTION 7.2.    Effect of Termination................................................  A-40
SECTION 7.3.    Amendment............................................................  A-40
SECTION 7.4.    Extension; Waiver....................................................  A-40
SECTION 7.5.    Procedure for Termination, Amendment, Extension or Waiver............  A-40

                                      ARTICLE VIII

                                    GENERAL PROVISIONS

SECTION 8.1.    Nonsurvival of Representations and Warranties........................  A-41
SECTION 8.2.    Notices..............................................................  A-41
SECTION 8.3.    Definitions..........................................................  A-41
SECTION 8.4.    Interpretation.......................................................  A-42
SECTION 8.5.    Counterparts.........................................................  A-42
SECTION 8.6.    Entire Agreement; No Third-Party Beneficiaries.......................  A-42
SECTION 8.7.    Governing Law........................................................  A-42
SECTION 8.8.    Assignment...........................................................  A-42
SECTION 8.9.    Enforcement..........................................................  A-42

EXHIBITS

    Exhibit I          --    Form of Distribution Agreement [Attached as Appendix B]
    Exhibit II         --    Form of Contribution Agreement [Attached as Appendix C]
    Exhibit III        --    Form of Representation Letters [Omitted]
    Exhibit IV         --    Form of License Agreement [Omitted]
    Exhibit V          --    Form of Tax Allocation Agreement [Attached as Appendix E]
    Exhibit VI         --    Form of Post Closing Covenants Agreement [Attached as Appendix D]
    Exhibit VII        --    Form of Rule 145 Letter [Omitted]

SCHEDULES [OMITTED]

    Schedule 3.1(b)    --    Subsidiaries
    Schedule 3.1(d)    --    Consents; Approvals
    Schedule 3.1(g)    --    Certain Changes or Events
    Schedule 3.1(h)    --    Litigation; Claims; Proceedings
    Schedule 3.1(l)    --    Material Contracts; Significant Customers; Customer Agreements; Fee
                             Schedules
    Schedule 3.1(m)    --    Changes in Benefit Plans or Collective Bargaining Agreements
    Schedule 3.1(n)    --    List of Benefit Plans; Compliance
    Schedule 3.1(q)    --    License Agreements; Intellectual Property
    Schedule 3.1(r)    --    Tax Matters
    Schedule 3.1(t)    --    Financial Statements
    Schedule 3.1(w)    --    Real Property Matters
    Schedule 3.1(x)    --    Investment Company Customer Accounts
    Schedule 3.1(y)    --    Investment Company Customers; Changes in Fiscal Year; Shareholder
                             Approval
    Schedule 3.1(a)    --    Customer Information
    Schedule 3.1(ab)   --    Business Information; Uncollected Funds
    Schedule 4.1(c)    --    Issuance of Securities
    Schedule 4.2(c)    --    Redemption of Indebtedness of Company
    Schedule 5.7       --    Benefit Plans
    Schedule 5.8(a)    --    Employees of Retained Company
    Schedule 5.8(c)    --    Certain Severance and Other Benefits
    Schedule 5.8(e)    --    Transition Bonus Program

     AGREEMENT AND PLAN OF MERGER dated as of November 18, 1994 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), between THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("CMC"), and U.S. TRUST CORPORATION, a New York corporation (the "COMPANY").

     WHEREAS, the Board of Directors of the Company has approved a plan of distribution embodied in the form of agreements attached hereto as Exhibit I (the "DISTRIBUTION AGREEMENT") and Exhibit II (the "CONTRIBUTION AGREEMENT"), each of which will be entered into prior to the Effective Time (as defined in Section 1.3), subject to the issuance of a private letter ruling from the Internal Revenue Service (the "SERVICE") as described in Sections 6.2(c) and 6.3(c) hereof in response to a ruling request to be made by the Company (the "RULING REQUEST"), pursuant to which (a)(i) all the assets and liabilities of United States Trust Company of New York, a New York State chartered bank and trust company and a direct wholly owned subsidiary of the Company ("USTNY"), other than the assets and liabilities of the Retained Business (as defined in Section 3.1(l)), will be contributed by USTNY to a wholly owned bank subsidiary of USTNY to be formed by USTNY (such wholly owned subsidiary of USTNY is referred to herein as "NEW TRUSTCO") as provided in the Contribution Agreement,
(ii) the capital stock of New Trustco will be distributed by USTNY to the Company as provided in the Distribution Agreement and (iii) all the assets and liabilities of the Company (including the capital stock of its direct subsidiaries at such time (including New Trustco)), other than the assets and liabilities of the Retained Business, will be contributed to a wholly owned subsidiary of the Company to be formed by the Company (such wholly owned subsidiary of the Company is referred to herein as "NEW HOLDINGS") as provided in the Distribution Agreement (the contributions and distributions referred to in clauses (i) and (ii) above are referred to collectively herein as the "NEW TRUSTCO DISTRIBUTION") and (b) all the shares of capital stock of New Holdings will be distributed on a pro rata basis to the Company's stockholders as provided in the Distribution Agreement (together with the contribution referred to in clause (iii), the "NEW HOLDINGS DISTRIBUTION" and, together with the New Trustco Distribution, the "DISTRIBUTION");

     WHEREAS, the respective Boards of Directors of CMC and the Company have determined that, following the Distribution, the merger of the Company with and into CMC (the "MERGER") with CMC as the surviving corporation (the "SURVIVING CORPORATION") would be advantageous and beneficial to their respective corporations and stockholders;

     WHEREAS, for Federal income tax purposes, it is intended that (a) the Distribution shall qualify as a tax-free distribution within the meaning of
Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE") and
(b) the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization; and

     WHEREAS, immediately following the Merger, it is contemplated that CMC will cause USTNY to merge with, and into, The Chase Manhattan Bank (National Association), a national banking association ("CMB") and a wholly owned subsidiary of CMC (the "BANK MERGER"), and in the Bank Merger CMB would issue shares of its capital stock in respect of the capital stock of USTNY having a fair market value, in aggregate, approximately equal to the fair market value of the capital stock of USTNY immediately before the Bank Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporation Law ("DGCL"), the Company shall be merged with and into CMC at the Effective Time. Following the Merger, the separate corporate existence of the Company shall cease and CMC shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of the Company in accordance with the NYBCL and the DGCL. Notwithstanding the foregoing, CMC may elect at any time prior to the Merger, instead of merging the Company into CMC as provided above, to merge a subsidiary of CMC (including a subsidiary of CMC to be formed after the date of this Agreement) into the Company; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement solely by reason of such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that the Company shall be the Surviving Corporation.

     SECTION 1.2. CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. (subject to satisfaction or waiver of the conditions set forth in Article VI on the first Business Day (as defined in the Contribution Agreement) after the end of the first month ending after April 15, 1995, and more than two Business Days after satisfaction of the conditions set forth in
Article VI (the "CLOSING DATE")), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.3. EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the NYBCL and the DGCL, and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective immediately following the Distribution, upon the filing of the Certificate of Merger with the New York Secretary of State and the Delaware Secretary of State or at such other time as the Company and CMC shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

     SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 906 of the NYBCL and Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The certificate of incorporation of CMC shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The by-laws of CMC as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6. DIRECTORS. The directors of CMC at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7. OFFICERS. The officers of CMC at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK"):

          (a) Cancellation of Treasury Stock and CMC-Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company (but not any employee stock ownership plan ("ESOP") or other Benefit Plan (as defined in Section 3.1(n)) of the Company or any of its subsidiaries) and each share of Company Common Stock that is owned by CMC or any other subsidiary of CMC, excluding, in each case, any such share held by the Company, CMC or any of their subsidiaries in a fiduciary, custodial or similar capacity (together, in each case, with the associated Right (as defined in Section 3.1(c)) shall automatically be canceled and retired and shall cease to exist, and no common stock, par value $2.00 per share, of CMC ("CMC COMMON STOCK") or other consideration shall be delivered in exchange therefor.

          (b) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock other than (i) shares to be canceled in accordance with Section 2.1(a) and (ii) as set forth in paragraph (c) below, shares that have not been voted in favor of the approval of this Agreement and with respect to which appraisal rights shall have been perfected in accordance with Section 623 of the NYBCL ("DISSENTERS' SHARES"), together with the associated Right, shall be converted into the right to receive a number of fully paid and nonassessable shares of CMC Common Stock equal to the Conversion Number (the "MERGER CONSIDERATION"). The term "CONVERSION NUMBER" shall mean a number, expressed to three decimal places, equal to the fraction of (i) $363,500,000, divided by (ii) the product of (A) the greater of (1) the Average Value of CMC Common Stock and (2) $31.00, multiplied by (B) the number of shares of Company Common Stock outstanding immediately before the Effective Time. The term "AVERAGE VALUE OF CMC COMMON STOCK" shall mean the 10-day average of the daily average of the high and low prices for CMC Common Stock reported on the New York Stock Exchange Composite Transaction Tape, as reprinted in The Wall Street Journal, Eastern Edition (or, if unavailable, another authoritative source), on each of the 10 trading days immediately preceding the last Business Day before the date of the Effective Time. As of the Effective Time, all such shares of Company Common Stock (and the associated Rights) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the shares of CMC Common Stock and any cash in lieu of fractional shares of CMC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

          (c) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, no Dissenters' Shares shall be converted as described in Section 2.1(b) but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenters' Shares pursuant to the laws of the State of New York; provided, however, that any Dissenters' Shares (together with the associated Rights) outstanding immediately prior to the Effective Time and held by a stockholder who shall, after the Effective Time, lose his or her right of appraisal, withdraw his or her demand for appraisal as a matter of right under NYBCL Section 623, or, with the consent of CMC, otherwise withdraw his or her demand for appraisal, in either case pursuant to the NYBCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give CMC (i) prompt notice of any written demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of CMC, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 2.2.  EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. As of the Effective Time, CMC shall deposit with CMB or such other bank or trust company as may be designated by CMC (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of CMC Common Stock (such shares of CMC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock. CMC shall provide to the Exchange Agent, on a timely basis, funds necessary to pay any cash payable in lieu of fractional shares of CMC Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive shares of CMC Common Stock pursuant to Section 2.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CMC may reasonably specify) and
     (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CMC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CMC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CMC Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of CMC Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of CMC Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of CMC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of CMC Common Stock and cash in lieu of any fractional shares of CMC Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of CMC Common Stock.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to CMC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CMC Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of CMC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CMC Common Stock to which such holder is entitled pursuant to
     Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CMC Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of CMC Common Stock.

          (d) No Further Ownership Rights in Company Common Stock. All shares of CMC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.2(c) or 2.2(e) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) No Fractional Shares.

             (i) No certificates or scrip representing fractional shares of CMC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of CMC.

             (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CMC Common Stock (after taking into account all Certificates registered to such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CMC Common Stock multiplied by the average of the high and low prices for CMC Common Stock on the Business Day immediately before the Closing Date as reported on the New York Stock Exchange Composite Transaction Tape, as reprinted in The Wall Street Journal, Eastern Edition.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to CMC, upon demand, and any holders of the Certificates who have not theretofore complied with this
     Article II shall thereafter look only to CMC for payment of their claim for CMC Common Stock, any cash in lieu of fractional shares of CMC Common Stock and any dividends or distributions with respect to CMC Common Stock.

          (g) No Liability. None of CMC, the Company or the Exchange Agent shall be liable to any person in respect of any shares of CMC Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to CMC as follows:

          (a) Organization, Standing and Corporate Power. As used in this Agreement, (i) any reference to the Company and its subsidiaries means the Company and each of its subsidiaries, (ii) any reference to the RETAINED COMPANY and its subsidiaries means the Company and those of its direct and indirect subsidiaries included in the Retained Business, including USTNY,
     (iii) any reference to the PROCESSING ENTITIES shall mean the Retained Company and its subsidiaries, but shall not include that portion of the assets or liabilities and business of the Retained Company and its subsidiaries that constitutes Acquired Assets, Assumed Liabilities, Delayed Assets, or Delayed Liabilities (each as defined in the Contribution Agreement), (iv) any references to subsidiaries of the Retained Company means the direct and indirect subsidiaries included in the Retained Business, including USTNY, (v) any reference to New Holdings and its subsidiaries means New Holdings at the time of the Distribution and those entities that at the time of Distribution will be direct or indirect subsidiaries of New Holdings, including New Trustco, and (vi) references to subsidiaries of New Holdings means those entities that at or immediately after the Distribution will be direct or indirect subsidiaries of New Holdings, including New Trustco. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is, or could reasonably be expected to be, materially adverse to the business, properties, assets, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole) or on the ability of such entity or group of entities to consummate the transactions contemplated hereby, including the Distribution and the Merger. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BANK HOLDING COMPANY ACT"). USTNY is a wholly owned subsidiary of the Company and a banking corporation organized under the laws of the State of New York. Each of the Retained Company and its subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Retained Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Mutual Funds Service Company, a Delaware corporation ("MFSC"), or on the Retained Company and its subsidiaries taken as a whole. True, accurate and complete copies of the Certificate of Incorporation and By-laws of the Retained Company and of each of its subsidiaries, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to CMC. The Company has made available to legal counsel for CMC true, accurate and complete copies of the minute books of the Retained Company and each of its subsidiaries as maintained by the Company or such subsidiary, as the case may be, as of the date hereof for the period from January 1, 1990 to and including September 30, 1994, and the Company has no reason to believe that such minute books do not contain minutes of all meetings of the boards of directors and stockholders of the Company or the applicable subsidiary for such period.

          (b) Subsidiaries. Schedule 3.1(b) lists each subsidiary of the Retained Company. All the outstanding shares of capital stock of each subsidiary of the Retained Company have been validly issued and are fully paid and nonassessable and, except for directors' qualifying shares, if any, or as set forth in Schedule 3.1(b), are owned by the Retained Company, by another subsidiary of the Retained Company or by the Retained Company and another such subsidiary, free and clear of all adverse claims, restrictions on voting or transfer, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except for the capital stock of the subsidiaries of the Retained Company and except for the ownership interests set forth in
     Schedule 3.1(b), the Retained Business does not include any ownership interest, directly or indirectly, in any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. The deposits of each subsidiary of the Retained Company that accepts deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), to the extent provided by law.

          (c) Capital Structure. As of the Business Day immediately preceding the date of this Agreement, the authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on September 30, 1994, (i) 9,386,220 shares of Company Common Stock and no shares of preferred stock were issued and outstanding, (ii) 2,125,530 shares of Company Common Stock were held by the Company in its treasury,
     (iii) 1,790,328 shares of Company Common Stock were reserved for issuance pursuant to the Benefit Plans of the Company and its subsidiaries and (iv) 300,000 shares of Series A Participating Cumulative Preferred Stock were reserved for issuance in connection with the rights (the "RIGHTS") to purchase shares of Series A Participating Cumulative Preferred Stock issued pursuant to the Rights Agreement dated as of January 26, 1988, as amended as of December 12, 1989 (as amended from time to time, the "RIGHTS AGREEMENT"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "RIGHTS AGENT"). Except as set forth above, at the close of business on September 30, 1994, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Benefit Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Retained Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or such subsidiary, as the case may be, may vote. Except as set forth above there are not, and except as set forth above or as contemplated by Section 4.1(e) immediately prior to the Effective Time there will not be, any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Retained Company or any of its subsidiaries is a party or by which any of them is bound obligating the Retained Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Retained Company or of any of its subsidiaries or obligating the Retained Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on the Business Day immediately preceding the date of this Agreement, there are not any outstanding contractual obligations of the Retained Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company has delivered to CMC a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          (d) Authority; Noncontravention. The Company has, and, in the case of any Documents (as defined in the Contribution Agreement) executed at a later time, the Company, New Holdings, USTNY and New Trustco will have, the requisite corporate power and authority (subject to the approvals described in the next sentence) to enter into this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of Company Common Stock representing 66 2/3% of the shares entitled to vote (such 66 2/3%, the "REQUISITE STOCKHOLDERS"), formal declaration of the Distribution by the Company's Board of Directors (which will be obtained prior to the Distribution) and approval of the Distribution by the affirmative vote of the Requisite Stockholders). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of CMC, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the other Documents has been, or prior to the Merger or the other transactions contemplated thereby will be, duly executed and delivered by each of the Company, USTNY, New Trustco and New Holdings, as the case may be, and constitutes, or upon such execution and delivery will constitute, a valid and binding obligation of each of the Company, USTNY, New Trustco and New Holdings, enforceable against it in accordance with its terms. None of the execution and delivery of this Agreement and the other Documents or the consummation of the transactions contemplated hereby or thereby and compliance with the provisions of this Agreement and the other Documents will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of (i) New Holdings or the Retained Company or any subsidiary of either under the certificate of incorporation or by-laws or comparable charter or organizational documents of the Company, New Holdings or any subsidiary of either, (ii) the Retained Company or any of its subsidiaries under any Contract (as defined in the Contribution Agreement) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets are bound, (iii) subject to the governmental filings and other matters referred to in the following sentence, the Retained Company or any of its subsidiaries, under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Retained Company, or any of its subsidiaries or their respective properties or assets (other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that do not relate to Customer Agreements (as defined in the Contribution Agreement) or that individually or in the aggregate would not
     (A) have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (B) materially impair the ability of the Company or any of its subsidiaries to perform their obligations under this Agreement or any of the other Documents to which the Company or such subsidiary is a party or (C) prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Documents) or (iv) subject to the governmental filings and other matters referred to in the following sentence, New Holdings and its subsidiaries, under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Holdings or any of its subsidiaries or their respective properties or assets or any Contract to which New Holdings or any of its subsidiaries is a party (other than, in the case of clause (iv), such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not (A) have material adverse effect on New Holdings and its subsidiaries taken as a whole, (B) materially impair the ability of New Holdings or any of its subsidiaries to perform its obligations under any Document to which it or any such subsidiary is a party or (C) prevent the consummation of any transaction contemplated by this Agreement). No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, or self-regulatory organization, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and any of the other Documents to which it is a party or the consummation by the Company or such subsidiary, as the case may be, of the transactions contemplated hereby or thereby, except for (i) filings pursuant to the Bank Holding Company Act, (ii) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT"), (y) potentially, a registration statement on Form S-1 relating to the Distribution and (z) a registration statement on Form 10 (the "FORM 10") under, and such reports under Section 13(a) of, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the other Documents and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the New York Secretary of State and the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (iv) filings or applications with (A) the New York State Banking Department in connection with the organization of New Trustco, (B) the FDIC and the Board of Governors of the Federal Reserve System in connection with obtaining FDIC insurance for New Trustco and having New Trustco become a member of the Federal Reserve System and (C) various State bank regulatory authorities in connection with the Distribution, (v) such filings as may be required in connection with the Gains Taxes (as defined in Section 3.2(c)),
     (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 3.1(d) and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the absence of which could not reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

          (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "SEC DOCUMENTS"). As of their respective dates (as amended), the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed Company SEC Document (as defined in Section 3.1(g)), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a basis consistent during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

          (f) Information in Disclosure Documents and Registration
     Statements. None of the information supplied or to be supplied by the Company or its representatives for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by CMC in connection with the issuance of shares of CMC Common Stock in the Merger (the "FORM S-4") or in any registration statement on Form S-1 or any other applicable form to be filed with the SEC by New Holdings in connection with the distribution of shares of Common Stock, par value $1.00 per share, of New Holdings ("NEW HOLDINGS COMMON STOCK") in the Distribution (the "FORM S-1") will, at the time such Registration Statements become effective under the Securities Act and at the Effective Time, in the case of the Form S-4, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger and the Distribution and at the time of the Distribution, in the case of the Form S-1, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to the Company's stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Form S-1 will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by CMC for inclusion in the Proxy Statement or the Form S-1, respectively, or with respect to information concerning CMC or any of its Subsidiaries incorporated by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "FILED COMPANY SEC DOCUMENTS") or as set forth in
     Schedule 3.1(g) or, as of the Closing Date, as disclosed in the Company SEC Documents filed and publicly available before the Closing Date or in
     Schedule 3.1(g) or in the Company Bring Down Certificate (as defined in
     Section 6.2(a)), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Processing Entities have conducted their business only in the ordinary course, consistent with past practice, and there has not been (i) any material adverse change in MFSC or in the Processing Entities taken as a whole or any event that could reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than phantom share units issued under any Benefit Plan as defined in Section 3.1(n)), (iii) (x) any grant by the Company or any of its subsidiaries of any general increase in the compensation payable to employees who are listed in Schedule 5.8(a) who are Prospective Retained Employees (as defined in Section 5.8(a)), other than as provided in Section 5.8(e) of this Agreement, normal increases in base salary, and annual bonuses consistent with past practices made in the ordinary course of business and the payment of bonuses for the period from January 1, 1995 through the Closing Date under any amendment made after the date of this Agreement to the 1990 Annual Incentive Plan or to the Incentive Award Plan maintained by USTNY, or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (y) any entry by any of the Processing Entities into any employment, severance or termination agreement with any executive officer who is a Prospective Retained Employee, other than as provided in Section 5.8(c), (iv) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required (in the opinion of the Company's independent accountants) by a change in generally accepted accounting principles, (vi) any material decrease in the assets in the custody of or cash deposits held by the Processing Entities as a result of terminations of Customer (as defined in the Contribution Agreement) accounts or withdrawals of assets from Customer accounts, other than such decreases as shall have occurred in the ordinary course or seasonal fluctuations on a basis consistent with ordinary and general economic conditions, (vii) any material amendment, modification, or termination of any Contract, which had it not been so amended, modified or terminated, would be a Material Contract (as defined in Section 3.1(l)),
     (viii) any acquisition of a material asset whose value upon liquidation would be materially less than its book value, except for such acquisitions of assets in the ordinary course of business consistent with past practice as would not, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (ix) any sale or disposition of any material assets or properties by the Processing Entities, except in the ordinary course of business, consistent with past practice, (x) any waiver of any material rights of value by any of the Processing Entities, without adequate consideration, except for such waivers in the ordinary course of business consistent with past practice which would not, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole or (xi) any entry into any agreement, arrangement or commitment to take any of the actions set forth in this Section 3.1(g).

          (h) Litigation.  On the date of this Agreement, except as set forth in
     Schedule 3.1(h), or as disclosed in the Filed Company SEC Documents, and at the Closing Date, except for the foregoing and claims, investigations, suits, actions or proceedings arising, or to the knowledge of the Company first threatened, between the date hereof and the Closing Date and disclosed in the Company Bring Down Certificate (as defined in Section 6.2(a)), there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of the Company, threatened, against any of the Company or its subsidiaries before or by any Governmental Entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (ii) materially impair the ability of the Retained Company or New Holdings or any subsidiary of either to perform any obligation under this Agreement or any of the other Documents, (iii) prevent, delay, alter or require the payment of damages in excess of $100,000 upon the consummation of any or all of the transactions contemplated hereby or thereby or (iv) result in liability of any or all of the Processing Entities in excess of, with respect to any individual claim, investigation, suit, action or proceeding, $100,000 or, with respect to all such claims, investigations, suits, actions or proceedings, $500,000, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Processing Entities having, or which could reasonably be expected to have, any such effect. Except as set forth in Schedule 3.1(h), there are no unpaid judgments, injunctions, orders, arbitration decisions or awards, or other judicial or administrative mandates outstanding against any of the Processing Entities. Schedule 3.1(h) also sets forth a brief summary of all claims, investigations, suits, actions, or proceedings against any of the Processing Entities that have been settled or otherwise determined at any time since January 1, 1994 resulting in liability of the Processing Entities in excess of, with respect to any individual claim, investigation, suit, action or proceeding, $100,000 or, with respect to all such claims, investigations, suits, actions or proceedings, $500,000.

          (i) Agreements with Regulators. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order, decree or directive by, or is a recipient of any extraordinary supervisory letter from, or since January 1, 1993 has been required to adopt any board resolution by, any Federal or state Governmental Entity charged with the supervision or regulation of banks or bank holding companies, or engaged in the insurance of bank deposits (the "BANK REGULATORS") or charged with the supervision or regulation of transfer agents and securities custodians (together with the Bank Regulators, the "REGULATORS"), nor has the Company or any of its subsidiaries been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or requiring (or is considering the appropriateness of requiring) the adoption of any such board resolution.

          (j) Compliance with Applicable Laws. On the date of this Agreement, except as set forth in Schedule 3.1(j), and at the Closing Date, except for the foregoing and as set forth in the Company Bring Down Certificate, the Processing Entities hold all permits, licenses, variances, exemptions, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities which individually or in the aggregate are material to the operation of the business of MFSC or of the Processing Entities taken as a whole (the "RETAINED COMPANY PERMITS"). All Retained Company Permits are in full force and effect in all material respects. The Retained Company and its subsidiaries are in compliance with the terms of the Retained Company Permits, except where the failure so to comply would not have a material adverse effect on MFSC or on the Processing Entities taken as a whole. Except as disclosed in the Filed Company SEC Documents prior to the date of this Agreement, the business of the Processing Entities is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and could not reasonably be expected to, have a material adverse effect on MFSC or on the Processing Entities taken as a whole. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Retained Company or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which could not reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

          (k) Brokers or Finders. No broker, investment banker, financial advisor or other person, other than CS First Boston Corporation and S. V. Murphy & Co., Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the other Documents based upon arrangements made by or on behalf of the Company.

          (l) Retained Business.

             (i) The "RETAINED BUSINESS" means the business conducted with certain assets of the Company and USTNY, MFSC and U.S. Trust Company of Wyoming, a Wyoming corporation ("UST-WY"), and the liabilities associated with such assets, in each case other than the Acquired Assets, the Assumed Liabilities, the Delayed Assets and the Delayed Liabilities (each as defined in the Contribution Agreement) and the Acquired Assets and Assumed Liabilities (each as defined in the Distribution Agreement) and consists of (w) the Related Back Office, (x) the UIT Business (as defined in the Contribution Agreement), (y) the MFS Business (as defined in the Contribution Agreement) and (z) the IAS Business (as defined in the Contribution Agreement, and subject to the exceptions set forth in such definition).

             (ii) At the Effective Time, except for the Acquired Assets, the Delayed Assets and except as contemplated by the Distribution Agreement, the Contribution Agreement, the Services Agreement (as defined in the Contribution Agreement), and the License Agreement (as defined in the Contribution Agreement), neither New Holdings nor any of its subsidiaries will use in the conduct of its business or own or have rights to use any assets or property, whether tangible, intangible or mixed, which are also used in the conduct of the business of the Retained Business. At the Effective Time neither New Holdings nor any of its subsidiaries will be a party to any material agreement, arrangement or understanding with the Retained Company or any of its subsidiaries (other than the Documents and agreements specifically contemplated thereby), including, without limitation, any Material Contract providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, any of the Retained Company or any of its subsidiaries or pursuant to which the Retained Company or any of its subsidiaries may have any material obligation or liability. After the Effective Time, none of the Retained Company or any of its subsidiaries will have any liability whatsoever, direct or indirect, contingent or otherwise, in any way relating to the business, operations, indebtedness, assets or liabilities of New Holdings or any of its subsidiaries, except as contemplated by the other Documents.

             (iii) Except as set forth in Schedule 3.1(l) or, at the Closing Date, as disclosed in the Company Bring Down Certificate, (w) all Material Contracts (as defined below), together with all modifications and amendments thereto, are valid and binding obligations of the parties thereto and in full force and effect, (x) none of the Material Contracts contains a provision described in clause (E), (M) or (O) of the definition of the term "Material Contracts", (y) neither the Retained Company nor any of its subsidiaries is in breach or default under any Customer Agreement, except for such breaches or defaults in the ordinary course of business that do not, and will not with the passage of time, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole, or in any material respect under any other Material Contract and, to the knowledge of the Company no other party is in material default thereunder and (z) neither the Retained Company nor any of its subsidiaries has received any notice of the intention of any significant customer listed in Schedule 3.1(l) (each such listed customer, a "SIGNIFICANT CUSTOMER") to terminate, or not to renew, any Customer Agreement or to materially reduce the required level of services under any such Customer Agreement. Except as set forth in Schedule 3.1(l) and except for the Customer Agreements and all Computer Leases (as defined in the Contribution Agreement) or agreements relating solely to Acquired Assets, neither the Retained Company nor any subsidiary of the Retained Company is party to any Contract that is a Material Contract. Except as set forth in Schedule 3.1(l), or, at the Closing Date, as disclosed in the Company Bring Down Certificate, none of the Customer Agreements with any Significant Customer, or any other arrangements or understandings relating to the Company or any of its subsidiaries rendering of Processing Services to any Significant Customer, contains any undertaking by the Company or any of its subsidiaries to cap fees at other than the normal level that is provided for in the relevant Customer Agreement or reimburse or waive any or all fees thereunder. True and complete copies of each Material Contract, including standard terms and a current fee schedule for each Customer Agreement, have been made available to the CMC. Schedule 3.1(l) also sets forth the fee schedules in effect at December 31, 1993 (with respect to MFSC only) and September 30, 1994 and any fee adjustments implemented at any time since January 1, 1994 or presently proposed to be implemented, with respect to the Significant Customers. Except as set forth on Schedule 3.1(l), as of the date of this Agreement, and, as of the Closing Date, as disclosed in the Company Bring Down Certificate, all understandings with Significant Customers to provide Processing Services for consideration in excess of $100,000 per annum are incorporated into duly executed, and to the best of the Company's knowledge, valid and enforceable written contracts with the Processing Entities.

          As used herein, the term "MATERIAL CONTRACT", shall mean any Contract to which any of the Processing Entities is a party or by which any of the Processing Entities or any of the assets of any of the Processing Entities is bound, that is any of the following: (A) a Contract of employment or a consulting agreement with any person listed in Schedule 5.8(a) that is other than "at-will" and contains any term requiring any termination benefits other than under the Company's generally applicable severance plan; (B) a Contract with any labor union or association; (C) a Contract with any affiliate of the Company; (D) a Contract not made in the ordinary course of business; (E) a Contract containing a covenant not to compete;
     (F) a loan or similar agreement relating to the borrowing of money or any guarantee of indebtedness of any other person in excess of $100,000; (G) any lease or sublease relating to real property; (H) any Contract not fully performed for the purchase of any commodity, material, services or equipment, including without limitation fixed assets, for a price in excess of $100,000 in the aggregate over the life of the Contract; (I) any license agreement (as licensor or licensee) providing for future payments in excess of $100,000; (J) any other Contract which creates future payment obligations in excess of $100,000; (K) any Customer Agreement; (L) any Contract with a subcustodian, depositary, or clearing agency; (M) any Contract that obligates the Retained Company or any of its subsidiaries to obtain all or a substantial portion of its requirements of any goods or services from, or supply all or a substantial portion of the requirements for any goods or services of, any other person; (N) any Contract that is material to the conduct of the Retained Business; (O) other than the Broadway Lease (as defined in the Contribution Agreement), the Tremont Lease (as defined in the Distribution Agreement) or any

     Computer Lease, a put or option Contract that would obligate the Retained Company or any of its subsidiaries to sell any asset other than an Acquired Asset or Delayed Asset, to sell any Retained Asset that is reasonably necessary to the conduct of the Processing Business and Related Back Office, or to sell any material asset at a bargain price or to buy any material asset at a material premium and (P) other than the Broadway Lease, the Tremont Lease or any Computer Lease, any Contract that expressly limits the right of the Retained Company or any of its subsidiaries to terminate the Contract upon less than six months' notice or expressly requires it to pay liquidated damages of more than $100,000 upon early termination.

          (m) Absence of Changes in Benefit Plans.  Except as set forth in
     Schedule 3.1(m) or as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Document there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan other than any adoption or amendment of a Benefit Plan that is not prohibited under Section 4.1(h).

          (n) Benefit Plans, Employment and Labor Relations.

             (i) Schedule 3.1(n) contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other plans, agreements, policies or arrangements relating to stock options, stock purchases, compensation, deferred compensation, severance, and other employee benefits, in each case maintained or contributed to as of the date of this Agreement by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "COMMONLY CONTROLLED ENTITY") for the benefit of any current or former employees, officers or directors of the Company or any Commonly Controlled Entity (collectively, the "BENEFIT PLANS"). The Company has made available to CMC true, complete and correct copies of (w) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each trust agreement or group annuity contract relating to any Benefit Plan.

             (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Code.

             (iii) Neither the Company nor any Commonly Controlled Entity has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any "multiemployer plan" (within the meaning of
        Section 4001(a)(3) of ERISA) that has led to or could lead to the imposition of a material withdrawal liability under Section 4201 of ERISA that remains unpaid as of the date hereof; and neither the Company nor any Commonly Controlled Entity maintains or contributes to or is obligated to maintain or contribute to any such multiemployer plan.

             (iv) Neither the Company nor any Commonly Controlled Entity has incurred any material liability, and no event has occurred or set of circumstances exists that could reasonably result in any material liability, under Title I or Title IV of ERISA (other than to a Pension Plan for contributions not yet due or to the Pension Benefit Guaranty Corporation for payment of premiums not yet due) or under Section 412 or Chapter 43 of the Code that has not been fully paid as of the date hereof.

             (v) As of the most recent valuation date for any Pension Plan subject to Section 412 of the Code or Title IV of ERISA, other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, the fair market value of the assets of such Pension Plan exceed the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) of such Pension Plan.

             (vi) The Company has heretofore provided CMC with access to complete and correct copies of each contract of employment or consulting agreement with any person listed in Schedule 5.8(a). Neither the Company nor any of its subsidiaries is a party to, or is bound by, any Contract with any labor union or association, including, without limitation, any collective bargaining, labor or similar agreement. The Company and each of its subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practices except where the failure to so comply or the result of such unfair labor practice, as the case may be, would not have a material adverse effect on the Retained Company and its subsidiaries. Except as set forth in
        Schedule 3.1(n):

                (A) there is no unfair labor practice charge or complaint against any of the Company and its subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board;

                (B) there has not occurred nor, to the knowledge of the Company, has there been threatened, a labor strike, request for representation, work stoppage or lockout;

                (C) there is no representation claim or petition pending before the National Labor Relations Board respecting the employees of any of the Company and its subsidiaries;

                (D) no grievance or any arbitration proceeding arising out of any collective bargaining agreement to which any of the Company and its subsidiaries is a party is pending;

                (E) no charges with respect to or relating to any of the Company and its subsidiaries are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                (F) no claims relating to employment or loss of employment with any of the Company and its subsidiaries are pending in any federal, state or local court or in any other adjudicatory body and, to the knowledge of Company, no such claims against any of the Company and its subsidiaries have been threatened; and

                (G) none of the Company and its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment regulations to conduct an investigation of or relating to any of the Company and its subsidiaries, and no such investigation is in progress.

          (o) State Takeover Statutes. The Board of Directors of the Company has approved the Merger, the Distribution, this Agreement and the other Documents and the transactions contemplated hereby and thereby and such approval is sufficient to render inapplicable to the Merger, the Distribution, this Agreement and the other Documents and the transactions contemplated by this Agreement and such other Documents the provisions of
     Section 912 of the NYBCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation (other than state banking or financial institution laws and regulations) applies or purports to apply to the Merger, the Distribution, this Agreement, and the other Documents or any of the transactions contemplated by this Agreement or such other Documents.

          (p) Rights Agreement.  The Company has taken all necessary action to
     (i) render the Rights inapplicable to the Merger, the Distribution and the other transactions contemplated by this Agreement and the other Documents and (ii) ensure that (A) neither CMC nor any of its affiliates is an "Acquiring Person" (as defined in the Rights Agreement) and (B) neither a Distribution Date nor a Triggering Event (each as defined in the Rights Agreement) will occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement and the other Documents.

          (q) Intellectual Property. Except for third-party PC software installed on servers, workstations and personal computers, Schedule 3.1(q) sets forth a list of all licenses held by the Processing Entities for all application and system software utilized in the conduct of the Retained Business. Except as set forth in Schedule 3.1(q), and subject to obtaining any required third party consents, the Retained Company and its subsidiaries own or have, or on the delivery of the License Agreement will have, rights to use all systems and applications software reasonably necessary to the conduct of the Processing Business and Related Back Office in the manner currently being conducted and such use does not, and will not immediately after the Effective Time, conflict with the rights of others, except for such conflicts that individually or in the aggregate have not had and are not reasonably likely to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

          (r) Taxes. Each of the Company and each of its subsidiaries has filed all Federal income tax returns and all other material returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all material taxes required to be paid by it, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as disclosed in Schedule 3.1(r), no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Service for all years through 1987. As used in this Agreement, "TAXES" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (s) Opinion of Financial Advisor. The Company has received the opinion of CS First Boston Corporation, dated November 17, 1994, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to CMC.

          (t) September Balance Sheets. Attached as Exhibit 3.1(t) hereto are the unaudited balance sheets of the Processing Entities on a combined basis and of MFSC on an individual basis as of September 30, 1994 (the "SEPTEMBER BALANCE SHEETS"). Such balance sheets have been prepared in accordance with the Accounting Principles (as set forth in Schedule 1.1A of the Contribution Agreement) (except as may be indicated in the notes thereto) and fairly present the combined assets and liabilities of the Processing Entities and of MFSC as of the date thereof. Except as set forth in the September Balance Sheets, none of the Processing Entities had as of the date thereof any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a combined balance sheet of the Processing Entities or a balance sheet of MFSC or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

          (u) Books of Account. The books of account of the Processing Entities are maintained in all material respects in compliance with all applicable legal and accounting requirements.

          (v) Reports. Since December 31, 1993, the Company and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with any applicable Federal, state, local or foreign authorities, except where the failure to so file would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of MFSC or of the Processing Entities taken as a whole (all such reports and statements are collectively referred to herein as the "COMPANY REPORTS"). As of their respective dates, the Company Reports complied with the statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed except where the failure to comply with such statutes, rules, regulations and orders would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of MFSC or of the Processing Entities taken as whole.

        (w) Properties.

             (i) Except (A) as may be reflected in the September Balance Sheets,
        (B) for any lien for current taxes not yet delinquent, (C) for pledges to secure deposits of states or municipalities and (D) for such other Liens as do not materially affect the value of the property reflected in the September Balance Sheets or acquired since the date of the September Balance Sheets and which do not, individually or in the aggregate, materially interfere with or impair the present and continued use of such property, the Processing Entities have good title, free and clear of any Liens, to all of the property reflected in the September Balance Sheets, and all property acquired since the date of the September Balance Sheets, except such property as has been disposed of (or, in the case of receivables, collected or paid) in the ordinary course of business consistent with past practice. As of September 30, 1994, all the material tangible personal property owned or leased by the Processing Entities was in good working condition (normal wear and tear excepted) and was suitable in all material respects for the purposes for which it was being used. Subject to any necessary consents required with respect to any Data Processing Licenses, and to appropriate arrangements with affiliates of New Trustco for the provision of certain services in the states of California and Oregon, and except for the Acquired Assets specifically identified in Section 2.2(a) of the Contribution Agreement and the Acquired Third Party Service Agreements (as defined in the Contribution Agreement), the Retained Assets and the rights granted under the License Agreement are adequate to enable the Processing Entities to conduct the Retained Business immediately following the Effective Time in substantially the same manner as conducted by the Company and its subsidiaries immediately prior to the Effective Time (without taking into account regulatory issues and contractual obligations to which CMB, or its properties, are subject).

             (ii) Schedule 3.1(w) attached hereto sets forth a list as of the date hereof of all leases of real property, identifying separately each lease, to which any of the Processing Entities are a party or by which any of the Processing Entities are bound (collectively, the "LEASES"). The Leases are in full force and effect and neither the Company nor any subsidiary has received a notice of default or termination with respect to such Leases. On the date hereof, except as set forth on Schedule 3.1(w) or, on the Closing Date, except as set forth in such Schedule or as disclosed in the Company Bring Down Certificates, there has not occurred any event that constitutes, or with the giving of notice or the passage of time or both, would constitute a breach by the Company or a subsidiary of the Company of, or default by the Company or a subsidiary of the Company in, the performance of any covenant, agreement or condition contained in any Lease, which breach or default would, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole. On the date hereof, except as set forth in Schedule 3.1(w), or, on the Closing Date except as set forth in such Schedule or, as disclosed in the Company Bring Down Certificate, the Company has no knowledge of any obligation on its part, or the part of its subsidiaries, to make material improvements or material extraordinary payments with respect to such leased premises. The Leases constitute all the real property reasonably necessary for the conduct of the Retained Business in the manner heretofore conducted. None of the Processing Entities owns any real property. All of the real properties that are subject to the Leases and all of the fixtures and other improvements thereon are in good operating condition and have been adequately maintained and neither the Company nor any of its subsidiaries has received any notice within the last two years that it is in material violation of any applicable building code, zoning ordinance or other law or regulation, other than notices as to violations which have been remedied.

          (x) Absence of Certain Conditions. On the date hereof, except as set forth on Schedule 3.1(x) or, as of the Closing Date, except as set forth in such Schedule or as disclosed in the Company Bring Down Certificate, there exists no material "out of balance" or similar condition with respect to any Investment Company Customer (as defined in Section 3.1(y)) to which MFSC furnishes Administration Services (as defined in the Post Closing Covenants Agreement). For purposes of this clause (x), material shall mean a condition that would cause a net asset value change in any unit of at least 1/2 of 1% of net asset value.

          (y) Investment Companies.

             (i) As used in this Agreement, the term "INVESTMENT COMPANY" shall have the meaning provided in the Investment Company Act of 1940, as amended (the "Investment Company Act"), provided that for purposes of this Agreement the term Investment Company shall include any person that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3) or Section 3(c)(11) of the Investment Company Act. Schedule 3.1(y) is a list, by sponsor, of each Customer which is an Investment Company ("INVESTMENT COMPANY CUSTOMER") showing, as of September 30, 1994, the type, the net asset value, and the number of stockholders and other holders of beneficial interests of such Investment Company.

             (ii) Except as set forth on Schedule 3.1(y) hereto, no Investment Company Customer for which any of the Processing Entities has, or has had, responsibility for preparing or for filing any Federal, State or local tax return has, since the Processing Entities commenced preparing or filing such Customers' returns or, to the Company's best knowledge, since January 1, 1985, changed its fiscal year. In the case of each U.S. Investment Company Customer identified in Schedule 3.1(y) that has elected to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code and with respect to which any of the Processing Entities has, or has had, responsibility for preparing or filing Federal tax returns, to the best knowledge of the Company, such Investment Company Customer has, at all times since the end of the most recent taxable year of such Investment Company Customer that has been closed and for which the statute of limitations for assessments has expired, qualified as a "regulated investment company" and each such Investment Company Customer has complied with all applicable provisions of law necessary to preserve and retain such Investment Company Customer's election and status as a regulated investment company or has determined not to retain such status.

             (iii) Since January 1, 1990, none of the information or data furnished by the Company or any of its subsidiaries for inclusion in any registration statement filed under the Securities Act with respect to the shares of any U.S. Investment Company Customer contained, as of the effective date of the registration statement, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading. None of the information furnished by the Company for inclusion in any annual report, semi-annual report, transition reports, prospectus, proxy statements or sales literature of any Investment Company Customer, or any amendment or supplement, as of the respective dates of the report or other document, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

             (iv) Except as set forth in Schedule 3.1(y), none of the transactions contemplated by this Agreement or the other Documents will require the approval of the stockholders, holders of beneficial interests or other holders of the equity of any Investment Company Customer or the boards of directors or the trustees of such Investment Company Customers as a condition to the continued validity of any underlying Customer Agreement.

             (v) Insofar as any of the Processing Entities has legal liability under an administration, custody, or similar agreement, or otherwise, for compliance with the matters covered by the following, since January 1, 1990: (A) each of the Processing Entities has or will have on or prior to the Effective Time, properly prepared in all material respects, executed and timely filed, all federal, state and local tax returns for income, franchise, sales, withholding, property, excise and other taxes applicable to any Investment Company Customer having a due date (taking into account any extension granted prior to the Effective Time) on or prior to the Effective Time, and has or will have paid all taxes, assessments, fees and other governmental charges shown on said returns or otherwise required to be paid by any Investment Company Customer as of or prior to the Effective Time; (B) all of such returns are complete and accurate in all material respects and have been prepared substantially in accordance with all applicable legal requirements; (C) no tax liabilities, disallowances or assessments relating to any Investment Company Customer have been assessed or proposed or will have been assessed or proposed as of the Effective Time and none of the Retained Company or any of its subsidiaries is aware of any basis for any such assessment; (D) except as set forth in Schedule 3.1(y), the Federal income tax returns for each Investment Company Customer for prior periods have not been audited by the Service; (E) any amounts credited to the reserve account of an Investment Company Customer as a provision for taxes is adequate for the period to which it pertains; (F) without limiting the foregoing, each Unit Trust (as defined in the Contribution Agreement) which does not qualify as a grantor trust under Subpart E of Subchapter J of the Code, qualifies as a "regulated investment company" under Section 851 of the Code, and has so qualified during its entire existence and (G) none of the Unit Trusts is or has been liable for tax under Section 4982 of the Code.

             (vi) Each of the representations and warranties set forth in this
        Section 3.1(y), other than those set forth in clauses (i) or (iv), is made only insofar as the failure of such representation and warranty to be true with respect to any matter or series of related matters would have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

          (z) Customers. Schedule 3.1(z) lists with respect to each line of business (i.e., IAS Business, MFS Business and UIT Business) each current Customer (or major sponsor in the case of Unit Trusts) and sets forth with respect to each Customer (or major sponsor in the case of Unit Trusts or sponsor in the case of any mutual fund complex in the case of MFSC) as of September 30, 1994:

             (i) the approximate aggregate market value (or par value in the case of Unit Trusts) of net assets held in "Custody" or "Assets Administered" with the asset values for each of the three categories separately identified;

             (ii) for each MFS Customer, the aggregate market value of net assets subject to (A) fund administration, (B) fund accounting services and (C) transfer agency services;

             (iii) for each MFS Customer, the fees (segmented by "fund accounting fees," "fund administration fees," "transfer agency fees" and "custody fees") earned by the Company for the three quarters ended September 30, 1994;

             (iv) for each IAS Customer, "Fiduciary or other fees" earned by the Company for the three quarters ended September 30, 1994;

             (v) for each UIT Customer, "UIT trustee fees" earned by the Company for the three quarters ended September 30, 1994; and

             (vi) any revenues not specifically allocated to individual Customers or sponsors separately segmented for each of the IAS Business, MFS Business and UIT Business.

          (aa) Unit Investment Trusts. USTNY is qualified to act as a trustee of a registered unit investment trust in accordance with the requirements of Section 26(a)(1) of the Investment Company Act and each trust agreement relating to a series of a unit investment trust and the standard terms and conditions incorporated therein. Each of USTNY and MFSC is a transfer agent registered under Section 17A of the Exchange Act. USTNY is, and immediately prior to the Effective Time will be, the duly appointed and acting trustee of each of the Unit Trusts. Except as set forth on Schedule 3.1(z), as of September 30, 1994, (i) the "calculated lag" for each Customer varied by no more than $0.05 per $1,000 unit from the "trading lag", (ii) there was no material difference (defined as 1/2 of 1% of the net asset value) between the net asset value in the most recent audited financial statements for each trust and the comparable net asset value used for secondary market trading and (iii) there is no misstatement of a Customer account (including an Investment Company account, asset, liability or expense (including trust related expenses)) that exceeds generally accepted standards of materiality applicable to the Customer.

        (ab) Standards.

             (i) Each of the Retained Company and its subsidiaries maintains records that in all material respects reflect its and, in cases in which it holds Customer assets, its Customers' transactions, dispositions and acquisitions of assets, and receipt of funds and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (A) such transactions are executed in accordance with its management's general or specific authorization, (B) such transactions are recorded in conformity with any applicable accounting principles and in such a manner as to permit preparation of financial statements in accordance with any applicable accounting principles and any other criteria applicable to such statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization,
        (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) records of such transactions are retained, protected and duplicated in accordance with prudent banking and fiduciary practices and applicable regulatory requirements.

             (ii) The Company has made available to CMC true, accurate and complete copies of all internal and external audit control recommendations and exception items, and deficiency letters from Governmental Entities, concerning all Customers at any time since January 1, 1992, and of the response of the Company and its subsidiaries thereto. Except as set forth on Schedule 3.1(ab), the Company and its subsidiaries have, to the extent and at or before the times set forth in such responses, materially complied with or otherwise substantively addressed such recommendations, exceptions and deficiency items.

             (iii) The data and transaction processing services of the Retained Company are of the quality generally maintained as of the date of this Agreement by securities processing businesses similarly situated and are generally adequate for the performance of the Processing Business and Related Back Office. The Company has delivered to CMC true, accurate and complete copies of any management reports and any report cards prepared by the Company or any of its subsidiaries or by any Customer in connection with the 15 largest (by aggregate revenues billed) Customers of the Retained Business at any time since August 11, 1994. Schedule 3.1(ab) sets forth for each business unit of the Retained Business as of the date or dates specified, the following information (in each case by number of items and dollar amount): (A) as of September 30, 1994, transactions (financial or otherwise) not processed on the same day, (B) as of September 30, 1994, reject rate by quality control by error reason, (C) as of September 30, 1994, any kick-out transactions, (D) as of September 30, 1994, adjustment transactions processed, (E) as of September 30, 1994, "as of" trades processed and reasons therefor and
        (F) as of September 30, 1994, financial transactions processed, including, without limitation, purchases, exchanges, transfers and redemptions by account.

          (ac) Accuracy of Representations and Warranties. No representation or warranty made by the Company or any of its subsidiaries in this Agreement or the Schedules hereto (which are an integral part hereof) is false or misleading in any material respect or contains any material misstatement of fact.

     SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF CMC. CMC represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. CMC is a bank holding company registered under the Bank Holding Company Act. Each of CMC and CMB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of CMC, and the United States, in the case of CMB, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of CMC and CMB is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on CMC and its subsidiaries taken as a whole.

     True, accurate and complete copies of the CMC's certificate of incorporation and by-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been made available to the Company.

          (b) Capital Structure. As of the Business Day immediately preceding the date of this Agreement, the authorized capital stock of CMC consists of 500,000,000 shares of CMC Common Stock and 100,000,000 shares of preferred stock, without par value. At the close of business on September 30, 1994,
     (i) 181,289,886 shares of CMC Common Stock and 56,000,000 shares of preferred stock were issued and outstanding, (ii) 4,000,000 shares of CMC Common Stock were held by CMC in its treasury, (iii) 19,011,983 shares of CMC Common Stock were reserved for issuance pursuant to The Chase Lincoln First Bank, N.A. 1982 Incentive Stock Plan, The Chase Manhattan 1982 Long-Term Incentive Plan, The Chase Manhattan 1987 Long-Term Incentive Plan and The Chase Manhattan 1994 Long-Term Incentive Plan, 3,310,875 shares of CMC Common Stock were reserved for issuance pursuant to warrants issued in settlement of a legal action, 14,000,000 shares of CMC Common Stock were reserved for issuance pursuant to The Chase Manhattan Stock Option Program for Employees and 9,596,151 shares of CMC Common Stock were reserved for issuance pursuant to CMC's Dividend Reinvestment and Stock Purchase Plan and (iv) 2,500,000 shares of CMC Junior Participating Preferred Stock were reserved for issuance in connection with the rights to purchase shares of CMC Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of February 15, 1989, between CMC and Mellon Securities Trust Company, as successor Rights Agent. Except as set forth above, at the close of business on the Business Day immediately preceding the date of this Agreement, no shares of capital stock or other voting securities of CMC were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of CMC are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of CMC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CMC may vote. Except as set forth above, as of the close of business on the Business Day immediately preceding the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CMC or any of its subsidiaries is a party or by which any of them is bound obligating CMC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CMC or obligating CMC or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on the Business Day immediately preceding the date of this Agreement, there are not any outstanding contractual obligations of CMC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of CMC.

          (c) Authority; Noncontravention. CMC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CMC. This Agreement has been duly executed and delivered by CMC and assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of CMC, enforceable against it in accordance with its terms. None of the execution and delivery of this Agreement, the other Documents to which CMC is a party or the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement or such other Documents will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of CMC or CMB under, (i) the certificate of incorporation or by-laws of CMC or the comparable charter or organizational documents of any other subsidiary of CMC (including CMB), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which CMC or CMB is a party or by which CMC or CMB or any of their respective assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law,

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     ordinance, rule or regulation applicable to CMC, CMB or their respective properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on CMC and its subsidiaries taken as a whole, (y) materially impair the ability of CMC to perform its obligations under this Agreement or the other Documents to which it is a party or (z) prevent the consummation of any of the transactions contemplated by this Agreement or such other Documents to which it is party. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CMC or any subsidiary of CMC in connection with the execution and delivery of this Agreement and any of the other Documents to which it is a party, or the consummation by CMC or CMB of any of the transactions contemplated hereby and thereby except for (i) filings pursuant to the Bank Holding Company Act, (ii) the filing with the SEC of the Form S-4 and such reports under Sections 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the New York Secretary of State and the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings as may be required in connection with the New York State Real Property Transfer Tax, the New York State Real Property Transfer Gains Tax and the New York City Real Property Transfer Tax (collectively, the "GAINS TAXES"), (v) filings or applications with (A) the Board of Governors of the Federal Reserve System under the Bank Holding Company Act with respect to the Merger; (B) the Office of the Comptroller of the Currency ("OCC") in connection with (I) a possible conversion of Chase Cal (as defined in Section 5.15) into a bank, (II) the Bank Merger, and (III) the assumption by Chase Cal of custody relationships of UST-Cal in accordance with Section 5.15; (C) the FDIC in connection with a possible conversion of Chase Cal into a bank; (D) New York State Department of Banking with respect to the acquisition of USTNY and (E) various state regulatory authorities, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states, (vii) such filings, consents or approvals as may be required in connection with qualifying Chase Cal pursuant to Section
     5.15 and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make could not reasonably be expected to have a material adverse effect on CMC and its subsidiaries taken as a whole.

          (d) SEC Documents; Undisclosed Liabilities. CMC has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "CMC SEC DOCUMENTS"). As of their respective dates, the CMC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CMC SEC Documents, and none of the CMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CMC SEC Document has been revised or superseded by a later CMC SEC Document, none of the CMC SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CMC included in the CMC SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a basis consistent with CMC's financial statements included in its CMC SEC Documents (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CMC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the CMC SEC Documents, neither CMC nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally

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

     accepted accounting principles to be set forth on a consolidated balance sheet of CMC and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on CMC and its subsidiaries taken as a whole.

          (e) Information in Disclosure Documents and Registration
     Statements. None of the information supplied by CMC or its representatives for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by CMC with respect to statements made therein based on information supplied by the Company for inclusion in the Form S-4 or with respect to information concerning the Company or any of its subsidiaries incorporated by reference in the Form S-4.

          (f) Absence of Certain Changes or Events. Except as disclosed in the CMC SEC Documents filed and publicly available prior to the date of this Agreement (the "FILED CMC SEC DOCUMENTS") or, as of the Closing Date, as disclosed in the CMC SEC Documents filed and publicly available before the Closing Date or in the CMC Bring Down Certificate, (i) since the date of the most recent audited financial statements included in the Filed CMC SEC Documents, there has not been any material adverse change in CMC and its subsidiaries taken as a whole or any event affecting CMC and its subsidiaries that could reasonably be expected to have such a material adverse effect, and (ii) there has not been (A) any split, combination or reclassification of any of CMC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (B) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a material adverse effect on CMC and its subsidiaries taken as a whole, or (C) any change in accounting methods, principles or practices by CMC materially affecting its assets, liabilities or business, except insofar as may have been required (in the opinion of the CMC's independent accountants) by a change in generally accepted accounting principles.

          (g) Litigation. Except as disclosed in the Filed CMC SEC Documents or, as of the Closing Date, as disclosed in CMC SEC Documents filed and publicly available before the Closing Date or in the CMC Bring Down Certificate, there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of CMC, threatened, against any of CMC or any of its subsidiaries before or by any Governmental Entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on CMC and its subsidiaries taken as a whole, (ii) materially impair the ability of CMC to perform its obligations under this Agreement or any of the other Documents to which it is a party or (iii) prevent, delay or alter the consummation of any or all of the transactions contemplated hereby or thereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CMC or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

          (h) Agreements with Bank Regulators. Neither CMC nor CMB is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order, decree or directive by, or is a recipient of any extraordinary supervisory letter from, or since January 1, 1993 has been required to adopt any board resolution by, any Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has CMC or CMB been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, extraordinary supervisory

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

     letter, commitment letter or similar submission, or requiring (or is considering the appropriateness of requiring) the adoption of any such board resolution, except as disclosed in writing to the Company prior to the date hereof.

          (i) Compliance with Applicable Laws. CMC and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities which individually or in the aggregate are material to the operation of the businesses of CMC and its subsidiaries taken as a whole (the "CMC PERMITS"). All CMC Permits are in full force and effect in all material respects. CMC and its subsidiaries are in compliance with the terms of the CMC Permits, except where the failure so to comply would not have a material adverse effect on CMC and its subsidiaries taken as a whole. Except as disclosed in the Filed CMC SEC Documents or, as of the Closing Date, as disclosed in CMC SEC Documents filed and publicly available before the Closing Date or in the CMC Bring Down Certificate, the businesses of CMC and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and could not reasonably be expected to, have a material adverse effect on CMC and its subsidiaries taken as a whole. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of CMC, no investigation by any Governmental Entity with respect to CMC or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which could not reasonably be expected to have a material adverse effect on CMC and its subsidiaries taken as a whole.

          (j) Consummation of Transactions. CMC has not received notice from any Federal or state governmental agency or authority indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement. To the best knowledge of CMC, no event has occurred, and no condition exists, which would materially and adversely affect its ability to effect the transactions contemplated hereby or to make payment of the Merger Consideration at the time it would be required to do so under this Agreement.

          (k) Voting Requirements. No action by the stockholders of CMC is required to approve this Agreement and the transactions contemplated by this Agreement.

          (l) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMC.

          (m) Accuracy of Representations and Warranties. No representation or warranty made by CMC in this Agreement is false or misleading in any material respect or contains any material misstatement of fact.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1. COVENANTS OF THE COMPANY WITH RESPECT TO THE RETAINED BUSINESS. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its subsidiaries that, except for the Distribution and the other transactions expressly provided for in the Distribution Agreement and the Contribution Agreement, as expressly contemplated or permitted by this Agreement, or to the extent that CMC shall otherwise consent in writing:

          (a) Ordinary Course. The Company and its subsidiaries shall each carry on the Retained Business in the usual, regular and ordinary course consistent with past practice and use its reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of Prospective Retained Employees (as defined in Section 5.8(a)) and preserve the relationships with customers, suppliers and others having business dealings with the Retained Business, it being understood that (i) certain employees of the Retained Business will also be engaged in activities for the businesses to be contributed and distributed to New Trustco and New Holdings, (ii) the failure of any

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

     employees of the Retained Business to remain employees of the Retained Business or become employees of CMC or any affiliate of CMC shall not constitute a breach of this covenant and (iii) the Retained Company and its subsidiaries may comply with their respective contractual obligations under the contracts to which they are parties (provided that the execution of such contracts by the Retained Company or the applicable subsidiary does not constitute a breach of, or default under, this Agreement).

          (b) Changes in Stock. The Company shall not, nor shall it permit any subsidiaries of the Retained Company to, nor shall the Company propose to,
     (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than phantom share units required to be issued under any Benefit Plan) or (ii) other than in connection with the exercise of stock options outstanding as of the date of this Agreement under any Benefit Plan, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its subsidiaries; provided, however, that the foregoing shall not prohibit the redemption by MFSC of capital stock issued to the Company or the conversion of debt or preferred equity of MFSC issued to the Company into common equity in connection with or in anticipation of the transactions contemplated by the Distribution Agreement.

          (c) Issuance of Securities. Except as set forth in Schedule 4.1(c), the Retained Company shall not, nor shall the Retained Company permit any of its subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale by the Retained Company or any such subsidiary of, any shares of its capital stock of any class or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities, other than (i) the issuance of shares of Company Common Stock
     (x) upon the exercise of stock options outstanding as of the date of this Agreement pursuant to any Benefit Plan, (y) to make any payment under any Benefit Plan that is required to be made in the form of shares of Company Common Stock or (z) to make acquisitions of capital stock or assets of another entity provided that such acquisition is permitted pursuant to clause (e) of this Section 4.1 and (ii) issuances by a wholly owned subsidiary of its capital stock to its parent.

          (d) Governing Documents. The Company shall not, nor shall it permit any subsidiaries of the Retained Company to, amend or propose to amend its certificate of incorporation (or, if applicable, its articles of incorporation or other charter document) or by-laws.

          (e) No Acquisitions. The Retained Company shall not, nor shall it permit any of its subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation or other business organization that would be directly or indirectly acquired by CMC in the Merger, (ii) consummate any acquisition within 3 business days before or 1 business day after the Closing Date, or (iii) make any other investment in any person (whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, purchase of all or any integral part of the business of the person or any commitment or option to make an investment or otherwise) that would be directly or indirectly acquired by CMC in the Merger except for investments by the Retained Company in its existing wholly owned subsidiaries and investments made in the ordinary course of business consistent with past practices in an aggregate amount not exceeding $250,000.

          (f) No Dispositions. The Retained Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the assets of the Retained Business other than in the ordinary course of business consistent with past practice and the sale or other disposition of obsolete equipment.

          (g) Indebtedness. The Retained Company shall not, nor shall it permit any of its subsidiaries to, incur (which shall not be deemed to include (i) refinancings of existing indebtedness; provided that, such refinancings shall not increase the aggregate amount of indebtedness, or contain any terms which are more restrictive in any material respect on the Retained Company or the applicable subsidiary or

     (ii) deposits accepted in the ordinary course of business by the Retained Company and its subsidiaries) any indebtedness for borrowed money or any obligation evidenced by a promissory note or other instrument or guarantee any such indebtedness or obligation or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Retained Company or any of its subsidiaries or guarantee any obligations of others other than (x) in the ordinary course of business consistent with past practice,
     (y) pursuant to existing credit or guaranty agreements or (z) indebtedness (including indebtedness incurred to fund the in substance defeasance of the 8% Notes due 1996) incurred pursuant to a written agreement that provides that such indebtedness may be assumed by New Holdings or a subsidiary of New Holdings and that, upon such assumption, the Retained Company and its subsidiaries shall have no obligation or liability in respect of such indebtedness.

          (h) Benefit Plans. Except as otherwise provided in or contemplated by this Agreement, the Distribution Agreement or the Contribution Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) adopt any Benefit Plan or amend any Benefit Plan other than a Retained Plan to the extent such adoption or amendment (x) would create or increase any liability or obligation on the part of the Company or any of its subsidiaries that will not either (A) be fully performed or satisfied prior to the Effective Time or (B) be assumed by New Holdings or New Trustco pursuant to the Contribution Agreement or the Distribution Agreement or (y) would increase the number of shares of Company Common Stock (if any) to be issued under such Benefit Plan; (ii) amend any Retained Plan in any manner that would increase the liabilities or obligations of the Company or any of its subsidiaries under such Retained Plan or would increase the number of shares of Company Common Stock to be issued under such Retained Plan or
     (iii) except for normal increases in the ordinary course of business consistent with past practice, increase the base salary of any Prospective Retained Employee. Notwithstanding the foregoing, it is understood and agreed that the Annual Incentive Plan of U.S. Trust Corporation may be amended so as (i) to provide that each employee who terminated employment prior to January 1, 1992 shall be entitled at the Effective Time to receive payment with respect to the then outstanding balance of his or her account under the plan in an amount up to 120% of such balance and (ii) to increase the rate of interest to be credited to participants' accounts for 1994 to compensate for extraordinary charges to the Company's earnings for 1994 required to be recognized in connection with the Merger.

          (i) Other Actions. Notwithstanding the fact that such action might otherwise be permitted pursuant to this Section 4.1, the Retained Company shall not, nor shall it permit any of its subsidiaries to, take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or would materially impair the ability of the Company to consummate the Distribution or the Merger or USTNY to consummate the transactions contemplated by the Contribution Agreement and the Distribution Agreement in accordance with the terms thereof, or materially delay such consummation.

          (j) Advice of Changes; Filings. The Company shall promptly advise CMC orally and in writing of any change or development or combination of changes or developments that would cause the representation in Section 3.1(i) to be untrue. The Company shall promptly provide CMC (or its counsel) copies of all filings (other than those filings, or portions thereof, which CMC has no reasonable interest in obtaining in connection with the Merger or the transactions contemplated hereby) made by the Company or any of its subsidiaries with any Federal, state or foreign Governmental Entity in connection with this Agreement, the Distribution Agreement, the Contribution Agreement and the transactions contemplated hereby and thereby.

          (k) Accounting Policies and Procedures. The Retained Company will not and will not permit any of its subsidiaries to change any of its accounting principles, policies or procedures, except such changes as may be required, in the opinion of Coopers & Lybrand L.L.P., the Company's independent accountants, by generally accepted accounting principles.

          (l) New Trustco and New Holdings. The Company shall (i) use its best efforts to organize New Holdings and New Trustco under the laws of the State of New York and furnish all information required in connection with approvals of or filings with Bank Regulators and other Governmental Entities in order to organize New Holdings as a bank holding company and New Trustco as a bank and trust company, (ii) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between the Retained Company and its subsidiaries, on the one hand, and New Holdings and its subsidiaries, on the other hand, except as contemplated hereby and by the Distribution Agreement, the Contribution Agreement and the agreements referred to therein, (iii) abide and cause New Holdings and its subsidiaries to abide by their respective obligations under the Distribution Agreement, the Contribution Agreement and the agreements referred to therein and (iv) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement, the Contribution Agreement or any of the agreements referred to therein.

          (m) Liens. The Company shall not, and shall not permit any of its subsidiaries to, create, incur or assume any Lien on the Retained Assets (as defined in the Contribution Agreement), except for Liens created, incurred or assumed in the ordinary course of business consistent with the past practices of the Company and its subsidiaries.

          (n) Material Contracts. The Retained Company shall not, and shall not permit its subsidiaries to, (i) enter into other than in the ordinary course of business, any material contract relating to the Acquired Assets or Assumed Liabilities that cannot be assigned, free of liability to the Retained Company and its subsidiaries, to New Holdings or one of its subsidiaries in connection with the transactions contemplated in the Distribution Agreement and Contribution Agreement or (ii) enter into, terminate, or modify in any material respect any Material Contract or any Customer Agreement other than in the ordinary course of business consistent with past practice and, in the case of any Customer Agreement, without consultation with CMC. In addition, the Company shall notify CMC in writing at least 30 days before making, or in any way becoming committed to make, any capital expenditure, or series of related capital expenditures relating to the Processing Business and Related Back Office, in excess of $50,000.

     SECTION 4.2. COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing to the Effective Time, the Company agrees as to itself and its subsidiaries that, except as CMC shall otherwise agree in writing or as provided in the documents:

          (a) Change in Business. The Company shall not and shall not permit its subsidiaries to make any change in the lines of business engaged in by
     (i) the Retained Company or any of its subsidiaries as of the date hereof or (ii) the Company and any of its subsidiaries as of the date hereof that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of the Retained Company or any of its subsidiaries under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

          (b) Actions Affecting Merger or Distribution. The Company shall not, and shall not permit any of its subsidiaries to, take any action, including, without limitation, with respect to the terms of the certificate of incorporation or by-laws of New Holdings, that would or is reasonably likely to result in any of the conditions to the Merger set forth in
     Article VI not being satisfied or that would materially impair the ability of the Company to consummate the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms hereof or would materially delay such consummation or that would disqualify the Distribution as a tax-free spin-off within the meaning of Section 355 of the Code.

          (c) Certain Indebtedness. The Company shall, or shall cause its subsidiaries to, redeem or effect an in substance defeasance of the outstanding indebtedness of the Company and its subsidiaries set forth in
     Schedule 4.2(c).

          (d) Delivery of Certain Information.  The Company shall furnish to
     CMC:

             (i) as soon as available and in any event within 20 days after the end of each month, (A) reports of the end of month and average monthly balances of loans and overdrafts, book and collected deposits and funds able to be invested, (B) a monthly receivables aging report for the Processing Entities, (C) management profitability reports for the Processing Businesses and management reports for the Computer Services Division, Securities Services and Trust Operations and Bank Operations units and (D) a balance sheet as of the end of each month for the Company and its subsidiaries on a consolidated basis, in each case, substantially in the form delivered to CMC prior to the date of this Agreement;

             (ii) as soon as available, approved 1994 and 1995 capital budgets for the Processing Business and the Related Back Office (as defined in the Contribution Agreement) and related reports, in each case in the form prepared by the Company and its subsidiaries in the ordinary course of their business and consistent with past practices;

             (iii) promptly upon receipt, copies of all reports submitted to the Company or any of its subsidiaries by independent accountants in connection with the examination of the financial statements of the Retained Company;

             (iv) promptly after the furnishing of each such document, copies of any statement or report relating to the Retained Company or any of its subsidiaries furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to CMC;

             (v) promptly after request by CMC, information relating to any employee benefit plan, arrangement, practice, policy or understanding maintained by the Company, any of its subsidiaries or any Commonly Controlled Entity for the benefit of any Retained Employee, including, without limitation, any Benefit Plan and any plan, arrangement, practice, policy or understanding relating to profit sharing, bonuses, retainers, consulting, incentives, fringe benefits, perquisites, automobiles, club memberships, vacation, child care, leaves of absence (including, without limitation, maternity, paternity, military, medical or other leaves of absence), insurance and other benefits; and

             (vi) promptly after becoming aware thereof, notice of the occurrence of any event or the existence of any circumstances that could reasonably result in any material liability on the part of the Company, any of its subsidiaries or any Commonly Controlled Entity under Title I or Title IV of ERISA or under Section 412 or Chapter 43 of the Code.

          (e) Execution of Post Closing Covenants Agreement and Services Agreement. The Company shall cause New Holdings and New Trustco to execute and deliver the Post Closing Covenants Agreement and the Services Agreement on the Closing Date.

     SECTION 4.3. COVENANTS OF CMC. During the period from the date of this Agreement and continuing until the Effective Time, CMC agrees as to itself and its subsidiaries that:

          (a) Actions Affecting Merger. CMC shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would materially impair the ability of CMC to consummate the Merger in accordance with the terms hereof or materially delay such consummation and CMC shall promptly provide the Company (or its counsel) copies of all filings (other than those filings, or portions thereof, which the Company has no reasonable interest in obtaining in connection with the Merger or the transactions contemplated hereby) made by CMC with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (b) CMC Common Stock. CMC shall not split, combine or reclassify any of the CMC Common Stock or authorize the (i) making of any in-kind distribution or extraordinary cash dividend with respect to the CMC Common Stock or (ii) issuance of any other securities in respect of or in exchange for shares of the CMC Common Stock, provided the foregoing shall not prohibit the issuance of securities of CMC convertible into CMC Common Stock.

          (c) Tax Free Spin-Off. CMC shall not, and shall not permit any of its subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free spin-off within the meaning of
     Section 355 of the Code.

          (d) Other Actions. Notwithstanding the fact that such action might otherwise be permitted pursuant to this Section 4.3, CMC shall not, nor shall it permit any of its subsidiaries to, take any action that would or could reasonably be expected to result in the failure to satisfy any of the conditions to the Merger set forth in Article VI, would materially impair the ability of CMC to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

          (e) Execution of Post Closing Covenants Agreement and Services Agreement. CMC shall execute and deliver the Post Closing Covenants Agreement and shall cause CMB to execute and deliver the Services Agreement on the Closing Date.

     SECTION 4.4.  MUTUAL COVENANTS.

          (a) The Company and CMC shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) the failure to satisfy any of the conditions to the Merger set forth in Article VI.

          (b) The Company and CMC shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party and its subsidiaries taken as a whole.

          (c) For purposes of the tax opinions to be delivered pursuant to
     Section 6.2(h) and 6.3(f), each of CMC and the Company shall deliver to O'Melveny & Myers, counsel to CMC, and to Cravath, Swaine & Moore, counsel to the Company, representation letters substantially in the form of the respective letters set forth in Exhibit III, dated as of the Closing Date.

          (d) CMC and the Company agree that they shall negotiate and within 60 days after the date hereof agree on a definitive form of the Services Agreement substantially in accordance with the terms of that certain Processing Agreement Term Sheet dated as of the date of this Agreement and executed by authorized representatives of CMC and the Company (the "PROCESSING SERVICES TERM SHEET").

          (e) CMC and the Company shall each use reasonable efforts to negotiate and to agree, and to cause CMB and USTNY to agree upon, and to execute and deliver, an agreement providing for the Bank Merger under 12 U.S.C. 215a and applicable law ("BANK MERGER AGREEMENT"), provided, however, that the Bank Merger Agreement shall provide that consummation of the Bank Merger is conditioned on occurrence of the Merger and that USTNY and its affiliates shall incur no additional liability or expense in connection therewith.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1. PREPARATION OF FORM S-4, FORM S-1, FORM 10 AND THE PROXY STATEMENT; STOCKHOLDERS MEETING.

          (a) As soon as practicable following the date of this Agreement, the Company and CMC shall prepare and file with the SEC the Form S-4, the Form S-1 (if required), the Form 10 and the Proxy Statement. Each of the Company and CMC shall use its reasonable efforts to have the Form S-4 and Form S-1 (if required) declared effective under the Securities Act, and the Form 10 declared effective under the Exchange Act, as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4, Form S-1 (if required) and Form 10 are declared effective under the Securities Act and the Exchange Act, as the case may be. CMC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of CMC Common Stock in the

     Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

          (b) The Company shall, as soon as practicable following the date on which the Form S-4, Form S-1 (if required) and Form 10 are declared effective, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of voting upon the approval and adoption of this Agreement and upon the Distribution. The Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

     SECTION 5.2. LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use its best efforts to cause to be delivered to CMC a letter of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to CMC, in form and substance reasonably satisfactory to CMC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.3. LETTER OF CMC'S ACCOUNTANTS. CMC shall use its best efforts to cause to be delivered to the Company a letter of Price Waterhouse LLP, CMC's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.4.  ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) The Company shall, and shall cause its subsidiaries to, afford to CMC and its officers, employees, accountants, counsel, financial advisors and other representatives of CMC, reasonable access during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and shall make available to such persons reasonable facilities (including office space and telephones) in connection therewith. During the period prior to the Effective Time, the Company shall, and shall cause its subsidiaries to, furnish promptly to CMC (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Section 13(a) and 15(d) of the Exchange Act, and copies of public portions of each report, schedule, registration statement, and other document filed by it or any subsidiary during such period with any state or Federal banking or bank holding company regulatory authorities, and (ii) all other information concerning its business, properties and personnel as CMC may reasonably request; provided that the Company shall not be required to provide information regarding New Holdings or New Trustco unless such information relates to liabilities that could be incurred by one of the Processing Entities in connection with the transactions contemplated by this Agreement and the other Documents or otherwise has a nontrivial effect on the Retained Business.

          (b) During the period prior to the Effective Time, CMC shall furnish promptly to the Company a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Section 13(a) and 15(d) of the Exchange Act.

          (c) Except as required by law, each of the Company and CMC will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence in accordance with the confidentiality agreements, dated August 17, 1994 (the "CONFIDENTIALITY AGREEMENTS"), between CMC and the Company.

     SECTION 5.5.  LEGAL CONDITIONS TO DISTRIBUTION AND MERGER; LEGAL
COMPLIANCE.

          (a) CMC shall use reasonable efforts to comply promptly with all legal and regulatory requirements which may be imposed on itself or its respective subsidiaries with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with Bank Regulators or other Governmental Entities required to be made or obtained by CMC or its subsidiaries). Subject to the terms and conditions hereof, CMC will, and will cause its subsidiaries to, promptly use its reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, and to satisfy any condition or requirement imposed by, any Bank Regulator, Governmental Entity or other public or private third party, required to be obtained, made or satisfied by CMC or any of its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement (including the Bank Merger).

          (b) The Company will use its reasonable efforts to comply promptly with all legal and regulatory requirements which may be imposed on itself or its respective subsidiaries with respect to the Distribution and the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with Bank Regulators or other Governmental Entities required to be made or obtained by the Company or its subsidiaries). Subject to the terms and conditions hereof, the Company will, and will cause its subsidiaries to, promptly use its reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, and to satisfy any condition or requirement imposed by, any Bank Regulator, Governmental Entity or other public or private third party, required to be obtained, made or satisfied by the Company or any of its subsidiaries in connection with the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement, including without limitation in obtaining the ruling contemplated by the Ruling Request; provided, however, that the Company and its subsidiaries shall not be required hereunder to assume or bear any additional liability in connection with the Bank Merger. The Company agrees that it shall use its reasonable efforts to take, and to cause its subsidiaries to take, such actions as are necessary to assure material compliance by the Retained Company and its subsidiaries with all applicable legal and regulatory requirements relating to employment and benefits matters and other applicable governmental regulations (and in this connection will have due regard to any reasonable request of CMC as to what, if any, such actions should be taken).

          (c) Each of the Company and CMC will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective subsidiaries in connection with the Distribution or the Merger.

          (d) Nothing herein shall obligate any party to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (i) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement, the Bank Merger Agreement (in the form agreed to by CMC, the Company, CMB and USTNY), the Contribution Agreement or the Distribution Agreement so as to render inadvisable the consummation of the Merger, the Bank Merger, the Contribution or the Distribution or (ii) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 6.1(c) (it being understood that compliance by CMC with Section 5.19 shall not constitute such an action). Each of CMC and Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

     SECTION 5.6. RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(p)) requested in writing by CMC (including, if necessary, redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement. Except as requested in writing by CMC, prior to the Stockholders Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or
(ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).

     SECTION 5.7. BENEFIT PLANS. Before the Effective Time, the Company shall, and shall cause USTNY to, take all steps necessary to cause each of the Benefit Plans maintained by the Company or USTNY other than (i) any such Benefit Plan listed in Schedule 5.7 (the Benefit Plans so listed are hereinafter referred to as the "RETAINED PLANS") and (ii) the Transition Bonus Plan adopted by the Retained Company pursuant to Section 5.8(e), to be transferred pursuant to the Distribution Agreement and the Contribution Agreement to New Holdings and to New Trustco, respectively, and to cause New Holdings and New Trustco, respectively, to assume and become solely responsible for all liabilities and obligations of the Company and USTNY under each of the Benefit Plans so transferred. In the case of each such Benefit Plan that is transferred to New Holdings or to New Trustco, the transfer and assumption shall be effected prior to the New Holdings Distribution. Prior to the Effective Time, Company shall, or shall cause its subsidiaries to, inform the Retained Employees (as defined in Section 5.8(a)) of the transfer to, and the assumption by, New Holdings or New Trustco of the liabilities under, the Benefit Plans under which such Retained Employees are covered. The Company shall cooperate with CMC, to the extent requested by CMC to do so, to communicate with the Retained Employees concerning any employee benefit plans, agreements, practices, policies or arrangements of CMC or any of its affiliates to which they will be subject after the Effective Time. The Company shall, and shall cause USTNY to, amend the Retained Plans and take such other steps as may be necessary to:

          (i) cause all stock options granted under the Retained Plans that have not expired or that have not been exercised or cancelled prior to the Effective Time, to be cancelled as of the Effective Time;

          (ii) cause all payments required under the terms of the Retained Plans to be made to the holders of stock options that are to be cancelled as of the Effective Time pursuant to clause (i) above, to be made at the Effective Time or as soon thereafter as practicable;

          (iii) cause payments to be made, at the Effective Time or as soon thereafter as practicable, to all persons with outstanding balances to their credit under the Annual Incentive Plan of U.S. Trust Corporation at the Effective Time, in amounts sufficient to discharge in full the Company's obligations with respect to such balances; and

          (iv) cause each of the Retained Plans other than the Retention Bonus Program to be terminated as soon as all unexercised options under such Plan have been cancelled, and all payments to be made with respect to options or account balances under such Plan have been made, as provided in clauses
     (i), (ii) and (iii) above.

SECTION 5.8.  EMPLOYMENT MATTERS.

          (a) Employment with Retained Business. Schedule 5.8(a) lists all persons who are presently employed by the Retained Company in positions associated with the conduct of the Retained Business, and designates those persons New Holdings or any of its subsidiaries proposes to employ prior to the Closing. CMC agrees to cause the Retained Company or its affiliates to offer to retain approximately 1150 of the employees listed in Schedule 5.8(a) in employment after the Closing and CMC has offered, or will offer, to so employ (i) all employees employed in the MFS Business except for those identified in writing to the Company by the date of this Agreement,
     (ii) all employees employed in the UIT Business except for those identified in writing to the Company by the date of this Agreement and (iii) all other employees listed in Schedule 5.8(a) except for those identified in writing to the Company as soon as possible following the date of this Agreement, but in any event on or before January 1, 1995. Any person listed in
     Schedule 5.8(a) to whom CMC has made, or could make, a timely offer of continuing employment in accordance with the immediately preceding sentence is referred to as a "PROSPECTIVE RETAINED EMPLOYEE". In the event that any of the persons designated on Schedule 5.8(a) as persons New Trustco proposes to become employed with New Trustco or any of its affiliates prior to the Closing are also persons CMC proposes to cause its subsidiaries to offer to retain in employment after the Closing, CMC and the Company agree that their respective representatives shall use their best efforts to resolve the conflict as quickly, effectively and fairly as possible. The offer of continuing employment to be made hereunder shall include provision for the payment of base salary to each such employee at a rate at least equal to the rate of base salary in effect for such employee immediately prior to the Closing. Notwithstanding the foregoing, nothing contained herein shall be construed as obligating CMC, the

     Surviving Corporation or any of its affiliates (x) to offer employment after the Closing to any employee listed in Schedule 5.8(a) whose employment with the Retained Company terminates for any reason prior to the Closing or (y) to maintain any term or condition of employment (including base salary) for any period following the Effective Time, except as provided in Section 5.8(c). Those employees of the Retained Company who accept such offer of continuing employment with one of CMC's subsidiaries pursuant to this Agreement are hereinafter referred to as the "RETAINED EMPLOYEES".

          (b) Employee Benefits. CMC agrees that on and after the Effective Time, the Retained Employees shall be covered under the employee benefit plans, programs, arrangements and policies (including, without limitation, any stock option, bonus and incentive compensation plans) maintained by CMC and its affiliates for their employees (such plans, programs, arrangements, and policies are hereinafter referred to as "CMC'S PLANS"), upon the same terms and conditions as are applicable to other personnel employed by CMC and its affiliates in comparable positions, subject, however, to the following:

             (i) Except as provided in subparagraph (ii) below, service performed by a Retained Employee for USTNY (or for any affiliate of USTNY) prior to the Closing (such service is hereinafter referred to as a Retained Employee's "PRIOR SERVICE") shall be treated as service performed for CMC and its affiliates for purposes of determining (w) the Retained Employee's eligibility to participate in any of CMC's Plans,
        (x) the Retained Employee's satisfaction of any service requirement that is a condition for eligibility to receive any benefit provided under any of CMC's Plans, (y) the Retained Employee's vesting status with respect to any benefit under any of CMC's Plans and (z) the amount of any benefit to which the Retained Employee is entitled under any of CMC's Plans, in any case where the amount of the benefit so provided is determined, in whole or in part, by reference to the length of a participant's service with CMC and its affiliates (it being understood that there shall be no credits to Retained Employees' accounts under CMC's retirement and thrift plans with respect to any period before the Closing Date and that no Retained Employee shall be treated as having been a member of CMC's retirement plan as of any date prior to the Closing Date).

             (ii) In the case of any Retained Employee (x) whose employment with CMC and its affiliates is terminated within two years following the Closing Date, (y) whose "attained age" and his or her "Years of Service" or "units of Credited Service", as those terms are defined in the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, immediately prior to the Closing total 70 or more and (z) who has at least ten years of Prior Service, such Retained Employee's Prior Service shall not be taken into account for purposes of such Retained Employee's eligibility to participate in or receive any benefit provided under any of CMC's Plans that provide post-retirement welfare benefits.

             (iii) Each Retained Employee shall be covered under those of CMC's Plans that are health and welfare plans without exclusion for preexisting conditions.

          (c) Severance and Other Benefits on Termination. CMC agrees to provide any Retained Employee whose employment with CMC and its affiliates is involuntarily terminated (as hereinafter defined) within two years following the Closing Date with the severance benefits and other benefits described in Schedule 5.8(c) in lieu of any severance benefits provided under any of CMC's Plans. For purposes of this Section 5.8(c) and Schedule 5.8(c), a Retained Employee's employment with CMC and its affiliates shall be treated as having been "involuntarily terminated" if he or she is no longer employed by CMC or any of its affiliates as a result of the termination of his or her employment (i) by CMC or any of its affiliates for any reason other than for cause or (ii) by the Retained Employee after
     (A) any reduction in his or her salary or (B) any change, without the Retained Employee's consent, in location of his or her place of employment to a location outside the City of New York or, if such place of employment is not in the City of New York, to a city more than 25 miles distant from the city in which his or her place of employment is located on the Closing Date.

          (d) Data to be Furnished. At the Closing, the Company shall furnish CMC with information as to (i) the rate of base salary in effect for each Retained Employee immediately before the Closing, (ii) each

     Retained Employee's position with the Retained Company immediately before the Closing and (iii) each Retained Employee's Prior Service. CMC agrees to furnish New Holdings and New Trustco with such information as they may request from time to time after the Closing, regarding any Retained Employee's period of service and base salary with CMC and its affiliates.

          (e) Transition Bonus Program. As soon as practicable after the date of this Agreement, the Company shall cause USTNY and its affiliates included in the Retained Business to adopt a program (the "TRANSITION BONUS PROGRAM") pursuant to which each of the employees listed in Schedule 5.8(e) who becomes a Retained Employee shall be entitled to receive from the Retained Company a bonus (the "TRANSITION BONUS") in the amount specified for such employee in Schedule 5.8(e) if the employee completes the period of service with the Retained Company following the Closing Date that is specified for such employee in Schedule 5.8(e) (the employee's "REQUIRED SERVICE"). The Transition Bonus so payable to any such employee shall be paid in the form of a single lump sum cash payment, as soon as practicable after the employee completes his or her Required Service. For purposes of the foregoing, a Retained Employee whose employment with the Retained Company is involuntarily terminated (as defined in Section 5.8(c)) after the Closing Date but before he or she has completed his or her Required Service shall be treated as having completed such Required Service on the day immediately preceding the date on which his or her employment was so terminated. As soon as practicable after the date of this Agreement, the Company shall furnish, or cause its subsidiaries to furnish, each employee listed in Section 5.8(e) with written notice (the form of which notice shall be mutually agreed upon in advance by the Company and CMC) advising the employee of his or her eligibility to participate in the Transition Bonus Program, the amount of the Transition Bonus he or she may become entitled to receive and the Required Service he or she must complete to receive such Bonus.

     SECTION 5.9. EMPLOYMENT AGREEMENTS. The Company shall use reasonable efforts to cause the Retained Company to enter, or to facilitate CMB's or any affiliates' entry, as applicable, into employment agreements with such of the Prospective Retained Employees who are then still employees of the Company or any of its affiliates, as CMC shall have specified to the Company in writing not less than ten business days before the Closing Date on terms satisfactory to CMC. Notwithstanding the foregoing, it is understood and agreed that the failure of any such officer or employee to enter into an employment agreement with CMC or the Retained Company shall not constitute a breach of this Agreement.

     SECTION 5.10. FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, the Distribution, this Agreement, the Distribution Agreement and the transactions contemplated by this Agreement and the other Documents shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement, the Form S-4, the Form S-1 (if required) and the Form 10, shall be shared equally by CMC and the Company.

     SECTION 5.11. DISTRIBUTION. Prior to the Closing, the Company will (a) enter into the Distribution Agreement and the agreements contemplated thereby to which the Company is to be a party and (b) cause each of USTNY, New Holdings and New Trustco to enter into the Distribution Agreement, the Contribution Agreement and each of the other Documents to which it is a party. The Company will, and will cause USTNY, New Holdings and New Trustco to, take all action necessary to effect the Distribution pursuant to the terms of the Distribution Agreement, the Contribution Agreement and the other Documents.

     SECTION 5.12. PUBLIC ANNOUNCEMENTS. CMC on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (it being understood that discussions by the parties with financial analysts or other advisors shall not constitute public statements) with respect to the transactions contemplated by this Agreement and the Distribution Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 5.13. PRIVATE LETTER RULING. The Company and CMC each hereby agree to cooperate with the other party and to use their reasonable best efforts to obtain the private letter ruling contemplated by Section 6.2(c) of this Agreement.

     SECTION 5.14. USE OF NAME. From and after the Closing Date, CMC (i) shall promptly change the name on all documents, stationery and facilities relating to the Retained Business to a name that is not in any way similar to the Company's or USTNY's names (or any name or initial similar thereto). Nothing in this Section shall require CMC to undertake to reissue deposits or rewrite outstanding loans or other agreements or documents except in the ordinary course of business, it being understood, however, that reasonable efforts will be used to change names in accordance with the provisions of the first sentence of this Section.

     SECTION 5.15. UST-CA. Prior to the Closing Date, CMC shall use its best efforts to have The Chase Manhattan Trust Company of California, N.A. ("CHASE CAL") approved (if not already approved) by the California Department of Insurance as a "qualified custodian", "qualified depository" and a "qualified subcustodian", under Section 1104.9 of the California Insurance Code, and to obtain such other approvals or make such other filings as are necessary to qualify such bank or trust company to act as trustee and custodian (or sub-custodian) under the Customer Agreements (as defined in the Contribution Agreement) with respect to which U.S. Trust Company of California, N.A. currently acts as trustee and custodian. The Company and CMC shall use their reasonable best efforts to obtain all necessary consents to substitute Chase Cal as trustee and custodian under such Customer Agreements.

     SECTION 5.16. AFFILIATES. Prior to the Closing Date, the Company shall deliver to CMC a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to CMC on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit VII hereto.

     SECTION 5.17. STOCK EXCHANGE LISTING. CMC shall use its best efforts to cause the shares of CMC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.18. CAPITAL ADEQUACY. On the Closing Date, CMC shall ensure that USTNY, MFSC and UST-WY meet and satisfy all capital adequacy requirements imposed by applicable law, Bank Regulators and other Governmental Entities.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote or consent of the Requisite Stockholders of the Company.

          (b) NYSE Listing. The shares of CMC Company Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) Regulatory Approvals. Each of CMC and the Company shall have obtained all requisite approvals of, or satisfied all requisite filing requirements with, Bank Regulators and other Governmental Entities, including all requisite approvals under, and the expiration of all waiting periods in respect of, the Bank Holding Company Act. No such approval applicable to the Merger, the Distribution or the Bank Merger shall impose any condition or restriction upon CMC or New Holdings, or any of their respective subsidiaries, including, without limitation, any requirement to raise additional capital or to dispose of assets, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement and the Distribution Agreement as to render inadvisable the consummation of the Merger or the Distribution.

          (d) No Injunctions or Restraints. (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered and (ii) no action, suit or other proceeding shall be pending or, to the knowledge of the Company and CMC, threatened by any Governmental Entity that, if successful, would restrict or prohibit the consummation of the transactions contemplated in this Agreement or the other Documents.

          (e) Services Agreement. New Trustco, USTNY and CMC shall have entered into the Services Agreement substantially on the terms and conditions set forth in the Processing Services Term Sheet (as defined in Section 4.4(d)) of date even herewith.

          (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (g) Consummation of the Distribution. The Distribution shall have become effective in accordance with the terms of the Distribution Agreement, the Contribution Agreement and each of the agreements contemplated thereby.

     SECTION 6.2. CONDITIONS TO OBLIGATIONS OF CMC. The obligation of CMC to effect the Merger is further subject to the following conditions, unless waived by CMC:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, except to the extent that any representation or warranty shall be as of a specific date, in which case such representation and warranty shall be true and correct as of such date, and CMC shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect. The Company shall have delivered to CMC a certificate (the "COMPANY BRING DOWN CERTIFICATE"), dated as of the Closing Date and reasonably satisfactory in form to CMC, that sets forth each event that has occurred and each condition that exists that (i) had not occurred or was not in existence as of the date of this Agreement and (ii) if it had occurred or was in existence as of the date of this Agreement would be required to be disclosed pursuant to Section 3.1(g), (h), (l)(iii), (w) or (x). In determining the materiality of the failure of any representation or warranty made by the Company to be true when made, the parties shall consider whether the failure can be remedied by a financial indemnity, whether New Holdings or New Trustco is obligated under the Post Closing Covenants Agreement to indemnify against the failure, and the financial ability of New Holdings or New Trustco, as appropriate, to satisfy any indemnification obligation.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Distribution Agreement at or prior to the Closing Date, and CMC shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Private Letter Ruling. The Service shall have issued and not revoked a private letter ruling (the "PRIVATE LETTER RULING"), reasonably satisfactory in form and substance to CMC, in response to the Ruling Request, substantially to the effect that, on the basis of the facts, representations, and assumptions existing at the Effective Time:

             (i) the contribution by USTNY to New Trustco of certain assets and the assumption of certain liabilities of USTNY by New Trustco, as contemplated by the Contribution Agreement, will qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or as tax-free under Section 351 of the Code;

             (ii) the distribution of all the capital stock of New Trustco to the Company by USTNY, as contemplated by the Distribution Agreement, will be tax-free for Federal income tax purposes to USTNY under Section 361(a) of the Code and to the Company under Section 355(a) of the Code;

             (iii) the contribution by the Company to New Holdings of certain assets (including, without limitation, all of the capital stock of New Trustco) and the assumption of certain liabilities of the Company by New Holdings, as contemplated by the Distribution Agreement, will qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or as tax-free under Section 351 of the Code; and

             (iv) the distribution of the stock of New Holdings on a pro rata basis to the holders of the Company Common Stock will be tax-free for Federal income tax purposes to the Company under Section 361(a) of the Code and to the Company's stockholders under Section 355(a) of the Code.

          (d) Opinion of the Company's Counsel. CMC shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to the Company, and/or in-house counsel of the Company satisfactory to counsel to CMC, to the effect that:

             (i) the Company is a corporation validly existing and in good standing under the laws of the State of New York; USTNY is a bank and trust company validly existing and in good standing under the laws of the State of New York. New Holdings is a corporation validly existing and in good standing under the laws of the State of New York; and New Trustco is a bank and trust company validly existing and in good standing under the laws of the State of New York;

             (ii) each of the Company, USTNY, New Holdings and New Trustco (collectively, the "COMPANY PARTIES") has the power and authority to execute each Document to which it is a party and to consummate the transactions contemplated hereby and thereby; the execution and delivery of the Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by requisite corporate action on the part of each Company Party that is a party thereto and the stockholders of each such Company Party and each Document has been duly executed and delivered by the Company Parties that are party thereto and constitutes a legal, valid and binding obligation of each such Company Party, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors, rights generally and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

             (iii) the execution, delivery and performance of the Documents by each Company Party thereto will not (x) violate any Federal law or the laws of the State of New York or (y) conflict with any provision of the certificate of incorporation or by-laws of the applicable Company Party. Such counsel expresses no opinion, however, as to any violation of any law or regulation which may have become applicable to any Company Party as a result of the involvement of CMC or any of its subsidiaries in the transactions contemplated by this Agreement because of CMC's or any of its subsidiaries' legal or regulatory status or because of any other facts specifically pertaining to CMC or any of its subsidiaries; and

             (iv) any consent, approval, order or authorization of, any registration, declaration or filing with, and any waiting period imposed by, any governmental authority under Federal law or the laws of the State of New York which is required by or with respect to any Company Party in connection with the execution and delivery of the Documents by the Company Parties that are party thereto or the consummation by the Company Parties of the transactions contemplated hereby or thereby, has been obtained or made or, in the case of any such waiting period, has expired. Such counsel expresses no opinion, however, as to any consent or approval which any Company Party may be required to obtain as a result of the involvement of the CMC or any of its subsidiaries in the transactions contemplated by this Agreement because of CMC's or any of its subsidiaries' legal or regulatory status or because of any other facts specifically pertaining to CMC or any of its subsidiaries.

          (e) No Material Adverse Change. Whether or not any event or change is reflected in the Company Bring Down Certificate, since September 30, 1994, there shall have been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, to the business, properties, assets, results of operations, or financial condition of MFSC or of the Processing Entities taken as a whole; provided, however that "material adverse change" for this purpose shall not include (i) any adverse change resulting from economic or market conditions generally affecting businesses engaged in the same or substantially similar activities as the Processing Entities or (ii) any adverse change resulting directly from any action taken by CMC or any subsidiary of CMC except an action specifically permitted or contemplated by this Agreement (including the Bank Merger).

          (f) Dissenters' Rights. Dissenters' Shares shall not constitute more than 5% of the aggregate number of outstanding shares of Company Common Stock.

          (g) Other Documents. Each of the other Documents (other than the Services Agreement) shall have been executed substantially in the forms attached as Exhibits hereto or to the Contribution Agreement or, if not included as Exhibits, in the form mutually agreed to as the parties thereto and CMC, as the case may be, by the applicable parties thereto (other than CMC and its affiliates) and shall have become effective in accordance with its terms. The Company shall have delivered to CMC true, correct and complete copies of each Document to which the CMC is not a party.

          (h) Tax Opinion. CMC shall have received an opinion, based on the representation letters to be delivered pursuant to Section 4.4(c), of O'Melveny & Myers, counsel to CMC, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that CMC and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (i) Amendments to SEC Documents. Since the effective date of the Form S-4 or the Proxy Statement, as applicable, no event with respect to the Company, any subsidiary of the Company or any security holder of the Company has occurred which should have been set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement which has not been set forth in such an amendment or supplement.

          (j) Rule 145 Letters. The Company shall have delivered letters regarding Rule 145 of the Securities Act, substantially in the form of
     Exhibit VII hereto, executed by each affiliate of the Company who will acquire shares of CMC Common Stock in connection with the Merger.

          (k) Anti-Virus Software. MFSC shall have installed anti-virus computer software satisfactory to CMC in its reasonable discretion.

          (l) Compliance with Securities Settlement Regulatory Changes.

             (i) The Asset Management System shall comply with material regulatory requirements.

             (ii) If the Closing Date occurs before June 1, 1995, software modifications required to comply with "T+3" ("T+3 MODIFICATIONS") shall have been completed in all material respects and shall have been operated in a testing environment reasonably satisfactory to CMC.

             (iii) If the Closing Date occurs on or after June 1, 1995, the T+3 Modifications shall have been implemented in production and operating successfully.

          (m) Conversion of Asset Management System. The Asset Management System shall have been modified to operate in a multi-bank environment to the reasonable satisfaction of CMC, subject only to such "work-arounds" as CMC may approve in its reasonable discretion.

     SECTION 6.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions, unless waived by the Company:

          (a) Representations and Warranties. The representations and warranties of CMC set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of CMC set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of CMC by the chief executive officer and the chief financial officer of CMC to such effect. CMC shall have delivered to the Company a certificate (the "CMC BRING DOWN CERTIFICATE"), dated as of the Closing Date and reasonably satisfactory in form to the Company, that sets forth each event that has occurred and each condition that exists that (i) had not occurred or was not in existence as of the date of this Agreement and (ii) if it had occurred or was in existence as of the date of this Agreement would be required to be disclosed pursuant to Section 3.2(f), (g) or (i).

          (b) Performance of Obligations of CMC. CMC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of CMC by the chief executive officer and the chief financial officer of CMC to such effect.

          (c) Private Letter Ruling. The Service shall have issued and not revoked the Private Letter Ruling reasonably satisfactory in form and substance to the Company.

          (d) Opinion of CMC's Counsel. The Company shall have received an opinion dated the Closing Date of O'Melveny & Myers, counsel to CMC, and/or in-house Counsel of CMC, satisfactory to counsel to the Company to the effect that:

             (i) CMC is a corporation validly existing and in good standing under the laws of Delaware;

             (ii) CMC has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of CMC and, if required, its stockholders; and this Agreement has been duly executed and delivered by CMC and constitutes a valid and binding obligation of CMC enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors' rights generally and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

             (iii) the execution, delivery and performance of this Agreement, the Tax Allocation Agreement and the Post Closing Covenants Agreement by CMC will not (x) violate any Federal law or any law of the State of Delaware or (y) conflict with any provision of the certificate of incorporation or by-laws of CMC. Such counsel expresses no opinion, however, as to any violation of any law or regulation which may have become applicable to CMC as a result of the involvement of the Company, New Holdings and any subsidiary of either in the transactions contemplated by this Agreement because of the Company's legal or regulatory status or because of any other facts specifically pertaining to the Company or any of its subsidiaries; and

             (iv) any consent, approval, order or authorization of, any registration, declaration or filing with, and any waiting period imposed by, any governmental authority under Federal law or the law of the State of Delaware, which is required by or with respect to CMC in connection with the execution and delivery of this Agreement by CMC or the consummation of the transactions contemplated hereby has been obtained or made or, in the case of any such waiting period, has expired. Such counsel expresses no opinion, however, as to any consent or approval which CMC may be required to obtain as a result of the involvement of the Company, New Holdings and any subsidiary in the transactions contemplated by this Agreement because of the Company's, New Holdings' or any subsidiary's legal or regulatory status or because of any other facts specifically pertaining to the Company or any of its subsidiaries.

          (e) No Material Adverse Change. Whether or not any event or change is reflected in the CMC Bring Down Certificate, since September 30, 1994, there shall have been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, to the business, properties, assets, results of operations or financial condition of CMC and its subsidiaries taken as a whole, provided, however, that "material adverse change" for this purpose shall not include (i) any adverse change resulting from economic or market conditions generally affecting businesses engaged in the same or substantially similar activities as CMC and its subsidiaries or (ii) any adverse change resulting directly from any action taken by the Company or any subsidiary of the Company except an action specifically permitted or contemplated by this Agreement (including the Bank Merger).

          (f) Tax Opinion. The Company shall have received an opinion, based on the representation letters to be delivered pursuant to Section 4.4(c), of Cravath, Swaine & Moore, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that CMC and the Company will each be a party to that reorganization within the meaning of
     Section 368(b) of the Code.

          (g) Amendments to SEC Documents. Since the effective date of the Form S-4 or the Proxy Statement, as applicable, no event with respect to CMC, any subsidiary of CMC or any security holder of CMC has occurred which should have been set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement which has not been set forth in such an amendment or supplement.

          (h) Other Documents. Each of the other Documents (other than the Services Agreement) shall have been executed substantially in the forms attached as Exhibits hereto or to the Contribution Agreement or, if not included as Exhibits, in the form mutually agreed to by the parties thereto and CMC, as the case may be, by the applicable parties thereto (other than the Company and its affiliates) and shall have become effective in accordance with its terms.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of CMC and the Company; or

          (b) by either CMC or the Company:

             (i) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before the date one year following the date of this Agreement, unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but in no event for more than an additional 90 days) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Stockholders Meeting; or

             (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2.  EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by either the Company or CMC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CMC or the Company, other than the provisions of Section 3.1(r),
     Section 3.2(l), the last two sentences of Section 5.4, Section 5.10, this
     Section 7.2 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, the Distribution Agreement, the Contribution Agreement or any agreement contemplated hereby or thereby.

          (b) If the transactions contemplated by this Agreement are terminated as provided herein:

             (i) CMC shall return all documents and other material received from the Company or its representatives relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company; and

             (ii) all confidential information received by CMC with respect to the businesses of the Company shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (c) CMC has incurred substantial expenses in connection with its examination of the Company and negotiation of this Agreement and shall incur substantial expense in connection with its actions to implement the Merger. If this Agreement is terminated for any reason other than by reason of the failure to satisfy the conditions set forth in Sections 6.1(b) or
     (c); or 6.3(a), (b), (d) (but only if Cravath, Swaine & Moore is prepared to deliver the opinion referred to in 6.3(f) based on representation letters delivered to it in good faith), (e), (g) or (h); or due to a permanent injunction issued at the instance of the United States Department of Justice; or otherwise due to any default on the part of CMC or failure of CMC to obtain all requisite approvals, the Company shall pay to CMC, as liquidated damages, and not a penalty, the sum of (i) $5,000,000, if such termination occurs on or before the date that proxy statements relating to the Merger are first mailed to the Company's stockholders and (ii) $7,500,000, if the termination occurs after the date of such mailing.

     SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of CMC or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (a) on the first Business Day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (b) on the first Business Day occurring on or after the date of delivery if delivered personally or (c) on the first Business Day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to CMC, to

              The Chase Manhattan Corporation
              One Chase Manhattan Plaza
              New York, New York 10081
              Attention: Robert M. MacAllister

              with a copy (which shall not constitute notice) to:

              O'Melveny & Myers
              153 East 53rd Street
              New York, New York 10022-4611
              Attention: William H. Satchell

          (b) if to the Company, to

              U. S. Trust Corporation
              114 West 47th Street
              New York, NY 10036
              Attention: Maureen Scannell Bateman

              with a copy (which shall not constitute notice) to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, NY 10019
              Attention: B. Robbins Kiessling

     SECTION 8.3.  DEFINITIONS.  For purposes of this Agreement:

          (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (c) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 8.4. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the other Documents and the agreements referred to herein and therein or required to be delivered in connection with the transactions contemplated by the Documents and certain side letters of date even herewith exchanged by the parties in connection with the execution of this Agreement constitute the entire agreement, and supersede all prior agreements (other than the Confidentiality Agreement) and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and except for the provisions of Article II, Section 5.7, Section 5.8 and Section 5.9, this Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and, insofar as the Merger is concerned, the Delaware General Corporation Law, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, CMC and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          THE CHASE MANHATTAN CORPORATION

                                              By:  /s/    DEBORAH L. DUNCAN
                                                   -------------------------------------------
                                                   Name:  Deborah L. Duncan
                                                   Title: Executive Vice President and
                                                          Treasurer

                                          ATTEST:

                                                   /s/    RONALD C. MAYER
                                                   -------------------------------------------
                                                   Name:  Ronald C. Mayer
                                                   Title: Secretary

                                          U.S. TRUST CORPORATION

                                              By:  /s/    H. MARSHALL SCHWARZ
                                                   -------------------------------------------
                                                   Name:  H. Marshall Schwarz
                                                   Title: Chairman and CEO

                                          ATTEST:

                                                   /s/    JEFFREY S. MAURER
                                                   -------------------------------------------
                                                   Name:  Jeffrey S. Maurer
                                                   Title: President

                                                                      APPENDIX B
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       AGREEMENT AND PLAN OF DISTRIBUTION

                         DATED AS OF             , 1995

                                     AMONG

                             U.S. TRUST CORPORATION

                    UNITED STATES TRUST COMPANY OF NEW YORK

                         NEW USTC HOLDINGS CORPORATION

                                      AND

                       NEW U.S. TRUST COMPANY OF NEW YORK

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
RECITALS.............................................................................   B-1

                                           ARTICLE I

                                          DEFINITIONS

SECTION 1.1..  Definitions...........................................................   B-1

                                          ARTICLE II

                                CAPITALIZATION OF NEW TRUSTCO;
                   RECAPITALIZATION OF NEW HOLDINGS; MECHANICS OF SPIN-OFFS

SECTION 2.1    Capitalization of New Trustco.........................................   B-2
SECTION 2.2    Recapitalization of New Holdings......................................   B-2
SECTION 2.3    Mechanics of Spin-Offs................................................   B-3
SECTION 2.4    Timing of Spin-Offs...................................................   B-3

                                          ARTICLE III

                                      ANCILLARY AGREEMENTS

SECTION 3.1    Tax Matters...........................................................   B-3
SECTION 3.2    Services Agreement....................................................   B-3
SECTION 3.3    Post Closing Covenants Agreement......................................   B-3

                                           ARTICLE IV

                                      CERTAIN TRANSACTIONS

SECTION 4.1    Transactions Relating to New Trustco Spin-Off.........................   B-3
SECTION 4.2    Transactions Relating to New Holdings Spin-Off........................   B-4
SECTION 4.3    Certain Funds.........................................................   B-5
SECTION 4.4    Assumed Liabilities...................................................   B-5
SECTION 4.5    Further Assurances....................................................   B-5
SECTION 4.6    Benefit Plans.........................................................   B-6
SECTION 4.7    Indebtedness..........................................................   B-6
SECTION 4.8    Certain Custody Arrangements..........................................   B-6

                                           ARTICLE V

                                REPRESENTATIONS AND WARRANTIES

SECTION 5.1    Representations and Warranties of the Company.........................   B-6
SECTION 5.2    Representations and Warranties of New Holdings........................   B-6

                                          ARTICLE VI

                                       CERTAIN COVENANTS

SECTION 6.1    Certain Understandings................................................   B-7

                                                                                       PAGE
                                                                                       ----

                                     ARTICLE VII

                                     CONDITIONS

SECTION 7.1    Recapitalization of New Holdings......................................   B-8
SECTION 7.2    Tax Allocation Agreement..............................................   B-8
SECTION 7.3    Certain Transactions..................................................   B-8
SECTION 7.4    Conditions to Merger Satisfied........................................   B-8
SECTION 7.5    Stockholder Approval..................................................   B-8
SECTION 7.6    Registration of New Holdings Shares...................................   B-8
SECTION 7.7    Quotation on NASDAQ/NMS...............................................   B-8
SECTION 7.8    Regulatory Approvals..................................................   B-8
SECTION 7.9    No Injunctions or Restraints..........................................   B-8
SECTION 7.10   Post Closing Covenants Agreement......................................   B-8

                                    ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1    Termination...........................................................   B-8
SECTION 8.2    Amendments and Waivers................................................   B-9

                                     ARTICLE IX

                                 GENERAL PROVISIONS

SECTION 9.1    Counterparts..........................................................   B-9
SECTION 9.2    Governing Law.........................................................   B-9
SECTION 9.3    Notices...............................................................   B-9
SECTION 9.4    Captions..............................................................   B-9
SECTION 9.5    Assignment............................................................  B-10
SECTION 9.6    Survival of Representations...........................................  B-10
SECTION 9.7    Interpretation........................................................  B-10

EXHIBITS

Exhibit A      Assumption Agreement [Omitted]

SCHEDULES

Schedule 4.2(b)  Company Assets Assigned to New Holdings [Omitted]

     AGREEMENT AND PLAN OF DISTRIBUTION, dated as of             , 1995 (this
"DISTRIBUTION AGREEMENT"), among U.S. TRUST CORPORATION, a New York corporation (the "COMPANY"), UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company and a wholly owned subsidiary of the Company (including any successor by merger, "USTNY"), NEW USTC HOLDINGS CORPORATION, a New York corporation and a wholly owned subsidiary of the Company ("NEW HOLDINGS"), and NEW U.S. TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company and a wholly owned subsidiary of USTNY ("NEW TRUSTCO").

                                    RECITALS

     WHEREAS, the Company and The Chase Manhattan Corporation, a Delaware corporation ("CMC") have entered into an Agreement and Plan of Merger, dated as of November 18, 1994 (the "MERGER AGREEMENT"), providing for the Merger (as defined in the Merger Agreement) of the Company with and into CMC, with CMC as the surviving corporation;

     WHEREAS, immediately prior to the Effective Time (as defined in Section 1.3 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VII of this Distribution Agreement, (i) the Board of Trustees of USTNY expects to distribute as a dividend to the Company all of the outstanding shares of Common Stock (the "NEW TRUSTCO COMMON STOCK"), par value $1.00 per share, of New Trustco (the "NEW TRUSTCO SPIN-OFF ") and (ii) the Board of Directors of the Company expects, following the contribution of the New Trustco Common Stock and certain other assets by the Company to New Holdings, to distribute as a dividend to the holders of Common Stock of the Company, par value $1.00 per share (the "COMPANY COMMON STOCK"), on a pro rata basis, all of the then outstanding shares of Common Stock (the "NEW HOLDINGS COMMON STOCK"), par value $1.00 per share, of New Holdings (the "NEW HOLDINGS SPIN-OFF" and, together with the New Trustco Spin-Off, the "SPIN-OFFS" ); and

     WHEREAS, the purpose of the Spin-Offs is to make possible the Merger by divesting the Company of all businesses and operations other than the Retained Business (as defined in the Merger Agreement). This Distribution Agreement sets forth or provides for certain agreements among the Company, USTNY, New Holdings and New Trustco in consideration of the separation of their ownership.

     NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. As used in this Distribution Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Contribution Agreement):

          "CONTRIBUTION AGREEMENT" shall mean the Contribution and Assumption Agreement dated as of the date hereof between USTNY and New Trustco, in the form attached as Exhibit II to the Merger Agreement.

          "FAIR MARKET VALUE" shall mean, with respect to any asset or property, the sale value that would be obtained in an arms length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "LIMIT AMOUNT" shall mean the sum of (i) the amount described in clause (w) of Section 4.3, plus (ii) the amount described in clause (x)(i) of Section 4.3, plus (iii) the amount described in clause (y) of Section 4.3.

          "MFSC RETAINED LIABILITIES" shall mean the following:

             (i) all liabilities to trade creditors and accounts payable of the Processing Business, but only to the extent fully liquidated and reflected on the Final MFSC Balance Sheet;

             (ii) all duties, obligations and liabilities under Customer Agreements relating to the Processing Business, but not any liability for defaults or damages arising before the Closing Date;

             (iii) all duties, obligations and liabilities under Contracts relating to the Processing Business, but not any liability for defaults or damages arising before the Closing Date;

             (iv) all intercompany obligations of MFSC owing to the Company or USTNY;

             (v) all obligations and duties as a lessee under leases, including the lease at 73 Tremont Street, Boston, MA, between MFSC, as Lessee, and Tremont Land Holding Company, Inc., as Lessor (the "TREMONT LEASE"); and

             (vi) to the extent not included in (i) through (v) above, any liabilities to the extent reflected on the Final MFSC Balance Sheet.

          Notwithstanding anything to the contrary in this Agreement, MFSC Retained Liabilities shall not include any liability for Taxes, except as provided in the Tax Allocation Agreement.

          "TIME OF DISTRIBUTION" shall mean the time as of which the Spin-Offs are effective.

          "TRANSFER AGENT" shall mean USTNY, the transfer agent for the Company Common Stock.

          "UST-WY RETAINED LIABILITIES" shall mean the following:

             (i) all liabilities to trade creditors and accounts payable of the Processing Business, but only to the extent fully liquidated and reflected on the Final UST-WY Balance Sheet;

             (ii) all duties, obligations and liabilities under Customer Agreements relating to the Processing Business, but not any liability for defaults or damages arising before the Closing Date;

             (iii) all duties, obligations and liabilities under Contracts relating to the Processing Business, but not any liability for defaults or damages arising before the Closing Date;

             (iv) all intercompany obligations of UST-WY owing to the Company or USTNY; and

             (v) to the extent not included in (i) through (iv) above, any liabilities to the extent reflected on the Final UST-WY Balance Sheet.

     Notwithstanding anything to the contrary in this Agreement, UST-WY Retained Liabilities shall not include any liability for Taxes, except as provided in the Tax Allocation Agreement.

                                   ARTICLE II

                CAPITALIZATION OF NEW TRUSTCO; RECAPITALIZATION
                    OF NEW HOLDINGS; MECHANICS OF SPIN-OFFS

     SECTION 2.1. CAPITALIZATION OF NEW TRUSTCO. The authorized capital stock of New Trustco currently consists of 100 shares of New Trustco Common Stock, all of which are issued and outstanding and owned beneficially and of record by USTNY.

     SECTION 2.2. RECAPITALIZATION OF NEW HOLDINGS. (a) The authorized capital stock of New Holdings currently consists of 100 shares of Common Stock, par value $1.00 per share (the "EXISTING NEW HOLDINGS COMMON STOCK"), all of which are issued and outstanding and owned beneficially and of record by the Company.

     (b) Immediately prior to the Time of Distribution, the Company shall (i) appropriately cause New Holdings to amend and restate its Certificate of Incorporation to, among other things, provide (x) for an increase in the number of authorized shares of common stock of New Holdings from the number of shares of Existing New Holdings Common Stock authorized prior to such amendment and restatement and (y) that the authorized common stock of New Holdings shall consist of New Holdings Common Stock and (ii) exchange the 100 shares of Existing New Holdings Common Stock owned by the Company for a total number of shares of New Holdings Common Stock equal to the total number of shares of Company Common Stock outstanding as of the Record Date (as defined below) for the Distribution.

     SECTION 2.3.  MECHANICS OF SPIN-OFFS.  The Spin-Offs shall be effected by
(a)(i) the contribution of certain assets by USTNY to New Trustco, and the assumption of certain liabilities of USTNY by New Trustco, in each case as provided in the Contribution Agreement and (ii) the declaration and payment of a dividend by USTNY of all the outstanding capital stock of New Trustco to the Company, as provided for in this Distribution Agreement, followed by (b)(i) the contribution of certain assets (including, without limitation, all of the capital stock of New Trustco and certain other subsidiaries of the Company) by the Company to New Holdings, and the assumption of certain liabilities of the Company by New Holdings, in each case as provided for in this Distribution Agreement and (ii) the distribution to each holder of record of Company Common Stock, as of the close of the stock transfer books on the record date designated by or pursuant to the authorization of the Board of Directors of the Company (the "RECORD DATE"), of certificates representing one share of New Holdings Common Stock multiplied by the number of shares of Company Common Stock held by such holder.

     SECTION 2.4. TIMING OF SPIN-OFFS. Immediately prior to the Effective Time subject to the satisfaction or waiver of the conditions set forth in Article VII, (a) the Board of Trustees of USTNY shall formally declare the New Trustco Spin-Off and pay it by delivery of certificates for New Trustco Common Stock to the Company and (b) the Board of Directors of the Company shall formally declare the New Holdings Spin-Off and pay it by delivery of certificates for New Holdings Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Spin-Offs shall be deemed to be effective upon notification by the Company to the Transfer Agent that the Spin-Offs have been declared and that the Transfer Agent is authorized to proceed with the distribution of New Holdings Common Stock, which notification the Company agrees to deliver promptly following such declarations.

                                  ARTICLE III

                              ANCILLARY AGREEMENTS

     SECTION 3.1. TAX MATTERS. Prior to the Time of Distribution, the parties hereto shall execute and deliver an agreement relating to past and future tax sharing and certain issues associated therewith in the form attached to the Merger Agreement as Exhibit V (the "TAX ALLOCATION AGREEMENT").

     SECTION 3.2. SERVICES AGREEMENT. Prior to the Time of Distribution, USTNY and New Trustco shall execute and deliver the Services Agreement (as defined in the Contribution Agreement).

     SECTION 3.3. POST CLOSING COVENANTS AGREEMENT. Prior to the Time of Distribution, the parties hereto shall execute and deliver the Post Closing Covenants Agreement in the form attached to the Merger Agreement as Exhibit VI (the "POST CLOSING COVENANTS AGREEMENT").

                                   ARTICLE IV

                              CERTAIN TRANSACTIONS

     SECTION 4.1. TRANSACTIONS RELATING TO NEW TRUSTCO SPIN-OFF. Immediately prior to the Time of Distribution, subject to the satisfaction or waiver of the conditions set forth in Article VII:

          (a) USTNY and New Trustco shall execute and deliver the Contribution Agreement; and

          (b) Pursuant to the terms of the Contribution Agreement, USTNY shall assign, transfer, convey and contribute to New Trustco the assets required therein to be assigned, transferred, conveyed and contributed and, in connection therewith, New Trustco shall assume the liabilities required therein to be assumed.

     SECTION 4.2. TRANSACTIONS RELATING TO NEW HOLDINGS SPIN-OFF. Immediately prior to the Time of Distribution and immediately after (x) the transfers described in Section 4.1 and (y) the New Trustco Spin-Off, as provided in
Section 2.3, the Company shall, upon the terms and conditions of this Distribution Agreement, assign, transfer, convey and contribute (or cause the assignment, transfer, conveyance or contribution of) the following (the "ACQUIRED ASSETS") to New Holdings:

          (a) all of the issued and outstanding capital stock of the following subsidiaries:

             (i) New Trustco;

             (ii) U.S. Trust Co. of Florida Savings Bank, a Florida banking corporation;

             (iii) U.S.T.L.P.O. Corp., a Delaware corporation;

             (iv) Campbell, Cowperthwait & Company, a Delaware Corporation;

             (v) U.S. Trust Co. of California, N.A., a national banking association;

             (vi) U.S. Trust Co. of New Jersey, a New Jersey banking corporation;

             (vii) U.S. Trust Company of Connecticut, a Connecticut banking corporation;

             (viii) UST Financial Services Corp., a New York corporation;

             (ix) CTMC Holding Company, an Oregon corporation;

             (x) U.S. Trust Company Limited, a New York banking corporation;

             (xi) Technologies Holding Corporation, a Delaware corporation; and

             (xii) UST Risk Management Services Inc., a New York corporation;

          (b)(i) subject to the provisions of Section 4.3, all monies, cash on hand, deposits with banks, loans, advances, investments (other than equity investments described in the parenthetical in Section 4.2(b)(iii)) and securities (other than securities representing equity investments described in the parenthetical in Section 4.2(b)(iii)) owned by, or held for the account of, the Company;

          (ii) all patents, patent applications, trademarks, trademark registrations, service marks, tradenames, copyrights, or licenses with respect thereto, and all rights to the name "U.S. Trust Corporation" or any other name used or employed by the Company or any of its Affiliates (other than Mutual Funds Service Company, a Delaware corporation and a wholly owned subsidiary of the Company ("MFSC"));

          (iii) all equity or debt investments of the Company in any corporation, joint venture, partnership, trust or other business association (other than the Company's equity investments in MFSC, USTNY and U.S. Trust Company of Wyoming, a Wyoming corporation and wholly owned subsidiary of the Company ("UST-WY"));

          (iv) all records prepared in connection with the Merger contemplated by the Merger Agreement or the sale of the Retained Business, including bids received from other persons and analyses relating to the Processing Business and all books of account, general, financial, accounting and personnel records, files, invoices and similar data owned by the Company on the Closing Date;

          (v) all rights relating to the Assumed Liabilities; and

          (vi) all assets identified in Schedule 4.2(b);

          (c) (i) all monies, cash on hand, deposits with banks, loans, advances, investments and securities owned by, or held for the account of, MFSC; and

          (ii) all equity or debt investments of MFSC (other than MFSC's equity interest in Mutual Funds Service Company (Canada) Ltd.) in any corporation, joint venture, partnership, trust or other business association;

          (d) (i) all monies, cash on hand, deposits with banks, loans, advances, investments and securities owned by, or held for the account of, UST-WY;

          (ii) all patents, patent applications, trademarks, trademark registrations, service marks, tradenames, copyrights, or licenses owned by UST-WY and all rights with respect to the name "U.S. Trust Co. of Wyoming," or any similar name used or employed by UST-WY or any of its Affiliates; and

          (iii) all equity or debt investments of UST-WY in any corporation, joint venture, partnership, trust or other business association.

     Anything herein to the contrary notwithstanding, Acquired Assets do not include the business, properties, assets, goodwill and rights of the Company of whatever kind and nature, real or personal, tangible or intangible that are primarily used or held for use in the Processing Business and the Related Back Office on the Closing Date (other than any names that are Acquired Assets, and any similar names).

     SECTION 4.3. CERTAIN FUNDS. Notwithstanding the foregoing, the Company shall retain, and not distribute or contribute to New Holdings pursuant to
Section 4.2, cash funds equal to the Retention Amount. The "RETENTION AMOUNT" shall mean the sum of (w) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments required to be made with respect to all stock options granted under the 1989 Stock Compensation Plan of U.S. Trust Corporation and the U.S. Trust Corporation Stock Option Plan for Non-Employee Directors that have not expired or that have not been exercised or cancelled prior to the Effective Time (as defined in the Merger Agreement), determined in accordance with the relevant provisions of each such plan on the basis of a "Change in Control" having occurred thereunder with respect to such stock options as a result of the Merger; plus (x) the product of
(i) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments required to be made with respect to all outstanding account balances under the Annual Incentive Plan of U.S. Trust Corporation, determined in accordance with the relevant provisions of such plan (including any amendment thereof made in accordance with the last sentence of Section 4.1(h) of the Merger Agreement) on the basis of a "Change in Control" having occurred thereunder as a result of the Merger, multiplied by
(ii) 0.68875; plus (y) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, required to pay any employer payroll taxes, including the employer's share of FICA and FUTA, due on amounts payable under the plans referred to in clauses (w) and (x); minus (z) the sum of (i) $5.5 million plus (ii) an amount equal to the MFSC Equity Amount plus (iii) an amount equal to the UST-WY Equity Amount.

     At all times at and after the Closing, the Company will retain and be solely responsible for, and the Company hereby agrees to pay, perform and discharge when due, and indemnify New Holdings and hold New Holdings harmless from and against, all liabilities and obligations, but not in excess of the Limit Amount, for amounts payable under each of the plans referred to in clauses
(w) and (x)(i) above, and all liabilities and obligations to pay all employer payroll taxes referred to in clause (y) above.

     SECTION 4.4. ASSUMED LIABILITIES. The parties agree that at or prior to the Time of Distribution, New Holdings shall execute an assumption agreement substantially in the form attached hereto as Exhibit A, pursuant to which New Holdings shall, except as otherwise provided in this Distribution Agreement, the Merger Agreement, the Contribution Agreement or the Tax Allocation Agreement, assume, or agree to be responsible for, all liabilities of the Company, UST-WY and MFSC other than the MFSC Retained Liabilities and the UST-WY Retained Liabilities arising before the Time of Distribution and the liabilities and obligations referred to in the second paragraph of Section 4.3 (the "ASSUMED LIABILITIES") .

     SECTION 4.5. FURTHER ASSURANCES. (a) The parties agree that if after the Time of Distribution, either party holds assets which by the terms hereof or of the Contribution Agreement or the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall promptly assign and transfer or cause to be assigned and transferred such assets to the other party.

     SECTION 4.6. BENEFIT PLANS. Prior to the Time of Distribution, the Company shall transfer each Benefit Plan (as defined in the Merger Agreement) maintained by it other than any Retained Plan (as defined in the Merger Agreement) to New Holdings, and New Holdings agrees to assume and become solely responsible for all liabilities and obligations of the Company under the Benefit Plans so transferred.

     SECTION 4.7. INDEBTEDNESS. Prior to the Time of Distribution, the Company shall, and shall cause its subsidiaries to, redeem or defease the indebtedness set forth in Schedule 4.2(c) to the Merger Agreement.

     SECTION 4.8. CERTAIN CUSTODY ARRANGEMENTS. Prior to the Time of Distribution, the Company shall cause its subsidiary, U.S. Trust of the Pacific Northwest ("PACIFIC NORTHWEST") to enter a sub-custody agreement (the "SUB-CUSTODY AGREEMENT") with USTNY. The Sub-custody Agreement, in form and substance mutually satisfactory to the parties thereto, shall provide, in substance, (i) that USTNY shall furnish sub-custody services with respect to all assets of Standard Insurance Company of Oregon required by law to be maintained with a custodian domiciled in the State of Oregon; (ii) for the pass-through to USTNY of all revenues received with respect to all such custody services furnished to such Customer; (iii) for indemnification of Pacific Northwest by USTNY against all losses, expenses, costs or liabilities associated with or arising from such relationship, except those resulting from its own gross negligence and (iv) in the event USTNY or its successor, or any Affiliate, is at any time eligible to furnish sub-custody services directly to such Customer, then at the request of USTNY or its successor or any Affiliate, Pacific Northwest shall use its reasonable best efforts to obtain all necessary consents to substitute USTNY, any successor, or Affiliate, as the case may be, as trustee or custodian for such Customer.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to New Holdings as follows:

          (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Authority. The Company has all requisite power and authority to execute this Distribution Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Distribution Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and by the stockholders of the Company. This Distribution Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

          (c) No Conflict. The execution, delivery and performance by the Company of this Distribution Agreement will not contravene, violate, result in a breach of or constitute a default under (i) any provision of applicable law or of the certificate of incorporation or by-laws of the Company or other charter or organizational documents, (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, (iii) any Material Contract (as defined in the Merger Agreement) to which the Company is a party or by which the Company or any of its properties is bound or (iv) any debt obligation fully defeased and discharged or fully defeased in substance on or before the Time of Distribution.

          (d) Approvals. No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in the Contribution Agreement) is required in connection with the making or performance by the Company of this Distribution Agreement, except
     (i) approval of the Board of Governors of the Federal Reserve System, (ii) filings with or applications to (A) the FDIC (as defined in the Merger Agreement) and (B) the Banking Department of the State of New York, (iii) filing with the Securities and Exchange Commission ("SEC") of (A) potentially, a registration statement on Form S-1 and (B) a Form 10 (as defined in the Merger Agreement), (iv) filings with various state bank regulatory authorities and
     (v) application for (A) designation of the New Holdings Common Stock as national market system securities on the NASDAQ or (B) listing of the New Holdings Common Stock on the New York Stock Exchange or the American Stock Exchange.

     SECTION 5.2. REPRESENTATIONS AND WARRANTIES OF NEW HOLDINGS. New Holdings hereby represents and warrants to the Company as follows:

          (a) Organization, Standing and Power. New Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Authority. New Holdings has all requisite power and authority to execute this Distribution Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Distribution Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of New Holdings and, to the extent required, by the stockholders of New Holdings. This Distribution Agreement has been duly executed and delivered by New Holdings and constitutes a legal, valid and binding obligation of New Holdings enforceable against it in accordance with its terms.

          (c) No Conflict. The execution, delivery and performance by New Holdings of this Distribution Agreement will not contravene, violate, result in a breach of or constitute a default under (i) any provision of applicable law or of the certificate of incorporation or by-laws of New Holdings or other charter or organizational documents or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Holdings or any of its properties or assets.

          (d) Approvals. No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in the Contribution Agreement) is required in connection with the making or performance by New Holding of this Distribution Agreement, except
     (i) approval of the Board of Governors of the Federal Reserve System, (ii) filings with or applications to (A) the FDIC (as defined in the Merger Agreement and (B) the Banking Department of the State of New York, (iii) filing with the SEC of (A) potentially, a registration statement on Form S-1 and (B) a Form 10 (as defined in the Merger Agreement), (iv) filings with various state bank regulatory authorities and (v) application for (A) designation of the New Holdings Common Stock as national market system securities on the NASDAQ, or (B) listing of the New Holdings Common Stock on the New York Stock Exchange or the American Stock Exchange.

                                   ARTICLE VI

                               CERTAIN COVENANTS

     SECTION 6.1. CERTAIN UNDERSTANDINGS. New Holdings acknowledges that neither the Company nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Assets or Assumed Liabilities not included in this Distribution Agreement or the schedules hereto. New Holdings acknowledges that it will acquire the Acquired Assets without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where is" basis.

                                  ARTICLE VII

                                   CONDITIONS

     The obligations of the Company and New Holdings to consummate the Spin-Offs shall be subject to the fulfillment of each of the following conditions:

     SECTION 7.1. RECAPITALIZATION OF NEW HOLDINGS. The recapitalization of New Holdings in accordance with Section 2.2 hereof shall have been completed substantially as described therein.

     SECTION 7.2. TAX ALLOCATION AGREEMENT. The Tax Allocation Agreement shall have been executed and delivered by each of the Company and New Holdings.

     SECTION 7.3. CERTAIN TRANSACTIONS. All of the transactions or obligations contemplated by Sections 4.1 and 4.2 hereof to be consummated or performed at or prior to the Time of Distribution shall have been successfully consummated or so performed.

     SECTION 7.4. CONDITIONS TO MERGER SATISFIED. Each condition to the closing of the Merger set forth in Article VI of the Merger Agreement, other than the condition to each party's obligations set forth in Section 6.1(g) thereof as to the consummation of the transactions contemplated by this Distribution Agreement, shall have been satisfied or waived.

     SECTION 7.5. STOCKHOLDER APPROVAL. This Distribution Agreement and the New Holdings Spin-Off shall have been approved and adopted by the affirmative vote of the holders of Company Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast.

     SECTION 7.6. REGISTRATION OF NEW HOLDINGS SHARES. Any registration statement filed by New Holdings with the SEC pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in connection with the issuance of New Holdings Common Stock in the New Holdings Spin-Off shall have become effective under the Securities Act or Exchange Act, as applicable, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     SECTION 7.7. QUOTATION ON NASDAQ/NMS. The shares of New Holdings Common Stock to be issued in the New Holdings Spin-Off shall have been designated as national market system securities on the interdealer quotation system by the National Association of Securities Dealers, Inc. or listed on the New York or American Stock Exchanges, subject to official notice of issuance.

     SECTION 7.8. REGULATORY APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Distribution Agreement shall have been obtained or filed or shall have occurred.

     SECTION 7.9. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Offs shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

     SECTION 7.10. POST CLOSING COVENANTS AGREEMENT. The Post Closing Covenants Agreement shall have been executed and delivered by each of CMC, the Company, USTNY, New Holdings and New Trustco.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1. TERMINATION. Notwithstanding anything to the contrary in this Distribution Agreement, this Distribution Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual written consent of the Company and New Holdings in the event the Merger Agreement is terminated by any party thereto in accordance with the terms thereof.

     SECTION 8.2. AMENDMENTS AND WAIVERS. This Distribution Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and consented to by CMC. By an instrument in writing, the parties hereto may waive compliance by any other party with any term or provision of this Distribution Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by the Company, USTNY, MFSC or UST-WY shall be effective unless consented to by CMC.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1. COUNTERPARTS. For the convenience of the parties hereto, this Distribution Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

     SECTION 9.2. GOVERNING LAW. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

     SECTION 9.3. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the first Business Day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (ii) on the first Business Day occurring on or after the date of delivery if delivered personally or (iii) on the first Business Day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          If to the Company or USTNY:

               c/o The Chase Manhattan Corporation
               One Chase Manhattan Plaza
               New York, New York 10081
               Attention: Robert M. MacAllister

          with a copy (which shall not constitute notice) to:

               O'Melveny & Myers
               153 East 53rd Street
               New York, New York 10022
               Attention: William H. Satchell

          If to New Holdings or New Trustco:

               c/o U.S. Trust Corporation
               114 West 47th Street
               New York, New York 10036
               Attention: Maureen Scannell Bateman

          with a copy (which shall not constitute notice) to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019
               Attention: B. Robbins Kiessling

     SECTION 9.4. CAPTIONS. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Distribution Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     SECTION 9.5. ASSIGNMENT. Except as expressly provided herein, nothing contained in this Distribution Agreement is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Distribution Agreement, except that the provisions of Sections 5.1 and 5.2 hereof shall inure to the benefit of the persons referred to therein.

     SECTION 9.6. SURVIVAL OF REPRESENTATIONS. The representations and warranties of New Holdings and New Trustco contained in this Agreement shall survive the Closing and shall terminate at the close of business two years following the Closing Date. The representations of the Company and USTNY contained in this Agreement shall terminate on the Closing Date.

     SECTION 9.7. INTERPRETATION. When a reference is made in this Distribution Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Distribution Agreement unless otherwise indicated. The table of contents and headings contained in this Distribution Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Distribution Agreement. Whenever the words "included", "includes" or "including" are used in this Distribution Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Distribution Agreement shall have the meanings determined by generally accepted accounting principles.

     IN WITNESS WHEREOF, this Distribution Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          U.S. TRUST CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          UNITED STATES TRUST COMPANY OF
                                          NEW YORK

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          NEW USTC HOLDINGS CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          NEW U.S. TRUST COMPANY OF NEW YORK

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          MUTUAL FUNDS SERVICE COMPANY, for
                                          purposes of Section 4.2(c) only,

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          U.S. TRUST COMPANY OF WYOMING, for
                                          purposes of Section 4.2(d) only,

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX C
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     CONTRIBUTION AND ASSUMPTION AGREEMENT

                         DATED AS OF             , 1995

                                    BETWEEN

                              UNITED STATES TRUST
                              COMPANY OF NEW YORK

                                      AND

                       NEW U.S. TRUST COMPANY OF NEW YORK

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
RECITALS.............................................................................   C-1

                                          ARTICLE I
                                         DEFINITIONS

SECTION 1.1.    Definitions..........................................................   C-1

                                          ARTICLE II
                     CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 2.1.    Contribution.........................................................  C-10
SECTION 2.2.    Acquired Assets and Retained Assets..................................  C-10
SECTION 2.3.    Assumption of Certain Liabilities....................................  C-13
SECTION 2.4.    Benefit Plans; Employee Matters......................................  C-14
SECTION 2.5.    Capital Notes........................................................  C-14
SECTION 2.6.    Delayed Assets and Liabilities.......................................  C-15
SECTION 2.7.    Estimated and Final Balance Sheets; Eligible Investment Retention....  C-15

                                          ARTICLE III
                                          THE CLOSING

SECTION 3.1.    Closing Date.........................................................  C-16
SECTION 3.2.    Transactions To Be Effected at the Closing...........................  C-16

                                          ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES

SECTION 4.1.    Representations and Warranties of USTNY..............................  C-17
SECTION 4.2.    Representations and Warranties of New Trustco........................  C-17

                                            ARTICLE V
                                            COVENANTS

SECTION 5.1.    Items in Transit.....................................................  C-18
SECTION 5.2.    Further Assurances...................................................  C-18
SECTION 5.3.    Certain Understandings...............................................  C-19
SECTION 5.4.    Use of Name..........................................................  C-19
SECTION 5.5.    Transferred Processing Receivables...................................  C-19

                                            ARTICLE VI
                                       CONDITIONS PRECEDENT

SECTION 6.1.    Conditions to Each Party's Obligation................................  C-19
SECTION 6.2.    Conditions to Obligations of New Trustco.............................  C-20
SECTION 6.3.    Conditions to the Obligation of USTNY................................  C-20

                                                                                       PAGE
                                                                                       ----
                                               ARTICLE VII
                                     TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1.    Termination..........................................................  C-21
SECTION 7.2.    Amendments and Waivers...............................................  C-21

                                               ARTICLE VIII
                                            GENERAL PROVISIONS

SECTION 8.1.    Notices..............................................................  C-21
SECTION 8.2.    Interpretation.......................................................  C-22
SECTION 8.3.    Survival of Representations..........................................  C-22
SECTION 8.4.    Severability.........................................................  C-22
SECTION 8.5.    Counterparts.........................................................  C-22
SECTION 8.6.    Entire Agreement; Third Party Beneficiaries..........................  C-22
SECTION 8.7.    Governing Law........................................................  C-22
SECTION 8.8.    Consent to Jurisdiction; Waiver of Jury Trial........................  C-22
SECTION 8.9.    Certain Disputes.....................................................  C-23
SECTION 8.10.   Assignment...........................................................  C-24

EXHIBITS [OMITTED]

  Exhibit A               Assumption Agreement
  Exhibit B               Final Balance Sheets
  Exhibit C               Broadway Sublease Term Sheet

SCHEDULES [OMITTED]

  Schedule 1.1A           Significant Accounting Principles
  Schedule 1.1B           Computer Leases
  Schedule 1.1C           Customers who are Affiliates; Customers through Sub-Agreements
  Schedule 1.1D           IAS Business Exclusions
  Schedule 1.1E           September Balance Sheets
  Schedule 2.2(a)(v)      UST Branch Offices
  Schedule 2.2(a)(vi)     Acquired Business Leases
  Schedule 2.2(a)(xv)     Ownership Interests
  Schedule 2.2(a)(xxiv)   Certain Acquired Assets

                     CONTRIBUTION AND ASSUMPTION AGREEMENT

     CONTRIBUTION AND ASSUMPTION AGREEMENT dated as of             , 1995 (the
"AGREEMENT" or "CONTRIBUTION AGREEMENT"), between UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company (including any successor by merger, "USTNY"), and NEW U.S. TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company and a wholly owned subsidiary of USTNY ("NEW TRUSTCO").

                                    RECITALS

     WHEREAS, U.S. Trust Corporation, a New York corporation (the "COMPANY"), of which USTNY is a wholly owned subsidiary, and The Chase Manhattan Corporation, a Delaware corporation ("CMC"), have entered into an Agreement and Plan of Merger, dated as of November 18, 1994 (the "MERGER AGREEMENT"), providing for the Merger (as defined in the Merger Agreement) of the Company with and into CMC, with CMC as the surviving corporation;

     WHEREAS, immediately prior to the Effective Time (as defined in Section 1.3 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VI of this Contribution Agreement and the consummation of the transactions contemplated hereby, (i) the Board of Trustees of USTNY expects to distribute as a dividend to the Company all of the outstanding shares of Common Stock (the "NEW TRUSTCO COMMON STOCK"), par value $1.00 per share, of New Trustco (the "NEW TRUSTCO SPIN-OFF"), (ii) the Board of Directors of the Company expects to contribute the New Trustco Common Stock and certain other assets of the Company to New USTC Holdings Corporation, a New York corporation ("NEW HOLDINGS"), which will be a newly formed wholly owned subsidiary of the Company, and (iii) the Board of Directors of the Company expects, following the contribution of the New Trustco Common Stock to New Holdings, to distribute as a dividend to the holders of Common Stock of the Company, par value $1.00 per share (the "COMPANY COMMON STOCK"), on a pro rata basis, all of the then outstanding shares of Common Stock (the "NEW HOLDINGS COMMON STOCK"), par value $1.00 per share, of New Holdings (the "NEW HOLDINGS SPIN-OFF" and, together with the New Trustco Spin-Off, the "SPIN-OFFS"); and

     WHEREAS, the purpose of the Spin-Offs is to make possible the Merger by divesting the Company of all businesses and operations other than the Retained Business (as defined in the Merger Agreement). This Contribution Agreement provides for the transfer to, and assumption by, New Trustco, in anticipation of the New Trustco Spin-Off, of the businesses, assets and liabilities of USTNY other than the Processing Business and the Related Back Office and the assets and liabilities relating thereto (the "CONTRIBUTION"), and sets forth certain agreements between USTNY and New Trustco in respect thereof.

     NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. For purposes of this Agreement, the terms defined in the recitals hereto shall have the meanings assigned to them in such recitals, and the following terms shall have the meanings set forth below:

          "ABANDONED PROPERTY" shall mean any funds or securities which are payable or deliverable to third parties in connection with USTNY's activities as trustee, custodian, paying agent or in a similar capacity, and which have become "abandoned property" within the meaning of the New York Abandoned Property Law or other applicable Federal or state laws (regardless of whether such property has been delivered by USTNY to any governmental authority entitled to or responsible for abandoned property).

          "ACCOUNTING PRINCIPLES" shall mean the accounting principles set forth on Schedule 1.1A hereto.

          "ACQUIRED ASSETS" shall have the meaning assigned to such term in
     Section 2.2(a).

          "ACQUIRED BUSINESS" shall mean all the businesses of USTNY, including the Asset and Investment Management Business, the Corporate Trust and Agency Business and the Private Banking Business, other than the Processing Business and the Related Back Office.

          "ACQUIRED THIRD-PARTY SERVICE AGREEMENTS" shall mean the third-party services agreements related to the Related Back Office and maintained for, and used predominantly by, the Acquired Business.

          "ADJUSTMENT AMOUNT" shall mean the sum of (i) the excess of (A) the aggregate amount of the Statement Liabilities on the Final Processing Balance Sheet over (B) the aggregate amount of the Statement Assets (without inclusion of any Eligible Investments or funds to be retained by USTNY at the Closing pursuant to Section 2.7(b)), minus(ii) the MFSC Equity Amount, plus (iii) the Computer Lease Adjustment Amount, plus (iv) the Retained Bank Plans Amount, plus (v) the Real Property Transfer Tax Amount, plus (vi) the Transition Bonus Amount, plus (vii) the Post-Retirement Benefit Adjustment Amount, plus (viii) the Put Adjustment Amount, minus
     (ix) the UST-WY Equity Amount, plus (x) the sum of (A) $5.5 million plus
     (B) an amount equal to the MFSC Equity Amount plus (C) an amount equal to the UST-WY Equity Amount.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "ANTICIPATION ADVANCES" shall have the meaning assigned to such term in Section 2.2(b).

          "ASSET AND INVESTMENT MANAGEMENT BUSINESS" shall mean the asset and investment management business of USTNY and its Affiliates ("AIM"), as conducted in the case of USTNY by its Asset Management Group, which consists of administration of personal and family trusts and estates, estate planning services, providing special fiduciary services, broker-dealer services, custody services with respect to assets managed by AIM, providing tax services and financial counseling and acting as a discretionary trustee or an investment manager for stocks, bonds, separately managed or pooled accounts, common trust funds and other financial assets for individuals and entities including without limitation, mutual funds, institutions and employee benefit plans.

          "ASSET MANAGEMENT SYSTEM" shall mean the computer software (including all source and object codes, manuals and related documentation) comprising the core trust and custody software system utilized by USTNY in the Processing Business and its other businesses, which system is owned by Financial Technologies International, L.P. ("FTI"). The Asset Management System includes both the AMS/Open Product (consisting of the (i) AMS/Open Customer Information System Product, (ii) AMS/Open Access Security Product,
     (iii) Investor Information Workbench Product, (iv) Administrators Information Workbench Product and (v) Global Securities Industry Relational Data Model) and the AMS/1 System.

          "ASSET MANAGEMENT SYSTEM AGREEMENTS" shall mean any and all agreements with FTI or any third party relating to the Asset Management System, including (i) the letter agreement between FTI and USTNY dated August 29, 1994, relating to the AMS/1 system, (ii) the letter agreement between FTI and USTNY dated August 29, 1994, relating to the AMS/Open Product, and
     (iii) the Demonstration and Licensing Agreement between FTI and USTNY dated August 29, 1994.

          "ASSUMED LIABILITIES" shall have the meaning assigned to such term in
     Section 2.3(a).

          "ASSUMPTION AGREEMENT" shall mean an assumption agreement in the form of Exhibit A, pursuant to which New Trustco confirms its assumption of, and its agreement to pay, perform and discharge, the Assumed Liabilities.

          "BANK PROCESSING SERVICES" shall mean loan processing services, deposit processing services, check processing services, payments processing services, cash management processing services, electronic funds transfer services, ATM switching and settlement services, related bank records and retrieval services, and other related processing services.

          "BOOK VALUE" shall mean, with respect to any asset or liability, the dollar amount thereof reflected in the accounting records of USTNY. The Book Value of any item shall be determined as of the Closing Date after adjustments made by USTNY for suspense items, unposted debits and credits and other similar adjustments or corrections. Without limiting the foregoing, the Book Value of (i) a Retained Liability shall include all accrued and unpaid interest thereon as of the Closing Date, (ii) an overdraft or loan shall reflect adjustments for accrued but unpaid interest, (iii) a Retained Asset that is a financial asset shall not include adjustments for reserves in the accounting records of USTNY and
     (iv) any other Retained Asset shall be reflected net of applicable depreciation and amortization.

          "BROADWAY LEASE" shall mean the Lease Agreement dated as of June 20, 1980, as amended, between New York Equities, Inc., as Lessor, and USTNY, as Lessee, relating to space in the building located at 770 Broadway, New York, New York.

          "BROADWAY LEASE PUT" shall mean the letter agreement dated November 8, 1994, between New York Equities Company and USTNY relating to the potential subletting, at the option of USTNY, to New York Equities Company of certain floors covered by the Broadway Lease.

          "BROADWAY SUBLEASE" shall mean a sublease between USTNY as sublessor, and New Trustco as sublessee, relating to portions of the premises at 770 Broadway, New York, New York, to be entered into on substantially the terms set forth on the Term Sheet attached as Exhibit C.

          "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

          "CAPITAL NOTES" shall mean the 8 1/2% Capital Notes due 2001 of USTNY.

          "CLOSING" shall mean the closing hereunder of the assignment and transfer of the Acquired Assets and the transfer and assumption of the Assumed Liabilities.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CMB" shall mean The Chase Manhattan Bank (National Association), a national banking association and a wholly owned subsidiary of CMC.

          "CMC" shall have the meaning assigned to such term in the Recitals hereof.

          "COMPANY" shall have the meaning assigned to such term in the Recitals hereof.

          "COMPANY COMMON STOCK" shall have the meaning assigned to such term in the Recitals hereof.

          "COMPUTER LEASE" shall mean any lease under which USTNY is the lessee of data processing equipment or computer hardware used solely or predominantly to support, or reasonably necessary to the conduct of, the Processing Business and the Related Back Office. Any lease or licensing agreement for system or application software that is hard-coded into such equipment or computer hardware shall constitute a Computer Lease.

          "COMPUTER LEASE ADJUSTMENT AMOUNT" shall mean the product of (x) the aggregate termination payments that would be required to be made to the lessors under the Computer Leases listed on Schedule 1.1B if such leases were terminated effective as of the Closing Date, determined in each case by agreement of New Trustco and CMC in accordance with the terms of the relevant lease multiplied by (y) 0.585.

          "CONTRACTS" shall have the meaning assigned to such term in Section 2.2(b).

          "CONTRIBUTION" shall have the meaning assigned to such term in the Recitals hereof.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

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          "CORPORATE TRUST AND AGENCY BUSINESS" shall mean the corporate trust and agency business of USTNY and its Affiliates, which consists of acting as trustee for the holders of interests representing obligations under bonds, debentures, leases, structured obligations, derivative and asset-backed securities, and voting trusts, acting as registrar, tender agent, voting trustee, solicitation agent, drawing agent, authenticating agent, warrant agent, paying agent, issuing agent, depositary or exchange agent for cash, securities or other property (other than Registered Investment Company securities), acting as fiscal agent under public bond resolutions, acting as an escrow agent, transfer agent or collateral agent for public and private corporations, partnerships (but not Registered Investment Companies) and municipalities and acting as bond immobilization agent.

          "CUSTOMER AGREEMENTS" shall mean any contracts, agreements, trusts, indentures, arrangements and other understandings between USTNY and any Customer, including any indirect arrangement under which an Affiliate of USTNY has appointed USTNY to act as subcustodian, sub-agent or in a similar capacity, pursuant to which the Processing Business renders Processing Services to such Customers.

          "CUSTOMERS" shall mean the customers and clients (other than Excluded Customers) of the Processing Business in their capacity as such. Without limiting the foregoing, the term "Customers" includes, in the case of the UIT Business, Unit Trusts and sponsors of Unit Trusts; in the case of the MFS Business, Investment Companies and Investment Company sponsors and managers; and in the case of the IAS Business, insurance companies, banks, limited partnerships, endowments, foundations and pension, retirement and benefit plans. Notwithstanding anything to the contrary contained in this Agreement, except to the extent specified on Schedule 1.1C, neither the Company nor any subsidiary of the Company shall be deemed to be a Customer. Each person who has an indirect customer or client relationship with the Processing Business through an Affiliate of USTNY that has appointed USTNY to act as subcustodian, sub-agent or in a similar capacity, shall be deemed a Customer for purposes hereof and are identified on Schedule 1.1C.

          "DATA PROCESSING LICENSE" shall mean a lease or licensing agreement, and any related support agreements, under which USTNY is the lessee of or has a license to use systems or application software, which is used to support, or is reasonably necessary to the conduct of, the UIT Business, the MFS Business or the IAS Business, other than (i) any such lease or licensing agreement that is a Computer Lease and (ii) the Asset Management System Agreements.

          "DELAYED ASSET" shall have the meaning assigned to such term in
     Section 2.6(a).

          "DELAYED LIABILITY" shall have the meaning assigned to such term in
     Section 2.6(a).

          "DEPOSIT" shall mean a deposit, as defined in 12 U.S.C. 1813(1), including all uncollected items included in a depositor's balance and credited on the books of USTNY.

          "DISTRIBUTION AGREEMENT" shall mean the Agreement and Plan of Distribution, substantially in the form of Exhibit I to the Merger Agreement, to be entered into among the Company, USTNY, New Holdings and New Trustco, pursuant to which, among other things, the Spin-Offs will be effected.

          "DOCUMENTS" shall mean this Agreement, the Assumption Agreement, the Merger Agreement, the Distribution Agreement, the Post Closing Covenants Agreement, the Tax Allocation Agreement, the Services Agreement, the Forty-Seventh Street Lease Assignment, the Broadway Sublease and the License Agreement.

          "ELIGIBLE INVESTMENTS" shall mean direct obligations of the United States of America having at the Closing Date a remaining term to maturity not in excess of one year.

          "ESTIMATED BALANCE SHEETS" shall mean the Estimated Processing Balance Sheet, the Estimated MFSC Balance Sheet and the Estimated UST-WY Balance Sheet.

          "ESTIMATED MFSC BALANCE SHEET" shall mean a balance sheet prepared by USTNY with respect to the assets and liabilities of MFSC as of the close of business on the day immediately prior to the Closing Date, but giving effect to the transfers of assets of MFSC to New Holdings contemplated by
     Section 4.2

                                       C-4
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     of the Distribution Agreement. The Estimated MFSC Balance Sheet shall be in the form of Exhibit B and shall be prepared in accordance with the Accounting Principles on the same basis as MFSC's audited balance sheet for its fiscal year ended December 31, 1993 and in accordance with the provisions of Section 2.7.

          "ESTIMATED UST-WY BALANCE SHEET" shall mean a balance sheet prepared by USTNY with respect to the assets and liabilities of UST-WY as of the close of business on the day immediately prior to the Closing Date, but giving effect to the transfers of assets of UST-WY to New Holdings contemplated by Section 4.2 of the Distribution Agreement. The Estimated UST-WY Balance Sheet shall be in the form of Exhibit B and shall be prepared in accordance with the Accounting Principles on the same basis as UST-WY's balance sheet for its fiscal year ended December 31, 1993 and in accordance with the provisions of Section 2.7.

          "ESTIMATED PROCESSING BALANCE SHEET" shall mean an estimated balance sheet prepared by USTNY with respect to the Retained Assets and Retained Liabilities of USTNY (to the extent they would appear on a balance sheet prepared in accordance with the Accounting Principles) as of the close of business on the day immediately prior to the Closing Date. The Estimated Processing Balance Sheet shall be in the form of Exhibit B, and shall be prepared in accordance with the provisions of Section 2.7.

          "EXCLUDED CUSTOMERS" shall mean Lafayette College Endowment, Hallmark Cards and Florida Prepaid College Program.

          "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by The Wall Street Journal, Eastern Edition or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by CMB from three Federal funds brokers of recognized standing selected by it.

          "FINAL BALANCE SHEETS" shall mean the Final Processing Balance Sheet, the Final MFSC Balance Sheet and the Final UST-WY Balance Sheet.

          "FINAL MFSC BALANCE SHEET" shall mean a balance sheet prepared by USTNY with respect to the assets and liabilities of MFSC as of the close of business on the day immediately prior to the Closing Date, but giving effect to the transfers of assets of MFSC to New Holdings contemplated by
     Section 4.2 of the Distribution Agreement. The Final MFSC Balance Sheet shall be in the form of Exhibit B and shall be prepared in accordance with the Accounting Principles on the same basis as MFSC's audited balance sheet for its fiscal year ended December 31, 1993 and in accordance with the provisions of Section 2.7.

          "FINAL PROCESSING BALANCE SHEET" shall mean a balance sheet prepared by USTNY with respect to the Retained Assets and Retained Liabilities of USTNY (to the extent they would appear on a balance sheet prepared in accordance with the Accounting Principles) as of the close of business on the day immediately prior to the Closing Date. The Final Processing Balance Sheet shall be in the form of Exhibit B, and shall be prepared in accordance with the provisions of Section 2.7.

          "FINAL UST-WY BALANCE SHEET" shall mean a balance sheet prepared by USTNY with respect to the assets and liabilities of UST-WY as of the close of business on the day immediately prior to the Closing Date, but giving effect to the transfers of assets of UST-WY to New Holdings contemplated by
     Section 4.2 of the Distribution Agreement. The Final UST-WY Balance Sheet shall be in the form of Exhibit B and shall be prepared in accordance with the Accounting Principles on the same basis as UST-WY's balance sheet for its fiscal year ended December 31, 1993 and in accordance with the provisions of Section 2.7.

          "FIXTURES" shall mean all leasehold improvements, additions and alterations to leasehold premises as of the Closing Date.

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

          "FLOAT AMOUNT" shall mean the amount, as reflected on the Final Balance Sheets, of any check, draft, payment order or similar item originating from the Processing Business and payable by or drawn upon a Customer account at USTNY that has not, as of the close of business on the day immediately prior to the Closing Date, been paid by or charged against such account.

          "FORTY-SEVENTH STREET LEASE" shall mean, collectively, the Lease dated as of September 10, 1987, between 46-47 Associates, as Lessor, and USTNY, as Lessee, relating to space at 114 West 47th Street, New York, New York; the Subordination Agreement dated as of September 10, 1987, between USTNY and 1133 Building Corp.; the Right of First Refusal dated as of September 10, 1987, between USTNY and 46-47 Associates; and the Agreement dated as of September 10, 1987, among USTNY, 46-47 Associates and 1155 Office Building Corp.; each agreement heretofore entered into by USTNY relating to or supplementing any of the foregoing; and each amendment, clarification and modification to or under any of the foregoing, all as set forth, or incorporated by reference in Exhibits 10.5, 10.6, 10.7 and 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed with the SEC.

          "FORTY-SEVENTH STREET LEASE ASSIGNMENT" shall mean, collectively, the assignments to New Trustco of, and assumption by New Trustco of, all USTNY's rights, benefits, duties and obligations under the Forty-Seventh Street Lease. The Forty-Seventh Street Lease Assignment shall be in such form as may be agreed to by New Trustco, USTNY and other parties thereto and approved by CMC.

          "FURNITURE AND EQUIPMENT" shall mean the furniture and equipment (other than equipment subject to a Computer Lease) owned or (to the extent of the lessee's interest) leased by USTNY as of the Closing Date that, in each case, is currently used in, or is reasonably necessary for, the conduct of the Processing Business and Related Back Office.

          "GOVERNMENTAL ENTITY" shall mean any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency or self-regulatory agency, domestic or foreign.

          "IAS BUSINESS" shall mean the institutional asset services business of USTNY and its Affiliates, as conducted by the Company's Institutional Asset Services Division, which includes master trust and custody services, zero-balance account services conducted for Customers (including Merrill Lynch and Nike), securities processing services, global custody services, on-line accounting and reporting, quantitative analysis, securities lending services, short term money management services related to custody services, investment manager services, rabbi trust services, benefit payment services and portfolio performance evaluation services, in each case, provided to corporate employee retirement, pension or benefit funds, 401(k) plans, public funds, endowments and foundations, limited liability companies, group trusts, insurance companies and financial institutions; provided, however, that the IAS Business does not include (i) USTNY's corporate, municipal and employee stock ownership plan trust and agency business, (ii) the business conducted by CTMC Holding Company, an Oregon corporation, and U.S. Trust of the Pacific Northwest, an Oregon corporation, in each case, as described on Schedule 1.1D hereto or (iii) the business conducted by the Special Fiduciary Division of U.S. Trust of California, as described on
     Schedule 1.1D hereto, or, in each case, any assets, liabilities, agreements or personnel thereof, or used exclusively therewith, and not of, or reasonably necessary to, the conduct of the Processing Business.

          "LICENSE AGREEMENT" shall mean a Software License Agreement substantially in the form of Exhibit IV to the Merger Agreement.

          "LIEN" shall mean any mortgage, lien, pledge, charge, assignment for security purposes or security interest.

          "LIQUIDATION VALUE" shall mean with respect to any unit of any Eligible Investment on any Business Day, (i) the price at which such unit is sold on such Business Day or at the opening of the market on the next following Business Day or (ii) if such unit is not so sold, the average of the bid price for such unit on that Business Day obtained by CMB from three established dealers on the principal United States inter-dealer market in which such Eligible Investment is regularly traded.

          "MERGER AGREEMENT" shall have the meaning assigned to such term in the Recitals hereof.

          "MFS BUSINESS" shall mean the mutual funds services business of the Company and its subsidiaries (including MFSC), which includes providing domestic and global custody, transfer agency, fund accounting, funds administration, securities lending and related banking and cash management services to Registered Investment Companies.

          "MFSC" shall mean Mutual Funds Service Company, a Delaware corporation and a wholly owned subsidiary of the Company.

          "MFSC EQUITY AMOUNT" shall mean the amount of MFSC's net worth as shown as a liability on the Estimated MFSC Balance Sheet and the Final MFSC Balance Sheet, which shall be equal to the excess of (x) the aggregate assets reflected on such balance sheet over (y) the aggregate liabilities reflected on such balance sheet.

          "NEW HOLDINGS" shall have the meaning assigned to such term in the Recitals hereof.

          "NEW HOLDINGS COMMON STOCK" shall have the meaning assigned to such term in the Recitals hereof.

          "NEW HOLDINGS SPIN-OFF" shall have the meaning assigned to such term in the Recitals hereof.

          "NEW TRUSTCO" shall have the meaning assigned to such term in the introduction hereof.

          "NEW TRUSTCO COMMON STOCK" shall have the meaning assigned to such term in the Recitals hereof.

          "NEW TRUSTCO DOCUMENTS" shall have the meaning assigned to such term in Section 4.2(b).

          "NEW TRUSTCO SPIN-OFF" shall have the meaning assigned to such term in the Recitals hereof.

          "PERSON" shall mean any natural person, corporation, partnership, business trust, joint venture, association, company or government, or any agency or political subdivision thereof.

          "POST CLOSING COVENANTS AGREEMENT" shall mean an agreement among CMC, CMB, the Company, USTNY, New Holdings and New Trustco in the form of
     Exhibit VI to the Merger Agreement, relating to certain post-closing obligations of the parties thereto.

          "POST-RETIREMENT BENEFIT ADJUSTMENT AMOUNT" shall mean $1,750,000.

          "PRIVATE BANKING BUSINESS" shall mean the private banking business of USTNY and its Affiliates which consists of the provision of a full range of commercial banking and fiduciary services to individuals, families, family offices, partnerships and other entities. Services and products provided by the Private Banking Business include checking accounts, money market accounts, certificates of deposit, secured and unsecured loans, mortgage loans, lines of credit, letters of credit, custody and securities administration services, secured broker loans and cash management services offered to securities industry participants and financial institutions (other than Customers).

          "PROCESSING BUSINESS" shall mean the UIT Business, the MFS Business and the IAS Business, collectively.

          "PROCESSING BUSINESS ABANDONED PROPERTY" shall mean Abandoned Property relating to Termination Account Liabilities and to other claims arising from accounts of Customers.

          "PROCESSING SERVICES" shall mean those services which, as of the date hereof, are being regularly and customarily provided to Customers by the UIT Business, the MFS Business and the IAS Business.

          "PUT ADJUSTMENT AMOUNT" shall mean $250,000.

          "REAL PROPERTY TRANSFER TAX AMOUNT" shall mean the product of (i) the aggregate amount of New York City real property transfer and real property transfer gains taxes payable by USTNY in connection with the transfer to New Trustco of the Forty-Seventh Street Lease and other leasehold interests as part of the Contribution and in connection with USTNY's entry into the Broadway Sublease and (ii) 0.585.

          "REGISTERED INVESTMENT COMPANY" shall mean an "investment company", as such term is defined in Section 3 of the Investment Company Act of 1940, as amended, which is registered as an investment company with the SEC in accordance with Section 8 of such Act.

          "RELATED BACK OFFICE" shall mean USTNY's Computer Services Division and Securities Services and Trust Operations Division, including the computer equipment, laser printers, bar coding and mailing machines, other furniture, fixtures and equipment, inventory and supplies and other property and assets thereof (but not stationery or other forms or blanks reflecting USTNY's or any similar name), but not including any furniture, fixtures, equipment or facilities solely related to providing Bank Processing Services.

          "RELATED SCHEDULES" shall have the meaning assigned to such term in
     Section 2.7(b).

          "REQUIRED CONSENT" shall mean, with respect to any agreement, lease or contract, any consent, waiver or agreement of any party thereto (other than USTNY) or of any other person that is legally required in order to effect the assignment and transfer thereof to New Trustco, the assumption thereof by New Trustco, and the release therefrom of USTNY, as contemplated hereby. For purposes hereof, a Required Consent may be obtained pursuant to a waiver of consent and release and shall also be deemed to have been obtained if a person party to such agreement, lease or contract agrees to enter into (or enters into) an agreement with New Trustco or an Affiliate of New Trustco (a "SUBSTITUTE AGREEMENT"), which supersedes, and releases USTNY from, and serves a substantially similar function as, such agreement, lease or contract.

          "RETAINED ASSETS" shall have the meaning assigned to such term in
     Section 2.2(b).

          "RETAINED BANK PLAN AMOUNT" shall mean the sum of the aggregate amounts, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments (i) required to be made as of or after the Effective Time under the 1986 Stock Option Plan, plus (ii) required to pay employer payroll taxes, including the employer's share of FICA and FUTA, due with respect to the payments described in clause (i) above.

          "RETAINED EMPLOYEES" shall have the meaning assigned to such term in
     Section 5.8(a) of the Merger Agreement.

          "RETAINED LIABILITIES" shall have the meaning assigned to such term in
     Section 2.3(b).

          "SEC" shall mean the Securities and Exchange Commission.

          "SEPTEMBER BALANCE SHEETS" shall mean the balance sheets of (i) the Processing Business and the Related Back Office, (ii) MFSC and (iii) UST-WY, in each case at September 30, 1994, as set forth on Schedule 1.1E hereto.

          "SERVICES AGREEMENT" shall mean an agreement or agreements between USTNY and New Trustco to be entered into substantially on the terms set forth in the Services Agreement Term Sheet dated the date of the Merger Agreement and signed for identification purposes on behalf of the Company and CMC.

          "SPIN-OFFS" shall have the meaning assigned to such term in the Recitals hereof.

          "STATEMENT ASSETS" shall mean all the assets of the Processing Business and the Related Back Office reflected on the Final Processing Balance Sheet, including the Eligible Investments and funds to be retained by USTNY on the Closing Date.

          "STATEMENT LIABILITIES" shall mean all the Deposits and other Retained Liabilities which are reflected on the Final Processing Balance Sheet.

          "SUBSTITUTE AGREEMENT" shall have the meaning assigned to such term in the definition of the term Required Consent.

          "TAX ALLOCATION AGREEMENT" shall mean the Tax Allocation Agreement, substantially in the form of Exhibit V to the Merger Agreement, to be entered into among the Company, USTNY, New Holdings and CMC.

          "TAXES" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges (and all penalties and interest relating thereto) imposed by a governmental authority pursuant to the exercise of its power to tax.

          "TERMINATION ACCOUNT LIABILITIES" shall mean (i) Deposit liabilities of the Processing Business in respect of units of Unit Trusts which have been redeemed and which are payable upon surrender of the certificates evidencing such units and (ii) similar Deposit liabilities attributable to the UIT Business and reflected in the "termination account" on the books and records of the Processing Business.

          "TRANSFERRED PROCESSING RECEIVABLES" shall mean all receivables of the Processing Business including receivables relating to advances, claims of payments, extensions of credit, overdrafts and amounts paid on Customer accounts of paying agents, brokers, depositories or other third parties outstanding as of the close of business on the day immediately prior to the Closing Date that, at such time, (i) are subject to any dispute with the Customer that is the account debtor in respect of such receivable, (ii) contravene in any material respect any laws, rules or regulations applicable thereto or (iii) have been assigned to a collection agency or are more than 120 days past the date of advance or the date payable.

          "TRANSITION BONUS AMOUNT" shall mean an amount equal to the product of
     (x) the Company's Share of the Program Cost, multiplied by (y) a fraction equal to 0.68875. For purposes of the foregoing, the "Company's Share of the Program Cost" shall mean an amount equal to the sum of the products, determined separately for each employee who is a Retained Employee at the Effective Time, of (i) the amount of the Transition Bonus specified in
     Schedule 5.8(e) of the Merger Agreement for such employee, multiplied by
     (ii) a fraction, the numerator of which is the number of days in the period commencing on the date following the date of the Merger Agreement and ending on the Closing Date, and the denominator of which is the number of days in the period commencing on the date following the date of the Merger Agreement and ending on the last day of the period of such employee's Required Service, as specified in Schedule 5.8(e) of the Merger Agreement.

          "UIT BUSINESS" shall mean the unit investment trust business of USTNY and its Affiliates, which includes acting as a trustee for Unit Trusts, maintaining custody of securities and investments for Unit Trusts, collecting and distributing to unit holders interest, dividend and principal payments with respect to such securities and investments, processing unit redemptions and transfers, providing reporting services and annual reports for Unit Trusts and providing transfer agency and customer service for certain closed-end bond funds of John Nuveen & Co., Incorporated ("NUVEEN").

          "UNCOLLECTED ITEMS" shall mean any check, draft, payment order, wire transfer advice, security transfer advice, provisional credit or advance, or similar item that has been delivered to, or received in respect of the Processing Business and Related Back Office as a Deposit on or before the close of business on the day preceding the Closing Date but which at such time is in the process of collection or has not yet settled.

          "UNIT TRUST" shall mean a "unit investment trust" as such term is defined in Section 4 of the Investment Company Act of 1940, as amended.

          "USTNY" shall have the meaning assigned to such term in the introduction hereof.

          "USTNY DOCUMENTS" shall have the meaning assigned to such term in
     Section 4.2(a).

          "UST-WY" shall mean U.S. Trust Co. of Wyoming, a Wyoming corporation and a wholly owned subsidiary of the Company.

          "UST-WY EQUITY AMOUNT" shall mean the amount of UST-WY's net worth as shown as a liability on the Estimated UST-WY Balance Sheet and the Final UST-WY Balance Sheet, which shall be equal to the excess of (x) the aggregate assets reflected on such balance sheet over (y) the aggregate liabilities reflected on such balance sheet.

          "1986 STOCK OPTION PLAN" shall mean the United States Trust Company of New York and Affiliated Companies 1986 Stock Option Plan.

          As used herein, the phrase "close of business on the day immediately prior to the Closing Date" and similar references shall mean 11:59 p.m. on the day immediately prior to the Closing Date.

                                   ARTICLE II

              CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES

     SECTION 2.1. CONTRIBUTION. Upon the terms and subject to the conditions of this Agreement, USTNY hereby assigns, transfers, conveys and contributes to New Trustco, effective as of the Closing, and New Trustco hereby acquires, effective as of the Closing, all of USTNY's right, title and interest in, to and under the Acquired Assets.

     SECTION 2.2. ACQUIRED ASSETS AND RETAINED ASSETS. (a) The term "ACQUIRED ASSETS" means all the business, properties, assets, goodwill and rights of USTNY of whatever kind and nature, real or personal, tangible or intangible, other than the Retained Assets, owned by USTNY on the Closing Date, including the following:

          (i) all assets used or held for use primarily in the Acquired Business of USTNY;

          (ii) all contracts, agreements, mortgages, indentures, escrows, trusts and understandings entered into by USTNY with customers or clients of the Acquired Business relating to such businesses and all rights, claims and benefits in connection therewith, including the right to possession of custodial or trust assets subject thereto;

          (iii) all mortgages, loans, overdrafts, lines of credit, rights in respect of letters of credit and similar assets of the Acquired Business and all rights in respect of collateral or security (except rights in collateral to the extent that such rights secure any Retained Assets) for any of the foregoing;

          (iv) all accrued fees, accrued interest or discount, and all accounts receivable (including all Transferred Processing Receivables), other than those of the Processing Business and the Related Back Office reflected on the Final Processing Balance Sheet;

          (v) each of the branch offices of USTNY, as set forth on Schedule 2.2(a)(v);

          (vi) all real property owned by USTNY and all rights in, to and under the Forty-Seventh Street Lease, the leasehold estate under the Broadway Sublease, and the leases listed on Schedule 2.2(a)(vi), and ownership of, and all rights to, all Fixtures in leasehold premises subject to such leases or sublease;

          (vii) all monies, cash on hand, funds available for investment, investments, securities, securities purchase agreements, swap agreements, forward rate agreements, and derivative agreements of, or held for the account of, USTNY, other than Eligible Investments or funds reflected on the Final Processing Balance Sheet and retained by USTNY pursuant to
     Section 2.7(b);

          (viii) all trademarks, trademark registrations, service marks and trade names which contain the words "United States Trust" or "U.S. Trust" and all patents, patent applications, trademarks, trademark registrations, service marks, tradenames, copyrights, or licenses with respect thereto (except for the patents, patent applications and copyrights relating to the USTNY proprietary software referred to in Section 2.2(b)(vii)), used or held for use solely or predominantly for the Acquired Business;

          (ix) all rights associated with the Acquired Third-party Service Agreements;

          (x) certain performance measurement service agreements listed on
     Schedule 3.1(q) to the Merger Agreement;

          (xi) USTNY's right, title and interest in all lease and licensing agreements, and related support agreements, with third parties for the use of systems and applications software, and all copies of the software (source code and object code), manuals and related documentation covered by such lease or license agreements, which are in USTNY's possession as of the Closing Date (excluding Data Processing Licenses and Computer Leases);

          (xii) notwithstanding anything to the contrary in Section 2.2(a)(xi) and Section 2.2(b)(vi), USTNY's right, title and interest in all lease and licensing agreements, and related support agreements, with third parties for the use of third party PC software installed on servers, workstations and personal computers which are part of the Acquired Assets, and all copies of the software (source code and object code), manuals and related documentation covered by such lease or license agreements which are in USTNY's possession as of the Closing Date;

          (xiii) USTNY's right, title and interest in the Asset Management System Agreements and all copies of the Asset Management System in USTNY's possession as of the Closing Date;

          (xiv) all equity or debt investments held for the account of USTNY in any corporation, joint venture, partnership, trust or other business association, including the capital stock and other ownership interests set forth in Schedule 2.2(a)(xv) and all intercompany advances owed to USTNY by Affiliates of USTNY (other than MFSC);

          (xv) all rights of USTNY as adviser, trustee and sponsor in respect of any mutual fund, common trust fund or collective investment fund sponsored, managed, advised or maintained by USTNY, including USTNY's Short Term Investment Fund and the UST Master Money and Government Funds;

          (xvi) all records prepared in connection with the Merger contemplated by the Merger Agreement or the sale of the Processing Business and Related Back Office, including bids received from other persons and analyses relating to the Processing Business and Related Back Office, and all books of account, general, financial, accounting and personnel records, files, invoices and similar data owned by USTNY relating to the Acquired Business on the Closing Date;

          (xvii) all rights relating to the Assumed Liabilities;

          (xviii) all rights relating to Abandoned Property (except Processing Business Abandoned Property);

          (xix) all financial institution bonds, banker's blanket bonds, policies of insurance or similar agreements, and all proceeds and rights in respect thereof;

          (xx) any special or general reserves or reserves maintained on deposit with the Federal Reserve System;

          (xxi) all recoveries on the charged-off portions of loans and receivables, including those of the Processing Business;

          (xxii) all collateral posted to secure clearing and other contingent obligations with any clearing or similar organization, including the Depository Trust Company of New York;

          (xxiii) all fees or accounts receivable of the Processing Business and the Related Back Office which have been paid on or before the close of business on the day immediately prior to the Closing Date, regardless of whether still in the process of collection and all claims in respect of items received in payment of such fees or accounts receivable; and

          (xxiv) all assets identified on Schedule 2.2(a)(xxiv).

     (b) The term "RETAINED ASSETS" means, subject to the provisions of Section 2.6, all the business, properties, assets, goodwill and rights of USTNY of whatever kind and nature, real or personal, tangible or intangible, that are primarily used, or that are held for use in, or are reasonably necessary for the conduct by USTNY of, the Processing Business and the Related Back Office on the Closing Date, including the following (but excluding the Acquired Assets specifically identified in Section 2.2(a)):

          (i) all Customer Agreements and all rights and claims in connection therewith, including the right to possession of custodial or trust assets subject to Customer Agreements;

          (ii) all accounts receivable and all accrued and unpaid fees under Customer Agreements owed to USTNY on the Closing Date and arising out of the operations of or services performed by the Processing Business, but not the Transferred Processing Receivables;

          (iii) all contracts and agreements, commitments and all other arrangements that are legally binding on the other parties thereto, whether oral or written ("CONTRACTS") (other than the Asset Management System Agreements, Customer Agreements, Data Processing Licenses and Computer Leases), to which USTNY is a party or by which USTNY is bound, that are referenced in Section 3.1(l) of the Merger Agreement and all other Contracts that relate to the Processing Business or the Related Back Office which are not required to be scheduled pursuant to Section 3.1(l) of the Merger Agreement;

          (iv) the Broadway Lease and the Fixtures located in the premises covered by the Broadway Lease other than Fixtures located in the premises on the 8th Floor and a portion of the 9th Floor (excluding the cafeteria) covered by the Broadway Sublease;

          (v) the Broadway Lease Put;

          (vi) the Furniture and Equipment, the Computer Leases and the Data Processing Licenses;

          (vii) all USTNY proprietary systems and application software (including all source and object codes, manuals and related documentation) or licenses or rights of use with respect thereto;

          (viii) notwithstanding anything to the contrary in Section 2.2(a)(xi) and Section 2.2(b)(vii), USTNY's right, title and interest in all lease and license agreements with third parties for the use of third party PC software installed on servers, workstations and personal computers which are part of the Retained Assets, and all copies of the software (source code and object code), manuals and related documentation covered by such lease or license agreements which are in USTNY's possession as of the Closing Date;

          (ix) any and all patents, patent applications, trademarks, trademark registrations, service marks, tradenames, copyrights, or licenses with respect thereto used or held for use solely or predominantly for the Processing Business or the Related Back Office, except for any trademarks, trademark registrations, service marks and tradenames which contain the words "United States Trust" or "U.S. Trust";

          (x) all overdrafts, loans or other extensions of credit made by the Processing Business to Customers and outstanding on the Closing Date, including loans and advances made by USTNY to Customers in order to permit the payment of dividends, principal, interest or other amounts payable in respect of securities held in custody prior to the actual receipt of payments from the issuers of or other obligors on such securities ("ANTICIPATION ADVANCES"), but excluding Transferred Processing Receivables;

          (xi) all inventory and supplies owned by USTNY on the Closing Date that are used or held for use by the Processing Business and the Related Back Office, but not inventory or supplies with respect to which the name "U.S. Trust" or a related name is an integral part;

          (xii) all Uncollected Items;

          (xiii) all Customer files and records;

          (xiv) all books of account, general, financial, accounting and personnel records, files, invoices, and other similar data owned by USTNY on the Closing Date maintained at the offices of, or used by, the personnel of the Processing Business and the Related Back Office, or used or held for use by the Processing Business and the Related Back Office;

          (xv) all rights relating to Retained Liabilities;

          (xvi) the portion of FDIC assessments prepaid by USTNY and allocable to Deposits associated with the Processing Business;

          (xvii) all rights of USTNY under this Agreement and the agreements, instruments and certificates delivered in connection with this Agreement;

          (xviii) the Related Back Office; and

          (xix) to the extent not included in clauses (i) through (xviii) above, the Statement Assets, including the Eligible Investments and funds retained by USTNY pursuant to Section 2.7.

     (c) The transfer of the Acquired Assets hereunder is made without recourse to USTNY. No representation is made by USTNY to New Trustco concerning the collectibility, quality, enforceability or fitness of any Acquired Assets.

     (d) USTNY acknowledges that certain Customer Agreements of the IAS Business for Cash Management Services (as defined in the Post Closing Covenants Agreement) relating to collective investment vehicles that will be maintained or advised by New Trustco are part of the Retained Assets. In each such instance, each of USTNY and New Trustco shall use its best efforts to have the relevant Customers of the IAS Business enter into agreements with USTNY in order to transfer the money management relationship of such Customers to USTNY.

     SECTION 2.3. ASSUMPTION OF CERTAIN LIABILITIES. (a) Upon the terms and subject to the conditions of this Agreement, New Trustco hereby assumes, subject to Section 2.6, effective as of the Closing, and agrees to pay, perform and discharge when due and indemnify USTNY and hold USTNY harmless from and against the Assumed Liabilities. The term "ASSUMED LIABILITIES" shall mean all liabilities of USTNY existing on the Closing Date, whether current or long-term, absolute or contingent, matured or unmatured, known or unknown, liquidated or unliquidated, due or to become due, including the following liabilities, other than Retained Liabilities:

          (i) all liabilities and obligations of USTNY, whether matured or unmatured, fixed or contingent, relating to or arising out of the Acquired Business, including all Deposits of such businesses and all liabilities, duties and obligations in respect of indentures, contracts, leases or other agreements with customers or clients of, or other persons dealing with, such businesses;

          (ii) all claims, liabilities or litigation arising out of any event, occurrence, action or omission taken or occurring prior to the Closing Date by or with respect to USTNY, its officers, directors, Board of Trustees, employees, agents or representatives;

          (iii) all obligations in respect of the Capital Notes;

          (iv) any obligation or liability which is attributable to any of the Acquired Assets or any expense arising from the ownership by New Trustco of the Acquired Assets;

          (v) all liabilities and obligations under each Benefit Plan (as defined in the Merger Agreement) that is transferred to New Trustco pursuant to Section 2.4;

          (vi) any liability in respect of Abandoned Property other than Processing Business Abandoned Property;

          (vii) all fees and expenses of USTNY and its subsidiaries incurred on or before the Contribution in connection with the Merger; and

          (viii) all duties, obligations and liabilities under Customer Agreements and Contracts relating to the Processing Business and the Related Back Office that are to be performed or discharged prior to the Closing Date.

     Notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include any liability for Taxes, except as provided in the Tax Allocation Agreement.

     (b) At all times at and after the Closing, USTNY will, subject to Section 2.6, retain and be solely responsible for, and USTNY hereby agrees to pay, perform and, discharge when due, and indemnify New Trustco and hold New Trustco harmless from and against, the Retained Liabilities. The term "RETAINED LIABILITIES" shall mean the following liabilities:

          (i) all Deposits arising from the Processing Business, including Termination Account Liabilities and other Deposit liabilities relating to Processing Business Abandoned Property and Deposits relating to Uncollected Items, but only to the extent reflected on the Final Processing Balance Sheet;

          (ii) all liabilities to trade creditors and accounts payable of the Processing Business and the Related Back Office, but only to the extent fully liquidated and reflected on the Final Processing Balance Sheet;

          (iii) all duties, obligations and liabilities under Customer Agreements relating to the Processing Business, but not any liability for defaults or damages arising before the Closing Date;

          (iv) all duties, obligations and liabilities under Contracts relating to the Processing Business and the Related Back Office, but not any liability for defaults or damages arising before the Closing Date;

          (v) (A) all liabilities and obligations for amounts required to be paid as of or after the Effective Time under the terms of the 1986 Stock Option Plan and employer payroll taxes due with respect to such amounts, but not in excess of the Retained Bank Plan Amount, and (B) all liabilities and obligations for amounts payable under the Transition Bonus Program (as defined in the Merger Agreement) maintained by USTNY;

          (vi) all obligations and duties as lessee under the Broadway Lease, but not any liability for defaults or damages arising before the Closing Date;

          (vii) escheatment obligations relating to Processing Business Abandoned Property; and

          (viii) to the extent not included in (i) through (vii) above, the Statement Liabilities.

     Notwithstanding anything to the contrary in this Agreement, Retained Liabilities shall not include any liability for Taxes, except as provided in the Tax Allocation Agreement.

     SECTION 2.4. BENEFIT PLANS; EMPLOYEE MATTERS. (a) Effective as of the Closing, USTNY shall transfer each Benefit Plan (as defined in the Merger Agreement) maintained by it, other than any Retained Plan and the Transition Bonus Program (each as defined in the Merger Agreement), to New Trustco, and New Trustco shall assume and become solely responsible for all liabilities and obligations of USTNY and its Subsidiaries under each of the Benefit Plans so transferred. Effective as of the Closing, each person who immediately prior to the Closing is an employee of USTNY or any of its Affiliates and who will not be a Retained Employee as of the Effective Time shall become an employee of New Trustco or of any Affiliate of New Trustco designated by it.

     (b) Notwithstanding the definition of "Retained Bank Plan Amount" contained in Section 1.1, it is understood that (i) the cash payments required to be made as of or after the Effective Time under the 1986 Stock Option Plan are payments with respect only to stock options granted under such plan (other than any incentive stock options granted under such plan prior to October 27, 1987) and
(ii) such cash payments will be determined in accordance with the provisions of such plan on the basis of a "Change in Control" being deemed to have occurred thereunder with respect to such stock options (other than any incentive stock options granted under such plan prior to October 27, 1987) as a result of the Merger.

     SECTION 2.5. CAPITAL NOTES. Prior to the Closing, USTNY shall (i) have all obligations of USTNY in respect of the Capital Notes transferred to and assumed by New Trustco and USTNY irrevocably released and discharged therefrom, effective as of the Closing Date, in accordance with the terms of the indenture governing the Capital Notes or (ii) give an effective notice under such indenture to redeem all the outstanding Capital Notes in accordance with the terms of such indenture and irrevocably deposit with the trustee under such indenture funds sufficient to pay all amounts of principal, premium and accrued interest on the Capital Notes at the stated redemption date thereunder.

     SECTION 2.6. DELAYED ASSETS AND LIABILITIES. (a) To the extent that any Required Consent with respect to a contract, agreement, lease or other instrument included in the Acquired Assets has not been obtained on or prior to the Closing Date, such contract, agreement, lease or instrument (a "DELAYED ASSET") shall not be transferred as an Acquired Asset hereunder, and any related liability (a "DELAYED LIABILITY") shall not be assumed by New Trustco as an Assumed Liability hereunder, unless and until such Required Consent has been obtained. Notwithstanding the foregoing, if such a Required Consent to transfer is not obtained, USTNY will reasonably cooperate with New Trustco to attempt to provide to New Trustco the benefits under or of any such Delayed Asset; provided, however, that New Trustco shall assume, pay and perform (and indemnify and hold USTNY harmless from and against) all obligations and liabilities relating to such Delayed Asset or Delayed Liability and shall promptly reimburse USTNY for all of its actual costs and expenses (including attorneys' fees and employee salaries and allocable benefits, but not overhead) in connection with any such arrangement.

     (b) At such time and on each occasion after the Closing Date that a Required Consent shall be obtained with respect to a Delayed Asset, such Delayed Asset shall forthwith be transferred and assigned to New Trustco hereunder, and all related Delayed Liabilities shall be simultaneously assumed by New Trustco hereunder, whereupon (i) such Delayed Asset shall constitute an Acquired Asset for all purposes hereunder and (ii) such Delayed Liabilities shall constitute Assumed Liabilities for all purposes hereunder.

     SECTION 2.7. ESTIMATED AND FINAL BALANCE SHEETS; ELIGIBLE INVESTMENT RETENTION. (a) USTNY shall prepare the Estimated Balance Sheets prior to the Closing. The Estimated Balance Sheets and Final Balance Sheets shall be prepared in accordance with the Accounting Principles in substantially the same format as the September Balance Sheets, and shall set forth, as of the close of business on the day immediately preceding the Closing Date, the assets and liabilities of
(i) the Processing Business conducted by USTNY and the Related Back Office, the Processing Business conducted by MFSC and the business conducted by UST-WY, in each case, recorded at their Book Values; provided, however, that the such balance sheets (i) shall reflect Anticipation Advances and Uncollected Items but shall not include any Transferred Processing Receivables, (ii) shall not reflect any amounts in respect of the Computer Lease Adjustment Amount (or the loss on termination of Computer Leases relating thereto), the Put Adjustment Amount, the Retained Bank Plans Amount, the Real Property Transfer Tax Amount, the Transition Bonus Amount, the Post-Retirement Benefit Adjustment Amount or any liabilities in respect of Taxes on income, (iii) shall not reflect the leasehold space (or leasehold improvements in such space) on the 8th Floor and a portion of the 9th Floor covered by the Broadway Sublease and (iv) shall reflect all Eligible Investments to be retained by USTNY pursuant to Section 2.7(b) at their Liquidation Values. The Estimated Balance Sheets and the Final Balance Sheets described in paragraph (b) below may reflect reasonable estimates of any items the exact amounts of which are not then known to or reasonably ascertainable to the extent reasonably agreed to by New Trustco and CMC; provided, however, that notes to the Estimated Balance Sheets or the Final Balance Sheets, as the case may be, shall set forth in detail the basis for such estimates.

     (b) Not fewer than three Business Days before the Closing, USTNY shall provide New Trustco and CMC with the Estimated Balance Sheets and drafts of schedules ("RELATED SCHEDULES") setting forth (i) a listing by series or issue of the face amount of Eligible Securities, (ii) the Fixtures, Furniture and Equipment, (iii) the equipment subject to Computer Leases and (iv) all reasonably necessary detail concerning the components of the Adjustment Amount. At the Closing, USTNY shall provide New Trustco and CMC with the Final Balance Sheets and the Related Schedules in the same forms as the Estimated Balance Sheets and estimated Related Schedules and shall transfer to New Trustco all funds, securities, investments, loans and other financial assets owned or held by or for the account of USTNY, other than (i) the funds and Eligible Investments identified by USTNY on the schedule prepared by USTNY pursuant to this paragraph (b) and (ii) such overdrafts or loans as are reflected on the Final Processing Balance Sheet as Statement Assets. Any such transfer of funds to New Trustco by USTNY shall be made pursuant to a wire transfer of immediately available funds.

     (c) The amount of retained funds plus the aggregate Liquidation Value of retained Eligible Assets shall equal the Adjustment Amount.

     (d) The parties recognize that the Statement Assets and Statement Liabilities reflected on the Final Processing Balance Sheet and the amounts of assets and liabilities reflected on the Final MFSC Balance Sheet and the Final UST-WY Balance Sheet may not be entirely accurate. As soon as practicable and in any event within five Business Days after the Closing Date, New Trustco shall cause to be prepared (in accordance with the provisions of this Agreement) and provide to USTNY updated Final Balance Sheets and Related Schedules which shall correct the amounts of any estimates utilized in preparing the Final Balance Sheets and correct any bookkeeping errors or omissions discovered after the Closing that affected the Final Balance Sheets or the Related Schedules (such updated balance sheets and schedules being deemed upon delivery to be the Final Balance Sheets and Related Schedules). USTNY and its accountants shall have the right to discuss the preparation of the Final Balance Sheets and Related Schedules with New Trustco and its accountants and shall be allowed access to the work papers used in such preparation. USTNY or New Trustco, as the case may be, shall (except to the extent such party institutes a dispute pursuant to Section 8.9), not later than the 50th day after the Closing Date, pay to the other party in immediately available funds an amount equal to the net adjustment, if any, required to be made to the amount of retained funds and Liquidation Value (determined as of the Closing Date in accordance with the definition of such term) of retained Eligible Investments on the basis of such Final Balance Sheets (with such changes therein as USTNY and New Trustco may mutually agree in writing prior to such 50th day), plus interest on such amount for each day during the period from the Closing Date to the date of payment at a rate per annum (calculated on the basis of a 360-day year) equal to the Federal Funds Rate in effect on such day.

                                  ARTICLE III

                                  THE CLOSING

     SECTION 3.1. CLOSING DATE. The Closing of the sale and transfer of the Acquired Assets and assumption of the Assumed Liabilities shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the same date as the closing is to occur under the Merger Agreement.

     SECTION 3.2.  TRANSACTIONS TO BE EFFECTED AT THE CLOSING.  At the Closing:

          (a) USTNY shall (x) deliver to New Trustco (i) such appropriately executed bills of sale, assignments and other instruments of transfer and conveyance as may be reasonably required effectively to convey the Acquired Assets to New Trustco in accordance with the provisions of Article II and
     (ii) such other documents as may be necessary or appropriate (A) to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement and (B) for the purposes of more effectively consummating the transactions contemplated by this Agreement,
     (y) transfer to New Trustco (by wire transfer of immediately available funds or in such manner as is customary in the case of securities and investments) the funds, securities and investments of USTNY other than the funds and Eligible Investments specified in the schedule prepared by USTNY pursuant to Section 2.7(b) plus, in the event any Eligible Investments are so specified, immediately available funds in an amount equal to one day's interest, calculated at the Federal Funds Rate in effect on the day prior to the Closing Date, on the Liquidation Value of such Eligible Investments reflected in the Final Processing Balance Sheet and (z) deliver to New Trustco (A) an appropriately executed Post Closing Covenants Agreement, (B) an appropriately executed Broadway Sublease, (C) an appropriately executed Services Agreement and (D) an appropriately executed License Agreement.

          (b) New Trustco shall deliver to USTNY (i) an appropriately executed Assumption Agreement, together with one or more other instruments of assumption as may be reasonably required to effect the assumption of the Assumed Liabilities in accordance with Article II, (ii) such other documents as may be necessary or appropriate (A) to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement and (B) for the purpose of more effectively consummating the transactions contemplated by this Agreement, (iii) an appropriately executed Post Closing Covenants Agreement, (iv) an appropriately executed Broadway Sublease, (v) an appropriately executed Services Agreement and
     (vi) an appropriately executed License Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF USTNY. USTNY hereby represents and warrants to New Trustco as follows:

          (a) Organization, Standing and Power. USTNY is a trust company with banking powers duly organized, validly existing and in good standing under the banking laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Authority. USTNY has all requisite power and authority to execute this Agreement and the other Documents to which it is or will be party (collectively, the "USTNY DOCUMENTS") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other USTNY Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of USTNY and, to the extent required, by the stockholders of USTNY. This Agreement has been duly executed and delivered by USTNY and constitutes, and each of the other USTNY Documents will be duly executed and delivered by USTNY on or prior to the Closing Date, and when so executed and delivered will constitute, a legal, valid and binding obligation of USTNY enforceable against it in accordance with its terms.

          (c) No Conflict. The execution, delivery and performance by USTNY of this Agreement and the other USTNY Documents (other than the Services Agreement) will not contravene, violate, result in a breach of or constitute a default under (i) any provision of applicable law or of the certificate of incorporation or by-laws of USTNY or its comparable charter or organizational documents or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to USTNY or any of its properties or assets.

          (d) Approvals. No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity is required (other than Required Consents of such authority in its capacity as a customer or client in connection with Acquired Assets) in connection with the making or performance by USTNY of this Agreement or the other USTNY Documents, except the approval of the Board of Governors of the Federal Reserve System and the Banking Department of the State of New York. USTNY has received written advice from the Banking Department of the State of New York that the transfer of the fiduciary agency and similar relationships of USTNY which are included in the Acquired Assets may be transferred to and assumed by New Trustco as contemplated by this Agreement pursuant to and in accordance with the provisions of Section 604-a of the Banking Law of the State of New York.

     SECTION 4.2. REPRESENTATIONS AND WARRANTIES OF NEW TRUSTCO. New Trustco hereby represents and warrants to USTNY as follows:

          (a) Organization, Standing and Power. New Trustco is a trust company with banking powers duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry out its business as now being conducted.

          (b) Authority. New Trustco has all requisite power and authority to execute this Agreement and the other Documents to which it is or will be a party (collectively, the "NEW TRUSTCO DOCUMENTS") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other New Trustco Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of New Trustco and, to the extent required, by the stockholders of New Trustco. This Agreement has been duly executed and delivered by New Trustco and constitutes, and each other New Trustco Document will be duly executed and delivered by New Trustco on or prior to the Closing Date, and when so executed and delivered will constitute, a legal, valid and binding obligation of New Trustco enforceable against it in accordance with its terms.

          (c) No Conflict. The execution, delivery and performance by New Trustco of this Agreement and the other New Trustco Documents will not contravene, violate, result in a breach of or constitute a default under
     (i) any provision of applicable law or of the certificate of incorporation or by-laws of New Trustco or its comparable charter or organizational documents and (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Trustco or any of its properties or assets.

          (d) Approvals. No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity is required (other than in its capacity as a customer or a client in connection with Acquired Assets) in connection with the making or performance by New Trustco of this Agreement or the other New Trustco Documents, or the acquisition of the Acquired Assets and assumption of the Assumed Liabilities as contemplated hereby, except the approval of the Board of Governors of the Federal Reserve System and the Banking Department of the State of New York.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1. ITEMS IN TRANSIT. USTNY shall retain the benefit of and shall bear the risk of all Uncollected Items and all other items which will result in Deposits of the Processing Business which are in transit as of the close of business on the day immediately preceding the Closing Date. Any payments, transfers of securities, deposits, checks or other items relating to or constituting part of the Acquired Assets (including the Transferred Processing Receivables) or Assumed Liabilities, or otherwise paid or delivered for the account or benefit of the Acquired Business or treasury operations of USTNY (including any such items in transit or in the process of collection at the time of the Closing) shall be for the account and benefit of New Trustco. In furtherance of the foregoing, if funds, securities or other items payable or deliverable to or for the account of one party in accordance with the foregoing are received by the other party at any time on or after the Closing Date, such receiving party shall forthwith remit such funds, securities or other items to the other party. New Trustco shall be responsible for the payment of any check, draft, payment order or similar item originating from businesses of USTNY other than the Processing Business and payable by or drawn upon USTNY which have not, as of the close of business on the day immediately preceding the Closing Date, been paid or charged against an account of USTNY. New Trustco shall forthwith reimburse USTNY for the amount of any item referred to in the immediately preceding sentence which is paid by or charged to an account of USTNY on or after the Closing Date. Funds owed to either party pursuant to this Section shall bear interest (calculated on the basis of a 360-day year) at the Federal Funds Rate from the Business Day of receipt, in the case of same day funds, or the next Business Day, in the case of next day funds, by a party of such funds (or payment by USTNY of funds for the account of New Trustco) until the date of payment of such funds to the party entitled thereto. All payments pursuant to this Section shall be made in immediately available funds in New York City or, in the case of payments made with respect to items received by mistake, of the same tenor as the receipt. Each party shall provide the other with such information and evidence of transactions as may be necessary to effectuate the foregoing provisions.

     SECTION 5.2. FURTHER ASSURANCES. (a) Subject to the provisions of Section 2.6, on and after the Closing Date, USTNY shall, with full reimbursement of its reasonable actual costs and expenses (including attorneys' fees and employee salaries and allocable benefits, but not overhead), (i) give such further assurances to New Trustco and shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further actions as may be reasonably necessary or appropriate effectively to vest in New Trustco the full legal and equitable title to the Acquired Assets and (ii) use its reasonable best efforts to assist New Trustco in the orderly transition of the operations acquired by New Trustco. Nothing in this Section shall be construed to require USTNY to incur, without reimbursement from New Trustco, any costs or expenses in connection with any such undertakings.

     (b) Subject to the provisions of Section 2.6, on and after the Closing Date, New Trustco shall, at its expense (except as otherwise specifically provided by the Documents), (i) give such further assurances to USTNY and shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further actions as may be necessary to relieve and discharge USTNY effectively from the Assumed Liabilities and (ii) use its reasonable best efforts to assist USTNY in the transfer to New Trustco of the Acquired Assets and Assumed Liabilities.

     SECTION 5.3. CERTAIN UNDERSTANDINGS. New Trustco acknowledges that neither USTNY nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Assets or Assumed Liabilities not included in this Agreement, the Documents or the schedules hereto and thereto. New Trustco acknowledges that it will acquire the Acquired Assets without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where is" basis.

     SECTION 5.4. USE OF NAME. From and after the Closing Date, USTNY (i) shall promptly change the name on all documents, stationery and facilities relating to the Processing Business and the Related Back Office to a name that is not in any way similar to USTNY's name (or any name or initial confusingly similar to that of any existing Affiliates of New Trustco). It is understood that USTNY is transferring to New Trustco all right, title and interest in and to, and all rights to use, USTNY's name (or any name or initial similar thereto or of any existing Affiliates of USTNY). Nothing in this Section shall require USTNY to undertake to reissue deposits or rewrite outstanding loans, or other agreements or other documents retained by USTNY on the Closing Date except in the ordinary course of business, it being understood, however, that reasonable efforts will be used to change names in accordance with the provisions of the first sentence of this Section.

     SECTION 5.5. TRANSFERRED PROCESSING RECEIVABLES. From and after the Closing Date, USTNY will use its best efforts to assist New Trustco in the collection of the Transferred Processing Receivables; provided, however, that the foregoing shall not require USTNY to incur any actual cost or expense not reimbursed by New Trustco or to conduct litigation (but USTNY shall cooperate in such ways as may reasonably be requested by New Trustco, at New Trustco's expense, in connection with any litigation commenced by New Trustco to collect such Transferred Processing Receivables).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of New Trustco to accept the Acquired Assets and assume the Assumed Liabilities and the obligation of USTNY to assign, convey and deliver the Acquired Assets and Assumed Liabilities to New Trustco shall be subject to the satisfaction (or waiver by such party, in the case of USTNY only with the consent of CMC) prior to the Closing of the following conditions:

          (a) Regulatory Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred.

          (b) No Litigation, Injunctions or Restraints. There shall be no suit, action, or other proceeding pending which has been initiated by any governmental authority seeking to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by this Agreement. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (c) Merger Agreement. At the time of the Closing, all conditions to the consummation of the transactions contemplated by the Merger Agreement (other than the closings hereunder and under the Distribution Agreement) shall have been satisfied (or waived by the party for whose benefit such condition exists).

     SECTION 6.2. CONDITIONS TO OBLIGATIONS OF NEW TRUSTCO. The obligation of New Trustco to accept the Acquired Assets and assume the Assumed Liabilities shall be subject to the satisfaction prior to the Closing of each of the following conditions, unless waived by New Trustco:

          (a) Representations and Warranties. The representations and warranties of USTNY set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date), except as otherwise specifically contemplated by this Agreement, and New Trustco shall have received a certificate signed by an authorized officer of USTNY, dated the Closing Date, to such effect.

          (b) Performance of Obligations of USTNY. USTNY shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and New Trustco shall have received a certificate signed by an authorized officer of USTNY, dated the Closing Date, to such effect.

          (c) Bill of Sale. USTNY shall have delivered to New Trustco an appropriate bill of sale conveying the personal property included in the Acquired Assets, and such other assignments, instruments or documents as may be necessary or appropriate to confirm the transfer and assignment of the Acquired Assets, in each case in form and substance reasonably satisfactory to New Trustco.

          (d) Other Agreements. Each of the Documents shall have been executed and delivered by the parties thereto (other than New Trustco), and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and this Agreement, be effective and in force.

          (e) Name Change. USTNY shall have amended its organization certificate to change its name.

     SECTION 6.3. CONDITIONS TO THE OBLIGATION OF USTNY. The obligation of USTNY to assign, convey, and deliver the Acquired Assets and transfer the Assumed Liabilities is subject to the satisfaction on and as of the Closing Date of each of the following conditions, unless waived by USTNY (with the consent of CMC):

          (a) Representations and Warranties. The representations and warranties of New Trustco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date), except as otherwise specifically contemplated by this Agreement, and USTNY shall have received a certificate signed by an authorized officer of New Trustco, dated the Closing Date, to such effect.

          (b) Performance of Obligations of New Trustco. New Trustco shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and USTNY shall have received a certificate signed by an authorized officer of New Trustco, dated the Closing Date, to such effect.

          (c) Assumption Agreement. New Trustco shall have executed and delivered to USTNY the Assumption Agreement.

          (d) Other Agreements. Each of the Documents shall have been executed and delivered by the parties thereto (other than USTNY), and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and this Agreement, be effective and in force.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual written consent of USTNY and New Trustco in the event the Merger Agreement is terminated by any party thereto in accordance with the terms thereof.

     SECTION 7.2. AMENDMENTS AND WAIVERS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and consented to by CMC. By an instrument in writing, USTNY or New Trustco may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by USTNY shall be effective unless consented to by CMC.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the first Business Day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (ii) on the first Business Day occurring on or after the date of delivery if delivered personally or (iii) on the first Business Day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

        (a) if to USTNY, to

            c/o The Chase Manhattan Corporation
            One Chase Manhattan Plaza
            New York, New York 10081
            Attention: Robert M. MacAllister

            with a copy (which shall not constitute notice) to:

            O'Melveny & Myers
            153 East 53rd Street
            New York, New York 10022
            Attention: William H. Satchell

        and

        (b) if to New Trustco, to

            c/o U.S. Trust Corporation
            114 West 47th Street
            New York, New York 10036
            Attention: Maureen Scannell Bateman

            with a copy (which shall not constitute notice) to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, New York 10019
            Attention: B. Robbins Kiessling

     SECTION 8.2. INTERPRETATION. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles.

     SECTION 8.3. SURVIVAL OF REPRESENTATIONS. The representations and warranties of New Trustco contained in Article IV of this Agreement shall survive the closing and shall terminate at the close of business two years following the Closing Date. The representations and warranties of USTNY contained in Article IV of this Agreement shall terminate on the Closing Date.

     SECTION 8.4. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect; provided, however, that in the event that the terms and conditions of this Agreement are materially altered as a result of this Section 8.4, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

     SECTION 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     SECTION 8.6. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement, the Documents and the documents and instruments referred to herein and therein, or otherwise required pursuant to any Document to be delivered in connection with the consummation of the transactions contemplated by the Documents, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (except the Confidentiality Agreement dated August 17, 1994 between CMC and the Company and certain letter agreements executed simultaneously with the Merger Agreement) and (b) except as expressly set forth herein, this Agreement is not intended to confer upon any person other than the parties hereto and CMC any rights or remedies hereunder.

     SECTION 8.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

     SECTION 8.8. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of USTNY and New Trustco irrevocably submits to the non-exclusive jurisdiction of
(i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of USTNY and New Trustco further agrees that any service of process, summons, notice or document given in accordance with Section
8.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of USTNY and New Trustco irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each of New Trustco and USTNY hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Documents. Each of New Trustco and USTNY (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party hereto has been induced to enter into this Agreement and the other Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.8(b).

     SECTION 8.9. CERTAIN DISPUTES. (a) Following the delivery of the Final Balance Sheets and Related Schedules to USTNY, USTNY shall review such balance sheets and schedules and New Trustco and its accountants shall permit USTNY and its accountants full access at all reasonable times to all of the working papers, analyses and schedules utilized or prepared in connection with the preparation of such balance sheets and schedules. On or before the 50th day after the Closing Date, USTNY shall, in a written notice to New Trustco, either accept the Final Balance Sheets and Related Schedules or describe in reasonable detail any proposed adjustments to such Final Balance Sheets and Related Schedules and the reasons therefor, and shall include pertinent calculations. Thereafter, USTNY and its accountants shall permit New Trustco full access at all reasonable times to all of the working papers, analyses and schedules of USTNY and its accountants (and relevant personnel) utilized or prepared in connection with the preparation of such notices of proposed adjustments. If USTNY shall not give such notice of proposed adjustments within such 50-day period, USTNY will be deemed irrevocably to have accepted the Final Balance Sheets and Related Schedules. In the event that USTNY and New Trustco disagree as to any item or amount (or the computation or determination in accordance with the terms of this Agreement of any item or amount) reflected, set forth in or relating to the Final Balance Sheets or Related Schedules, or to the calculation of the Adjustment Amount as contemplated hereby, then any payments at the time required to be made under this Agreement shall be made on the basis of such items or amounts as to which the parties do not disagree. Either party hereto shall thereupon be entitled to request Ernst & Young (or, if said firm shall have a conflict due to a relationship with CMC or New Holdings or any of their subsidiaries or shall be unwilling to act thereunder, such other firm of nationally recognized independent accountants as USTNY and New Trustco may jointly designate which does not at the time have a material relationship with USTNY, New Trustco or their Affiliates) to determine, in accordance with the provisions of this Agreement, such disputed item or amount (or the computations or determination thereof). Any such request shall be in writing and shall specify with particularity the disputed items, amounts or computations being submitted for determination, and the requesting party shall furnish the other party hereto with a copy of such request at the same time it is submitted to the independent accountants. The firm of independent accountants to which any dispute is referred hereunder shall within 30 days determine, in accordance with the provisions of this Agreement, the proper amount of any disputed item or other amount, or the computation thereof, and such determination shall be final, conclusive and binding on all parties hereto. In acting pursuant to this Agreement, such firm of independent accountants shall be entitled to the privileges and immunities of arbitrators. USTNY and New Trustco shall cooperate fully in assisting such firm in making any determination requested hereunder, including giving such firm access to all files, books and records relevant thereto and providing such other information as such firm may reasonably request in connection with the determination to be made by it hereunder. The fees and disbursements in connection with such firm's determination shall be borne equally by USTNY and New Trustco unless the determination requires a party to make an additional payment in excess of $50,000, in which case the party required to make such payment shall bear and be responsible for the full amount of fees and disbursements of such firm. In the event that a determination by independent accountants pursuant to this Section requires any previously suspended payment to be made by any party, such payment shall be made promptly (and in any event within ten Business Days) after receipt by such party from such independent accountants of written notice of such determination. Such firm of independent accountants shall promptly and substantially simultaneously notify USTNY and New Trustco in writing of any determination by it hereunder. New Trustco and USTNY agree that the settlement of amounts payable pursuant to this Section will not be considered to be a claim for indemnification pursuant to the Post Closing Covenants Agreement.

     (b) Any amount payable by any party to another party pursuant to Section 8.9(a) shall be paid in immediately available funds in New York City and shall bear interest (calculated on the basis of a 360-day year) on each day from the date such amount would originally have been required to be paid hereunder had no dispute over such amount existed to the date of payment at the Federal Funds Rate in effect for each such day during the period involved.

     (c) The party having control of the relevant records and financial information used in connection with any adjustment provided for in this Section shall certify the accuracy of such records and financial information if so requested by the other party.

     SECTION 8.10. ASSIGNMENT. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, except that USTNY may assign its rights, interest and obligations under this Agreement to any successor by merger or any entity that acquires substantially all of its assets. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including any bank or trust company which is a successor by merger to USTNY) and assigns.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, USTNY and New Trustco have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          UNITED STATES TRUST COMPANY
                                          OF NEW YORK

                                          By:

                                            ------------------------------------
                                              Name:
                                              Title:

                                          NEW U.S. TRUST COMPANY OF NEW YORK

                                          By:

                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX D
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             POST CLOSING COVENANTS
                                   AGREEMENT

                         DATED AS OF             , 1995

                                     AMONG

                        THE CHASE MANHATTAN CORPORATION

                             U.S. TRUST CORPORATION

                    UNITED STATES TRUST COMPANY OF NEW YORK

                         NEW USTC HOLDINGS CORPORATION

                                      AND

                       NEW U.S. TRUST COMPANY OF NEW YORK

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     POST CLOSING COVENANTS AGREEMENT dated as of             , 1995 (the
"AGREEMENT"), among THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("CMC"), U.S. TRUST CORPORATION, a New York corporation (the "COMPANY"), UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company ("OLD USTNY"), NEW USTC HOLDINGS CORPORATION, a New York corporation ("NEW HOLDINGS") and NEW U.S. TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company and wholly owned subsidiary of New Holdings ("NEW TRUSTCO").

                                R E C I T A L S

     WHEREAS, New Holdings and New Trustco are, concurrently with the execution of this Agreement, entering into an Agreement and Plan of Distribution dated as of the date hereof ("DISTRIBUTION AGREEMENT");

     WHEREAS, Old USTNY and New Trustco are, concurrently with the execution of this Agreement, entering into a Contribution and Assumption Agreement dated as of the date hereof ("CONTRIBUTION AGREEMENT");

     WHEREAS, the consummation of the transactions contemplated by the Distribution Agreement and the Contribution Agreement is a condition precedent of the Merger (as defined below);

     WHEREAS, CMC and the Company have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of November 18, 1994, providing, upon the terms and subject to the conditions contained therein, for the merger (the "MERGER") of the Company with and into CMC immediately after the consummation of the Contribution and the Distribution;

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the willingness of the parties to the Contribution Agreement, the Distribution Agreement and the Merger Agreement to consummate the Contribution, the Distribution and the Merger;

     WHEREAS, CMC desires to enter into this Agreement in consideration for, among other things, the satisfaction of the aforementioned conditions to the Merger; and

     WHEREAS, the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern various indemnity matters and other matters that may arise following the Distribution and the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and the above recited consideration and other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used in this Agreement without definitions will have the meanings ascribed to such terms in the Merger Agreement, and accounting terms used herein and accounting determinations made hereunder will be used or made as provided in the Merger Agreement. The following terms shall have the following definitions:

          "ACCOUNTING AND VALUATION SERVICES" shall have the meaning assigned to such term in Section 7.

          "ADMINISTRATION SERVICES" shall have the meaning assigned to such term in Section 7.

          "CHASE PARTIES" means CMC, the Company and Old USTNY.

          "COMPANY EMPLOYEES" means all employees of Old USTNY and its affiliates prior to the Effective Time.

          "CUSTODY SERVICES" shall have the meaning assigned to such term in
     Section 7.

          "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
     Section 4.

          "INDEMNIFYING PARTY" shall have the meaning assigned to such term in
     Section 4.

          "LOSSES" means any liabilities, claims, actions, suits, proceedings, judgments, losses, damages, deficiencies and expenses (including reasonable attorney's fees and expenses of investigation).

          "NEW UST PARTIES" means New Holdings and New Trustco.

          "THIRD PARTY CLAIM" shall have the meaning assigned to such term in
     Section 4.

          "TRANSFER AGENT SERVICES" shall have the meaning assigned to such term in Section 7.

          "TRUST SERVICES" shall have the meaning assigned to such term in
     Section 7.

     SECTION 2.  INDEMNIFICATION.

          (a) From and after the Effective Time, New Holdings agrees to indemnify and hold harmless the Chase Parties and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all Losses, as incurred, for or on account of or arising from or in connection with or otherwise with respect to:

             (i) any breach of or any inaccuracy in any representation or warranty of any of the New UST Parties, the Company, Old USTNY and their subsidiaries contained in any of the Documents (as defined in the Distribution Agreement);

             (ii) any breach or nonperformance of any covenant of (A) the New UST Parties or any of their subsidiaries contained in the Documents whether to be performed before or after the Effective Time or (B) the Company or Old USTNY or any of their subsidiaries contained in the Documents to be performed prior to the Effective Time;

             (iii) any Acquired Asset or Assumed Liability (each as defined in the Contribution Agreement and the Distribution Agreement);

             (iv) any Delayed Asset or Delayed Liability (each as defined in the Contribution Agreement);

             (v) any regulatory or compliance violation that arises out of events, actions or omissions to act of the Company or Old USTNY occurring prior to the Effective Time and adversely affects a Customer account or any entity that has an interest in such Customer account;

             (vi) except for the Retained Liabilities (as defined in the Contribution Agreement), MFSC Retained Liabilities, UST-WY Retained Liabilities (each as defined in the Distribution Agreement) and actions relating to the Processing Business, claims of any shareholders, directors, officers, employees or agents of the Company and its subsidiaries arising from the execution by the Company or Old USTNY of the Documents and the consummation after the Effective Time of transactions in accordance with the terms of the Documents;

             (vii) any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement, the Registration Statement on Form S-4, the Registration Statement on Form 10 and, if necessary, the Registration Statement on Form S-1 (the Form S-4, the Form 10 and the Form S-1 collectively, the "Registration Statements") or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case to the extent based upon information with respect to the New UST Parties, the Company or Old USTNY furnished in writing by or on behalf of the New UST Parties, or at any time prior to the Effective Time, the Company or Old USTNY, expressly for use in the Proxy Statement, the Registration Statements or any amendment or supplement thereto; and

             (viii) any liability arising (A) from a claim to enforce, or to recover tort liability arising out of, any federal, state or local law, rule or regulation relating to the protection of the environment with respect to any facility, site, location or business (whether past or present and whether active or inactive) owned, operated or leased by the Company or Old USTNY or any of their subsidiaries prior to the Effective Date and (B) as a result of conditions existing during or prior to the period of time such facility, site, location or business was owned, operated or leased by the Company or Old USTNY or any of their subsidiaries.

          (b) From and after the Effective Time, New Trustco agrees to indemnify and hold harmless the Chase Parties and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all Losses, as incurred, for or on account of or arising from or in connection with or otherwise with respect to:

             (i) any breach of or any inaccuracy in any representation or warranty of New Trustco or Old USTNY and their subsidiaries contained in any of the Documents;

             (ii) any breach or nonperformance of any covenant of (A) New Trustco contained in the Documents whether to be performed before or after the Effective Time or (B) Old USTNY contained in the Documents to be performed prior to the Effective Time;

             (iii) any Acquired Asset or Assumed Liability (each as defined in the Contribution Agreement);

             (iv) any Delayed Asset or Delayed Liability (each as defined in the Contribution Agreement);

             (v) any regulatory or compliance violation that arises out of events, actions or omissions to act of Old USTNY occurring prior to the Effective Time and adversely affects a Customer account or any entity with an interest in such Customer account; and

             (vi) any liability arising (A) from a claim to enforce, or to recover tort liability arising out of, any federal, state or local law, rule or regulation relating to the protection of the environment with respect to any facility, site, location or business (whether past or present and whether active or inactive) owned, operated or leased by Old USTNY prior to the Effective Date and (B) as a result of conditions existing during or prior to the period of time such facility, site, location or business was owned, operated or leased by Old USTNY.

          (c) CMC agrees to indemnify and hold harmless the New UST Parties and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all Losses, as incurred, for or on account of or arising from or in connection with or otherwise with respect to:

             (i) any breach of or inaccuracy in any representation or warranty of CMC contained in any of the Documents;

             (ii) any breach or nonperformance of any covenant of (A) CMC contained in the Documents whether to be performed before or after the Effective Time or (B) the Company or Old USTNY or any of their subsidiaries contained in the Documents to be performed after the Effective Time;

             (iii) except for Losses as to which any of the Chase Parties are entitled to indemnification pursuant to the terms of Section 2(a) hereof, any Retained Asset (as defined in the Contribution Agreement), any Retained Liability, any MFSC Retained Liability and any UST-WY Retained Liability; and

             (iv) any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement, the Registration Statements or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case to the extent based upon information with respect to the Chase Parties furnished in writing by or on behalf of CMC or, at any time after the Effective Time, the Company or Old USTNY, expressly for use in the Proxy Statement, the Registration Statements or any amendment or supplement thereto.

          (d) Old USTNY agrees to indemnify and hold harmless the New UST Parties and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all Losses, as incurred, for or on account of or arising from or in connection with or otherwise with respect to:

             (i) any breach or nonperformance of any covenant of Old USTNY contained in the Documents to be performed after the Effective Time; and

             (ii) except for Losses as to which any of the Chase Parties are entitled to indemnification pursuant to the terms of Section 2(a) hereof, any Retained Asset or any Retained Liability.

     SECTION 3. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party (a) pursuant to Sections 2(a)(i), 2(b)(i) and 2(c)(i) shall terminate on the second anniversary of the date hereof, (b) pursuant to Sections 2(a)(v) and 2(b)(v) shall terminate on the first anniversary of the date hereof and (c) pursuant to the other clauses of Sections 2(a), 2(b) and 2(c) and clause 2(d) shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (pursuant to Section 4 hereof in the case of Third Party Claims) specifically identifying such claim to the party providing the indemnification.

     SECTION 4. PROCEDURE. (a) Any party seeking any indemnification provided for under this Agreement (the "INDEMNIFIED PARTY") in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a "THIRD PARTY CLAIM"), shall notify in writing (and to the extent received, deliver copies of all related notices and documents (including court papers) to) the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the Third Party Claim within fifteen Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice if such Indemnified Party failed to give such notice within the allotted fifteen Business Days). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days' time after the Indemnified Party's receipt thereof, copies of all other notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses (except as provided in Section 4(c)), to assume the defense thereof with experienced counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses (except as provided below and in Section 4(c)) subsequently incurred by the Indemnified Party in connection with the defense thereof. Notwithstanding the Indemnifying Party's election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action at its own expense; provided, however, that the Indemnifying Party shall bear the reasonable fees, costs, and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest that would preclude such counsel from representing the Indemnified Party pursuant to legal canons of ethics or other applicable law;
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent it within 30 days after notice to the Indemnifying Party of the institution of such Third Party Claim or
(iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, each party hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available (subject to reimbursement by the Indemnifying Party of actual expenses incurred therewith) on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the

Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnified Party completely in connection with such Third Party Claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, so long as the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party with respect to the applicable claims, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent may not be withheld unless, in the Indemnifying Party's good-faith judgment, such settlement, compromise or discharge is unreasonable in light of such Third Party Claim against, and defenses available to, the Indemnified Party.

     (c) Notwithstanding anything set forth in Section 4(b) to the contrary, in the event an Indemnified Party reasonably believes and so notifies the Indemnifying Party in writing that the applicable claim, even if fully indemnified for, is reasonably likely to have a material adverse effect on the Indemnified Party's business, financial condition or results of operations, then the Indemnifying Party shall not have the right to assume the defense of such claim but shall have the right to employ separate counsel and to participate in the defense of such action at its own expense. In such an event, the Indemnified Party and its counsel shall consult, wherever reasonably practicable, with the Indemnifying Party and its counsel with respect to the status of the claim and any related litigation.

     SECTION 5. LIMITATION ON INDEMNIFICATION. Notwithstanding anything herein to the contrary, neither the New UST Parties nor CMC or Old USTNY shall have any liability pursuant to Sections 2(a) and 2(b) or 2(c) and 2(d), respectively, unless the aggregate amount of all Losses relating thereto exceeds on a cumulative basis an amount equal to $500,000 (the "DEDUCTIBLE AMOUNT"), and then only to the extent of any such excess; provided, however, that any Loss arising from a single indemnification claim (including any single Third Party Claim) in an amount greater than $50,000 shall not be subject to the limitation of this
Section 5 and shall be excluded from the determination of the Deductible Amount; provided further, however, that amounts to be indemnified pursuant to Section
2.3 of the Contribution Agreement and Section 4.4 of the Distribution Agreement shall not be subject to the limitation of this Section 5 and shall be excluded from the determination of the Deductible Amount. In no event shall any party be entitled to indemnification for any Loss pursuant to Section 2 to the extent such party has been indemnified for such Loss pursuant to any other Document.

     SECTION 6. MINIMUM NET WORTH. Until the later of (a) three years from the date hereof or (b) the date when the applicable statutes of limitations with respect to all Federal income tax liabilities of the Company for periods ending prior to or on the Closing Date have run, New Holdings shall (i) as of any date of determination, maintain consolidated shareholders' equity of not less than the lesser of (x) $150,000,000 and (y) the greater of (1) 95% of the consolidated shareholders' equity of New Holdings at January 1, 1996, and (2) the sum of (A) $135,000,000 plus, (B) on and after January 1, 1997, the product of (I) $7,500,000 multiplied by (II) the number of the most recent preceding anniversary of December 31, 1995 and (ii) be a "well capitalized" bank holding company within the meaning of the regulations of the Board of Governors of the Federal Reserve System (as in effect on the date hereof); except that, so long as its Tier 1 capital leverage ratio (determined in accordance with regulations in effect on the date hereof) is 4.5% or above, New Holdings shall not be deemed to be less than "well capitalized" solely because its Tier 1 capital leverage ratio is less than 5%; provided, however, that on or before September 30, 1995, the denominator used in determining New Holding's Tier 1 capital leverage ratio shall be the book value of the average total consolidated assets (net of the allowance for loan losses) of New Holdings following the Distribution.

     SECTION 7.  NONCOMPETITION AND NONSOLICITATION; PROPRIETARY INFORMATION.

          (a) Until the fourth anniversary of the Effective Time, neither New Holdings nor any subsidiary or affiliate of New Holdings shall (i) in any way, directly or indirectly, engage in the Processing Business in the United States or Canada, or own, manage, operate, control or have an interest greater than 5% of the voting stock or 25% of the total equity in any enterprise which engages, directly or indirectly, in the Processing Business in the United States or Canada; provided, however, that nothing contained herein shall prohibit New Holdings or any subsidiary or affiliate of New Holdings from directly or indirectly acquiring a corporation or other entity or affiliated group of corporations or other entities that is engaged in the Processing Business (an "ACQUIRED PERSON") so long as during the twelve month period ending on the last day of the month immediately preceding the month of such acquisition, revenues earned from the Processing Business by such Acquired Person constituted no more than 15% of the aggregate revenues of such Acquired Person; provided, however, than an Acquired Person shall be subject to this Section 7 only with respect to customers of such Acquired Person who were not customers on the date immediately preceding the date such Acquired Person became an affiliate of New Holdings; (ii) provide any Customer or Institutional Client with any of the following items in connection with any assets held in custody or safekeeping by CMC or any affiliate of CMC, except as provided in the Services Agreement: (A) securities lending and investment of related collateral, (B) securities and commodities clearing services or (C) foreign exchange services or (iii) provide any Customer with any of the following items in connection with any assets with respect to which CMC or any affiliate of CMC provides Processing Services: (A) cash balance sweep services, (B) except with respect to assets for which New Holdings or any subsidiary of New Holdings exercises investment management for Customers listed on Schedule 7.1, Cash Management or (C) extensions of credit to investment companies and other commingled investment funds.

          (b) Until the third anniversary of the Effective Time, except as provided in Section 5.8 of the Merger Agreement, neither New Holdings nor any of its subsidiaries will solicit for employment any person who is, or after the Effective Time will be, a Retained Employee (other than a Retained Employee whose employment with CMC and its affiliates or any successor thereto has been terminated or who has been given notice of termination) or seek to persuade any such Retained Employee to discontinue his or her employment with CMC or any of its subsidiaries.

          (c) From and after the Effective Time, except as required by law, neither New Holdings nor any of its subsidiaries nor any of their respective representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret, confidential information or other proprietary data (including any customer list, employee data, record or financial information constituting a trade secret) concerning the Processing Business and the Related Back Office (as defined in the Contribution Agreement) including, without limitation, the business or policies of Old USTNY and the Company or any of their respective subsidiaries, other than information that is an Acquired Asset or a Delayed Asset; provided, however, that nothing in the foregoing shall preclude New Holdings or any subsidiary or affiliate of New Holdings from providing any of the services not specifically prohibited herein or from engaging in the Processing Business from and after the fourth anniversary of the Effective Time.

          (d) In the event that there is a direct or indirect Change of Control, New Holdings and New Trustco shall cease to be bound by Section 7(a), and upon six months notice by CMC, CMC may treat such Change of Control as a termination of the Services Agreement by New Trustco and cease providing Processing Services under the Services Agreement on or after six months after the Change of Control.

          (e) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to
     Section 2 and other remedies at law would be inadequate in the case of any breach of the covenants contained in Sections 7(a), 7(b), and 7(c) and each of New Holdings and New Trustco agrees that each of CMC and the Company shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

          (f) For the purposes of this Section 7:

             "ACCOUNTING AND VALUATION SERVICES" shall mean all portfolio accounting and valuation services including but not limited to the financial and tax recordkeeping related to income, disbursements, corporate actions, interest, dividends and expense of customers, including the calculation of total assets, net assets, net asset value per share or unit, the preparation of financial statements and related functions.

             "ADMINISTRATION SERVICES" shall mean any or all of the following:
        (i) the maintenance of corporate, trust or partnership books and records, including Accounting and Valuation Services and Transfer Agent Services, (ii) the preparation of required regulatory filings and reports and payments of required governmental fees and expenses, (iii) the preparation and filing of tax returns, (iv) overseeing the determination of net asset value calculations, (v) arranging for and supervising payments of expenses, (vi) the preparation of financial statements, (vii) the provision of legal and regulatory compliance services and supervision of regulatory and compliance matters, including without limitation the preparation and filing of registration statements and disclosure documents required by federal or state law, (viii) the preparation of annual and semiannual reports and other shareholder communications and (ix) corporate secretary and treasury services.

             "ASSET AND INVESTMENT MANAGEMENT BUSINESS" shall mean the asset and investment management business of USTNY and its affiliates ("AIM"), as conducted in the case of USTNY by its Asset Management Group, which includes administration of personal and Family trusts and estates, estate planning services, providing Special Fiduciary Services, broker-dealer services, custody services with respect to assets managed by AIM, providing tax services and financial counseling and acting as a discretionary trustee or an investment manager for stocks, bonds, separately managed or pooled accounts, common trust funds and other financial assets for individuals and entities including without limitation, mutual funds, institutions and employee benefit plans.

             "BUNDLED SERVICES" shall mean the provision of Administration Services, Custody Services or Trust Services as included services, without separate charge, together with the exercise of Substantial Management Discretion over 50% or more of the investible assets in the account for which such included services are provided.

             "CASH MANAGEMENT" shall mean short term investment management of uninvested cash balances in instruments or vehicles having an average maturity of 180 days or less, including without limitation STIFs or money market funds.

             "CHANGE OF CONTROL" shall mean any direct or indirect acquisition of New Holdings or New Trustco by any other institution, including without limitation, a merger of New Holdings or New Trustco with an unaffiliated institution (or any affiliate of such institution) having total assets of $2 billion or more or shareholders' equity of $200 million or more.

             "CORPORATE TRUST AND AGENCY BUSINESS" shall mean the corporate trust and agency business of USTNY and its affiliates, which includes acting as trustee for the holders of interests representing obligations under bonds, debentures, leases, structured obligations, derivative and asset-backed securities, and voting trusts, acting as registrar, tender agent, voting trustee, solicitation agent, drawing agent, authenticating agent, warrant agent, paying agent, issuing agent, depositary or exchange agent for cash, securities or other property (other than registered Investment Company securities), acting as fiscal agent under public bond resolutions, acting as an escrow agent, transfer agent or collateral agent for public and private corporations, partnerships (but not registered Investment Companies) and municipalities and acting as bond immobilization agent.

             "CUSTODY SERVICES" shall mean the provision of custodial trustee, safekeeping and related services to clients with respect to their cash, securities or other assets, including (i) custody and safekeeping of assets, (ii) settlement of securities and asset transactions and reporting thereof, (iii) determination and collection of income and entitlements on securities and other assets, (iv) making cash disbursements and reporting cash transactions, (v) maintenance of investment ledgers and position and income reports, including account ledgers, statements of account, asset status lists and investment reviews, (vi) cash balance sweep services, (vii) securities lending and investment of related collateral, (viii) securities and commodities clearing services, (ix) foreign exchange services, and (x) extensions of credit to (A) Investment Companies for leverage and 12b-1 financing and
        (B) other commingled investment funds.

             "FAMILY" shall mean an individual or group of individuals related by blood, marriage, or similar relationships.

             "FAMILY OFFICE" shall mean any corporation, trust, partnership or other entity established and operated exclusively to manage, or as a vehicle for the common management of, the assets or affairs of a Family. A "FAMILY OFFICE" may include foundations or endowments, provided that when aggregated, all such foundations and endowments shall constitute less than 50% of: (i) the investible assets of the Family Office and
        (ii) the investible assets of Family Members under the management of New Holdings or any subsidiary or affiliate of New Holdings. "FAMILY OFFICE" shall also include any employee benefit plan trust maintained exclusively for the benefit of Family retainers and employees of the Family Office.

             "FAMILY TRUST" shall mean any trust for the benefit of an individual or Family.

             "INSTITUTIONAL CLIENT" shall mean any corporation, trust, foundation, endowment, limited liability company, partnership or similar entity having investible assets of $50 million or more, other than a Family Office.

             "PRIVATE BANKING BUSINESS" shall mean the private banking business of USTNY and its affiliates which includes the provision of a full range of commercial banking and fiduciary services to individuals, Families, Family Offices, partnerships and other entities. Services and products provided by the Private Banking Business include checking accounts, money market accounts, certificates of deposit, secured and unsecured loans, mortgage loans, lines of credit, letters of credit, custody and securities administration services, secured broker loans and Cash Management services offered to securities industry participants and financial institutions (other than Customers).

             "PROCESSING BUSINESS" shall mean the business of providing Administration Services, Custody Services or Trust Services; provided, however, that the term "PROCESSING BUSINESS" shall not include any services that would, but for this proviso, constitute "PROCESSING BUSINESS," to the extent such services are provided in connection with any of the following: (i) any relationship listed in Schedule 7.2; (ii) assets with respect to which New Holdings or any subsidiary or affiliate of New Holdings exercises investment management; (iii) individuals, estates, Family Trusts or Family Offices; (iv) any corporation, limited liability company, trust, partnership, foundation or endowment or other entity having, at the time of the acceptance of the relationship, investible assets of less than $50 million or, at any time the services are provided other than as Bundled Services, investible assets of less than $100 million; (v) any collective investment trust maintained exclusively by New Trustco or another bank or trust company affiliate;
        (vi) the Corporate Trust and Agency Business of New Holdings, New Trustco or any of their affiliates, (vii) subject to clause (iv) above, the AIM Business; (viii) subject to clause (iv) above, the Private Banking Business, (ix) any service provided to New Holdings or a subsidiary or affiliate of New Holdings for its own account or (x) any relationship for which CMC serves as subcustodian to New Holdings or any subsidiary or affiliate of New Holdings (other than pursuant to the Services Agreement). Except as expressly provided, the foregoing clauses
        (i) through (x) operate independently and none shall be deemed to limit the other.

             "SPECIAL FIDUCIARY SERVICES" shall mean any special appointment to act as trustee or as fiduciary with respect to employer or employer-related securities in which the trustee or fiduciary is appointed for the express purpose of making a special investment or voting decision or other discretionary decision with respect to such employer or employer-related securities.

             "SUBSTANTIAL MANAGEMENT DISCRETION" shall mean the actual management of investible assets, directly or through a subadvisor, whether or not the manager exercises final decision-making power over assets.

             "TRANSFER AGENT SERVICES" shall mean any or all of the services, functions or activities of a transfer agent, as defined in Section 3(a)(25) of the Exchange Act, including but not limited to the functions of dividend disbursing agent, registrar, and shareholder liaison functions, and (i) the maintenance, updating and operating of shareholder or equivalent ownership of shares, units or partnership interests in such accounts, (ii) the preparation and input of all orders for purchases, exchanges, redemptions and transfers and any reconciliations, settlements and mailings relating thereto, (iii) responding to inquiries from existing and prospective shareholders, unitholders or partners, (iv) reconciling all internal accounts, such as incoming cash and settlement wires, (v) tax preparation, materials or reports for shareholders, unitholders or partners (but not Investment Companies), and reporting and compliance in connection therewith, (vi) record-keeping for shareholders, unitholders or partners in accordance with applicable law, rules and regulations and (vii) other services customarily performed by a transfer agent.

             "TRUST SERVICES" shall mean services provided as a trustee or custodian consisting of the provision of safekeeping and related services to clients with respect to their cash, securities or other assets, including the services denoted under "Custody Services" above, and the following: (i) portfolio accounting services including but not limited to financial and tax recordkeeping, (ii) preparation of required regulatory filings and reports, (iii) provision of performance measurement and analytical services, including the on-line delivery thereof and (iv) benefit payments and participant recordkeeping.

     SECTION 8. OTHER AGREEMENTS. (a) Old USTNY acknowledges that certain Customer Agreements (as defined in the Contribution Agreement) of the IAS Business (as defined in the Contribution Agreement) for Cash Management Services relating to collective investment vehicles that will be maintained or advised by New Trustco are part of the Retained Assets. In each such instance, New Trustco shall use its best efforts to have the relevant Customers (as defined in the Contribution Agreement) of the IAS Business enter into agreements with New USTNY in order to transfer the money management relationship of such Customers to New USTNY.

     (b) From and after the Closing Date, Old USTNY shall use its best efforts to assist New Trustco in the collection of the Transferred Processing Receivables (as defined in the Contribution Agreement); provided, however, that the foregoing shall not require Old USTNY to incur any actual cost or expense not reimbursed by New Trustco or to conduct litigation (but Old USTNY shall cooperate in such ways as may reasonably be requested by New Trustco, at New Trustco's expense, in connection with any litigation commenced by New Trustco to collect such Transferred Processing Receivables).

     SECTION 9. VALIDITY. If any provision of this Agreement should, for any reason whatsoever, be declared invalid or unenforceable by a court of competent jurisdiction, the validity or enforcement of the remainder of the Agreement shall not thereby be adversely affected and such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, however, that to the extent any such provision may be made valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, the parties agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction, and any court of competent jurisdiction is hereby authorized to enforce such provision as so limited.

     SECTION 10. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the first business day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (ii) on the first business day occurring on or after the date of delivery if delivered personally or (iii) on the first business day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

        (i) if to any of the Chase Parties, to

            c/o The Chase Manhattan Corporation
            One Chase Manhattan Plaza
            New York, New York 10081
            Attention: Robert M. MacAllister
            Facsimile Number: (212) 552-4934

            with a copy (which shall not constitute notice) to:

            O'Melveny & Myers
            153 East 53rd Street
            New York, New York 10022
            Attention: William H. Satchell
            Facsimile Number: (212) 326-2061

        (ii) if to any of the New UST Parties, to

             c/o U.S. Trust Corporation
             114 West 47th Street
             New York, New York 10036
             Attention: Maureen Scannell Bateman
             Facsimile Number: (212) 852-1310

             with a copy (which shall not constitute notice) to:

             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, New York 10019
             Attention: B. Robbins Kiessling
             Facsimile Number: (212) 765-0992

     SECTION 11. BOOKS AND RECORDS. After the Closing, upon reasonable written notice, New Trustco and Old USTNY each shall furnish or cause to be furnished to the other and their respective accountants, counsel and other representatives access, during normal business hours, to such information (including books and records) as is reasonably necessary.

     SECTION 12. EXPENSES. New Holdings and New Trustco jointly and severally agree to pay all fees and expenses incurred by the Company and Old USTNY and their respective affiliates in connection with the negotiation and execution of the Documents and the performance of the transactions contemplated thereby, other than transactions performed after the Effective Time.

     SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     SECTION 14. INTERPRETATION. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles.

     SECTION 15. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

                                          THE CHASE MANHATTAN CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          UNITED STATES TRUST COMPANY OF
                                          NEW YORK

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          NEW U.S. TRUST COMPANY OF NEW YORK

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          U.S. TRUST CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          NEW USTC HOLDINGS CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX E
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            TAX ALLOCATION AGREEMENT

                         DATED AS OF             , 1995

                                     AMONG

                             U.S. TRUST CORPORATION

                         NEW USTC HOLDINGS CORPORATION

                                      AND

                        THE CHASE MANHATTAN CORPORATION

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   TAX ALLOCATION AGREEMENT (the "AGREEMENT")
                     dated as of             , 1995, among
                 U.S. TRUST CORPORATION, a New York corporation
                                (the "COMPANY"),
             NEW USTC HOLDINGS CORPORATION, a New York corporation
             ("NEW HOLDINGS") and THE CHASE MANHATTAN CORPORATION,
                       a Delaware corporation ("PARENT").

     WHEREAS, the Company is currently the common parent of an affiliated group of corporations (the "AFFILIATED GROUP") filing consolidated Federal income Tax returns and unitary or combined state income Tax returns ("CONSOLIDATED RETURNS"), pursuant to which the Company and one or more other members of the Affiliated Group pay Taxes on a consolidated, combined or unitary basis ("CONSOLIDATED TAXES");

     WHEREAS, on             , United States Trust Company of New York, a New
York State chartered bank and trust company ("USTNY") and a wholly owned subsidiary of the Company, transferred certain assets and liabilities associated with USTNY's private banking and asset management businesses to New U.S. Trust Company of New York, a New York State chartered bank and trust company ("NEW TRUSTCO") and a newly formed, wholly owned subsidiary of USTNY ("CONTRIBUTION NO. 1");

     WHEREAS, immediately thereafter, USTNY distributed the stock of New Trustco to the Company ("SPINOFF NO. 1") in a transaction intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE");

     WHEREAS, immediately thereafter, the Company contributed the stock of New Trustco, the stock of certain other subsidiaries of the Company and certain other assets to New Holdings, a newly formed, wholly owned subsidiary of the Company ("CONTRIBUTION NO. 2");

     WHEREAS, the Company intends to distribute all the stock of New Holdings to its shareholders ("SPINOFF NO. 2") in a transaction intended to qualify as a tax-free spin-off under Section 355 of the Code (Contribution No.1, Contribution No.2, Spinoff No.1 and Spinoff No.2 are referred to, collectively, herein as the "SPINOFFS");

     WHEREAS, on the beginning of the first day after the date on which Spinoff No.2 occurs (the "DISTRIBUTION DATE"), New Holdings and its subsidiaries, including New Trustco (collectively, the "HOLDINGS GROUP"), will cease to be members of the Affiliated Group of which the Company is the common parent corporation, within the meaning of Section 1502 of the Code, and which has elected to file Consolidated Returns;

     WHEREAS, immediately following Spinoff No.2 pursuant to an agreement between the Company and the Parent, the Company shall merge with the Parent or a subsidiary of the Parent and USTNY may merge with a subsidiary of the Parent (collectively, the "MERGER");

     WHEREAS, the Company and New Holdings desire to allocate the liability for the Taxes (including any interest or penalties thereon and additions thereto) of members of the Affiliated Group for any taxable period (including short taxable periods and any portion of any taxable period) which period (or portion) ends on or before the effective date of the Merger (a "PRE-MERGER TAX PERIOD") and to provide for certain other tax-related matters;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

          1. Indemnification by the Company and USTNY. The Company and its subsidiaries, other than USTNY, shall indemnify and hold harmless New Holdings against any Federal, state, local and foreign income, property, sales, excise, transfer, withholding, employment or other taxes, tariffs or governmental charges (and all penalties and interest relating thereto) imposed by a governmental authority pursuant to the exercise of its power to tax (collectively, "TAXES") (i) imposed on the Company, USTNY or any of their respective subsidiaries at the Effective Time of the Merger for any taxable period (including short taxable periods and any portion of any taxable period) which period (or portion) begins on or after and ends after the effective date of the Merger (a "POST-MERGER TAX PERIOD"),
     (ii) imposed on any member of the Affiliated Group as a result of the Merger failing to qualify as a reorganization under Section 368(a) of the Code solely by reason of one or more actions, other than a Contemplated Action, taken by the Company, the Parent or any of their respective subsidiaries after the Merger or (iii) imposed as a result of the Spinoffs on any member of the Affiliated Group solely by reason of one or more actions, other than a Contemplated Action, taken by the Company, the Parent or any of their respective subsidiaries after the Merger. As used herein, "CONTEMPLATED ACTION" shall mean any action or inaction set forth in the documents prepared in connection with the Spinoffs and the Merger, and actions or inactions contemplated to be taken as specified in writing by the Parent to New Holdings in connection with the preparation of a private letter ruling request to be completed in connection with the Spinoffs and the Merger. Except as specifically provided in this Section 1, none of Parent, the Company nor any of their respective subsidiaries shall have any obligation to any of New Holdings, New Trustco or any of their respective subsidiaries for any Taxes arising from or related to the Spinoffs or the Merger.

          2. Indemnification by New Holdings. New Holdings and each direct or indirect subsidiary thereof, other than New Trustco, shall indemnify and hold harmless the Parent, the Company, USTNY and each direct or indirect subsidiary thereof against any and all Taxes, other than Taxes for which New Holdings, New Trustco and each direct or indirect subsidiary thereof has been indemnified under Section 1, (i) imposed on any member of the Affiliated Group with respect to a Pre-Merger Tax Period or (ii) imposed on Parent, Company and each direct or indirect subsidiary thereof as a result of the Spinoffs or the Merger.

          3. Control of Tax Matters. (a) The Company hereby irrevocably designates, and agrees to cause each of its subsidiaries to so designate, New Holdings as its agent to take any and all actions, at New Holdings' sole expense, necessary or incidental to the preparation of Tax returns and the filing of claims for refunds or forms relating to any Pre-Merger Tax Period. For any Straddle Period (as defined in Section 4) of the Company or any of its subsidiaries that was a member of the Affiliated Group for any Pre-Merger Tax Period, Parent, at Parent's sole expense, will timely file (in a manner consistent with past practice of the Company, unless Parent reasonably determines that such practice is inconsistent with the then existing state of the law) with the appropriate Taxing authorities all Tax returns required to be filed.

          (b) If requested by New Holdings the Company will, and will cause each of its subsidiaries that was a member of the Affiliated Group for any Pre-Merger Tax Period to, and New Holdings will, and will cause each of its subsidiaries that was a member of the Affiliated Group for any Pre-Merger Tax Period to, join in the filing of Consolidated Returns for all Pre-Merger Tax Periods to the extent the Company, New Holdings and their subsidiaries are respectively eligible to join in such Consolidated Returns. Such Consolidated Returns will be filed on behalf of the Affiliated Group by New Holdings or, if so requested by New Holdings, by the Company.

          (c) The Company shall refrain, and shall cause each of its subsidiaries to refrain, from making any material tax election (including an election under Section 13261(g)(2) of the Revenue Reconciliation Act of
     1993) without the prior written consent of New Holdings that would (i) bind New Holdings or any member of the Holdings Group or (ii) materially affect the Tax liability of the Affiliated Group.

          (d) Without the prior written consent of Parent, New Holdings shall refrain, and shall cause each of its subsidiaries to refrain, from making, filing or amending any Tax return that includes any Pre-Merger Tax Period that (i) is inconsistent with the existing and historic method used by the Affiliated Group in calculating the taxable income of the Affiliated Group and (ii) would materially affect the Tax liability of the Parent, Company and each direct or indirect subsidiary thereof for any Post-Merger Tax Period.

          4. Allocation Between Taxable Periods. (a) In the case of any taxable period that includes but does not end on the effective date of the Merger (a "STRADDLE PERIOD"),

             (i) real, personal and intangible property Taxes, other than transfer and similar Taxes, ("PROPERTY TAXES") allocated to the Pre-Merger Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Merger Tax Period and the denominator of which is the number of days in the Straddle Period; and

             (ii) all Taxes (other than Property Taxes) for the Pre-Merger Tax Period shall be computed based on an actual closing of the books as if such taxable period ended as of the close of business on the effective date of the Merger and, in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other "flow through" entity, based on an actual closing of the books as if the taxable period of such partnership or other "flow through" entity ended as of the close of business on the effective date of the Merger; provided, however, the transfers and transactions (including Taxes attributable thereto) which occur to effectuate the Spinoffs or the Merger shall be allocated to the Pre-Merger Tax Period.

          (b) In the case of any taxable period other than a Straddle Period, all income, deductions and other items shall be allocated between the Pre-Merger Tax Period and the Post-Merger Tax Period in a manner consistent with applicable tax accounting principles and based on an actual closing of the books of the Company on the effective date of the Merger except that
     (i) allowances or deductions that are calculated on an annual basis (such as the deductions for amortization, depreciation or capital allowances) and Property Taxes shall be prorated on a daily basis, (ii) transfers and transactions (including Taxes attributable thereto) which occur to effectuate the Spinoffs or the Merger shall be allocated to the Pre-Merger Tax Period, and (iii) if the effective date of the Merger occurs on a date other than the first day of a fiscal month of the Company, all income, deductions and other items for such month (other than amounts attributable to transactions not in the ordinary course of business and other than closing adjustments and other similar adjustments) will be prorated on a daily basis. Any adjustments made by any Taxing authority shall be allocated in accordance with the principles of this Section 4(b).

          (c) Without limiting the foregoing provisions of this Section 4 setting forth the principles for allocating income, gain, loss, deduction, credits, events or transfers between Pre-Merger and Post-Merger Tax Periods, and any Straddle Period, New Holdings, Parent, and the Company shall file, or cause to be filed, all relevant Tax returns and execute, or cause to be executed, such other documents as may be required by any Taxing authority, on the basis that the Spinoffs and the Merger shall occur for Tax purposes as of the close of business on the day before the effective date of the Merger and refrain from taking any position inconsistent with such basis with any Taxing authority unless the relevant Taxing authority will not accept a Tax return filed on such basis, or unless otherwise required under applicable law after a final determination thereof.

          5. Cooperation. The Company agrees to cooperate with New Holdings, and will cause each of its subsidiaries to so cooperate, in a timely manner consistent with existing practice in filing any return or consent contemplated by this Agreement. The Company also agrees to take, and will cause the appropriate subsidiary to take, such action or actions as New Holdings may reasonably request, including but not limited to the filing of requests for the extension of time within which to file tax returns, and to cooperate in connection with any refund claim with respect to any Pre-Merger Tax Period. The Company further agrees to furnish timely, and to cause each of its subsidiaries to so furnish, New Holdings with any and all information reasonably requested by New Holdings in order to carry out the provisions of this Agreement. Without limiting the generality of the foregoing sentence, the Company specifically agrees to provide to New Holdings promptly, but in any event within 10 days of receipt thereof, copies of any correspondence or notices received from the Internal Revenue Service or any other Taxing authority with respect to Taxes of the Affiliated Group for a Pre-Merger Tax Period. New Holdings agrees to furnish timely to the Company any and all information requested by the Company in order to carry out the provisions of this Agreement.

          6. Refunds and Carrybacks; Carryforwards. (a) Any refund or reduction of any Tax that results from any refund or carryback of a loss, credit or similar item of the Company arising from or attributable to a PreMerger Tax Period to a Taxable period beginning prior to the effective date of the Merger shall be for the account of New Holdings. The Company shall, promptly upon receipt by the Company, pay to New Holdings any such refund or reduction (whether payable pursuant to a Consolidated Return or not) together with any interest relating thereto at the Federal statutory rate used by the Internal Revenue Service or the relevant Taxing authority in computing the interest payable by or to it, regardless of whether such refund is attributable to a carryback, adjustment or any other factor. The Company's obligations under this Section 6(a) shall be limited to amounts (including interest) actually received by the Company with respect to such refund. A refund or reduction will be considered to have been received by the Company or its affiliate (i) to the extent that the amount of Taxes such person would be required to pay but for such refund or carryback is reduced, or the amount of a Tax refund such person would receive but for such refund or carryback is increased and (ii) at the time a Tax payment or refund referred to in clause (i) is actually paid or received, as the case may be, by the Company or its then existing affiliates. New Holdings and its direct and indirect subsidiaries shall reimburse Company for any payment (including any expenses, interest or penalties related thereto) made by Company under this Section 6(a) promptly upon a determination that the refund or reduction to which such payment relates was erroneous.

          (b) Any refund or reduction of any Tax that results from any carryforward of a loss, credit or similar item of the Company from a Taxable period beginning prior to the effective date of the Merger to a Taxable period beginning on or after the effective date of the Merger shall be for the account of New Holdings. In the event the Company, USTNY or any subsidiary of the Company that was a member of the Affiliated Group for a Pre-Merger Tax Period carries forward such loss, credit or similar item from a Pre-Merger Tax Period to a taxable period ending after the date of the Merger, the Company shall pay to New Holdings the Tax benefit attributable to such carryforward as and when such Tax benefit is realized. In computing the amount of any such refund or reduction of Tax, the Company or its affiliate will be deemed to recognize all items of income, gain, loss, reduction or credit before recognizing any item so carried forward. A refund or reduction will be considered to have been received by the Company or its affiliate (i) to the extent that the amount of Taxes such person would be required to pay but for such carryforward is reduced, or the amount of a Tax refund such person would receive but for such carryforward is increased and (ii) at the time a Tax payment or refund referred to in clause (i) is actually paid or received, as the case may be, by the Company or its affiliates. Such amount shall be paid by the Company to New Holdings within five business days of a written request therefor by New Holdings, which request shall set forth in reasonable detail the computation of such amount and the date such Tax benefit was received. New Holdings and its direct and indirect subsidiaries shall reimburse Company for any payment (including any expenses, interest or penalties related thereto) made by Company under this Section 6(b) promptly upon a determination that the refund or reduction to which such payment relates was erroneous.

          (c) To the extent Parent reasonably determines that any refund or reduction received by Company or its direct or indirect subsidiaries which is payable to New Holdings under this Section 6 is based on a position that is likely to be successfully challenged by Taxing authorities, Company shall have the right to require New Holdings to secure its reimbursement obligation in a manner and for a term reasonably satisfactory to Parent; provided, further, Company's obligations hereunder to pay such refund to New Holdings shall be conditioned upon the prior receipt of such security. Provided, however, if the amount Company or its direct or indirect subsidiaries must pay to any Taxing authority with respect to any such refund or reduction exceeds the amount of security, if any, provided the Company pursuant to this Section 6(c), New Holdings shall pay such excess to the Company as provided in Sections 6(a) or 6(b), as applicable.

          7. Contests. (a) Except as provided below, in the event that any deficiencies or refund claims arise with respect to a Tax liability of the Affiliated Group for a Pre-Merger Tax Period, New Holdings shall control all proceedings with respect thereto. In the event that any issue or issues are raised during such proceedings that may result, directly or indirectly, in deficiencies or refund claims related to Taxes that would be required to be paid by the Company pursuant to Section 1 hereof, both New Holdings and Parent agree and acknowledge that the contest of any such issue or issues shall be conducted jointly; provided, however, all major decisions regarding the conduct of such contest shall be made by Parent. New Holdings' right to indemnity hereunder shall be conditioned on New Holdings' compliance with

     Section 4 of the Post Closing Covenants Agreement except that New Holdings' shall be required to give notice to Parent under Section 4 of the Post Closing Covenants Agreement upon the receipt of oral or written notice by New Holdings from any governmental authority or agent thereof of an issue that may result in Taxes for which a claim for indemnity from Parent, Company or USTNY may be made under this Agreement.

          (b) New Holdings and the Company agree to cooperate in all reasonable respects with respect to Tax deficiencies or refund claims described in Sections 6(a) and (b), which cooperation shall include executing and filing such waivers, consents, forms, court petitions, refund claims, complaints, powers of attorney and other documents needed from time to time in order to defend, prosecute or resolve such deficiencies or claims.

          8. Computations. Other than determinations of whether there are any indemnity obligations under this Agreement, all computations or recomputations of Tax liability and all determinations, computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the Tax liability, the amount or effect of any loss, credit or deduction, the effect of a Federal statutory Tax rate change for a Taxable year, and the amount of any interest, penalties or additions imposed with respect to any Tax) shall be prepared by New Holdings and submitted to Parent for its written approval. Any disagreement as to such computations after submission to the Parent by New Holdings shall be resolved by a nationally recognized accounting firm, with expertise in Tax, independent of each of the parties hereto. Without limiting the foregoing, New Holdings shall calculate the Taxable income of the Affiliated Group in accordance with the existing and historic methodology used by the Affiliated Group in calculating Taxable income of the Affiliated Group and submit such calculation to the Parent in accordance with the provisions of this Section 8.

          9. Offsets. No payment shall be required to be made by either party to the other pursuant to this Agreement to the extent that there is an amount then due and payable under this Agreement to the party that is to make such payment.

          10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          11. Survival. The provisions of this Agreement shall survive the effective date of the Merger and remain in full force until all periods of limitations, including any extensions or waiver periods, for all Taxable periods of the Company and New Holdings prior to or including the effective date of the Merger have expired.

          12. Notices. Any notices, payments or other communications required by this Agreement shall be made as provided in the Section 10 of the Post Closing Covenants Agreement; however, copies of such notices, payments or other communications shall, for both New Holdings and the Company, be sent to the attention of the Director of Taxes.

          13. Governing Law. The principles and provisions of Section 8.7 of the Merger Agreement shall apply to this Agreement.

          14. Entire Agreement. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies. The parties agree that to the extent the provisions of any other agreements executed in connection with the Spinoffs or the Merger are inconsistent with the provisions hereof, the provisions of this Agreement shall prevail.

          15. Counterparts. The principles and provisions of Section 8.5 of the Merger Agreement shall apply to this Agreement.

          16. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

          17. Headings. Headings of sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          18. Definitions. Any capitalized term not defined in this Agreement shall have the meaning given to such term by the Contribution and Assumption Agreement, the Agreement and Plan of Distribution or the Merger Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          U.S. TRUST CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          NEW USTC HOLDINGS CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          THE CHASE MANHATTAN
                                            CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX F

                             (LOGO) CS  FIRST  BOSTON

CS First Boston Corporation                                  55 East 52nd Street
                                                         New York, NY 10055-0186
                                                          Telephone 212 909 2000

February 9, 1995

Board of Directors
U.S. Trust Corporation
114 West 47th Street
New York, NY 10036

Dear Members of the Board:

     We have acted as financial advisor to U.S. Trust Corporation (the "Corporation") in connection with the proposed sale (the "Sale") of the unit investment trust, mutual fund services and institutional asset services divisions (the "Processing Business") to The Chase Manhattan Corporation ("Chase") pursuant to a Merger Agreement (the "Merger Agreement"), dated as of November 17, 1994, between the Corporation and Chase, for an aggregate consideration of $363.5 million of Chase common stock, up to a maximum of 11,721,806 shares. You have asked us to advise you with respect to the fairness to the Corporation, from a financial point of view, of the consideration to be received by the shareholders of the Corporation in the Sale.

     In arriving at our opinion, we have reviewed certain publicly available financial information relating to the Corporation and Chase. We have also reviewed certain other information, including financial forecasts, provided to us by the management of the Corporation and have met with the Corporation's senior management to discuss the business and prospects of the Processing Business.

     We have also considered the financial terms of certain other comparable transactions which have recently been effected and reviewed publicly available financial and stock market data for companies providing data processing services which we have compared to the financial data of the Processing Business. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, management of the Corporation has advised us, and we have assumed, that they have been reasonably prepared, reflecting the best currently available estimates and judgments of the Corporation's management as to the future financial performance of the Processing Business. In addition, we have not made an independent evaluation or appraisal of the assets of the Processing Business, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist on the date hereof. We are not expressing any opinion as to what the value of the Chase common stock actually will be when issued to the shareholders of the Corporation in connection with the Sale or the prices at which such Chase common stock will trade subsequent to such issuance. We have assumed, with your consent, that the Sale will be treated as a tax-free transaction.

     We have acted as financial advisor to the Corporation in connection with the Sale and will receive a fee for our services, which is contingent in part upon the consummation of the Sale.

     In the past, we have performed certain investment banking services for Chase and have received customary fees for such services. In the ordinary course of our business, we may actively trade the debt and equity securities of the Corporation and Chase for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the consideration to be received in the Sale by the shareholders of the Corporation is fair to the Corporation from a financial point of view.

Very truly yours,

CS FIRST BOSTON CORPORATION

By: /s/ ROBERT M. BAYLIS
    --------------------------------------------------------
    Robert M. Baylis
    Vice Chairman

                                                                      APPENDIX G

         SECTIONS 910 AND 623 OF THE NEW YORK BUSINESS CORPORATION LAW

     SEC. 910. RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE. (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

     (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

     (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

     (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); and

     (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

     (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

     (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation: except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange.

     (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623. (Last amended by L. 1991, Ch. 390, sec. 3.)

     SEC. 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.--(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of Section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose share the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares.

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and not withstanding subdivision (d) of section 3101 of the civil practice laws and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceedings, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by L. 1986, Ch 117, sec. 3.)

                                                                      APPENDIX H

                       INFORMATION STATEMENT RELATING TO

                         NEW USTC HOLDINGS CORPORATION
                              AND THE DISTRIBUTION

                                  INTRODUCTION

     This Information Statement is being furnished to stockholders of U.S. Trust Corporation, a New York corporation ("UST"), in connection with the contemplated pro rata distribution (the "Distribution") to UST stockholders of shares of common stock, par value $1.00 per share ("Company Common Stock"), of New USTC Holdings Corporation, a New York corporation and wholly owned subsidiary of UST (the "Company"). The holders of UST common stock, par value $1.00 per share ("UST Common Stock"), will receive one share of Company Common Stock with respect to each share of UST Common Stock held by such holder on the record date for the Distribution (the "Distribution Record Date"). The Distribution will result in 100% of the outstanding shares of Company Common Stock being distributed to UST stockholders on a share-for-share basis. The Distribution is being effected by UST in connection with the acquisition by The Chase Manhattan Corporation, a Delaware corporation ("Chase"), of UST's securities processing business and related back office operations, including the assets and certain liabilities related thereto (the "Chase Acquired Business"), pursuant to a merger (the "Merger") of UST with and into Chase following the Distribution.

     At the time of the Distribution, the Company will own all of UST's businesses, assets and liabilities, other than the Chase Acquired Business (collectively, the "Core Businesses"). Immediately prior to the time the Distribution is effected (the "Time of Distribution"), the Core Businesses, which include UST's asset management, private banking, special fiduciary, corporate trust and other non-processing businesses, will be transferred to the Company by UST in accordance with (i) the Contribution and Assumption Agreement to be entered into prior to the Time of Distribution between United States Trust Company of New York, a New York bank and trust company and a wholly owned subsidiary of UST ("USTNY"), and New U.S. Trust Company of New York, a recently organized entity that at the Time of Distribution will be a New York bank and trust company and a wholly owned subsidiary of the Company ("New Trustco"), the form of which is an Exhibit to the Company Form 10 (as defined below) of which this Information Statement forms a part and which is attached as Appendix C to the Proxy Statement-Prospectus (the "Proxy Statement-Prospectus") filed by UST and Chase in connection with the Distribution and the Merger (as such form may be amended, supplemented or otherwise modified from time to time, the "Contribution Agreement"), and (ii) the Agreement and Plan of Distribution to be entered into prior to the Distribution between UST and the Company, the form of which is an Exhibit to the Company Form 10 and which is attached as Appendix B to the Proxy Statement-Prospectus (as such form may be amended, supplemented or otherwise modified from time to time, the "Distribution Agreement"). This Information Statement is attached as Appendix H to the Proxy Statement-Prospectus. See "The Company".

     No consideration will be paid by UST stockholders for the shares of Company Common Stock to be received by them in the Distribution. There is currently no public trading market for the shares of Company Common Stock. The Company intends to apply for designation of the Company Common Stock as a national market security on the NASDAQ National Market System (the "National Market System").

     The Distribution has not yet been declared by the UST Board of Directors (the "UST Board"), and, accordingly, the Distribution Record Date has not yet been determined. The Distribution is conditioned on, among other things, the satisfaction of all conditions (other than consummation of the Distribution) to the parties' obligations to consummate the Merger provided for in the Agreement and Plan of Merger, dated as of November 18, 1994 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), among UST and Chase, which is attached as Appendix A to the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H. See "The Distribution -- Terms of the Distribution Agreement -- Conditions to the Distribution". Also see "The Merger -- Conditions" in the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H.

     The Company has filed a Registration Statement on Form 10 (including exhibits and amendments thereto, the "Company Form 10") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), covering shares of Company Common Stock to be received by UST stockholders in the Distribution. This Information Statement constitutes both Appendix H to the Proxy Statement-Prospectus and a part of the Company Form 10.

          The date of this Information Statement is February 9, 1995.

                               TABLE OF CONTENTS

INTRODUCTION.........................    H-1
SUMMARY..............................    H-3
  The Company........................    H-3
  The Transactions...................    H-3
  The Distribution...................    H-4
SPECIAL FACTORS......................    H-7
  Business To Be Conducted by the
     Company.........................    H-7
  Dividends and Dividend Policy......    H-7
  Relationship with Chase; Reliance
     on Services Agreement...........    H-7
  Absence of Trading Market..........    H-8
  Lack of Historical Information.....    H-8
  Reliance on Key Personnel..........    H-8
  Competition........................    H-8
  Government Monetary Policies.......    H-8
  Bank Holding Company Act of 1956...    H-9
  Other Federal and State Banking
     Regulation......................    H-9
  Substantial Stockholders; Certain
     Charter Provisions..............   H-10
THE COMPANY..........................   H-11
  General............................   H-11
  Regulatory Matters.................   H-13
  Future Conduct of the Business.....   H-16
  Employees..........................   H-16
  Properties.........................   H-16
  Legal Matters......................   H-17
THE DISTRIBUTION.....................   H-17
  Background of and Reasons for the
     Distribution....................   H-17
  Terms of the Contribution
     Agreement.......................   H-18
  Terms of the Distribution
     Agreement.......................   H-22
  Terms of the Post Closing Covenants
     Agreement.......................   H-24
  Terms of the Tax Allocation
     Agreement.......................   H-27
  Certain Federal Income Tax
     Consequences....................   H-28
RELATIONSHIP WITH CHASE..............   H-28
  Post Closing Covenants Agreement;
     Tax Allocation Agreement........   H-28
  Services Agreement.................   H-28
LISTING AND TRADING OF COMPANY COMMON
  STOCK..............................   H-30
CAPITALIZATION.......................   H-31
PRO FORMA CONDENSED FINANCIAL
  STATEMENTS.........................   H-32
PRO FORMA CONDENSED STATEMENT OF
  CONDITION..........................   H-33
PRO FORMA CONDENSED STATEMENT OF
  INCOME.............................   H-34
PRO FORMA CONDENSED STATEMENT OF
  AVERAGE BALANCES...................   H-36
NOTES TO PRO FORMA CONDENSED
  FINANCIAL STATEMENTS...............   H-37
SELECTED FINANCIAL DATA..............   H-41
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS......................   H-42
  Results of Operations..............   H-42
  Financial Condition................   H-54
  Asset Quality......................   H-59
  Accounting Standards Not Yet
     Adopted.........................   H-60
RECENT DEVELOPMENTS..................   H-61
MANAGEMENT...........................   H-65
  Directors..........................   H-65
  Committees of the Board of
     Directors.......................   H-68
  Compensation of Directors..........   H-69
  Executive Officers.................   H-70
  Executive Compensation.............   H-71
BENEFICIAL OWNERSHIP.................   H-73
EXECUTIVE COMPENSATION PLANS IN
  EFFECT AFTER THE DISTRIBUTION......   H-75
  Retirement Benefits................   H-76
  401(k) Plan and ESOP...............   H-77
  Annual Incentive Awards............   H-78
  New Stock Options..................   H-78
  Other Features of Stock Plan and
     Predecessor Performance Plans...   H-79
  Executive Deferred Compensation
     Plan............................   H-82
  Change in Control Provisions.......   H-82
  Benefit Protection Trusts..........   H-83
DESCRIPTION OF CAPITAL STOCK OF THE
  COMPANY............................   H-84
  Authorized Capital Stock...........   H-84
  Company Common Stock...............   H-84
  Preferred Stock....................   H-85
  Stockholders Rights Plan...........   H-85
  No Preemptive Rights...............   H-88
  Description of Certain Statutory,
     Charter and Bylaw Provisions....   H-89
  Indemnification and Insurance......   H-90
ADDITIONAL INFORMATION...............   H-91
INDEX OF DEFINED TERMS...............   H-92
APPENDIX I -- RESTATED CERTIFICATE OF
  INCORPORATION OF NEW USTC HOLDINGS
  CORPORATION........................    I-1
APPENDIX II -- RESTATED BY-LAWS OF
  NEW USTC HOLDINGS CORPORATION......   II-1

                                    SUMMARY

     The following summarizes certain information contained elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information included elsewhere in this Information Statement, which should be read in its entirety. This Information Statement is a part of the Company Form 10 and is attached as Appendix H to the Proxy Statement-Prospectus dated February 9, 1995, of UST and Chase relating to the Merger of UST with and into Chase, with Chase as the surviving entity. See "Summary -- The Transactions" below. The Company did not participate in the preparation of the Proxy Statement-Prospectus, and does not have independent knowledge of the matters set forth therein, except to the extent the Proxy Statement-Prospectus contains excerpts from this Information Statement without material change. Immediately prior to the Distribution described herein, the Company expects to effect a recapitalization pursuant to which the 100 shares of common stock of the Company currently outstanding will be exchanged for a total number of shares of Company Common Stock equal to the total number of shares of UST Common Stock outstanding as of the Distribution Record Date. See "Description of the Capital Stock of the Company". Based on the number of shares of UST Common Stock outstanding on February 1, 1995 (and assuming the exercise of stock options for 132,691 shares of UST Common Stock prior to the Time of Distribution), it is estimated that approximately 9,622,000 shares of Company Common Stock will be distributed to UST stockholders in the Distribution. AN INDEX OF DEFINED TERMS USED HEREIN IS INCLUDED AT PAGE 92 OF THIS INFORMATION STATEMENT.

     For financial reporting purposes, the Company is a "successor registrant" to UST and, as a result, all historical financial information of the Company included in this Information Statement is the historical financial information of UST. See "Pro Forma Condensed Financial Statements" for pro forma financial statements for the Company giving effect to the disposition of the Chase Acquired Business pursuant to the Distribution and the Merger.

                                  THE COMPANY

     The Company is a newly formed New York corporation that at the Time of Distribution will be a bank holding company. At the Time of Distribution, the Company's businesses, assets and liabilities will consist of the Core Businesses, which include UST's asset management, private banking, special fiduciary and corporate trust businesses. The Company will conduct the Core Businesses primarily through New Trustco, a recently organized entity that at the Time of Distribution will be a New York bank and trust company and a wholly owned subsidiary of the Company. The Company was organized in New York in January 1995. The mailing address of the Company's principal executive offices is 114 West 47th Street, New York, New York 10036. See "The Company".

                                THE TRANSACTIONS

     The Company is currently a wholly owned subsidiary of UST. UST has entered into the Merger Agreement whereby, upon the terms and subject to the conditions set forth therein, UST (which will then hold only the Chase Acquired Business) will be merged with and into Chase, with Chase as the surviving entity. Immediately prior to the Merger, the Core Businesses will be transferred to the Company and subsidiaries of the Company (the "Internal Reorganization"), and all the then outstanding shares of Company Common Stock will be distributed to the then current stockholders of UST in the Distribution on the basis of one share of Company Common Stock for each share of UST Common Stock. See "The Distribution". At the Time of Distribution, the Company will assume the name "U.S. Trust Corporation" and its then principal subsidiary, New Trustco, will assume the name "United States Trust Company of New York". As a consequence of the Merger, the Chase Acquired Business will be owned by Chase. Accordingly, UST stockholders immediately prior to the Merger will retain their proportionate equity interests in UST's Core Businesses in the form of stock in the Company, which will acquire the Core Businesses prior to the Distribution.

     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time") each issued and outstanding share of UST Common Stock (other than any shares of UST Common Stock owned by Chase or any wholly owned subsidiary of Chase or UST (other than in a fiduciary, custodial or similar capacity) or any shares held by stockholders of UST who perfect their right, under New York law, to dissent to the Merger) will be converted into the right to receive Chase common stock, par value $2.00 per share ("Chase Common Stock"), as described under "The Merger -- Terms of the Merger" in the Proxy Statement-Prospectus.

     Each of Chase, UST and USTNY, on the one hand, and the Company and New Trustco, on the other hand, will agree, pursuant to the Post Closing Covenants Agreement to be entered into prior to the Distribution by such parties, the form of which is filed as an Exhibit to the Company Form 10 and which is attached as Appendix D to the Proxy Statement-Prospectus (as such form may be amended, supplemented or otherwise modified from time to time, the "Post Closing Covenants Agreement"), to indemnify each other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from the conduct of the Chase Acquired Business. See "The Distribution -- Terms of the Post Closing Covenants Agreement". In addition, each of UST and the Company will agree, pursuant to the Tax Allocation Agreement to be entered into prior to the Distribution between Chase, UST and the Company, the form of which is filed as an Exhibit to the Company Form 10 and which is attached as Appendix E to the Proxy Statement-Prospectus (as such form may be amended, supplemented or otherwise modified from time to time, the "Tax Allocation Agreement"), to indemnify the other against certain tax liabilities. The Contribution Agreement, the Distribution Agreement, the Post Closing Covenants Agreement and the Tax Allocation Agreement, which are Exhibits to the Company Form 10 and are attached as Appendix B through Appendix E to the Proxy Statement-Prospectus, are referred to collectively herein as, the "Distribution Documents".

     The foregoing is a brief summary of certain terms of the Distribution. The Distribution Documents are more fully described herein under "The Distribution". A description of the Merger and the Merger Agreement may be found in the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H.

                                THE DISTRIBUTION

Distributing Company.......  UST

Securities to be
Distributed................  All the outstanding shares of Company Common Stock.
                             Based on the number of shares of UST Common Stock outstanding as of February 1, 1995 (and assuming the exercise of stock options for 132,691 shares of UST Common Stock prior to the Time of Distribution), it is estimated that approximately 9,622,000 shares of Company Common Stock will be distributed to UST stockholders in the Distribution. See "Distribution Ratio" immediately below.

Distribution Ratio.........  One share of Company Common Stock for each share of
                             UST Common Stock outstanding on the Distribution Record Date.

Time of Distribution.......  The Distribution is expected to be effective immediately prior to the Effective Time. Stock certificates for shares of Company Common Stock will be mailed as soon as practicable after the Time of Distribution. See "The
                             Distribution -- Terms of the Distribution
                             Agreement -- Method of Effecting the Distribution".

Distribution Record Date...  It is expected that the Distribution Record Date will be established as the date on which the Time of Distribution occurs.

Trading Market.............  The Company expects to apply for designation of the
                             Company Common Stock as a national market security on the National Market System. See "Listing and Trading of Company Common Stock".

Conditions to
Distribution...............  Consummation of the Distribution is subject to the conditions set forth in the Distribution Agreement. See "The Distribution -- Terms of the Distribution Agreement -- Conditions to the Distribution".

Tax Consequences...........  It is a condition to the Distribution that UST receive a private letter ruling (the "Private Letter Ruling") from the Internal Revenue Service (the "Service"), reasonably satisfactory in form and substance to UST and Chase, that, among other things, the receipt of Company Common Stock by UST stockholders pursuant to the Distribution will be tax free for Federal income tax purposes. See "The Distribution -- Certain Federal Income Tax Consequences".

Dividends After the
  Distribution.............  As a bank holding company, the Company will be dependent upon distributions from its subsidiaries in order to pay cash dividends. Because New Trustco will be a newly organized bank subsidiary of the Company, it is not anticipated that it will be able to pay dividends other than out of its earnings in respect of periods after the Time of Distribution. Federal and state regulatory agencies also have the authority to limit further the Company's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such banking subsidiaries. The Company currently anticipates that its annual cash dividend will be approximately $1.00 per share. The timing and amount of any future dividends, however, will depend on circumstances existing at the time, including earnings, cash requirements, applicable federal and state laws and regulations and policies and other factors deemed relevant by the Company's Board of Directors (the "Company Board"), including the amount of dividends payable to the Company by its subsidiary banks. See "Special
                             Factors -- Dividends and Dividend Policy".

Certain Provisions of the
  Company's Charter and
  Bylaws...................  Certain provisions of the Company's Certificate of
                             Incorporation, as it is anticipated to be amended and restated prior to the Distribution substantially as set forth in the form of the Restated Certificate of Incorporation of the Company attached to this Information Statement as Appendix I (as so amended and restated, the "Restated Certificate"), and the Company's Bylaws, as they are anticipated to be amended and restated prior to the Distribution substantially as set forth in the form of the Restated Bylaws of the Company attached to this Information Statement as Appendix II (as so amended and restated, the "Restated Bylaws"), may be deemed to have the effect of making difficult an acquisition of control of the Company in a transaction not approved by the Company Board. See "Special Factors -- Substantial Stockholders; Certain Charter Provisions" and "Description of Capital Stock of the Company -- Description of Certain Statutory, Charter and Bylaw Provisions".

Relationship with Chase
After the Distribution.....  In the Post Closing Covenants Agreement, Chase, UST
                             and USTNY, on the one hand, and the Company and New Trustco, on the other hand, will agree to certain indemnification provisions arising primarily from the conduct of the Chase Acquired Business. The Company also will agree to abide by certain noncompetition provisions relating to competing with Chase in the securities processing business. In addition, at the Time of Distribution, New Trustco will enter into a services agreement (the "Services Agreement") with a subsidiary of Chase pursuant to which such subsidiary will agree to furnish necessary securities processing, custodial, data processing and other services to New Trustco and its affiliates. See "Special Factors -- Relationship with Chase; Reliance on Services Agreement", "The Distribution -- Terms of the Post Closing Covenants Agreement" and "Relationship with Chase".

Special Factors............  Stockholders should carefully consider the matters discussed under the section entitled "Special Factors" in this Information Statement.

                                SPECIAL FACTORS

BUSINESS TO BE CONDUCTED BY THE COMPANY

     Immediately prior to the Time of Distribution, the Core Businesses will be transferred to, and will comprise all of the businesses, assets and liabilities of, the Company. The businesses, assets and liabilities of the Company will not include the Chase Acquired Business, which accounted for approximately $113.9 million, or 37%, of UST's consolidated revenues for the nine months ended September 30, 1994. As a result, the Company will be substantially smaller than UST and will derive its revenues from a less diverse group of businesses and assets. While the Company intends to pursue strategies to expand its businesses, there can be no assurance that the Company will be successful in implementing such strategies or that, if implemented, such strategies will result in the growth of the Company's businesses.

DIVIDENDS AND DIVIDEND POLICY

     As a bank holding company, the Company will be dependent upon distributions from its subsidiaries in order to pay cash dividends. Because New Trustco will be a newly organized bank subsidiary of the Company, it is not anticipated that it will be able to pay dividends other than out of its earnings in respect of periods after the Time of Distribution. Federal and state regulatory agencies also have the authority to limit further the Company's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such banking subsidiaries. The Company currently anticipates that its annual cash dividend will be approximately $1.00 per share. The timing and amount of any future dividends, however, will depend on circumstances existing at the time, including earnings, cash requirements, applicable federal and state laws and regulations and policies and other factors deemed relevant by the Company Board, including the amount of dividends payable to the Company by its subsidiary banks.

RELATIONSHIP WITH CHASE; RELIANCE ON SERVICES AGREEMENT

     In the Post Closing Covenants Agreement and the Tax Allocation Agreement, Chase, UST and USTNY, on the one hand, and the Company and New Trustco, on the other hand, will agree to indemnify each other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from the conduct of the Chase Acquired Business, as well as certain tax liabilities. See "The Distribution -- Terms of the Post Closing Covenants Agreement" and "-- Terms of the Tax Allocation Agreement". In addition, the Company has agreed, pursuant to the Post Closing Covenants Agreement, for a period of four years after the Effective Time, not to engage in, or compete with Chase with respect to, the securities processing business, subject to certain limited exceptions. See "The Distribution -- Terms of the Post Closing Covenants Agreement -- The Company's Noncompetition Agreement".

     As part of the Merger, Chase will acquire UST's related back office operations. Immediately prior to the Effective Time, Chase's principal bank subsidiary and New Trustco will enter into the Services Agreement pursuant to which such subsidiary will furnish necessary securities processing, custodial, data processing and other services to New Trustco and its affiliates. The initial term of the Services Agreement will be for five years beginning on the date of consummation of the Merger (the "Closing Date"), with certain renewal options. In consideration of the services provided to it under the Services Agreement, during the initial term, New Trustco will pay to Chase's subsidiary an annual base fee of $10 million, which is significantly less than New Trustco's estimate of the annual cost of providing such services to itself. See "Relationship with Chase".

     The Company will have minimal securities processing or back office capabilities and will rely entirely on Chase to provide such services under the Services Agreement, including bank processing services for the Company's private banking clients and custodial and processing services for the Company's asset and investment management clients. The Company's goodwill and its relationship with its clients and customers could be adversely affected by any failure or inability of Chase to provide the level of services required by the Services Agreement.

ABSENCE OF TRADING MARKET

     There is no existing trading market for the Company Common Stock and there can be no assurance as to the establishment or continuity of any such market. The Company expects to apply for designation of the Company Common Stock as a national market security on the National Market System and such listing, or listing on the American Stock Exchange or the New York Stock Exchange, is a condition to consummation of the Distribution. However, there can be no assurance as to the price at which the Company Common Stock will trade or that such price will not be significantly below the book value per share of the Company Common Stock.

LACK OF HISTORICAL INFORMATION

     The Company is a newly formed corporation that currently has no operations. Immediately prior to the Time of Distribution, the businesses, assets and liabilities of the Company will consist solely of the Core Businesses. For financial reporting purposes, the Company is a "successor registrant" to UST and, as a result, the historical financial information of the Company is the historical financial information of UST. There is no historical information for the Company on a stand-alone basis that excludes the financial results of the Chase Acquired Business. The Company expects to begin reporting such information commencing with its quarterly report for the fiscal quarter ending June 30, 1995.

RELIANCE ON KEY PERSONNEL

     The Company's business is managed by key executive officers, the loss of whom could have a material adverse effect on the Company. The Company believes that its continued success will depend in large part on its ability to attract and retain highly skilled and qualified personnel. The Company's management has principal responsibility for the review of the Company's strategic plan and for recommendations to the Company Board, which exercises final authority over major business decisions. Therefore, the Company is dependent upon the ability of its management to select what it believes are appropriate business opportunities (including acquisitions) for the Company. In the event that any officers or directors of the Company cease to be associated with the Company, the Company will seek to find a qualified person or persons to fill their positions. There can, however, be no assurance that such individuals could be engaged by the Company. See "Management".

COMPETITION

     The Company's asset management and private banking businesses will compete with investment counselling firms and with investment bankers and brokers which offer advisory services and, to some extent, with mutual funds. The trust and agency business is also highly competitive. Many commercial banks, with larger capitalizations and deposits, and several smaller specialized banks throughout the country provide similar fiduciary services.

     In both its private banking and its corporate trust activities, the Company will operate in an intensely competitive environment, both as to service and price, with other banks principally in the New York metropolitan area, California, Florida, Texas and the Pacific Northwest.

GOVERNMENT MONETARY POLICIES

     Monetary authorities have a significant impact on the operating results of the Company and other financial service institutions. The decisions of the Board of Governors of the Federal Reserve System (the "Board of Governors") affect the supply of money and member bank reserves by means of open market operations in U.S. Government securities or by changes in the discount rate or reserve requirements. The Board of Governors' actions have an important influence on the growth of bank loans and investments and the level of interest charged for loans and paid on deposits. Because of changing conditions in the money markets, as a result of actions by the Board of Governors and other regulatory authorities, interest rates, credit availability, deposit levels and bond and stock prices may change materially due to circumstances beyond the control of the Company.

BANK HOLDING COMPANY ACT OF 1956

     At the Time of Distribution, the Company will be a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and will be so registered with the Board of Governors. As such, the Company will be required to file with the Board of Governors annual reports and other information and is subject to examination regarding its business operations and those of its subsidiaries. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or provision of any property or service.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before acquiring substantially all the assets of any bank or before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not already majority-owned. Until September 29, 1995, the Bank Holding Company Act prohibits the acquisition by a bank holding company of shares of a bank located outside the state in which the operations of its banking subsidiaries are principally conducted, unless such an acquisition is specifically authorized by a statute of the state in which the bank to be acquired is located. The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company which is not a bank and from engaging in any business other than banking or managing or controlling banks or furnishing services to or performing services for its subsidiary banks. One of the exceptions to this prohibition is engaging in, or acquiring shares of a company that engages in, activities which the Board of Governors has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under current regulations, bank holding companies and their subsidiaries are permitted to engage in such banking and banking-related businesses as equipment leasing, computer service bureau operations, acting as investment or financial adviser, performing fiduciary, agency and custodial services, certain types of real estate financing and providing management consulting advice to non-affiliated banks.

     In approving acquisitions by bank holding companies of banks and companies engaged in banking-related activities, the Board of Governors considers a number of factors, including the expected benefits to the public such as greater convenience, increased competition or gains in efficiency, as weighed against the risks or possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Board of Governors is also empowered to differentiate between activities commenced de novo and activities commenced through acquisition of a going concern. The Board of Governors may order a bank holding company to terminate any activity or its ownership or control of a nonbank subsidiary if the Board of Governors finds that such activity or ownership or control constitutes a serious risk to the financial safety, soundness or stability of a subsidiary bank and is inconsistent with sound banking principles or statutory purposes.

OTHER FEDERAL AND STATE BANKING REGULATION

     The Superintendent of Banks of the State of New York has the discretion to examine the affairs of the Company for the purpose of determining the financial condition of New Trustco. Prior to the Time of Distribution, New Trustco and its operations will be subject to Federal and New York State laws applicable to commercial banks and trust companies and to regulation and examination by both Federal and New York banking authorities. Government regulations affecting New Trustco and its operations will include minimum capital requirements, the requirement to maintain reserves against deposits, restrictions on the nature and amount of loans which may be made by New Trustco and restrictions relating to investments and other activities.

     New York banks are barred from acting as a fiduciary in a number of states, and in a number of other states where they may and do act as a fiduciary, their activities are limited by state law and regulations.

     The Company, through its ownership of a savings bank in Florida, will be a savings bank holding company. Accordingly, the Company and such savings bank will be subject to regulation and examination by the Office of Thrift Supervision. The banking institutions that will be subsidiaries of the Company in California and Texas are subject to regulation and examination by the Office of the Comptroller of the

Currency. The banking institution that will be the Company's New Jersey subsidiary is subject to regulation and examination by the Banking Department of the State of New Jersey. The banking institution that will be the Company's Oregon subsidiary is subject to regulation and examination by the Division of Finance and Corporate Securities of the State of Oregon.

     The Federal Reserve Act and the Federal Deposit Insurance Act impose certain restrictions on loans by the bank subsidiaries to the Company and each other. In addition, the Company and its subsidiaries are subject to restrictions imposed by the Banking Act of 1933 with respect to engaging in certain aspects of the securities business.

SUBSTANTIAL STOCKHOLDERS; CERTAIN CHARTER PROVISIONS

     Immediately following the Distribution, directors and executive officers of the Company will (assuming the exercise of stock options for 67,975 shares of UST Common Stock prior to the Time of Distribution) beneficially own shares of Company Common Stock representing over 3.1% of the voting power of all the Company's then outstanding voting securities. In addition, immediately following the Distribution, the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies (the "401(k) Plan and ESOP") will beneficially own shares of Company Common Stock representing over 14.5% of the voting power of all the Company's then outstanding voting securities. In addition, following the Merger, the 401(k) Plan and ESOP will, over a period of time, sell shares of Chase Common Stock it receives in connection with the Merger, and will purchase shares of Company Common Stock in the open market with the proceeds from the sale of such shares. See "Beneficial Ownership".

     Certain provisions of the Restated Certificate and the Restated Bylaws may be deemed to have the effect of making difficult an acquisition of control of the Company in a transaction not approved by the Company Board. These provisions include the ability of the Company Board to issue shares of preferred stock in one or more series without further authorization of the Company stockholders and certain other provisions described under "Description of Capital Stock of the Company". Many of these provisions are also present in UST's certificate of incorporation and bylaws as currently in effect, and generally are designed to permit the Company to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by the Company Board to be in the best interests of the Company and its stockholders. These provisions may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such a transaction might be economically beneficial to the Company and its stockholders. Furthermore, the Company intends, in connection with the Distribution, to adopt a stockholder rights plan, which may have a similar effect. See "Description of Capital Stock of the Company -- Stockholder Rights Plan".

                                  THE COMPANY

GENERAL

     The Company is a newly formed New York corporation that at the Time of Distribution will be a bank holding company. At the Time of Distribution, the Company will own the Core Businesses, which include UST's asset management, private banking, special fiduciary and corporate trust businesses. The Company will conduct the Core Businesses primarily through New Trustco, a recently organized entity that at the Time of Distribution will be a New York bank and trust company and a wholly owned subsidiary of the Company.

     The Company was organized in New York in January 1995 and, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), issued 100 shares of common stock, par value $1.00 per share, to UST on January 23, 1995 for par value. The Company is currently a wholly owned subsidiary of UST.

     Set forth below is a description of UST's businesses that will be transferred to the Company immediately prior to the Time of Distribution.

     Asset Management and Private Banking

     UST's principal business is providing asset management services to individuals, families and institutions and private banking.

     In the personal asset management and private banking business, UST's primary focus is the top 2% wealthiest Americans, those with over $200,000 in income or $450,000 in investable assets. UST believes (based on syndicated market research studies conducted by Payment Systems, Inc., an independent research firm) that this market is growing at 14% to 20% annually and that less than one-third of the assets in this market are professionally managed. The personal asset management and private banking business is highly competitive and comprised of a wide variety of institutions vying for business, including banking institutions, brokerage firms, investment management companies and mutual fund companies. No one competitor dominates this market. UST believes that it differentiates itself from its competitors by providing both investment management and comprehensive wealth management services. UST's full range of investment management services for the affluent includes U.S. and international equities, fixed-income, balanced portfolios, alternative investments, mutual funds and 401(k) plans. UST also provides private banking, trust and fiduciary services, estate and tax planning, financial planning, custody, insurance services and consolidated record keeping.

     UST has divided its personal market into three segments and tailored its products and service delivery to each. Its primary market consists of individuals with $2 million to $50 million in assets. Investment portfolios for this market segment are generally individually managed and require the use of a number of UST's services. UST is currently expanding its line of products for this market segment by adding a variable annuity product and a venture capital fund.

     For the second segment of UST's personal market -- those customers with $250,000 to $2 million in assets -- UST provides investment management services, principally through the "UST Master Fund" family of 25 mutual funds. UST's "Wealth Management Account" assets now total over $600 million with an average account balance size of $650,000. UST's private banking services are also responsible for attracting this portion of UST's market, comprised of generally younger, earned wealth customers whose assets are expected to grow over time.

     The third segment of UST's personal market includes families with over $50 million in assets. UST currently serves well over 100 such families. To help meet the increasingly sophisticated and complex needs of these families, UST acquired CTC Consulting, Inc. ("CTC") in July of 1993. CTC provides independent counseling on investment policy, manager selection and performance measurement. UST offers an enhanced master custody product for this market, as well as specialized consulting services for family-owned businesses. UST has also expanded its family office capabilities to serve clients in this market.

     A major strategic goal of UST's personal asset management and private banking business for over a decade has been national expansion. Personal asset management and private banking clients usually require service to be provided at the local level. Expanding beyond its New York City headquarters to meet these demands, UST has established offices nationwide in areas UST believes are comprised of concentrated wealth: California, Connecticut, Florida, New Jersey, Texas and the Pacific Northwest. UST's future goals include expansion in those regions where UST currently provides asset management services and in other areas of wealth concentration and creation.

     UST's institutional asset management business provides a wide range of investment management services directly to institutional clients: domestic and international equity, fixed-income, money market and balanced portfolios, as well as structured investments, index funds, alternative investments and cash management.

     UST has placed increased emphasis on the sales effort supporting the personal asset management business, including in recent years a three-fold increase in the size of its sales force and the implementation a decade ago of a generous sales incentive program for all employees. In addition, UST possesses a dedicated sales force committed to the institutional asset management business.

     UST believes providing its investment management services through third-party distribution channels is an increasingly important aspect of its asset management business. UST is broadening the distribution of its UST Master Fund family and its "Excelsior Funds", introduced in 1994 for the institutional market, through small banks, broker/dealers and private labeling. UST also has a "wrap" program through which UST's fixed-income investment products are sold by five brokerage firms and assets now total over $500 million with approximately 900 accounts. UST's proprietary variable annuity, developed jointly with The Chubb Life Companies ("Chubb"), is linked to clones of the UST Master Funds and will be sold through over 200 independent third-party distributors, as well as by UST and Chubb.

     In the rapidly growing 401(k) market, UST is currently developing a bundled product aimed at plans with more than $5 million in assets. UST will provide investment management for the bundled product -- using a subset of the Excelsior Funds and an asset allocation model to create a "life stages portfolios" product. This product will also feature administration by UST, third-party record keeping and an employee education component.

     UST provides private banking services through its four offices in New York City and through its regional offices in California, Connecticut, Florida, New Jersey and Texas. Residential mortgages continue to be the principal credit product in private banking, accounting for nearly two-thirds of the portfolio. Private banking loans represent almost 90% of UST's total average loans, which amounted to $1.3 billion in the third quarter of 1994. The remaining loans are primarily comprised of credit facilities to securities firms and other financial institutions. UST's credit quality continues to be strong. As a percentage of total average loans, net loan charge-offs for the first nine months of 1994, on an annualized basis, were five basis points.

     Asset management and private banking customer deposits comprise a principal source of funds employed to finance the loan portfolio. For the nine-month period ended September 30, 1994, non-interest bearing asset management and private banking deposits were approximately $270 million and interest bearing deposits were approximately $1.2 billion. Historically, these deposits have been a stable source of funds to UST.

     Special Fiduciary Services

     UST provides investment, fiduciary and consulting services to employee benefit plans that invest in employer stocks and to individuals and families with substantial ownership positions in public or private companies. UST specializes in providing these services to large, complex plans and believes it is the leading provider of such services in this segment of the market. Competition in this segment of the market comes from several financial industry participants, including primarily other trust companies.

     Corporate Trust and Agency

     One of the 10 largest corporate trustees in the country, UST is a leader in providing trust, agency and related services to public and private corporations, municipalities and financial institutions. Corporate trust and agency assets currently total approximately $152 billion. UST's independence and established long-term relationships are an advantage in the indenture trusteeship business, where UST concentrates on the high margin segment of the market. Competitors include money center and regional banks.

     During each of the past three years, UST has been the leading trustee in New York State for new municipal long-term debt and ranks among the top three trustees nationally.

     UST is also a leader in providing trustee services for complex new types of securities, as well as a provider of bond immobilization services. UST believes these segments to be two of the fastest growing areas of the corporate trust and agency business.

     UST has strengthened its national presence in the corporate trust and agency business with the opening of corporate trust offices in California and Texas.

REGULATORY MATTERS

     General

     The Company is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of the Company to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary except to the extent that a claim of the Company as a creditor may be recognized.

     There are various statutory and regulatory limitations on the extent to which banking subsidiaries of the Company can finance or otherwise transfer funds to the Company or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to the Company or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to the Company and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

     There are also regulatory limitations on the payment of dividends directly or indirectly to the Company from its banking subsidiaries. Under applicable banking statutes, at December 31, 1994, the banking institutions that will be subsidiaries of the Company (which do not include USTNY) could have declared additional dividends of approximately $8.0 million. Because New Trustco will be a newly organized bank subsidiary of the Company, it is not anticipated that it will be able to pay dividends other than out of its earnings in respect of periods after the Time of Distribution. Federal and state regulatory agencies also have the authority to limit further the Company's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such banking subsidiaries.

     Under the policy of the Board of Governors, the Company is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by the Company to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 provides that in the event of the bankruptcy of the Company, any commitment by the Company to bank regulators to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     In addition, as a bank holding company within the meaning of the Bank Holding Company Act, the Company is required to obtain the prior approval of the Board of Governors before making certain acquisitions, including the acquisition of more than 5% of the voting shares of any company that is not a bank (subject to limited exceptions). See "Special Factors -- Bank Holding Company Act of 1956".

     The Company's banking subsidiaries will be subject to other Federal and state banking regulations, including regulation by the Superintendent of Banks of the State of New York, the Office of Thrift Supervision, the Comptroller of the Currency, the Banking Department of the State of New Jersey and the Division of Finance and Corporate Securities of the State of Oregon. See "Special
Factors -- Other Federal and State Banking Regulation".

     FIRREA

     As a result of the enactment of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, any or all of the Company's subsidiary banks can be held liable for any loss incurred by, or reasonably expected to be incurred by, the Federal Deposit Insurance Corporation ("FDIC") after August 9, 1989, in connection with (a) the default of any other of the Company's subsidiary banks or (b) any assistance provided by the FDIC to any other of the Company's subsidiary banks in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur without regulatory assistance.

     FDICIA

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), which was enacted on December 19, 1991, provides for, among other things, increased funding for the Bank Insurance Fund (the "BIF") of the FDIC and expanded regulation of depository institutions and their affiliates, including parent holding companies. A summary of certain provisions of FDICIA and its implementing regulations is provided below.

     Risk Based Deposit Insurance Assessments. A significant portion of the additional funding to BIF is in the form of borrowings to be repaid by insurance premiums assessed on BIF members. In addition, the FDICIA provides for an increase in the ratio of the reserves to insured deposits of the BIF to 1.25% by the end of the 15-year period that began with the semi-annual assessment period ending December 31, 1991, also to be financed by insurance premiums. Insurance premiums for a BIF-Insured institution are based on whether the institution is within the definition of "well capitalized", "adequately capitalized" or "undercapitalized". For purposes of the risk-based assessment system, a well capitalized institution is one that has a total risk-based capital ratio of 10% or more, a Tier 1 risk-based capital of 6% or more, and a leverage ratio of 5% or more. An adequately capitalized institution has a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more, and a leverage ratio of 4% or more. An undercapitalized institution is one that does not meet either of the foregoing definitions. The actual assessment rate applicable to a particular institution, therefore, depends in part upon the risk assessment classification so assigned to the institution by the FDIC. At September 30, 1994, each of the Company's banking subsidiaries was classified as "well capitalized" under these provisions.

     Prompt Corrective Action. The FDICIA also provides the federal banking agencies with broad powers to take prompt corrective action to resolve problems of insured depository institutions, depending upon a particular institution's level of capital. The FDICIA establishes five tiers of capital measurement ranging from "well capitalized" to "critically undercapitalized". A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances. At September 30, 1994, each depository institution that will be a subsidiary of the Company was classified as "well capitalized" under the prompt corrective actions regulations described above.

     Any depository institution that is undercapitalized and which fails to meet regulatory capital requirements specified in the FDICIA must submit a capital restoration plan guaranteed by the bank holding company controlling such institution, and the regulatory agencies may place limits on the asset growth and restrict activities of the institution (including transactions with affiliates), require the institution to raise additional capital, dispose of subsidiaries or assets or to be acquired and, ultimately, require the appointment of a receiver. In addition to the requirement of mandatory submission of a capital restoration plan, under the FDICIA, an undercapitalized institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. Further, undercapitalized depository institutions are subject to restrictions on borrowing from the Board of Governors.

     Undercapitalized and significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. In addition, significantly undercapitalized depository institutions also are prohibited from awarding bonuses or increasing compensation of senior executive officers until approval of a capital restoration plan. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

     Brokered Deposits and Pass-Through Deposit Insurance Limitation. Under the FDICA, a depository institution that is well capitalized may accept brokered deposits and offer interest rates on deposits "significantly higher" than the prevailing rate in its market. A depository institution that is adequately capitalized may accept brokered deposits if it obtains the prior approval of the FDIC. An undercapitalized depository institution may not accept brokered deposits. In the Company's opinion, these limitations do not have a material effect on the Company.

     Safety and Soundness Standards. The FDICIA directs each federal banking agency to prescribe safety and soundness standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses without impairing capital and, to the extent feasible, a minimum ratio of market value to book value for publicly traded shares. Proposed regulations to implement the safety and soundness standards were issued in November 1993. The ultimate cumulative effect of these standards cannot currently be forecast.

     The FDICIA also contains a variety of other provisions that may affect the Company's operations, including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

     Capital Guidelines

     Under the capital guidelines adopted by the Board of Governors, the minimum ratio of total capital to the risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credit) of a bank holding company is 8%. At least half of the total capital is to be comprised of common equity, retained earnings, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock and a limited amount of loan loss reserves ("Tier 2 capital"). In addition, the Board of Governors requires a leverage ratio (Tier 1 capital to total assets, net of goodwill) of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. Such rule indicates that the minimum leverage ratio should be 1% to 2% higher for holding companies undertaking major expansion programs or that do not have the highest regulatory rating. The state chartered and national banking institutions that will be subsidiaries of the Company are subject to similar capital requirements.

     The federal banking agencies continue to indicate their desire to raise capital requirements applicable to banking organizations, and recently proposed amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the determination of a bank's minimum capital requirements. The proposed amendments are intended to require that banks effectively measure and monitor their interest rate risk and that they maintain capital adequate for that risk. Under the proposed amendments, banks with interest rate risk in excess of a defined supervisory threshold would be required to maintain additional capital beyond that generally required. In addition, the federal banking agencies recently proposed amendments to their risk-based capital standards to provide for the concentration of credit risk and certain risks arising from nontraditional activities, as well as a bank's ability to manage these risks, as important factors in assessing a bank's overall capital adequacy.

     As of September 30, 1994, the capital ratios of UST and of each of the institutions that will be subsidiaries of the Company are well capitalized.

     Under FIRREA and FDICIA, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC and seizure of the institution.

     On September 29, 1994, President Clinton signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act"). The Interstate Act generally authorizes bank holding companies to acquire banks located in any state commencing one year after its enactment. In addition, it generally authorizes national and state chartered banks to merge across state lines (and to thereby create interstate branches) commencing June 1, 1997. Under the provisions of the Interstate Act, states are permitted to "opt out" of this latter interstate branching authority by taking action prior to the commencement date. States may also "opt in" early (i.e., prior to June 1, 1997) to the interstate merger provisions. Further, the Interstate Act provides that states may act affirmatively to permit de novo branching by banking institutions across state lines.

FUTURE CONDUCT OF THE BUSINESS

     Seligman Acquisition

     The Company's business strategy is to expand in areas where personal wealth is concentrated. On January 17, 1995, UST announced that it had agreed to acquire the individual account business of J.&W. Seligman and Co. and to purchase J.&W. Seligman Trust Company for up to $20 million in cash. Such businesses will be transferred to the Company in the Internal Reorganization. Consistent with its strategy, the Company plans to continue to seek ways to expand its presence in California, Florida, Texas, the Pacific Northwest and the greater New York City region, as well as to expand opportunistically into new areas of wealth concentration.

     Following the Distribution, the Company will continue to examine other strategic alternatives, including possible acquisitions, strategic alliances, joint ventures and investments in an effort to increase stockholder value.

     Use of Names

     Immediately following the Merger, the Company will assume the name "U.S. Trust Corporation", and New Trustco will assume the name "United States Trust Company of New York". Each of the Company and New Trustco will conduct business under those names in the future. As part of the Internal Reorganization, the Company will acquire all trademarks, tradenames and other intellectual property necessary to the conduct of the Core Businesses.

     Relationship with Chase

     In addition, pursuant to the Services Agreement, following the Merger, a subsidiary of Chase will provide the Company with certain essential back office operations. Pursuant to the Post Closing Covenants Agreement, the Company has also agreed for a period of four years after the Effective Time not to engage in, or compete with Chase with respect to, the securities processing business, subject to limited exceptions. See "Special Factors -- Relationship with Chase; Reliance on Services Agreement" and "Relationship with Chase".

     Management

     The management of the Company following the Distribution will be substantially the same as the management of UST prior to the Distribution.

EMPLOYEES

     It is anticipated that immediately following the Distribution, the Company will employ approximately 1,350 persons.

PROPERTIES

     The Company will lease its principal executive office in New York, New York which is currently leased by UST. Additional executive offices currently owned or leased by UST will be transferred to and owned or leased by the Company in New York, New Jersey, Connecticut, Washington D.C., California, Texas and Florida. The Company's management believes that all the properties to be owned or leased by the Company following the Distribution will be adequate for the Company's business needs and will be in good operating condition.

LEGAL MATTERS

     There are various pending and threatened actions and claims against UST and its subsidiaries for which liability has been denied and which will be vigorously contested. The Company will assume any liabilities associated with these actions pursuant to the Contribution Agreement. Included among these are the following cases:

     On December 1, 1994, a complaint was filed against USTNY in the Supreme Court of the State of New York, County of New York, entitled Ithaca Partners, L.P. and Gabriel Capital, L.P. v. United States Trust Company. USTNY is Trustee under an Indenture dated October 1, 1988 (the "Indenture") under which Linter Textiles Corporation Limited ("Linter Textiles") issued $200 million in principal amount of Senior Subordinated Debentures (the "Debentures"). Linter Textiles, a corporation organized under the laws of Australia, was a holding company for various operating subsidiaries (the "Linter Subsidiaries") and was also a subsidiary of Linter Group Limited ("Linter Group"). Linter Group, Linter Textiles and the Linter Subsidiaries are being liquidated under Australian law; however, based on the parties' contractual priorities, the proceeds of the liquidation will be insufficient to satisfy the claims of the holders of the Debentures. The plaintiffs are two limited partners who claim to have purchased $97.43 million in principal amount of the Debentures. Plaintiffs allege that the Debentures were issued pursuant to a fraudulent prospectus which failed to disclose Linter Textiles' intention to incur $323 million (Australian) in senior indebtedness through guaranties of indebtedness of Linter Group and to cause the Linter Subsidiaries to guaranty the senior indebtedness. The complaint asserts that covenants in the Indenture were breached in connection with the execution of those guaranties and the guaranties of the Debentures delivered by the Linter Subsidiaries to USTNY in connection therewith and asserts causes of action for breach of contract and breach of fiduciary duty based on USTNY failing to take action itself or to advise holders of the Debentures that Linter Textiles and the Linter Subsidiaries were incurring substantial indebtedness on behalf of the Linter Group. The complaint seeks unspecified damages measured by the amount of the diminution from the face value of the Debentures suffered as a result of the existence of the guaranties of senior indebtedness, plus interest and plaintiff's expenses incurred in connection with the liquidation proceedings in Australia.

     In July 1990, an action captioned "Official Committee of Unsecured Creditors of Fulfillment Associates, Inc. v. Louis Freedman et al. v. United States Trust Company of New York" was brought in the United States Bankruptcy Court for the Eastern District of New York. The complaint was filed by the Creditors Committee of Fulfillment Associates, Inc. (the "CCFA") against stockholders of CCFA who sold their shares in a leveraged buyout financed by USTNY. The complaint seeks damages in excess of $500,000 and alleges a fraudulent transfer in the granting of liens to USTNY on the assets of CCFA, abuse of fiduciary duty by the stockholders and breach of employment agreements entered into by the stockholders with CCFA. The stockholders have filed a third-party complaint against USTNY in an unspecified amount seeking indemnification or contribution for all amounts for which the stockholders may be held liable to CCFA. USTNY's motion to dismiss the third-party complaint is pending before the Bankruptcy Court.

                                THE DISTRIBUTION

     This section of the Information Statement describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Documents, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Documents, which are Exhibits to the Company Form 10 and are attached as Appendix B through E to the Proxy Statement-Prospectus and are incorporated herein by reference. All stockholders are urged to read the Distribution Documents in their entirety.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

     UST's management has regularly reviewed possible strategies and transactions to enhance UST's competitiveness and to position its assets and businesses in a manner that would increase the value of those assets and of UST's businesses and operations, thereby increasing stockholder value. These strategies included a possible acquisition, joint ventures, internal restructurings, outsourcing of operational services and divestiture of one of its businesses. In December 1993, UST's management determined that UST should examine the possibility of a divestiture of the Processing Business (as defined below) in its entirety. The principal reasons for UST's determination to actively pursue this strategic course of action was the conclusion that the securities processing business would require significant allocations of capital and financial resources on an ongoing basis to remain competitive, while UST anticipated needs for additional capital and financial resources to expand its more profitable growth opportunities in the asset management, private banking, and corporate trust and agency businesses over the coming years. In addition, UST's management believed that, in light of the size of its capital, the inherent operating risks in securities processing businesses generally could, over time, threaten UST's reputation and franchise in the Core Businesses. The examination of strategic alternatives culminated in November 1994 with the execution of the Merger Agreement with Chase. For a discussion of the events leading up to the execution of the Merger Agreement, see "The
Merger -- Background of the Merger" in the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H.

     Pursuant to the Merger Agreement and the transactions described therein, Chase will acquire the Chase Acquired Business, which consists of UST's securities processing business and related back office operations, including the assets and certain of the liabilities related thereto. UST's securities processing business (the "Processing Business") consists of the businesses, assets and certain liabilities related to (i) the unit investment trust business of USTNY and its affiliates, which includes, among other things, acting as trustee for "unit investment trusts" (as such term is defined in the Investment Company Act of 1940, as amended), maintaining custody of securities and investments for unit trusts and providing other processing support to unit trusts, (ii) the mutual funds services business of UST and its subsidiaries, which includes, among other things, providing domestic and global custody, transfer agency and other administrative services to registered investment companies and (iii) the institutional asset services business of USTNY and its affiliates, which includes, among other things, master trust and custody services, securities lending services, rabbi trust services and certain money management services. UST's related back office operations (the "Related Back Office") consists of the businesses, assets and certain liabilities related to USTNY's computer services division and securities services and trust operations division.

     The sale of the Chase Acquired Business will be effected through a series of sequential transactions, including the Distribution and the Merger, all as set forth in the Merger Agreement. The purpose of this complex structure is to permit the sale of the Chase Acquired Business on a tax-free basis to UST and its stockholders in a transaction in which UST stockholders will receive Chase Common Stock and will also retain their proportionate equity interests in the Core Businesses in the form of Company Common Stock to be received in the Distribution. In order to ensure the tax-free nature of the sale, UST (which will then hold only the Chase Acquired Business) will be merged with and into Chase. Accordingly, a "reverse spinoff" structure was adopted pursuant to which the Core Businesses will be transferred to the Company and its subsidiaries and the Company Common Stock will, prior to the Merger, be distributed to UST stockholders in the Distribution.

     Although the Distribution will not be effected unless the Merger is approved and about to occur, the Distribution is separate from the Merger and the Company Common Stock to be received by holders of UST Common Stock in the Distribution does not constitute a part of the consideration to be received by UST stockholders in the Merger. Consummation of the Distribution is a condition to the Merger.

TERMS OF THE CONTRIBUTION AGREEMENT

     In connection with the Distribution, USTNY and New Trustco will enter into the Contribution Agreement. The Contribution Agreement provides for, among other things, a series of asset and stock transfers between USTNY and New Trustco, and the assignment to and assumption by, New Trustco of liabilities of USTNY relating to the assets and stock transferred (the "Contribution Asset Transfers"). The Contribution Asset Transfers are designed to transfer all the assets and liabilities of USTNY to New Trustco, other than the businesses, assets and liabilities included in the Chase Acquired Business.

     Contribution Assets and Contribution Liabilities

     Pursuant to the terms of the Contribution Agreement, immediately prior to the Distribution Asset Transfers (as defined under "-- Terms of the Distribution Agreement -- The Distribution Asset Transfers" below), USTNY will assign, transfer, convey and contribute to New Trustco, effective as of the Closing, all the business, properties, assets, goodwill and rights of USTNY, other than the Chase Assets (as defined below), owned by USTNY on the Closing Date (the "Contribution Assets"), including: (i) all assets used or held for use primarily in the Core Businesses; (ii) all agreements entered into by USTNY with customers or clients of the Core Businesses relating to such businesses; (iii) all mortgages, loans, overdrafts, lines of credit, rights in respect of letters of credit and similar assets of the Core Businesses and all rights in respect of collateral or security (except rights in collateral to the extent that such rights secure any Chase Assets) for any of the foregoing; (iv) all accrued fees, accrued interest and accounts receivable, other than those of the Chase Acquired Business; (v) all real property owned by USTNY and all rights in certain leases;
(vi) all cash on hand, funds available for investment, investments and securities of USTNY, other than certain investments or funds reflected on the balance sheet of the Chase Acquired Business at the Time of Distribution; (vii) USTNY's interest in all lease and licensing agreements, and related support agreements, with third parties for the use of systems and applications software (excluding, however, certain data processing licenses and computer leases);
(viii) USTNY's interest in UST's core trust and custody software system utilized by USTNY in the Processing Business and its other businesses (the "Asset Management System"); (ix) all rights relating to the Contribution Liabilities (as defined below); (x) all rights relating to certain abandoned property; (xi) all policies of insurance or similar agreements; (xii) all collateral posted to secure clearing and other contingent obligations ; and (xiv) all fees or accounts receivable of the Chase Acquired Business which have been paid on or before the close of business on the day immediately prior to the Closing Date.

     The Contribution Agreement also provides that, subject to certain limited exceptions, the Contribution Assets will not include assets of USTNY that are primarily used, or that are held for use in, or are reasonably necessary for the conduct by USTNY of, the Chase Acquired Business on the Closing Date (the "Chase Assets"), including: (i) all customer agreements relating to the Processing Business; (ii) all accounts receivable and accrued and unpaid fees under customer agreements owed to USTNY on the Closing Date and arising out of the Processing Business; (iii) certain agreements by which USTNY is bound that relate to the Chase Acquired Business; (iv) USTNY's lease relating to space in the building located at 770 Broadway, New York, New York (the "Broadway Lease");
(v) certain USTNY proprietary systems and application software; and (vi) all rights relating to Chase Liabilities (as defined below).

     In addition, pursuant to the terms of the Contribution Agreement, New Trustco will assume, subject to certain exceptions, effective as of the Closing, and will pay, perform and discharge when due and indemnify USTNY and hold USTNY harmless from and against all liabilities (the "Contribution Liabilities") of USTNY existing on the Closing Date (other than Chase Liabilities), including:
(i) all liabilities of USTNY relating to or arising out of the Core Businesses;
(ii) all liabilities arising out of any event, occurrence, action or omission taken or occurring prior to the Closing Date by or with respect to USTNY, its officers, directors, Board of Trustees, employees, agents or representatives;
(iii) all obligations in respect of the 8 1/2% Capital Notes due 2001 of USTNY;
(iv) any liability which is attributable to any of the Acquired Contribution Assets; (v) all liabilities under each UST benefit plan that is transferred to New Trustco; (vi) all fees and expenses of USTNY and its subsidiaries incurred on or before the Contribution Asset Transfers in connection with the Merger; and
(vii) all obligations under agreements relating to the Chase Acquired Business that are to be performed or discharged prior to the Closing Date.

     The Contribution Agreement also provides that at all times at and after the Closing, USTNY will, subject to certain exceptions, retain and be solely responsible for, and USTNY will pay, perform and discharge when due, and indemnify New Trustco and hold New Trustco harmless from and against the following liabilities (the "Chase Liabilities"): (i) all deposits arising from the Processing Business; (ii) all liabilities to trade creditors and accounts payable of the Chase Acquired Business reflected on the balance sheet of the Chase Acquired Business at the Time of Distribution; (iii) all liabilities under agreements relating to the Processing Business, subject to limited exceptions;
(iv) (A) all liabilities for amounts required to be paid as of or after the Effective Time under the terms of UST's 1986 Stock Option Plan and employer payroll taxes due with respect to such amounts, subject to certain limits and
(B) all liabilities for amounts payable under a transition bonus program established by the Company in connection with the Merger maintained by USTNY;
(v) all obligations and duties as lessee under the Broadway Lease arising after the Closing Date; and (vi) certain obligations relating to certain abandoned property.

     Delayed Assets and Delayed Liabilities

     The Contribution Agreement provides that to the extent that any consent with respect to a contract, agreement, lease or other instrument included in the Contribution Assets that is legally required to effect the transfer thereof to New Trustco (a "Required Consent"), and that has not been obtained on or prior to the Closing Date (a "Delayed Asset"), will not be transferred as a Contribution Asset, and any related liability (a "Delayed Liability") will not be assumed by New Trustco as a Contribution Liability, unless and until such Required Consent has been obtained. Pursuant to the Contribution Agreement, USTNY will agree that if such a Required Consent to transfer is not obtained, USTNY will reasonably cooperate with New Trustco to attempt to provide to New Trustco the benefits under or of any such Delayed Asset; provided that New Trustco will assume, pay and perform (and indemnify and hold USTNY harmless from and against) all obligations and liabilities relating to such Delayed Asset or Delayed Liability and will promptly reimburse USTNY for all of its actual costs and expenses (including attorneys' fees and employee salaries and allocable benefits, but not overhead) in connection with any such arrangement.

     USTNY and New Trustco will agree that, on each occasion after the Closing Date that a Required Consent is obtained with respect to a Delayed Asset, such Delayed Asset will be transferred and assigned to New Trustco, and all related Delayed Liabilities will be simultaneously assumed by New Trustco.

     Use of Names

     The Contribution Agreement contemplates that after the Closing Date, USTNY will promptly change the name "USTNY" on all documents, stationery and facilities relating to the Chase Acquired Business to a name that is not in any way similar to USTNY's name (or any name or initial confusingly similar to that of any existing affiliates of New Trustco). Under the Contribution Agreement, USTNY will transfer to New Trustco all right, title and interest in and to, and all rights to use, USTNY's name (or any name or initial similar thereto or of any existing affiliates of USTNY).

     Chase Acquired Business Balance Sheet

     Because all the consideration for the sale of the Chase Acquired Business is being paid directly to the UST stockholders in the form of Chase Common Stock, the Contribution Agreement generally contemplates that the balance sheet assets of the Chase Acquired Business to be retained by UST after the Distribution will be equal to the balance sheet liabilities of the Chase Acquired Business. In order to effectuate this, the Contribution Agreement provides, subject to certain exceptions, that USTNY will retain, and not contribute to New Trustco, an amount of cash and short-term U.S. Treasury securities (valued at the amount that could be realized on their disposition) expected to exceed by $5.5 million the amount by which the balance sheet liabilities of the Chase Acquired Business exceed the balance sheet assets of the Chase Acquired Business. (Such a mechanism is necessary because the deposit and other liabilities of the Processing Business will significantly exceed the assets -- which are comprised principally of leasehold improvements, furniture, equipment and accounts receivable -- of the Processing Business, and since no investment assets or funds of USTNY are specifically allocated to, or considered to be assets of, the Processing Business for purposes of the

Contribution Agreement or Distribution Agreement). The amount of funds and U.S. Treasury securities to be retained by USTNY is subject to additional adjustments to compensate for amounts otherwise payable by one party to the other in connection with the transaction or to compensate for liabilities assumed by Chase that do not directly relate to the Chase Acquired Business. Similarly, the amount of funds to be retained by USTNY will be increased to reflect payment obligations to be retained by USTNY in respect of certain employee plans, the after-tax cost to Chase of terminating out-of-market computer equipment leases being acquired in the Merger and certain payments relating to the leasehold space at 770 Broadway also being acquired by Chase as a consequence of the Merger.

     In order to permit the calculation of the amount of funds and U.S. Treasury securities to be retained by New Trustco, USTNY will prepare Closing Date balance sheets for USTNY, MF Service Company and UST-WY. The amounts reflected therein, to the extent based on estimates or otherwise erroneous, will be finalized and corrected after the Closing Date, and New Trustco or USTNY will make any compensating payment to the other party required in connection therewith.

     Conditions of Obligations of New Trustco and USTNY

     The Contribution Agreement provides that the respective obligation of each party to effect the Contribution Asset Transfers is subject to satisfaction or waiver (which waiver, in the case of USTNY, requires the consent of Chase) prior to the Closing of the following conditions: (a) all necessary consents or expirations of waiting periods imposed by any governmental authority shall have been obtained or shall have occurred; (b) there shall be no suit, action, or other proceeding pending which has been initiated by any governmental authority seeking to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by the Contribution Agreement and no temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Contribution Agreement shall be in effect; and (c) all conditions to the consummation of the transactions contemplated by the Merger Agreement (other than the Asset Transfers (as defined below) and the Distribution) shall have been satisfied.

     Conditions of Obligation of New Trustco

     The obligation of New Trustco to accept the Contribution Assets and assume the Contribution Liabilities is further subject to the following conditions, unless waived by New Trustco: (a) the representations and warranties of USTNY set forth in the Contribution Agreement shall be true and correct in all material respects as of the date of such agreement and as of the Closing as though made on and as of the Closing (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date); (b) USTNY shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under the Contribution Agreement at or prior to the Closing; (c) USTNY shall have delivered to New Trustco an appropriate bill of sale conveying the Contribution Assets; (d) the Merger Agreement and each of the Distribution Documents shall have been executed and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and the Contribution Agreement, be effective and in force; and (e) USTNY shall have amended its organization certificate to change its name.

     Conditions of Obligations of USTNY

     The obligations of USTNY to assign the Contribution Assets and transfer the Contribution Liabilities is further subject to the following conditions, unless waived by USTNY (with the consent of Chase): (a) the representations and warranties of New Trustco set forth in the Contribution Agreement shall be true and correct in all material respects as of the date of such agreement and as of the Closing Date as though made on and as of the Closing Date (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date); (b) New Trustco shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Contribution Agreement at or prior to the Closing; (c) New Trustco shall have executed and delivered to USTNY an Assumption Agreement relating to the Contribution Liabilities; and (d) the Merger Agreement and each of the Distribution Documents shall have been executed and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and the Contribution Agreement, be effective and in force.

TERMS OF THE DISTRIBUTION AGREEMENT

     The Distribution Agreement provides for, among other things, (i) the dividend by USTNY of all the capital stock of New Trustco to UST, and the subsequent contribution by UST of such capital stock to the Company and (ii) the Distribution.

     In addition, the Distribution Agreement provides for a series of asset and stock transfers between and among UST, certain of UST's subsidiaries and the Company, and the assignment to and assumption by the Company of certain liabilities of UST and certain of its subsidiaries relating to the assets and stock transferred (the "Distribution Asset Transfers" and, together with the Contribution Asset Transfers, the "Asset Transfers"). The Distribution Asset Transfers are designed to transfer the Core Businesses to the Company.

     Recapitalization of the Company

     The Distribution Agreement provides that immediately prior to the Time of Distribution, UST will appropriately cause the Company to amend its Certificate of Incorporation to, among other things, increase the currently authorized number of shares of common stock of the Company and to exchange the 100 shares of such common stock currently outstanding for a total number of shares of Company Common Stock equal to the total number of shares of UST Common Stock outstanding immediately prior to the Distribution Record Date.

     Method of Effecting the Distribution

     The Distribution Agreement provides that the Distribution will be effected by the distribution to each holder of record of UST Common Stock, as of the close of the stock transfer books on the Distribution Record Date, of certificates representing one share of Company Common Stock multiplied by the number of shares of UST Common Stock held by such holder.

     Distribution Assets and Distribution Liabilities

     Pursuant to the terms of the Distribution Agreement, immediately prior to the Time of Distribution and immediately following the Contribution Asset Transfers and the dividend by USTNY of all of the stock of New Trustco to UST, UST will assign, transfer, convey and contribute, or cause the assignment, transfer, conveyance and contribution of, the following (collectively, the "Distribution Assets" and, together with the Contribution Assets, the "Company Assets") to the Company:

     (a) all of the issued and outstanding capital stock of the following subsidiaries: (i) New Trustco; (ii) U.S. Trust Company of Florida Savings Bank, a Florida banking corporation; (iii) U.S.T.L.P.O. Corp., a Delaware corporation;
(iv) Campbell, Cowperthwait & Company, a Delaware corporation; (v) U.S. Trust Company of California, N.A., a national banking association; (vi) U.S. Trust Company of New Jersey, a New Jersey banking corporation; (vii) U.S. Trust Company of Connecticut, a Connecticut banking corporation; (viii) UST Financial Services Corp., a New York trust company; (ix) CTMC Holding Company, an Oregon corporation; (x) U.S. Trust Company Limited, a New York banking corporation;
(xi) Technologies Holding Corporation, a Delaware corporation; and (xii) UST Risk Management Services Inc., a New York corporation.

     (b)(i) subject to the Retention Amount (as defined under "-- Retention Amount" below), all cash on hand, investments (subject to certain exceptions) and securities (subject to certain exceptions) owned by, or held for the account of, UST; (ii) all patents, trademarks, service marks and the like, and all rights to the name "U.S. Trust Corporation" or any other name used or employed by UST or any of its affiliates (other than MF Service Company (as defined below)); (iii) all equity or debt investments of UST in any corporation or other business association (other than UST's equity investments in MF Service Company, a Delaware

Corporation ("MF Service Company"), USTNY and U.S. Trust Company of Wyoming, a Wyoming corporation ("UST-WY")); and (iv) all rights relating to the Distribution Liabilities (as defined below).

     (c)(i) all cash on hand, investments and securities owned by, or held for the account of, MF Service Company; and (ii) all equity or debt investments of MF Service Company (other than MF Service Company's equity interest in Mutual Funds Service Company (Canada) Ltd.) in any corporation or other business association.

     (d)(i) all cash on hand, investments and securities owned by, or held for the account of UST-WY; (ii) all patents, trademarks, service marks and the like and all rights with respect to the name "U.S. Trust Company of Wyoming" or any similar name used or employed by UST-WY or any of its affiliates; and (iii) all equity or debt investments of UST-WY in any corporation or other business association.

     The Distribution Agreement provides that, notwithstanding any other provision therein to the contrary, the businesses and assets which are a part of the Core Businesses will not include the business, properties, assets, goodwill and rights of UST of whatever kind and nature, real or personal, tangible or intangible that are primarily used or held for use in the Chase Acquired Business on the Closing Date (other than any names that are Distribution Assets, and any similar names).

     The Distribution Agreement also provides that if, after the Time of Distribution, either party holds assets which by the terms of the Distribution Agreement, the Contribution Agreement or the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party will promptly assign and transfer or cause to be assigned and transferred such assets to the other party. The Distribution Agreement further provides that, except as otherwise provided therein or in the Merger Agreement, the Contribution Agreement, the Post Closing Covenants Agreement or the Tax Allocation Agreement, at or prior to the Time of Distribution, the Company will assume, or agree to be responsible for, all liabilities (the "Distribution Liabilities" and, together with the Contribution Liabilities, the "Company Liabilities") of UST, MF Service Company and UST-WY other than (i) the certain specified liabilities of MF Service Company (the "MF Service Company Retained Liabilities") arising before the Time of Distribution; (ii) the certain specified liabilities of UST-WY (the "UST-WY Retained Liabilities") arising before the Time of Distribution and (iii) the liabilities and obligations relating to the Retention Amount.

     Retention Amount

     Pursuant to the terms of the Distribution Agreement, and notwithstanding the Distribution Asset Transfers, UST will retain, and not distribute or contribute to the Company pursuant to the Distribution Asset Transfers, cash funds equal to the Retention Amount. The Distribution Agreement defines the "Retention Amount" as the sum of (w) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments required to be made with respect to all stock options granted under the 1989 Stock Compensation Plan of U.S. Trust Corporation and the U.S. Trust Corporation Stock Option Plan for Non-Employee Directors that have not expired or that have not been exercised or canceled prior to the Effective Time, determined in accordance with the relevant provisions of each such plan on the basis of a "change in control" having occurred thereunder with respect to such stock options as a result of the Merger; (x) the product of (i) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments required to be made with respect to all outstanding account balances under the Annual Incentive Plan of U.S. Trust Corporation, determined in accordance with the relevant provisions of such plan (including any amendment thereof made in accordance with the terms of the Merger Agreement) on the basis of a "change in control" having occurred thereunder as a result of the Merger, multiplied by (ii) 0.68875; plus (y) the aggregate amount, determined as of the close of business on the day immediately prior to the Closing Date, required to pay any employer payroll taxes, including for employer's share of FICA and FUTA, due on amounts payable under the plans referred to in clauses (w) and (x) above; minus (z) the sum of (i) $5.5 million plus (ii) an amount equal to the amount of MF Service Company's net worth as reflected on its Closing Date balance sheet plus (iii) an amount equal to the amount of UST-WY's net worth as reflected on its Closing Date balance sheet.

     Under the Distribution Agreement, UST will retain and be solely responsible for, and will agree to pay, perform and discharge when due, and indemnify the Company and hold the Company harmless from and against, all liabilities and obligations, subject to certain limitations, for amounts payable under each of the plans referred to in clauses (w) and (x)(i) of the foregoing paragraph, and all liabilities and obligations to pay all employer payroll taxes referred to in clause (y) of the foregoing paragraph.

     Conditions to the Distribution

     The obligations of UST and the Company to consummate the Distribution are subject to the fulfillment of each of the following conditions: (i) the recapitalization of the Company shall have been completed substantially as described in the Distribution Agreement; (ii) each of the Contribution Agreement, the Post Closing Covenants Agreement and the Tax Allocation Agreement shall have been executed and delivered by each of the parties thereto, and the Contribution Asset Transfers shall have been consummated; (iv) all of the Distribution Asset Transfers shall have been successfully consummated; (v) each condition to the Closing of the Merger Agreement, other than the condition requiring the satisfaction of conditions contained in the Distribution Agreement, shall have been fulfilled; (vi) the Distribution shall have been approved by the affirmative vote of the holders of UST Common Stock entitled to cast at least two-thirds (or 66 2/3%) of the total number of votes entitled to be cast; (vii) any registration statement filed by the Company with the Commission in connection with the issuance of the Company Common Stock in the Distribution shall have become effective, and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; (viii) the shares of the Company Common Stock to be issued in the Distribution shall have designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD");
(ix) all necessary consents or expirations of waiting periods imposed by any governmental authority shall have been obtained or shall have occurred; and (x) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect.

     Amendment

     The Distribution Agreement provides that UST and the Company may modify or amend the Distribution Agreement by written agreement, subject to the consent of Chase.

TERMS OF THE POST CLOSING COVENANTS AGREEMENT

     Indemnification by the Company

     Pursuant to the Post Closing Covenants Agreement, the Company will agree that, from and after the Effective Time, it will indemnify and hold harmless Chase, UST and USTNY (collectively, the "Chase Parties") and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all losses, as incurred, for or on account of or arising from:
(a) any breach of or any inaccuracy in any representation or warranty of any of the Company, New Trustco (collectively, the "New UST Parties"), UST, USTNY and their subsidiaries contained in the Merger Agreement or any of the Distribution Documents; (b) any breach or nonperformance of any covenant of (i) the New UST Parties or any of their subsidiaries contained in the Merger Agreement or the Distribution Documents whether to be performed before or after the Effective Time or (ii) UST or USTNY or any of their subsidiaries contained in the Distribution Documents to be performed prior to the Effective Time; (c) any Company Asset or Company Liability; (d) any Delayed Asset or Delayed Liability;
(e) any regulatory or compliance violation that arises out of events, actions or omissions to act of UST or USTNY occurring prior to the Effective Time and adversely affects a customer account or any entity that has an interest in such customer account; (f) except for the Chase Liabilities and the MF Service Company Retained Liabilities, and actions relating to the Processing Business, claims of any shareholders, directors, officers, employees or agents of UST and its subsidiaries arising from the execution by UST or USTNY of the Merger Agreement or the Distribution Documents and the consummation after the Effective Time of transactions in accordance with the terms of such documents; (g) any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement-

Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case to the extent based upon information with respect to the New UST Parties, furnished in writing by or on behalf of the New UST Parties, or at any time prior to the Effective Time, UST or USTNY, expressly for use in the Proxy Statement-Prospectus or any amendment or supplement thereto; and (h) any liability arising (i) from a claim to enforce, or to recover tort liability arising out of, any Federal, state or local law, rule or regulation relating to the protection of the environment with respect to any facility, site, location or business (whether past or present and whether active or inactive) owned, operated or leased by UST or USTNY or any of their subsidiaries prior to the Effective Time and (ii) as a result of conditions existing during or prior to the period of time such facility, site, location or business was owned, operated or leased by UST or USTNY or any of their subsidiaries.

     Indemnification by New Trustco

     Pursuant to the Post Closing Covenants Agreement, New Trustco will agree that, from and after the Effective Time, it will indemnify and hold harmless the Chase Parties and their respective directors, officers, employees, affiliates, agents and assigns, as applicable, against any and all losses, as incurred, for or on account of or arising from: (a) any breach of or any inaccuracy in any representation or warranty of New Trustco or USTNY and their subsidiaries contained in the Merger Agreement or any of the Distribution Documents; (b) any breach or nonperformance of any covenant of (i) New Trustco contained in the Merger Agreement or the Distribution Documents whether to be performed before or after the Effective Time or (ii) USTNY contained in the Merger Agreement or the Distribution Documents to be performed prior to the Effective Time; (c) any Contribution Asset or Contribution Liability; (d) any Delayed Asset or Delayed Liability; (e) any regulatory or compliance violation that arises out of events, actions or omissions to act of USTNY occurring prior to the Effective Time and adversely affects a customer account or any entity with an interest in such customer account; and (f) any liability arising (i) from a claim to enforce, or to recover tort liability arising out of, any Federal, state or local law, rule or regulation relating to the protection of the environment with respect to any facility, site, location or business (whether past or present and whether active or inactive) owned, operated or leased by USTNY prior to the Effective Time and
(ii) as a result of conditions existing during or prior to the period of time such facility, site, location or business was owned, operated or leased by USTNY.

     Indemnification by Chase

     Pursuant to the Post Closing Covenants Agreement, Chase will agree that, from and after the Effective Time, it will indemnify and hold harmless the New UST Parties and their respective directors, officers, employees, affiliates, agents, and assigns, as applicable, from any and all losses, as incurred, for or on account of or arising from: (a) any breach of or inaccuracy in any representation or warranty of Chase contained in the Merger Agreement or any of the Distribution Documents; (b) any breach or nonperformance of any covenant of
(i) Chase contained in the Merger Agreement or the Distribution Documents whether to be performed before or after the Effective Time or (ii) UST or USTNY or any of their subsidiaries contained in the Distribution Documents to be performed after the Effective Time; (c) except for losses as to which any of the Chase Parties are entitled to indemnification, any Chase Asset, any Chase Liability or any MF Service Company Retained Liability; and (d) any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement-Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case to the extent based upon information with respect to the Chase Parties furnished in writing by or on behalf of Chase or, at any time after the Effective Time, UST or USTNY, expressly for use in the Proxy Statement-Prospectus or any amendment or supplement thereto.

     Indemnification by USTNY

     Pursuant to the Post Closing Covenants Agreement, USTNY will agree that, from and after the Effective Time, it will indemnify and hold harmless the New UST Parties and their respective directors, officers, employees, affiliates, agents, and assigns, as applicable, from any and all losses, as incurred, for or on account of or arising from: (a) any breach or nonperformance of any covenant of USTNY contained in the Merger Agreement or the Distribution Documents to be performed after the Effective Time; and (b) except for losses as to which any of the Chase Parties are entitled to indemnification, any Chase Asset or any Chase Liability.

     Termination and Limitation on Indemnification

     The Post Closing Covenants Agreement provides that each party's obligation to indemnify and hold harmless any other party will terminate, subject to certain limited exceptions, (i) in the case of indemnification with respect to the breach of any representation and warranty by any party, two years from the Closing Date and (ii) in the case of indemnification with respect to regulatory compliance, one year from the Closing Date. The other indemnification provisions do not terminate.

     The Post Closing Covenants Agreement also provides that, notwithstanding any of its other provisions, neither the New UST Parties nor Chase or USTNY will be obligated to indemnify any party unless the aggregate amount of all losses relating to such liability exceeds on a cumulative basis an amount equal to $500,000 (the "Deductible Amount"), and then only to the extent of any such excess; provided, that any loss arising from a single indemnification claim in an amount greater than $50,000 will not be subject to such limitation and will be excluded from the determination of the Deductible Amount. In addition, amounts to be indemnified pursuant to certain provisions of the Contribution Agreement and certain provisions of the Distribution Agreement are not subject to such limitation.

     Minimum Net Worth

     Pursuant to the Post Closing Covenants Agreement, the Company will agree that, until the later of (a) three years from the date thereof or (b) the date when the applicable statutes of limitations with respect to all Federal income tax liabilities of UST for periods ending prior to or on the Closing Date have run, it will (i) as of any date of determination, maintain consolidated shareholders' equity of not less than the lesser of (x) $150 million and (y) the greater of (1) 95% of the consolidated shareholders' equity of the Company at January 1, 1996, and (2) the sum of (A) $135 million plus (B) on and after January 1, 1997, the product of (I) $7.5 million multiplied by (II) the number of the most recent preceding anniversary of December 31, 1995, and (ii) be a "well capitalized" bank holding company within the meaning of the regulations of the Board of Governors (as in effect on the date of the Post Closing Covenants Agreement); except that, so long as the Company's Tier 1 capital leverage ratio is 4.5% or above, the Company will not be deemed to be less than "well capitalized" solely because its Tier 1 capital leverage ratio is less than 5%; provided, however, that on or before September 30, 1995, the denominator used in determining the Company's Tier 1 capital leverage ratio shall be the book value of the average total consolidated assets (net of the allowance for loan losses) of the Company following the Distribution.

     The Company's Noncompetition Agreement

     Pursuant to the Post Closing Covenants Agreement, the Company will agree that:

     (a) Until the fourth anniversary of the Effective Time, neither the Company nor any subsidiary or affiliate of the Company will (i) in any way, directly or indirectly, engage in the Restricted Processing Business (as defined below) in the United States or Canada, or own, manage, operate, control or have an interest greater than 5% of the voting stock or 25% of the total equity in any enterprise which engages, directly or indirectly, in the Restricted Processing Business in the United States or Canada; provided that the Company or any subsidiary or affiliate of the Company may directly or indirectly acquire a corporation or other entity or affiliated group of corporations or other entities that is engaged in the Restricted Processing Business (an "Acquired Person") so long as during the twelve-month period ending on the last day of the month immediately preceding the month of such acquisition, revenues earned from the Restricted Processing

Business by such Acquired Person constituted no more than 15% of the aggregate revenues of such Acquired Person, and each Acquired Person will be subject to the noncompetition provisions of the Post Closing Covenants Agreement only with respect to customers of such Acquired Person who were not customers on the date immediately preceding the date such Acquired Person became an affiliate of the Company; (ii) provide any customer or corporation, trust, foundation, endowment or similar entity (other than those established and operated exclusively to manage the assets or affairs of a family (a "Family Office")) having investible assets of $50 million or more, with any of the following items in connection with any assets held in custody or safekeeping by Chase or any affiliate, except as provided in the Services Agreement: (A) securities lending and investment of related collateral, (B) securities and commodities clearing services or (C) foreign exchange services; or (iii) provide any customer with any of the following items in connection with any assets with respect to which Chase or any affiliate provides Processing Services: (A) cash balance sweep services, (B) except with respect to assets for which the Company or any subsidiary exercises investment management for certain customers, certain cash management services or
(C) extensions of credit to investment companies and other commingled investment funds.

     (b) Until the third anniversary of the Effective Time, the Company will not solicit for employment certain specified employees to be retained by the Chase Parties. In addition, from and after the Effective Time, neither the Company nor any of its subsidiaries will disclose or make use of certain confidential information related to the Processing Business and the Related Back Office.

     (c) In the event that there is a direct or indirect Change of Control (as defined below), the Company and New Trustco will cease to be bound by the noncompetition provisions of the Post Closing Covenants Agreement, and upon six months notice by Chase, Chase may treat such Change of Control as a termination of the Services Agreement by New Trustco and cease providing Restricted Processing Services under the Services Agreement on or after six months after the Change of Control.

     The following definitions relate to paragraphs (a) through (c) described above:

          "Bundled Services" means the provision of certain administration services, custody services or trust services as included services, and without separate charge, together with the exercise of substantial management discretion over 50% or more of the investible assets in the account for which such included services are provided.

          "Change of Control" means any direct or indirect acquisition of the Company or New Trustco by any other institution, including without limitation, a merger of the Company or New Trustco with an unaffiliated institution (or any affiliate of such institution) having total assets of $2 billion or more or shareholders' equity of $200 million or more.

          "Restricted Processing Business" means the Processing Business; provided, however, that the term "Restricted Processing Business" shall not include any services that would, but for this proviso, constitute services of the "Restricted Processing Business", to the extent such services are provided in connection with any of the following: (i) certain mutually agreed upon existing relationships; (ii) assets with respect to which the Company or any subsidiary or affiliate of the Company exercises investment management; (iii) individuals, estates, family trusts or Family Offices;
     (iv) any corporation, limited liability company, trust, partnership, foundation or endowment or other entity having, at the time of the acceptance of the relationship, investible assets of less than $50 million or, at any time the services are provided other than as Bundled Services, investible assets of less than $100 million; (v) any collective investment trust maintained exclusively by New Trustco or another bank or trust company affiliate; (vi) the corporate trust and agency business of the Company, New Trustco or any of their affiliates, (vii) subject to clause
     (iv) above, the asset and investment management of the Company, New Trustco or any of their affiliates; (viii) subject to clause (iv) above, the private banking business of the Company, New Trustco and any of their affiliates, (ix) any service provided to the Company or a subsidiary or affiliate of the Company for its own account or (x) any relationship for which Chase serves as subcustodian to the Company or any subsidiary or affiliate of the Company (other than pursuant to the Services Agreement).

TERMS OF THE TAX ALLOCATION AGREEMENT

     Prior to the Time of Distribution, Chase, UST and the Company will enter into a Tax Allocation Agreement which sets forth each party's rights and obligations with respect to payments and refunds, if any, of Federal, state, local or foreign taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of the claims made by the Service and other taxing authorities.

     In general, under the Tax Allocation Agreement, the Company will be responsible for taxes imposed on UST or any of its subsidiaries with respect to a tax period ending on or before the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     UST has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Distribution will qualify as tax-free to UST and its stockholders under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and that the Asset Transfers will not be taxable transactions. Receipt of the Private Letter Ruling reasonably satisfactory to each of UST and Chase is a condition to the respective obligations of UST and Chase to consummate the Merger and it is a condition to each of the Company's and UST's obligation to consummate the Distribution that all conditions to the Merger be satisfied. See "The Distribution -- Terms of the Distribution Agreement -- Conditions to the Distribution". Assuming that the Private Letter Ruling is received, the following is a summary of the material Federal income tax consequences of the Distribution:

          1. A UST stockholder will not recognize any income, gain or loss as a result of the Distribution.

          2. A UST stockholder will apportion its tax basis for its UST Common Stock between such UST Common Stock and Company Common Stock received in the Distribution in proportion to the relative fair market values of such UST Common Stock and Company Common Stock on the Distribution Date.

          3. A UST stockholder's holding period for the Company Common Stock received in the Distribution will include the period during which such stockholder held the UST Common Stock with respect to which the Distribution was made, provided that such UST Common Stock is held as a capital asset by such stockholder as of the Time of Distribution.

          4. No gain or loss will be recognized to UST as a result of the Distribution.

     Current Treasury regulations require each UST stockholder who receives Company Common Stock pursuant to the Distribution to attach to its federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution. UST (or the Company on its behalf) will convey the appropriate information to each UST stockholder of record as of the Distribution Record Date.

                            RELATIONSHIP WITH CHASE

     Following the Merger, the Company will continue to have certain relationships with Chase and its subsidiaries.

POST CLOSING COVENANTS AGREEMENT; TAX ALLOCATION AGREEMENT

     In the Post Closing Covenants Agreement and the Tax Allocation Agreement, Chase, UST and USTNY, on the one hand, and the Company and New Trustco, on the other hand, will agree to indemnify each other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from the conduct of the Chase Acquired Business, as well as certain tax liabilities. See "The Distribution -- Terms of the Post Closing Covenants Agreement" and "-- Terms of the Tax Allocation Agreement". In addition, the Company has agreed, pursuant to the Post Closing Covenants Agreement, for a period of four years after the Effective Time, not to engage in, or compete with Chase with respect to, the Chase Acquired Business, subject to certain limited exceptions. See "The Distribution -- Terms of the Post Closing Covenants Agreement -- The Company's Noncompetition Agreement".

SERVICES AGREEMENT

     In the Merger, Chase will acquire the Related Back Office, which includes software and hardware necessary to conduct the Chase Acquired Business. Certain core software, principally software to operate the Asset Management System, will be transferred to New Trustco and licensed by New Trustco to USTNY on a perpetual nonexclusive basis. Although the Related Back Office primarily serves the Processing Business, it also provides necessary services to the Core Businesses, all of which will be transferred to New Trustco and its affiliates pursuant to the Contribution Agreement. Accordingly, prior to the Time of Distribution, New Trustco and USTNY will enter into the Services Agreement.

     Pursuant to the Services Agreement, USTNY will agree to furnish necessary securities processing, custodial, data processing and other services (the "Back Office Services") to New Trustco and its affiliates. The Services Agreement will be in a form, and on terms, agreed to by UST and Chase on or before February 28, 1995, substantially in accordance with the terms of the Services Agreement Term Sheet entered into on November 18, 1994, between UST and Chase. Following the Merger, USTNY will be merged (the "Bank Merger") with and into The Chase Manhattan Bank (National Association) ("CMB"). In the Bank Merger, CMB will acquire the rights, and assume the obligations, of USTNY under the Services Agreement.

     The parties intend that the Back Office Services furnished to New Trustco and its affiliates under the Services Agreement will include all of the functions that are currently performed by the Related Back Office, as well as certain bank processing services, such as loan processing services, deposit and check processing services (the "Bank Processing Services"). The Back Office Services may be modified to reflect reasonable evolution or change in the business of New Trustco and its affiliates. The Back Office Services will not include any broker dealer services, securities industry banking services or back-up servicing.

     Under the Services Agreement, CMB will provide the Back Office Services to New Trustco for an initial term of five years beginning on the Closing Date. With CMB's consent (which CMB may withhold in its sole discretion), New Trustco may extend the initial term of the Services Agreement for an additional five years. If CMB withholds such consent, New Trustco may in any case extend the term of the Services Agreement for an additional two years.

     In consideration of the Back Office Services provided to it under the Services Agreement, during the initial term, New Trustco will pay to CMB an annual base fee of $10 million, which is significantly less than New Trustco's estimate of the annual cost of providing such services itself. The annual base fee for any additional term after the initial term will be an amount equal to 110% of the total fees paid by New Trustco in the fifth year of the initial term.

     The annual base fee will cover all Back Office Services required by normal growth of New Trustco and its affiliates, and will include, as well, certain base levels of systems development and maintenance resources. CMB will charge New Trustco at rates discounted from CMB's prevailing rates for similar institutional business for any incremental Back Office Services attributable to additional growth, evolution in the business of New Trustco and its affiliates, and certain other new business.

     CMB may assign the Bank Processing Services or other data center services provided under the Services Agreement to a third party, without New Trustco's consent, provided the third party will also be providing such services to CMB. CMB may not assign the remaining services to a third party, although it may sell or transfer responsibility for the Back Office Services together with the sale or transfer of the Chase business unit providing such Back Office Services. New Trustco will not have the right to assign the Services Agreement without CMB's consent.

     Either party may terminate the Services Agreement upon a material breach by the other which has not been cured within 30 days after the expiration of a 15-day informal dispute resolution process initiated by the nonbreaching party. Either party may terminate in the event that the other party becomes insolvent or bankrupt or undergoes a change of control.

     New Trustco may terminate the Services Agreement for any reason effective after the end of the first year by giving six months' advance notice. In the event of such a termination, New Trustco will pay CMB a termination fee of $2.5 million dollars, which fee will be reduced incrementally over the term of the Services Agreement.

     In the event of any termination or expiration of the Services Agreement (including termination due to any material breach of New Trustco), the Services Agreement will obligate CMB to provide for up to one year (six months in the case of a change in control) after the termination or expiration, in consideration of fees in amounts to be negotiated, reasonably requested termination assistance to facilitate a smooth transition of the responsibility for the performance of the Back Office Services to New Trustco or its designee.

                  LISTING AND TRADING OF COMPANY COMMON STOCK

     There is no existing trading market for the Company Common Stock and there can be no assurance as to the establishment or continuity of any such market. The Company expects to apply for listing of the Company Common Stock on the National Market System. It is a condition to each of the Company's and UST's obligation to consummate the Distribution that the Company Common Stock shall have been designated as a security on the National Market System by the NASD, or listed on the New York or American Stock Exchange subject to official notice of issuance. See "The Distribution -- Terms of the Distribution
Agreement -- Conditions to the Distribution". However, there can be no assurance as to the price at which the Company Common Stock will trade or that such price will not be significantly below the book value per share of the Company Common Stock.

     The Company Common Stock received by UST stockholders pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of such Company Common Stock received by any person who may be deemed an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, the Company, and may include the directors and principal executive officers of the Company as well as any principal stockholder of the Company. Persons who are affiliates of the Company will be permitted to sell their Company Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 1994, the combined historical capitalization of the Company and its combined capital, as adjusted to reflect the disposition of the Chase Acquired Business pursuant to the Distribution and the Merger (the "Disposition") and the other related restructuring transactions. For financial reporting purposes, the Company is a "successor registrant" to UST and, as a result, the historical financial information of the Company set forth below and included elsewhere in this Information Statement is the historical financial information of UST. This information should be read in conjunction with the Selected Financial Data and Pro Forma Condensed Financial Statements included elsewhere in this Information Statement.

                                                                 SEPTEMBER 30, 1994
                                               -------------------------------------------------------
                                                             DISPOSITION       OTHER         COMPANY
                                               HISTORICAL    ADJUSTMENTS    ADJUSTMENTS     PRO FORMA
                                               ----------    -----------    -----------     ----------
                                                               (DOLLARS IN THOUSANDS)
                                                                    (UNAUDITED)
Deposits.....................................  $2,383,209     $ (681,250)    $       0      $1,701,959
                                                =========      =========     =========       =========
Short-Term Borrowings........................  $1,187,958     $ (824,966)    $  66,852      $  429,844
                                                =========      =========     =========       =========
Long-Term Debt...............................  $   62,574        --          $ (42,403)     $   20,171
                                                =========      =========     =========       =========
Stockholders' Equity
Common Stock -- $1.00 Par Value..............  $   11,512        --          $  (1,890)     $    9,622
Capital Surplus..............................      70,190        --            (70,190)              0
Retained Earnings............................     264,806        --            (93,161)        171,645
Treasury Stock at Cost.......................     (85,895)       --             85,895               0
Loan to ESOP.................................     (16,171)       --                 --         (16,171)
Unrealized Gain (Loss), Net of Taxes, on
  Securities Available for Sale..............      (4,805)       --              4,805               0
                                               ----------    -----------    -----------     ----------
Total Stockholders' Equity...................  $  239,637     $  --          $ (74,541)     $  165,096
                                                =========      =========     =========       =========

- ---------------

See "Notes to Pro Forma Condensed Financial Statements" on pages 37 through 40.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed statement of condition as of September 30, 1994, unaudited pro forma condensed statements of income for the year ended December 31, 1993 and the nine-month period ended September 30, 1994, and unaudited pro forma condensed statement of average balances for the nine-month period ended September 30, 1994 (collectively, the "Pro Forma Statements"), were prepared to present the estimated effects of the disposition of the Chase Acquired Business, related restructuring transactions and the effect of the Services Agreement as if such transactions had occurred for statement of condition purposes as of September 30, 1994 and for statement of income purposes as of January 1, 1993.

     The "Disposition Adjustments" column in each of the Pro Forma Statements includes the following:

          - the reduction in assets, liabilities and the elimination from operations of the revenue and expenses related to the disposition of the Chase Acquired Business, and

          - the reduction in Securities and Short-Term Investments and Short-Term Borrowings arising from the Company's rebalancing of its asset and liability structure.

     The "Other Adjustments" column in each of the Pro Forma Statements includes the following:

          - the balance sheet impact of the nonrecurring adjustments as set forth in footnote (1) of the Notes to Pro Forma Condensed Financial Statements, and

          - the ongoing impact on the Company's results of operations arising from the nonrecurring adjustments and the Services Agreement.

     All of the pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are appropriate and include only "exit costs" as defined in Emerging Issues Task Force Issue 94-3 ("EITF 94-3") that are directly related to the transactions. The information is not intended to be indicative of the Company's actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

     The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements and other financial information relating to UST. For financial reporting purposes, the Company will be a "successor registrant" to UST and, as a result, the historical financial information set forth in the Pro Forma Statements is the historical financial information of UST.

     The Distribution will be accounted for by the Company as if UST had continued in existence, with the carrying amounts of the assets and liabilities being distributed being accounted for in accordance with generally accepted accounting principles at their historical values.

                   PRO FORMA CONDENSED STATEMENT OF CONDITION

                               SEPTEMBER 30, 1994
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                              COMPANY
                                                              BEFORE
                                           DISPOSITION         OTHER          OTHER              COMPANY
                            HISTORICAL    ADJUSTMENTS(A)    ADJUSTMENTS    ADJUSTMENTS         PRO FORMA(l)
                            ----------    --------------    -----------    -----------         ------------
ASSETS
Cash and Cash
  Equivalents.............  $  439,819     $   (282,852)    $   156,967     $ (42,545) (b)      $  114,422
Securities................   1,731,890         (997,945)        733,945        --                  733,945
Net Loans, After Allowance
  for Credit Losses.......   1,555,191         (164,448)      1,390,743        --                1,390,743
Other Assets..............     291,631          (74,927)        216,704        53,906  (c)         270,610
                            ----------    --------------    -----------    -----------         ------------
Total Assets..............  $4,018,531     $ (1,520,172)    $ 2,498,359     $  11,361           $2,509,720
                             =========      ===========       =========     =========           ==========

LIABILITIES
Deposits..................  $2,383,209     $   (681,250)    $ 1,701,959     $  --               $1,701,959
Short-Term Borrowings.....   1,187,958         (824,966)        362,992        66,852 (d)          429,844
Accounts Payable and
  Accrued Liabilities.....     145,153          (13,956)        131,197        61,453 (e)          192,650
Long-Term Debt............      62,574         --                62,574       (42,403)(f)           20,171
                            ----------    --------------    -----------    -----------         ------------
Total Liabilities.........   3,778,894       (1,520,172)      2,258,722        85,902            2,344,624
                            ----------    --------------    -----------    -----------         ------------

STOCKHOLDERS' EQUITY
Common Stock -- $1.00 Par
  Value...................      11,512         --                11,512        (1,890)(g)            9,622
Capital Surplus...........      70,190         --                70,190       (70,190)(h)                0
Retained Earnings.........     264,806         --               264,806       (93,161)(i)          171,645
Treasury Stock at Cost....     (85,895)        --               (85,895)       85,895 (j)                0
Loan to ESOP..............     (16,171)        --               (16,171)       --                  (16,171)
Unrealized Gain (Loss),
  Net of Taxes, on
  Securities Available for
  Sale....................      (4,805)        --                (4,805)        4,805 (k)                0
                            ----------    --------------    -----------    -----------         ------------
Total Stockholders'
  Equity..................     239,637         --               239,637       (74,541)             165,096
                            ----------    --------------    -----------    -----------         ------------
Total Liabilities and
  Stockholders' Equity....  $4,018,531     $ (1,520,172)    $ 2,498,359     $  11,361           $2,509,720
                             =========      ===========       =========     =========           ==========

CAPITAL RATIOS
As a Percentage of Risk-Adjusted
  Period End Total Assets:
     Tier 1 Capital.......................................................................          11.56%
     Total Capital........................................................................          12.64%
Tier 1 Leverage...........................................................................           6.36%

                    PRO FORMA CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1993
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         REVERSAL
                                                          OF BACK      COMPANY
                                                         OFFICE &      BEFORE
                                         DISPOSITION     CORPORATE      OTHER         OTHER           COMPANY
                           HISTORICAL   ADJUSTMENTS(M)   STAFF(N)    ADJUSTMENTS   ADJUSTMENTS      PRO FORMA(1)
                           ----------   --------------   ---------   -----------   -----------      ------------

Net Interest Income....... $  116,242     $  (53,399)    $  --        $   62,843    $  --            $    62,843

Provision for Credit
  Losses..................      4,000        --             --             4,000       --                  4,000
                           ----------   --------------   ---------   -----------   -----------      ------------

Net Interest Income After
  Provision for Credit
  Losses..................    112,242        (53,399)       --            58,843       --                 58,843

Fees......................    264,075        (92,938)       --           171,137       --                171,137

Other Income..............     11,888         (5,053)       --             6,835        (2,800)(o)         4,035
                           ----------   --------------   ---------   -----------   -----------      ------------

Total Revenue.............    388,205       (151,390)       --           236,815        (2,800)          234,015
                           ----------   --------------   ---------   -----------   -----------      ------------

Operating Expenses

Salaries and Benefits.....    189,153        (61,855)       19,125       146,423       (36,604)(p)       109,819

Net Occupancy.............     40,035         (9,360)        4,143        34,818        (6,066)(p)        28,752

Other.....................     86,332        (38,915)       23,003        70,420       (11,610)(p)        58,810
                           ----------   --------------   ---------   -----------   -----------      ------------

Total Operating
  Expenses................    315,520       (110,130)       46,271       251,661       (54,280)          197,381
                           ----------   --------------   ---------   -----------   -----------      ------------

Income Before Income Tax
  Expense.................     72,685        (41,260)      (46,271)      (14,846)       51,480            36,634

Income Tax Expense(q).....     30,418        (18,567)      (20,822)       (8,971)       23,166            14,195
                           ----------   --------------   ---------   -----------   -----------      ------------

Net Income................ $   42,267     $  (22,693)    $ (25,449)   $   (5,875)   $   28,314       $    22,439
                            =========     ==========      ========      ========      ========        ==========

Net Income Per Share:(r)

  Primary................. $     4.26                                                                $      2.22
                            =========                                                                 ==========

Average Shares
  Outstanding:

  Primary.................  9,968,033                                                                 10,253,000
                            =========                                                                 ==========

                    PRO FORMA CONDENSED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1994

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

                                                         REVERSAL
                                                          OF BACK      COMPANY
                                                         OFFICE &      BEFORE                        COMPANY
                                         DISPOSITION     CORPORATE      OTHER         OTHER            PRO
                           HISTORICAL   ADJUSTMENTS(M)   STAFF(N)    ADJUSTMENTS   ADJUSTMENTS       FORMA(1)
                           ----------   --------------   ---------   -----------   -----------      ----------

Net Interest Income....... $   82,391     $  (32,579)    $  --        $   49,812    $  --           $   49,812

Provision for Credit
  Losses..................      1,500        --             --             1,500       --                1,500
                           ----------   --------------   ---------   -----------   -----------      ----------

Net Interest Income After
  Provision for Credit
  Losses..................     80,891        (32,579)       --            48,312       --               48,312

Fees......................    219,965        (76,931)       --           143,034       --              143,034

Other Income..............      9,720         (4,406)       --             5,314        (1,394)(o)       3,920
                           ----------   --------------   ---------   -----------   -----------      ----------

Total Revenue.............    310,576       (113,916)       --           196,660        (1,394)        195,266
                           ----------   --------------   ---------   -----------   -----------      ----------

Operating Expenses

Salaries and Benefits.....    153,080        (50,439)       14,646       117,287       (27,568)(p)      89,719

Net Occupancy.............     29,445         (7,519)        3,071        24,997        (3,601)(p)      21,396

Other.....................     65,097        (27,861)       16,072        53,308        (5,512)(p)      47,796
                           ----------   --------------   ---------   -----------   -----------      ----------

Total Operating
  Expenses................    247,622        (85,819)       33,789       195,592       (36,681)        158,911
                           ----------   --------------   ---------   -----------   -----------      ----------

Income Before Income Tax
  Expense.................     62,954        (28,097)      (33,789)        1,068        35,287          36,355

Income Tax Expense(q).....     26,441        (12,644)      (15,205)       (1,408)       15,879          14,471
                           ----------   --------------   ---------   -----------   -----------      ----------

Net Income................ $   36,513     $  (15,453)    $ (18,584)   $    2,476    $   19,408      $   21,884
                            =========     ==========      ========      ========      ========      ==========

Net Income Per Share:(r)

  Primary................. $     3.69                                                               $     2.15
                            =========                                                               ==========

Average Shares
  Outstanding:

  Primary.................  9,964,307                                                               10,284,000
                            =========                                                               ==========

               PRO FORMA CONDENSED STATEMENT OF AVERAGE BALANCES
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                              DISPOSITION ADJUSTMENTS
                                            ---------------------------
                                               CHASE          ASSET-
                                             ACQUIRED        LIABILITY          OTHER           COMPANY
                             HISTORICAL      BUSINESS       REBALANCING     ADJUSTMENTS(T)     PRO FORMA
                             ----------     -----------     -----------     --------------     ----------
ASSETS
Cash and Cash
  Equivalents..............  $  344,565     $  (152,994)     $  --             $(42,545)       $  149,026
Securities and Short-Term
  Investments..............   1,978,198        (826,813)       (425,000)        --                726,385
Net Loans, After Allowance
  for Credit Losses........   1,260,793                                                         1,260,793
Other Assets...............     452,058        (172,658)(s)     --               53,906           333,306
                             ----------     -----------     -----------     --------------     ----------
Total Assets...............  $4,035,614     $(1,152,465)     $ (425,000)       $ 11,361        $2,469,510
                              =========      ==========       =========     ===========         =========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Deposits...................  $2,985,188     $(1,117,465)     $  --             $--             $1,867,723
Short-Term Borrowings......     591,500         --             (425,000)         66,852           233,352
Accounts Payable and
  Accrued Liabilities......     168,846         (35,000)        --               61,453           195,299
Long-Term Debt.............      62,861         --              --              (42,403)           20,458
Stockholders' Equity.......     227,219         --              --              (74,541)          152,678
                             ----------     -----------     -----------     --------------     ----------
Total Liabilities and
  Stockholders' Equity.....  $4,035,614     $(1,152,465)     $ (425,000)       $ 11,361        $2,469,510
                              =========      ==========       =========     ===========         =========

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

     (a) Disposition Adjustments (Pro Forma Condensed Statement of
Condition) -- The Disposition Adjustments presented in the Pro Forma Condensed Statement of Condition reflect both the disposition of the Chase Acquired Business and the rebalancing of the Company's overall asset and liability structure as a result of the Merger and related restructuring. See "The
Merger -- Terms of the Contribution Agreement" and "-- Terms of the Distribution Agreement". The Pro Forma Condensed Statement of Average Balances presents the Company's daily average balance sheet for the nine-month period ended September 30, 1994 adjusted for the Merger, including the rebalancing of the Company's asset and liability structure and the Other Adjustments.

     During the nine-month period ended September 30, 1994, the Chase Acquired Business generated average non-interest bearing deposits of approximately $1,117 million. Investable Deposits, defined as total average non-interest bearing deposits less average cash items in the process of collection and average overdrafts, were approximately $827 million during the nine-month period ended September 30, 1994. The predictability of the Investable Deposits provided UST with a long- and medium-term funding source. UST employed a substantial portion of the Investable Deposits to finance its long-term financial assets, including approximately $425 million of investment securities, principally U.S. Government Agency Securities ("Agency Securities"), classified as held to maturity. Following the execution of the Merger Agreement, the Investable Deposits ceased to be a long-term source of financing available to UST since they would be included in the Chase Acquired Business. Accordingly, in anticipation of the closing of the Merger and the effective transfer of the Chase Acquired Business to Chase, UST sold approximately $800 million of long- and medium-term U.S. Government Treasury Securities ("Treasury Securities") and Agency Securities. The proceeds of such sale will be included in the Chase Acquired Business. (See note (m)).

     (b) Cash and Cash Equivalents -- The $42.5 million adjustment is comprised of the estimated payments of investment banking, legal, accounting, consulting and printing professional fees ($12,000,000 -- determined based upon actual invoices and estimates supplied by the various vendors), the estimated amount of payments necessary to cash-out holders of outstanding stock options ($39,045,000), and the estimated amount of cash to be received from the exercise of certain incentive stock options ($8,500,000 -- assumes the exercise of approximately 236,000 incentive stock options at an average exercise price of $36.00 per option).

     (c) Other Assets -- The $53.9 million increase in Other Assets reflects (i) certain tax benefits resulting from the Disposition Adjustments and the Other Adjustments ($66,353,000, reduced by $4,125,000 related to the reversal of deferred tax benefits previously recorded attributable to the fair value adjustment for securities available for sale) and (ii) the write-off of the net book value of premises and equipment ($3,798,000) and computer software ($4,524,000) related to the termination of various leases.

     (d) Short-Term Borrowings -- The $66.9 million increase in short-term borrowings reflects the borrowings required to replace accrued interest and long-term debt (see notes (e) and (f)), and to replace the shortfall resulting from the loss incurred on the sale of securities held to maturity.

     (e) Accounts Payable and Accrued Liabilities -- The $61.5 million increase in accounts payable and accrued liabilities includes estimated severance costs ($21,100,000), the estimated present value (discounted at 8%) of the cost of terminating leases at discontinued locations ($8,202,000), the estimated cost of terminating computer hardware leases, software licenses and contracts ($28,462,000), the estimated cost of terminating certain incentive compensation plans ($5,100,000) and an amount to record the reversal in accrued interest payable related to the redemption and satisfaction and discharge of certain issues of long-term debt ($1,411,000). The estimated severance costs consist of $12,700,000 of cash severance payments and the impact of curtailment gains, enhanced pension credits and cost of living adjustments with respect to the Company's defined benefit pension and post-retirement benefit plans for specifically identified employees and $8,400,000 of payments of transition bonuses to certain UST employees associated with the Chase Acquired Business.

     (f) Long-Term Debt -- The $42.4 million reduction in long-term debt reflects the redemption of the USTNY 8 1/2% Capital Notes Due 2001 and the satisfaction and discharge of the UST 8% Notes Due 1996.

The cost of redeeming and defeasing this long-term debt is insignificant to the Company's pro forma results of operations.

     (g) Common Stock -- The $1,890,000 decrease in Company Common Stock reflects the retirement of treasury stock ($2,126,000) offset by the aggregate par value amount of the shares to be issued pursuant to the exercise of an estimated 236,000 incentive stock options at an estimated average exercise price of $36.00 per share ($236,000).

     (h) Capital Surplus -- The $70.2 million adjustment reflects the retirement of treasury stock ($78,454,000) offset, in part, by the amount of cash proceeds in excess of the par value received in connection with the expected exercise of 236,000 incentive stock options ($8,264,000).

     (i) Retained Earnings -- The $93.2 million adjustment reflects the after-tax impact of the nonrecurring adjustments presented in note (l) below ($87,846,000) and the amount by which the book value of treasury stock retired exceeds capital surplus ($5,315,000).

     (j) Treasury Stock at Cost -- The adjustment of $85.9 million reflects the retirement of treasury stock.

     (k) Unrealized Gain (Loss), Net of Taxes, on Securities Available for
Sale -- The adjustment of $4.8 million ($8.9 million before taxes) reflects the reversal of unrealized losses on securities available for sale that were realized upon the sale of such securities.

     (l) The Pro Forma Statements of Income exclude the following material nonrecurring adjustments directly related to the transaction which are expected to be incurred prior to or as a result of the consummation of the Merger. However, the Pro Forma Statements of Income do include the effect of such adjustments on the operations of the Company. The Merger is expected to occur within the next twelve months.

                                                                                (MILLIONS)
                                                                                ----------
    Loss on sale of securities held to maturity (see note (d))................    $ 23.0
    Loss on sale of securities available for sale (see note (k))..............       8.9
    Severance, post-retirement benefits and related costs (see note (e))......      21.1
    Professional fees (see note (b))..........................................      12.0
    Cost of terminating leases for premises (see notes (c) and (e))...........      12.0
    Cost of terminating computer hardware leases, computer software licenses,
      contracts and capitalized software (see notes (c) and (e))..............      33.0
    Cost of incentive compensation plans that are being terminated (see note
      (e))....................................................................       5.1
    Payout for stock options (see note (b))...................................      39.1
                                                                                ----------
                                                                                   154.2
    Applicable tax benefit....................................................      66.4
                                                                                ----------
    Total.....................................................................    $ 87.8
                                                                                ========

     In conjunction with the announcement of the Distribution and the Merger, the Company disclosed that it may incur up to $110 million of restructuring charges on an after-tax basis in connection with the Distribution and the Merger. The difference between the $110 million and the charges described above represents charges that do not presently meet the definition of "exit costs" as defined by EITF 94-3 and the loss on the sale of securities as described below.

     The pro forma adjustments for the loss on the sale of securities ($31.9 million loss before taxes, $16.8 million after taxes) are based upon the market values of the securities on September 30, 1994. The $110 million of restructuring charges include an estimated loss for the sale of securities based upon market values as of the date that the Merger Agreement was announced (November 18, 1994). The actual loss on the sale of securities, $44.2 million before taxes, $23.3 million after taxes, was realized between November 21, 1994 and December 9, 1994.

     While the amounts set forth above represent the Company's best estimate of the restructuring costs that will be incurred, the ultimate level of such charges will not be precisely determinable until the Closing Date. The cost of terminating computer hardware leases takes into consideration the estimated residual value of the equipment when it is returned to the lessor. Such residual values could be severely impacted and the cost of terminating the leases increased if the manufacturer releases upgraded versions of the equipment prior to the lease termination date.

     The Company continues to review its staffing requirements. This review will be completed by the Closing Date and may result in lower staffing levels. Accordingly, the cost of severance and related benefits may range from the above listed $21.1 million to approximately $24.0 million.

     The payout for stock options is based upon various assumptions, including the Determined Value (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans -- Retained Plans" in the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H) of the shares of UST Common Stock, the number of stock options that are outstanding as of the Closing Date and the average exercise price of such outstanding options. As a result, the actual amount of the cash payment to be made in respect of stock options will not be determinable until the Closing Date.

     Pursuant to the Post Closing Covenants Agreement, the Company has agreed to maintain a minimum net worth for four years following the Distribution. See "The Distribution -- Terms of the Post Closing Covenants Agreement -- Minimum Net Worth". After giving effect to the charges set forth in this note (l), the Company believes that its initial annual dividend will be $1.00 per share. See "Special Factors -- Dividends and Dividend Policy".

     (m) Disposition Adjustments (Pro Forma Condensed Statement of
Income) -- The Disposition Adjustments reflect the disposition of the Chase Acquired Business pursuant to the Distribution and the Merger. The Disposition Adjustments include the revenues and expenses of the Chase Acquired Business as allocated in accordance with the allocation methodologies utilized by the Company's internal management reporting system. The amount of net interest income is based upon the average Investable Deposits multiplied by an appropriate interest rate. The rate is based upon the rates earned by the Company's long- and short-term securities. The rates were 5.44% for the nine-month period ended September 30, 1994, and 5.39% for the year ended December 31, 1993.

     While the average Investable Deposits for the nine-month period were approximately $827 million, the Investable Deposits are subject to seasonal fluctuation. Historically, Investable Deposits are higher in the first and third quarters than in the second and fourth quarters. The Average Investable Deposits for the first and third quarters of 1994 were $1,119 million and $833 million, respectively. The Investable Deposits for the second quarter of 1994 were $555 million. During 1993, Investable Deposits for the first and third quarters were $1,096 million and $1,227 million, respectively, compared with $783 million and $845 million, for the respective second and fourth quarters of 1993. As a result of the Investable Deposits' seasonality, the Chase Acquired Business' relative contribution of net interest income to UST is significantly greater during the first and third quarters than in the second and fourth quarters. The disposition of the Chase Acquired Business substantially eliminates the seasonal fluctuations in the Company's net interest income.

     Fees and Other Income represent amounts earned by the Chase Acquired Business. In addition, fees earned by the Company's asset management business from customers of the Chase Acquired Business are included in Fees and Other Income, which fees are expected to be earned by Chase following the Distribution and the Merger. Expenses reflect direct costs incurred and allocations of other costs in accordance with the Company's internal management reporting system.

     (n) Back Office and Corporate Staff -- The $46.3 million and $33.8 million of back office and corporate staff charges for the year ended December 31, 1993, and nine months ended September 30, 1994, respectively, are derived from the Company's internal management accounting system and represent the amounts allocated to the Chase Acquired Business for services provided. Back office support costs include securities processing and custody, check clearance and computer services processing and support and corporate staff cost allocations include financial, personnel, legal and general services support functions. Such back office support costs have been added to the expenses of the Company Before Other Adjustments because such costs were not eliminated in connection with the disposition of the Chase Acquired Business. The estimated downsizing of the corporate staff and the impact of the Services Agreement are reflected in the Other Adjustments.

     (o) Other Income -- Reflects the elimination of certain revenues generated from computer processing activities conducted for third parties which will no longer be provided following the Distribution and the Merger.

     (p) Salaries and Benefits, Net Occupancy and Other Expenses -- Reflects the reduction of personnel, net occupancy costs and other expenses, as indicated, resulting from the Distribution and the Merger, the downsizing of the Company's corporate staff and the Services Agreement.

     (q) Income Taxes -- Income taxes reflected in the Pro Forma Statements of Income are recorded at the statutory Federal tax rate of 35%, adjusted for the impact of state and local taxes and nondeductible items. The resulting effective tax rate for the Company was approximately 39% in both periods presented.

     Taxes have been calculated on the "Other Adjustments" in the Pro Forma Statement of Condition at the statutory Federal tax rate of 35%, adjusted for state and local taxes and nondeductible items. The resulting effective tax rate was approximately 43%. The Company anticipates realizing these tax benefits in the periods in which the adjustments are reported on the Company's tax returns.

     (r) Pro Forma Net Income Per Share -- Net income per share has been calculated on a basis consistent with the Company's past practices and was determined by dividing "Net Income -- Company Pro Forma" by the estimated fully diluted average shares outstanding for each period. Estimated fully diluted average shares outstanding include the actual average shares outstanding for each of the periods, the assumed exercise of approximately 236,000 stock options and the dilutive effects of approximately 675,000 phantom shares granted under the Transferred Plans. Dividends paid on phantom shares have been added back to net income on an after-tax basis for this calculation.

     (s) For the purposes of determining the Pro Forma Condensed Statement of Average Balances, the Chase Acquired Business average overdrafts are included in Other Assets.

     (t) For the purposes of determining the Pro Forma Condensed Statement of Average Balances, all Other Adjustments are assumed to have occurred as of January 1, 1994.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of the Company for each of the five fiscal years through the period ended December 31, 1993 and for the nine months ended September 30, 1994 and 1993. The information has been derived from the audited financial statements and the unaudited financial statements of the Company. For financial reporting purposes, the Company is a "successor registrant" to UST and as a result, the historical financial information of the Company set forth below and elsewhere in this Information Statement is the historical financial information of UST. The selected financial data of the Company for the nine-month periods ended September 30, 1994 and 1993, in management's opinion, includes all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of financial position and the results of operations of the Company for the unaudited interim periods. Historical financial information may not be indicative of the Company's performance following the Distribution. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" which follows this section. The results for the nine-month period ended September 30, 1994 are not necessarily indicative of the results to be expected for 1994. See the Pro Forma Condensed Statements of Income included elsewhere herein for per share data presented on a pro forma basis, adjusted to reflect the Distribution and the Merger.

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                               --------------------    --------------------------------------------------------
                                                 1994        1993        1993        1992        1991        1990        1989
                                               --------    --------    --------    --------    --------    --------    --------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Fiduciary and Other Fees.....................  $  220.0    $  193.7    $  264.1    $  235.8    $  204.9    $  184.2    $  177.8
Net Interest Income..........................      82.4        88.6       116.2       108.9        96.1        89.4        83.3
Provision for Credit Losses..................      (1.5)       (3.5)       (4.0)       (6.0)       (6.0)       (8.4)       (1.6)
Other Income.................................       9.7         6.5        11.9         9.7         8.7        13.0        16.6
                                               --------    --------    --------    --------    --------    --------    --------
Total Operating Income Net of Interest
  Expense and Provision for Credit Losses....     310.6       285.3       388.2       348.4       303.7       278.2       276.1
Total Operating Expenses.....................     247.6       227.8       315.5       289.5       254.9       259.7       232.9
                                               --------    --------    --------    --------    --------    --------    --------
Income from Operations Before Income Tax
  Expense and Cumulative Effect of Accounting
  Changes....................................      63.0        57.5        72.7        58.9        48.8        18.5        43.2
Income Tax Expense...........................      26.5        24.4        30.4        22.4        17.4         6.8        12.5
                                               --------    --------    --------    --------    --------    --------    --------
Income from Operations Before Cumulative
  Effect of Accounting Changes...............      36.5        33.1        42.3        36.5        31.4        11.7        30.7
Cumulative Effect of Changes in Accounting
  for Postretirement Benefits and Income
  Taxes......................................        --          --          --        (7.8)         --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
Net Income...................................  $   36.5    $   33.1    $   42.3    $   28.8    $   31.4    $   11.7    $   30.7
                                               --------    --------    --------    --------    --------    --------    --------
Per Common Share:
Primary:
  Income From Operations Before Cumulative
    Effect of Accounting Changes.............  $   3.69    $   3.35    $   4.26    $   3.76    $   3.32    $   1.24    $   3.08
  Cumulative Effect of Changes in Accounting
    for Postretirement Benefits and Income
    Taxes....................................        --          --          --        (.80)         --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
  Net Income.................................  $   3.69    $   3.35    $   4.26    $   2.96    $   3.32    $   1.24    $   3.08
                                               --------    --------    --------    --------    --------    --------    --------
Fully Diluted:
  Income From Operations Before Cumulative
    Effect of Accounting Changes.............  $   3.68    $   3.34    $   4.25    $   3.74    $   3.27    $   1.23    $   3.07
  Cumulative Effect of Changes in Accounting
    for Postretirement Benefits and Income
    Taxes....................................        --          --          --        (.80)         --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
  Net Income.................................  $   3.68    $   3.34    $   4.25    $   2.94    $   3.27    $   1.23    $   3.07
                                               --------    --------    --------    --------    --------    --------    --------
Cash Dividends Declared Per Share............      1.50        1.41        1.88        1.72        1.60        1.60        1.52
At Period End:
  Total Assets...............................  $  4,019    $  3,690    $  3,186    $  2,951    $  2,917    $  2,778    $  2,526
  Total Deposits.............................     2,383       2,554       2,487       2,355       2,108       2,040       1,987
  Long-Term Debt.............................        63          67          65          65          69          71          75
  Stockholders' Equity.......................       240         217         229         197         182         166         177
Earnings Ratios:
  Return on Average Total Assets.............      1.21%       1.16%       1.11%       0.83%       1.09%       0.46%       1.26%
  Return on Average Stockholders' Equity.....     21.48%      21.67%      20.47%      15.28%      18.05%       6.75%      17.29%
Capital Ratios:
As a Percentage of Risk-Adjusted Period End
  Total Assets:
  Tier 1 Capital.............................     14.19%      13.23%      14.08%      13.71%      10.81%       9.90%       9.99%
  Total Capital..............................     15.51%      14.71%      15.47%      15.16%      12.03%      11.22%      11.26%
Tier 1 Leverage..............................      5.70%       5.11%       5.60%       5.78%       6.68%       6.72%       7.60%

- ---------------

*Columns may not total due to roundings.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     For financial reporting purposes, the Company is a "successor registrant" to UST and, as such, all financial information of the Company included in this discussion and included elsewhere in this Information Statement is the historical financial information of UST. Therefore, references to the "Company" in this discussion are references to "UST" when referring to historical information.

     The following is a discussion of the Company's results of operations and financial condition for the comparable nine months ended September 30, 1994 and 1993, and for each of the years ended December 31, 1993, 1992 and 1991. See "Recent Developments" for a discussion of the Company's unaudited results for the year and three-month period ended December 31, 1994. Where appropriate, references are made to the Pro Forma Financial Statements, which reflect the Disposition. Certain items reported in prior periods have been reclassified to conform to the current presentation.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1994 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1993

     Net income for the third quarter ended September 30, 1994 was $12.9 million, an increase of 8.6% over the $11.9 million earned in the third quarter of 1993. For the nine-month period ended September 30, 1994, net income was $36.5 million, a 10.2% improvement over the $33.1 million of net income for the same period in 1993.

     The Company's return on average stockholders' equity for the first nine months of 1994 was 21.5%, compared to 21.7% for the first nine months of 1993. Its return on average total assets was 1.21% for the nine months ended September 30, 1994, versus 1.16% for the nine months ended September 30, 1993.

     Net Interest Income (Taxable Equivalent Basis)

                                                           THREE-MONTH        NINE-MONTH PERIODS
                                                          PERIODS ENDED
                                                          SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                        -----------------     -------------------
                                                         1994      1993         1994       1993
                                                        -------   -------     --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Interest Income.......................................  $50,378   $45,497     $136,762   $128,674
Taxable Equivalent Adjustment.........................    1,183     1,364        3,554      4,420
                                                        -------   -------     --------   --------
Total Interest Income.................................   51,561    46,861      140,316    133,094
Interest Expense......................................   22,365    13,909       54,371     40,115
                                                        -------   -------     --------   --------
Net Interest Income...................................  $29,196   $32,952     $ 85,945   $ 92,979
                                                        =======   =======     ========   ========

     Net interest income, on a taxable equivalent basis, was $3.8 million lower in the third quarter of 1994, compared to the third quarter of 1993. For the first nine months of 1994, net interest income, on a taxable equivalent basis, was $7.0 million lower than net interest income for the first nine months of 1993.

                                                                THREE-MONTH         NINE-MONTH
                                                               PERIODS ENDED       PERIODS ENDED
                                                               SEPTEMBER 30,       SEPTEMBER 30,
                                                              ---------------     ---------------
                                                               1994     1993       1994     1993
                                                              ------   ------     ------   ------
                                                                    (DOLLARS IN MILLIONS)
Average Volume
Interest Earning Assets.....................................  $3,358   $3,391     $3,269   $3,114
Interest Bearing Liabilities................................   2,153    1,776      2,001    1,691
                                                              ------   ------     ------   ------
Net Interest Earning Assets.................................  $1,205   $1,615     $1,268   $1,423
                                                              ======   ======     ======   ======
Non-Interest Bearing Deposits...............................  $1,607   $1,963     $1,639   $1,776
                                                              ======   ======     ======   ======
Average Rates (Taxable Equivalent Basis)
Interest Earning Assets.....................................    6.12%    5.50%      5.73%    5.71%
Cost of Funding Interest Earning Assets.....................    2.65     1.63       2.22     1.72
                                                              ------   ------     ------   ------
Net Yield on Interest Earning Assets........................    3.47%    3.87%      3.51%    3.99%
                                                              ======   ======     ======   ======

     The Company's net interest income is sensitive to its volume of non-interest bearing deposits which are primarily derived from the Processing Business, as well as to the level of interest rates on interest-earning assets and interest-bearing liabilities. The Company's level of non-interest bearing funds (primarily non-interest bearing deposits) for the third quarter of 1994 decreased 25.4% ($411 million) from the same period during 1993. For the first nine months of 1994, the Company's average volume of non-interest bearing funds declined 10.9% ($155 million) from the same period during 1993. These declines were principally a result of a reduction in the amount of the Processing Business' balances. For the nine month period ended September 30, 1994, the Processing Business' averaged $1,117 million compared with $1,300 million for the 1993 period.

     The Processing Business' non-interest bearing deposit balances are seasonal. Historically, non-interest bearing deposit balances related to the Processing Business are higher in the first and third quarters than in the second and fourth quarters. The average non-interest bearing deposit balances for the first and third quarters of 1994 derived from the Processing Business were approximately $1,370 million and $1,126 million, respectively, compared with $832 million of average non-interest bearing deposit balances for the second quarter. As a result, the Processing Business' relative contribution of net interest income to the Company was significantly higher during each of the first and third quarters relative to its contribution during the second quarter of 1994. This seasonality has been evident during each of the three years ended December 31, 1993.

     The volume of the Processing Business' non-interest bearing deposits is generally inversely related to the level of interest rates. Thus, in periods of decreasing interest rates, the average balance of non-interest bearing deposits derived from the Processing Business tends to increase, whereas in periods of rising interest rates, the average balance typically declines. Interest rates were low in 1993 and the Processing Business experienced its highest level of average deposit balances.

     The Company's consolidated average non-interest bearing deposit balances for the third quarter of 1994 were $1,607 million, compared to $1,963 million for the third quarter of 1993. The Processing Business' average non-interest bearing deposit balances were $1,126 million and $1,519 million, respectively, for the third quarter of 1994 and 1993.

     The net yield on average interest-earning assets was 3.47% for the third quarter and 3.51% for the nine months ended September 30, 1994, compared to 3.87% for the third quarter and 3.99% for the nine months ended September 30, 1993. The average interest rate earned on the Company's securities portfolio was 5.43% for the third quarter of 1994, compared to 5.59% for the third quarter of 1993. For the first nine months of 1994, the average interest rate earned in the Company's securities portfolio was 5.21%, as compared to 5.78% for the first nine months of 1993. The lower average interest rate earned in the third quarter and nine-month periods of 1994, as compared with the same periods in 1993, reflects the reinvestment of the funds obtained from maturities and sales of securities at lower interest rates and with shorter maturities.

     Fee Income

                                        THREE-MONTH                    NINE-MONTH PERIODS
                                       PERIODS ENDED
                                       SEPTEMBER 30,                  ENDED SEPTEMBER 30,
                                     ------------------       %       --------------------       %
                                      1994       1993      CHANGE       1994        1993      CHANGE
                                     -------    -------    -------    --------    --------    -------
                                                          (DOLLARS IN THOUSANDS)
Fiduciary and Other Fees:
  Core Businesses:
     Asset Management..............  $42,354    $38,688       9.5%    $127,005    $110,909      14.5%
     Corporate Trust and Agency....    5,465      4,682      16.7       16,029      13,938      15.0
                                     -------    -------               --------    --------
       Total Core Businesses.......   47,819     43,370      10.3      143,034     124,847      14.6
                                     -------    -------               --------    --------
  Processing Business:
     Funds Services................   19,072     17,094      11.6       56,533      50,452      12.1
     Institutional Asset
       Services....................    6,922      6,099      13.5       20,398      18,442      10.6
                                     -------    -------               --------    --------
       Total Processing Business...   25,994     23,193      12.1       76,931      68,894      11.7
                                     -------    -------               --------    --------
Total Fiduciary and Other Fees.....   73,813     66,563      10.9      219,965     193,741      13.5
Other Income:
Securities Gains (Losses), Net.....       25         (3)       --        2,059          22        --
Other..............................    3,138      2,123      47.8        7,661       6,486      18.1
                                     -------    -------               --------    --------
Total Fee Income...................  $76,976    $68,683      12.1%    $229,685    $200,249      14.7%
                                     =======    =======    ======     ========    ========    ======

     Total fiduciary and other fees increased $7.3 million in the third quarter of 1994 from the third quarter of 1993. The first nine months of 1994 include six months, or $3.8 million, of fiduciary and other fees attributable to U.S. Trust Company of the Pacific Northwest ("Pacific Northwest"), formerly Capital Trust Company, a trust and investment management firm acquired on July 7, 1993. Excluding such $3.8 million of fiduciary and other fees, the Core Businesses' fiduciary and other fee income would have been 11.1% higher than such fee income for the comparable 1993 period. In the third quarter of 1994, $35.8 million of the Core Businesses' fiduciary and other fees were related to the market value of assets held in clients' accounts, compared with $34.7 million in the third quarter of 1993. For the nine-month period ended September 30, 1994, $107.1 million of the Core Businesses' fiduciary and other fees were related to the market value of assets held in clients' accounts, compared with $99.6 million for the nine-month period ended September 30, 1993. The remaining fiduciary and other fees of the Core Businesses were related to transaction-based services.

     Total assets under management increased 5.5% to $32.4 billion at September 30, 1994, compared to $30.7 billion at September 30, 1993. The Processing Business included approximately $2.6 billion of assets under management as of September 30, 1994, compared to $1.8 billion as of September 30, 1993. Substantially all of these assets derive from short-term cash management account relationships. In addition, the Processing Business included approximately $3.9 billion of assets from security lending relationships with corporate and institutional custody clients which are reported in the table below under "Processing Business -- Custody and Other Non-Managed Assets". The average rates charged for short-term cash management and security lending services are significantly less than the average rates charged on the entire portfolio of assets under management. It is anticipated that substantially all of those assets under management, including the security lending relationships, will be managed by Chase following the Disposition. Fee income generated by these activities is included in the Processing Business' fiduciary fees and other income. Total assets under management and administration increased 7.5% to $419.3 billion at September 30, 1994, compared to $390.1 billion at September 30, 1993. The following table details assets under management and administration for the Company and the Processing Business as of September 30, 1994 and 1993.

                                                                      SEPTEMBER 30,
                                                                    -----------------       %
                                                                     1994       1993      CHANGE
                                                                    ------     ------     ------
                                                                       (DOLLARS IN BILLIONS)
Core Businesses:
Assets Under Management...........................................  $ 32.4     $ 30.7       5.5%
Personal Custody..................................................     7.7        8.5      (8.8)
Corporate and Municipal Trusteeships and Agency Relationships*....   156.3      147.4       6.0
                                                                    ------     ------
     Total Assets Under Management and Administration for the Core
      Businesses..................................................   196.4      186.6       5.3
                                                                    ------     ------     ------
Processing Business:
Custody and Other Non-Managed Assets:
  Institutional Services..........................................   116.0      100.3      15.6
  Funds Services**................................................   106.9      103.2       3.6
                                                                    ------     ------
     Total Assets Under Management and Administration for the
       Processing Business........................................   222.9      203.5       9.5
                                                                    ------     ------
Total Assets Under Management and Administration..................  $419.3     $390.1       7.5%
                                                                    ======     ======     =====

- ---------------
 * Includes corporate trust and agency and bond immobilization assets presented at par value.

** Includes UIT assets presented at par value and mutual fund custody assets presented at fair market value.

     Other Income

     Net securities gains in the third quarter of 1994 and both the third quarter and first nine months of 1993 were negligible. Net securities gains totaled $2.1 million for the first nine months of 1994, reflecting the sale of certain securities classified as available for sale, mainly Treasury Securities, during the first quarter.

     See "-- Impact of the Disposition on Liquidity" for a discussion of securities sold by the Company during the fourth quarter of 1994.

     Total Revenues

     Total revenues, defined as net interest income after the provision for credit losses and fee income, for the Core Businesses and the Processing Business for the nine-month periods ended September 30, 1994 and 1993 are as follows:

                                                                      NINE-MONTH
                                                                     PERIODS ENDED
                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                      (DOLLARS IN
                                                                 THOUSANDS)
        Core Businesses Revenues...............................  $196,660     $168,476
        Processing Business Revenues...........................   113,916      116,832
                                                                 --------     --------
        Total Revenues.........................................  $310,576     $285,308
                                                                 ========     ========

     Revenues of the Core Businesses and the Processing Business are based upon the allocation methodologies utilized by the Company's internal management reporting system. The amount of net interest income allocated to each business is based upon the average net deposit balances supplied by each business multiplied by an appropriate internally-generated interest rate. The "net deposit" balances consist of both interest and non-interest bearing deposit balances reduced by overdraft loans and cash items in the process of collection. The internally-generated interest rate is based upon the actual interest rates earned by the Company on long-and short-term securities for the relevant period. Fee revenue is allocated directly to the businesses performing the service from which the revenue is derived.

     Operating Expenses

                                                   THREE-MONTH                 NINE-MONTH PERIODS
                                                  PERIODS ENDED
                                                  SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                -----------------     %        -------------------     %
                                                 1994      1993     CHANGE       1994       1993     CHANGE
                                                -------   -------   ------     --------   --------   ------
                                                                  (DOLLARS IN THOUSANDS)
Salaries......................................  $34,253   $30,895   (10.9 )%   $100,530   $ 88,311   (13.8 )%
Employee Benefits and Incentive
  Compensation................................   15,787    16,722     5.6        52,550     50,729    (3.6 )
                                                -------   -------              --------   --------
Total Salaries and Benefits...................   50,040    47,617    (5.1 )     153,080    139,040   (10.1 )
Net Occupancy.................................   10,312     9,947    (3.7 )      29,445     29,442      --
Equipment.....................................    4,794     4,420    (8.5 )      13,541     13,044    (3.8 )
Other.........................................   17,376    16,344    (6.3 )      51,556     46,283   (11.4 )
                                                -------   -------              --------   --------
Total Operating Expenses......................  $82,522   $78,328    (5.4 )%   $247,622   $227,809    (8.7 )%
                                                ========  ========  =======    =========  =========  =======

     Operating expenses in the third quarter of 1994 increased $4.2 million to $82.5 million from the $78.3 million reported in the third quarter of 1993. For the nine months ended September 30, 1994, operating expenses amounted to $247.6 million, a $19.8 million increase over the $227.8 million incurred in the nine months ended September 30, 1993. Salaries and employee benefit expenses, including sales incentives and commissions, increased $2.4 million in the third quarter and $14.0 million for the first nine months of 1994, as compared to the same periods in 1993, reflecting increases in the professional staffs of the asset management and mutual funds services divisions and related employee benefit expenses. For the third quarter of 1994, the ratio of total operating expenses to taxable equivalent total operating income, net of interest expense and provision for credit losses, was 78.1%, compared to 77.8% for the third quarter of 1993. For the nine months ended September 30, 1994, the ratio of total operating expenses to taxable equivalent total operating income, net of interest expense and provision for credit losses, was 78.8%, as compared to 78.6% for the first nine months ended September 30, 1993.

     Operating expenses applicable to the Core Businesses and the Processing Business for the nine-month periods ended September 30, 1994 and 1993 are as follows:

                                                               NINE-MONTH PERIODS
                                                              ENDED SEPTEMBER 30,
                                                             ----------------------
                                                               1994         1993
                                                             ---------    ---------
                                                             (DOLLARS IN THOUSANDS)
            Core Businesses:
              Salaries and Benefits........................  $  89,483    $  79,447
              Net Occupancy................................     15,278       13,784
              Other........................................     37,706       30,394
                                                             ---------    ---------
              Subtotal.....................................    142,467      123,625
                                                             ---------    ---------
            Processing Business:
              Salaries and Benefits........................     50,439       49,216
              Net Occupancy................................      7,519        6,806
              Other........................................     27,861       21,766
                                                             ---------    ---------
              Subtotal.....................................     85,819       77,788
                                                             ---------    ---------
            Corporate Overhead.............................     19,336       26,396
                                                             ---------    ---------
                      Total Operating Expenses.............  $ 247,622    $ 227,809
                                                              ========     ========

     Operating expenses associated with the Core Businesses and the Processing Business are determined by the Company's internal management accounting information system. The Company's management accounting practices and policies have been developed and implemented with the objective of reflecting the economics of the respective businesses. Direct costs are those expenses that can be directly attributable to a specific business activity. Direct expenses include actual salaries and benefits of the employees of the business, net occupancy costs based upon actual space utilized and furniture and equipment specifically employed by the business.

     The Company has developed methodologies to capture and allocate expenses that are not directly incurred by the businesses but for which there is a direct relationship between the level of business activity and the amount of cost incurred. Such methodologies employ volume or percentage allocation bases or the activity of other expense or balance sheet accounts. Indirect costs include computer, securities clearing and bank operations transfer charges which are allocated on the basis of volume statistics.

     Corporate overhead consists of unallocated costs not specifically attributable to the respective businesses, including financial, legal and other general purpose corporate expenses.

     Income Taxes

     The Company's effective tax rate for the 1994 third quarter was 41.1%, compared with an effective tax rate of 43.1% for the 1993 period. The 1993 tax rate included the impact of the increase in the federal corporate income tax rate, which was retroactive to January 1, 1993. For the nine months ended September 30, 1994, the effective tax rate was 42.0% versus 42.4% in 1993.

YEAR ENDED DECEMBER 31, 1993 COMPARED TO THE YEAR ENDED DECEMBER 31, 1992 AND YEAR ENDED DECEMBER 31, 1992 COMPARED TO THE YEAR ENDED DECEMBER 31, 1991:

     Income from operations for the year ended December 31, 1993 amounted to $42.3 million, an increase of 15.7% over the $36.5 million earned in the year ended December 31, 1992. For the year ended December 31, 1992 compared to the year ended December 31, 1991, income from operations increased 16.4%.

     Net Interest Income (Taxable Equivalent Basis)

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Interest Income............................................  $169,600     $173,211     $191,354
Taxable Equivalent Adjustment..............................     5,810        8,237       10,228
                                                             --------     --------     --------
Total Interest Income......................................   175,410      181,448      201,582
Interest Expense...........................................    53,358       64,323       95,256
                                                             --------     --------     --------
Net Interest Income........................................  $122,052     $117,125     $106,326
                                                             ========     ========     ========
Percentage Increase from Prior Period......................       4.2%        10.2%         4.8%
                                                             ========     ========     ========

     Significant influences on the Company's net interest income over the past three years included: the average balance of net non-interest bearing funds primarily attributable to the Processing Business; a reduction in the average yield on short-term and variable rate investments and loans; and an increase in total interest earning assets.

                                                                     YEARS ENDED DECEMBER 31,
                                                                   ----------------------------
                                                                    1993       1992       1991
                                                                   ------     ------     ------
                                                                      (DOLLARS IN MILLIONS)
Average Volume
Interest Earning Assets.........................................   $3,086     $2,834     $2,447
Interest Bearing Liabilities....................................    1,699      1,674      1,606
                                                                   ------     ------     ------
Net Interest Earning Assets.....................................   $1,387     $1,160     $  841
                                                                   ======     ======     ======
Percentage Increase from Prior Period...........................     19.6%      38.0%      12.5%
Non-Interest Bearing Deposits...................................   $1,761     $1,508     $1,021
                                                                   ======     ======     ======
Percentage Increase from Prior Period...........................     16.8%      47.7%      11.2%
                                                                   ======     ======     ======
Average Rates (Taxable Equivalent Basis)
Interest Earning Assets.........................................     5.68%      6.40%      8.24%
Cost of Funding Interest Earning Assets.........................     1.73       2.27       3.89
                                                                   ------     ------     ------
Net Yield on Interest Earning Assets............................     3.95%      4.13%      4.35%
                                                                   ======     ======     ======

     The net yield on interest earning assets is dependent upon the Company's average level of non-interest bearing funds, the maturity structure of the Company's interest earning assets and interest bearing liabilities and the general interest rate environment. If the average volume of such funds is stable, the net yield will generally be higher in a rising interest rate environment. Conversely, in a declining interest rate environment, the net yield will be lower.

     Temporary inflows of deposits, mainly related to the Processing Business, are invested in high quality liquid short-term financial instruments that ensure the Company an adequate rate of return, while maintaining liquidity and credit quality to satisfy the eventual outflow of the deposits.

     During 1993, average interest earning assets increased by $148 million of private banking loans and $160 million of short-term financial instruments. The higher volume of average interest earning assets was funded primarily by increases in average net non-interest bearing funds, derived principally from the Processing Business.

     The increase in average interest earning assets during 1992 was primarily attributable to increases in private banking loans ($168 million) and high quality securities ($365 million). The level of average short-term financial instruments was reduced during this period ($178 million) and replaced by Treasury Securities having an average maturity of less than one year. The higher volume of average interest earning assets was funded mainly by increases in average net non-interest bearing funds, principally related to the Processing Business.

     Fee Income

                                                       YEARS ENDED DECEMBER 31,          % CHANGE
                                                    ------------------------------     -------------
                                                      1993       1992       1991       93-92   92-91
                                                    --------   --------   --------     -----   -----
                                                        (DOLLARS IN THOUSANDS)
Fiduciary and Other Fees:
  Core Businesses:
     Asset Management.............................  $152,362   $131,188   $113,031     16.1 %  16.1 %
     Corporate Trust and Agency...................    18,775     16,916     15,251     11.0    10.9
                                                    --------   --------   --------
          Total Core Businesses...................   171,137    148,104    128,282     15.6    15.5
                                                    --------   --------   --------
  Processing Business:
     Funds Services...............................    68,196     63,412     53,603      7.5    18.3
     Institutional Asset Services.................    24,742     24,308     23,063      1.2     5.4
                                                    --------   --------   --------
          Total Processing Business...............    92,938     87,720     76,666      5.9    14.4
                                                    --------   --------   --------
Total Fiduciary and Other Fees....................   264,075    235,824    204,948     12.0    15.1
Other Income:
Securities Gains, Net.............................     3,025      2,801      1,558      8.0    79.8
Other.............................................     8,863      6,939      7,165     27.7    (3.2 )
                                                    --------   --------   --------
Total Fees and Other Income.......................  $275,963   $245,564   $213,671     12.4 %  14.9 %
                                                    ========   ========   ========     ====    ====
Total Fees and Other Income as a Percent of
  Taxable Equivalent Operating Income, Net of
  Interest Expense and Provision for Credit
  Losses..........................................      70.0%      68.8%      68.1%
                                                    ========   ========   ========

     Fiduciary and other fees are the largest component of both the Core Businesses and Processing Business revenues. Fee-based services provide a relatively stable core source of revenues that are less subject to change in periods of interest rate volatility as compared to net interest income. The credit loss experience from fee-based activities has been and continues to be negligible.

     Fiduciary fees are based typically on the market value or par value of assets under management and administration, the volume of securities transactions, income collection transactions and other services rendered.

     Most asset management fees are determined on an incremental scale so that as the value of a client's portfolio grows in size, the Company receives a smaller percentage of the increasing value as fee income. Therefore, market value or other incremental changes in a portfolio's size do not necessarily have a proportionate impact on the level of fiduciary fees.

     For the year ended December 31, 1993, $133.8 million of the Core Businesses' fiduciary and other fees were related to the market value of assets held in clients' accounts, compared with $119.8 million and $103.3 million, respectively, for the years ended December 31, 1992, and 1991. The remaining fiduciary and other fees of the Core Businesses were related to transaction-based services.

     The following table provides details of assets under management and administration for the last six years. Unless otherwise noted, asset values are measured at their estimated fair value.

                                                                                            COMPOUND
                                                         DECEMBER 31,                        GROWTH
                                      ---------------------------------------------------     RATE
                                       1993     1992     1991     1990     1989     1988     88-93
                                      ------   ------   ------   ------   ------   ------   --------
                                                        (DOLLARS IN BILLIONS)
Core Businesses:
Assets Under Management.............  $ 32.2   $ 26.5   $ 21.9   $ 18.1   $ 18.0   $ 15.3     16.0%
Personal Custody....................     7.9      6.0      6.8      6.1      4.7      4.2     13.5
Corporate and Municipal Trusteeships
  and Agency Relationships*.........   152.2    134.6    121.5    109.6    102.3     89.3     11.3
                                      ------   ------   ------   ------   ------   ------
  Total Assets Under Management and
     Administration for the Core
     Businesses.....................   192.3    167.1    150.2    133.8    125.0    108.8     12.1
                                      ------   ------   ------   ------   ------   ------
Processing Business:
Custody and Other Non-Managed
  Assets:
  Institutional Services............    97.6     92.9     81.8     81.6     68.0     57.9     11.0
  Funds Services**..................   103.3     91.8     84.3     62.4     54.3     51.7     14.9
                                      ------   ------   ------   ------   ------   ------
  Total Assets Under Management and
     Administration for the
     Processing Business............   200.9    184.7    166.1    144.0    122.3    109.6     12.9
                                      ------   ------   ------   ------   ------   ------
Total Assets Under Management and
  Administration....................  $393.2   $351.8   $316.3   $277.8   $247.3   $218.4     12.5%
                                      ======   ======   ======   ======   ======   ======   ========

- ---------------
 * Includes corporate trust and agency and bond immobilization assets presented at par value.

** Includes UIT assets presented at par value and mutual fund custody assets presented at fair market value.

     Assets Under Management

     Assets under management and administration consist primarily of equities, fixed income instruments and cash. The Company's investment professionals manage these assets for individual, family, pooled, and mutual funds investment clients.

     Asset management fiduciary fees are derived mainly from investment management and related services to individuals and institutions. These services include investment portfolio management, estate and tax planning and personal custody. Asset management fiduciary fees are based primarily on the market value of the assets in clients' accounts. In general, fiduciary fees are influenced by a variety of factors, including growth or decline of stock and bond market levels, fee increases, revenue from new services, outflow of assets due to terminating trusts, disbursements, gifts, etc., acquisitions, and new business. The increase in asset management fiduciary fees during 1993 is related to higher market values, new business and acquisitions. Assets under management as of December 31, 1993 increased by 21.8% from assets under management as of December 31, 1992.

     Asset management fiduciary fees in 1993 include revenues from Pacific Northwest, a trust and investment management firm acquired in July 1993, and a full year of revenues from Campbell, Cowperthwait & Co., Inc. ("Campbell"), an investment advisory company acquired in December 1992. Asset management fiduciary fees in 1992 include revenues from Delafield, Harvey, Tabell ("Delafield"), an investment advisory company acquired in April 1992. Fiduciary fees from these acquisitions amounted to less than 5% and 3% of total asset management fiduciary fees in 1993 and 1992, respectively. These acquisitions accounted for 5.6% and 4.0% of assets under management as of December 31, 1993 and 1992, respectively.

     As previously noted, the Company believes it is well positioned to increase fee revenue due to favorable growth rates in the overall affluent market, expansion into new geographic markets, selective acquisitions, development of new services, solicitation of new market segments and new business development. Increases in fee revenue are expected to come from the Company's institutional asset management business, where the Company has developed a dedicated sales force and has expanded the range of investment products it offers. Another key strategy for increasing fee revenues is the Company's recently implemented initiative to broaden the distribution of its investment products via third parties.

     Corporate trust and agency activities include the indenture trustee business for corporate and municipal debt issues, as well as complex new types of securities. Corporate trust fiduciary fees are affected by the volume of new debt issuances and redemptions at, or in advance of, maturity of existing issues. The volume of corporate and municipal trusteeships and agency relationships (measured by the par value of the outstanding debt) increased 13.1% in 1993 and 10.8% in 1992.

     Assets Under Administration -- The Processing Business

     Institutional asset services ("IAS") includes master trust and custody services, securities lending and global custody services to corporate employee benefit funds, public funds, financial institutions and endowments and foundations. IAS fiduciary fees are influenced by the market value of its accounts and transactional activity. IAS assets administered in custody accounts increased 5.1% in 1993 and 13.6% in 1992.

     Funds services provides custody administration, fund accounting and administration and transfer agent activities for open and closed-end mutual funds and custodian, recordkeeping, income collection and disbursement, and transfer agent services for taxable and tax-exempt unit investment trusts.

     Funds services assets under administration increased by 12.5% in 1993 and 8.9% in 1992. This increase in assets is primarily attributable to expanded business with mutual funds, both open and closed-end. The par value of bonds held in custody for unit investment trusts has declined over the past few years, reflecting accelerated prerefundings and redemptions of municipal securities underlying unit investment trusts by issuers taking advantage of decreasing interest rates during the same period. While this has reduced fee income earned from unit investment trusts, the redemption activity has also temporarily increased the volume of non-interest bearing deposits reflecting uninvested balances derived from these accounts.

     Total Revenues

     Total revenues, defined as net interest income after the provision for credit losses and fee income, for the Core Businesses and the Processing Business for the years ended December 31, 1993, 1992 and 1991 are as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Core Businesses Revenues...................................  $236,815     $206,029     $178,010
Processing Business Revenues...............................   151,390      142,423      125,734
                                                             --------     --------     --------
Total Revenues.............................................  $388,205     $348,452     $303,744
                                                             ========     ========     ========

     Revenues of the Core Businesses and the Processing Business are allocated in accordance with the allocation methodologies utilized by the Company's internal management reporting system. The amount of net interest income allocated to each business is based upon the average net deposit balances supplied by each business multiplied by an appropriate, internally-generated, interest rate. The "net deposit" balances consist of both interest and non-interest bearing deposit balances reduced by overdraft loans and cash items in the process of collection. The internally-generated interest rate is based upon the actual interest rates earned by the Company on long- and short-term securities for the relevant period. Fee revenue is allocated directly to the businesses performing the service from which the revenue is derived.

     Operating Expenses

     The following table provides details of operating expenses other than interest expense and provision for credit losses for the last three years.

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Salaries...................................................  $120,770     $104,506     $ 93,354
Employee Benefits and Incentive Compensation...............    68,383       60,426       47,877
Net Occupancy..............................................    40,035       37,420       36,939
Equipment..................................................    18,536       18,591       19,507
Other......................................................    67,796       68,589       57,260
                                                             --------     --------     --------
Total......................................................  $315,520     $289,532     $254,937
                                                             ========     ========     ========
Percentage Increase (Decrease) From Prior Period...........       9.0%        13.6%        (1.8)%
                                                             ========     ========     ========
Total Operating Expenses as a Percent of Taxable Equivalent
  Operating Income, Net of Interest Expense and Provision
  for Credit Losses........................................      80.1%        81.2%        81.2%
                                                             ========     ========     ========

     Salaries in 1993 increased 15.6% from 1992 and increased 11.9% in 1992 from 1991. The increases were due mainly to staff additions in the asset management businesses and Processing Business. The number of full-time equivalent employees increased 12.1% to 2,574 at December 31, 1993, compared to 2,296 at December 31, 1992. During 1992, the number of full-time equivalent employees increased 8.6% to 2,296 from 2,114. Excluding the impact of the acquisitions of Delafield, Campbell and Pacific Northwest, salaries increased by 13.3% in 1993 and 9.9% in 1992.

     Employee benefits and incentive compensation increased 14.7% in 1993 from 1992 and increased 26.2% in 1992 compared with 1991. These changes were due primarily to incentive award plans, which are determined based upon the Company's financial performance as measured by its return on stockholders' equity, and to other employee benefits whose expense level is a function of staffing levels. In addition to the approximately 1,120 of the Company's employees that will be employed by Chase following the Disposition, the Company will reduce its staffing levels by approximately 153 employees, which will reduce corporate staff salaries and related employee benefits and incentive compensation by an estimated $12.4 million on an annualized basis. It is anticipated that these employees will be terminated by the Closing Date.

     Occupancy charges increased 7.0% in 1993 compared with 1992 and 1.3% in 1992 from 1991. The increases in 1993 and 1992 reflect the impact of the asset management acquisitions. The Chase Acquired Business includes leased space in the building located at 770 Broadway and the leased premises of MF Service Company. As of the Closing Date, the transfer of those premises will reduce the occupancy expense of the Company by approximately $11 million.

     Equipment costs decreased 0.3% in 1993 and 4.7% in 1992 due to reductions in the rates being charged on leased computer equipment.

     Other expenses in 1993 decreased 1.2% compared to 1992, while increasing 19.8% in 1992 compared to 1991. The 1993 decline is a result, in part, of lower costs related to real estate acquired in debt restructurings.

     As part of the Merger, Chase will acquire the Company's back office operations. The Company will enter into the Services Agreement, pursuant to which, after the Distribution, CMB will furnish necessary securities processing, custodial, data processing and other services to the Company. The initial term of the Services Agreement will be for five years beginning on the Closing Date, with certain renewal options. In consideration of the services provided to it under the Services Agreement, during the initial term, the Company will pay Chase an annual base fee of $10 million, which is significantly less than the Company's estimate of the annual cost of providing such services to itself. See "Relationship with Chase".

     Operating expenses applicable to the Core Businesses and the Processing Business for the years ended December 31, 1993, 1992 and 1991 are as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Core Businesses:
  Salaries and Benefits....................................  $108,481     $ 91,355     $ 77,165
  Net Occupancy............................................    18,778       16,996       16,223
  Other....................................................    46,143       46,652       37,236
                                                             --------     --------     --------
  Subtotal.................................................   173,402      155,003      130,624
                                                             --------     --------     --------
Processing Business:
  Salaries and Benefits....................................    61,855       58,021       50,801
  Net Occupancy............................................     9,360        8,792        9,289
  Other....................................................    38,915       29,152       29,067
                                                             --------     --------     --------
  Subtotal.................................................   110,130       95,965       89,157

Corporate Overhead.........................................    31,988       38,564       35,156
                                                             --------     --------     --------

          Total Operating Expenses.........................  $315,520     $289,532     $254,937
                                                             ========     ========     ========

     Operating expenses associated with the Core Businesses and Processing Business are determined by the Company's internal management accounting information system. The Company's management accounting practices and policies have been developed and implemented with the objective of reflecting the economics of the respective businesses. Direct costs are those expenses that can be directly attributable to a specific business activity. Direct expenses include actual salaries and benefits of the employees of the business, net occupancy costs based upon actual space utilized and furniture and equipment specifically employed by the business.

     The Company has developed methodologies to capture and allocate expenses that are not directly incurred by the businesses but for which there is a direct relationship between the level of business activity and the amount of cost incurred. Such methodologies employ volume or percentage allocation bases or the activity of other expense or balance sheet accounts. Indirect costs include computer, securities clearing and bank operations transfer charges which are allocated on the basis of volume statistics.

     Corporate overhead consists of unallocated costs not specifically attributable to the respective businesses, including financial, legal and other general purpose corporate expenses.

     Operating expenses for the Core Businesses as presented in the Pro Forma Condensed Statement of Income for the year ended December 31, 1993 were $197.4 million compared with $205.4 million in the above table (Core Businesses expenses of $173.4 million plus corporate overhead expenses of $32.0 million). The difference between the amounts is a result of the Pro Forma Condensed Financial Statements taking into account certain assumptions relating to the reduction in the corporate staff, the Services Agreement between the Company and Chase and the reduction in premises leased by the Company. See "Pro Forma Condensed Financial Statements" and "Notes to Pro Forma Condensed Financial Statements".

     Income Taxes

     The effective tax rates on income before income taxes and cumulative effect of accounting changes for 1993, 1992 and 1991 were 41.8%, 38.0% and 35.7%, respectively. The increase in the 1993 effective tax rate is due to the decline in tax-exempt income as a result of maturities and redemptions of state and municipal bonds and the impact of the increase in the federal corporate income tax rate that was retroactive to January 1, 1993.

FINANCIAL CONDITION

     Capital and Regulatory Ratios

     The Company has maintained its strong capital position throughout the first nine months of 1994. The ratio of Tier 1 capital at September 30, 1994 to period-end, risk-adjusted assets (as defined by the Board of Governors) was 14.19%, compared to 13.23% at September 30, 1993. The ratio of total capital at September 30, 1994 to period-end, risk-adjusted assets was 15.51%. At September 30, 1993, this ratio was 14.71%. The Tier 1 leverage ratio (Tier 1 capital as of the period end divided by quarterly (3 month) total average assets) was to 5.70% and 5.11% at September 30, 1994 and 1993, respectively.

     After the consummation of the Disposition, the Company expects that its capital ratios will remain strong. On a pro forma basis as of September 30, 1994, the Company estimates that its ratio of Tier 1 capital to risk-adjusted assets would have been 11.56%. Its ratio of total capital to risk-adjusted assets would have been 12.64%. The Tier 1 leverage ratio would have amounted to 6.36%. See "Pro Forma Condensed Financial Statements".

     For the nine-month period ended September 30, 1994, 90,000 shares of common stock were acquired under the Company's share repurchase program at an average price of $50.81 per share. For the same period during 1993, 110,500 shares were repurchased at an average cost of $54.00 per share.

     One of the principal purposes of the Company's common stock repurchase program has been to provide a supply of common shares for issuance under the Company's various common stock incentive and compensation plans. Such common shares have been acquired through systematic purchases in the open market in amounts deemed sufficient to satisfy the Company's immediate and near-term (i.e., less than two years) obligations to issue common shares under its benefit plans. During the first nine months of 1994, the Company issued 116,795 common shares under its various stock-based plans.

     The adoption of a stock repurchase program by the Company following the Distribution would be subject to (i) the approval of the Company Board, (ii) maintaining regulatory ratios necessary to remain "well capitalized", (iii) maintaining appropriate parent company liquidity and (iv) existing statutory authority that permits repurchases of shares in an amount that does not exceed 10% of the Company's stockholders' equity at the beginning of the year.

     Asset/Liability Management

     The principal functions of asset and liability management are to provide for adequate liquidity, to manage interest rate exposure by maintaining a prudent relationship between interest sensitive assets and interest sensitive liabilities, and to manage the size and composition of the balance sheet so as to maximize net interest income, while complying with bank regulatory agency capital standards.

     As part of its overall asset and liability management process, the Company uses non-leveraged interest rate swaps and forward rate agreements ("FRAs") as hedges. Swaps are used to hedge the net yield earned on pools of fixed rate residential real estate mortgage loans originated in the year of the swap's inception. The following table provides details, as of September 30, 1994, of the notional amounts of swaps by maturity and the related average interest rates paid and received. The Company is a fixed rate payor on all of its swaps.

                                                                          MATURING
                                                             ----------------------------------
                                                             WITHIN 1      1 TO 5
                                                               YEAR        YEARS        TOTAL
                                                             --------     --------     --------
                                                             (DOLLARS IN THOUSANDS)
Fixed Pay Swaps............................................  $ 22,000     $ 45,875     $ 67,875
Average Rate Paid..........................................    8.2949%      6.9952%      7.4165%
Average Rate Received*.....................................    4.9744%      4.9513%      4.9588%

- ---------------

* Represents the average variable rate that will be received by the Company based upon the rate in effect at the latest variable rate reset date of each interest rate swap.

     Customer deposit balances associated with the Processing Business have provided the Company with a stable, long-term source of funds that historically has been used to finance fixed-rate loans and investments. In the fourth quarter of 1994, the Company sold over $800 million of Treasury and Agency Securities in anticipation of the closing of the Merger and the resultant need to fund the deposit balances being transferred as part of the Chase Acquired Business. The Company will retain most, if not all, of its fixed rate loan portfolio. See "Recent Developments". As a result, the Company's use of interest rate swaps as an asset/ liability management tool is expected to increase, as a greater proportion of the Company's fixed rate assets will be funded with short-term interest bearing liabilities. In addition, the Company may issue term financing or sell loans to maintain an appropriate matching of its asset/liability structure.

     The Company is currently negotiating a new multi-year $35 million credit facility which the Company expects will have terms and conditions at least as favorable as UST's existing credit facility. The Company expects that the new credit facility will be finalized prior to the Closing Date.

     The impact of the Company's hedging activities upon net interest income is detailed in the following table.

                                                 THREE-MONTH PERIODS         NINE-MONTH PERIODS
                                                 ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                ---------------------       ---------------------
                                                 1994          1993          1994          1993
                                                -------       -------       -------       -------
                                                (TAXABLE EQUIVALENT BASIS; DOLLARS IN THOUSANDS)
Net Interest Income:
  As Reported.................................  $29,196       $32,952       $85,945       $92,979
  Excluding Hedging Activities................  $29,484       $33,388       $88,812       $96,781
Net Yield on Interest Earning Assets:
  As Reported.................................     3.47%         3.87%         3.51%         3.99%
  Excluding Hedging Activities................     3.51%         3.94%         3.62%         4.14%

     The preceding table presents the impact of the Company's hedging activities on net interest income. The difference between the results "As Reported" and "Excluding Hedging Activities" reflects the cost of utilizing swaps to hedge interest rate risks and lock in a specified levels of return.

     Securities Available for Sale

     During the first nine months of 1994, the Company purchased $1,062.4 million of securities (primarily Treasury and Agency Securities ($936.5 million)) classified as available for sale.

     The Company's portfolio of securities classified as available for sale is principally comprised of the following: U.S. Treasury fixed rate obligations with weighted average original maturities of one and one half years (68%); Government National Mortgage Association ("GNMA") 15-year fixed rate mortgage-backed securities ("Fixed Rate GNMAs"); and GNMA adjustable rate mortgage-backed securities ("GNMA ARMs") (18%); obligations of states and municipalities (5%) and variable rate collateralized mortgage obligations backed by GNMAs ("CMOs") (5%). GNMAs are backed by the full faith and credit of the U.S. Government.

     The market value of securities available for sale exceeded their amortized cost by $16.5 million at December 31, 1993. At September 30, 1994, the amortized cost of securities available for sale exceeded their market value by $8.9 million. The decrease in market value relative to amortized cost reflected several factors. First, in the first quarter of 1994, high yielding available for sale securities (mainly in Treasury Securities) were sold for a $2.0 million dollar gain, and the proceeds from such sales, together with maturities, calls and mandatory redemptions of securities of $258.6 million, were reinvested (mainly in Treasury Securities) at then-lower prevailing interest rates. Second, since the beginning of 1994, interest rates have gradually increased.

     In January 1994, the Company sold $41.9 million of securities available for sale. There were no sales of securities for the three-month period ended September 30, 1994.

     Securities Held to Maturity

     During the first three months of 1994, the Company purchased $402.1 million of securities classified as held to maturity, primarily consisting of Agency Securities ($375.3 million).

     In excess of 93% of the Company's securities classified as held to maturity consist of Fixed Rate GNMAs and GNMA ARMs. The Company acquired $299.6 million of Fixed Rate GNMAs in 1994. At September 30, 1994, the portfolio of Fixed Rate GNMAs had a duration of approximately 4.4 years. Approximately 50% of the GNMA ARMs were acquired in 1992 and 50% in the first three months of 1994. At September 30, 1994, the portfolio of GNMA ARMs had a duration of approximately
1.3 years.

     The market value of securities held to maturity at September 30, 1994 was $425.0 million, which was $23.0 million less than their carrying amount. At December 31, 1993, the market value of securities held to maturity was $87.1 million, which exceeded their carrying amount by $300,000. The decline in market value reflects the increase in interest rates during the period December 31, 1993 through September 30, 1994.

     Impact of the Disposition on the Investment Portfolio

     The Company anticipates that after the Disposition its securities portfolio will be concentrated in shorter term Treasury Securities and floating rate CMO's collateralized by GNMA mortgage pass-through securities. A lesser amount will be invested in GNMA mortgage pass-through securities and tax exempt state and municipal obligations. Tax exempt, state and municipal securities are largely fixed-rate investments with an average life of approximately 4.5 years and a duration of approximately 3.5 years. GNMA securities are mostly 15 year original maturity securities and 30 year original maturity securities with remaining maturity of about 20 years. The average life of the GNMA portfolio is about 6 years and the duration is about 4 years.

     The shorter term portfolio of Treasury Securities and floating rate CMO's will be primarily used for liquidity. The GNMAs and state and municipal obligations are intended to provide longer term returns with low credit risk.

     Mortgage Securities and Prepayment Risk

     At September 30, 1994, the Company held GNMA and CMO securities ("mortgage securities") having a carrying value of approximately $717 million in its available for sale and held to maturity securities' portfolios. While these mortgage securities, as well as the Company's residential real estate mortgage loans ("mortgage loans"), are subject to prepayment risk, management believed that these were appropriate investments for the Company. Historically, relatively high levels of non-interest bearing deposits derived from the Processing Business helped to mitigate the prepayment risk associated with these holdings.

     Impact of the Disposition on Liquidity

     Historically, the Company has maintained strong liquidity at both the parent and the operating subsidiaries. While the Disposition will have a significant effect on capital resources and the overall asset and liability structure, the Company believes that it will maintain sufficient liquidity at each of its active subsidiaries.

     In connection with the Disposition, USTNY will redeem its outstanding
8 1/2% Capital Notes Due 2001 (the "Capital Notes"). The funds required to redeem the Capital Notes will be obtained through normal business operations. The Company also will defease the $30 million balance of its 8% Notes due 1996. The funding for such defeasance will be provided by cash on hand, dividends from subsidiaries, and financing from outside sources now under negotiation. See "Special Factors".

     The Pro Forma Condensed Statement of Condition reflects an increase of $66.9 million of short-term borrowings as a result of the Disposition and other adjustments. Approximately $42.2 million is due to the elimination of the Capital Notes and the 8% Notes Due 1996. The remaining increase in short-term borrowings is a result of an assumption that the Company initially would maintain a level of investment securities equal to the carrying amount of securities that were sold. The after-tax proceeds from the sale were

$24.6 million less than the carrying amount of the investment securities which were sold. The amount for this line item is set forth in note (d) to "Notes to Pro Forma Condensed Financial Statements".

     Customer deposit balances associated with the Processing Business have provided the Company with a stable, long-term source of funds that historically has been used to finance fixed-rate loans and investments. In the fourth quarter of 1994, the Company sold over $800 million of Treasury and Agency Securities in anticipation of the closing of the Merger and the resultant need to fund the deposit balances being transferred as part of the Chase Acquired Business.

     Ongoing liquidity after the Disposition will be supplied by approximately $1.9 billion of interest and non-interest bearing customer deposits associated with the Core Businesses. Such customer deposits plus money market borrowings in excess of the amounts needed to finance the loan portfolio will be invested primarily in short-term Treasury Securities and floating rate investments.

     Interest Rate Sensitivity

     Interest rate risk arises from differences in the timing of repricing assets and liabilities. One measure of interest rate risk is the difference in asset and liability repricing on a cumulative basis within a specified time frame. The following table provides the components of the Company's interest rate sensitivity gaps at September 30, 1994. Gap analysis has inherent limitations as an analytical tool because it only measures the Company's exposure at a single point in time. Exposure to interest rates is constantly changing as a result of the Company's ongoing business and its management initiatives. Accordingly, the gap table cannot be used to predict the Company's interest sensitivity position after the Disposition. Certain actions that the Company has taken in response to the transaction have been described in "-- Impact of the Disposition on Liquidity" section.

     As set forth in the following table, as of September 30, 1994, the Company had more liabilities repricing than assets (liability sensitive) through one year. In general, when an enterprise is liability sensitive, its net interest income will improve in a declining interest rate environment and will decline in a rising interest rate environment. Conversely, an asset sensitive enterprise, which the Company is in the 1 - 5 year time period, will realize a benefit in net interest income if rates are rising and will have lower net interest income in a falling rate environment.

                                          0-3          4-6        7-12         1-5         OVER
                                         MONTHS      MONTHS      MONTHS       YEARS       5 YEARS      TOTAL
                                       ----------   ---------   ---------   ----------   ---------   ----------
                                                                (DOLLARS IN THOUSANDS)
Assets
Interest Bearing Deposits with
  Banks..............................  $   74,855          --          --           --          --   $   74,885
Securities Available for Sale and
  Held to Maturity...................     406,389     145,139     234,504      756,599     189,259    1,731,890
Federal Funds Sold and Securities
  Purchased Under Agreements to
  Resell.............................       6,000          --          --           --          --        6,000
Loans, Net of Allowance for Credit
  Losses.............................     955,188      30,089      55,402      299,556     214,956    1,555,191
Cash and Other Non-Interest Earning
  Assets.............................     421,298      26,299      28,679       69,447     104,842      650,565
                                       ----------   ---------   ---------   ----------   ---------   ----------
Total Assets.........................   1,863,760     201,527     318,585    1,125,602     509,057    4,018,531
                                       ==========   ==========  ==========  ==========   ==========  ==========
Liabilities and Stockholders' Equity
Non-Interest Bearing Deposits........     190,948      31,251      62,501      375,748     450,500    1,110,948
Interest Bearing Deposits............   1,246,101       7,414      11,331        7,415          --    1,272,261
Federal Funds Purchased, Securities
  Sold Under Agreements to Repurchase
  and Other Borrowings...............   1,187,958          --          --           --          --    1,187,958
Accounts Payable and Accrued
  Liabilities........................      34,790      25,450      23,591       29,059      32,263      145,153
Long-Term Debt.......................       1,650       2,737       1,000       52,984       4,203       62,574
Stockholders' Equity.................          --          --          --           --     239,637      239,637
                                       ----------   ---------   ---------   ----------   ---------   ----------
Total Liabilities and Stockholders'
  Equity.............................   2,661,447      66,852      98,423      465,206     726,603    4,018,531
                                       ----------   ---------   ---------   ----------   ---------   ----------
Asset/(Liability) Sensitivity Gap....    (797,687)    134,675     220,162      660,396    (217,546)          --
                                       ----------   ---------   ---------   ----------   ---------   ----------
Interest Rate Swaps..................      61,750     (12,125)     (3,750)     (45,875)         --           --
                                       ----------   ---------   ---------   ----------   ---------   ----------
Interest Rate Sensitivity Gap........    (735,937)    122,550     216,412      614,521    (217,546)          --
                                       ----------   ---------   ---------   ----------   ---------   ----------
Cumulative Interest Rate Sensitivity
  Gap................................  $ (735,937)  $(613,387)  $(396,975)  $  217,546   $      --   $       --
                                       ==========   ==========  ==========  ==========   ==========  ==========

     Following the Disposition, the Company will no longer have access to non-interest bearing deposits derived from the Processing Business and has taken actions to reduce its exposure to fixed-rate investments through its sale of held to maturity securities portfolio and to rebalance its asset/liability mix through the sale of certain available for sale securities. See
"-- Asset/Liability Management".

     The Disposition will have no direct impact on the Company's private banking loan portfolio. Slightly less than 50 percent of the current loan portfolio is made up of fixed-rate mortgages. The fixed-rate mortgage portfolio has an average maturity of about 5 years and a duration of about 3.5 years. While it is anticipated that the portion of fixed-rate loans will remain about constant, changes in the level and direction of interest rates will cause prepayments of existing loans and origination of new fixed-rate loans to vary. Consequently, the proportion of fixed-rate loans may vary from period to period.

ASSET QUALITY

     The Company's loan portfolio is comprised primarily of loans to private banking customers. Average loans increased $222 million, or 19.8%, to $1.3 billion in the third quarter of 1994, from $1.1 billion in the third quarter of 1993. Residential real estate mortgages accounted for approximately 70% of the increase in the portfolio.

     An analysis of the allowance for credit losses follows.

                                                 THREE-MONTH PERIODS         NINE-MONTH PERIODS
                                                 ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                ---------------------       ---------------------
                                                 1994          1993          1994          1993
                                                -------       -------       -------       -------
                                                             (DOLLARS IN THOUSANDS)
Balance, Beginning of Period..................  $14,017       $14,052       $13,393       $11,676
Provision Charged to Income...................      500         1,000         1,500         3,500
Recoveries....................................      308            16           742         1,513
Charge-offs...................................     (398)         (801)       (1,208)       (2,422)
                                                -------       -------       -------       -------
Net (Charge Offs).............................      (90)         (785)         (466)         (909)
                                                -------       -------       -------       -------
Balance, End of Period........................  $14,427       $14,267       $14,427       $14,267
                                                =======       =======       =======       =======

     The provision for credit losses in the third quarter of 1994 was $500,000, compared to $1.0 million in the third quarter of 1993. As a percentage of average loans for the quarter, net charge-offs for the third quarter of 1994, on an annualized basis, were 3 basis points, compared to 28 basis points for the third quarter of 1993.

     The allowance for credit losses at September 30, 1994, was $14.4 million, or 1.07% of average loans outstanding for the quarter. The allowance for credit losses was $13.4 million, or 1.13% of average loans outstanding for the quarter ended December 31, 1993, and $14.3 million, or 1.27% of average loans outstanding for the quarter ended September 30, 1993.

     The allowance for credit losses as a percentage of nonperforming loans was 268.71% at September 30, 1994, compared to 223.03% at December 31, 1993, and 286.60% at September 30, 1993. The ratio of nonperforming assets to average loans and real estate owned for the quarter was 1.27% at September 30, 1994, compared to 1.47% at December 31, 1993 and 1.51% at September 30, 1993. The improvement in these ratios between December 31, 1993 and September 30, 1994, reflects a net addition to the allowance for credit losses since December 31, 1993 as the provision has exceeded net loan charge-offs.

     Nonperforming assets, which include non-accrual and restructured loans and real estate acquired in debt restructurings, are as follows:

                                                           SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                               1994            1993           1993
                                                           -------------   ------------   -------------
                                                                       (DOLLARS IN MILLIONS)
Non-Accrual and Restructured Loans.......................      $ 5.4          $  6.0          $ 5.0
Real Estate Owned Excluding Premises.....................       11.9            11.5           12.1
                                                              ------          ------         ------
Total Nonperforming Assets...............................      $17.3          $ 17.5          $17.1
                                                           ==========      ==========     ==========

     After the consummation of the Disposition, the Company plans on maintaining risk-adjusted capital ratios in excess of the "well capitalized" regulatory requirement. The Company also plans to maintain a high quality loan and investment portfolio. It is not anticipated that the Disposition will affect the quality of the loan portfolio. In addition, the Company anticipates that the majority of the investment portfolio will be made up of Treasury and Agency Securities.

ACCOUNTING STANDARDS NOT YET ADOPTED

     Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", ("FAS 114")," issued in May 1993, and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures", ("FAS 118")", an amendment of FAS 114, issued in October 1994, address the accounting by creditors for impairment of certain loans. FAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. FAS 118 amends the disclosure requirements of FAS 114 to require information about the recorded investment in certain impaired loans and amends the income recognition criteria in FAS 114. FAS 114 and FAS 118 are effective for fiscal years beginning after December 15, 1994. Based upon a preliminary review of the present loan portfolio, the Company does not believe that the adoption of FAS 114 and FAS 118 will have a significant impact on the financial condition or results of operations of the Company.

     Statement of Financial Accounting Standards No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments", ("FAS 119"), issued in October 1994, requires new disclosures about derivative financial instruments and amends certain existing disclosure requirements. FAS 119 is effective for fiscal years ending after December 15, 1994. Since FAS 119 imposes only a disclosure requirement, its adoption will not have any effect on its present financial condition or its results of operations.

                              RECENT DEVELOPMENTS

     The summary financial data set forth below is derived from the audited financial statements of the Company for the fiscal year ended December 31, 1993, and the unaudited financial statements of the Company for the three-month periods ended December 31, 1994 and 1993, and for the twelve-month period ended December 31, 1994. Actual results for the year ended December 31, 1994, are subject to the completion by the Company of its financial statements and accompanying footnotes and the audit of such financial information by its independent accountants. See "Pro Forma Condensed Financial Statements", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                              THREE MONTHS ENDED        YEAR ENDED DECEMBER
                                                                 DECEMBER 31,                   31,
                                                              -------------------       -------------------
                                                               1994         1993         1994         1993
                                                              ------       ------       ------       ------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                                AMOUNTS)
CONSOLIDATED CONDENSED STATEMENT OF INCOME:
  Net Interest Income.......................................  $   26       $   28       $  108       $  116
  Provision for Credit Losses...............................       1            1            2            4
                                                              ------       ------       ------       ------
  Net Interest Income After Provision for Credit Losses.....      25           27          106          112
  Other Operating Income....................................      41           76          270          276
  Other Operating Expenses..................................      95           88          342          315
                                                              ------       ------       ------       ------
  Income (Loss) Before Taxes................................     (29)          15           34           73
                                                              ------       ------       ------       ------
  Net Income (Loss).........................................  $  (16)      $    9       $   21       $   42
                                                              ======       ======       ======       ======

PER COMMON SHARE:
  Fully diluted.............................................  $(1.65)      $ 0.92       $ 2.09       $ 4.25
                                                              ======       ======       ======       ======
  Cash Dividends Declared...................................  $ 0.50       $ 0.47       $ 2.00       $ 1.88

CONSOLIDATED CONDENSED STATEMENT OF CONDITION:
  Total Assets..............................................                            $3,223       $3,186
  Total Deposits............................................                             2,440        2,487
  Long-Term Debt............................................                                61           65
  Total Stockholders' Equity................................                               223          229

EARNINGS RATIOS:
  Return on Average Total Assets............................   (1.60)%       0.96%        0.53%        1.11%
  Return on Average Total Stockholders' Equity..............   (27.3)%       17.1%         9.2%        20.5%

CAPITAL RATIOS:
  As a Percentage of Risk Adjusted Period End Total Assets:
    Tier 1 Capital..........................................                             13.52%       14.08%
    Total Capital...........................................                             14.79%       15.47%
  Tier 1 Leverage...........................................                              5.68%        5.60%

     Results of Operations

     On January 19, 1995, the Company reported a net loss of $15.5 million for the fourth quarter of 1994, compared to net income of $9.1 million for the fourth quarter of 1993. On a fully diluted per share basis, the net loss for the fourth quarter of 1994 was $1.65, compared to net income of $0.92 for the fourth quarter of 1993. The results of the fourth quarter of 1994 include $50.2 million ($27.9 million after taxes) of charges associated with the pending Disposition. Excluding the aforementioned charges, net income for the fourth quarter of 1994 would have been $12.4, million or $1.22 on a fully diluted per share basis.

     For the year 1994, net income was $21.0 million, a decrease of 50.4% from $42.3 million of net income for the year 1993. Fully diluted net income per share for 1994 was $2.09, compared with $4.25 for in 1993, a decrease of 50.8%. Excluding the charges associated with the Disposition, net income for 1994 would have been $48.9 million, or $4.83 on a fully diluted per share basis.

     Fiduciary and Other Fees

     Fiduciary and other fees increased 7.5% to $75.6 million in the fourth quarter of 1994 from $70.3 million in the fourth quarter of 1993. Fiduciary and other fees related to the Processing Business increased 7.2% to $25.8 million in the fourth quarter of 1994 from $24.0 million in the fourth quarter of 1993. Fiduciary and other fees related to the Core Businesses increased 7.6% to $49.8 million in the fourth quarter of 1994 from $46.3 million in the fourth quarter of 1993.

     For the year 1994, fiduciary and other fees were $295.6 million, an increase of 11.9% over fiduciary and other fees of $264.1 million in 1993. Fiduciary and other fees related to the Processing Business increased 10.5% to $102.7 in 1994 from $93.0 million in 1993. Fiduciary and other fees related to the Core Businesses increased 12.7% to $192.9 million in 1994 from $171.1 million in 1993. Excluding fiduciary and other fees attributable to Pacific Northwest, acquired on July 7, 1993, fiduciary and other fees related to the Core Businesses would have increased 10.5% for the year 1994.

     Assets Under Management

     Total assets under management increased 2.4% to $33.0 billion at December 31, 1994, from $32.2 billion at December 31, 1993. Such assets include $1.9 billion of funds under management for clients of the Processing Business. Assets held in custody for personal clients increased 4.7% to $8.2 billion at December 31, 1994, from $7.9 billion at December 31, 1993. Corporate trust assets under trusteeship and agency relationships, including assets administered by the Company's bond immobilization business, increased 4.8% to $159.6 billion at December 31, 1994, from $152.2 billion at December 31, 1993. Total assets under administration for the Processing Business increased 11.2% to $223.4 billion at December 31, 1994, from $200.9 billion at December 31, 1993.

     Securities Gains (Losses) and Net Interest Income

     Under the Merger Agreement, the assets of the Chase Acquired Business (which includes the Processing Business) will include readily available funds equal to the liabilities (including deposit liabilities) associated with the Chase Acquired Business. The Chase Acquired Business deposits provided a long-term source of funds to the Company which financed a portion of the Company's long- and medium-term interest earning assets. In anticipation of consummating the Disposition and to substantially effect a rebalancing of the Company's overall asset and liability structure, in the fourth quarter of 1994, the Company sold approximately $800 million of Treasury and Agency Securities. The proceeds from such sales were invested in short-term investment securities and used to reduce short-term borrowings. Net losses from the sale of securities in the fourth quarter of 1994 totaled $44.2 million ($23.3 million after taxes), compared to a net gain of $3.0 million from the sale of securities in the fourth quarter of 1993. For the year 1994, net losses from the sale of securities totalled $42.1 million, compared to a net gain from the sale of securities of $3.0 million for the year 1993.

     Net interest income, on a taxable equivalent basis, was $26.8 million in the fourth quarter of 1994, a decrease of 7.7% from $29.1 million in the fourth quarter of 1993. Net interest income in 1994, on a taxable equivalent basis, was $112.8 million, a decrease of 7.6% from $122.1 million in 1993. The principal reason for the decline of net interest income during the fourth quarter of 1994 and the year 1994 was the reduction ($283 million for the fourth quarter and $187 million for the year) in the average of net non-interest bearing deposit balances.

     The average net non-interest bearing deposit balances of the Processing Business declined 28.8% to $602 million in the fourth quarter of 1994, compared to $845 million in the fourth quarter of 1993. The average volume of net non-interest bearing deposit balances of the Processing Business in 1994 were $776 million, a 21.1% reduction from $983 million in 1993. Replacing such net non-interest bearing deposit balances with short-term borrowings caused the Company's net interest income to decline by $3.2 million ($1.7 million after taxes or $0.18 per fully diluted share) in the fourth quarter of 1994 and $9.0 million ($4.8 million after taxes or $0.47 per fully diluted share) in 1994.

     The net yield on interest-earning assets was 3.43% in the fourth quarter of 1994 and 3.49% in the year 1994, compared to 3.86% and 3.95% in the corresponding 1993 periods. The decline in the net yield reflects the lower level of net non-interest bearing deposit balances and the impact of the reduction in the investment securities portfolio's maturity structure.

     Other Income

     Other income was $9.1 million for the fourth quarter of 1994, compared to $2.4 million for the fourth quarter of 1993, an increase of 282.3%. Other income was $16.7 million in 1994, compared to and $8.9 million in 1993, an increase of 89.0%. This increase was attributable primarily to the sale by the Company of its partnership interest in Financial Technologies International L.P.; a pre-tax gain of $6.4 million was recorded in the fourth quarter of 1994 ($3.4 million after taxes or $0.36 per fully diluted share for the fourth quarter and $0.33 per fully diluted share for the year 1994) in connection with this transaction.

     Total Revenues

     Total revenues (defined as fiduciary and other fees and net interest income after provision for credit losses, adjusted for securities losses incurred in anticipation of the Disposition) were $109.9 million for the fourth quarter of 1994, compared with $102.9 million for the fourth quarter of 1993. Total revenues were $420.5 million for the year 1994, compared with $388.2 million for the year 1993. Core Businesses total revenues were $73.5 million for the fourth quarter of 1994, an increase of 7.6% over $68.3 million of total revenues in the fourth quarter of 1993. Core Businesses total revenues for the year 1994 were $270.2 million, an increase of 14.1% over 1993 Core Businesses total revenues of $236.8 million. Total revenues attributable to the Processing Business were $36.4 million for the fourth quarter of 1994, compared with $34.6 million for the fourth quarter of 1993. Total revenues attributable to the Processing Business in 1994 were $150.3 million compared with $151.4 million in 1993.

     Operating Expenses

     Non-interest operating expenses were $94.3 million in the fourth quarter of 1994, 7.5% higher than the $87.7 million in the fourth quarter of 1993. Non-interest operating expenses were $341.9 million in the year 1994, an increase of 8.4% from $315.5 million in the year 1993. The Company incurred $6.0 million ($4.6 million after-taxes) in professional fees and other related expenses in the fourth quarter of 1994 in connection with the proposed Disposition. Salaries and employee benefit expenses, including sales incentives and commissions, increased $4.3 million, or 8.6%, in the fourth quarter of 1994, and $18.3 million, or 9.7%, in the year 1994, reflecting increases in the size of the asset management and mutual funds services businesses' professional staffs and related employee benefit expense. In addition, the expense accrued for the Company's stock-based incentive award plans increased by approximately $500,000 after taxes, or $0.05 per share, in the fourth quarter of 1994 as a result of the higher price of Company Common Stock in the fourth quarter of 1994 following the Company's announcement of the Disposition. For the fourth quarter of 1994, the ratio of total operating expenses to taxable equivalent total revenues, as deferred ("efficiency ratio"), was 79.6%, compared to 84.1% for the fourth quarter of 1993. For the year 1994, the comparable efficiency ratio was 79.0%, versus 80.1% for the year 1993. The calculation of the 1994 efficiency ratios excludes the impact of the pending Disposition on operating income and operating expenses.

     Core Businesses operating expenses were $51.7 million during the fourth quarter of 1994, compared with $49.8 million during the comparable fourth quarter of 1993. The operating expenses attributable to the Processing Business were $27.8 million for the fourth quarter of 1994, compared with $32.3 million for the fourth quarter of 1993. Corporate overhead and other unallocated expenses were $14.9 million and $5.6 million for the fourth quarters of 1994 and 1993, respectively.

     Core Businesses operating expenses were $194.1 million during 1994, compared with $173.4 million during 1993. The operating expenses attributable to the Processing Business were $113.6 million for 1994, compared with $110.1 million during 1993. Corporate overhead and other unallocated expenses were $34.2 million and $32.0 million for 1994 and 1993, respectively.

     Income Tax Expense

     As a result of the pre-tax loss of $28.6 million in the fourth quarter of 1994, the Company recorded a tax benefit of $13.0 million (or 45.6% effective tax rate), compared to a tax provision of $6.0 million (or 39.8% effective tax rate) for the fourth quarter of 1993. The effective tax rate was 39.0% for the year 1994, compared to 41.8% for the year 1993. The decline in the effective tax rate from 1993 to 1994 was due to lower state and local income taxes.

     Asset Quality and Provision For Credit Losses

     Average loans increased $223 million, or 18.9%, to $1.4 billion in the fourth quarter of 1994, from $1.2 billion in the fourth quarter of 1993. Residential real estate mortgages accounted for more than 70% of the increase in the loan portfolio. Average loans increased $212.2 million, or 19.4%, to $1.3 billion in 1994, from $1.1 billion in 1993.

     The provision for credit losses was $500,000 in the fourth quarters of both 1994 and 1993. For the year, the provision for credit losses was $2.0 million, compared to $4.0 million in 1993.

     In the fourth quarter of 1994, net loan charge-offs were $228,000, compared to net loan charge-offs of $1.4 million in the fourth quarter of 1993. As a percentage of total average loans for the quarter, net loan charge-offs on an annualized basis were six basis points in the fourth quarter of 1994, compared to 46 basis points in the fourth quarter of 1993. For the year 1994, net loan charge-offs were $694,000, compared to $2.3 million in 1993. As a percentage of total average loans for the year, net loan charge-offs were five basis points for 1994, compared to 21 basis points for 1993.

     The allowance for credit losses at December 31, 1994, was $14.7 million, or 1.12% of total average loans outstanding for the year, compared with an allowance for credit losses at December 31, 1993, of $13.4 million, or 1.22% of total average loans outstanding for 1993. The allowance for credit losses as a percentage of nonperforming loans amounted to 230.72% at December 31, 1994, compared to 223.03% at December 31, 1993.

     Nonperforming assets were $18.7 million for the year 1994, compared to $17.5 million for the year 1993. As a percentage of period-end total assets, total nonperforming assets amounted to 58 basis points for the year 1994, compared to 55 basis points for the year 1993.

     Capital

     The Company's Tier 1 Capital ratio was 13.52% at December 31, 1994, compared to 14.08% at December 31, 1993. The Total Capital ratio was 14.79% at December 31, 1994, compared to 15.47% at December 31, 1993. The Leverage ratio was 5.68% at December 31, 1994, compared to 5.60% at December 31, 1993.

                                   MANAGEMENT

DIRECTORS

     Following the Distribution, the Company Board will consist of 20 persons, each of whom will have been elected for a term expiring at the annual meeting of the Company's stockholders indicated below, and until his or her successor shall have been elected and qualified. The following table sets forth information concerning the individuals who will serve as directors of the Company. These individuals comprise the current UST Board, other than Donald M. Roberts and Frederick S. Wonham, current executive officers and directors of UST who will retire as of, and will not continue to serve as directors following, the Distribution.

                                                                         TERM EXPIRES AT
                                 NAME                           AGE     ANNUAL MEETING IN
        ------------------------------------------------------  ---     -----------------
        Eleanor Baum..........................................  54             1996
        Samuel C. Butler......................................  64             1998
        Peter O. Crisp........................................  62             1997
        Daniel P. Davison.....................................  70             1997
        Philippe de Montebello................................  58             1996
        Paul W. Douglas.......................................  68             1998
        Edwin D. Etherington..................................  70             1996
        Antonia M. Grumbach...................................  51             1997
        Frederic C. Hamilton..................................  67             1997
        Peter L. Malkin.......................................  61             1997
        Jeffrey S. Maurer.....................................  47             1997
        Orson D. Munn.........................................  70             1998
        H. Marshall Schwarz...................................  58             1998
        Philip L. Smith.......................................  61             1998
        John Hoyt Stookey.....................................  65             1996
        Frederick B. Taylor...................................  53             1996
        Richard F. Tucker.....................................  68             1997
        Carroll L. Wainwright, Jr. ...........................  69             1998
        Robert N. Wilson......................................  54             1996
        Ruth A. Wooden........................................  48             1998

     Eleanor Baum became dean of engineering at Cooper Union in 1987. Prior to that, she was dean at Pratt Institute in Brooklyn and worked as an electrical engineer in the aerospace industry. Dr. Baum is also a director of Allegheny Power Systems and Avnet, Inc. She is president-elect of the American Society for Engineering Education and serves on the Board of Governors of the New York Academy of Sciences. She is a trustee of the Accreditation Board for Engineering & Technology, is a commissioner of the Engineering Workforce Commission, and an advisory board member at Duke University, Rice University and the U.S. Merchant Marine Academy. She is executive director of the Cooper Union Research Foundation and a fellow of the Institute of Electrical & Electronic Engineers.

     Samuel C. Butler joined the law firm of Cravath, Swaine & Moore in 1956 and was elected a partner of the firm in 1960. He is also a director of Ashland Oil, Inc., Millipore Corporation and GEICO Corporation. Mr. Butler is a trustee of the New York Public Library and of the Culver Educational Foundation.

     Peter O. Crisp has been general partner of Venrock Associates since 1969. He is also a director of Apple Computer, Inc., American Superconductor Corporation, Evans & Sutherland Computer Corp., Long Island Lighting Company, Inc., Thermedics Inc., Thermo Electron Corp., Thermo Power Corporation and ThermoTrex Corp. Mr. Crisp serves as a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center, Memorial Hospital for Cancer and Allied Diseases and Sloan-Kettering Institute for Cancer Research. He is a trustee of North Shore University Hospital and of the Teagle Foundation.

     Daniel P. Davison was chairman of the board of Christie, Manson & Woods International, Inc. from February 1990 to January 1, 1994. He served as president of UST and USTNY from the spring of 1979 until June 1, 1986, as chief executive officer from January 1, 1981 through January 1990 and as chairman of the board from February 1, 1982 until his retirement in February 1990. Prior to joining UST, he was associated with Morgan Guaranty Trust Company for 23 years, serving as corporate secretary, general manager of its London office and, in his final position, as executive vice president in charge of the National Bank Division. Mr. Davison is also a director of The Atlantic Companies, Burlington Northern, Inc., Christies International, plc and Prime Property Inc. He is a trustee and treasurer of the Winston Churchill Foundation of the United States, Ltd. and of the Florence Gould Foundation. Mr. Davison is also vice chairman and governor of The Nature Conservancy and trustee of the Waterfowl Foundation.

     Philippe de Montebello has been associated with the Metropolitan Museum of Art since 1963, serving as associate curator for European paintings from 1963 to 1969, vice director for curatorial and educational affairs from 1974 to 1977 and as director since 1978. In the interim of his duties at the Metropolitan, Mr. de Montebello served as director of the Museum of Fine Arts in Houston from 1969 to 1974. He is a member of the Advisory Board of the Skowhegan School of Painting and Sculpture and the Columbia University Advisory Council-Departments of Art History and Archaeology. Mr. de Montebello is a trustee of the New York University Institute of Fine Arts and the American Federation of Arts.

     Paul W. Douglas retired as chairman of the board and chief executive officer of The Pittston Company in September 1991. Prior to joining Pittston in January 1984, he had been associated with Freeport-McMoRan Inc. following the merger of Freeport Minerals Company and McMoRan Oil and Gas Company in April 1981. Formerly, he was director of the internal finance section of the ECA Mission to France. Mr. Douglas is also a director of Holmes Protection Group, Inc., MacMillan Bloedel Limited of Vancouver, B.C., New York Life Insurance Company, Phelps Dodge Corporation, Philip Morris Companies, Inc. and South American Gold and Copper Co. He is a member of The Council on Foreign Relations, Inc. and a trustee of The International Center for the Disabled and of St. Luke's-Roosevelt Hospital.

     Edwin D. Etherington was president and chief executive officer of the American Stock Exchange from 1962 to 1966 and president of Wesleyan University from 1966 to 1970. Earlier, after practicing law in Washington, D.C. and New York City, he was vice president of the New York Stock Exchange and, subsequently, a general partner of Pershing & Co. Mr. Etherington was president
(1971) and chairman (1972) of the National Center for Voluntary Action and for two years was chairman of the National Advertising Review Board. He is a director of Automatic Data Processing, Inc. and a trustee of The Schumann Foundation. He also serves as honorary chairman of the Lymes' Youth Service Bureau and of the Hobe Sound Child Care Center.

     Antonia M. Grumbach joined the law firm of Patterson, Belknap, Webb & Tyler in 1971 and became a partner of the firm in 1979. She is currently serving as managing partner of the firm. She is vice chairman of the board of trustees of Teachers College-Columbia University, and a trustee of Milton Academy, the CUNY Graduate Center Foundation, the William T. Grant Foundation and The Henfield Foundation. Ms. Grumbach also served as an initial member of the Board of Advisors of the New York University program on philanthropy and the law.

     Frederic C. Hamilton serves as chairman of the board, president and chief executive officer of Hamilton Oil Company, Inc., chairman of the board of BHP Petroleum, and chairman of the board of Tejas Gas Corporation. He is also a director of the American Petroleum Institute and a member of the National Petroleum Council. Mr. Hamilton is chairman of the Denver Art Museum Foundation and of the Denver Art Museum, and a trustee of the Boys' Club Foundation and the Boy Scouts of America Denver Area Council.

     Peter L. Malkin joined the predecessor law firm of Wien, Malkin & Bettex in 1958 and became a partner in the firm in 1962. He is also chairman of W & M Properties, Inc. and is a general partner in the ownership of several New York City buildings, including the Empire State Building, the Graybar Building, the Lincoln Building, 1185 Avenue of the Americas, and One Penn Plaza. Mr. Malkin is founding chairman of the Grand Central Partnership and of the 34th Street Partnership, a director of the New York City Chamber of Commerce & Industry, a member of the New York City Partnership, a member of the Board of Overseers of

Harvard College and a director and member of the Executive Committee of Lincoln Center for the Performing Arts.

     Jeffrey S. Maurer joined USTNY in 1970 and was made manager of the Asset Management and Private Banking Group in 1988. He was elected senior vice president in November 1980, executive vice president in May 1986 and president effective February 1990, and was designated chief operating officer in December of 1994. Mr. Maurer is a trustee of Alfred University, a director and treasurer of The Children's Health Fund, a director of The Hebrew Home for the Aged, a member of the Advisory Board of The Salvation Army of Greater New York and chairman of the Commerce and Industry Division of the Greater New York Israel Bond Campaign.

     Orson D. Munn was senior vice president and chief investment officer of Madison Fund, Inc. from May 1981 through February 1983 and was president of Orson Munn, Inc. from February 1983 until the organization of Munn, Bernhard & Associates, Inc. in November 1990. Previously, he was president of Piedmont Advisory Corporation and, upon its merger in 1980 with Lexington Management Corporation, performed the duties of vice chairman and chief investment officer. Earlier, Mr. Munn was associated with Wood Walker & Co. for 20 years, serving as chief executive officer of the company from 1972 to 1974. Mr. Munn is a trustee of the Waterfowl Research Foundation and is a former member of the Financial Advisory Committee of the Garden Club of America, a former trustee of the Village of Southampton and a former director of numerous charities.

     H. Marshall Schwarz joined USTNY in 1967 after a seven-year association with Morgan Stanley & Co. In 1972, he was elected a senior vice president and head of the Banking Division. He was elected executive vice president and chief operating officer of USTNY's Bank Group in 1977 and chief operating officer of the Asset Management Group in 1979. Mr. Schwarz served as president of UST and USTNY from June 1986 through January 1990 and became chairman and chief executive officer effective February 1, 1990. He is also a director of Atlantic Mutual Companies and Bowne & Co., Inc. Mr. Schwarz is chairman of the board of the American Red Cross in Greater New York and a director of the United Way of New York City. He is a trustee of Teachers College-Columbia University, Milton Academy, the Camille and Henry Dreyfus Foundation, Inc. and The Boys' Club of New York.

     Philip L. Smith has been chairman of the board and director of the Golden Cat Corporation since November 1990. He was chairman of the board, president and chief executive officer of The Pillsbury Company from August 1988 through January 1989. Formerly, he had been associated with General Foods Corporation for over 20 years, serving in his final position as chairman of General Foods and director of Philip Morris Companies, Inc. Mr. Smith is also a director of Whirlpool Corporation and Ecolab Corporation.

     John Hoyt Stookey served as president of Quantum Chemical from 1975 to 1993 when Quantum was acquired by Hanson Industries, Inc. He continues as chairman of the board of Quantum, a position he has held since 1986. As Chairman of Quantum, Mr. Stookey served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993 under the U.S. Bankruptcy Code. Prior to joining Quantum, Mr. Stookey was president of Wallace Clark Incorporated from 1969 to 1975 and served as the U.S. Representative to both private and public banks in Mexico. He is also a director of Cypress AMAX Minerals Co., ACX Technologies and Chesapeake Corporation. Mr. Stookey is the founder and president of The Berkshire Choral Institute and of Landmark Volunteers, and trustee of the Glimmerglass Opera, Berkshire School, The Clark Foundation and The Robert Sterling Clark Foundation.

     Frederick B. Taylor joined USTNY in 1966. In 1980, he was elected a senior vice president and, in 1986, he was elected an executive vice president of UST and chairman, Investment Policy of USTNY. Mr. Taylor was elected vice chairman and chief investment officer effective February 1990. He is a member of the New York Society of Security Analysts and the Association for Investment Management and Research. Mr. Taylor serves on the board of counselors of White Plains Hospital and on the senior advisory board of the New York Chapter of the Arthritis Foundation.

     Richard F. Tucker joined Mobil Corporation in 1961 and retired as vice chairman in May 1991. He was a director of Mobil from 1971, and president and chief operating officer of Mobil Oil Corporation from 1986 until his retirement. Mr. Tucker is also a director of The Perkin-Elmer Corporation. He is trustee emeritus of Cornell University and a life member of the Board of Overseers of Cornell Medical College. He is also a trustee of the Aldrich Museum of Contemporary Art, The Teagle Foundation and the Norwalk Hospital. Mr. Tucker is a member of the National Academy of Engineering, The Council on Foreign Relations, Inc. and the Woods Hole Oceanographic Institution.

     Carroll L. Wainwright, Jr. joined the law firm of Milbank, Tweed, Hadley & McCloy in 1952. After serving as assistant counsel to the Governor of New York from 1959 through 1960, he returned to the firm, becoming a partner in 1963, a senior partner in 1986 and a consulting partner in 1991. Mr. Wainwright is a trustee of the American Museum of Natural History, trustee and vice chairman of The Cooper Union for the Advancement of Science and Art and trustee and former president of The Boys' Club of New York. He is also an adjunct professor at Washington and Lee University Law School, a trustee of the Edward John Noble Foundation, and member of the Distribution Committee of The New York Community Trust.

     Robert N. Wilson joined Johnson & Johnson in 1964. He was appointed to the Executive Committee in 1983 and was elected to the board of directors in 1986. Mr. Wilson has been vice chairman of the board of directors of Johnson & Johnson since 1989. He is a member of the Board of Directors of the Pharmaceutical Research and Manufacturers Association, of the Alliance for Aging Research and The Georgetown College Foundation, Inc. He also serves as a trustee of the Museum of American Folk Art and is a member of the Trilateral Commission. He is a director of The James Breck Foundation in London, England.

     Ruth A. Wooden became president and chief executive officer of The Advertising Council in August 1987. Prior to joining The Advertising Council, she was employed with NW Ayer, Inc. for eleven years. Ms. Wooden serves as a trustee of The Edna McConnell Clark Foundation and of St. Luke's Roosevelt Hospital Center. She is vice chair of CARE, USA and an advisor to the Columbia Health Sciences Advisory Council and the Columbia University School of Public Health Advisory Council.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company Board and the Board of Trustees of New Trustco (the "Board of Trustees") (together, "the Boards") each will have, among others, a standing Executive Committee, a standing Audit Committee (in the case of New Trustco, known as the Examining & Audit Committee) and a standing Compensation and Benefits Committee. The Executive Committees of the Company Board and the Board of Trustees (together, the "Executive Committee") will be composed of Mr. Schwarz (the Committee Chairman) and seven other members, all of whom will be appointed annually. The Executive Committee will have the power to act for the Boards when the Boards are not in session and will also serve as a nominating committee. The Executive Committee will consider nominees for director and trustee recommended by shareholders who submit the names of recommended nominees with supporting reasons for such recommendations in writing to the Secretary of the Company or New Trustco, as the case may be. In addition to Mr. Schwarz, the Executive Committee will initially consist of Messrs. Butler, Davison, Douglas, Etherington, Maurer, Stookey and Wainwright.

     The Audit Committee of the Company Board and the Examining and Audit Committee of the Board of Trustees (together, the "Audit Committee") will provide the Boards with an independent review of the Company's and New Trustco's accounting policies, the adequacy of financial controls and the reliability of financial information reported to the public. The Audit Committee will also conduct examinations of the affairs of the Company and New Trustco as required by law or as directed by the Boards, will supervise the activities of the internal auditor and will review the services provided by the independent auditors. The Audit Committee members, who will be appointed annually, will initially consist of Messrs. Douglas, de Montebello, Smith, Stookey and Wilson.

     The Compensation and Benefits Committee of the Company Board and the Board of Trustees (together, the "Compensation Committee") will determine compensation and benefits for officer-trustees, will review salary and benefits changes for other senior officers and will review employee benefit plans under ERISA and other employee benefit plans. The Compensation Committee members, who will be appointed annually, will initially consist of Messrs. Smith, Hamilton, Tucker and Wilson and Ms. Wooden.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not also an officer of the Company or of New Trustco will receive an annual retainer fee of $15,000 and an attendance fee of $1,000 for each meeting attended of the Company Board, of the Board of Trustees, and of the committees of the respective Boards, other than those mentioned in the following paragraph, in which cases no attendance fee is applicable. If the Boards or the Executive Committee of the Company and New Trustco meet on the same day, only one fee will be paid to a director-trustee for attendance at both meetings. Under the Stock Plan for Non-Officer Directors, each director of the Company who is not also an officer of the Company or of New Trustco will receive 100 Shares of Company Common Stock each February as an additional part of his or her annual retainer fee.

     The Chairman of the Audit Committee will receive an annual retainer of $12,500 and each member of such committee will receive an annual retainer of $10,000. The Chairman of the Compensation Committee will receive an annual retainer of $10,000 and each member of such committee will receive an annual retainer of $7,000. All directors and trustees will be reimbursed for travel and other out-of-pocket expenses incurred by them in attending board or committee meetings.

     Directors who are not also officers of the Company or of New Trustco may defer cash compensation (including meeting attendance fees) for services rendered as directors of the Company or as trustees of New Trustco or as members of any Company Board committee. Under the Board Members' Deferred Compensation Plan certain provisions applicable to amounts so deferred are identical to provisions applicable to deferred performance share unit awards under the 1989 Stock Compensation Plan of U.S. Trust Corporation. These include provisions relating to (i) conversion of the deferred amounts into phantom share units or allocation of such amounts to interest-bearing accounts, (ii) crediting of dividend equivalents or earnings to such deferred amounts, and (iii) the form and time of distributions with respect to such deferred amounts. See "Executive Compensation Plans in Effect after the Distribution -- Other Features of Stock Plan and Predecessor Performance Plans -- Performance Share Units."

     Directors who are not also officers of the Company or of New Trustco who retire from the Company Board at age 72 with 10 or more years of service on any of the Boards of UST, USTNY (prior to the Closing Date), the Company or New Trustco will be paid an annual retirement benefit for life equal to the annual retainer received as a member of such Boards in his or her last full year of membership on such Boards. Directors with less than 10 years of service who retire at age 72 and directors with 15 or more years of service who retire prior to age 72 will be paid the same annual benefit for the lesser of the number of years he or she served on such Boards or his or her lifetime.

     It is anticipated that the Company will adopt a new stock option plan for non-employee directors to replace the present U.S. Trust Corporation Stock Option Plan for Non-Employee Directors (the "UST Directors' Option Plan") which will be terminated. The terms and conditions on which options will be granted to directors under the new stock option plan have not yet been decided.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the persons who will serve as executive officers of the Company.

                   NAME                     AGE                      POSITION
- ------------------------------------------  ---     ------------------------------------------
H. Marshall Schwarz.......................  58      Chairman and Chief Executive Officer
Jeffrey S. Maurer.........................  47      President and Chief Operating Officer
Frederick B. Taylor.......................  53      Vice Chairman and Chief Investment Officer
John M. Deignan...........................  51      Executive Vice President
John C. Hover, II.........................  51      Executive Vice President
Paul K. Napoli............................  49      Executive Vice President
Kenneth G. Walsh..........................  46      Executive Vice President
John L. Kirby.............................  47      Senior Vice President and Treasurer

     The principal occupations and positions for the past five years of each of the persons named above (other than Messrs. Schwarz, Maurer and Taylor, whose information is set forth above) are as follows:

     John M. Deignan joined USTNY in 1987 and is an Executive Vice President in charge of the Institutional Asset Services and Securities Services & Trust Operations Divisions. Prior to joining USTNY in August of 1987, Mr. Deignan was associated with Dean Witter Reynolds for over 18 years serving in various senior management roles including Deputy Director of National Operations and Director of Capital Markets Operations. He received his B.A. degree from St. Bonaventure University. Mr. Deignan represents USTNY as its senior officer on the New York Clearing House Steering Committee, serves on the Board of Directors of U.S. Trust Company Limited and Participants Trust Company, is a member of the U.S. Trust Management, Emergency Operations, Risk Policy, and Advisory Committees.

     John C. Hover, II joined USTNY in 1976 and currently is manager of the Personal Asset Management and Private Banking Division. He is also a member of USTNY's Operating, Credit and Asset and Liability Management Committees. He serves as Chairman of USTC International Corp. Prior to joining USTNY, Mr. Hover was with Chemical Bank for nine years. He received his B.A. from the University of Pennsylvania in 1965 and his M.B.A. from The Wharton School in 1967.

     Paul K. Napoli joined USTNY in 1983 in the Personal Investment Division. In 1989 he became head of the Asset Management Division and in December 1993 he headed up the Institutional and Mutual Fund Asset Management Division. At present, Mr. Napoli is in charge of the Personal Investment Division in New York. Mr. Napoli also serves on USTNY's Operating Committee and has responsibility for four of USTNY's affiliates: UST of Connecticut, UST of New Jersey, Campbell, Cowperthwait & Company and UST Securities Corp. He also serves on the Special Fiduciary and Broker Relations Committee. Prior to joining USTNY, Mr. Napoli was a Vice President at The Bank of New York for 11 years. He received his B.A. from Boston College in 1967 and his M.B.A. from Columbia University in 1969. He holds the designations of Chartered Financial Analyst and Certified Trust and Financial Advisor. Mr. Napoli is a member of the New York Society of Security Analysts, the Association for Investment Management and Research, and the Rockefeller University Trust and Estate Council.

     Kenneth G. Walsh joined USTNY in 1976 and currently is Division Manager of the Corporate Trust and Agency Division. He is also a member of USTNY's Operating Committee. Prior to obtaining his current position, Mr. Walsh served as a Senior Vice President and General Counsel of USTNY. Prior to joining USTNY in 1976, Mr. Walsh was an associate at the firm of Remsen, Millham & Curran. Mr. Walsh is a member of the New York State and American Bar Associations and is admitted to the bars of the U.S. District Court for the Southern District of New York and the Supreme Court of the United States. He also serves on the New York Corporate Fiduciaries Association. Mr. Walsh is also on the board of U.S. Trust of Connecticut. He received his B.S. from St. John's University in 1970, his J.D. from Brooklyn Law School in 1973, his M.B.A. from St. John's University in 1976, his L.L.M. from New York University in 1981 and attended the Advanced Management Program at the Harvard Business School in 1989.

     John L. Kirby joined USTNY in 1974. He currently heads the Audit Division and the Risk Policy Office and was head of the Treasury Services Division from 1989 through 1992. He received his B.A. from

Middlebury College, Vermont, in 1969 and his M.B.A. from the Amos Tuck School at Dartmouth College in 1974.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid by UST during 1994 to the Company's Chief Executive Officer and the four other most highly compensated persons who will be executive officers of the Company, based on salary and bonus earned during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                   -------------------------------
                                                             ANNUAL
                                                          COMPENSATION                   AWARDS           PAYOUTS
                                                --------------------------------   -------------------   ---------
                                                                       OTHER       RESTRICTED   STOCK    LONG-TERM
                                                                       ANNUAL        STOCK      OPTION   INCENTIVE    ALL OTHER
         NAME AND PRINCIPAL                      SALARY    BONUS    COMPENSATION     AWARDS     AWARDS    PAYOUTS    COMPENSATION
              POSITION                 YEAR       ($)       ($)         ($)           (#)        (#)        ($)          ($)
- -------------------------------------  ----     --------  --------  ------------   ----------   ------   ---------   ------------
H. Marshall Schwarz..................  1994      547,308   257,635        0               0     15,000    465,099       33,177
  Chairman, CEO                        1993      517,308   304,135        0               0     10,000    545,015       89,641
                                       1992      485,192   305,740        0               0          0    221,688       28,451
Jeffrey S. Maurer....................  1994      401,539   169,923        0               0     10,000    316,316       23,913
  President, COO                       1993      381,538   205,923        0               0      6,000    370,669       61,175
                                       1992      359,423   212,029        0               0     15,000    150,617       20,737
Frederick B. Taylor..................  1994      371,539   151,423        0           3,500      9,000    262,554       21,428
  Vice Chairman,                       1993      351,539   187,423        0               0      5,000    307,670       48,860
  Chief Investment                     1992      329,423   183,529        0               0     12,000    126,057       18,527
  Officer
John M. Deignan......................  1994      287,846   110,608        0               0      3,000    187,538       14,392
  Executive Vice                       1993      274,808   126,260        0               0      3,000    202,184       12,888
  President                            1992      259,808   112,010        0               0      6,000     84,112       12,040
Paul K. Napoli.......................  1994      272,846   111,358        0               0      3,000    173,286       17,046
  Executive Vice                       1993      257,769   136,230        0               0      3,000    188,996       13,740
  President..........................  1992      240,808   127,960        0               0      7,500     78,243       12,990

     The following table lists for each of the named executive officers (the "Named Executive Officers") the payments that comprise the "All Other Compensation" amounts found in the Summary Compensation Table.

                             ALL OTHER COMPENSATION

                                                  EMPLOYER       SUPPLEMENTAL     EARNINGS ON
                                                CONTRIBUTION         ESOP          DEFERRED
                                                 TO ESOP(1)       AMOUNT(2)        AWARDS(3)       TOTAL
               NAME                    YEAR         ($)              ($)              ($)           ($)
- -----------------------------------    -----    ------------     ------------     -----------     --------
H. Marshall Schwarz................     1994        7,500           19,865            5,812         33,177
Jeffrey S. Maurer..................     1994        7,500           12,577            3,836         23,913
Frederick B. Taylor................     1994        7,500           11,077            2,851         21,428
John M. Deignan....................     1994        7,500            6,892                0         14,392
Paul K. Napoli.....................     1994        7,500            6,142            3,404         17,046

- ---------------
(1) Represents the amount of the employer contribution made to the ESOP portion of the 401(k) Plan and ESOP on behalf of each of the Named Executive Officers for the year indicated.

(2) Represents the amount of the employer contribution, otherwise required under the ESOP portion of the 401(k) Plan and ESOP, that could not be made to the Plan on behalf of the Named Executive Officers for 1994 due to certain limitations imposed under the Code (the "Code Limitations"). This amount is credited to the officer's account under UST's Executive Deferred Compensation Plan, and payment is deferred until termination of the officer's employment. See "Executive Compensation Plans in Effect After the Distribution -- Executive Deferred Compensation Plan" below for a description of the Executive Deferred Compensation Plan.

(3) Represents that portion of the interest accrued on certain previously deferred incentive plan cash awards which is "above market" interest as defined in the rules of the Securities Exchange Commission (the "Commission").

     Stock Options

     The following table sets forth certain information concerning options granted during 1994 to the Named Executive Officers, including potential gains that these officers would realize under two stock price growth-rate assumptions compounded annually. Under the 5% growth-rate assumption, the indicated values would be realized if the stock price reached $83.48 per share at the end of the option term (10 years from grant). Correspondingly, under the 10% growth-rate assumption, the indicated values would be realized if the stock price reached $132.93 per share.

                             OPTION GRANTS IN 1994

                                                INDIVIDUAL GRANTS                            POTENTIAL
                            ---------------------------------------------------------   REALIZABLE VALUE OF
                              NUMBER OF                                                   ASSUMED ANNUAL
                              SECURITIES      % OF TOTAL    EXERCISE PRICE                RATES OF STOCK
                              UNDERLYING       OPTIONS        PER SHARE                 PRICE APPRECIATION
                               OPTIONS        GRANTED TO    (MARKET PRICE               FOR OPTION TERM(1)
                            GRANTED(2) (%    EMPLOYEES IN     AT DATE OF     EXPIRATION -------------------
           NAME               OF SHARES)     FISCAL YEAR      GRANT)($)        DATE      5%($)     10%($)
- --------------------------  --------------   ------------   --------------   --------   -------   ---------
H. Marshall Schwarz.......      15,000            7.7            51.25       01/25/04   483,450   1,225,200
Jeffrey S. Maurer.........      10,000            5.1            51.25       01/25/04   322,300     816,800
Fredrick B. Taylor........       9,000            4.6            51.25       01/25/04   290,070     735,120
John M. Deignan...........       3,000            1.5            51.25       01/25/04    96,690     245,040
Paul K. Napoli............       3,000            1.5            51.25       01/25/04    96,690     245,040

- ---------------
(1) Annual growth-rate assumptions are prescribed by rules of the Commission and do not reflect actual or projected price appreciation of UST Common Stock. The actual average annual price appreciation of UST Common Stock over the last ten years was 13.71%.

(2) Options become exercisable in four equal, cumulative installments in each of the first through fourth anniversary dates of the date of grant (January 25, 1994).

     The following table discloses the aggregated stock option exercises for each of the Named Executive Officers in the last fiscal year. It also shows the number of vested and unvested unexercised options and the value of vested and unvested unexercised in-the-money options.

         AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                SHARES                        OPTIONS AT YEAR-END(#)          YEAR-END($)(2)
                              ACQUIRED ON       VALUE        -------------------------   -------------------------
            NAME              EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ----------------------------  -----------   --------------   -------------------------   -------------------------
H. Marshall Schwarz.........     5,500        176,875.00           58,500/35,000             1,585,050/594,025
Jeffrey S. Maurer...........     2,300         81,075.00           39,450/31,250             1,055,692/556,352
Frederick B. Taylor.........     2,550         89,887.50           30,950/25,500               814,850/432,637
John M. Deignan.............     1,000         24,000.00             9,250/9,750               204,715/143,145
Paul K. Napoli..............     1,500         52,875.00           10,500/10,500               235,402/156,457

- ---------------
(1) Aggregate market value on the date(s) of exercise less aggregate exercise price.

(2) Total value of unexercised options is based on the difference between aggregate market value of UST Common Stock at $63.50 per share, the closing price on December 30, 1994, and aggregate exercise price.

    Performance Share Units

     The following table sets forth certain information concerning long-term incentive awards granted during 1994 to the Named Executive Officers. The awards are granted in the form of performance share units under UST's 1989 Stock Compensation Plan. See "Executive Compensation Plans in Effect After the Distribution -- Other Features of Stock Plan and Predecessor Performance Plans" below for a further description of these awards.

                   LONG-TERM INCENTIVE AWARDS GRANTED IN 1994

                                                             ESTIMATED FUTURE PAYOUTS OF PERFORMANCE SHARE
                             NUMBER OF      PERFORMANCE                          UNITS
                            PERFORMANCE     PERIOD UNTIL    ------------------------------------------------
          NAME            SHARE UNITS (#)      PAYOUT       THRESHOLD(#)(1)    TARGET(#)(2)    MAXIMUM(#)(2)
- ------------------------  ---------------   ------------    ---------------    ------------    -------------
H. Marshall Schwarz.....       6,042           3 years           3,021             6,042           6,042
Jeffrey S. Maurer.......       4,076           3 years           2,038             4,076           4,076
Frederick B. Taylor.....       3,420           3 years           1,710             3,420           3,420
John M. Deignan.........       2,394           3 years           1,197             2,394           2,394
Paul K. Napoli..........       2,257           3 years           1,129             2,257           2,257

- ---------------
(1) Assumes minimum number of performance share units earned in each performance goal for 1994-96 performance cycle.

(2) Assumes all specified performance targets are reached.

     The UST Board and UST's Compensation Committee have approved a recommendation by UST's management that, if the Merger is consummated, the performance goals established for the 1993-95 and the 1994-96 performance cycles will be deemed to have been met in full, and that all performance share units awarded to each UST officer for each of these performance cycles will be deemed to be fully earned and payable to the officer if he or she remains in employment with the Company, New Trustco or their affiliates until the end of such performance cycle or if he or she leaves such employment before the end of such performance cycle as a result of retirement or termination due to staff reductions associated with the Distribution and the Merger.

                              BENEFICIAL OWNERSHIP

     All of the outstanding shares of Company Common Stock are, and will be prior to the Distribution, held beneficially and of record by UST. Set forth in the table below is information as of December 31, 1994, with respect to the number of shares of UST Common Stock beneficially owned by (i) each person or entity known by the Company to own more than five percent of the outstanding UST Common Stock, (ii) each person who will be a director of the Company at the Time of Distribution, (iii) each of the Named Executive Officers of the Company and
(iv) all persons who will be directors and executive officers of the Company at the Time of Distribution as a group. Because the Distribution will be made on the basis of one share of Company Common Stock for each share of then outstanding UST Common Stock, the percentage ownership of each person or entity named below immediately following the Distribution will be the same as the percentage ownership of such person or entity immediately prior to the Distribution. A person or entity is considered to "beneficially own" any shares
(i) over which such person or entity exercises sole or shared voting or investment power or (ii) which such person or entity has the right to acquire at any time within 60 days (e.g., through the exercise of employee stock options). Unless otherwise indicated, each person or entity has sole voting and investment power with respect to the shares set forth opposite such person's or entity's name.

                                                    AMOUNT AND NATURE OF              PERCENT
           BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP              OF CLASS
- ---------------------------------------    ---------------------------------------    --------
401(k) Plan and ESOP of United States      1,335,133 shares (in a fiduciary             14.13
  Trust Company of New York and            capacity)(1)
  Affiliated Companies
  114 West 47th Street
  New York, New York 10036

GeoCapital Corporation                     618,750 shares (with sole dispositive         6.55
  767 Fifth Avenue                         power)(2)
  New York, New York, 10158

United States Trust Company of New York    354,139 shares (in fiduciary and agency       3.75
  and Affiliated Companies                 capacities)(3)
  114 West 47th Street
  New York, New York 10036

Eleanor Baum                               300(4)(5)
Samuel C. Butler                           7,730(4)(5)(6)
Peter O. Crisp                             700(4)(5)
Daniel P. Davison                          48,095(7)
Philippe de Montebello                     800(4)
Paul W. Douglas                            1,837(4)(5)
Edwin D. Etherington                       8,150
Antonia M. Grumbach                        1,300(4)
Frederic C. Hamilton                       30,825(4)
Peter L. Malkin                            1,200(4)
Jeffrey S. Maurer                          19,436(7)(8)(9)
Orson D. Munn                              9,500(4)(10)
H. Marshall Schwarz                        33,625(8)(9)
Philip L. Smith                            5,800
John Hoyt Stookey                          5,800(4)
Frederick B. Taylor                        26,748(7)(8)(9)(11)
Richard F. Tucker                          3,325(4)(5)
Carroll L. Wainwright, Jr.                 3,600(4)(7)
Robert N. Wilson                           950(4)
Ruth A. Wooden                             200(4)(5)
John M. Deignan                            5,600(8)(9)
John C. Hover, II                          2,925(8)(9)
Paul K. Napoli                             6,528(8)(9)
Kenneth G. Walsh                           3,309(8)(9)
John L. Kirby                              700(8)

All directors and executive officers as
  a group (numbering 25 as a group)        228,983                                       2.42

- ---------------
 (1) These shares consist of 1,058,834 shares allocated or attributable to the individual accounts of participants in the 401(k) Plan and ESOP, who have voting and dispositive power over such shares, and 276,299 shares which have not been allocated to participant accounts, as to which shares USTNY, as Trustee of the Plan, may be deemed to have voting and dispositive power. In February 1995, contributions in the aggregate amount of $4,275,480 were made to the Plan which, under the terms of the Plan, will be used to purchase additional shares of UST Common Stock for participants' accounts under the 401(k) portion of the Plan. These shares will be acquired through purchases in the market. Assuming that the shares are purchased at an average price of $66 per share, the Plan will hold an additional 64,780 shares of UST Common Stock as a result of these contributions. The number of shares set forth in the table above does not include these 64,780 shares.

 (2) Information herein with respect to GeoCapital Corporation ("GCC") has been obtained from GCC and from GCC's filings with the Commission pursuant to
     Section 13(g) of the Exchange Act by GCC, a registered investment advisor, and Barry K. Fingerhut and Irwin Lieber, by reason of their ownership interest in GCC. Such filing further discloses that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of UST and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

 (3) UST, USTNY and their affiliates have sole voting power as to 16,171 of such shares, shared voting power as to 42,452 of such shares, sole dispositive power as to 197,237 of such shares and shared dispositive power as to 156,902 of such shares. Such shares do not include any shares held in the 401(k) Plan and ESOP. As a matter of policy, USTNY and its affiliates vote shares held in an agency capacity only as directed by customers, and where shares are held as a co-fiduciary, vote such shares as directed by the other co-fiduciaries. Shares held by UST, USTNY and their affiliates as sole fiduciary are not voted unless specific voting instructions are given by a donor or beneficiary pursuant to the governing trust instrument.

 (4) Does not include shares subject to non-employee director stock options exercisable within 60 days of December 31, 1994 as follows: Dr. Baum and Ms. Wooden each 1,650 shares, Messrs. Crisp and Malkin each 3,350 shares, Mr. Munn 2,000 shares, Mr. Wilson 4,650 shares and 5,000 shares by each of the other non-employee directors (as defined in the Plan) other than Messrs. Etherington and Smith.

 (5) Does not include shares attributable to deferred awards under the Board Members' Deferred Compensation Plan as follows: Dr. Baum 232 shares, Mr. Butler 8,670 shares, Mr. Crisp 1,232 shares, Mr. Douglas 5,709 shares, Mr. Tucker 309 shares and Ms. Wooden 179 shares.

 (6) Includes 1,250 shares held in a trust of which Mr. Butler is trustee and 4,914 shares held in a trust in which he has a beneficial interest.

 (7) Includes 10,254 shares owned by Mr. Davison's wife, 2,500 shares owned by Mr. Maurer's wife, 638 shares held in trust by Mr. Maurer's wife for their children, 3,989 shares owned by Mr. Taylor's wife and 300 shares owned by Mr. Wainwright's wife, with respect to which the director in each case disclaims beneficial ownership.

 (8) Does not include shares subject to employee stock options exercisable within 60 days of December 31, 1994 as follows: Mr. Schwarz 72,250 shares, Mr. Maurer 53,450 shares, Mr. Taylor 41,200 shares, Mr. Deignan 12,250 shares, Mr. Hover 12,325 shares, Mr. Napoli 13,875 shares, Mr. Walsh 14,500 shares and Mr. Kirby 5,000 shares.

 (9) Does not include shares attributable to deferred awards under the 1989 Stock Compensation Plan and Predecessor Performance Plans as follows: Mr. Schwarz 78,086 shares, Mr. Maurer 29,008 shares, Mr. Taylor 10,864 shares, Mr. Deignan 5,614 shares, Mr. Hover 2,649 shares, Mr. Napoli 9,063 shares and Mr. Walsh 7,705 shares.

(10) Includes 1,700 shares held in a trust of which Mr. Munn is trustee.

(11) Includes 270 shares held in a trust of which Mr. Taylor is sole trustee and in which he has a beneficial interest.

         EXECUTIVE COMPENSATION PLANS IN EFFECT AFTER THE DISTRIBUTION

     Immediately prior to the Distribution, UST and USTNY will transfer to the Company and New Trustco, respectively, each employee benefit and executive compensation plan maintained by it other than any Retained Plan (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans -- Retained Plans" in the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H), and the Company and New Trustco, respectively, with the approval of UST as the Company's sole stockholder, will adopt, and will assume and become solely responsible for all liabilities and obligations of UST or USTNY under, each of the plans so transferred to it. See "Effect of Transactions on UST Employees and UST Benefit Plans -- Transfer of Plans" in the Proxy Statement-Prospectus to which this Information Statement is attached as Appendix H for a list of the plans to be so transferred.

     Set out below is a description of the principal employee benefit and compensation plans of the Company and New Trustco that will be in effect following the Distribution and the Merger and in which the Named Executive Officers will participate.

RETIREMENT BENEFITS

     Each of the Named Executive Officers is (and will continue to be after the Distribution and Merger) a participant in the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies (the "Retirement Plan"). The Retirement Plan is a defined benefit pension plan which is tax-qualified under Section 401(a) of the Code. The Retirement Plan provides for payment of a pension in an annual amount equal to a specified percentage (based on the length of a participant's credited service up to a maximum of 35 years) of the participant's average base salary for his highest five consecutive years of base salary during the last ten plan years prior to retirement or other termination of employment, reduced by a portion of the participant's annual Social Security benefit. The table below shows the estimated annual pension payable under the Retirement Plan's benefit formula upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who have elected to receive their pensions under a straight life annuity option. The amounts shown do not reflect reductions which would be made to offset Social Security benefits.

                           ESTIMATED ANNUAL PENSION FOR
                                  REPRESENTATIVE
                            YEARS OF CREDITED SERVICE
HIGHEST CONSECUTIVE     ----------------------------------
     FIVE-YEAR                                     35 OR
AVERAGE BASE SALARY        15           25          MORE
- -------------------     --------     --------     --------
     $ 200,000          $ 67,500     $100,000     $120,000
       250,000            84,375      125,000      150,000
       300,000           101,250      150,000      180,000
       350,000           118,125      175,000      210,000
       400,000           135,000      200,000      240,000
       450,000           151,875      225,000      270,000
       500,000           168,750      250,000      300,000
       550,000           185,625      275,000      330,000
       600,000           202,500      300,000      360,000

     The table below sets forth the number of years of credited service and the average base salary, in each case as of the end of 1994, that would be taken into account in determining the pension payable under the Retirement Plan's benefit formula to each of the Named Executive Officers.

                                                               YEARS          AVERAGE
                                 NAME                        OF SERVICE     BASE SALARY
            -----------------------------------------------  ----------     -----------
            H. Marshall Schwarz............................    27.9          $ 496,000
            Jeffrey S. Maurer..............................    24              366,000
            Frederick B. Taylor............................    28.6            337,000
            John M. Deignan................................     7              263,400
            Paul K. Napoli.................................    11              246,400

     The amount of compensation taken into account in determining each Named Executive Officer's pension under the Retirement Plan's formula, as shown in the third column of the table above, represents the average of the rates of base salary in effect for such officer as of the last day of each of the years 1990 through 1994. In the case of each such Named Executive Officer, the base salary amounts so taken into account for the years 1992, 1993 and 1994 differ from the amounts shown in the "Salary" column of the Summary Compensation Table for these years, in that the latter amounts represent the base salary actually earned by such Named Executive Officer during each such year, rather than the rate of base salary in effect for such Named Executive Officer at the end of that year.

     The pension amounts otherwise payable from the Retirement Plan are subject to reduction to the extent necessary to comply with the Code Limitations. However, in the case of each Named Executive Officer, any pension amount otherwise payable under the Retirement Plan's benefit formula that cannot be paid to such Named Executive Officer from the Retirement Plan because of the Code Limitations will be paid to the officer under the Company's Benefit Equalization Plan or, in the case of Messrs. Schwarz, Maurer and Taylor, under a supplemental pension agreement which UST has entered into with each such officer and which will be transferred to and assumed by the Company.

401(K) PLAN AND ESOP

     The 401(k) Plan and ESOP is a defined contribution pension plan. Employees are eligible to become participants in the plan following the completion of one year of service, except that employees are eligible to make tax-deferred elective contributions from their base salary following the completion of three months of service. Contributions under the 401(k) Plan and ESOP consist of annual employer contributions made on behalf of the participants under the Plan's ESOP feature ("ESOP Contributions"), and tax-deferred elective contributions made by the participants under the 401(k) Plan and ESOP's 401(k) feature ("401(k) Contributions").

     Under the 401(k) feature of the 401(k) Plan and ESOP, a participant may elect to have a specified percentage of his or her annual award under the 1990 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies (the "1990 Annual Incentive Plan") (or in the case of participants who are not eligible for awards under the 1990 Annual Incentive Plan, the Incentive Award Plan of United States Trust Company of New York and Affiliated Companies) and/or a specified percentage of the participant's base salary, contributed to the 401(k) Plan and ESOP on his or her behalf as a 401(k) Contribution. All 401(k) Contributions made on behalf of a participant are paid to a trust fund maintained under the 401(k) Plan and ESOP and invested as directed by the participant in one or more of six investment funds, including a fund designed for investment in UST Common Stock (the "U.S.T. Corp. Stock Fund").

     The annual ESOP Contribution made to the 401(k) Plan and ESOP on behalf of each participant is generally equal to 5% of such participant's compensation. In the case of any participant who is a participant in the 1990 Annual Incentive Plan, the amount of ESOP contribution to be made for the participant for any year may not exceed the amount of the participant's award under the 1990 Annual Incentive Plan for such year. The ESOP feature of the 401(k) Plan and ESOP is designed to invest in UST Common Stock. The 401(k) Plan and ESOP acquired UST Common Stock with the proceeds of loans (the "ESOP Loan"), and the shares of UST Common Stock so acquired were placed in a suspense account. Each year, shares so acquired are released to the extent the ESOP Loan is repaid, and the shares so released are allocated among the individual accounts maintained for the ESOP participants in proportion to the amounts of ESOP Contributions made on their behalf for the year. The ESOP Loan is repaid with dividends on the UST Common Stock acquired with the ESOP Loan proceeds, and with the ESOP Contribution, to the extent determined by the 401(k) Plan and ESOP Committee. Each participant receives full credit for dividends that are paid on the shares of UST Common Stock allocated to his or her ESOP account, whether or not such dividend are used to repay the ESOP Loan. Any ESOP Contributions and dividends not applied to repay the ESOP Loan are invested in participants' accounts in the U.S.T. Corp. Stock Fund.

     The Code Limitations restrict the amount of the ESOP Contribution that can be made each year on behalf of any participant. Prior to 1994, the amount of the ESOP Contribution, which could not be made to the 401(k) Plan and ESOP on behalf of a participant because of such limitations was provided to the participant through an award of benefit equalization units under the 1989 Stock Compensation Plan of U.S. Trust Corporation (the "Stock Plan"). Effective with the ESOP Contribution to be made to the 401(k) Plan and ESOP Plan for 1994, the portion of any ESOP Contribution that cannot be so made to the 401(k) Plan and ESOP on behalf of a participant will be provided to the participant through a credit to the participant's account under the Executive Deferred Compensation Plan described below.

     A participant's interest in the trust fund under the 401(k) Plan and ESOP is at all times fully vested. Distributions from the 401(k) Plan and ESOP become payable upon the participant's retirement, death or other termination of employment. Withdrawals from the 401(k) portion of a participant's account may be made after age 59 1/2 or in cases of hardship. Distributions from the 401(k) Plan and ESOP are made in a lump sum, or, in certain cases, in annual installments. Such payments are made in cash, except that any shares of UST Common Stock allocated to the participant's account under the ESOP portion of the 401(k) Plan and

ESOP, and shares attributable to the portion of the participant's account that are invested in the U.S.T. Corp. Stock Fund, may generally be distributed in kind.

     It is anticipated that following the Merger, shares of Chase Common Stock received in exchange for UST Common Stock held in the ESOP portion of the 401(k) Plan and ESOP and in the U.S.T. Corp. Stock Fund will be sold, and the proceeds of such sales will be used to purchase shares of Company Common Stock. The shares of Company Common Stock so acquired, together with the shares of Company Common Stock received by the 401(k) Plan and ESOP pursuant to the Distribution, will be held in the 401(k) Plan and ESOP subject to the same provisions as applied to the shares of UST Common Stock with respect to which the distributed shares of Company Common Stock and the shares of Chase Common Stock were received.

ANNUAL INCENTIVE AWARDS

     The 1990 Annual Incentive Plan provides for annual cash awards to be earned and paid based on the attainment of annual performance objectives established by the Compensation Committee at the beginning of each year. The Compensation Committee has the authority to select the officers who will be eligible to receive awards, to determine the maximum amount available for awards each year, to establish the performance objectives that must be met in order for awards to be earned and paid, and to determine the extent to which such performance objectives have been met. In the Compensation Committee's discretion, the performance objectives may be based on corporate performance, the participant's individual performance, or a combination of the two.

     Because of the special circumstances that will obtain with respect to the plan's operations during 1995 as a result of the Distribution and the Merger, the annual award to be made to a participant under the plan for the year 1995 will consist of two separately determined components, one based on attainment of performance objectives established for the period from January 1, 1995 to the Closing Date (the "Pre-Merger Period"), and the second based on attainment of performance objectives that will be established for the period from the Closing Date to December 31, 1995 (the "Post-Merger Period"). UST's Compensation Committee has determined that the aggregate amount available for awards for the Pre-Merger Period will be based on UST's attainment of certain specified levels of net income for such period. The amounts to be awarded to individual participants will be determined at the close of the Pre-Merger Period and will be based on the evaluation by UST's management and the Compensation Committee of the participant's personal achievements and contributions. It is anticipated that the performance goals and maximum award amounts for the Post-Merger Period will not be established until some time shortly before the Closing Date.

     Awards otherwise earned under the plan for any year are reduced (i) by the amount of the ESOP Contribution to be made to the 401(k) Plan and ESOP on the participant's behalf for such year, and (ii) by the amount credited to the participant's account under the Executive Deferred Compensation Plan with respect to any portion of the participant's ESOP Contribution that cannot be made to the 401(k) Plan and ESOP for such year because of the Code Limitations. Awards that are earned under the plan are payable in cash after the close of each year, except to the extent that the participant has elected, instead, to have any portion of such award contributed on his or her behalf as a 401(k) Contribution to the 401(k) Plan and ESOP, or to defer any portion of his or her award under the Executive Deferred Compensation Plan.

NEW STOCK OPTIONS

     The provisions of the Stock Plan to be adopted by the Company will include provisions for the grant of new stock options. The terms and conditions that will apply to the new stock options include the following: (a) the aggregate number of shares of Company Common Stock available for issuance pursuant to the exercise of options granted during the term of the plan will be limited to 1,300,000 shares; (b) all officers of the Company, New Trustco, and their affiliates at or above the rank of Vice President will be eligible to receive grants of options; (c) options granted under the plan may be either options that qualify as incentive stock options under section 422 of the Code, or "non-qualified" stock options, as the Compensation Committee determines; (d) the period within which options granted under the Stock Plan may be exercised may not exceed 10 years from the date of grant; (e) the purchase price per share at which options granted under the Stock Plan may be exercised shall not be less than the fair market value of a share of Company Common Stock on the date the option is granted; and
(f) the total number of shares of Company Common Stock with respect to which options may be granted under the Stock Plan to any officer during any calendar year may not exceed 250,000 shares.

     Subject to the provisions of the Stock Plan, the Compensation Committee will be authorized to select the officers who are to be granted options; to determine the number of shares to be covered by each option granted, and the time or times when and the manner in which each option shall be exercised; to determine the purchase price per share at which each option shall be exercised; and to grant options subject to such other terms and conditions, not inconsistent with the provisions of the Stock Plan, as it deems appropriate.

     The adoption of the foregoing provisions for the grant of new stock options, and the grant of any options pursuant thereto, will be subject to the approval of the stockholders of the Company at its first meeting of stockholders following the Distribution and the Merger.

OTHER FEATURES OF STOCK PLAN AND PREDECESSOR PERFORMANCE PLANS

     Apart from the present stock option provisions of the Stock Plan which are not being transferred to the Company, the Stock Plan provides for the award of stock-based compensation to senior officers of UST, USTNY and other subsidiaries in two other forms: in shares of restricted stock and in performance share units. In addition, for years prior to 1994, benefit equalization units were awarded to officers to provide them with the full benefits to which they would have been entitled under the ESOP portion of the 401(k) Plan and ESOP but for the Code Limitations.

     The award of benefit equalization units under the Stock Plan has been discontinued effective with the contribution to be made to the ESOP portion of the 401(k) Plan and ESOP for the year 1994. No awards of restricted stock or performance share units will be made under the Stock Plan during the Pre-Merger Period. The compensation strategies and program to be adopted for the senior officers of the Company following the Merger are currently under review. No decision has been made yet as to whether any awards of restricted stock or performance share units will be made under the Stock Plan after the Merger. However, the present provisions of the Stock Plan relating to restricted stock, performance share units and benefit equalization units, and the present provisions of the Predecessor Performance Plans (as defined below) relating to deferred awards under those plans, will continue to apply after the Distribution and the Merger to previously-made awards of these forms of compensation, with certain modifications to reflect the Distribution and the Merger. These provisions are summarized below.

     Restricted Stock

     Recipients of awards of shares of restricted stock are prohibited from selling, pledging or otherwise disposing of such shares within a period (typically three years) determined by the Compensation Committee. Restricted shares are held in the officer's name in a book entry account. During the restricted period, the officer has all of the rights of a stockholder of UST with respect to his or her restricted shares, including voting and dividend rights. Subject to satisfaction of any tax withholding obligation, certificates evidencing the shares are delivered to the officer free of restrictions at the conclusion of the restricted period. In the event of the termination of employment of an officer for any reason, all shares then subject to restrictions are forfeited unless the Compensation Committee otherwise determines.

     If the Merger is consummated, the restrictions applicable with respect to the restricted shares of UST Common Stock credited under the Stock Plan to all officers other than Mr. Taylor and Richard E. Brinkmann (who presently serves as Senior Vice President, Comptroller and Principal Accounting Officer of UST and who will serve in the same capacities with the Company) will automatically lapse; and, subject to satisfaction of applicable tax withholding obligations, certificates for the shares of Company Common Stock and Chase Common Stock received pursuant to the Distribution and the Merger with respect to the shares so credited to each such officer will be delivered to the officer free of such restrictions.

     The restrictions applicable with respect to the restricted shares of UST Common Stock credited to Messrs. Taylor and Brinkmann will not lapse upon the consummation of the Merger; and such restrictions will continue to apply with respect to the shares of Company Common Stock and Chase Common Stock received pursuant to the Distribution and the Merger with respect to their restricted shares of UST Common Stock.

     Performance Share Units

     The Stock Plan provides for the grant of performance share units which are earned over a 3-year "Performance Cycle" to the extent that pre-established performance goals for UST are met. Except for any portion of an earned award that an officer has previously elected to defer, earned awards are paid as soon as practicable after the close of the Performance Cycle. Awards that are not deferred are paid in a combination of cash and UST Common Stock, as the Compensation Committee determines, but at least 50% of a non-deferred award must be paid in UST Common Stock. Deferred awards are either converted to "phantom share units" ("PSUs") or credited to the "Interest Portion" of the officer's account under the plan, as the officer may elect, but at least 50% of any deferred award must be converted to PSUs.

     Earnings are credited to the Interest Portion of a deferred award at USTNY's prime rate, or at a rate of return matching the rate of return on any one or more of the investment funds available for investment of the 401(k) portion of employees' accounts under the 401(k) Plan and ESOP other than the U.S.T. Corp. Stock Fund, as the officer may select from time to time. The "PSU Portion" of an officer's deferred award is credited, as of the date of each dividend payment on UST Common Stock, with dividend equivalents in the form of additional PSU's.

     Payments with respect to deferred awards are made in 10 annual installments commencing in the year following the officer's retirement or other termination of employment. Payments with respect to the PSU Portion of a deferred award are made in the form of shares of UST Common Stock, and payments with respect to the Interest Portion of a deferred award are made in cash.

     If the Merger is consummated, the performance goals established for the Performance Cycles presently in progress (i.e., those ending at the close of 1995 and 1996), will be deemed to have been fully met, and all performance share units awarded to each officer for each of the 1995-1996 Performance Cycles will be deemed to be fully earned and payable to the officer if he or she remains in employment with the Company, New Trustco or their affiliates until the end of such Performance Cycle or if he or she leaves such employment before the end of such Performance Cycle as a result of retirement or termination due to staff reductions associated with the Distribution and the Merger.

     Performance share units were also awarded to officers of UST and USTNY and their subsidiaries under two predecessor plans that will be transferred to and adopted by the Company: the 1988 Long-Term Performance Plan of U.S. Trust Corporation and the Long-Term Performance Plan of U.S. Trust Corporation (collectively, the "Predecessor Performance Plans"). The provisions of the Predecessor Performance Plans are substantially the same as those applicable to the performance share unit feature of the Stock Plan. No Performance Cycles remain in progress under the Predecessor Performance Plans. However, deferred awards remain outstanding under these plans, in the form of PSU's and account balances that are credited with interest under substantially the same provisions as described above in the case of the "Interest Portion" of deferred awards under the Stock Plan.

     Each performance share unit and each PSU credited to an officer under the Stock Plan and the Predecessor Performance Plans represents one share of UST Common Stock, but constitutes only a "phantom" share. It entitles the holder to be credited with dividend equivalents and to receive one share of UST Common Stock for each such unit to the officer's credit when distributions are made to the officer from the plan, but it does not otherwise entitle the officer to any of the rights of a holder of UST Common Stock. As of the Closing Date, all performance share units and all PSU's outstanding under the Stock Plan and the Predecessor Performance Plans will be converted into new units representing Company Common Stock in the manner described below under "Unit and Share Adjustments".

     Benefit Equalization Units

     For years prior to 1994, the Stock Plan provided for awards to officers of benefit equalization units ("BEUs") with an aggregate value equal to the amount of the ESOP contribution that could not be made to the 401(k) Plan and ESOP on the officer's behalf for any year because of the Code Limitations. The BEUs earn dividend equivalents with respect to dividends that are paid on UST Common Stock, and the dividend equivalents attributable to an officer's BEUs are credited to the officer in the form of additional BEUs. An officer's interest in the BEUs credited to his account under the plan is fully vested at all times. Officers receive a distribution with respect to their BEUs upon the termination of their employment. Distribution is made in the form of shares of UST Common Stock, and cash for fractional units.

     Each BEU credited to an officer represents one share of UST Common Stock, but constitutes only a "phantom" share. It entitles the holder to be credited with dividend equivalents and to receive one share of UST Common Stock for each such unit to the officer's credit when distributions are made to the officer from the plan, but it does not otherwise entitle the officer to any of the rights of a holder of UST Common Stock. As of the Closing Date, all BEUs outstanding under the Stock Plan will be converted into new units representing Company Common Stock in the manner described below under "Unit and Share Adjustments".

     Unit and Share Adjustments

     As of the Closing Date, all performance share units, PSUs and BEUs then standing to each officer's credit under the Stock Plan and the Predecessor Performance Plans will be converted, respectively, into new performance share units, PSUs and BEUs, each one of which will represent one share of Company Common Stock. The number of such new units (the "New Units") to be credited to an officer with respect to his or her performance share units, PSUs and BEUs pursuant to such conversion will be equal to (i) the product of (A) the number of performance share units, PSUs, or BEUs, as the case may be, standing to the officer's credit as of the Closing Date, multiplied by (B) the Average Value Per Share of UST Common Stock (defined below), divided by (ii) the amount representing the 10-day average of the daily average of the high bid and low asked prices for a share of Company Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated on a "when-issued" basis on each of the 10 trading days immediately preceding the Closing Date. For purposes of the foregoing, the "Average Value Per Share of UST Common Stock" shall mean the average of the daily mean between per-share high and low prices for UST Common Stock on each trading day during the 30-day period ending on the day immediately preceding the Closing Date, as quoted on the National Market System.

     Authorized Shares

     The Company anticipates that as of the Closing Date, the number of restricted shares of UST Common Stock that will be subject to restrictions that will lapse upon consummation of the Merger, the number of performance share units previously awarded with respect to performance cycles that will still be in progress, and the number of PSU's and BEU's that will remain standing to the credit of officers under the Stock Plan and Predecessor Performance Plans, will represent an aggregate of 448,200 shares of UST Common Stock. Because the unit and share adjustments described above will depend upon the relative trading prices for the UST Common Stock and the Company Common Stock (on a "when-issued" basis) during the 30-day and 10-day periods, respectively, ending on the day before the Closing Date, the Company will not be able to determine, until such preceding day, the exact number of shares of Company Common Stock that will be needed for issuance under the Stock Plan and Predecessor Performance Plans to satisfy the obligations of UST that the Company will be assuming. The Company presently anticipates that the Stock Plan and the Predecessor Performance Plans, as adopted by the Company, will provide for an aggregate of 850,000 shares of Company Common Stock to be available for issuance under the plans with respect to those previously-granted stock-based awards, in addition to the 1,300,000 shares of Company Common Stock that will be available for the new stock options described above.

EXECUTIVE DEFERRED COMPENSATION PLAN

     The Executive Deferred Compensation Plan of U.S. Trust Corporation (the "Executive Deferred Compensation Plan") is a nonqualified plan of deferred compensation. All officers at or above the rank of Vice President whose total annual compensation (as defined in the plan) exceeds $150,000 are eligible to participate in the plan. The plan permits each eligible officer to elect to defer portions of the officer's award for any year under the 1990 Annual Incentive Plan and a portion of certain other incentive payments. The Executive Deferred Compensation Plan also provides for the crediting to an eligible officer's account under the plan of (i) amounts equal to the portion of the ESOP contribution for 1994 or any later year that cannot be made on the officer's behalf to the 401(k) Plan and ESOP because of the Code Limitations, and (ii) if the officer has so elected in accordance with the provisions of the plan, amounts equal to the payments that otherwise would have been made to the officer with respect to his or her unexercised stock options under the UST Option Plans (as defined under "Effect of Transactions on UST Employees and UST Benefit Plans
- -- Retained Plans" in the Proxy Statement-Prospectus), and/or with respect to the officer's account balance under the AIP (as so defined), as a result of the Merger constituting a "change in control" as defined in the UST Option Plans and the AIP.

     A participant's deferred amounts under the Executive Deferred Compensation Plan are credited with interest at rates of return chosen by the participant from among the rates of return on the investment funds available for investment of the 401(k) portion of employees' accounts under the 401(k) Plan and ESOP other than the U.S.T. Corp. Stock Fund.

     Deferred amounts under the Executive Deferred Compensation Plan become payable upon a participant's termination of employment. Payment of deferred amounts generally will be made in a single cash lump sum. However, if employment is terminated by reason of retirement or death and the participant has so elected, payment will be made in ten annual cash installments. In the case of amounts payable upon retirement, a participant also may elect to receive payment in 15 annual cash installments. Participants whose employment with the Company, New Trustco or their affiliates terminates prior to the end of 1995 as a result of staff reductions associated with the Distribution and the Merger also may elect to receive payment of their deferred amounts in 10 annual cash installments.

CHANGE IN CONTROL PROVISIONS

     Various compensation and benefit plans under which the Named Executive Officers will be covered will contain provisions pursuant to which payment of the benefits provided under the plan would be accelerated in the event of a "change in control" of the Company (as defined in the Stock Plan), unless the Company Board otherwise determines prior to the date of the change in control (or not later than 45 days thereafter in certain circumstances). As defined in the Stock Plan, a "change in control" means that any of the following events has occurred: (i) 20% or more of the shares of Company Common Stock have been acquired by any person (as defined in Section 3(a)(9) of the Exchange Act) other than directly from the Company; (ii) there has been a merger or equivalent combination after which 49% or more of the voting stock of the surviving corporation is held by persons other than former stockholders of the Company; or
(iii) 20% or more of the directors elected by stockholders to the Company Board are persons who were not nominated by management in the most recent proxy statement of the Company.

     Specifically, upon such a change in control (a) the restrictions applicable to all restricted stock previously awarded under the Stock Plan would lapse, and a cash payment would be made for each share of restricted stock equal to the Determined Value (as defined in the Stock Plan) of a share of Company Common Stock; (b) each new stock option granted under the Stock Plan at least six months prior to the change in control would be cancelled in return for a cash payment equal to the excess of the Determined Value of the shares of Company Common Stock subject to the option over the aggregate purchase price of such shares under the terms of the option; (c) all other new stock options outstanding under the Stock Plan would become immediately and fully exercisable;
(d) all performance share units awarded under the Stock Plan for the performance cycle in which the change in control occurs would be deemed to have been earned in full, and a cash payment would be made for each such performance share unit in an amount equal to the Determined

Value of a share of Company Common Stock; (e) all previously deferred awards of performance share units under the Stock Plan would become immediately payable in the form of a cash payment in an amount equal to the sum of the Interest Portion (as defined in the Stock Plan) of such awards and the Determined Value of the number of shares of Company Common Stock corresponding to the number of units included in the Phantom Share Unit Portion (as defined in the Stock Plan) of such awards; (f) all benefit equalization units previously granted under the Stock Plan would become immediately payable in the form of a cash payment in an amount equal to the Determined Value of the number of shares of Company Common Stock corresponding to the number of benefit equalization units credited to the participant; (g) all awards under the 1990 Annual Incentive Plan for the year in which the change in control occurs would be deemed to have been earned in full, and would be immediately payable in the form of a cash payment; and (h) the balance of each participant's account under the Executive Deferred Compensation Plan would become immediately payable in full in the form of a cash payment.

     The Retirement Plan provides that if the Retirement Plan is terminated within four years after the occurrence of a change in control, any surplus funding in the Retirement Plan would be applied (subject to applicable Code and other tax qualification requirements applicable to the Retirement Plan) to provide pro rata increases in the accrued pension benefits of all qualified participants in the Retirement Plan, including the Named Executive Officers.

     The supplemental pension agreements with Messrs. Schwarz, Maurer and Taylor provide that in the event of the involuntary termination of any such officer's employment following a change in control, such officer would receive from the Company an immediate lump sum cash payment equal to the actuarial present value of the supplemental pension that would have been payable to such officer under the agreement at his normal retirement date if he had remained employed with the Company until that date, at the rate of annual compensation in effect for such officer immediately prior to such termination of his employment.

     In addition, under the 1990 Change in Control and Severance Policy, each of the Named Executive Officers would be entitled to receive severance benefits in the event of any such Named Executive Officer's involuntary termination of employment within two years following a change in control. In such event, each such Named Executive Officer would be entitled to receive a cash payment in an amount equal to the sum of (a) two times such Named Executive Officer's then current annual base salary, (b) the average of the highest three of the previous five years awards to such Named Executive Officer under the 1990 Annual Incentive Plan and predecessor plan and (c) 25 times such Named Executive Officer's then current weekly base salary.

BENEFIT PROTECTION TRUSTS

     UST has established the U.S. Trust Corporation Benefits Protection Trust I and the U.S. Trust Corporation Benefits Protection Trust II, and USTNY has established the United States Trust Company of New York and Affiliated Companies Executives Benefits Protection Trust, for the purposes of assisting UST and USTNY in meeting their obligations under certain of the benefit and compensation plans maintained by them. As adopted by the Company and New Trustco, these trusts will cover the benefits described above under "Change in Control Provisions" that become payable to certain officers (including the Named Executive Officers) upon the occurrence of a "change in control" as defined above under "Change in Control Provisions". The U.S. Trust Corporation Benefits Protection Trust I also will cover benefits payable under the Board Members' Deferred Compensation Plan with respect to the "Interest Portion" of a board member's deferred amounts under that plan.

     Upon the occurrence of a change in control, the trust funds would be used to make benefit payments to the officers and board members in accordance with the provisions of the applicable plans and the trust agreements. However, at all time prior to payment to the officers and board members, all assets held in the trusts will remain subject to the claims of the Company's and New Trustco's respective creditors.

     The trusts are intended to qualify as "grantor trusts" with the meaning of the Code, with the consequence that the Company and New Trustco will be treated as owners of all of the assets and income of the trusts for federal income tax purposes.

     No contributions have been made to the trusts as yet. It is anticipated that following the Merger, a variable premium life insurance policy that UST presently maintains to fund benefits payable to officers and board members with respect to the Interest Portion of their deferred amounts under the Stock Plan, Predecessor Performance Plans and the Board Members' Deferred Compensation Plan will be contributed to the U.S. Trust Corporation Benefits Protection Trust I.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

AUTHORIZED CAPITAL STOCK

     In accordance with the Distribution Agreement, UST will appropriately cause the Company to amend the Certificate of Incorporation of the Company in effect prior to the Distribution to, among other things, increase the currently authorized number of shares of common stock of the Company and to exchange the 100 shares of such common stock currently outstanding for a total number of shares of Company Common Stock, equal to the total number of shares of UST Common Stock outstanding immediately prior to the Distribution Record Date. See "The Distribution -- Terms of the Distribution Agreement". Under the Restated Certificate, the total number of shares of all classes of stock that the Company will have authority to issue is 45,000,000 of which 40,000,000 may be shares of Company Common Stock, and 5,000,000 may be shares of preferred stock of the Company, par value $1.00 per share (the "Company Preferred Stock").

     Based on the number of shares of UST Common Stock outstanding as of February 1, 1995 (and assuming the exercise of stock options for 132,691 shares prior to the Time of Distribution), it is estimated that approximately 9,622,000 shares of Company Common Stock will be distributed to UST stockholders in the Distribution. No shares of the preferred stock of UST, par value $1.00 per share (the "UST Preferred Stock") were outstanding at February 1, 1995. All the shares of Company Common Stock to be distributed to UST stockholders in the Distribution will be fully paid and non-assessable.

     The Restated Certificate consists of provisions relating to the Company, including, among others, those relating to Company Common Stock, Company Preferred Stock, the Stockholder Rights Plan, preemptive rights and indemnification and insurance, which are substantially similar to the provisions of the UST Certificate of Incorporation currently in effect. The following summary describes material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Certificate and the Restated Bylaws attached hereto as Appendix I and Appendix II, respectively, and by applicable provisions of law.

COMPANY COMMON STOCK

     Holders of shares of Company Common Stock will be entitled to one vote per share and, subject to the voting rights, if any, of any Company Preferred Stock issued, such voting rights will be exclusive. See "-- Preferred Stock". Except as provided by law or by the Restated Certificate, any corporate action other than election of directors must be authorized by a majority of votes cast at a meeting of stockholders by holders of shares entitled to vote. Whenever directors are to be elected by the stockholders, they will be elected at a meeting of the stockholders by a plurality of the votes cast by the holders of shares entitled to vote. Holders of shares of Company Common Stock do not have cumulative voting rights for the election of directors, and, as a result, a holder or group of holders of more than 50% of Company Common Stock entitled to vote may elect 100% of the Company Board, in which case holders of the remaining shares of Company Common Stock would be unable to elect any person as a director.

     Holders of shares of Company Common Stock will be entitled, subject to the rights, if any, of holders of shares of any Company Preferred Stock issued, to have equal rights to participate in dividends when declared and, in the event of liquidation, in the net assets of the Company available for distribution to stockholders. See "-- Preferred Stock". The Company may not declare any dividends on, or make any payment on account of the purchase, redemption or other retirement of, Company Common Stock unless full cumulative dividends, where applicable, have been paid or declared and set apart for payment upon all outstanding shares of Company Preferred Stock. Holders of shares of Company Common Stock do not have redemption or sinking fund rights, and none of the holders of shares of Company Common Stock is entitled to preemptive rights or preferential rights to subscribe for shares of Company Common Stock or any other securities of the Company, except for certain Series A Participating Cumulative Preferred Stock Purchase Rights (as defined below) that will be distributed immediately following the Distribution as a dividend to holders of Company Common Stock, which will be exercisable or transferable separately from shares of Company Common Stock only upon the occurrence of certain events including the acquisition by a person or group of affiliated or associated persons of 20% or more of the outstanding shares of Company Common Stock. See "-- Stockholder Rights Plan" below. Shares of Company Common Stock will be fully paid and nonassessable. The Company intends to apply for the listing of the Company Common Stock on the National Market System. See "Listing and Trading of Company Common Stock". New Trustco will be the transfer agent and registrar for the Company Common Stock.

     The Restated Certificate will include a "fair price provision" that would require, as a condition to the consummation of certain business combinations, including, among others, certain mergers, asset sales, security issuances, recapitalization and liquidations, involving the Company or its subsidiaries and certain acquiring persons (namely, a person, entity or specified group which beneficially owns more than 10% of the voting stock of the Company (such person or persons, an "Interested Stockholder")), unless the "fair price" and other procedural requirements of the provision are met, the affirmative vote of both
(i) the holders of at least 80% of the combined voting power of the then outstanding voting shares of the Company and (ii) the holders of at least a majority of the combined voting power of the then outstanding voting shares of the Company held by stockholders who are not Interested Stockholders or affiliates or associates of Interested Stockholders, in each case voting together as a single class. Such vote will be in addition to any other stockholder vote required and is required notwithstanding that no vote may otherwise be required, or that some lesser percentage may be specified by law, by the Restated Certificate, by the Restated Bylaws, or otherwise.

PREFERRED STOCK

     The Company Board may authorize the issuance of Company Preferred Stock in one or more series, which series may have such voting powers, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as the Company Board shall establish in its resolution providing for the issuance of such series. Any series of Company Preferred Stock issued by the Company may have dividend, dissolution and other preferences over the Company Common Stock and may be convertible into shares of Company Common Stock. The Company has no present plans to issue any Company Preferred Stock. The Company, will, however, at or immediately following the Time of Distribution, designate a series of Company Preferred Stock as Series A Participating Cumulative Preferred Stock (the "Series A Preferred Stock") in connection with its stockholder rights plan. See "-- Stockholder Rights Plan -- Series A Preferred Stock" below.

STOCKHOLDER RIGHTS PLAN

     The Rights Agreement

     The Company expects that the Company Board will, at or immediately following the Time of Distribution, declare a dividend distribution of one Series A Participating Cumulative Preferred Stock Purchase Right (a "Right") for each outstanding share of Company Common Stock distributed to UST stockholders pursuant to the Distribution, under a Rights Agreement (the "Rights Agreement") between the Company and a rights agent, substantially in the form of the Rights Agreement, dated January 26, 1988, as amended, between UST and First Chicago Trust Company of New York, as Rights Agent (the "UST Rights Agreement"). Each Right will entitle the holder to purchase from the Company one one-hundredth (or 1/100th) of a share of Series A Preferred Stock (the "Preferred Shares") at a purchase price of $100, subject to adjustment (the "Purchase Price").

     The Rights will not be exercisable or transferable separately from the shares of Company Common Stock to which they are attached until the earlier of
(i) the date on which a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Company Common Stock (such event, a "Triggering Event") or (ii) 10 days following (A) the date of approval under the Bank Holding Company Act, (B) the date of notice of nondisapproval under the Change in Bank Control Act or (C) the expiration, without a notice of disapproval having been issued, of the prior notification period under the Change in Bank Control Act, in each case for any person or group of affiliated or associated persons to acquire beneficial ownership of 25% or more of the outstanding shares of Company Common Stock (the earlier of such dates being called the "Distribution Date").

     The Rights Agreement will provide that, as soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Company Common Stock originally issued after the Distribution
Date), and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights will not be exercisable until the Distribution Date and the Company anticipates that, pursuant to the Rights Agreement, the Rights will expire on July 3, 2005 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

     The number of Preferred Shares or other securities issuable upon exercise of a Right will be subject to adjustment from time to time in the event of (i) the declaration of a stock dividend payable in Preferred Shares or a subdivision, combination or reclassification of the Preferred Shares, (ii) the issuance of certain rights, options or warrants to holders of Company Common Stock or Equivalent Shares (as defined in the Rights Agreement) to subscribe for or purchase Company Common Stock or Equivalent Shares at a price per share less than the then-current market value of such Company Common Stock or Equivalent Shares or (iii) the distribution to holders of Company Common Stock or Equivalent Shares of cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular cash dividend theretofore paid) or evidences of indebtedness, assets or securities or subscription rights, options or warrants (other than those referred to above). The Purchase Price and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Company Common Stock payable in Company Common Stock or a subdivision or combination of the Company Common Stock prior to the Distribution Date. In the event of a combination of the outstanding Company Common Stock into a smaller number of Company Common Stock prior to the Distribution Date, the number of Rights associated with each outstanding Company Common Stock will be proportionately reduced.

     The Preferred Shares will be authorized to be issued in fractions which are an integral multiple of one one-hundredth (or 1/100th) of a Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may issue certificates or utilize a depository arrangement as provided by the terms of the Rights Agreement and the Preferred Shares and, in the case of fractions other than one one-hundredth (or 1/100th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

     In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a publicly traded corporation, each Right will entitle its holder to purchase, other than Rights beneficially owned by an Acquiring Person (which Rights will be void), for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation, each Right will entitle its holder to purchase, other than Rights beneficially owned by an Acquiring Person (which Rights will be void), for the Purchase Price, at such holder's option,
(i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

     In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by an Acquiring Person (which Rights will be void), will thereafter have the right, upon exercise, to purchase for the Purchase Price, that number of one one-hundredths (or 1/100ths) of a Preferred Share equal in number to the number of shares of Company Common Stock having a value equal to two times the Purchase Price of the Right.

     In the event that any Acquiring Person or any affiliate or associate of any Acquiring Person merges or otherwise combines with the Company in a transaction in which the Company is the surviving corporation and all of the Company Common Stock remains outstanding and unchanged, each holder of a Right, other than Rights beneficially owned by an Acquiring Person (which Rights will be void), will thereafter have the right to acquire, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

     In addition, the Company Board may, at its option, after such time as there is an Acquiring Person, and provided that such Acquiring Person is not the beneficial owner of 50% or more of the outstanding shares of Company Common Stock, exchange all or part of the Rights, other than Rights beneficially owned by such Acquiring Person (which rights will be void), for such number of shares of Company Common Stock equal to the aggregate market value on the date of such exchange equal to the Purchase Price.

     The Rights will be redeemable, for cash or other consideration deemed appropriate by the Company Board, at $0.01 per Right, subject to adjustment, at any time (the "Redemption Price"); provided, that upon the earlier of the date of (i) notice of approval under the Bank Holding Company Act, (ii) notice of nondisapproval under the Change in Bank Control Act or (iii) the expiration, without a notice of disapproval having been issued, of the prior notification period under the Change in Bank Control Act, in each case for any person or group of affiliated or associated persons to acquire beneficial ownership of 25% or more of the outstanding shares of Company Common Stock, and thereafter until the earliest of (A) the occurrence of a Triggering Event or (B) the Expiration Date, the Rights may be redeemed only if (1) there are disinterested directors then in office and (2) the Company Board, with the concurrence of a majority of the disinterested directors then in office, determines that such redemption is, in their judgment, in the best interests of the Company and its stockholders.

     Immediately upon the action of the Company Board electing to redeem the Rights, the Company will make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur), except that no supplement or amendment shall be made which reduces the Redemption Price or provides for an earlier Expiration Date. However, at any time when any person has received notice of approval under the Bank Holding Company Act or notice of nondisapproval under the Change in Bank Control Act, to acquire beneficial ownership of 25% or more of the outstanding shares of Company Common Stock, the Rights Agreement may be supplemented or amended only if the Company Board, with the concurrence of a majority of disinterested directors, determines that such supplement or amendment is in the best interests of the Company and its stockholders.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditioned on a substantial number of Rights being acquired.

     Series A Preferred Stock

     The Company will be authorized to issue Series A Preferred Stock in connection with the Rights issued under the Rights Agreement. See "-- Authorized Capital Stock" and "-- Preferred Stock". The holders of Series A Preferred Stock will be entitled to all the rights and privileges set forth in the Restated Certificate, certain features of which are described below.

     The holders of Series A Preferred Stock will be entitled to receive (i) quarterly cumulative dividends in an amount per share equal to $25 less dividends received pursuant to the following clause (ii) and (ii) cash dividends on each payment date for cash dividends on Company Common Stock in an amount per share equal to the Formula Number (as defined below) then in effect times the per share amount of all cash dividends then to be paid on each share of Company Common Stock.

     Holders of Series A Preferred Stock will be entitled to vote on each matter on which holders of Company Common Stock will be entitled to vote, and will have the number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held. Holders of Series A Preferred Stock will have certain special voting rights in the election of directors when the equivalent of six quarterly dividends are in default. Whenever quarterly dividends or distributions on Series A Preferred Stock are in arrears, the Company's right to declare or pay dividends or other distributions on, and to redeem or purchase any shares of stock ranking junior to or on a parity with Series A Preferred Stock is subject to certain restrictions.

     Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of any Series A Preferred Stock will be entitled to receive, before any distribution is made to holders of shares of stock ranking junior to Series A Preferred Stock or any distribution (other than a ratable distribution) is made to the holders of stock ranking on a parity with Series A Preferred Stock, an amount equal to the accrued dividends thereon plus the greater of (i) $100 per share or (ii) an amount per share equal to the Formula Number then in effect times the amount per share to be distributed to holders of Company Common Stock.

     Series A Preferred Stock will be redeemable, in whole, at the option of the Company Board, at any time at which the Company Board determines that no person beneficially owns more than 10% of the outstanding shares of capital stock of the Company generally entitled to vote in the election of directors of the Company, at a cash price equal to 125% of the product of the Formula Number times the average market price of Company Common Stock during the preceding 30 days plus accrued and unpaid dividends.

     The initial Formula Number will be 100 (the "Formula Number"). In the event the Company declares a dividend on the Company Common Stock payable in Company Common Stock, or effects the subdivision, combination or reclassification of the outstanding Company Common Stock (including any reclassification in connection with a merger in which the Company is the surviving corporation), the Formula Number will be appropriately adjusted. In the event of a consolidation, merger or other transaction in which the Company Common Stock is exchanged for or converted into other securities, cash or any other property, Series A Preferred Stock will be similarly exchanged or converted in an amount per share equal to the Formula Number then in effect times the amount per share of securities, cash or other property into which each share of Company Common Stock is changed or converted.

     Series A Preferred Stock will be issuable in whole shares or in any fraction of a share that is one one-hundredth (or 1/100th) of a share or any integral multiple of such fraction, subject to certain adjustments. In lieu of issuing fractional shares, the Company may issue certificates of depositary receipts evidencing such authorized fractions of shares or, in the case of fractions other than one one-hundredth (or 1/100th) and integral multiples thereof, pay registered holders cash equal to the same fraction of the current market value of a share of Company Preferred Stock (if any are outstanding) or the equivalent number of shares of Company Common Stock.

NO PREEMPTIVE RIGHTS

     No holder of any stock of any class of the Company authorized at the time of Distribution will then have any preemptive right to subscribe to any securities of any kind or class.

DESCRIPTION OF CERTAIN STATUTORY, CHARTER AND BYLAW PROVISIONS

     Certain Statutory Provisions of the NYBCL

     Section 912 of the New York Business Corporation Law ("NYBCL") governs certain transactions between New York corporations and interested stockholders. Under Section 912 of the NYBCL, an "interested stockholder" is one that owns at least 20% of the outstanding voting shares of a corporation. A New York corporation cannot engage in a business combination with an interested stockholder for five years following the acquisition date of an interested stockholder's shares unless the directors approve the business combination or stock acquisition before the stockholder's stock acquisition date. Following the five year period, a corporation cannot enter a business combination with an interested stockholder unless (i) the directors approve the business combination or the stockholder's stock acquisition before the stockholder's stock acquisition date (ii) at a meeting called for such purpose, the holders of a majority of shares not beneficially owned by an interested stockholder or an associate or affiliate of an interested stockholder approve the business combination or (iii) the business combination satisfies certain price and procedural requirements. Pursuant to Section 912(d) of the NYBCL, such restrictions do not apply to a corporation that has exempted itself by amendment to its bylaws approved by a vote of the majority of holders of outstanding voting stock, excluding the voting stock of an interested stockholder or an associate or affiliate of an interested stockholder. Such an amendment will not become effective for 18 months following its adoption and will not apply to a business combination with an interested stockholder whose stock acquisition date is on or before the effective date of the amendment. The Restated Certificate contains specific provisions governing certain transactions between the Company and interested stockholders. See "-- Company Common Stock".

     Classified Board of Directors; Nomination of Directors

     The provisions of the Restated Bylaws will be substantially similar to the provisions of UST's Bylaws, as amended, currently in effect (the "UST Bylaws"). The Restated Bylaws provide for the Company's Board of Directors to be divided into three classes of directors, as nearly equal as possible, serving staggered three-year terms. As a result, approximately one-third of the members of the Company Board will be elected each year. See "Management -- Directors". This provision could prevent a party who acquires outstanding voting stock of the Company having majority voting power from obtaining control of the Company Board until the second annual stockholders' meeting following the date the acquiror obtains the controlling interest, and thus could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. Accordingly, this provision could increase the likelihood that incumbent directors will retain their positions. In addition, the Restated Bylaws will contain a provision whereby Company stockholders may nominate directors for election to the Company Board provided that written notice of such election conforms to certain timing and content restrictions set forth in the Restated Bylaws (the UST Bylaws contain no such provision governing stockholder nominations).

     Number of Directors; Removal; Vacancies

     The Restated Bylaws provide that the number of directors, in any case not less than nine, will be determined from time to time by a majority of the entire Company Board or at any annual or special meeting of the stockholders entitled to vote for the election of directors. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Company Board for any reason may be filled either by vote of the stockholders or by vote of a majority of the directors then in office, even if such directors do not constitute a quorum. An election for a directorship filled by a majority vote of the Company Board will occur at the next stockholder meeting including the election of directors as regular business. The Restated Bylaws further provide that any director may be removed for cause either by vote of the stockholders or by a majority of the entire Company Board.

     Annual Meetings' Stockholder Action by Unanimous Consent; Special Meetings

     The annual meeting of the stockholders of the Company for the election of directors and the transaction of such other business as may properly come before the meeting will be held on a date which is no later than six months after the close of the Company's preceding fiscal year (but in no event later than thirteen months after the last annual meeting) and at such place within or without the State of New York as may be fixed by the Company Board.

     The Restated Bylaws provide that stockholder action may be taken at an annual or special meeting of stockholders and that action may be taken by the written consent of stockholders in lieu of a meeting setting forth the action so taken and signed by the holders of all outstanding shares entitled to vote thereon. The Restated Bylaws will provide that special meetings of the Company's stockholders may only be called by the Company Board or by the Chairman of the Board, by the President or by a Vice Chairman of the Board. Only business pertaining to the purpose of the special meeting, as specified in the call of the meeting, can be transacted at such meeting. Stockholders will not be entitled to call a special meeting or to require the Company Board to call a special meeting of stockholders.

     Amendment of Certain Charter and Bylaw Provisions

     The Restated Bylaws provide that the Company Board may amend or repeal and new Bylaws may be adopted (i) by vote of the holders of the shares at the time entitled to vote in the election of directors at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose or (ii) by the Company Board at any meeting of the Company Board, except in the case of any particular provision at any time adopted by the stockholders and specified as not subject to amendment or repeal by the Company Board.

     Preferred Stock

     Under the Restated Certificate, the Company Board will have the authority to provide by resolution for the issuance of shares of one or more series of Company Preferred Stock and to fix the terms and conditions of each such series. See "Description of Capital Stock of the Company -- Preferred Stock". The authorized shares of Company Preferred Stock, as well as authorized but unissued shares of Company Common Stock, will be available for issuance without further action by the Company's stockholders, unless stockholder action is required by applicable law or by the rules of a stock exchange on which any series of the Company's stock may then be listed.

     These provisions will give the Company Board the power to approve the issuance of a series of Company Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations. Conversely, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

INDEMNIFICATION AND INSURANCE

     Section 722 of the NYBCL authorizes the indemnification of officers and directors if such person (i) acted in good faith, (ii) in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (iii) in a criminal proceeding, without reasonable cause to believe his or her conduct was unlawful. Under Section 723 of the NYBCL an officer or director who successfully defends a proceeding is entitled to indemnification. In certain other circumstances, the corporation must find that the director or officer met an appropriate standard of conduct. The corporation may make this finding through (i) the board, acting as a quorum of directors not parties to the action, (ii) in certain circumstances, the board acting upon the written opinion of independent legal counsel or (iii) in certain circumstances, the stockholders. In some situations, a court, pursuant to Section 724 of the NYBCL, may award indemnification. Section 725 of the NYBCL sets out the conditions for advancing the payment of expenses and the circumstances in which the corporation must notify stockholders when it makes indemnification payments.
Section 721 provides that the indemnification rights granted under the NYBCL are not exclusive of other indemnification rights as long as such other rights do not attach when a judgment or other final adjudication establishes that a director or officer (i) acted in bad faith or with active and deliberate dishonesty and that such acts were material to the cause of action adjudicated or (ii) gained a personal financial or other advantage to which the director or officer was not legally entitled.

     The Restated Bylaws will provide that the Company will indemnify any current or past director or officer who is party to an actual or threatened action by virtue of such status. Under the Restated Bylaws, the Company will not
(i) indemnify any director or officer when a final judgment establishes that the director or officer (A) acted in bad faith or with active and deliberate dishonesty and that such acts were material to the cause of action adjudicated or (B) gained a personal financial or other advantage to which the director or officer was not legally entitled and (ii) be required to indemnify any director or officer when (A) the actual or threatened action was settled without final adjudication or without the consent of the Company or (B) the party is entitled to indemnification pursuant to an insurance policy without regard to the indemnification provisions of the Restated Bylaws. Any amendment which prohibits or otherwise limits indemnification rights will not affect any party until 60 days following his or her notice of such amendment and will not apply to any act or omission occurring before such 60th day. The Restated Bylaws also permit the Company to enter into indemnification agreements with directors, officers and employees. The Restated Bylaws further state that the indemnification rights provided thereunder are not exclusive of other indemnification rights protecting a party entitled to indemnification under the Restated Bylaws.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form 10 under the Exchange Act with respect to the shares of Company Common Stock to be distributed to UST stockholders in the Distribution. This Information Statement, while forming a part of the Company Form 10, does not contain all of the information set forth in the Company Form 10 and the exhibits and schedules thereto.

     The Company Form 10 and the exhibits thereto are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information will be obtainable by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Following the Distribution, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports, proxy statements and other information with the Commission that will be available for inspection and copying at the Commission's public reference facilities referred to above. Copies of such material will be obtainable by mail at prescribed rates by writing to the Public Reference Branch of the Commission at the address referred to above. In addition, it is expected that reports, proxy statements and other information concerning the Company will be available for inspection at the offices of the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

                             INDEX OF DEFINED TERMS

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
Acquired Person.......................................................................    26
Acquiring Person......................................................................    85
Agency Securities.....................................................................    37
Asset Management System...............................................................    19
Asset Transfers.......................................................................    22
Audit Committee.......................................................................    68
Average Value Per Share of UST Common Stock...........................................    81
Back Office Services..................................................................    29
Bank Holding Company Act..............................................................     9
Bank Merger...........................................................................    29
Bank Processing Services..............................................................    29
BEUs..................................................................................    81
BIF...................................................................................    14
Board of Governors....................................................................     8
Board of Trustees.....................................................................    68
Boards................................................................................    68
Broadway Lease........................................................................    19
Bundled Services......................................................................    27
Campbell..............................................................................    50
Capital Notes.........................................................................    56
CCFA..................................................................................    17
Change of Control.....................................................................    27
Chase.................................................................................     1
Chase Acquired Business...............................................................     1
Chase Assets..........................................................................    19
Chase Common Stock....................................................................     4
Chase Liabilities.....................................................................    20
Chase Parties.........................................................................    24
Chubb.................................................................................    12
Closing Date..........................................................................     7
CMB...................................................................................    29
CMOs..................................................................................    55
Code..................................................................................    28
Code Limitations......................................................................    71
Commission............................................................................    72
Company...............................................................................     1
Company Assets........................................................................    22
Company Board.........................................................................     5
Company Common Stock..................................................................     1
Company Form 10.......................................................................     1
Company Liabilities...................................................................    23
Company Preferred Stock...............................................................    84
Compensation Committee................................................................    68
Contribution Agreement................................................................     1
Contribution Asset Transfers..........................................................    19
Contribution Assets...................................................................    19
Contribution Liabilities..............................................................    19

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
Core Businesses.......................................................................     1
CTC...................................................................................    11
Debentures............................................................................    17
Deductible Amount.....................................................................    26
Default...............................................................................    14
Delafield.............................................................................    50
Delayed Asset.........................................................................    20
Delayed Liability.....................................................................    20
Disposition...........................................................................    31
Disposition Adjustments...............................................................    32
Distribution..........................................................................     1
Distribution Agreement................................................................     1
Distribution Asset Transfers..........................................................    22
Distribution Assets...................................................................    22
Distribution Date.....................................................................    86
Distribution Documents................................................................     4
Distribution Liabilities..............................................................    23
Distribution Record Date..............................................................     1
Effective Time........................................................................     4
EITF 94-3.............................................................................    32
ESOP Contributions....................................................................    77
ESOP Loan.............................................................................    77
Exchange Act..........................................................................     1
Executive Committee...................................................................    68
Executive Deferred Compensation Plan..................................................    82
Expiration Date.......................................................................    86
Family Office.........................................................................    27
FAS 114...............................................................................    60
FAS 118...............................................................................    60
FAS 119...............................................................................    60
FDIC..................................................................................    14
FDICIA................................................................................    14
FIRREA................................................................................    14
Fixed Rate GNMAs......................................................................    55
Formula Number........................................................................    88
FRAs..................................................................................    54
401(k) Contributions..................................................................    77
401(k) Plan and ESOP..................................................................    10
GCC...................................................................................    74
GNMA..................................................................................    55
GNMA ARMs.............................................................................    55
IAS...................................................................................    51
Indenture.............................................................................    17
Interested Stockholder................................................................    85
Internal Reorganization...............................................................     3
Interstate Act........................................................................    16
Investable deposits...................................................................    37
Linter Group..........................................................................    17

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
Linter Subsidiaries...................................................................    17
Linter Textiles.......................................................................    17
Merger................................................................................     1
Merger Agreement......................................................................     1
MF Service Company....................................................................    23
MF Service Company Retained Liabilities...............................................    23
mortgage loans........................................................................    56
mortgage securities...................................................................    56
Named Executive Officers..............................................................    71
NASD..................................................................................    24
National Market System................................................................     1
Net deposit balances..................................................................    45
New Trustco...........................................................................     1
New Units.............................................................................    81
New UST Parties.......................................................................    24
1990 Annual Incentive Plan............................................................    77
NYBCL.................................................................................    89
Pacific Northwest.....................................................................    44
Post Closing Covenants Agreement......................................................     4
Post-Merger Period....................................................................    78
Predecessor Performance Plans.........................................................    80
Preferred Shares......................................................................    85
Pre-Merger Period.....................................................................    78
Private Letter Ruling.................................................................     5
Pro Forma Statements..................................................................    32
Processing Business...................................................................    18
Proxy Statement-Prospectus............................................................     1
PSUs..................................................................................    80
Purchase Price........................................................................    85
Redemption Price......................................................................    87
Related Back Office...................................................................    18
Required Consent......................................................................    20
Restated Bylaws.......................................................................     5
Restated Certificate..................................................................     5
Restricted Processing Business........................................................    27
Retention Amount......................................................................    23
Retirement Plan.......................................................................    76
Right.................................................................................    85
Rights Agreement......................................................................    85
Right Certificates....................................................................    86
Securities Act........................................................................    11
Series A Preferred Stock..............................................................    85
Service...............................................................................     5
Services Agreement....................................................................     6
Stock Plan............................................................................    77
Tax Allocation Agreement..............................................................     4
Tier 1 capital........................................................................    15
Tier 2 capital........................................................................    15

                                         TERM                                           PAGE
- --------------------------------------------------------------------------------------  ----
Time of Distribution..................................................................     1
Treasury Securities...................................................................    37
Triggering Event......................................................................    86
UST...................................................................................     1
UST Board.............................................................................     1
UST Bylaws............................................................................    89
UST Common Stock......................................................................     1
U.S.T. Corp. Stock Fund...............................................................    77
UST Directors' Option Plan............................................................    69
UST Preferred Stock...................................................................    84
UST Rights Agreement..................................................................    85
USTNY.................................................................................     1
UST-WY................................................................................    23
UST-WY Retained Liabilities...........................................................    23

                                   APPENDIX I

                                                                      APPENDIX I

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         NEW USTC HOLDINGS CORPORATION

                            UNDER SECTION 807 OF THE
                            BUSINESS CORPORATION LAW

     The undersigned, being the Chairman of the Board and the Secretary, respectively, of NEW USTC HOLDINGS CORPORATION (the "Corporation"), hereby certify:

     1. The name of the Corporation, which is the name under which it was formed, is NEW USTC HOLDINGS CORPORATION.

     2. The certificate of incorporation of the Corporation was filed by the Department of State on January 20, 1995 (the "Certificate of Incorporation").

     3. The Certificate of Incorporation is hereby amended to effect the following changes authorized by Article 8 of the Business Corporation Law:

     (a) To make additions to the corporate purposes of the Corporation, as set forth in Article FIRST of this restated certificate of incorporation (this "Restated Certificate of Incorporation");

     (b) To grant authority to the Board of Directors to establish and designate the relative rights, preferences and limitations of each class of shares, as set forth in Article FOURTH of this Restated Certificate of Incorporation;

     (c) To establish a series of Preferred Shares of the Corporation, the Series A Participating Cumulative Preferred Shares, and to designate the rights, preferences and limitations of such shares, as set forth in Article FOURTH of this Restated Certificate of Incorporation;

     (d) To increase the aggregate number of shares which the Corporation shall have authority to issue from 100 Common Shares, par value $1 per share, to 45,000,000 shares, consisting of 40,000,000 Common Shares, par value $1 per share and 5,000,000 Preferred Shares, par value $1 per share, as set forth in Article FOURTH of this Restated Certificate of Incorporation;

     (e) To add a new Article FIFTH designating no preferential, preemptive or other subscription right for shares issued by the Corporation;

     (f) To add a new Article SEVENTH designating the first calendar year for reporting by the Corporation under certain provisions of the Tax Law; and

     (g) To add a new Article EIGHTH relating to transactions between the Corporation and interested shareholders.

     4. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         NEW USTC HOLDINGS CORPORATION

               UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

     FIRST: The name of the Corporation is NEW USTC HOLDINGS CORPORATION.

     SECOND: The purpose or purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, to engage in the business of a bank holding company under the Federal Bank Holding Company Act of 1956, as heretofore amended and as the same may hereafter be amended (the "Bank Holding Company Act"), and to engage in any lawful act or activity which is or hereafter may be permitted to be performed by a bank holding company under the Bank Holding Company Act; provided that the Corporation is not formed to engage in any activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the Corporation in the State of New York is to be located in the City and County of New York.

     FOURTH: The aggregate number of shares of all classes which the Corporation shall have the authority to issue is 45,000,000 shares consisting of 40,000,000 Common Shares, par value $1 per share, and 5,000,000 Preferred Shares, par value $1 per share.

     The designations and the relative rights, preferences and limitations of the shares of each class, and the authority hereby vested in the Board of Directors of the Corporation to establish and to fix the numbers, designations and relative rights, preferences and limitations of each series of Preferred Shares, are as follows:

     1. The Preferred Shares may be issued from time to time by the Board of Directors in one or more series and, subject only to the provisions of this Article FOURTH and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series, and by filing a certificate of amendment of the Certificate of Incorporation of the Corporation pursuant to the Business Corporation Law, to establish or change the number of shares to be included in each such series and to fix the designation and relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

     (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Shares shall not exceed the aggregate number of Preferred Shares authorized above);

     (b) the times at which and the conditions under which dividends shall be payable on shares of such series, the annual dividend rate thereon, whether dividends shall be cumulative and, if so, from which date or dates, and the status of such dividends as participating or non-participating;

     (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or redemption or purchase account;

     (e) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or shares of any series of any class, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment thereof, if any;

     (f) whether the shares of such series shall have voting rights, in addition to the voting rights otherwise provided by law, and, if so, the terms of such voting rights;

     (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

     (h) any other relative rights, preferences and limitations of such series.

     2. All Preferred Shares shall be of equal rank with each other regardless of series. In case the stated dividends and the amounts payable on liquidation are not paid in full, the Preferred Shares of all series shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

     3. The Preferred Shares of any one series shall be identical with each other in all respects except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

     4. Subject to the rights of the Preferred Shares, dividends may be paid upon the Common Shares as and when declared by the Board of Directors out of any funds legally available therefor.

     5. Upon any liquidation, dissolution or winding up of the affairs of the Corporation (which shall not be deemed to include a consolidation or merger of the Corporation, or the sale of all or substantially all of the Corporation's assets, into, with or to any other corporation or Corporations), whether voluntary or involuntary, and after the holders of the Preferred Shares shall have been paid in full the amounts, if any, to which they respectively shall be entitled or provision for such payment shall have been made, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Shares.

     6. There is hereby established a series of the Corporation's authorized Preferred Shares, to be designated as the Series A Participating Cumulative Preferred Shares, par value $1 per share. The relative rights, preferences and limitations of the Series A Preferred Shares, insofar as not already fixed by any other provision of this Certificate of Incorporation shall, as fixed by the Board of Directors of the Corporation in the exercise of authority conferred by this Certificate of Incorporation, and as permitted by Section 502 of the Business Corporation Law, be as follows:

     (i) Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Shares" (the "Series A Preferred Shares"). The par value of each share of the Series A Preferred Shares shall be $1. The number of shares initially constituting the Series A Preferred Shares shall be 300,000; provided, however, that the number of Series A Preferred Shares may be increased, by an amendment of this paragraph (i) of this Section 6, approved by the Board of Directors of the Corporation, if within the authority of the Board of Directors of the Corporation under Article FOURTH of the Certificate of Incorporation, to such greater number of Series A Preferred Shares as are at any time issuable upon exercise of the Rights (the "Rights") issued pursuant to the Rights Agreement dated as of , 1995, between the Corporation and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

     (ii) Dividends or Distributions.

     (a) subject to the prior and superior rights of the holders of shares of any other series of Preferred Shares or other class or series of capital stock of the Corporation ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of shares of the Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and

December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of the Series A Preferred Shares, in the amount of $25 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Shares pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares, and (3) dividends payable in cash on the payment date for each cash dividend declared on the Common Shares in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each Common Share. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in Common Shares), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of the Series A Preferred Shares a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each Common Share. As used in this Section 6, the "Formula Number" shall be 100; provided, however, that if at any time after , 1995, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or make any distribution on the Common Shares in Common Shares,
(ii) subdivide (by a stock split or otherwise) the outstanding Common Shares into a larger number of Common Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of Common Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided, further,
that if at any time after        , 1995, the Corporation shall issue any shares
of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change;

     (b) the Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (ii)(a) above immediately prior to or at the same time it declares a dividend or distribution on the Common Shares (other than a dividend or distribution solely in Common Shares); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in Common Shares) shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next Quarterly Dividend Payment Date, a dividend of $25 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Shares;

     (c) dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Preferred Shares; provided, however, that dividends on Series A Preferred Shares which are originally issued after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on Series A Preferred Shares which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the March 1, June 1, September 1 or December 1, as the case may be, next preceding the date of original issuance of such Series A Preferred Shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding;

     (d) so long as any shares of the Series A Preferred Shares are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this paragraph (ii) to be declared on the Series A Preferred Shares shall have been declared and paid or set apart;

     (e) the holders of the shares of Series A Preferred Shares shall not be entitled to receive any dividends or other distributions except as provided herein.

     (iii) Voting Rights. The holders of shares of Series A Preferred Shares shall have the following voting rights:

     (a) each holder of Series A Preferred Shares shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of the Series A Preferred Shares held of record on each matter on which holders of the Common Shares or shareholders generally are entitled to vote, multiplied by the number of votes per share which the holders of the Common Shares or shareholders generally then have with respect to such matter;

     (b) except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Shares and the holders of shares of Common Shares shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation;

     (c) if at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Shares are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, subject to any limitation set forth in this Certificate of Incorporation on the maximum number of directors then allowable. In addition to voting together with the holders of Common Shares for the election of other directors of the Corporation, the holders of record of the Series A Preferred Shares, voting separately as a class to the exclusion of the holders of Common Shares, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of such additional directors, if any, of the Corporation, the holders of any Series A Preferred Shares being entitled to cast a number of votes per share of the Series A Preferred Shares equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time by, and be removed without cause only by, the affirmative vote of the holders of the Series A Preferred Shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Shares shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected director pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two or such other number of directors as shall have been added pursuant to the provisions of this subsection (c). The voting rights granted by this subsection (c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Shares in this paragraph (iii);

     (d) except as provided herein, in paragraph (xi) or by applicable law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for authorizing or taking any corporate action.

     (iv) Certain Restrictions.

     (a) whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (ii) of this
Section 6 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not

     (1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

     (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

     (4) purchase or otherwise acquire for consideration any shares of Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes;

     (b) the Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this paragraph (iv), purchase or otherwise acquire such shares at such time and in such manner.

     (v) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made
(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100 per share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     (vi) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed.

     (vii) Redemption; No Sinking Fund.

     (a) the Series A Preferred Shares shall not be redeemable at the option of the Corporation except as set forth in this paragraph (vii). The outstanding Series A Preferred Shares may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors no person beneficially owns more than 10% of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125% of the product of the Formula Number times the Market Value (as such term is hereinafter defined) of the Common Shares, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of the Common Shares for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale take place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if the Common Shares are listed or admitted to trading on a national securities exchange or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such Trading Day the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in the Common Shares, the closing price of such Common Shares on such Trading Day shall be deemed to be the fair value of the Common Shares as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close;

     (b) the shares of Series A Preferred Shares shall not be subject to or entitled to the operation of a retirement or sinking fund.

     (viii) Ranking. The Series A Preferred Shares shall rank equally and on a parity with all other series of Preferred Shares of the Corporation with respect to the payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

     (ix) Fractional Shares. The Series A Preferred Shares shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares. The Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Shares, may elect (1) to issue certificates evidencing such authorized fraction of a share of Series A Preferred Shares or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Shares pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Shares.

     (x) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by resolution of the Board of Directors.

     (xi) Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least 66 2/3% of the outstanding Series A Preferred Shares, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66 2/3% of the outstanding Series A Preferred Shares shall be deemed to apply to the powers, preferences, rights or privileges of any holder of Series A Preferred Shares originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

     FIFTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential, preemptive or other right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights, to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation other than as the Board of Directors in its discretion may from time to time determine on such terms and conditions as the Board of Directors may from time to time fix.

     SIXTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The mail post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him or her is 114 West 47th Street, New York, New York 10036.

     SEVENTH: The accounting period which the Corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax imposed by Article Nine-A of the Tax Law of the State of New York is the period ending December 31, 1995.

     EIGHTH: (A) Except as provided in paragraph (B), the affirmative vote, at a meeting of the shareholders of the Corporation, of (i) the holders of at least 80% of the combined voting power of the then outstanding Voting Shares (as hereinafter defined) of the Corporation and (ii) the holders of at least a majority of the combined voting power of the then outstanding Voting Shares of the Corporation held by Disinterested Shareholders (as hereinafter defined), in each case voting together as a single class, shall be required prior to and as a condition to the consummation of any Business Combination (as hereinafter defined). Such vote shall be in addition to any shareholder vote required without reference to this Article EIGHTH, and shall be required notwithstanding that no vote may otherwise be required, or that some lesser percentage may be specified, by law, by this certificate of incorporation, by the Corporation's bylaws or otherwise.

     (B) The provisions of paragraph (A) shall not apply to a particular Business Combination, and such Business Combination shall require only such shareholder vote or approval (if any) as would be required without reference to this Article EIGHTH, if either (I) the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), whether such approval is given before or after the transaction in which the Interested Shareholder (as hereinafter defined) became an Interested Shareholder, or (II) all the conditions set forth in subparagraphs (1) through
(5) below are satisfied.

     (1) The transaction constituting the Business Combination shall provide that the holders of Common Shares shall receive a consideration in exchange for their Common Shares, and the aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest of the following:

     (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any Common Shares of which the Interested Shareholder is the Beneficial Owner (as hereinafter defined) which were acquired (i) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or (ii) in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher;

     (b) the Fair Market Value per Common Share on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher; and

     (c) (if applicable) the price per share equal to the Fair Market Value per Common Share determined pursuant to clause (b) immediately preceding multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any Common Shares of which the Interested Shareholder is the Beneficial Owner which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per Common Share on the first day in such two-year period on which the Interested Shareholder was the Beneficial Owner of any Common Shares.

     (2) If the transaction constituting the Business Combination shall provide that the holders of any class of outstanding Voting Shares other than Common Shares shall receive a consideration in exchange for their shares, the aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of such Voting Shares shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph
(B)(2) shall be met with respect to every class of outstanding Voting Shares other than Common Shares, whether or not the Interested Shareholder is the Beneficial Owner of any shares of a particular class of such Voting Shares):

     (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Shares of which the Interested Shareholder is the Beneficial Owner which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher;

     (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (c) the Fair Market Value per share of such class of Voting Shares on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher; and

     (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Shares determined pursuant to clause (c) immediately preceding multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Shares of which the Interested Shareholder is the Beneficial Owner which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Shares on the first day in such two-year period on which the Interested Shareholder was the Beneficial Owner of any shares of such class of Voting Shares.

     (3) The consideration to be received in such Business Combination by holders of a particular class of outstanding Voting Shares (including Common Shares) shall be in cash or in the same form as was previously paid in order to acquire shares of such class of Voting Shares of which the Interested Shareholder is the Beneficial Owner and, if the Interested Shareholder is the Beneficial Owner of shares of any class of Voting Shares which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares of which the Interested Shareholder is the Beneficial Owner.

     (4) After such Interested Shareholder became an Interested Shareholder and prior to the consummation of such Business Combination, (a) such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary (as hereinafter defined), or made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation, except any such change, contract, arrangement or understanding as may have been approved by a majority of the Continuing Directors, (b) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on any outstanding Preferred Shares or other shares of the Corporation entitled to a preference over Common Shares as to dividends or upon liquidation; (c) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), unless approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; (d) such Interested Shareholder shall not have become the Beneficial Owner of any additional

Voting Shares subsequent to the transaction in which it became an Interested Shareholder; and (e) there shall have always been at least three Continuing Directors on the Board of Directors of the Corporation.

     (5) Whether or not required by law, a proxy or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination at least 30 days prior to the consummation thereof. Such proxy or information statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished to the Corporation in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the Disinterested Shareholders (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee by the Corporation for its services following the receipt by the Corporation of such opinion).

     (C) For the purposes of this Article EIGHTH:

     (1) The term "Business Combination" means (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a Subsidiary) or all or a Substantial Part of the assets of a Subsidiary; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with a Subsidiary (in a single transaction or a series of related transactions) of all or a Substantial Part of the assets of an Interested Shareholder; (iii) any merger or consolidation of the Corporation or any Subsidiary into or with an Interested Shareholder or into or with another Corporation or company which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Shareholder, in each case irrespective of which Corporation or company is the surviving entity in such merger or consolidation; (iv) the issuance or transfer of any securities of the Corporation or a Subsidiary by the Corporation or a Subsidiary to an Interested Shareholder, with the exception of securities which, when aggregated with all such securities so issued or transferred within the preceding five years to such Interested Shareholder and the Affiliates and Associates (as hereinafter defined) of such Interested Shareholder, or any of them, have a Fair Market Value of less than $13 million, determined in each case as of the time of each issuance or transfer in question and with the exception of an issuance of securities upon conversion of convertible securities of the Corporation or of a Subsidiary which were not acquired by the Interested Shareholder (or any such Affiliate or Associate) from the Corporation or any Subsidiary; (v) any reclassification of securities (including any reverse stock split or consolidation of shares), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries, or any similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares or amount of any class of equity security of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder; (vi) any merger of the Corporation into a Subsidiary, or any consolidation between the Corporation and a Subsidiary, unless the surviving or consolidated corporation or company, as the case may be, has a provision in its certificate of incorporation identical or substantially similar to this Article EIGHTH; (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or (viii) any agreement, contract or other arrangement providing for any of the transactions hereinabove described in this definition of Business Combination.

     (2) "Interested Shareholder" at any particular time means, with respect to any Business Combination, any Person (as hereinafter defined) (other than the Corporation or any Subsidiary) who or which (i) is the Beneficial Owner of 10% or more of the outstanding Voting Shares, (ii) is an Affiliate of the Corporation and at any time within the preceding five years was the Beneficial Owner of 10% or more of the then outstanding Voting Shares or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares of which any Interested Shareholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction or series of related transactions not involving any public offering within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). "Person" means any individual, firm, corporation, company or other entity.

     (3) A Person shall be considered the "Beneficial Owner" of any Voting Shares (i) which are owned beneficially (whether or not owned of record) by such Person or by any Affiliate or Associate of such Person, (ii) which such Person or any Affiliate or Associate of such Person has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are owned beneficially (whether or not owned of record) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of any Voting Shares or acquiring, holding or disposing of all or a Substantial Part of the assets of the Corporation or a Subsidiary. For the purpose only of determining whether a Person is the Beneficial Owner of 10% or more of the outstanding Voting Shares, such outstanding shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and of which such Person is deemed to be the Beneficial Owner pursuant to the foregoing provisions of this subparagraph (3). In addition to such provisions, for all purposes of this Article EIGHTH, a Person shall be deemed to be the Beneficial Owner of Voting Shares if such Person is deemed the beneficial owner thereof pursuant to Rule 13d-3 under the Exchange Act.

     (4) For the purpose of determining whether a Person is an Interested Shareholder pursuant to subparagraph (2) of this paragraph (C), the number of Voting Shares deemed to be outstanding shall include shares of which the Interested Shareholder is deemed the Beneficial Owner through application of subparagraph (3) of this paragraph (C) but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

     (5) "Disinterested Shareholder" means a shareholder of the Corporation who is not an Interested Shareholder or an Affiliate or an Associate of an Interested Shareholder.

     (6) The term "Voting Shares" means shares of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article EIGHTH as one class.

     (7) The term "Substantial Part" as used with reference to the assets of the Corporation, of any Subsidiary or of any Interested Shareholder means assets having a value of more than 5% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ended prior to the time the determination is being made.

     (8) For purposes of paragraph (B) of this Article EIGHTH, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be adopted or effected), the term "consideration other than cash to be received" shall include (without limitation) Common Shares of the Corporation retained by shareholders of the Corporation other than Interested Shareholders who are parties to such Business Combination.

     (9) "Continuing Director" means a member of the Board of Directors of the Corporation who is not an Affiliate or an Associate of an Interested Shareholder and not a representative or nominee of an Interested Shareholder and who either
(i) was first elected as a director prior to the date as of which an Interested Shareholder who or which proposes to enter into or be a party to or involved in a Business Combination became an Interested Shareholder or (ii) was designated (before his initial election as a director) as a continuing Director by a majority of the then Continuing Directors.

     (10) "Affiliate" means a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and in addition means any "affiliate" as that term is defined in Rule 12b-2 under the Exchange Act (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

     (11) "Associate" means (i) any corporation, company or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 5% or more of any class (or series thereof) of equity securities, (ii) any trust or other estate in which a Person has a 5% or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse of a Person, (iv) any relative of a Person, or any relative of a spouse of a Person, who has the same residence as such Person or spouse, and (v) any "associate" as that term is defined in such Rule 12b-2 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

     (12) "Subsidiary" means any corporation or company of which a majority of any class (or series thereof) of equity security (as defined in Rule 3a11-1 under the Exchange Act) is owned, directly, or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (2) of this paragraph (C), the term "Subsidiary" shall mean only a corporation or company of which a majority of each class (or series thereof) of equity security is owned, directly or indirectly, by the Corporation.

     (13) "Fair Market Value" means: (1) in the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such class of shares is not quoted on the Composite Tape, on the New York Stock Exchange, or if such class is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price (or highest closing bid quotation if such closing sale price is not reported) with respect to such shares during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and (2) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     (14) As used in the definition of Business Combination, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Interested Shareholder but also a series of separate transactions with an Interested Shareholder and any Affiliate or Associate of such Interested Shareholder.

     (15) An Interested Shareholder shall be deemed to have acquired a share of the Corporation at the time when such Interested Shareholder became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to an Interested Shareholder under the foregoing definition of Beneficial Owner, if the price paid by such Interested Shareholder for such shares is not determinable, the price so paid shall be deemed to be the higher of (a) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when the Interested Shareholder became the Beneficial Owner thereof.

     (D) A majority of the Continuing Directors shall have the power to determine for the purposes of this Article EIGHTH, on the basis of information known to them, (i) whether a Person is an Interested Shareholder, (ii) the number of Voting Shares of which any Person is the Beneficial Owner, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph (3) of paragraph (C), (v) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (vi) whether two or more transactions constitute a "series of related transactions" as hereinabove defined and (vii) any matters referred to in subparagraph (15) of paragraph (C). Any such determination made in good faith shall be binding and conclusive on all parties.

     (E) Any amendment, change or repeal of this Article EIGHTH, or any other amendment of this certificate of incorporation which would have the effect of modifying or permitting circumvention of this

Article EIGHTH, shall require the affirmative vote, at a meeting of shareholders of the Corporation, of (i) the holders of at least 80% of the combined voting power of the then outstanding Voting Shares and (ii) the holders of at least a majority of the combined voting power of the then outstanding Voting Shares held by Disinterested Shareholders, in each case voting together as a single class; provided, however, that this paragraph (E) shall not apply to, and such 80% vote and such majority vote shall not be required for, any such amendment, change or repeal recommended to shareholders by a majority of the Continuing Directors and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the New York Business Corporation Law. For purposes of this paragraph (E) only, if at the time when any such amendment, change or repeal is under consideration there is no proposed Business Combination (in which event clause (i) of the definition of Continuing Director in subparagraph (C)(9) above would be inapplicable), the "Continuing Directors" shall be deemed to be those persons who were members of the Board of Directors of the Corporation at the time when the amendment of this certificate of incorporation to add this Article EIGHTH was approved by shareholders plus those persons who are Continuing Directors pursuant to clause (ii) of subparagraph (C)(9).

     (F) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     (G) The fact that any Business Combination complies with the provisions of this Article EIGHTH shall not be construed to impose any fiduciary obligation on the Board of Directors, or any member thereof, to approve such Business Combination or to recommend its adoption or approval by the shareholders of the Corporation.

     NINTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders or any of them for damages for any breach of duty in such capacity, except as may otherwise be required by applicable law. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to, or at the time of, such repeal or modification.

     5. This Restated Certificate of Incorporation and the amendments set forth herein have been duly authorized by the Board of Directors by unanimous written consent, followed by the unanimous written consent of the shareholders of the Corporation pursuant to Sections 708(b) and 615(a), respectively, of the Business Corporation Law.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate
of Incorporation on this      th day of           , 1995 and affirmed that the
statements made herein are true under penalties of perjury.

                                          --------------------------------------
                                                   H. Marshall Schwarz
                                                  Chairman of the Board

                                          --------------------------------------
                                                   Carol A. Strickland
                                                        Secretary

                                  APPENDIX II

                                                                     APPENDIX II

                                    RESTATED
                                    BY-LAWS
                                       OF
                         NEW USTC HOLDINGS CORPORATION

                                   ARTICLE I

                                  SHAREHOLDERS

     SECTION 1.01. Annual Meeting. The annual meeting of the shareholders of New USTC Holdings Corporation (the "Corporation") for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on a date which is no later than six months after the close of the Corporation's preceding fiscal year (but in no event later than 13 months after the last annual meeting) and at such place within or without the State of New York as shall be fixed by the Board of Directors.

     SECTION 1.02. Special Meetings. Except as otherwise provided by law, a special meeting of the shareholders may be called by the Board of Directors, by the Chairman of the Board, by the President or by a Vice Chairman of the Board. Any such call or request shall state the purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to the purpose or purposes stated in the call. Special meetings shall be held at such place within or without the State of New York and on such date as may be specified in the call thereof, but any special meeting may be called and held in conjunction with an annual meeting of the shareholders.

     SECTION 1.03. Record Date for Meetings and Other Purposes. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action.

     If no record date is so fixed by the Board of Directors, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

     A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders made in accordance with this Section shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

     SECTION 1.04. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If at any meeting action is proposed which would if taken entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given personally or by mail not less than 10 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail with postage thereon prepaid directed to the shareholder at his address as it appears on

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

the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

     SECTION 1.05. Waivers of Notice. Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

     SECTION 1.06. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     SECTION 1.07. Quorum at Meetings. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at any meeting of shareholders for the transaction of any business, but the shareholder present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting it shall not be broken by the subsequent withdrawal of any shareholders.

     SECTION 1.08. Presiding Officer and Secretary. At any meeting of the shareholders, if neither the Chairman of the Board, the President, a Vice Chairman of the Board nor a person designated by the Board of Directors to preside at the meeting shall be present, the shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.

     SECTION 1.09. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 1.09 shall be eligible for election as directors at any meeting of shareholders held for the election of directors (an "Election Meeting"). Nominations of persons for election to the Board of Directors of the Corporation may be made at an Election Meeting by or at the direction of the Board of Directors or by a shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.09, who is entitled to vote for the election of directors at such Election Meeting and who complies with the notice procedures set forth in this Section 1.09. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than 60 days nor more than 90 days prior to such Election Meeting; provided, however, that in the event the election Meeting is not held within 10 business days of the date set in these By-laws for the election of directors and less than 70 days' notice or prior public announcement of the date of such Election Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of such Election Meeting was mailed or such public announcement was made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at such Election Meeting is increased or there is a vacancy to be filled at such Election Meeting in a class of directors whose terms do not expire at such Election Meeting and there is no public announcement at least 70 days prior to such Election Meeting naming all of the nominees for director or specifying the size of the enlarged Board of Directors or the number of directors to be elected, a shareholder's notice required by this Section 1.09 shall also be considered timely, but only with respect to nominees for any positions created by such increase or vacancy, if it shall be delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     Such shareholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are owned beneficially by such person and (iv) any other information concerning such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and by such beneficial owner. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to such nominee.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
1.09. In the event that a person is validly designated as a nominee in accordance with the foregoing and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 1.09 and if the presiding officer should so determine, he or she shall declare to the meeting that the defective nomination shall be disregarded. In addition to the provisions of this Section 1.09, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

     SECTION 1.10. Public Announcement. For purposes of this Article I, "public announcement" shall mean disclosure in a communication sent by first class mail to shareholders, in a press releases reported by the Dow Jones News Service, Reuters Information Services, Inc., Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     SECTION 1.11. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. Proxies shall be delivered to the Secretary of the Corporation or, if inspectors are appointed to act at a meeting, to the inspectors.

     SECTION 1.12. Inspectors. The Board of Directors in advance of any meeting of shareholders may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     SECTION 1.13. Voting. Whenever directors are to be elected by the shareholders, they shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action other than the election of directors is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holder of shares entitled to vote thereon.

     Except as otherwise may be provided in the certificate of incorporation of the Corporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Upon the demand of any shareholder, the vote at any election of directors or upon any other question shall be by ballot, but otherwise the method of voting shall be discretionary with the person presiding at the meeting.

     SECTION 1.14. Written Consent of Shareholders Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken and signed by the holders of all outstanding shares entitled to vote thereon. The provisions of this Section shall not be construed to alter or modify any provision of law or of the certificate of incorporation of the Corporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.01. Number and Qualification of Directors. The business of the Corporation shall be managed under the direction of a Board of Directors, consisting of such number of directors, not less than nine, as shall be fixed from time to time by resolution adopted by a majority of the entire Board or at any annual or special meeting of the shareholders entitled to vote for the election of directors; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Each director shall be at least 18 years of age. No person shall be eligible for election or qualified to remain in office as a director who shall have attained the age of 72 years, and any director in office shall retire as such upon attaining the age of 72 years.

     SECTION 2.02. Classification and Term of Directors. The directors shall be elected for terms of three years and shall be divided into three classes, as nearly equal in number as possible, with the terms of office of one class expiring each year on the date of the annual meeting of shareholders. At each annual meeting of shareholders, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting thereafter, but each director, of whatever class, shall hold office until a successor shall have been elected and qualify. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

     SECTION 2.03. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled either by vote of the shareholders or by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy, or to fill a newly created directorship, shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until a successor has been elected and qualified.

     SECTION 2.04. Resignations. Any director may resign from office at any time by delivering a resignation in writing to the Chairman of the Board, the President, a Vice Chairman of the Board or the Secretary of the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     SECTION 2.05. Removal of Directors. Any director may be removed for cause either by vote of the shareholders or by a majority of the entire Board.

     SECTION 2.06. Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of New York as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. Within 15 days following each annual meeting of shareholders for the election of directors, and annual meeting of the Board for the appointment of officers and the transaction of such other business as may properly come before the meeting shall be held. Such annual meeting of the Board shall be the regular meeting of the Board next following the annual meeting of shareholders, unless a special meeting of the Board shall in the meantime have been duly called and held for such purposes. The Board may fix times and places for regular meetings of the Board, and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, a Vice Chairman of the Board or by at least one-third of the directors at the time in office. Notice of the time and place of each such meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same not later than the second day before the meeting or personally or by telegraphing, cabling or telephoning the same not later than the day before the meeting. A notice or waiver of notice need not specify the purpose or purposes of any regular or special meeting of the Board. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

     SECTION 2.07. Quorum and Voting. One-third of the entire Board shall constitute a quorum for the transaction of any business. Except as otherwise provided by law or by these By-laws, the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

     SECTION 2.08. Written Consents and Meetings by Telephone. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 2.09. Compensation of Directors. Directors who are not officers of the Corporation shall be entitled to receive such compensation for services to the Corporation in their capacities as such or otherwise in such amounts as may be fixed from time to time by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.10. Entire Board. As used in these By-laws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

                                  ARTICLE III

                                   COMMITTEES

     SECTION 3.01. Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may appoint an Executive Committee, consisting of three or more directors including the Chairman of the Board and President, which shall have all the authority of the Board when the Board is not in session, except as may be otherwise provided by law or limited by resolution of the Board. Minutes of each meeting of the Executive Committee shall be kept and shall be submitted to the first regular meeting of the Board following the meeting of the Executive Committee. The Executive Committee may adopt its own rules of procedure and shall fix the time and place, within or without the State of New York, of its meetings. No notice of any regular meetings of the Executive Committee shall be required. The Executive Committee shall serve at the pleasure of the Board.

     SECTION 3.02. Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members one or more other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board except as otherwise limited by law. The Board may authorize the Chief Executive Officer to appoint, from time to time, such other committees consisting of directors, officers, or other persons and having such powers, duties and functions as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board, or in the case of any committee appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer. A majority of the members of any such committee shall determine its rules of procedure and the time and place of its meetings, unless the Board, or in the case of any committee appointed by the Chief Executive Officer, the Chief Executive Officer, shall otherwise provide.

     SECTION 3.03. Quorum and Voting. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.

     SECTION 3.04. Committee Membership. The Board, or in the case of any committee appointed by the Chief Executive Officer, the Chief Executive Officer, may fill any vacancy in a committee and may designate one or more persons as alternate members of a committee who may replace any absent member or members at any meeting of such committee.

                                   ARTICLE IV

                         OFFICERS, AGENTS AND EMPLOYEES

     SECTION 4.01. General Provisions. The officers of the Corporation shall include a Chairman of the Board, a President, one or more Vice Chairmen of the Board, a Secretary, a Treasurer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President, Senior Vice President or by some other special designation), a Comptroller, and an Auditor, and such other officers, including but not by way of limitation one or more Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, as may be elected or appointed in accordance with the provisions of these By-laws.

     The Chairman of the Board, the President, the Vice Chairmen of the Board, Executive Vice Presidents (each of the foregoing officers being referred to hereinafter as an "Executive Officer"), one or more other Vice Presidents, the Secretary, the Treasurer and such other officers, if any, as the Board may determine, shall be elected by the Board at the annual meeting of the Board following each annual meeting of shareholders. Each such officer shall hold office until the next annual election of officers and until a successor is elected and shall have qualified. Any two or more offices other than the office of President and Secretary may be held by the same person.

     The Board from time to time may appoint the other officers provided for in these By-laws and such other officers as it shall deem fit. The Chairman of the Board, or in his absence the President, may appoint such further officers below the rank of Vice President with such titles and duties as may be specified upon appointment.

     All officers of the Corporation may be removed or their authority suspended by the Board, and officers appointed by the Chairman of the Board or the President may also be removed or their authority suspended by the Chairman of the Board, or in his absence the President, in any such case, at any time, with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer of the Corporation shall not of itself create contract rights. A vacancy in any office may be filled in the manner prescribed in these By-laws for election or appointment to such office.

     The compensation of officers shall be fixed by the Board; provided that this power may be delegated to any officer as to persons under his direction or control.

     All other agents and employees of the Corporation shall be appointed, their duties prescribed and their compensation fixed, by the Chairman of the Board or the President, or any officer authorized to do so by either of them.

     The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     SECTION 4.02. Powers and Duties of the Chairman of the Board and the President. The Chairman of the Board and the President shall be elected from among the members of the Board, and one of them shall be designated by the Board as Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business and affairs of the Corporation which shall in every case be subject to the direction and control of the Board. The Chairman of the Board, or in his absence the President, shall preside at all meetings of the shareholders and of the Board.

     SECTION 4.03. Duties of Other Officers. The officers of the Corporation other than the Chief Executive Officer shall participate in the management of the business and affairs of the Corporation as directed, and in the order of seniority as determined, by the Board. They shall perform such duties as may be assigned to them by the Board, the Chief Executive Officer or any officer authorized by the Board or the Chief Executive Officer to do so, or as may be prescribed by law or by these By-laws.

     SECTION 4.04. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Executive Committee, shall have custody of the corporate seal, shall give notices of meetings required by these By-laws, shall perform such other duties as may be assigned to him from time to time by the Board or the Chief Executive Officer and, in general, shall perform those duties incident to the office of Secretary. In the absence of the Secretary, an Assistant Secretary shall have the authority to perform the duties of the Secretary.

     SECTION 4.05. Treasurer. The Treasurer shall have responsibility for the care and custody of all moneys, funds and other property of the Corporation which may come into his hands, shall perform such other duties as may be assigned to him from time to time by the Board or the Chief Executive Officer and, in general, shall perform those duties incident to the office of Treasurer. In the absence of the Treasurer, an Assistant Treasurer shall have the authority to perform the duties of the Treasurer.

     SECTION 4.06. Comptroller. The Comptroller shall exercise general supervision over all accounting functions of the Corporation, including preparation of its required tax returns and reports to supervisory authorities. He shall be responsible to the Chief Executive Officer and may report directly to the Board or to the Executive Committee on such matters as in his judgment should be brought to their attention. In the absence of the Comptroller, an Assistant Comptroller shall have the authority to perform the duties of the Comptroller.

     SECTION 4.07. Auditor. The Auditor shall exercise supervision over the Auditing Department, and he shall review and evaluate all existing controls and procedures and be responsible for reporting on the adequacy of controls, systems and protective procedures and devices to insure the accuracy of records and the safety of assets owned or managed by the Corporation. He shall be responsible to the Chief Executive Officer and to the Board and shall report directly to the Board, the Executive Committee or an Audit Committee of the Board on such matters as in his judgment should be brought to their attention.

     SECTION 4.08. Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being any of the authority and duties of such officer upon any other officer or upon any director.

                                   ARTICLE V

                                INDEMNIFICATION

     The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided that (a) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (b) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and
(c) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this Article V if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Article V.

     Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

     Notwithstanding any other provision hereof, no repeal of this Article V, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

     The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Article V or otherwise.

     For purposes of this Article V, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

     The rights granted pursuant to or provided by the foregoing provisions of this Article V shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation, bylaw, agreement or otherwise.

                                   ARTICLE VI

                           SHARES OF THE CORPORATION

     SECTION 6.01. Certificates for Shares. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurers of the Corporation. Such certificates shall be sealed with the seal of the Corporation or a facsimile thereof and shall contain such information as is required by law to be stated thereon. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of issue. All certificates for shares shall be consecutively numbered or otherwise identified. All certificates exchanged or surrendered to the Corporation for transfer shall be canceled.

     SECTION 6.02. Record of Shareholders. The Corporation shall keep at the office of the Corporation in the State of New York a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be entitled to treat the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

     SECTION 6.03. Transfer of Shares. Transfers of shares on the record of shareholders of the Corporation shall be made only upon surrender to the Corporation of the certificate or certificates for such shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

     SECTION 6.04. Lost, Stolen or Destroyed Certificates. The Board of Directors, in its discretion, may require the owner (or his legal representatives) of any certificate representing shares of the Corporation alleged to have been lost, stolen, or destroyed to give the Corporation a bond in such sum as the Board may direct sufficient to indemnify the Corporation against any liability or expense which it may incur by reason of the original certificate remaining outstanding, as a condition of the issuance of a new certificate for shares in the place of any certificate alleged to have been lost, stolen or destroyed. Proper and legal evidence of such loss, theft or destruction shall be procured for the Board if required. The Board in its discretion may refuse to issue such new certificate save upon the order of a court having jurisdiction in such matters.

                                  ARTICLE VII

                                      SEAL

     The Board shall provide a seal for the Corporation which the Corporation may use by causing it or a facsimile to be affixed or impressed or reproduced in any other manner. Any officer of the Corporation shall have the power to use and attest the corporate seal.

                                  ARTICLE VIII

                        CONTRACTS, CHECKS, DRAFTS, ETC.

     SECTION 8.01. Contracts, Etc. Except as otherwise provided in these By-laws or by law, all checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation may be signed by any Executive Officer of the Corporation or by such other officer, employee or agent thereunto authorized by resolution of the Board of Directors, or in writing by the Chief Executive Officer, or by an officer or officers designated by him subject to such restrictions as the Chief Executive Officer shall prescribe.

     SECTION 8.02. Auditor. Notwithstanding the foregoing, the Auditor shall have no power to sign checks, vouchers, agreements or other documents or instruments on behalf of the Corporation, except that the

Auditor is authorized to certify in the name of, or on behalf of, the Corporation, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification and to sign in the name of, or behalf of, the Corporation reports and responses to any regulatory authority.

                                   ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE X

                                   AMENDMENTS

     These By-laws may be amended or repealed and new By-laws may be adopted (a) by vote of the holders of the shares at the time entitled to vote in the election of directors at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose, or (b) by the Board of Directors at any meeting of the Board, except in the case of any particular provision at any time adopted by the shareholders and specified as not subject to amendment or repeal by the Board. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides for the indemnification of directors and officers of corporations organized thereunder in certain circumstances. In addition, said Section 145 grants to each such corporation the power to indemnify its directors and officers against liability for certain of their acts.

     The Restated Certificate of Incorporation and By-Laws of the Registrant provide that directors and officers of the Registrant shall be indemnified to the fullest extent permitted by the laws of the State of Delaware against liability for certain of their acts.

     Directors' and officers' liability insurance has also been obtained by the Registrant, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

ITEM 21. EXHIBITS

     The exhibits to this Registration Statement are listed in the Exhibit Index which immediately follows the signature pages to this Registration Statement and which is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

          (5) To supply by means of a post-effective amendment all information concerning a material transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, and

          (6) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report and UST's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

     Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     THE REGISTRANT AND EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES ANY AGENT FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT TO FILE ONE OR MORE AMENDMENTS (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, WHICH AMENDMENTS MAY MAKE SUCH CHANGES IN THIS REGISTRATION STATEMENT AS SUCH AGENT FOR SERVICE DEEMS APPROPRIATE, AND THE REGISTRANT AND EACH SUCH PERSON HEREBY APPOINTS ANY SUCH AGENT FOR SERVICE AS ATTORNEY-IN-FACT TO EXECUTE IN THE NAME AND ON BEHALF OF THE REGISTRANT AND EACH SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, ANY SUCH AMENDMENTS TO THIS REGISTRATION STATEMENT.

                         ------------------------------

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 9TH DAY OF FEBRUARY, 1995.

                                          THE CHASE MANHATTAN CORPORATION

                                          By: /s/   THOMAS G. LABRECQUE
                                            ------------------------------------
                                                    THOMAS G. LABRECQUE
                                                  (CHAIRMAN OF THE BOARD)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

                SIGNATURE                              CAPACITY                     DATE
- ------------------------------------------  -------------------------------  ------------------

      /s/        THOMAS G. LABRECQUE        Director, Chairman of the Board    February 9, 1995
- ------------------------------------------  (Principal Executive Officer)
                (THOMAS G. LABRECQUE)

      /s/         RICHARD J. BOYLE          Director                           February 9, 1995
- ------------------------------------------
                 (RICHARD J. BOYLE)

      /s/        M. ANTHONY BURNS           Director                           February 9, 1995
- ------------------------------------------
                (M. ANTHONY BURNS)

      /s/       JOAN GANZ COONEY            Director                           February 9, 1995
- ------------------------------------------
               (JOAN GANZ COONEY)

      /s/      JAIRO A. ESTRADA             Director                           February 9, 1995
- ------------------------------------------
              (JAIRO A. ESTRADA)

      /s/      JAMES L. FERGUSON            Director                           February 9, 1995
- ------------------------------------------
              (JAMES L. FERGUSON)

      /s/   EDWARD S. FINKELSTEIN           Director                           February 9, 1995
- ------------------------------------------
           (EDWARD S. FINKELSTEIN)

      /s/     H. LAURANCE FULLER            Director                           February 9, 1995
- ------------------------------------------
             (H. LAURANCE FULLER)

      /s/    WILLIAM H. GRAY, III           Director                           February 9, 1995
- ------------------------------------------
            (WILLIAM H. GRAY, III)

                SIGNATURE                              CAPACITY                     DATE
- ------------------------------------------  -------------------------------  ------------------


                                            Director
- ------------------------------------------
            (DAVID T. KEARNS)

      /s/       DELANO E. LEWIS             Director                           February 9, 1995
- ------------------------------------------
               (DELANO E. LEWIS)

      /s/       PAUL W. MCAVOY              Director                           February 9, 1995
- ------------------------------------------
               (PAUL W. MCAVOY)

      /s/      JOHN H. MCARTHUR             Director                           February 9, 1995
- ------------------------------------------
              (JOHN H. MCARTHUR)

      /s/     DAVID T. MCLAUGHLIN           Director                           February 9, 1995
- ------------------------------------------
             (DAVID T. MCLAUGHLIN)

      /s/     EDMUND T. PRATT, JR.          Director                           February 9, 1995
- ------------------------------------------
             (EDMUND T. PRATT, JR.)

      /s/      HENRY B. SCHACHT             Director                           February 9, 1995
- ------------------------------------------
              (HENRY B. SCHACHT)

      /s/      DONALD H. TRAUTLEIN          Director                           February 9, 1995
- ------------------------------------------
              (DONALD H. TRAUTLEIN)

      /s/      ARJUN K. MATHRANI            Executive Vice President and       February 9, 1995
- ------------------------------------------  Chief Financial Officer
              (ARJUN K. MATHRANI)           (Principal Financial Officer)

      /s/   LESTER J. STEPHENS, JR.         Senior Vice President              February 9, 1995
- ------------------------------------------  and Controller
           (LESTER J. STEPHENS, JR.)        (Principal Accounting Officer)


                                 EXHIBIT INDEX

EXHIBIT NO.                                      DESCRIPTION
     2.1       Agreement and Plan of Merger, dated as of November 18, 1994, by and between The
               Chase Manhattan Corporation and U.S. Trust Corporation (filed as Appendix A to the Proxy Statement/Prospectus).

     4.1       Rights Agreement dated as of February 15, 1989 relating to the Junior
               Participating Preferred Stock Purchase Rights of The Chase Manhattan
               Corporation (incorporated herein by reference to Exhibit 28 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 1988, File No.
               1-5495).

     4.2       Form of Certificate of Common Stock (incorporated herein by reference to
               Exhibit 4.15 to the Registrant's Registration Statement on Form S-3, No.
               33-55295).

     5.1       Opinion of Robert B. Adams, Esq., Senior Vice President and Deputy General
               Counsel of the Registrant.

    8.1        Opinion of Cravath, Swaine & Moore.

    23.1       Consent of Robert B. Adams, Esq. (included in Exhibit 5.1).

    23.2       Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).

    23.3       Consent of Price Waterhouse LLP.

    23.4       Consent of Coopers & Lybrand L.L.P.

    23.5       Consent of CS First Boston Corporation.

    24.1       Power of Attorney of certain officers and directors (included in Part II to the
               Registration Statement).

    99.1       Proxy Card of U.S. Trust Corporation.